UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Harbin Electric, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.00001 per share, of Harbin Electric, Inc. (“Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

31,250,820 shares of Common Stock
260,000 options to purchase Common Stock
183,348 warrants to purchase Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(b)(1) (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined for purposes of calculating the filing fee only based upon the sum of (A) 18,555,436 shares of Common Stock multiplied by $24.00 per share, (B) options to purchase 260,000 shares of Common Stock with an exercise price of less than $24.00 multiplied by $7.89 (which is the difference between $24.00 and the weighted average exercise price of such options of $16.11 per share), (C) warrants to purchase 183,348 shares of Common Stock with an exercise price less than $24.00 multiplied by $13.16 (which is the difference between $24.00 and the weighted average exercise price of such warrants of $10.84 per share), and (D) 12,695,384 shares of Common Stock multiplied by $24.00 per share, representing shares of Common Stock to be contributed to the acquiring entity in the transactions described on this schedule. The filing fee was calculated by multiplying this aggregate value by 0.00011610.

(4)	Proposed maximum aggregate value of transaction:

$754,483,940

(5)	Total fee paid:

$87,595.59

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT–SUBJECT TO COMPLETION, DATED JULY 13, 2011

[●], 2011

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders, which we refer to as the special meeting, of Harbin Electric, Inc., which we refer to as the Company or Harbin, to be held on _________, 2011, at ______a.m./p.m. (local time). The meeting will be held at [●].

On June 19, 2011, the Company entered into a merger agreement with Tech Full Electric Company Limited, or Parent, an entity currently wholly–owned by Mr. Tianfu Yang, the Company’s Chairman and Chief Executive Officer, and Tech Full Electric Acquisition, Inc., a wholly-owned subsidiary of Parent, which we refer to as Merger Sub.  Pursuant to the merger agreement, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and will be a wholly-owned subsidiary of Parent.  At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement.

If the merger contemplated by the merger agreement is completed, you will be entitled to receive $24.00 in cash, without interest, for each share of our common stock, par value $0.00001 per share (which we refer to as “our common stock” or “Company common stock”), that you own.  Shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub, or any wholly-owned subsidiary of the Company immediately prior to the effective time of the merger will be cancelled without consideration.  Shares of our common stock beneficially owned by Mr. Tianfu Yang and his affiliates, affiliates of Abax Global Capital, which we refer to as Abax, and certain of the Company’s directors, officers, and employees will be cancelled for no consideration, because these parties are contributing their shares to Parent in exchange for ownership interests in Parent’s holding company, pursuant to a contribution agreement, as part of what we refer to as the Rollover Transactions.  In this proxy statement, we refer collectively to Mr. Tianfu Yang and his affiliates, certain affiliates of Abax, and such directors, officers, and employees of the Company as the Buyer Group.

If the merger is completed, the Company will continue its operations as a privately-held company beneficially owned by the Buyer Group. As a result of the merger, the Company’s shares will no longer be listed on the NASDAQ Global Select Market.

Our board of directors has determined that it is in the best interests of the stockholders to enter into the merger agreement and has approved and declared advisable the merger agreement. Our board of directors made its determination after careful consideration of a number of factors more fully described in this proxy statement, including the unanimous recommendation of an independent special committee of the board of directors, which we refer to as the Special Committee, that was formed to consider the merger agreement, the transactions contemplated by the merger agreement, and strategic alternatives. Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Your vote is very important. The merger cannot be completed unless the Company obtains (i) the affirmative vote of holders of at least a majority of the combined voting power of the outstanding shares of our common stock, and (ii) the affirmative vote of holders of a majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group or any affiliate of the Buyer Group, in favor of approval of the merger agreement. For purposes of the merger agreement, affiliates of the Buyer Group include any person our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares. In this proxy statement, we refer to both approval requirements together as the “stockholder approval.” Please note that failing to vote has the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Whether or not you plan to attend the special meeting, please complete, date, sign, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The deadline to return your proxy card is _____________, 2011, at _______ a.m./p.m. (Eastern time). Each stockholder is entitled to one vote for each share held as of the close of business on ____________, 2011.

If your shares of our common stock are held in “street name” by your bank, broker, or other nominee, your bank, broker, or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, broker, or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, broker, or other nominee. The failure to instruct your bank, broker, or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

This proxy statement provides a detailed description of the merger agreement and the proposed merger. In addition, it contains important information regarding the special meeting. A copy of the merger agreement is attached as Annex A. We urge you to read carefully this entire proxy statement, its annexes, and all of the documents incorporated into this proxy statement by reference, including the merger agreement. You may also obtain additional information about the Company from documents we have filed with the United States Securities and Exchange Commission, or SEC, which are available for free without charge at the SEC’s website www.sec.gov.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

If you have any questions or need assistance voting your shares, please call MacKenzie Partners, Inc., our proxy solicitor, at +1 (212) 929-5500 or toll-free at +1 (800) 322-2885.

Thank you in advance for your cooperation and continued support.

Sincerely,	Sincerely,

Boyd R. Plowman	Tianfu Yang

On behalf of the Special Committee	Chairman of the Board

 This proxy statement is dated ________, 2011, and is first being mailed to the stockholders on or about ________, 2011.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS LETTER OR IN THE ACCOMPANYING NOTICE OF THE SPECIAL MEETING OR PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

HARBIN ELECTRIC, INC.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin
People’s Republic of China, 150060

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2011

Notice is hereby given that a special meeting of the stockholders of Harbin Electric, Inc. (which we refer to as the Company or Harbin), will be held on ____________, 2011, at _________ a.m./p.m. (local time) at [●] for the following purposes:

1.           To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 19, 2011, as it may be amended from time to time, among the Company, Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability and currently wholly owned indirectly by Mr. Tianfu Yang, the Company’s Chairman and Chief Executive Officer, and which we refer to as Parent, and Tech Full Electric Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent, which we refer to as Merger Sub, pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and will be a wholly-owned subsidiary of Parent. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.           To consider and vote on a proposal to approve the following non-binding resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the section titled “Special Factors—Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

Recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that the Company provide its stockholders with the opportunity to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger, as disclosed in the accompanying proxy statement.  In accordance with Section 14A of the Exchange Act, our stockholders are being asked to approve the foregoing non-binding resolution at the special meeting.

The proposal to approve the golden parachute compensation that may be received by the Company’s named executive officers in connection with the merger will be approved if a majority of the votes cast on such proposal in person or by proxy vote “FOR” the proposal (assuming the presence of a quorum at the special meeting).  Approval of this proposal is not a condition to the completion of the merger, and the vote with respect to this proposal is advisory only.  Because the vote is advisory in nature, it will not be binding on either the Company or Parent regardless of whether the merger agreement is approved.

3.           To consider and vote on a proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including, without limitation, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement. A motion to adjourn or postpone the special meeting requires an affirmative vote of a majority of the shares represented at the meeting in order to pass.

Any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company, will also be transacted at the special meeting.

The merger agreement must be approved by the holders of (i) at least a majority of the combined voting power of the outstanding shares of our common stock, and (ii) a majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group, which is comprised of Mr. Tianfu Yang and his affiliates, affiliates of Abax Global Capital, and certain of the Company’s directors, officers, and employees, or by any affiliate of the Buyer Group. For purposes of the merger agreement, affiliates of the Buyer Group include any person our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares.

Only stockholders of record as of the close of business ([●] time) on _______________, 2011, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments of the special meeting.

Please read the attached proxy statement carefully.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE GOLDEN PARACHUTE COMPENSATION THAT MAY BE PAYABLE TO THE COMPANY’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AND “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING IN ORDER TO TAKE SUCH ACTIONS AS OUR BOARD OF DIRECTORS DETERMINES ARE NECESSARY OR APPROPRIATE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

It is important that your shares be represented and voted whether or not you plan to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy as promptly as possible. The deadline to return your proxy card is _____________, 2011, at _________ a.m./p.m. (Eastern time). Your vote is very important to us regardless of the number of shares of our common stock you own. If you are a stockholder of record, voting in person at the meeting will revoke any proxy previously submitted. If your shares of our common stock are held in “street name” by your bank, broker, or other nominee, your bank, broker, or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, broker, or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, broker, or other nominee. Submitting a proxy by mailing the enclosed proxy card in a timely manner will ensure your shares are represented at the special meeting. Please review the instructions in the accompanying proxy statement and the enclosed proxy card or the information forwarded by your bank, broker, or other nominee regarding the voting of your shares.

If you have any questions or need assistance voting your shares, please call MacKenzie Partners, Inc., our proxy solicitor, at +1 (212) 929-5500, or toll-free at +1 (800) 322-2885.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

Stockholders do not have statutory appraisal or dissenter’s rights with respect to the merger and the merger agreement.

BY ORDER OF THE BOARD OF DIRECTORS,

Tianfu Yang
Chief Executive Officer and Chairman of the Board

_____________, 2011

i

(Continued)

ii

(Continued)

iii

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its annexes, and the documents referred to and incorporated by reference in this proxy statement.  Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic.  You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section titled “Where You Can Find More Information” beginning on page 133.

Parties Involved in the Merger (see page 23)

Harbin Electric, Inc., or Harbin, the Company, we, or us, a Nevada corporation, is a holding company with its principal place of business in the People’s Republic of China, or PRC or China. Through our U.S. and China-based subsidiaries, we design, develop, manufacture, supply, and service a wide range of electric motors, including linear motors, specialty micro-motors, and industrial rotary motors. We focus on innovation, creativity, and value-added products. We sell our products principally in China, but also to certain international markets.

Mr. Tianfu Yang is the Chairman and Chief Executive Officer of the Company.  In this proxy statement, we refer collectively to Mr. Tianfu Yang and his affiliates, certain affiliates of Abax, and certain other directors, officers, and employees of the Company as the Buyer Group.  Mr. Tianfu Yang and certain other members of the Buyer Group have agreed to contribute their shares of Company common stock to Parent in exchange for newly-issued ordinary shares of Parent’s holding company, Tianfu Investments Limited, pursuant to a contribution agreement dated June 19, 2011, as part of what we refer to in this proxy statement as the Rollover Transactions.  These members of the Buyer Group will remain indirect owners of the surviving corporation after the merger.

Tianfu Investments Limited, or Holdco, was formed under the laws of the Cayman Islands by Tianfu Yang solely for the purpose of owning Parent and arranging the financing of the merger, and he is currently Holdco’ sole beneficial owner. Prior to the closing of the merger, certain members of the Buyer Group will receive ownership interests in Holdco in exchange for contributing their shares of our common stock to Parent as part of the Rollover Transactions. In addition, prior to the closing of the merger, certain members of the Buyer Group that are affiliates of Abax will purchase shares of Holdco for an aggregate purchase price of $38.8 million. Holdco has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions.

Tech Full Electric Company Limited, or Parent, was incorporated under the laws of the Cayman Islands and was formed by Mr. Tianfu Yang solely for the purpose of owning the Company after the merger and arranging the financing of the merger. Parent is a wholly-owned subsidiary of Holdco. Parent has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger. Upon completion of the merger, the Company, as the surviving corporation in the merger, will be a direct wholly-owned subsidiary of Parent.

Tech Full Electric Acquisition, Inc., or Merger Sub, is a Nevada corporation formed by Parent solely for the purpose of effecting the merger. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger. After the merger, Merger Sub will no longer exist. The Company will be the surviving corporation and will continue to exist as a wholly-owned subsidiary of Parent.

Abax Global Capital, or Abax, is an alternative investment manager with a focus on Greater China. Abax’s principal executive offices are located at Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong and its telephone number is +852-3602-1800. Abax Lotus Ltd., Abax Nai Xin A Ltd., and Abax Emerald Ltd. are each a special purpose vehicle wholly owned by Abax Global Opportunities Fund, one of the affiliated funds through which Abax manages its investments. Abax Global Capital (Hong Kong) Limited is the investment advisor to Abax, and Abax Global Capital (Hong Kong) Limited and Abax act as the investment advisory and management companies to the various affiliated Abax funds and exercise control relationships over these affiliated funds.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of June 19, 2011, as it may be amended from time to time, among the Company, Parent, and Merger Sub, as the merger agreement, and the merger of Merger Sub with and into the Company, as the merger.

Structure and Effects of the Merger (see page 96)

The merger agreement provides that Merger Sub will merge with and into the Company on the terms and subject to the conditions in the merger agreement.  After the merger, Merger Sub will no longer exist.  The Company will be the surviving corporation and will continue to exist as a wholly-owned subsidiary of Parent.  Upon completion of the merger, the Company will cease to be a publicly-traded company.  You will not own any shares of capital stock of the surviving corporation, and you will cease to have any rights in the Company as a stockholder.  We have attached the merger agreement to this proxy statement as Annex A.  We encourage you to read the entire merger agreement carefully, because it is the legal document that governs the merger.

Merger Consideration (see page 35)

In the merger, each outstanding share of our common stock (except for shares which are held in the treasury of the Company or owned, directly or indirectly, by Parent (including shares owned by members of the Buyer Group and contributed to Parent as part of the Rollover Transactions), Merger Sub, or any of our wholly-owned subsidiaries) will be converted into the right to receive $24.00 in cash, without interest. We refer to this amount as the merger consideration. No merger consideration will be paid for shares which are held in the treasury of the Company or owned, directly or indirectly, by Parent (including shares owned by members of the Buyer Group and contributed to Parent as part of the Rollover Transactions), Merger Sub, or any of our wholly-owned subsidiaries. For a discussion of the treatment of stock options and warrants in the merger, see “The Merger Agreement—Treatment of Stock Options, Equity-Based Awards, and Warrants” beginning on page 97.

Date, Time, and Place of Special Meeting (see page 28)

The special meeting is scheduled to be held at [●] on [●], 2011, at [●] a.m./p.m. (local time).

Purpose of the Special Meeting (see page 28)

At the special meeting, you will be asked:

•
to consider and vote on a proposal to approve the merger agreement, pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, as further described in the sections titled “Special Factors” beginning on page 35, and “The Merger Agreement,” beginning on page 96;

•
to consider and vote on a proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger; and

•
to consider and vote on a proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement

Any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company, will also be transacted at the special meeting.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Special Committee and Board of Directors (see page 52)

The Special Committee has unanimously (i) determined that the merger agreement and the merger are advisable to, and in the best interests of, the Company and its stockholders (other than members of the Buyer Group), and (ii) recommended that our full board of directors approve, declare advisable, and submit to our stockholders the merger agreement and the transactions contemplated by the merger agreement, including the merger, for their approval, and that our board of directors recommend to the stockholders that they vote in favor of approval of the merger agreement.

After carefully considering the unanimous recommendation of the Special Committee and other factors, our board of directors, with interested directors Mr. Tianfu Yang and Ms. Lanxiang Gao having recused themselves from the meeting after establishment of a quorum, (i) determined that the merger and the merger agreement are fair to, and in the best interests of, the Company and its stockholders (other than members of the Buyer Group), and that it is advisable and in the best interests of the Company and its stockholders (other than members of the Buyer Group) to enter into the merger agreement; (ii) authorized, approved, and adopted the merger and the merger agreement and the transactions contemplated by the merger agreement; (iii) determined that the consideration to be paid to our stockholders (other than members of the Buyer Group) in the merger is, and the merger and the merger agreement are, fair to, and in the best interests of, the Company’s stockholders (other than members of the Buyer Group); and (iv) resolved to recommend that the stockholders vote in favor of approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on a non-binding advisory basis the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Record Date (see page 28)

You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business ([●] time) on [●], 2011, which we have set as the record date for the special meeting and which we refer to as the record date. You may cast one vote for each share of our common stock that you owned as of that record date.

Quorum (see page 29)

The presence, in person or by proxy, of stockholders holding at least a majority of the shares of our common stock issued, outstanding, and entitled to vote at the special meeting constitutes a quorum for purposes of the special meeting. At the close of business on the record date for the special meeting, there were 31,250,820 shares of our common stock issued and outstanding and entitled to vote. Thus, 15,625,411 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

Voting Procedures (see page 31)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting.  If your shares of Company common stock are held in “street name” through a bank, broker, or other nominee, you should instruct your bank, broker, or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, broker, or other nominee.  If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, broker, or other nominee with voting instructions, as applicable, your shares of our common stock will not be voted on the proposal to approve the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement, and your shares of our common stock will not have an effect on approval of the proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger, or on approval of the proposal to adjourn the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Revocation of Proxies (see page 33)

You have the right to revoke a proxy by submitting a new proxy again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to our Secretary. Attending the special meeting without taking one of the other actions described in the preceding sentence will not in itself revoke your proxy. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions, or written notice of revocation, must be received by us before the day of the special meeting.

Vote Required (see page 30)

Approval of the merger agreement by our stockholders requires the affirmative vote of both:

•	the holders of at least a majority of the combined voting power of the outstanding shares of our common stock; and

•
the holders of a majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group or any affiliate of the Buyer Group. For purposes of the merger agreement, affiliates of the Buyer Group include any person that our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares.

The requirement that the merger agreement be approved by a majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group or any affiliate of the Buyer Group (which, for purposes of the merger agreement, includes any person our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares), is not mandated by Nevada law but was negotiated by the Special Committee in order to protect the interests of the unaffiliated holders of our common stock in connection with the merger.

As of the record date for the special meeting, members of the Buyer Group together beneficially own approximately 40.6% of the Company’s outstanding shares of common stock.  Certain members of the Buyer Group have entered into a voting support agreement in which they agreed to vote all of their shares in favor of approval of the merger agreement at the special meeting.  Please see the section titled “Special Factors—Voting Support Agreement” beginning on page 84.

The proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger will be approved if a majority of the votes cast on such proposal in person or by proxy vote “FOR” the proposal (assuming the presence of a quorum at the special meeting).  A motion to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement, requires an affirmative vote of a majority of the shares represented at the meeting to pass.

Opinion of Morgan Stanley & Co. LLC (see page 57)

At the meeting of the Special Committee held on June 19, 2011 to consider the merger agreement, Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, rendered to the Special Committee an oral opinion, subsequently confirmed in writing, that as of June 19, 2011, and based on and subject to the assumptions, considerations, qualifications, and limitations set forth in the written opinion, the $24.00 per share cash merger consideration to be received by the holders of shares of Company common stock (other than the Buyer Group and their respective affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders (other than the Buyer Group and their respective affiliates).

The full text of Morgan Stanley’s written opinion, dated as of June 19, 2011, is attached as Annex F to this proxy statement.  We encourage you to read the entire opinion, which discusses the assumptions made, procedures followed, and factors considered, and the limitations of the review undertaken, by Morgan Stanley in rendering the opinion.  This summary is qualified in its entirety by reference to the full text of the opinion.  Morgan Stanley’s opinion is directed to the Special Committee and our board of directors and addresses only the fairness, as of the date of the opinion and from a financial point of view, of the $24.00 per share cash merger consideration to be received by the holders of shares of Company common stock (other than the Buyer Group and their respective affiliates).  Morgan Stanley’s opinion did not in any manner address any other aspects of the merger.  Morgan Stanley expressed no opinion or recommendation to the stockholders of the Company as to how to vote at the special meeting to be held in connection with the merger.

Opinion of Lazard Frères & Co. LLC (see page 63)

At the meeting of the Special Committee held on June 19, 2011 to evaluate the merger agreement, Lazard Frères & Co. LLC, which we refer to as Lazard, rendered to the Special Committee an oral opinion, subsequently confirmed in writing, that based upon and subject to the assumptions, procedures, factors, limitations, and qualifications set forth in the opinion, the per share merger consideration to be paid to our stockholders (other than the Buyer Group) in the merger was fair, from a financial point of view, to such stockholders.

The full text of Lazard’s written opinion, dated as of June 19, 2011, is attached as Annex G to this proxy statement. We encourage you to read the entire opinion, which discusses the assumptions made, procedures followed, and factors considered, and the limitations of the review undertaken, by Lazard in rendering the opinion. This summary is qualified in its entirety by reference to the full text of the opinion. Lazard’s opinion is directed to the Special Committee and addresses only the fairness, as of the date of the opinion and from a financial point of view, of the $24.00 per share cash merger consideration to be paid to our stockholders (other than the Buyer Group). Lazard’s opinion did not address any other aspects of the merger, and Lazard expressed no opinion or recommendation to the stockholders of the Company as to how to vote at the special meeting.

Position of the Buyer Group Regarding the Fairness of the Merger (see page 74)

The Buyer Group believes that the merger is fair to the stockholders of the Company (other than the Buyer Group).  In arriving at their position as to the fairness of the merger, the Buyer Group considered factors discussed in the section titled “Special Factors—Position of the Buyer Group Regarding the Fairness of the Merger” beginning on page 74.

Financing of the Merger (see page 79)

The Buyer Group estimates that the total amount of funds necessary to consummate the merger and related transactions, including the payment of fees and expenses in connection with the merger, will be approximately $768.5 million. The Buyer Group expects to fund this amount through a combination of:

•
the proceeds from a term loan facility in an amount of $400 million from China Development Bank Corporation Hong Kong Branch, or China Development Bank, as lender, which we refer to as the CDB Loan, pursuant and subject to a facility agreement between Parent and China Development Bank, which is described in the section titled “Special Factors—Financing of the Merger” beginning on page 79;

•
the proceeds from the issuance and sale of notes, which we refer to as the Abax Notes, in an amount of $25 million, pursuant and subject to a note purchase agreement between Abax Emerald Ltd., as note purchaser, and Holdco, as note issuer, which is described in the section “Special Factors—Financing of the Merger” beginning on page 79;

•
the proceeds from a cash investment in ordinary shares of Holdco by certain affiliates of Abax in an amount of $38.8 million, pursuant and subject to an equity commitment letter among Abax Global Capital (Hong Kong) Limited, Abax, and Holdco, which is described in the section titled “Special Factors—Financing of the Merger” beginning on page 79; and

•
the contribution of 12,695,384 shares of our common stock to Parent (the equivalent of an investment of approximately $304.7 million based upon the per share merger consideration of $24.00), and the issuance of ordinary shares of Holdco in consideration therefor, prior to the merger by certain members of the Buyer Group, which is described in the section titled “Special Factors—Financing of the Merger” beginning on page 79.

None of Parent, Holdco, or Merger Sub has entered into any alternative financing arrangements or alternative financing plans. Both the debt financing and the equity financing are subject to certain conditions described in the section titled “Special Factors—Financing of the Merger” beginning on page 79. The contribution of shares contemplated by the Rollover Transactions is subject to the satisfaction or waiver of all of the conditions to the obligations of Parent and Merger Sub to complete the merger. We are an express third-party beneficiary of the contribution agreement with respect to the Rollover Transactions and have the right directly to enforce specifically the terms and provisions of the contribution agreement against Parent, Holdco, and the members of the Buyer Group who are party to the contribution agreement.

Limited Guarantee (see page 84)

Concurrently with the execution of the merger agreement, Mr. Tianfu Yang and three affiliates of Abax—Abax Global Opportunities Fund, AGC Asia 5 Ltd., and Prosper Expand Ltd.—delivered a limited guarantee in which they agreed to guarantee the obligation of Parent to pay the $30 million termination fee that may become payable to the Company by Parent under certain circumstances set forth in the merger agreement.  In addition, Mr. Tianfu Yang, Abax Global Opportunities Fund, AGC Asia 5 Ltd., and Prosper Expand Ltd. will be liable for the costs of enforcing the guarantee, if necessary.  Please see the section titled “The Merger Agreement—Termination Fees” beginning on page 118 for a discussion of circumstances under which the termination fee may become payable by Parent.  Please see the section titled “Special Factors—Limited Guarantee” beginning on page 84 for more information regarding the limited guarantee.  We also encourage you to read the entire limited guarantee, which is attached as Annex B to this proxy statement.

 Interests of Certain Persons in the Merger (see page 86)

Aside from their interests as Company stockholders, our directors and executive officers have interests in the merger that are different from those of other stockholders. Among other things, while evaluating and negotiating the merger agreement and the merger, and determining to recommend to our stockholders that the merger agreement be approved, our board of directors was aware of and considered Parent’s agreement to indemnify the Company’s directors and officers against certain claims and liabilities arising from the actions of our directors and officers taken prior to the effective time of the merger for the six years following the effective time of the merger. In addition, consistent with the treatment of equity awards and warrants generally, all stock options held by our directors and executive officers will be cashed out in the merger. Also, certain of our directors or executive officers will remain directors and officers of the surviving corporation following the merger.

You should also be aware that, concurrently with the execution and delivery of the merger agreement, Parent delivered to us a contribution agreement executed by certain members of the Buyer Group, which include Mr. Tianfu Yang and certain other of the Company’s directors, officers, and employees who are also stockholders. These members of the Buyer Group have agreed, among other things, to contribute the shares of our common stock owned by them to Parent in exchange for newly issued ordinary shares of Holdco. The effect of these transactions will be to allow such members of the Buyer Group to remain indirect owners of the surviving corporation after the merger is completed. Because of their equity ownership of Holdco, each such member of the Buyer Group will enjoy the benefits from any future earnings and growth of the Company after the merger and will also bear the corresponding risks of any possible decreases in future earnings, growth, or value. Such members of the Buyer Group may also benefit after the merger from the elimination of expenses associated with public company reporting and compliance requirements and increased flexibility as a private rather than a publicly-traded company. Please see the section titled “Special Factors—Interests of Certain Persons in the Merger” beginning on page 86.

Obligation Not to Solicit Alternative Acquisition Proposals (see page 107)

Subject to certain exceptions described below, we and our subsidiaries may not, and we may not permit or authorize our or their officers, directors, employees, agents, and representatives, directly or indirectly, to:

•
initiate, solicit, endorse, knowingly encourage, induce or facilitate (including by providing information), or provide access to our or our subsidiaries’ employees, business, properties, assets, books, or records with respect to any inquiries, proposals, or offers relating to an alternative acquisition proposal;

•
engage, continue or otherwise participate in any negotiations or discussions, or provide to any person any non-public information or data relating to us or our subsidiaries in connection with an alternative acquisition proposal;

•	approve, endorse, or recommend any alternative acquisition proposal;

•
approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, or other similar agreement relating to an acquisition proposal; or

•	resolve or agree to do any of the foregoing.

However, notwithstanding the restrictions described in the preceding paragraph, if, prior to obtaining the stockholder approval, we receive an unsolicited bona fide written alternative acquisition proposal that did not otherwise result from a breach of our non-solicitation obligations under the merger agreement and that the Special Committee determines in good faith (after consulting its independent legal and financial advisors) constitutes or may reasonably be expected to lead to a superior proposal, we may:

•
furnish information about us and our subsidiaries to the person making the alternative acquisition proposal, pursuant to a customary confidentiality agreement containing terms (including with respect to “standstill” provisions) at least as restrictive as those contained in our existing confidentiality agreement with Abax Global Capital (Hong Kong) Limited; and

•
participate through the Special Committee in discussions or negotiations regarding the alternative acquisition proposal with the person making the alternative acquisition proposal and its representatives.

We use the terms “alternative acquisition proposal” and “superior proposal” in this summary term sheet as they are described below in the section titled “The Merger Agreement—Acquisition Proposals” beginning on page 107.

Subject to exceptions described in the next paragraph, our board of directors (and any committee thereof) may not, with respect to any alternative acquisition proposal:

•	withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation of the merger agreement or the merger;

•	adopt, approve, or recommend, or publicly propose to adopt, approve or recommend, any alternative acquisition proposal; or

•
adopt, approve, or recommend, or allow us or any of our subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, or other similar agreement constituting or related to, or that would reasonably be expected to result in, an alternative acquisition proposal (except for certain confidentiality agreements).

We refer to the actions listed in either of the first two bullets above as “adverse recommendation changes.” Notwithstanding the restrictions described in the preceding paragraph, at any time prior to obtaining the stockholder approval, the Special Committee may recommend an adverse recommendation change to our board of directors if the Special Committee determines in good faith (after consulting its independent legal and financial advisors) that failure to do so would be inconsistent with the discharge or exercise of its fiduciary duties under applicable law. If our board of directors receives such a recommendation from the Special Committee, our board of directors may effect an adverse recommendation change or terminate the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal (so long as we comply with the termination provisions in the merger agreement, including payment of the termination fee discussed in the section “The Merger Agreement—Termination Fees” beginning on page 118). However, at least three business days before doing so, we must notify Parent and Merger Sub of our board of directors’ determination. We must then negotiate with Parent and Merger Sub (to the extent they desire to negotiate) in good faith during such three-business-day period to make adjustments to the terms and conditions of the merger agreement and the financing documents as would permit our board of directors not to take action with respect to a superior proposal. Please see the section titled “The Merger Agreement—Acquisition Proposals” beginning on page 107.

Conditions to the Merger (see page 114)

The obligations of the Company, Parent, and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including receipt of the stockholder approval (including approval of the majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group or any affiliate of the Buyer Group, including any person our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares), the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment, order, or decree that prohibits the merger, the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under the merger agreement.

Termination of the Merger Agreement (see page 116)

We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after our stockholders have approved the merger agreement.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

•	by either Parent or the Company, if:

o
the merger has not been consummated by March 8, 2012, except that this right will not be available to any party whose failure to comply with the merger agreement primarily causes or results in the failure of the merger to be consummated by that date;

o
any final, non-appealable governmental judgment, order, injunction, rule, decree, or other action prohibits the completion of the merger, except that the party seeking to terminate must have used its reasonable best efforts to contest, appeal, and remove such judgment, order, injunction, rule, decree, or other action; or

o	our stockholders meeting has been held and completed but the stockholder approval has not been obtained at such meeting or any adjournment or postponement of such meeting;

•	by the Company, if:

o
Parent or Merger Sub has breached or failed to perform any of their representations, warranties, covenants, or agreements, such that a failure of the conditions to the obligation of the Company to close the merger cannot be cured by March 8, 2012, provided that we will not have this right to terminate unless we have given Parent at least 30 days’ written notice of our intention to terminate, and provided further that we will not have this right to terminate if we are then in material breach of any of our covenants or agreements contained in the merger agreement;

o
at any time the guarantee or the financing documents are not in full force and effect in all material respects (with respect to the commitment to pay or fund thereunder) and such condition continues until the earlier of March 8, 2012, or five business days following our written notice to Parent (provided that we will not have this right to terminate if we are then in material breach of any of our covenants or agreements contained in the merger agreement);

o	necessary in order to enter into a definitive written agreement with respect to a superior proposal in accordance with the terms of the merger agreement; or

o
all of the conditions to the obligations of Parent and Merger Sub have been satisfied or are capable of being satisfied and Parent fails to fund the payment fund within one business day following the date the closing of the merger should have occurred;

•	by Parent, if:

o
we have breached or failed to perform any of our representations, warranties, covenants or agreements, such that a failure of the conditions to the obligations of Parent and Merger Sub to close the merger cannot be cured by March 8, 2012, provided that Parent will not have this right to terminate unless Parent has given us at least 30 days’ written notice of its intention to terminate, and provided further that Parent will not have this right to terminate if Parent or Merger Sub is then in material breach of any of their covenants or agreements contained in the merger agreement; or

o	our board of directors makes an adverse recommendation change.

Termination Fees (see page 118)

If either we or Parent terminate the merger agreement under certain circumstances described in the section titled “The Merger Agreement—Termination Fees” beginning on page 118, then:

•	we may be obligated to pay to Parent a termination fee of $22.5 million; or

•
Parent may be obligated to pay us a termination fee of $30 million. Mr. Tianfu Yang and certain affiliates of Abax party to the limited guarantee have agreed to guarantee the obligation of Parent to pay this termination fee should it become payable. In addition, the guarantors will be liable for the costs to enforce the guarantee, if necessary.

Limitation on Remedies; Specific Performance (see page 118)

Our right to terminate the merger agreement and receive the termination fee of $30 million from Parent under certain circumstances is our sole and exclusive remedy against Parent or Merger Sub or any of their affiliates or financing sources for certain breaches of the merger agreement described in the section titled “The Merger Agreement—Termination Fees” beginning on page 118.

Parent and Merger Sub are entitled to specific performance of the terms of the merger agreement and may seek an injunction against us to prevent breaches of the merger agreement. We have agreed to waive certain defenses in an action for specific performance. In addition to its right to specific performance, Parent may have the right to receive from us a termination fee of $22.5 million under the circumstances described in the section titled “The Merger Agreement—Termination Fees” beginning on page 118.

Dissenter’s Rights (see page 120)

You are not entitled to dissenter’s rights or other statutory rights of objection in connection with the merger under Nevada law. Section 92A.390 of the Nevada Revised Statutes, or the NRS, does not provide any right of dissent with respect to a plan of merger under criteria described in that section of the NRS, which the Company satisfies.

Certain Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders (see page 91)

The receipt of merger consideration in exchange for our common stock will be taxable to you for U.S. federal income tax purposes if you are a U.S. holder (as defined below in the section titled “Special Factors—Certain Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders” beginning on page 91).  A U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the stock surrendered for cash pursuant to the merger. If the shares surrendered are held as capital assets, such gain or loss will be capital gain or loss, and will be long -term capital gain or loss if the U.S. holder’s holding period for such stock is more than one year at the time of completion of the merger.  The payment of cash to a U.S. holder in connection with the merger generally will be subject to information reporting and may be subject to backup withholding, currently at a 28% rate, if the U.S. holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements.  The tax consequences of the merger to you are complex and will depend upon your particular circumstances.  You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you under federal, state, local, foreign and other tax laws.  Please see the section titled “Special Factors—Certain Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders” beginning on page 91.

Regulatory Approvals (see page 93)

None of the parties is aware of any regulatory approvals or filings required for the completion of the merger, other than filing the Articles of the Merger with the Nevada Secretary of State and complying with the SEC proxy filing requirements.

Delisting and Deregistration of the Company Common Stock (see page 93)

As soon as practicable following the effective time of the merger, Parent will cause our common stock to be delisted from the NASDAQ Global Select Market, or NASDAQ, and deregistered under the Exchange Act.

Litigation Relating to the Merger (see page 94)

Between October 13, 2010, and June 27, 2011, eight putative stockholder class action complaints were filed in state and federal courts in Nevada against the Company, members of the Company’s board of directors (including Mr. Tianfu Yang and members of the Special Committee), and, in some cases, Baring Private Equity Asia Group Limited. In addition, between October 15, 2010, and October 25, 2010, three putative stockholder class actions were filed in state court in New York against Mr. Tianfu Yang, the Company, and, in one case, the members of the Special Committee. The plaintiffs in the New York actions subsequently filed a single consolidated complaint naming only Mr. Tianfu Yang and the Company as defendants. The complaints in the Nevada and New York actions generally allege that Mr. Tianfu Yang and other directors breached their fiduciary duties to stockholders by agreeing to sell the company at a price that is unfair and inadequate and by failing to inform the stockholders adequately concerning the proposed merger and thus precluding them from casting a fully-informed vote. In some cases, the complaints further allege that the Company aided and abetted the directors’ purported breaches of their fiduciary duties. The complaints seek injunctive relief, rescission of the proposed merger to the extent already implemented, damages, and attorney’s fees. The Company intends to deny these allegations and to vigorously defend itself and its directors. Please see the section titled “Special Factors—Litigation Related to the Merger” on page 94 for a detailed discussion of the litigation.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address commonly asked questions regarding the merger, the merger agreement, and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the section titled “Summary Term Sheet” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to in this proxy statement, all of which you should read carefully and in their entirety. You may obtain the documents incorporated by reference in this proxy statement without charge by following the instructions in the section titled “Where You Can Find More Information” beginning on page 133.

Q.	When and where will the special meeting be held?

A.	The special meeting is scheduled to be held at [●] on [●] at [●] a.m./p.m. (local time).

Q.	On what am I being asked to vote?

A.	At the special meeting, the Company’s stockholders will be asked:

•
to consider and vote on a proposal to approve the merger agreement, pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, as further described in the sections titled “Special Factors,” beginning on page 35, and “The Merger Agreement,” beginning on page 96;

•
to consider and vote on a proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger; and

•
to consider and vote on a proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company, will also be transacted at the special meeting.

Q.	Why am I receiving this document?

A.
You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company to vote in favor of, among other things, approval of the merger agreement. On June 19, 2011, the Company entered into a merger agreement with Parent and Merger Sub. A copy of the merger agreement is attached to the proxy statement as Annex A.

In order to complete the merger, the Company stockholders must vote to approve the merger agreement. The Company is holding a special meeting of stockholders to obtain this stockholder approval.

This proxy statement contains important information about the merger and the special meeting of the stockholders of the Company, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending the special meeting in person.

Your vote is extremely important. If you do not plan on attending the special meeting and voting in person, we encourage you to vote as soon as possible. For more information on how to vote your shares, please see the section titled “The Special Meeting” beginning on page 28.

Q.	What vote is required to approve the merger agreement?

A.	The approval of the merger agreement requires the affirmative vote of both:

•	the holders of at least a majority of the combined voting power of the outstanding shares of Company common stock; and

•
the holders of a majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group or any affiliate of the Buyer Group in favor of approval of the merger agreement. For purposes of the merger agreement, affiliates of the Buyer Group include any person that our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares.

If these votes are not obtained, the merger will not be completed. The Company may act to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement. A motion to adjourn or postpone the special meeting will require a majority of the votes represented at the meeting in order to pass.

Please note that a failure to vote your shares of common stock, an abstention from the vote, or a “broker non-vote” will have the same effect as voting “AGAINST” the approval of the merger agreement. A “broker non-vote” occurs when a broker has not received instructions from the beneficial holder as to how such holder’s shares are to be voted with respect to the approval of the merger agreement.

Q.	What will happen in the merger?

A.
In the merger, Merger Sub will be merged with and into the Company. Following the merger, the separate corporate existence of Merger Sub will cease. The Company will continue as the surviving corporation in the merger, and will be a wholly-owned subsidiary of Parent. For more information, please see the sections titled “Special Factors” and “The Merger Agreement” beginning on pages 35 and 96, respectively.

Q.	What are the Rollover Transactions?

A.
Concurrently with the execution and delivery of the merger agreement, Parent delivered to the Company a contribution agreement. The parties to the contribution agreement, which include certain members of the Buyer Group, have agreed, among other things, to contribute their respective shares of Company common stock to Parent in exchange for newly issued ordinary shares of Holdco. We refer to this contribution and exchange as the Rollover Transactions. The effect of these transactions will be to allow members of the Buyer Group who contribute their shares of Company common stock to Parent to remain indirect owners of the Company after the merger is completed.

Q.	What will the Company’s stockholders receive in the merger?

A.
In the merger, each share of the Company’s common stock issued and outstanding will be converted into the right to receive $24.00 in cash, without interest, other than shares which are held in the treasury of the Company or owned, directly or indirectly, by Parent (including shares owned by members of the Buyer Group and contributed to Parent as part of the Rollover Transactions), Merger Sub, or any of the Company’s wholly-owned subsidiaries.  Any shares held in the treasury of the Company or owned, directly or indirectly, by Parent (including shares owned by members of the Buyer Group and contributed to Parent as part of the Rollover Transactions), Merger Sub, or any of the Company’s wholly-owned subsidiaries immediately prior to the effective time of the merger will be automatically cancelled and will cease to exist, but no consideration will be delivered in exchange for these shares.

Q.	How will I receive the merger consideration to which I am entitled?

A.
Following the merger, and after the paying agent receives the proper documentation from you, the paying agent will issue and deliver to you a check or wire transfer for the amount of cash you are entitled to receive.  Please see the section titled “The Merger Agreement—Exchange and Payment Procedures” beginning on page 98.

Q.	Am I entitled to dissenter’s rights in connection with the merger?

A.
You do not have any dissenter’s rights or other statutory rights of objection in connection with the merger under Nevada law.  Section 92A.390 of the NRS does not provide for any right of dissent with respect to a plan of merger under criteria described in that section of the NRS, which  the Company satisfies.

Q.	When is the merger expected to be completed?

A.
The merger will be completed when all of the conditions to completion of the merger under the merger agreement have been satisfied or, where permitted under applicable law and the merger agreement, waived.  The Company and the Buyer Group are working toward satisfying these conditions and completing the merger as quickly as possible.  The Company and the Buyer Group currently expect to complete the merger in the fourth quarter of 2011.  However, because the merger is subject to a number of conditions, some of which are beyond the control of the Company and the members of the Buyer Group, the exact time of the completion of the merger cannot be predicted with certainty and no assurances can be given that the merger will actually be completed in the fourth quarter of 2011.

Q.	Is the merger taxable to the Company’s U.S. stockholders for U.S. federal income tax purposes?

A.
The receipt of cash by a U.S. holder (as defined in the section titled “Special Factors—Certain Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders” beginning on page 91) in exchange for such U.S. holder’s shares of common stock of the Company in connection with the merger will be a taxable transaction to such U.S. holder for U.S. federal income tax purposes.  Please see the section titled “Special Factors—Certain Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders” beginning on page 91 for a more detailed description of certain material U.S. federal income tax consequences of the merger to a U.S. holder.

Q.	What happens if the merger is not completed?

A.
If the merger agreement is not approved by the Company’s stockholders, or if the merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares.  The members of the Buyer Group will continue to collectively beneficially own approximately 40.6% of the Company’s outstanding shares of common stock and the registration and trading status of the Company’s common stock will continue unchanged.

Q.	Are there any other risks to me from the merger which I should consider?

A.
Yes.  There are risks associated with all business combinations, including the merger.  Please see the section titled “Cautionary Statement Concerning Forward-Looking Information” on page 21.  There is also a risk that a U.S. holder may be subject to PRC tax on any gain on the disposition of such U.S. holder’s Company common stock pursuant to the merger.  Please see the section titled “Special Factors—Certain Material PRC Tax Consequences of the Merger for U.S. Holders” beginning on page 89.

Q.	Where can I find more information about the parties to the merger?

A.	You can find more information about the parties from the various sources described in the section titled “Where You Can Find More Information” beginning on page 133.

Q.	How does the Company’s board of directors recommend that I vote regarding the merger agreement?

A.	Our board of directors recommends that you vote “FOR” the approval of the merger agreement.

You should read the section titled “Special Factors—Recommendation of the Special Committee and Board of Directors and their Reasons for the Merger” beginning on page 52 for a discussion of the factors that the Special Committee of the Company’s board of directors and the Company’s board of directors considered in making their respective recommendations in connection with the merger.  In addition, in considering the recommendation of the Company’s board of directors with respect to the merger agreement, you should be aware that certain of the Company’s directors, officers, and employees have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.  Please see the section titled “Special Factors—Interests of Certain Persons in the Merger” beginning on page 86 for a discussion of those differences.

Q.	Why am I being asked to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger?

A.
Recently adopted Section 14A of the Exchange Act requires that the Company provide its stockholders with the opportunity to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger.  In accordance with Section 14A of the Exchange Act, we are requesting our stockholders’ approval of a non-binding resolution described in the section titled “Advisory Vote on Golden Parachute Compensation” beginning on page 120.  The vote on this proposal is a vote separate and apart from the vote to approve the merger agreement and is not a condition to completion of the merger.  Because the vote is advisory in nature, it will not be binding on either the Company or Parent regardless of whether the merger agreement is approved.  The proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger will be approved if a majority of the votes cast on such proposal in person or by proxy vote “FOR” the proposal (assuming the presence of a quorum).

Q.	How do the directors and executive officers of the Company intend to vote at the special meeting?

A.
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of approval of the merger agreement.  As of [●], 2011, the record date for the special meeting, our directors and executive officers owned, in the aggregate, 10,932,882 shares of Company common stock, or collectively approximately 34.98% of the outstanding shares of Company common stock.

You should read the section titled “Special Factors—Recommendation of the Special Committee and Board of Directors and their Reasons for the Merger” beginning on page 52 for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement.  In addition, in considering the recommendation of the Special Committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors, officers, and employees may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.  Please see the section titled “Special Factors—Interests of Certain Persons in the Merger” beginning on page 86 for additional information.  Certain of the Company’s directors, officers, and employees have agreed to vote all shares of Company common stock owned by them at the time of the special meeting in favor of approval of the merger agreement and have given the Company irrevocable proxies to vote their shares in favor of approval of the merger agreement at the special meeting.  Please see the section titled “Special Factors—Voting Support Agreement” beginning on page 84.  The voting support agreement is attached to this proxy statement as Annex C.

Q.	Who can vote at the special meeting?

A.
All of our holders of Company common stock of record as of the close of business on [●], the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting.  Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such stockholder owned as of the record date.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
If your shares of Company common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (formerly known as StockTrans, Inc.), 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, telephone number +1 (610) 649-7300, you are considered to be, with respect to those shares of Company common stock, the “stockholder of record.”  This proxy statement and your proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, broker, or other nominee, you are considered to be the “beneficial owner” of those shares of Company common stock, and those shares are said to be held in “street name.”  In that case, this proxy statement has been forwarded to you by your bank, broker, or other nominee, who is considered to be, with respect to those shares of Company common stock, the stockholder of record.  As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your shares of Company common stock.  Follow the instructions for voting provided by such nominee.  You are also invited to attend the special meeting.  However, because you hold your shares in “street name,” and are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent prior to the special meeting, and present the proxy to [●] at the special meeting.

Q.	What is the procedure for voting my shares at the special meeting?

A.	If you are the stockholder of record, you may vote your shares of Company common stock at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy:

o	by calling this toll-free number [8●-●] and following the instructions when prompted;

o	by accessing this Internet website and following the instructions provided there: [www.●.com]; or

o	by filling out, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a beneficial owner, you will receive instructions from your bank, broker, or other nominee that you must follow in order to have your shares of Company common stock voted.  (Please see the preceding question to determine if you are a stockholder of record or a beneficial owner.)  Those instructions will identify which of the above choices are available to you in order to have your shares voted.  Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, broker, or other nominee prior to the special meeting, and present the proxy at the meeting.

A control number, located on your proxy card, is used to verify your identity, to allow you to vote your shares of Company common stock, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone.  Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q.           What do I need to do now?

A.
We urge you to read this proxy statement carefully, including its annexes and the other documents referred to in or incorporated by reference into this proxy statement and to consider how the merger affects you as a stockholder.  After you have done so, please vote as soon as possible.

Q.	If my bank, broker, or other nominee holds my shares in “street name,” will it be able to vote my shares for me without my instructions?

A.
No.  Your bank, broker, or other nominee will only be permitted to vote your shares of Company stock if you instruct your bank, broker, or other nominee how to vote.  You should follow the procedures provided by your bank, broker, or other nominee regarding the voting of your shares of Company common stock.  If you do not instruct your bank, broker, or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve the merger agreement, and your shares of Company common stock will not be voted on any proposal to adjourn or postpone the special meeting if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Q:	If my shares have been loaned out as of the record date by my bank, broker, or other nominee, am I still able to vote my shares?

A:
No.  The right to vote shares of our stock belongs to whoever has the shares as of the record date.  If your shares have been loaned out by your bank, broker, or other nominee as of the record date, then the person to whom your shares were loaned has the right to vote your shares, not you.  You can find out if your shares have been loaned out by calling and asking your bank, broker, or other nominee.

Q:	What action do I need to take to be able to vote my shares if they have been loaned out by my bank, broker, or other nominee?

A:	You must contact your bank, broker, or other nominee prior to the record date and request that your shares be returned from loan, and not loaned out again.

Q:	What is the deadline for voting my shares at the special meeting?

A:
The deadline for voting your shares at the special meeting is _____________, 2011, at _______ a.m./p.m. (Eastern time).  Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet by following the directions set forth above.  If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Q.	What happens if I do not vote, do not submit a proxy, and do not instruct my bank, broker, or other nominee to vote or abstain from voting?

A.
If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker, or other nominee how to vote, or abstain from voting, it will have the same effect as a vote cast “AGAINST” the proposal to approve the merger agreement.

Q.	What should I do if I want to change my vote?

A.
You have the right to revoke your proxy at any time before it is voted at the special meeting by filing with the Secretary of the Company either a written notice of revocation or another signed proxy bearing a later date.  You may also revoke your proxy by attending the special meeting and voting in person (please see “What is the procedure for voting my shares at the special meeting?” above regarding the steps necessary to permit a beneficial owner to vote in person at the special meeting).

Q.	What happens if I transfer my shares after the record date for the special meeting?

A.
The record date for the special meeting is earlier than the expected date of completion of the merger.  Therefore, if you transfer your shares of Company common stock after the record date, but prior to completion of the merger, you will retain your right to vote at the special meeting, but the person to whom you transferred your shares of Company common stock will have the right to be paid the merger consideration in respect of those shares following completion of the merger.

Q.	Will any proxy solicitors be used in connection with the special meeting?

A.	Yes. To assist in the solicitation of proxies, the Company has engaged MacKenzie Partners, Inc.

Q.	If I have stock certificates, should I send my stock certificates with my proxy card?

A.
No.  Please do not send your stock certificates with your proxy card.  Promptly after the completion of the merger, the paying agent will mail to you a letter of transmittal with instructions for exchanging your Company stock certificates for the merger consideration.  If you do not have stock certificates—that is, if you hold your shares of Company common stock in “street name,” as described above under “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”—then your bank, broker, or other nominee will contact you regarding payment of the merger consideration.

Q.	Who can help answer my questions?

A.
If you have more questions about the merger or the special meeting, or desire additional copies of this proxy statement or additional proxy cards, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling +1 (212) 929-5500 or +1 (800) 322-2885 (toll-free), or emailing proxy@mackenziepartners.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates, and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management, which management believes are reasonable. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “will,” “would,” and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict.  Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

The following factors, among others, could cause actual results of matters related to the merger to differ materially from what is expressed or forecasted in the forward-looking statements:

•	the satisfaction of the conditions to completion of the merger, including the approval of the merger agreement by our stockholders;

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the prices of our shares;

•	the amount of the costs, fees, expenses, and charges related to the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and, in certain cases, the payment by us of a termination fee;

•
the effect of the pendency of the merger on our business relationships, operating results and business generally, including the potential adverse effect on our business, properties, and operations because of certain covenants we agreed to in the merger agreement;

•	diversion of our management’s attention from our ongoing business operations;

•	changes in economic, business, competitive, technological and/or regulatory factors;

•	the effects and outcome of any legal proceedings that have been or may be instituted against us and/or others relating to the merger agreement; and

•
other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2010, attached to this proxy statement as Annex H, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, attached to this proxy statement as Annex I, including the information set forth in the sections “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the year ended December 31, 2010, attached hereto as Annex H and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, attached hereto as Annex I.

Please see the section titled “Where You Can Find More Information” on page 133.  You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement or as of the dates of the documents incorporated by reference. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

PARTIES INVOLVED IN THE MERGER

 The Company

The Company, a Nevada corporation, is a holding company with its principal place of business in the PRC.  Through its U.S. and China-based subsidiaries, the Company designs, develops, manufactures, supplies, and services a wide range of electric motors including linear motors, specialty micro-motors, and industrial rotary motors, with a focus on innovation, creativity, and value-added products. The Company sells its products principally in China, but also to certain international markets. The Company’s principal executive offices are located at No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, 150060, People’s Republic of China, and its telephone number is +(86) 451-8611-6757.  Please see also the section titled “Where You Can Find More Information.”  The Company’s common stock commenced trading on the NASDAQ Global Market on January 31, 2007 under the ticker symbol “HRBN” and was upgraded to NASDAQ Global Select Market effective on January 4, 2010.  The closing price for shares of Company common stock on July 12, 2011, was $17.40.

As of July 11, 2011, the Company had 31,250,820 shares of common stock issued and outstanding and 27 holders of record of its common stock.  The Company has not paid any cash dividends on its common stock, and does not currently intend to pay cash dividends in the foreseeable future.

 Mr. Tianfu Yang and the Other Members of the Buyer Group That Are Parties to the Contribution Agreement

Set forth below for each of Mr. Tianfu Yang and the other individual members of the Buyer Group, and for each officer and director of those affiliates of Abax and the other members of the Buyer Group that are parties to the contribution agreement, is his or her present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such person.  None of Mr. Tianfu Yang or the other members of the Buyer Group or their officers or directors has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  None of Mr. Tianfu Yang or the other members of the Buyer Group or their officers or directors listed below has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Mr. Tianfu Yang

Mr. Tianfu Yang is, and has been for the past five years, the Chairman of the board of directors and the Chief Executive Officer of the Company. Mr. Tianfu Yang’s business address is c/o Hero Wave Investments Limited, Xi Yuan 17-5, Wan Cheng Hua Fu, Wan Liu Xi Lu, Hai Dian Qu, Beijing 100089, China, and his telephone number is +(86) 451-8611-6757.  Mr. Tianfu Yang is a PRC citizen.

Mr. Tianli Yang

Mr. Tianli Yang is, and has been for the past five years, a Vice President of the Company, and the General Manager of Harbin Tech Full Electric Co., Ltd., a PRC company wholly owned indirectly by the Company. Mr. Tianli Yang’s business address is No. 9 Ha Ping Xi Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin 150001, China, and his telephone number is +(86) 451-8611-6757. Mr. Tianli Yang is a PRC citizen.

Mr. Zedong Xu

Mr. Zedong Xu is, and has been for the past five years, the Chief Financial Officer of the Company. Mr. Zedong Xu’s business address is No. 9 Ha Ping Xi Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin 150001, China, and his telephone number is +(86) 451-8611-6757. Mr. Zedong Xu is a PRC citizen.

Mr. Suofei Xu

Mr. Suofei Xu is, and has been for the past three years, the Vice President of Shanghai Tech-Full Electric Co., Ltd., a PRC company wholly owned indirectly by the Company.  From January 2005 to September 2008, Mr. Suofei Xu was a director and Vice President of the Company.  Mr. Suofei Xu’s business address is No. 9 Ha Ping Xi Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin 150001, China, and his telephone number is +(86) 451-8611-6757. Mr. Suofei Xu is a PRC citizen.

Ms. Lanxiang Gao

Ms. Lanxiang Gao is, and has been since September 2007, the Chief Operating Officer of Shanghai Tech-Full Electric Co., Ltd.  Ms. Lanxiang Gao is, and has been since September 2008, a director of the Company.  Before September 2007, Ms. Lanxiang Gao worked as an engineer at Shanghai No. 21 Research Institute, a research and development institution of China Electronics Technology Group, a PRC state-owned enterprise. Ms. Lanxiang Gao’s business address is No. 9 Ha Ping Xi Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin 150001, China, and her telephone number is +(86) 451-8611-6757. Ms. Lanxiang Gao is a PRC citizen.

Abax Lotus Ltd.

Abax Lotus Ltd. is a Cayman Islands domiciled exempted company and is a special purpose vehicle wholly owned by the Abax Global Opportunities Fund, one of the affiliated funds through which Abax holds and manages its current interests in the Company.  Abax Global Capital holds management shares in Abax Arhat Fund, an offshore feeder fund to the Abax Global Opportunities Fund, and in Abax Claremont Ltd., the managing member of Abax Upland Fund LLC, which is the U.S. feeder fund to the Abax Global Opportunities Fund.  Abax Lotus Ltd. is a party to the contribution agreement entered into in connection with the merger, and the warrant agreement entered into in connection with financing the merger.  Abax is the management shareholder of Abax Lotus Ltd.  The directors of Abax Lotus Ltd. are Mr. Xiang Dong Yang, Mr. Frank Feng Qian, and Mr. Ron Silverton.  The business address of Abax Lotus Ltd. is c/o Abax Global Capital (Hong Kong) Limited, Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and its telephone number is +852-3602-1800.

Abax Nai Xin A Ltd.

Abax Nai Xin A Ltd. is a Cayman Islands domiciled exempted company and is a special purpose vehicle wholly owned by the Abax Global Opportunities Fund, one of the affiliated funds through which Abax holds and manages its current interests in the Company.  Abax holds management shares in Abax Arhat Fund, an offshore feeder fund to the Abax Global Opportunities Fund, and in Abax Claremont Ltd., the managing member of Abax Upland Fund LLC, which is the U.S. feeder fund to the Abax Global Opportunities Fund.  Abax Nai Xin A Ltd. is a party to the contribution agreement entered into in connection with the merger.  The directors of Abax Nai Xin A Ltd. are Mr. Xiang Dong Yang, Mr. Frank Feng Qian and Mr. Ron Silverton.  The business address of Abax Nai Xin A Ltd. is c/o Abax Global Capital (Hong Kong) Limited, Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and its telephone number is +852-3602-1800.

Holdco, Parent, and Merger Sub

Holdco

Holdco was formed under the laws of the Cayman Islands by Mr. Tianfu Yang solely for the purpose of owning Parent and arranging the financing of the merger.  Holdco is currently beneficially owned solely by Mr. Tianfu Yang.  Holdco has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions.  None of Holdco or its officers or directors has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  None of Holdco or its officers or directors has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.  The registered office of Holdco is located at c/o Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands, and its telephone number is +(86) 451-8611-6757.

Parent

Parent was formed under the laws of the Cayman Islands by Mr. Tianfu Yang solely for the purpose of owning the Company after the merger and arranging the financing of the merger.  Parent is a wholly-owned subsidiary of Holdco.  Parent has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions.  None of Parent or its officers or directors has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  None of Parent or its officers or directors has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.  The registered office of Parent is located at c/o Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands, and its telephone number is +(86) 451-8611-6757.

Merger Sub

Merger Sub is a Nevada corporation formed by Parent solely for the purpose of effecting the merger.  Merger Sub is a direct wholly-owned subsidiary of Parent.  Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger.  None of Merger Sub or its officers or directors has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  None of Merger Sub or its officers or directors has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.  Upon completion of the merger, Merger Sub will cease to exist.  The registered office of Merger Sub is located at 318 N. Carson St., #208, Carson City, Nevada 89701, and its telephone number is +(86) 451-8611-6757.

Abax and Certain Other Affiliates of Abax

Abax

Abax is a Cayman Islands domiciled exempted company and is the investment manager to certain Abax-affiliated funds, including Abax Lotus Ltd., Abax Nai Xin A Ltd., Abax Emerald Ltd., and Prosper Expand Ltd.  Abax is a party to the equity commitment letter entered into in connection with the merger.  The business address of Abax is c/o Abax Global Capital (Hong Kong) Limited, Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and its telephone number is +852-3602-1800.

The directors and executive officers of each of Abax and Abax Global Capital (Hong Kong) Limited are Mr. Xiang Dong Yang (President, Chief Investment Officer, and Director), Mr. Frank Feng Qian (Chief Risk Officer and Director), Mr. William Hoi Hin Chan (Managing Director), Mr. John Lu Goh (Managing Director) and Mr. Richard Yee (General Counsel and Compliance Officer).

Abax Global Capital (HK) Limited

Abax Global Capital (Hong Kong) Limited is a Hong Kong company and is the investment advisor to Abax and to the other Abax-affiliated funds.  Abax Global Capital (Hong Kong) Limited is a party to the equity commitment letter entered into in connection with the merger.  The business address of Abax Global Capital (Hong Kong) Limited is Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong and its telephone number is +852-3602-1800.

Abax Global Opportunities Fund

Abax Global Opportunities Fund is a Cayman Islands domiciled exempted company and one of the affiliated funds through which Abax holds and manages its current interests in the Company.  Abax Global Opportunities Fund is a party to the limited guaranty entered into in connection with the merger. The directors of Abax Global Opportunities Fund are Mr. Xiang Dong Yang, Mr. Frank Feng Qian and Mr. Ron Silverton.  The business address of Abax Global Opportunities Fund is c/o Abax Global Capital (Hong Kong) Limited, Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and its telephone number is +852-3602-1800.

Abax Emerald Ltd.

Abax Emerald Ltd. is a Cayman Islands domiciled exempted company and is a special purpose vehicle wholly owned by the Abax Global Opportunities Fund, one of the affiliated funds through which Abax holds and manages its current interests in the Company.  Abax holds management shares in Abax Arhat Fund, an offshore feeder fund to the Abax Global Opportunities Fund, and in Abax Claremont Ltd. the managing member of Abax Upland Fund LLC, which is the U.S. feeder fund to the Abax Global Opportunities Fund.  Abax Emerald Ltd. is a party to the note purchase agreement entered into in connection with financing the merger.  The directors of Abax Emerald Ltd. are Mr. Xiang Dong Yang, Mr. Frank Feng Qian and Mr. Ron Silverton.  The business address of Abax Emerald Ltd. is c/o Abax Global Capital (Hong Kong) Limited, Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and its telephone number is +852-3602-1800.

AGC Asia 5 Ltd.

AGC Asia 5 Ltd. is a Cayman Islands domiciled exempted company and is one of the affiliated funds of Abax. Abax Global Capital (Hong Kong) Limited is the investment advisor to AGC Asia 5 Ltd. AGC Asia 5 Ltd. is a party to the limited guaranty entered into in connection with the merger.   The directors of AGC Asia 5 Ltd. are Mr. Xiang Dong Yang and Mr. Frank Feng Qian. The business address of AGC Asia 5 Ltd. is c/o Abax Global Capital (Hong Kong) Limited, Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and its telephone number is +852-3602-1800.

Prosper Expand Ltd.

Prosper Expand Ltd. is a British Virgin Islands domiciled exempted company and is a managed account.  Abax acts as the investment manager of Prosper Expand Ltd.  Prosper Expand Ltd. is a party to the limited guaranty entered into in connection with the merger.  The directors of Prosper Expand Ltd. are Mrs. Hope Ni and Mr. Chin Tien Huang.  The business address of Prosper Expand Ltd. is c/o Abax Global Capital (Hong Kong) Limited, Suite 6708, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, and its telephone number is +852-3602-1800.

THE SPECIAL MEETING

General Information

Our board of directors is using this proxy statement to solicit proxies to be voted at the special meeting of the Company’s stockholders described below.  Your vote is very important.  For this reason, our board of directors is requesting that you allow your shares to be represented at the special meeting by the proxies named on the enclosed proxy card.  The Company began mailing this proxy statement and the form of proxy on or about [●].

Date, Time, and Place of Special Meeting

The special meeting is scheduled to be held at [●] on [●] at [●] a.m./p.m. (local time).]

Purpose of the Special Meeting

At the special meeting, the Company’s stockholders will be asked:

•
to consider and vote on a proposal to approve the merger agreement, pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, as further described in the sections titled “Special Factors,” beginning on page 35, and “The Merger Agreement,” beginning on page 96;

•
to consider and vote on a proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger; and

•
to consider and vote on a proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including, without limitation, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company, will also be transacted at the special meeting.

Record Date; Voting

Our board of directors has fixed [●], as of the close of business ([●] time), as the record date for the determination of stockholders entitled to this notice and to vote at the special meeting or any adjournments or postponements thereof.  A list of the Company’s stockholders as of such record date will be available for examination by any stockholder for any purpose germane to the special meeting during ordinary business hours at the Company’s principal office at No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, 150060, People’s Republic of China, for a period of at least ten days prior to [●].  The stockholder list will also be available at the special meeting for examination by any stockholder present at the special meeting.

Each share of our common stock entitles the stockholder to one vote at the special meeting.

At the close of business on the record date for the special meeting, there were 31,250,820 shares of Company common stock issued and outstanding.  As of the date of this proxy statement, members of the Buyer Group collectively beneficially own approximately 40.6% of the Company’s outstanding shares of common stock.

Certain directors, officers, and employees of the Company, as well as Abax Lotus Ltd. and Abax Nai Xin A Ltd., entered into a voting support agreement.  The voting support agreement requires all stockholders party to the voting support agreement to vote their shares in favor of approval of the merger agreement at the special meeting.  These stockholders have agreed to enter into the voting support agreement in part because they believe that the merger and the merger agreement are in the best interests of the Company and its unaffiliated stockholders.  When they entered into the voting support agreement, they also granted the Company an irrevocable proxy to vote their shares in favor of approval of the merger agreement at the special meeting.  Please see the section titled “Special Factors—Voting Support Agreement” beginning on page 84.  The voting support agreement is attached to this proxy statement as Annex C.

Quorum

The presence, in person or by proxy, of stockholders holding at least a majority of the shares of Company common stock issued, outstanding, and entitled to vote at the special meeting constitutes a quorum.  Shares of Company common stock represented at the special meeting but not voted, such as shares of Company common stock for which a stockholder directs an “abstention” from voting, will be counted for purposes of establishing a quorum.  A quorum is necessary to transact business at the special meeting.  Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, unless a new record date is required to be established.  However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.  To establish a quorum, an aggregate of 15,625,411 shares must be represented at the special meeting either by proxy or by stockholders present and entitled to vote.

Recommendation of the Special Committee

The Special Committee has (i) determined that it is advisable to and in the best interests of the Company and the Company stockholders (other than members of the Buyer Group) to enter into the merger agreement, and (ii) unanimously recommended that the board (a) approve the merger and the transactions contemplated by the merger agreement, (b) declare the merger and the transactions contemplated by the merger agreement advisable and submit them to the stockholders of the Company for approval, and (c) recommend to the stockholders of the Company that they vote in favor of approval of the merger agreement.

Please see the section titled “Special Factors—Recommendation of the Special Committee and Board of Directors and Their Reasons for the Merger” beginning on page 52 for more information.

Recommendation of the Company’s Board of Directors

After carefully considering the unanimous recommendations of the Special Committee and other factors, the Company’s board of directors, with interested directors Mr. Tianfu Yang and Ms. Lanxiang Gao having recused themselves from the meeting after establishment of a quorum, (i) determined that the merger and the merger agreement are fair to, and in the best interests of, the Company and its stockholders (other than members of the Buyer Group), and that it is advisable and in the best interests of the Company and its stockholders to enter into the merger agreement; (ii) authorized, approved and adopted the merger and the merger agreement and the transactions contemplated by the merger agreement; (iii) determined that the consideration to be paid to the stockholders of the Company (other than members of the Buyer Group) in the merger is fair to, and in the best interests of, the Company and its stockholders (other than members of the Buyer Group); and (iv) resolved to recommend that the stockholders of the Company vote in favor of approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Please see the section titled “Special Factors—Recommendation of the Special Committee and Board of Directors and Their Reasons for the Merger” beginning on page 52 for more information.

Attendance

Except as set forth below, only stockholders of record or their duly authorized proxies have the right to attend the special meeting or any adjournment or postponement thereof.  To gain admittance to the special meeting, you must present valid photo identification, such as a driver’s license or passport.  If your shares of Company common stock are held through a bank, broker, or other nominee, please bring to the special meeting a copy of your broker statement evidencing your beneficial ownership of Company common stock and photo identification.  Note, however, that in order to vote, you will need to obtain a legal proxy from your broker or other agent.  If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are such stockholder’s authorized representative.

Vote Required

Approval of the merger agreement requires the Company to obtain approval from (a) the holders of at least a majority of the combined voting power of the outstanding shares of Company common stock, and (b) the holders of a majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group or any affiliate of the Buyer Group.  For purposes of the merger agreement, affiliates of the Buyer Group include any person that our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares.

On the proposal to approve the merger agreement, you may vote “FOR” or “AGAINST” or you may abstain from voting.

The proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger will be approved if a majority of the votes cast on such proposal in person or by proxy vote “FOR” the proposal (assuming the presence of a quorum at the special meeting).

If your shares of Company common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (formerly known as StockTrans, Inc.), you are considered, with respect to those shares of Company common stock, the “stockholder of record.”  This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in “street name.”  In that case, this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record.  As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your shares by following their instructions for voting.  You are also invited to attend the special meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a legal proxy from your broker or other agent.

Abstentions and Broker Non-Votes

Abstentions will not be counted as votes cast in favor of or against the proposal to approve the merger agreement but they will count for the purpose of determining whether a quorum is present.  If you fail to submit a proxy, fail to vote in person at the special meeting, or abstain from voting, it will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Under the NASDAQ rules, banks, brokers, or other nominees who hold shares in street name for customers do not have discretionary authority to vote their customers’ shares with respect to the approval of the merger agreement.  Accordingly, if banks, brokers, or other nominees do not receive specific voting instructions from the beneficial owners of such shares, they may not vote such shares with respect to the approval of the merger agreement, which we refer to generally as broker non-votes.  For shares of Company common stock held in “street name,” only shares of Company common stock affirmatively voted “FOR” approval of the merger agreement will be counted as a “yes” vote on such proposal.  As such, abstaining from voting, or failing to provide voting instructions to your bank, broker, or other nominee is the same as voting “AGAINST” the proposal to approve the merger agreement.

Stock Ownership and Interests of Certain Persons

As of [●], the record date for the special meeting, our directors and executive officers owned, in the aggregate, 10,932,882 shares of Company common stock, or approximately 34.98% of the outstanding shares of Company common stock.  Our directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the approval of the merger agreement.  Certain of the Company’s directors and executive officers who are members of the Buyer Group have agreed to vote all shares owned by them at the time of the special meeting in favor of the approval of the merger agreement and have given the Company irrevocable proxies to vote their shares in favor of approval of the merger agreement at the special meeting.  Please see the section titled “Special Factors—Voting Support Agreement” beginning on page 84.  The voting support agreement is attached to this proxy statement as Annex C.

Certain members of our management and of our board of directors have interests that may be different from, or in addition to, those of our stockholders generally.  Please see the section titled “Special Factors—Interests of Certain Persons in the Merger” beginning on page 86.

Voting Procedures

If you are a stockholder of record, you may have your shares of Company common stock voted on matters presented at the special meeting in any of the following ways (please see the section titled “The Special Meeting—Vote Required” on page [●] to determine if you are a stockholder of record, or a beneficial owner):

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—stockholders of record have a choice of voting by proxy:

o	by calling this toll-free number [8●-●] and following the instructions when prompted;

o	accessing this Internet website and following the instructions provided there: [www.●.com]; or

o	filling out, signing, and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a beneficial owner, you will receive instructions from your bank, broker, or other nominee that you must follow in order to have your shares of Company common stock voted at the special meeting.  (Please see “—Vote Required” on page 30 to determine if you are a stockholder of record, or a beneficial owner.)  Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, broker, or other nominee prior to the special meeting, and present the proxy at the meeting.

A control number, located on your proxy card, is designed to verify your identity, allow you to vote your shares of Company common stock, and confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone.  Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone.  If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Secretary by the time the special meeting begins.  Please do NOT send in your stock certificates with your proxy card.  If you are a holder of stock certificates, when the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card (or their valid designees), will vote your shares of Company common stock in the way that you indicate.  When completing the Internet or telephone voting procedures, or filling out the proxy card, you may specify whether your shares of Company common stock should be voted for or against, or whether you wish to abstain from voting entirely, on all, some, or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card, but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger, and “FOR” any proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY.  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.  STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON IF THEY ARE STOCKHOLDERS OF RECORD OR ARE IN POSSESSION OF VALID PROXIES FROM THEIR NOMINEE HOLDER.

Other Business

As of the date of this proxy statement, our board of directors is not aware of any business to be acted upon at the special meeting other than the proposal to approve the merger agreement described herein and the proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger.  If, however, other matters (including a motion to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of approval of the merger agreement) are properly brought before the special meeting, or when an adjourned or postponed meeting is reconvened, the persons appointed as proxies in the proxy cards will have discretion to vote or act on such matters according to their judgment.

Revocation of Proxies

Your proxy is revocable.  If you are a registered stockholder, you can revoke your proxy at any time before it is voted at the special meeting by:

•
submitting a new proxy with a later date, by using the telephone or Internet voting procedures described above, or by completing, signing, dating and submitting a new proxy card by mail to the Company;

•	attending the special meeting and voting in person; or

•	sending written notice of revocation to: [●].

Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy.  Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company’s Secretary, you should ensure that you mail your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the day of the special meeting.

If you hold your shares in “street name” through a bank, broker, or other nominee, you will need to follow the instructions provided to you by your bank, broker, or other nominee in order to revoke your proxy or submit new voting instructions.

Adjournments and Postponements

The Company may request the adjournment or postponement of the special meeting, and the holders of a majority of the shares of common stock present in person or by proxy at the special meeting may approve any adjournment or postponement of the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.  If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to approve the merger agreement, the Company may, at its sole discretion, adjourn or postpone the special meeting so as to permit the further solicitation of proxies.

The Company is permitted to delay, postpone, or cancel the special meeting (but not beyond March 8, 2012) if in the good faith judgment of our board of directors, acting upon a recommendation of the Special Committee, a failure to do so would be inconsistent with their respective fiduciary duty obligations.  The Company is permitted to delay the meeting in order to allow for completion of the proxy solicitation process.

Anticipated Date of Completion of the Merger

The merger is anticipated to be completed within two full business days following receipt of the required stockholder approval of the merger.

Rights of Dissenting Stockholders

You do not have any dissenter’s rights or other statutory rights of objection in connection with the merger under Nevada law.  Section 92A.390 of the NRS does not provide any right of dissent with respect to a plan of merger under criteria described in that section of the NRS, which the Company satisfies.

Solicitation of Proxies

Our board of directors is soliciting proxies to be voted at the special meeting and any reconvening of the meeting if it should be adjourned or postponed.

Proxies are being solicited through the mail.  The Company has engaged MacKenzie Partners, Inc., or MacKenzie, to assist in the solicitation of proxies for the special meeting, and the Company estimates that it will pay MacKenzie a retainer fee of $25,000, applicable toward a final fee of $40,000 to $75,000.  The fee would be increased to an amount to be mutually agreed upon by the Company and MacKenzie based on the nature of the services and the additional work required to be performed by MacKenzie.  The Company also has agreed to reimburse MacKenzie for reasonable out-of-pocket expenses and to indemnify MacKenzie against certain losses arising out of its proxy solicitation services.  The directors, executive officers, and certain other employees of the Company may also solicit proxies personally, by telephone, fax, e-mail, the Internet, press release, or other means, without additional compensation for such activities.  The Company will bear all expenses relating to the solicitation of proxies, except that Parent and the Company have agreed to share equally expenses incurred in connection with filing, printing, and mailing this proxy statement.

The Company will request banks, brokers, and other custodians, fiduciaries, and nominees to forward proxy soliciting material to the beneficial owners who hold their shares through such banks, brokers, or nominees, and to obtain their voting instructions.  The Company will reimburse such banks, brokers, or nominees at approved rates for their reasonable expenses incurred in connection with the foregoing activities.

Availability of Documents Incorporated by Reference

Documents incorporated into this proxy statement by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided without charge by first class mail to each person to whom this proxy statement is delivered upon written or oral request of such person to MacKenzie.

Questions and Additional Information

If you need assistance in completing your proxy card or have questions regarding the merger or special meeting, or to request additional copies of the proxy statement or the proxy card, please contact MacKenzie at +1 (212) 929-5500 or toll-free at +1 (800) 322-2885, by email at proxy@mackenziepartners.com, or at 105 Madison Avenue, New York, New York 10016.

SPECIAL FACTORS

Merger Consideration

In the merger, each outstanding share of our common stock (except for shares owned by us or owned, directly or indirectly, by Parent, Merger Sub, or any of our wholly-owned subsidiaries) will be converted into the right to receive $24.00 in cash, without interest.  We refer to this amount as the merger consideration.  No merger consideration will be paid for shares owned by us or owned, directly or indirectly, by Parent (including shares owned by members of the Buyer Group and contributed to Parent as part of the Rollover Transactions), Merger Sub, or any of our wholly-owned subsidiaries.  For a discussion of the treatment of stock options and warrants in the merger, please see the section titled “The Merger Agreement—Treatment of Stock Options, Equity-Based Awards, and Warrants” beginning on page 97.

Background of the Merger

Events leading to the execution of the definitive agreement and plan of merger described in this Background of the Merger occurred in China, Hong Kong, Los Angeles, and New York.  For consistency, the Pacific time zone is used for all dates and times given herein.

From time to time prior to October 10, 2010, the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang, received inquiries from private equity firms and investment banks concerning his possible willingness to sponsor a going-private transaction for the Company.  Starting in August 2010, Mr. Tianfu Yang began to develop a proposal for a going-private transaction working with Baring Private Equity Asia Group Limited (“Baring”).  On October 10, 2010, Mr. Tianfu Yang and Baring signed an agreement providing that they would work with each other on an exclusive basis to negotiate and consummate the acquisition of all of the outstanding Company common stock in a going-private transaction.  On October 10, 2010, a special meeting of the Company’s board of directors was called at the request of Mr. Tianfu Yang.  At the special meeting, an unsolicited proposal letter from Mr. Tianfu Yang and Baring to acquire all of the outstanding shares of Company common stock not currently owned by Mr. Tianfu Yang and his affiliates in a going-private transaction for $24.00 per share in cash, subject to certain conditions (the “Yang-Baring Proposal”) was delivered to the Company’s board of directors.  The $24.00 per share price represented a premium of 20.2% over the October 8, 2010 per share closing price for the Company common stock of $19.96, and a premium of 38% of the volume weighted average price of $17.45 over the prior 12 months.  At that time, Mr. Tianfu Yang owned, directly or indirectly, approximately 31.1% of the Company common stock.  At the special meeting, following its receipt of the Yang-Baring Proposal, the Company’s board of directors appointed the Special Committee comprised solely of independent and disinterested directors—Professor Ching Chuen Chan, David Gatton, and Boyd Plowman—to consider the Yang-Baring Proposal.

Later on October 10, 2010, the Special Committee met telephonically with representatives of Loeb & Loeb LLP, the Company’s regular outside legal counsel, and elected Mr. Plowman chair of the Special Committee.  At this meeting, the Special Committee also discussed a draft press release to be issued by the Company the next day announcing the receipt of the Yang-Baring Proposal and the formation of the Special Committee.  All references to Gibson Dunn & Crutcher LLP, counsel to the Special Committee, Loeb & Loeb LLP, counsel to the Company, Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Mr. Tianfu Yang, and Davis Polk & Wardwell LLP, special counsel to Abax, in this proxy statement are made in respect of their respective capacities as counsel to their respective clients.

On October 11, 2010, the Company issued a press release prior to the commencement of trading on NASDAQ announcing the Yang-Baring Proposal and the formation of the Special Committee.

On October 12, 2010, the Special Committee met telephonically (without Professor Chan, who was unable to attend) and had a detailed discussion of the responsibilities of the Special Committee, and retaining independent legal and financial advisors to assist with its evaluation of the Yang-Baring Proposal.  The Special Committee decided to retain legal counsel as the first step, and then engage a financial advisor.  After discussion of potential candidates, the Special Committee authorized Mr. Plowman to arrange interviews with potential legal and financial advisors.

Between October 13, 2010 and June 27, 2011, eight putative stockholder class action complaints were filed in state and federal courts in Nevada against the Company, members of the Company’s board of directors (including Mr. Tianfu Yang and members of the Special Committee), and, in some cases, Baring Private Equity Asia Group Limited.  In addition, between October 15, 2010, and October 25, 2010, three putative stockholder class action complaints were filed in state court in New York against Mr. Tianfu Yang, the Company, and, in one case, the members of the Special Committee.  On January 25, 2011, the plaintiffs in the New York actions filed a single consolidated complaint naming only Mr. Tianfu Yang and the Company as defendants.

The Nevada and New York complaints generally allege that Mr. Tianfu Yang and other directors breached their fiduciary duties to stockholders by agreeing to sell the Company at a price that is unfair and inadequate, and by failing to inform the stockholders adequately concerning the proposed merger and thus precluding them from casting a fully informed vote.  In some cases, the complaints further allege that the Company aided and abetted the directors’ purported breaches of their fiduciary duties.  The complaints seek injunctive relief, rescission of the proposed merger to the extent already implemented, damages, and attorneys’ fees.  The Company intends to deny these allegations and to vigorously defend itself and its directors.  Please see the section titled “Special Factors—Litigation Related to the Merger” beginning on page 94 for a detailed discussion of the litigation.

On October 14, 2010, the Special Committee met telephonically (without Professor Chan, who was unable to attend) and interviewed Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) and one other law firm to serve as legal advisor to the Special Committee.  Messrs. Gatton and Plowman asked questions of each firm, but postponed selection of legal counsel until such time as all three Special Committee members could participate in the selection process and discuss the candidates.  Throughout mid-October, 2010, Mr. Plowman also responded to several unsolicited messages from law firms seeking to represent the Special Committee.

On October 17, 2010, the Special Committee met telephonically, and after deliberation unanimously selected Gibson Dunn as legal advisor to the Special Committee.  After the Special Committee discussed the economic terms of such an engagement, the Special Committee authorized Mr. Plowman to negotiate the specific terms of Gibson Dunn’s engagement and to execute its engagement letter on behalf of the Special Committee.  Among the reasons for the selection of Gibson Dunn were Gibson Dunn’s extensive experience in public company special committee representations, its extensive experience with going-private transactions, its strong reputation, the team it assembled to represent the Special Committee, the absence of any prior material relationship with the Company, Mr. Tianfu Yang, or Baring, and its ability to easily communicate in both English and Mandarin.

On October 20, 2010, the Special Committee met in person (with Professor Chan in attendance by telephone) and, together with its legal advisor, interviewed three investment banks to serve as a potential financial advisor to the Special Committee.  The members of the Special Committee asked numerous questions of the banks’ representatives, including, among others, their respective experience with special committee representations, going-private transactions, and China-based U.S.-listed companies, and asked questions regarding the banks’ existing relationships with the Company, Mr. Tianfu Yang, and Baring.  After deliberation, the Special Committee unanimously selected Morgan Stanley & Co. LLC (“Morgan Stanley”) to serve as the Special Committee’s financial advisor and, after the Special Committee discussed the economic terms of such an engagement, authorized Mr. Plowman to negotiate the specific terms of Morgan Stanley’s engagement and to execute its engagement letter on behalf of the Special Committee.  Among the reasons for Morgan Stanley’s selection were its extensive experience with special committee representations and going-private transactions, its strong reputation, its significant experience dealing with Asia-based companies, its lack of existing material relationships with the Company, Mr. Tianfu Yang, or Baring, and its ability to interact in both English and Mandarin.

On October 26, 2010, a representative of Gibson Dunn held a call with a representative from Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”), legal advisor to Mr. Tianfu Yang, in which the Skadden Arps representative expressed strong interest in moving toward negotiating a transaction as early as feasible.  Gibson Dunn advised Skadden Arps that the negotiation process could not begin until after the Special Committee’s charter had been approved by the Company’s board of directors and the Special Committee and its independent legal and financial advisors had carefully reviewed the situation and performed appropriate due diligence investigations of the Company.

On October 28, 2010, the Special Committee met telephonically with its legal and financial advisors and discussed Morgan Stanley’s initial interactions with the Company and discussed the recent request from Mr. Tianfu Yang and Baring’s advisors to enter into transaction negotiations, and separately approved entering into engagement letters with Morgan Stanley and Gibson Dunn.  In negotiating and structuring Morgan Stanley’s engagement letter, the Special Committee placed particular weight on fee structure, in particular that it provided strong economic incentives for Morgan Stanley to maximize value for the Company’s stockholders in the event a transaction was consummated.  The Special Committee also reviewed a draft special committee charter prepared by Gibson Dunn and discussed the independence afforded the Special Committee by the draft charter, as well as the related protection it would provide the Company’s stockholders who were not part of the Yang-Baring group.  After discussing the draft charter and the Special Committee’s fiduciary duty obligations at length, the Special Committee unanimously resolved to recommend the draft charter to the Company’s board of directors for approval.

On November 3, 2010, representatives of Morgan Stanley discussed the Company’s operations with Professor Chan.

At the November 3, 2010 board meeting, the Company’s board of directors (other than Mr. Tianfu Yang, who recused himself from the meeting) approved the Special Committee charter.  The charter authorizes the Special Committee to consider the Yang-Baring Proposal, as well as alternatives available to the Company, including, but not limited to, whether to remain independent or whether to solicit alternative proposals from other potential bidders.  The charter also authorizes the Special Committee to evaluate the terms of the Yang-Baring Proposal and any alternative proposals and discuss any terms of the Yang-Baring Proposal and alternative proposals and their respective implementation as the Special Committee deems appropriate; negotiate the terms of the Yang-Baring Proposal and any alternative proposals, and related ancillary agreements, as the Special Committee deems appropriate; and to report to the Company’s board of directors the recommendations of the Special Committee with respect to the Yang-Baring Proposal or any alternative proposal; provided, however, the execution and delivery of any definitive agreements is specifically subject to the final approval of the board.  The charter further authorizes the Special Committee to make investigations of the Company and its subsidiaries, the Yang-Baring Proposal, any alternative proposals and/or any matters relating thereto as the Special Committee, in its sole discretion, deems appropriate, and to take any and all such action as the Special Committee, in its sole discretion, deems necessary, advisable or appropriate in connection with the Yang-Baring Proposal, any alternative proposal, or other alternatives available to the Company.  At the November 3, 2010 board meeting, the Company’s board of directors also determined to pay each member of the Special Committee $30,000 initially for service through February 28, 2011, and an additional $6,000 monthly retainer for each month or fraction of a month thereafter, with the chair to receive $45,000 for service through February 28, 2011 and $9,000 monthly thereafter.  The Company’s board of directors further determined to indemnify each member of the Special Committee in his capacity as same to the fullest extent permissible under applicable law.

On November 4, 2010, representatives of Morgan Stanley performed on-site investigations at the Company’s Harbin facility, meeting with Mr. Tianli Yang, Mr. Zedong Xu, Mr. Yuli He, Ms. Amy Shi, and Mr. Xiang Ji.

On November 8, 2010, representatives of Morgan Stanley met with Mr. Tianfu Yang to discuss the Company’s operations.

On November 9, 2010, representatives of Morgan Stanley performed on-site investigations at the Company’s Xi’an facility, meeting with Mr. Zhenggang Dou and Mr. Tao Yuan.

On November 10, 2010, representatives of Morgan Stanley performed on-site investigations at the Company’s Shanghai facility, meeting with Ms. Lanxiang Gao.

On November 11, 2010, the Special Committee met telephonically (without Professor Chan, who was unable to attend) with its independent legal and financial advisors to receive an update regarding Morgan Stanley’s investigation of the Company, and Morgan Stanley’s proposed timeline for identifying and contacting potential financial and strategic buyers for the Company.  The Special Committee discussed its desire to create a competitive bidding environment to ensure the Company’s stockholders receive the highest value attainable for their shares in any transaction.

On November 12, 2010, representatives of Morgan Stanley discussed the Company’s operations with the Company’s management team of the Weihai facility.

On November 14, 2010, representatives of Morgan Stanley held an introductory call with Goldman, Sachs & Co. (“Goldman Sachs”), financial advisor to Mr. Tianfu Yang.  Mr. Tianfu Yang had formally engaged Goldman Sachs in October 2010 and his decision was based on, among other factors, Goldman Sachs’ extensive experience with mergers and acquisitions transactions, including going-private transactions, its familiarity with the ongoing process, its significant history of representing Asia-based companies, and its ability to easily communicate in both English and Mandarin.  Mr. Tianfu Yang did not request, and Goldman Sachs did not provide, at any time, any opinion to the parties as to the fairness of the $24.00 offer price or as to any valuation of the Company for the purpose of assessing the fairness of such offer price.  Goldman Sachs was not requested to, and did not, recommend at any time the specific consideration payable in the proposed merger, which $24.00 consideration was communicated by Mr. Tianfu Yang to Goldman Sachs and subsequently was determined by negotiations between the Special Committee and Mr. Tianfu Yang and Abax, and as a result, the Company’s decision to enter into the merger agreement was solely that of the Special Committee and the Company’s board of directors.

On November 15 and 16, 2010, representatives of Morgan Stanley held calls with representatives of Baring to understand the due diligence investigation Baring had conducted to date.

On November 19, 2010, Mr. Tianfu Yang and Baring executed an agreement to amend and restate their existing agreement so that the amended agreement would provide that Baring would not participate in the acquisition of the Company, except that Baring, through an affiliated fund, would have the opportunity (but not the obligation) to provide up to 10% of the financing for the acquisition (either through debt, equity, or a combination of debt and equity) on terms mutually agreeable to the parties.

During November 2010, the Company’s management prepared financial forecasts at the request of the Special Committee that were communicated through the Special Committee’s advisors to potential bidders to provide them with a forward-looking view of the business and its prospects.  Mr. Tianfu Yang indicated at the time that long-term Company projections were not typically prepared by the Company’s management.

On November 20, 2010, the Special Committee met telephonically (without Professor Chan, who was unable to attend) with its independent legal and financial advisors to discuss the November 19, 2010 letter from Mr. Tianfu Yang to the Company’s board of directors regarding Baring’s termination of its role as exclusive partner to Mr. Tianfu Yang in his acquisition proposal.  The Special Committee took particular note of Mr. Tianfu Yang’s continued interest in taking the Company private with a financing source or sources other than Baring, and discussed how best to create an open and competitive process to maximize stockholder value in any transaction.

On November 21, 2010, the Special Committee met telephonically with Mr. Tianfu Yang and Ms. Christy Shue, Harbin’s Executive Vice President and Corporate Secretary, to discuss Mr. Tianfu Yang’s continued interest in taking the Company private, and his desire to do so with a financing source or sources other than Baring.  Mr. Tianfu Yang reiterated his $24.00 per share cash offer price in response to questions from the Special Committee.

Between November 23, 2010, and December 8, 2010, representatives of Morgan Stanley held calls with six of the Company’s key customers as part of their due diligence process.

On November 24, 2010, a representative of Skadden Arps called a representative of Gibson Dunn to request that the Company’s board of directors adopt resolutions to allow Mr. Tianfu Yang to submit a joint bid with any number of possible third parties for the acquisition of the Company without triggering the provisions of the Nevada Revised Statutes requiring a three-year waiting period for certain acquisition transactions with interested stockholders.  Gibson Dunn agreed to discuss the request with the Special Committee.

On November 27, 2010, the Special Committee met telephonically with its independent legal and financial advisors.  At that meeting, representatives of Morgan Stanley updated the Special Committee on its process of contacting third parties (both strategic and financial) who might be interested in an acquisition of the Company.

At that meeting, the Special Committee also discussed and considered the request that the Company’s board of directors adopt resolutions providing the requisite approvals to avoid the application of certain sections of the Nevada Revised Statutes requiring a three-year waiting period for certain acquisition transactions with interested stockholders.  The Special Committee, after deliberation with its independent legal and financial advisors, resolved to agree to ask the Company’s board of directors at the appropriate time (assuming this were ever to occur) and on certain conditions as noted in the next paragraph to pass such a resolution, provided the resolution would be narrowly tailored to reach only specified potential partners of Mr. Tianfu Yang as may be approved by the Special Committee, rather than use an open-ended “any and all potential partners” formulation.

Later in the same meeting on November 27, 2010, the Special Committee authorized its representatives to inform representatives of Mr. Tianfu Yang of their position, and of certain additional conditions to its position, including:  in the event the Special Committee thought it appropriate, Mr. Tianfu Yang would need to agree to be open to and discuss the possibility of partnering with potential strategic and/or financial parties suggested by the Special Committee and its advisors, and actively engage in discussions and negotiations with such parties; Mr. Tianfu Yang would need to agree not to provide exclusivity to any group or groups; all potential partners of Mr. Tianfu Yang would be required to execute a non-disclosure agreement prepared and negotiated by the Special Committee and its advisors; Morgan Stanley would need to be permitted to coordinate and monitor discussions between Mr. Tianfu Yang and all potential purchaser groups (excepting certain private conversations regarding economics and partnering terms between Mr. Tianfu Yang and such parties, as appropriate); Morgan Stanley would need to be permitted to manage the due diligence process for all potential purchasers; and Mr. Tianfu Yang and his advisors would need to agree to respond to inbound inquiries regarding a transaction by:  (i) describing the process outlined above, (ii) indicating Mr. Tianfu Yang is not “aligned” with any party or parties, (iii) indicating Mr. Tianfu Yang would be available to enter into partnering discussions with interested third parties at the appropriate point in the process, and (iv) directing the inquiring party to contact the Special Committee’s advisors to arrange entering into a non-disclosure agreement on terms specified by the Special Committee.

Between mid-November 2010 and early-January 2011, representatives of Morgan Stanley contacted 73 parties (41 strategic and 32 financial) on the Special Committee’s behalf to solicit interest in a potential transaction.  The Special Committee ultimately entered into non-disclosure agreements with 16 parties (3 strategic and 13 financial).  Representatives of Morgan Stanley provided briefing materials to third parties with executed non-disclosure agreements on the Special Committee’s behalf, which included management forecasts, the Company’s investor presentation, Wall Street analyst research, and public filings.

On November 29, 2010, representatives of Morgan Stanley and Goldman Sachs discussed the Special Committee’s process, timeline, and third -party outreach program.

On December 6, 2010, representatives of Morgan Stanley and Goldman Sachs discussed the Special Committee’s process and potential sources of financing for the potential transaction.

On December 7, 2010, representatives of Morgan Stanley contacted Ernst & Young on the Special Committee’s behalf regarding a potential engagement to prepare a detailed accounting and tax due diligence report (the “E&Y Report”).  The Special Committee discussed the scope and terms of an engagement of Ernst & Young by the Special Committee.

Shortly after Abax filed a Schedule 13G with the SEC on December 9, 2010 announcing its greater than 5% ownership of the Company common stock, Mr. Plowman, the Special Committee Chair, brought to the attention of the other members of Special Committee, as well as to Gibson Dunn, the fact that he was then serving as a director of several Abax-controlled entities including Abax Global Opportunities Fund, Abax Arhat Fund, Abax Claremont Ltd., Abax Jade Ltd., Abax Emerald Ltd., Abax Lotus Ltd., Abax Nai Xin A Ltd., and Abax Nai Xin B Ltd. (the “Abax Companies”).

At various times on December 12 through 14, 2010, representatives of Morgan Stanley and Goldman Sachs held calls to discuss updates regarding Mr. Tianfu Yang’s discussions with China Development Bank and potential equity participants in a going-private transaction, including Abax.

On the morning of December 16, 2010, Gibson Dunn held a call with members of the Special Committee to discuss Mr. Tianfu Yang’s recent dinner meeting with representatives of Abax and China Development Bank, the engagement of Ernst & Young by the Special Committee to perform financial due diligence, the relationship between Abax and Mr. Plowman, as well as the relationship between Abax and Morgan Stanley, and plans for a call later that day between representatives of Goldman Sachs, Skadden Arps, Morgan Stanley, and Gibson Dunn.

That afternoon, Mr. Plowman submitted a letter to the Abax Companies tendering his resignation, effective immediately, from all director and other positions that he held at the Abax Companies.  In addition, he advised the Abax Companies he would be immediately ceasing all communications, written or oral, direct or indirect, with the Abax Companies and requested that Abax cease communicating with him directly or indirectly, and with respect to any subject.

That evening, representatives of Goldman Sachs, Skadden Arps, Morgan Stanley, and Gibson Dunn held a call to discuss certain matters, including the Special Committee’s requirement that all parties wishing to participate in the process would need to enter into non-disclosure agreements with the Company negotiated by the Special Committee, the Special Committee’s process, and the Ernst & Young due diligence process.

On December 18, 2010, the members of the Special Committee held a call with Mr. Tianfu Yang, with Ms. Shue serving as interpreter, for the purpose of discussing Mr. Tianfu Yang’s role in the process being run by the Special Committee.  The Special Committee advised Mr. Tianfu Yang of the importance of a robust process to the Special Committee’s work in seeking to maximize stockholder value in any potential transaction.  The Special Committee advised Mr. Tianfu Yang of the importance of his remaining unaligned with any particular potential partner at this time, and of coordinating all negotiations he might have with third parties with the Special Committee’s advisors.  The Special Committee sent Mr. Tianfu Yang a letter (in Chinese and in English) on December 19, 2010, reiterating the foregoing.

On December 18, 2010, representatives of Morgan Stanley sent to Abax the Special Committee’s form non-disclosure agreement, which the parties then negotiated and ultimately entered into on January 9, 2011.

On December 29, 2010, representatives of Morgan Stanley and Goldman Sachs discussed a timeline for the Special Committee’s process and the next steps in the process.

In January 2011, representatives of Morgan Stanley sent Phase I process letters on the Special Committee’s behalf to 16 parties with signed non-disclosure agreements, soliciting preliminary indications of interest by January 18, 2011, or as soon as possible.

On January 10, 2011, Abax filed with the SEC a Schedule 13D announcing the execution of the non-disclosure agreement and filing a copy of the agreement as an exhibit to such Schedule 13D.

Prior to submission of preliminary indications of interest, representatives of Morgan Stanley facilitated introductory meetings between Mr. Tianfu Yang and certain interested third parties.  Meetings were held in Hong Kong on January 12, 2011 with five potential financial bidders and one potential strategic bidder.

On January 20, 2011, a potential bidder (Bidder #9), which had been contacted by Morgan Stanley in the initial phases of the Special Committee’s process but had delayed entering into a non-disclosure agreement, submitted an executed non-disclosure agreement to Morgan Stanley and asked to be permitted to begin active diligence on the Company.

On January 20, 2011, the Special Committee met telephonically with its independent legal and financial advisors to discuss the eight indications of interest Morgan Stanley had received from potential bidders (Bidders #1 through #8), and to begin determining which of the potential bidders should be invited to continue to the next phase of the Special Committee’s process.  The Special Committee discussed with its independent legal and financial advisors how the uniformity in the bid letters created great difficulty in distinguishing among them.  Each letter proposed a $24.00 per share cash price, had substantially similar proposals with respect to financing a transaction, and all but one explicitly envisioned a significant role for Mr. Tianfu Yang in any transaction.  The Special Committee asked numerous questions of its independent legal and financial advisors in an effort to discern meaningfully among the bids and bidders.  After much discussion, the Special Committee concluded that given the central operating and strategic role Mr. Tianfu Yang currently plays at the Company (and that he would likely play in a post-merger Company), the Special Committee needed to have Mr. Tianfu Yang’s direct input if an effective decision to narrow the bidder pool were to be made.  The Special Committee authorized Mr. Plowman to contact Mr. Tianfu Yang and solicit his thoughts on the eight potential bidders as potential partners to Mr. Tianfu Yang in a going-private transaction.

Separately, at the January 20, 2011 meeting, the Special Committee also authorized Mr. Plowman to contact the Company in order to initiate the process of establishing an electronic data room for potential bidders to access in the next phase of the Special Committee’s process, and agreed that Bidder #9 should be permitted to conduct active diligence on the Company.  Bidder #9 was asked to submit an indication of interest prior to commencing active diligence, and was sent the briefing materials, including projections, which had been distributed to other potential bidders for use in preparing their indications of interest.

On January 22, 2011, Mr. Plowman called Mr. Tianfu Yang, with Ms. Shue on the phone as interpreter, and solicited his thoughts on the eight parties who had submitted indications of interest to Morgan Stanley.

On January 22, 2011, the Special Committee met telephonically with its independent legal and financial advisors to determine which of the potential bidders should be invited to continue to the next phase of the Special Committee’s process.  Mr. Plowman reported Mr. Tianfu Yang’s views on the eight parties which had submitted indications of interest.  The Special Committee discussed each of the eight in turn, reviewing, among other factors:  the perceived ability of each party to finance any potential transaction; any conditionality placed on a potential transaction; the party’s reputation and experience in the China market; the perceived likelihood to complete any potential transaction; the party’s responsiveness through the first phase of the Special Committee’s process; the size and composition of the teams sent to meet with Mr. Tianfu Yang; the proposed terms for composition and financing of a potential transaction; and the attitude of Mr. Tianfu Yang towards the potential bidder as a potential business partner.  After the discussion, the Special Committee unanimously resolved to eliminate two bidders from the process (Bidders #3 and #6).  The Special Committee also authorized Morgan Stanley to invite each of the other six bidders who had submitted indications of interest (including Abax) to continue to the next phase of the Special Committee’s process, and to grant them access to the Company’s electronic data room.  Bidder #9 was also to be permitted to continue its due diligence investigation.

After Morgan Stanley’s representatives left the January 22, 2011 Special Committee meeting, and in light of the fact that one of the surviving bidders was Abax, the Special Committee discussed the potential conflict posed by Morgan Stanley’s Investment Management division’s passive ownership stake in each of Abax and Abax Global Capital China Ltd.—facts which had been unknown to either the Special Committee or the Morgan Stanley investment banking professionals advising the Special Committee before Abax crossed the 5% ownership threshold and filed its December 9, 2010 Schedule 13G with the SEC.  After an initial inquiry, the Special Committee learned that Morgan Stanley’s Investment Management division is housed in a part of Morgan Stanley wholly separate from Morgan Stanley’s Investment Banking division, the division responsible for advising the Special Committee on a potential transaction.  After a lengthy discussion, the Special Committee resolved to ask Morgan Stanley to deliver to the Special Committee a comprehensive presentation regarding its relationship with Abax, and its internal controls with respect to information segregation.

On January 31, 2011, representatives of Morgan Stanley and Goldman Sachs discussed Mr. Tianfu Yang’s negotiations with China Development Bank and the next phase of the Special Committee’s process.

On February 3, 2011, the Special Committee met telephonically with its legal advisors to hear a presentation from Morgan Stanley on potential conflicts posed by the Morgan Stanley–Abax relationship, and the mechanisms in place at Morgan Stanley to prevent confidential transaction information accessible by Morgan Stanley’s Investment Banking division from reaching Morgan Stanley’s Investment Management division.  Senior personnel from Morgan Stanley’s Legal and Compliance division, Control and Special Surveillance division, and Investment Management division attended the meeting and provided the Special Committee with an explanation of Morgan Stanley’s procedures for protecting confidential information, and responded in considerable detail to each of the multiple questions posed by the Special Committee.  Members of Morgan Stanley’s Investment Banking team advising the Special Committee did not participate in the meeting until the presentation on the handling of confidential information had concluded.  The Investment Banking team then delivered to the Special Committee a presentation on economic benefits the Investment Banking division, and the individual members of that team advising the Special Committee, could theoretically derive due to Morgan Stanley’s investment in Abax, should Abax be a successful bidder in the transaction.  The Investment Banking team explained that the relationship between the Morgan Stanley–Abax investment and the work of the Investment Banking division on behalf of the Special Committee was so attenuated as to render negligible any economic benefits to be derived by Morgan Stanley’s investment in Abax.

After making their presentations, all representatives of Morgan Stanley disconnected from the meeting, and the Special Committee discussed with its legal advisors the presentations and the potential conflict.  After such discussion, the Special Committee concluded that Morgan Stanley could effectively maintain its status as an independent financial advisor to the Special Committee, provided, as a matter of precaution, additional security protocols for handling information related to the potential transaction were established by Morgan Stanley, and a representative of Gibson Dunn was included in calls between representatives of Morgan Stanley and of Abax.  The Special Committee then authorized Gibson Dunn and Mr. Plowman to inform Morgan Stanley of its decision and to ask Morgan Stanley to consider and then report back to the Special Committee on its ability to render an independent fairness opinion in light of the Morgan Stanley–Abax relationship.

On February 8, 2011, the E&Y Report was delivered by Ernst & Young to the Special Committee and subsequently shared with the potential bidders still in the Special Committee’s process, after execution of an Ernst & Young release regarding permitted uses of and reliances on the E&Y Report.

On February 8, 2011, Morgan Stanley received a formal indication of interest from Bidder #9.  Morgan Stanley forwarded Bidder #9’s indication of interest to the members of the Special Committee, who each agreed by e-mail that Bidder #9 should be incorporated into the second phase of the Special Committee’s process, and invited to participate in on-site management presentations, bringing to seven the number of potential bidders remaining in the Special Committee’s process.

On February 10, 2011, the potential bidders still in the Special Committee’s process, with the exception of the potential strategic bidder, were granted access to the online data room, which also contained the E&Y Report.

Between February 14 and 16, 2011, management presentations were held in Xi’an, China, with all parties admitted to the second phase.  The Company representatives at these presentations included Mr. Tianfu Yang and members of the Company’s management team.

On February 21, 2011, the Special Committee met telephonically with its independent legal and financial advisors to receive an update from representatives of Morgan Stanley regarding management presentations to the potential bidders and their respective meetings with Mr. Tianfu Yang.  The Special Committee discussed these presentations with its independent legal and financial advisors, reviewing, among other factors:  each potential bidder’s likely ability to fund both its equity obligations pursuant to a transaction and any anticipated future capital expenditure needs of the Company; each potential bidder’s familiarity and experience with investing in China and Chinese companies and the Company’s industry; any efforts made by the potential bidders to begin arranging financing for the potential transaction; each potential bidder’s level of usage of the virtual data room; the size and composition of the teams sent to the management presentation; and the tenor of interactions with Mr. Tianfu Yang during the management presentation.  After careful deliberation, the Special Committee resolved to authorize Morgan Stanley to inform an additional two parties (Bidders #2 and #9) that they were being eliminated from consideration as potential bidders thus leaving five potential bidders still engaged in the process (including Abax).

Between February 21 and 23, 2011, representatives of Ernst & Young conducted due diligence calls with interested parties to respond to questions regarding the E&Y Report.

On or about February 23, 2011, Bidder #2, when informed of the Special Committee’s decision to eliminate it from the process, made a request to representatives of Morgan Stanley to ask the Special Committee for permission to remain in the process so that it could make a further concerted effort to make a favorable impression on Mr. Tianfu Yang.  Morgan Stanley communicated Bidder #2’s request to the Chair of the Special Committee and Gibson Dunn, and the decision was reached to allow Bidder #2 to remain in the process.

On February 25, 2011, Gibson Dunn circulated for comment a draft agreement and plan of merger to the Special Committee and its financial advisors.  The draft agreement was prepared for possible future submission to potential bidders over the next several weeks.

Also on February 25, 2011, representatives of Morgan Stanley and Goldman Sachs discussed Mr. Tianfu Yang’s conversations with China Development Bank and Mr. Tianfu Yang’s expectation that he would receive $400 million in financing from China Development Bank.

On February 28, 2011, the Special Committee met telephonically with Mr. Tianfu Yang, Ms. Shue (as interpreter), and a representative of Morgan Stanley to receive an update from Mr. Tianfu Yang regarding his efforts to obtain financing from China Development Bank for a potential transaction.  Mr. Tianfu Yang informed the Special Committee that China Development Bank was moving forward with the process of approving financing documents for a potential transaction, and no obstacles to obtaining funding from the bank were foreseen at that time.  Mr. Tianfu Yang also commented on the six potential bidders still participating in the Special Committee’s process.

On March 4, 2011, representatives of Morgan Stanley and Goldman Sachs discussed the second phase of the Special Committee’s process and China Development Bank’s proposed senior debt financing for the potential transaction.

On March 9, 2011, representatives of Morgan Stanley and Goldman Sachs discussed the ongoing due diligence process and the interest levels of each potential bidder remaining in the Special Committee’s process.

On March 16, 2011, representatives of Morgan Stanley and Goldman Sachs discussed the ongoing Special Committee process, Abax’s due diligence to date, and outstanding issues.

On March 21, 2011, at the direction of the Special Committee, Morgan Stanley mailed the Phase II process letter establishing a bidding deadline of April 18, 2011 to each of the potential bidders remaining in the Special Committee’s process (Abax and Bidders #2 and #7), and Mr. Tianfu Yang. Bidders #4, #5, and #8 were eliminated from the Special Committee’s process based on the Special Committee’s assessment, after consulting with its independent legal and financial advisors, of the strength of their respective bids relative to those of the parties chosen to remain in the Special Committee’s process.

On April 3, 2011, at the direction of the Special Committee and Gibson Dunn, Morgan Stanley distributed the draft merger agreement to Mr. Tianfu Yang and the three potential bidders remaining in the Special Committee’s process:  Abax, and Bidders #2 and #7.

On April 6, 2011, the Company’s management delivered to the Special Committee revised financial projections for first quarter 2011 financial results.

On April 6, 2011, representatives of Morgan Stanley and Goldman Sachs discussed the Special Committee’s process and timeline.  During this discussion, Goldman Sachs indicated Mr. Tianfu Yang and Abax intended to submit a joint proposal for the acquisition of the Company.

On April 8, 2011, Skadden Arps called Gibson Dunn to discuss the next steps in the process in light of Mr. Tianfu Yang’s willingness to work only with Abax in any transaction.  In particular, Skadden Arps renewed the request that the Company’s board of directors pass resolutions for the benefit of Abax providing for the requisite approvals to avoid application of the Nevada statute requiring a three-year waiting period for certain acquisition transactions with interested stockholders.

On April 9, 2011, the Special Committee met telephonically with its independent financial and legal advisors to determine what next steps to take given the fact that only Mr. Tianfu Yang and Abax remained in the Special Committee’s process, as Bidders #2 and #7 had withdrawn from the Special Committee’s process as a consequence of Mr. Tianfu Yang’s partnership with Abax.  After discussion, the Special Committee asked representatives of Morgan Stanley to confirm whether Abax was able and interested in acquiring the Company independently of Mr. Tianfu Yang.

Separately, at the April 9, 2011 meeting, representatives of Morgan Stanley informed the Special Committee of their conclusion, after consultation with outside counsel and its own legal and compliance divisions, that Morgan Stanley's ability to provide a fairness opinion with respect to a potential transaction involving Abax was unimpaired.  Representatives of Morgan Stanley also confirmed to the Special Committee that all the information-handling protocols the Special Committee had requested be established were in place and functioning as expected.  The representatives of Morgan Stanley then disconnected from the meeting.

The Special Committee then discussed the advisability of hiring a second financial advisor in light of any possible perception of a conflict of interest raised by Morgan Stanley’s investment in Abax.  The Special Committee concluded that hiring a second financial advisor was advisable.  Gibson Dunn then updated the Special Committee regarding recent interviews conducted by Gibson Dunn at Mr. Plowman’s request with two other investment banks which the Special Committee had interviewed prior to the Special Committee hiring Morgan Stanley.  After lengthy discussion and deliberation, the Special Committee resolved to engage Lazard Frères & Co. (“Lazard”) as an additional financial advisor to the Special Committee, charged with not only performing all of the tasks typically performed by a financial advisor to a special committee, but also with handling, on an exclusive financial advisor basis, at the Special Committee’s direction, all future contacts with Abax and its financial advisors.

On April 12, 2011, Lazard began its due diligence investigation of the Company.

On April 13, 2011, representatives of Lazard held a call with representatives of Morgan Stanley regarding the Special Committee’s process to date.  Morgan Stanley then provided Lazard with certain documents, and access to the online data room set up for the transaction.

On April 18, 2011, Skadden Arps informed Gibson Dunn by phone that Mr. Tianfu Yang and Abax would shortly be submitting a proposal for the acquisition of the Company, but that financing commitments would not be included as part of the bid package since the negotiations with China Development Bank were ongoing.  In response to an inquiry from the Special Committee, advisors to Mr. Tianfu Yang advised the Special Committee that Baring was not expected to exercise any portion of its option to provide 10% of the financing for the transaction.

On April 19, 2011, Skadden Arps, on behalf of Mr. Tianfu Yang and Abax, delivered to Gibson Dunn a joint proposal to acquire the outstanding shares of Company common stock for $24.00 per share.  Due to the absence of financing commitments included with the joint proposal, the proposal was incomplete, did not constitute a bona fide offer, and could not be fully evaluated by the Special Committee and its advisors at that time.

On April 20, 2011, the Special Committee met telephonically with its independent financial and legal advisors to discuss the April 19, 2011 joint proposal, including the absence of financing commitments, and possible responses.  The Special Committee spent considerable time discussing the lack of financing documents.  The Special Committee also discussed management’s revised financial projections for the Company (the “April 2011 Case”), incorporating lower than expected actual Q1 2011 results and reflecting its updated views as to the expected future performance of the Company.

On April 21, 2011, representatives of Morgan Stanley, Lazard, and Goldman Sachs discussed the ongoing Special Committee process and related timeline.

On April 21, 2011, representatives of Lazard participated in a management presentation and diligence session with Ms. Shue.

On April 22, 2011, representatives of Lazard met with Mr. Tianfu Yang in Beijing and conducted due diligence regarding the Company.

On April 24, 2011, representatives of Lazard participated in a site tour and diligence meeting at the Company’s Xi’an facility.

On April 28, 2011, representatives of Lazard held a meeting with representatives of E&Y to discuss the E&Y Report and diligence findings.

On April 29, 2011, Ms. Shue forwarded to Mr. Plowman a commitment letter for $400 million in debt financing from China Development Bank on behalf of Mr. Tianfu Yang, which the Chair of the Special Committee then provided to the other members of the Special Committee and its financial and legal advisors.

On May 1, 2011, Skadden Arps provided Gibson Dunn with a draft facility agreement for the proposed China Development Bank debt financing, which Gibson Dunn then provided to the Special Committee and its financial advisors.

On May 2, 2011, the Special Committee met telephonically with its independent financial and legal advisors to receive updates regarding the process of negotiating the draft merger agreement and the draft China Development Bank facility agreement.  Representatives of Morgan Stanley and Lazard then discussed with the Special Committee certain preliminary financial analyses based on the April 2011 Case.  The Special Committee also discussed alternative transactions, including remaining independent, delisting the Company from NASDAQ and relisting on an Asian exchange, as well as a potential IPO of a Company subsidiary.

On May 3, 2011, representatives of Lazard held a discussion with Mr. Tianfu Yang regarding the April 2011 Case.

On May 4, 2011, representatives of Morgan Stanley and Lazard held a call with Goldman Sachs to discuss issues related to the financing of the proposed transaction.

On May 4, 2011, Lazard held a discussion with Abax regarding the status of Abax’s financing and Abax’s ability to finance the proposed transaction.

On May 4, 2011, representatives of Morgan Stanley, Lazard, and Goldman Sachs held a call to clarify the bid process.

On May 7, 2011, Lazard sent a list of diligence questions to Abax regarding Abax’s proposed financing for the transaction.

On May 8, 2011, the Special Committee met telephonically to discuss potential responses to the April 19, 2011 joint proposal delivered by Mr. Tianfu Yang and Abax.  After reviewing the outstanding points of disagreement between the parties regarding the draft merger agreement, the Special Committee authorized and requested Gibson Dunn to send revised draft transaction documents back to Mr. Tianfu Yang’s legal advisors, and requested Morgan Stanley and Lazard to jointly contact Goldman Sachs to discuss key economic terms of the joint proposal.

On May 9, 2011, Abax responded to Lazard’s diligence inquiries.

On May 10, 2011, representatives of Lazard met with Xiang Dong Yang (no relation to Mr. Tianfu Yang), the President & Managing Partner of Abax, for the purposes of conducting due diligence regarding Abax’s ability to finance the proposed transaction.

On May 10, 2011, representatives of Lazard and Morgan Stanley met telephonically with Goldman Sachs to continue discussing issues related to the financing of the proposed transaction, including the absence of certain documents related to the mezzanine financing, and the contrast between the valuation of the Company implied from management projections with the $24.00 per share price proposed by Mr. Tianfu Yang and Abax in the joint proposal.

On May 10, 2011, Mr. Tianfu Yang and Baring executed a letter whereby Baring waived its right to provide up to 10% of the financing for a going-private acquisition of the Company.  In this letter, Mr. Tianfu Yang agreed to pay to Baring $500,000 within 60 days after the completion of the acquisition of the Company.

On May 12, 2011, representatives of Lazard held a discussion with Abax regarding Abax providing a formal letter or memorandum to the Special Committee regarding Abax’s proposed financing for the proposed transaction.

On May 13, 2011, representatives of Gibson Dunn and Skadden Arps met telephonically to begin direct negotiations of the various open points in the merger agreement and related transaction documents.

On May 15, 2011, representatives of Lazard held a discussion with Abax regarding the formal letter or memorandum regarding Abax’s financing for the proposed transaction.

On May 17, 2011, Lazard received a letter from Abax regarding Abax’s proposed financing for the proposed transaction, which was shared with the Special Committee and Gibson Dunn.

As the materials provided through that date did not yet constitute a complete bid package due to the absence of commitment papers relating to the mezzanine financing, the Special Committee directed its independent legal and financial advisors to draft a letter to Mr. Tianfu Yang summarizing the negotiation process and highlighting the information needed for the purchaser group to complete the bid package, and expressing the Special Committee’s firm desire to work to resolve differences as quickly as possible, with a view toward signing definitive documents as quickly as practicable.

On May 19, 2011, representatives of Morgan Stanley and Lazard reviewed the Company’s first quarter financial results with Ms. Shue.

On May 19, 2011, representatives of Morgan Stanley, Lazard, and Goldman Sachs discussed the contrast between the valuation of the Company implied from management projections with the $24.00 per share price proposed by Mr. Tianfu Yang and Abax in the joint proposal, and representatives of Goldman Sachs, per Mr. Tianfu Yang’s instructions, indicated that Mr. Tianfu Yang and Abax had no intention of increasing the per share price offered in the joint proposal, and that there had in fact been discussion between Mr. Tianfu Yang and Abax regarding offering a lower price per share.

Early morning on May 20, 2011, Gibson Dunn received a revised draft of the merger agreement from Skadden Arps.  That evening, Mr. Plowman forwarded the Special Committee’s letter described above to Mr. Tianfu Yang.

On May 25, 2011, at Mr. Tianfu Yang’s request, Mr. Tianfu Yang held a telephone call with representatives of Morgan Stanley and Lazard to provide an update on the Company’s business outlook, discussing the weakening economic conditions, including commodity and labor costs, and the fact that management believed the April 2011 Case no longer appropriately reflected management’s outlook.

Early morning on June 9, 2011, Mr. Plowman and Mr. Tianfu Yang held a call, with Ms. Shue serving as interpreter, to discuss the possible signing of the China Development Bank facility agreement to provide debt financing for the transaction.

On June 9, 2011, China Development Bank approved, and entered into, a loan facility agreement with Parent providing that, subject to the satisfaction of certain conditions precedent, China Development Bank would provide up to $400 million of debt financing for the acquisition of the Company’s outstanding shares not owned by members of the Buyer Group at the closing of the merger.

Later on June 9, 2011, Skadden Arps delivered to Gibson Dunn a list of open issues on the draft merger agreement and draft limited guarantee, which Gibson Dunn then provided to the Special Committee and its financial advisors.  In the open issues list, Mr. Tianfu Yang and Abax reaffirmed their $24.00 per share cash offer price, and proposed that the Company termination fee and Parent termination fee be set at $15 million each.  Representatives of Gibson Dunn, Skadden Arps, and Davis Polk & Wardwell LLP (“Davis Polk”), counsel to Abax, discussed the open issues later that day.  From that time through the execution of the merger agreement on June 19, 2011, representatives of Gibson Dunn, Skadden Arps, and Davis Polk negotiated the terms of the merger agreement and ancillary documentation through a series of calls and e-mails.  Among other things, the parties discussed and negotiated extensively the deal-protection related provisions of the merger agreement (including matching rights, the Parent termination fee, and the Company termination fee), as well as covenants related to Parent’s third party debt financing and each party’s termination rights.

On June 10, 2011, Davis Polk delivered to Gibson Dunn draft mezzanine financing documents, comprising a draft note purchase agreement and draft warrant agreement, thereby completing the Buyer Group’s package.  Gibson Dunn promptly provided the draft mezzanine financing documents to the Special Committee and its financial advisors.  At this point, the Special Committee was in receipt of a complete bid to acquire the outstanding shares of the Company, as requested in the Special Committee’s Phase II process letter dated March 21, 2011.

Also on June 10, 2011, Mr. Tianfu Yang and Abax amended their Schedule 13D on file with the SEC to disclose the executed China Development Bank loan facility agreement and to reiterate the $24.00 per share cash offer price.

Over the course of June 11 and 12, 2011, the members of the Special Committee, representatives of Lazard, representatives of Morgan Stanley, and representatives of Gibson Dunn discussed a response (the “Counter-Offer”) to the $24.00 per share cash offer price, $15 million Parent termination fee, and $15 million Company termination fee proposal delivered by Skadden Arps on June 9, 2011.  After consultation with its advisors, the Special Committee authorized Gibson Dunn to advise Skadden Arps of the Special Committee’s Counter-Offer of $24.50 cash per share and a $45 million Parent termination fee, and to accept the proposed Company termination fee.

On June 13, 2011, the Special Committee met telephonically with its independent legal and financial advisors to discuss the recent progress in the negotiations with Mr. Tianfu Yang and Abax, discuss the open issues list presented by Skadden Arps on June 9, 2011, and discuss further preliminary financial analyses by its financial advisors.  At the Special Committee’s request, these preliminary financial analyses included sensitivity analyses applied to the April 2011 Case to reflect the Special Committee’s views regarding the effects of increased labor costs in the PRC, higher raw material costs, higher R&D expenses, higher SG&A expenses, higher PRC tax rates, and a general slowdown in the PRC’s economy, including deceleration of industrial production, tightening of credit markets, and electricity shortages.  The Special Committee had a lengthy discussion with the financial advisors regarding these analyses.

Representatives of Lazard and Morgan Stanley then left the Special Committee’s meeting and the Special Committee then discussed what guidance to provide its financial advisors with respect to sensitivity analysis inputs to be incorporated into their valuation analyses.  After considerable discussion, the Special Committee resolved to request that the financial advisors utilize a range of sensitivities to the April 2011 Case in their valuation work.  Specifically, the Special Committee requested that the financial advisors utilize a range of compounded annual growth rates of revenue from 2010 to 2015 of 10% to 15%, and a range of EBITDA margin compression/expansion of negative 4% to positive 1% over the same period.

At the June 13, 2011 meeting, the Special Committee also discussed the per share price offered by Mr. Tianfu Yang and Abax, and the proposed termination fees, considering, in turn, analyses of termination fees in recent transactions prepared by its financial advisors.  The Special Committee also discussed the Counter-Offer at length.  The Special Committee then unanimously ratified the Counter-Offer.

Early on the morning of June 15, 2011, Skadden Arps informed Gibson Dunn by e-mail that the Special Committee’s Counter-Offer of $24.50 per share had been rejected, and that the per share price of $24.00 previously offered by Mr. Tianfu Yang and Abax would not be increased.  No response was provided with respect to the Parent termination fee or Company termination fee at that time.

On June 17, 2011, the Special Committee met telephonically with its independent legal and financial advisors to discuss open points in the negotiations with Mr. Tianfu Yang and Abax, and potential responses.  The Special Committee then reviewed the negotiation process on termination fees, expressing dissatisfaction with the Parent termination fee offer from Mr. Tianfu Yang and Abax of $30 million.  After considerable deliberation, the Special Committee authorized Gibson Dunn to counter-offer with a Parent termination fee equal to $1 per share, or approximately $31,364,000, which counter-offer was rejected.

On June 18, 2011, Mr. Plowman held separate calls with each of Mr. Tianfu Yang and Mr. Xiang Dong Yang in which each communicated to Mr. Plowman a desire to conclude negotiations and enter into a definitive agreement.

On June 18, 2011, representatives of Gibson Dunn and Morgan Stanley met telephonically with senior bankers of China Development Bank to discuss the bank’s readiness to proceed with the proposed transaction.  The bank confirmed that it foresaw no obstacles to proceeding with providing financing for the transaction provided the conditions precedent in the facility agreement were met.

On June 18, 2011, the Special Committee’s independent legal and financial advisors met telephonically with Mr. Tianfu Yang to discuss certain due diligence and other matters.  The Special Committee’s advisors then communicated to the Special Committee the results of such call.

On June 19, 2011, representatives of Morgan Stanley, Lazard, and Gibson Dunn held a call with Professor Yunyue Ye to brief him on the terms of the proposed transaction, and present the financial advisors’ analyses.

On June 19, 2011, the Special Committee met telephonically with its independent legal and financial advisors to consider the final terms of the merger agreement and its recommendation of the transaction to the full board of directors.  Representatives of Morgan Stanley reviewed with the Special Committee its financial analysis of the proposed transaction and delivered its oral opinion to the Special Committee to the effect that, as of the date of its opinion, and based on and subject to the assumptions, considerations, qualifications, and limitations set forth in the written opinion, the $24.00 per share cash price to be received by the holders of shares of Company common stock (other than the Buyer Group and their respective affiliates) was fair, from a financial point of view, to such holders (other than the Buyer Group and their respective affiliates).  Lazard then reviewed with the Special Committee its financial analysis of the proposed transaction and delivered its oral opinion to the Special Committee to the effect that, based on and subject to the limitations and assumptions set forth in the opinion as of the date of the opinion, the $24.00 per share cash price to be paid to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) was fair, from a financial point of view, to such stockholders.  Gibson Dunn then reviewed the history of the negotiations between the parties, and revisited the fiduciary duty obligations of the Special Committee.  After considering, among other things, the factors discussed below in the section titled “Special Factors—Recommendation of the Special Committee and  Board of Directors and Their Reasons for the Merger,” and the financial analyses and opinions of Morgan Stanley and Lazard, the Special Committee determined that the merger is fair to and in the best interests of the Company and its stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group), and unanimously approved resolutions recommending that the Company’s board of directors approve and declare advisable the merger agreement and the merger.

Immediately following the conclusion of the Special Committee’s meeting, the full board of directors convened to consider the Special Committee’s recommendation.  After a quorum was established, Mr. Tianfu Yang and Ms. Gao recused themselves from the meeting, and Mr. Plowman discussed with the board the various factors which led to the Special Committee’s recommendation.  Representatives of Morgan Stanley and Lazard then reviewed with the board their respective financial analyses of the proposed transaction, and delivered their independent opinions to the Company’s board of directors to the effect that, as of the date of each opinion, and based on and subject to the assumptions, considerations, qualifications, and limitations set forth in their respective written opinions, the $24.00 per share cash price to be received by the holders of the shares of Company common stock (other than the Buyer Group and their respective affiliates) was fair, from a financial point of view, to such stockholders (other than the Buyer Group and their respective affiliates).  Each of Morgan Stanley and Lazard subsequently confirmed its oral opinion in an executed letter to the Special Committee.  Gibson Dunn then described in detail the material terms of the merger agreement to the Company’s board of directors.  Gibson Dunn directed the directors’ particular attention to material terms and conditions, including, but not limited to, the closing conditions and termination provisions.  After considering, among other things, the factors described below in the section titled “Special Factors—Recommendation of the Special Committee and Board of Directors and their Reasons the Merger,” the financial analyses and opinions of Morgan Stanley and Lazard, the terms of the merger agreement and the recommendation of the Special Committee, the members of the Company’s board of directors unanimously determined that the merger was advisable, fair to and in the best interests of the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group), and unanimously approved resolutions approving the merger and recommending that the Company’s stockholders vote to approve the merger agreement.

Later on June 19, 2011, the Company, Mr. Tianfu Yang, and Abax caused the merger agreement and ancillary documents to be executed.

On the morning of June 20, 2011, prior to the commencement of trading on NASDAQ, the Company issued a press release announcing the transaction and its entry into a definitive merger agreement.

Recommendation of the Special Committee and Board of Directors and Their Reasons for the Merger

Both the Special Committee and the Company’s board of directors believe, based on their consideration of the factors relating to substantive and procedural fairness described below, the merger and the merger agreement are fair to the Company’s stockholders, other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group.  The Company’s purpose and reasons for undertaking the merger at this time are to enable the Company’s stockholders, other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group, to realize the value of their investment in the Company in cash.

The Special Committee

The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated the proposed merger, including the terms and conditions of the merger agreement.  At a meeting on June 19, 2011, the Special Committee unanimously:

•
determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and its stockholders other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group; and

•	approved resolutions recommending that the Company’s board of directors approve and declare advisable the merger agreement and the merger.

In the course of reaching its determination and making its recommendations, the Special Committee considered the following factors as being generally positive or favorable, each of which the Special Committee believed supported its determination and recommendations:

•
the current and historical market prices of the Company’s common stock, including the fact that the estimated merger consideration of $24.00 per share represents a premium of (i) approximately 20.24% over the closing price of $19.96 on October 8, 2010, the last trading day prior to the public announcement of the Yang-Baring proposal; (ii) approximately 38% over the Company’s volume weighted average price of $17.45 over the twelve-month period ended October 8, 2010; (iii) approximately 85% over the Company’s volume weighted average price of $12.95 over the 30-day period ended June 17, 2011, the last trading day prior to the execution of the merger agreement; (iv) approximately 60% over the Company’s volume weighted average price of $15.01 over the 90-day period ended June 17, 2011; and (v) approximately 186% over the closing price of $8.39 on June 17, 2011;

•
the presentation by each of Morgan Stanley and Lazard to the Special Committee on June 19, 2011 and the independent oral opinions delivered by each of Morgan Stanley and Lazard to the Special Committee and the Company’s board of directors, and subsequently confirmed in writing, to the effect that, as of the date of its opinion, and based on and subject to the assumptions, considerations, qualifications, and limitations set forth in their respective written opinions, the $24.00 per share cash price to be received by the holders of shares of Company common stock (other than the Buyer Group and their respective affiliates) was fair, from a financial point of view, to such holders (other than the Buyer Group and their respective affiliates), as more fully described in the section titled “Special Factors—Opinion of Morgan Stanley & Co. LLC” beginning on page [●] and the section titled “Special Factors—Opinion of Lazard Frères & Co. LLC” beginning on page 63;

•
the fact that the Company’s stockholders other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group, will receive cash for their shares and will therefore have immediate liquidity and receive certain value for their shares;

•	the fact that the Buyer Group had, or would have concurrently with the signing of the merger agreement, executed agreements covering all of the financing necessary for the transaction;

•
the Special Committee’s consideration that the value of continuing as an independent public company may not be as valuable as the merger consideration being offered because of the potential risks and uncertainties associated with the future prospects of the Company, as well as the costs associated with complying with the regulatory requirements of both U.S. and PRC governmental agencies;

•
the belief by the Special Committee that, based on the thorough process undertaken by the Special Committee’s financial advisors to market the Company to other potential bidders, the per share merger consideration being offered was the most favorable price that could be obtained and that further negotiation ran the risk that Mr. Tianfu Yang and Abax might determine to offer an amount less than $24.00 per share, or abandon the transaction altogether, in which event the Company’s stockholders would lose the opportunity to accept the premium being offered;

•	the terms of the merger agreement, including:

o
the requirement that the merger agreement must be approved by the holders of a majority of the outstanding common stock of the Company, other than shares held by the Buyer Group or any affiliate of the Buyer Group;

o
the inclusion of provisions that permit the Company’s board of directors, under specified circumstances, to modify or withdraw its recommendation with respect to the merger agreement and the merger and respond to unsolicited expressions of interest in the Company to the extent the Special Committee believed in good faith that its fiduciary duty obligations required it to respond to those inquiries;

o	the agreement by members of the Buyer Group to vote their shares in favor of approval of the merger agreement at the special meeting; and

o
the other terms and conditions of the merger agreement, described in the section titled “The Merger Agreement” beginning on page 96 of this proxy statement, which the Special Committee, after consulting with its legal counsel, considered to be reasonable and consistent with precedents they deemed relevant;

•	the likelihood that the merger would be completed, and that it would be completed in a reasonably prompt time frame;

•	the Buyer Group’s agreement in the merger agreement to use its reasonable best efforts to consummate the proposed merger;

•	the fact that the Buyer Group’s obligation to complete the merger is not conditioned upon receipt of financing;

•
the fact that Parent and Merger Sub agreed to pay a $30 million termination fee if the merger agreement is terminated in certain circumstances, and the fact that Mr. Tianfu Yang and certain affiliates of Abax agreed to guarantee that payment obligation; and

•	the absence of significant regulatory approvals, including U.S. and PRC antitrust approvals, required in connection with the merger.

The Special Committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the merger to the Company’s stockholders other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group:

•
the merger agreement must be approved by the affirmative vote of (i) the holders of at least a majority of the combined voting power of the outstanding common stock of the Company, and (ii) the holders of a majority of the combined voting power of the outstanding common stock of the Company, other than shares held by the Buyer Group or any affiliate of the Buyer Group, as discussed in the section titled “The Special Meeting—Vote Required,” on page 30;

•	the full and sole authority granted to the Special Committee in its charter to independently negotiate definitive agreements with respect to Mr. Tianfu Yang’s proposal;

•
the Special Committee consists solely of independent and disinterested directors.  The members of the Special Committee (i) are not and have never been employees of the Company or any of its subsidiaries (ii) are not and never have been affiliated with Abax or its affiliates (other than Mr. Plowman, who served as a director of certain Abax affiliates until the Special Committee learned that Abax was a potential bidder at which time he immediately tendered his resignation), and (iii) have no financial interest in the merger that is different from that of the Company’s stockholders other than members of the Buyer Group;

•
the Special Committee held numerous meetings and met regularly to discuss and evaluate Mr. Tianfu Yang’s proposal, and was advised by independent financial and legal advisors, and each member of the Special Committee was actively engaged in the process on a continuous and regular basis;

•	the Special Committee retained and received the advice of Morgan Stanley and Lazard as its independent financial advisors;

•
the Special Committee’s view that it had structured and negotiated the compensation arrangements of its financial advisors, Morgan Stanley and Lazard, so as to provide enhanced economic incentives to achieve an outcome that benefits the stockholders of the Company, other than Mr. Tianfu Yang, certain affiliates of Abax, and the other members of the Buyer Group;

•
the independent opinions, dated June 19, 2011, of Morgan Stanley and Lazard to the Special Committee and the Company’s board of directors as described above and as more fully described in the section titled “Special Factors—Opinion of Morgan Stanley & Co. LLC” beginning on page [●] and in the section titled “Special Factors—Opinion of Lazard Frères & Co. LLC” beginning on page 63; and

•	the recognition by the Special Committee that it had no obligation to recommend the approval of the merger or any other transaction.

In the course of reaching its determinations and making its recommendations, the Special Committee also considered the following risks and other factors concerning the merger agreement and the merger as being generally negative or unfavorable:

•	Mr. Tianfu Yang and Abax would not agree to a proposed increase in the merger consideration or a reverse termination fee higher than $30 million;

•
the lack of alternatives available to the Company other than to reject the proposed transaction and remain a U.S.-listed company given Mr. Tianfu Yang’s position that he is unwilling to sell his shares of Company common stock or accept a non-controlling role in the Company after any transaction, which position was articulated in multiple conversations between Mr. Tianfu Yang and the Special Committee, and between Mr. Tianfu Yang and the Special Committee’s financial advisors;

•
the fact that the Company’s stockholders, other than Mr. Tianfu Yang, certain affiliates of Abax, and the other members of the Buyer Group, will have no ongoing equity participation in the Company following the merger, and that such stockholders will cease to participate in the Company’s future earnings or growth, if any, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization which could include a dividend to stockholders;

•	that the Buyer Group could realize significant returns on their indirect equity investments in the surviving corporation following the merger;

•	the possibility that the Buyer Group could sell some or all of the Company following the merger to one or more purchasers at a valuation higher than that being paid in the merger;

•	the possibility that the Buyer Group could relist the Company following the merger on an Asian exchange at a valuation higher than that being paid in the merger;

•	the fact that members of the Buyer Group (other than certain affiliates of Abax) were not making any additional equity investment in order to complete the merger;

•	the risk of incurring substantial expenses related to the merger, including in connection with any litigation that might result;

•
the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by the Company’s stockholders and the majority of the Company’s unaffiliated stockholders; and

•	the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention and the potential effect of that diversion on the Company’s business.

The Special Committee considered and expressly adopted the financial analyses and the opinions of Morgan Stanley and Lazard, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement.  These analyses, including a discussion of the sensitivity analyses, are summarized below in the sections titled “Special Factors—Opinion of Morgan Stanley & Co. LLC” beginning on page 57 and “Special Factors—Opinion of Lazard Frères & Co. LLC” beginning on page 63.  As part of making its determination regarding the fairness of the merger, the Special Committee concluded the incorporation of the sensitivity analyses into Morgan Stanley’s and Lazard’s valuation analyses was a reasonable basis for assessing the Company’s value in light of recent negative economic conditions, and their impact on the business of the Company.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive, but includes the material factors considered by the Special Committee. In view of the wide variety of factors considered by the Special Committee in evaluating the merger agreement and the merger, the Special Committee did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the Special Committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee’s determinations and recommendations described above were based upon the totality of the information considered.

Position of the Board of Directors as to Fairness of the Merger and Recommendation of the Board

The Company’s board of directors believes that the merger and the merger agreement are fair to the Company’s stockholders other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group.  In making this determination, the Company board considered and relied upon the following factors, among others:

•
the Special Committee’s unanimous determination that the merger agreement and the merger are fair to and in the best interests of the Company and its stockholders, other than Mr. Tianfu Yang, certain affiliates of Abax, and the other members of the Buyer Group, and its unanimous recommendation that the Company’s board of directors approve and declare advisable the merger agreement and the merger;

•	the Special Committee’s having retained and received advice from its independent financial and legal advisors;

•
the Special Committee consists solely of independent and disinterested directors.  The members of the Special Committee (i) are not and have never been employees of the Company or any of its subsidiaries, (ii) are not and have never been affiliated with Abax or its affiliates (other than Mr. Plowman, who served as a director of certain Abax affiliates until the Special Committee learned that Abax was a potential bidder at which time he immediately tendered his resignation), and (iii) have no financial interest in the merger that is different from that of the Company’s unaffiliated stockholders;

•
the process undertaken by the Special Committee and its advisors in connection with evaluating the proposed merger, as described above in the section titled “Special Factors—Background of the Merger” beginning on page 35;

•
the independent opinions, dated June 19, 2011, of Morgan Stanley and Lazard to the Special Committee and the Company’s board of directors as described above and as more fully described in the sections titled “Special Factors—Opinion of Morgan Stanley & Co. LLC” beginning on page 57 and “Special Factors—Opinion of Lazard Frères & Co. LLC” beginning on page 63; and

•	their own views as to the value of the Company and the relative future prospects of the Company.

The foregoing discussion of the information and factors considered by the Company’s board of directors is not intended to be exhaustive, but includes the material factors considered by the Company’s board of directors, including the substantive and procedural factors considered by the Special Committee discussed above.  In view of the wide variety of factors considered by the Company’s board of directors in evaluating the merger agreement and the merger, the Company’s board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion.  In addition, individual members of the Company’s board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.  The Company’s board of directors (with Mr. Tianfu Yang and Ms. Lanxiang Gao having recused themselves) approved the merger agreement and unanimously recommends that the stockholders of the Company approve the merger agreement based upon the totality of the information presented to, and considered by, it.

Other than as described in this proxy statement, the Company’s board of directors is not aware of any firm offers by any other person during the prior two years for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company.

Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger, and “FOR” the adjournment or postponement of the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement.

Opinion of Morgan Stanley & Co. LLC

The Special Committee retained Morgan Stanley to act as its financial advisor and to provide it with financial advisory services and a financial opinion in connection with the potential merger.  Morgan Stanley is an internationally recognized financial services firm that, among other things, is regularly engaged in the investment banking business, including the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, private placements and other corporate purposes.  The Special Committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company.  At the meeting of the Special Committee on June 19, 2011, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of June 19, 2011, and based on and subject to the assumptions, considerations, qualifications and limitations set forth in the written opinion, the $24.00 per share cash merger consideration to be received by the holders of shares of Company common stock (other than the Buyer Group and their respective affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders (other than the Buyer Group and their respective affiliates).

The full text of Morgan Stanley’s opinion, dated as of June 19, 2011, is attached as Annex F to this proxy statement.  You are encouraged to, and should, read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations of the review undertaken by Morgan Stanley in rendering such opinion.  This summary is qualified in its entirety by reference to the full text of such opinion.  Morgan Stanley’s opinion is directed to the Special Committee and the board of directors of the Company and addresses only the fairness, as of the date of the opinion and from a financial point of view, of the $24.00 per share cash merger consideration to be received by the holders of shares of Company common stock (other than the Buyer Group and their respective affiliates).  Morgan Stanley’s opinion did not in any manner address any other aspects of the merger. Morgan Stanley expressed no opinion or recommendation to the stockholders of the Company as to how to vote at the special meeting to be held in connection with the merger.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;

•	reviewed certain internal financial statements and other financial and operating data concerning the Company;

•
reviewed certain financial projections prepared by the management of the Company, which we refer to as the April 2011 Case, as well as certain sensitivity adjustments thereto prepared at the direction of the Special Committee, which we refer to as the Sensitivity Ranges;

•	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

•	reviewed the reported prices and trading activity for the Company common stock;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•
compared the financial performance of the Company and the prices and trading activity of the Company common stock with that of certain other publicly-traded companies comparable with the Company and its securities;

•	participated in certain discussions and negotiations among representatives of the Special Committee, the Buyer Group, and their financial and legal advisors;

•	reviewed the report prepared by Ernst & Young for the Special Committee dated February 8, 2011;

•
reviewed the merger agreement, a draft voting support agreement dated June 19, 2011, a draft contribution agreement dated June 19, 2011, the facility agreement dated June 9, 2011 between Parent and China Development Bank, a draft note purchase agreement dated June 19, 2011 between Holdco and Abax Emerald Ltd., and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company, and formed a substantial basis for its opinion. With respect to the April 2011 Case, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company.  With respect to the Sensitivity Ranges, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Special Committee of the future financial performance of the Company.  In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that (i) the Buyer Group will obtain financing in accordance with the terms set forth in the facility agreement and note purchase agreement, and (ii) the transactions and actions contemplated by the contribution agreement and voting support agreement will be consummated in accordance with each of their terms.  Morgan Stanley also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger.

Morgan Stanley is not a legal, tax, accounting or regulatory advisor.  Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters.  Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Company common stock in the merger.  Morgan Stanley’s opinion did not address the fairness of any consideration to be received by members of the Buyer Group pursuant to the merger agreement or the contribution agreement.  Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or were available.  Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley furnished with any such valuations or appraisals.  Morgan Stanley is not a legal expert, and, for purposes of its analysis, Morgan Stanley did not make any assessment of the status of any outstanding litigation involving the Buyer Group and the Company and excluded the effects of any such litigation in its analysis.  Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion.  Events occurring after the date of the opinion may affect the opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm the opinion.  Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

Historical Share Price Analysis

Morgan Stanley reviewed the range of closing prices of the shares of Company common stock for various periods listed in the table below and observed the following:
Period	Share Price Range (rounded to the nearest whole dollar)

52 weeks prior to June 14, 2011	$13 (as of June 6, 2011) - $25 (as of October 11, 2010)

From October 11, 2010 (one trading day after the date of the written acquisition proposal from Mr. Tianfu Yang and Baring) until November 22, 2010 (one trading day prior to the date of announcement of receipt of a letter from Mr. Tianfu Yang relating to termination of the consortium agreement between Mr. Tianfu Yang and Baring)
$19 (as of November 19, 2010) - $25 (as of October 11, 2010)

From November 23, 2010 (the date of announcement of receipt of a letter from Mr. Tianfu Yang relating to termination of the consortium agreement between Mr. Tianfu Yang and Baring) until June 14, 2011	$13 (as of June 6, 2011) - $22 (as of April 1, 2011)

From June 10, 2011 (one trading day after the date of filing of Schedule 13D by Mr. Tianfu Yang disclosing the execution of the facility agreement) until June 14, 2011	$15 (as of June 13, 2011) - $17 (as of June 10, 2011)

Morgan Stanley noted that the $24.00 per share cash merger consideration reflected a 56%, 20%, and 46% premium to the Company common stock closing price as of June 14, 2011 (four trading days prior to the announcement of the execution of the merger agreement), October 8, 2010 (one trading day prior to the date of the written acquisition proposal from Mr. Tianfu Yang and Baring to the Company) and September 10, 2010 (four weeks prior to the date of the written proposal from Mr. Tianfu Yang and Baring to the Company proposing an acquisition of the Company), respectively.  Morgan Stanley also observed that the $24.00 per share cash merger consideration reflected a 38% premium to the volume weighted average price of the Company common stock of $17.43 per share for the period from November 23, 2010 (the date of announcement of receipt of a letter from Mr. Tianfu Yang relating to termination of the consortium agreement between Mr. Tianfu Yang and Baring) until June 14, 2011.

Discounted Analyst Price Target

Morgan Stanley reviewed selected public market trading price targets for the Company common stock prepared and published by three equity research analysts that published or confirmed price targets for the Company.  These targets reflect each analyst’s estimate of the future public market trading price of the Company common stock at the time the price target was published and are not discounted to reflect present values.

As of October 8, 2010 (one trading day prior to the date of the written acquisition proposal from Mr. Tianfu Yang and Baring to the Company), the three selected equity analysts published undiscounted price targets for the Company common stock of $24, $28 and $33 per share, respectively.  Morgan Stanley noted that these three price targets implied a median undiscounted share price of $28.00 per share. Discounting these analyst price targets for the Company at an estimated cost of equity capital for the Company of 11.5% implied a median present value price of $26.00 per share as of October 8, 2010.

As of June 14, 2011, only two of the three selected equity research analysts reviewed by Morgan Stanley continued to cover the Company, and their most recent published reports implied a median, undiscounted price per share for the Company common stock of $24.00 per share. Discounting these analyst price targets for the Company at an estimated cost of equity capital for the Company of 11.5% implied a median present value price of $22.00 per share as of June 14, 2011.

The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the Company common stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to imply a range of future values of the Company common stock as a function of the Company’s estimated future earnings and its forward price-earnings multiples. The resulting range of values was subsequently discounted to arrive at a present value for the Company’s stock price.

To calculate a range of discounted equity values for the Company common stock, in each of the Sensitivity Ranges, Morgan Stanley multiplied the estimated 2012 calendar year earnings by a price-earnings ratio of 6.0x to derive a hypothetical future value per share.  Morgan Stanley then discounted this future value per share by an estimated cost of equity capital for the Company of 11.5%, implying a price range of $16 to $19 per share of Company common stock.

Precedent Premium Analysis in Affiliate Transactions

Morgan Stanley reviewed and compared the proposed premium payable in the merger to corresponding publicly available premiums paid in completed affiliate transactions globally between January 2005 and June 2011, with transaction values of greater than $100 million and in which the acquiror’s initial beneficial ownership was equal to or greater than 30% (excluding real estate and financial services transactions and transactions with negative premium or premium equal to or greater than 100%).  Based on the analysis of the premiums associated with such precedent transactions, Morgan Stanley applied an indicative premium range of between 17% and 27%.  Morgan Stanley applied this premium range to the closing prices of shares of Company common stock as of and for the periods indicated in the table below to imply ranges of per share values, as reflected in the following table:

	As of September 10, 2010		As of May 17, 2011
	Share Price	Implied Values per Share	Share Price	Implied Values per Share
40th to 60th Percentile of Premium to Stock Price Four Weeks Prior to Announcement Date	$16.49	$19 - $21	$17.30	$20 - $22

No target company utilized in the selected precedent premium range analysis is identical to the Company, nor is any precedent transaction utilized identical to the transactions contemplated by the merger agreement.  In evaluating the transactions listed above, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis as of March 31, 2011, which is an analysis of the net present value of the projected unlevered free cash flows of the Company and a terminal value using the forward exit multiple method.  The forward exit multiple was defined as the ratio of current market capitalization plus total debt plus minority interests less cash and cash equivalents (“Aggregate Value”), to earnings before interest, taxes, depreciation and amortization (“EBITDA”) based on the financial projections of the Company’s management.  Morgan Stanley analyzed the Company’s business using the Sensitivity Ranges for the calendar years 2010 through 2015.  In each of the Sensitivity Ranges, the terminal value was calculated by applying forward EBITDA exit multiples to the calendar year 2015 estimated EBITDA.  Based on a discount rate of 10.5% applied to the unlevered free cash flows from March 31, 2011 to December 31, 2014 and to the terminal value, based on a forward EBITDA exit multiple of 4.0x to the calendar year 2015 estimated EBITDA, the discounted cash flow analysis implied a range of $16 per share to $25 per share of Company common stock.

General

In connection with the review of the merger by the Special Committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion.  The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description.  In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it.  Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion.  In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley’s view of the actual value of the Company.

In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company.  Any estimates contained in Morgan Stanley’s analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates.  The analyses performed were prepared solely as a part of Morgan Stanley’s analysis of the fairness from a financial point of view of the $24.00 per share cash merger consideration to be received by the holders of shares of Company common stock (other than the Buyer Group and their respective affiliates) pursuant to the merger agreement as of the date of the opinion and were conducted in connection with the delivery by Morgan Stanley of its opinion dated June 19, 2011 to the Special Committee of the board of directors and the board of directors of the Company. Morgan Stanley’s analyses do not purport to be appraisals or to reflect the prices at which shares might actually trade.  The $24.00 per share cash merger consideration to be received by the Company’s stockholders pursuant to the merger agreement was determined through arm’s-length negotiations among the Special Committee, on the one hand, and the Buyer Group, on the other hand, and was recommended by the Special Committee for approval by the board of directors of the Company and was approved by the Company’s board of directors.  Morgan Stanley provided advice to the Special Committee during these negotiations.  Morgan Stanley did not, however, recommend any specific consideration to the Special Committee or that any specific consideration constituted the only appropriate consideration for the merger.  Morgan Stanley’s opinion and its presentation to the Special Committee was one of many factors taken into consideration by the Special Committee in deciding to recommend, and by the board of directors of the Company in deciding to approve the merger agreement.  Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the consideration to be received by the Company’s stockholders pursuant to the merger agreement or of whether the Special Committee would have been willing to agree to a different consideration.  The foregoing summary describes the material analyses performed by Morgan Stanley but does not purport to be a complete description of the analyses performed by Morgan Stanley.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses.  Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services.  Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, the Buyer Group and its affiliates, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.  As of the date of its opinion, affiliates of Morgan Stanley & Co. LLC had an investment of approximately $48 million of proprietary funds in investment funds administered by affiliates of Abax and Abax Global Capital China Ltd, and held a 19.99% passive ownership stake in each of Abax and Abax Global Capital China Ltd.  Furthermore, Morgan Stanley may seek to provide financial advisory and financing services to the Company and the Buyer Group in the future and would expect to receive fees for the rendering of these services.

Under the terms of its engagement letter, Morgan Stanley provided the Special Committee with financial advisory services and a financial opinion in connection with the merger, and as compensation for its services in connection with the merger, the Company has agreed to pay Morgan Stanley a fee of approximately $6.4 million, $750,000 of which was paid to Morgan Stanley as a retainer at the signing of the engagement letter, $1.375 million of which became payable to Morgan Stanley upon delivery of Morgan Stanley’s opinion and the remainder of which will be payable to Morgan Stanley upon the consummation of the merger. The Company has also agreed to reimburse Morgan Stanley for certain expenses incurred by Morgan Stanley, including fees of outside legal counsel, and to indemnify Morgan Stanley and related parties against certain liabilities and expenses arising out of Morgan Stanley’s engagement.

Opinion of Lazard Frères & Co. LLC

On June 19, 2011, at a meeting of the Special Committee of the board of directors of the Company to evaluate the merger agreement, Lazard rendered its oral opinion, subsequently confirmed in writing (the “Lazard Opinion”), that based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in such opinion, the per share merger consideration to be paid to holders of Harbin common stock (other than shares owned by Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) in the merger was fair, from a financial point of view, to such holders.

The full text of the Lazard Opinion is attached as Annex G to this proxy statement and is incorporated into this proxy statement by reference. The description of the Lazard Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Lazard Opinion set forth as Annex G.  Stockholders are urged to read the Lazard Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. Lazard’s written opinion is for the benefit of the Special Committee and the board of directors and only addresses the fairness to the holders of the Company common stock of the consideration to be paid to such holders (other than with respect to shares owned by Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) in the merger from a financial point of view as of the date of the opinion. Lazard’s written opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to the Company or the underlying business decision by the Company to engage in the merger, and is not intended to and does not constitute a recommendation to any holder of the Company common stock as to how such holder should vote with respect to the merger or any matter relating thereto. The Lazard Opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard Opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. The following is only a summary of the Lazard Opinion. You are urged to read the entire opinion.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions of a draft of the merger agreement dated June 18, 2011;

•	reviewed certain publicly available historical business and financial information relating to the Company (including the press release issued by the Company on June 17, 2011);

•
reviewed various financial forecasts and other data provided to Lazard by the management of the Company relating to the business of the Company, as well as modifications to such forecasts as directed by the Special Committee (described below);

•	held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

•	reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;

•	reviewed historical stock prices and trading volumes of the Company common stock;

•	reviewed the report, dated February 8, 2011, prepared for the Special Committee by Ernst & Young; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, or concerning the solvency or fair value of the Company, and Lazard was not furnished with any such valuation or appraisal. The Special Committee directed Lazard, based on its assessment of the uncertainty and risks associated with the most recent forecasts prepared by the Company’s management, which we refer to as the April 2011 Case, to utilize various sensitivity ranges, which we refer to as the Sensitivity Ranges, with respect to the April 2011 Case for purposes of its opinion. Lazard assumed, with the consent of the Special Committee, that the forecasts and the modifications thereto have been reasonably prepared in good faith and the forecasts, as modified by the Sensitivity Ranges utilized in Lazard’s analyses, reflect the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based. With respect to an analysis of the financial terms of any business combinations involving comparable companies in similar lines of business, Lazard ultimately concluded that there were no such precedent transactions relevant to its analysis.

In rendering its opinion, Lazard assumed, with the consent of the Special Committee, that the representations and warranties set forth in the merger agreement were accurate and complete and that the transaction (and any related transactions) would be consummated on the terms described in the merger agreement (and any related agreements), without any waiver or modification of any material terms or conditions.  Representatives of the Company advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by it in all material respects.  Lazard further notes that Holdco, Parent, and their lenders (and other financing providers) executed and delivered definitive agreements with respect to the financing required to consummate the merger and Lazard assumed that financing necessary to fund the transaction will be provided pursuant thereto.  Lazard also assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the merger will not have an adverse effect on the Company or the merger.  Lazard did not express any opinion as to any tax or other consequences that might result from the merger.  Lazard made no independent investigation of, and its opinion did not address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Special Committee obtained such advice as it deemed necessary from qualified professionals.  Lazard expressed no view or opinion as to any terms or other aspects (other than the merger consideration to the extent expressly specified in the Lazard opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger (including, without limitation, the contribution agreement or the voting support agreements to be entered into by officers, directors, employees and certain stockholders of the Company).  In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise.

The Lazard Opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Lazard as of, the date thereof. Lazard assumed and relied upon the assurances of the management of the Company that they were not aware of any relevant information that had been omitted or that remained undisclosed to Lazard.  Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof.  Lazard did not, and does not, express any opinion as to the price at which shares of Company common stock may trade at any time subsequent to the announcement of the merger. Although Lazard understands that the Special Committee’s other financial advisor has solicited indications of interest from third parties, Lazard was not authorized to, and it did not, solicit indications of interest from third parties regarding a potential transaction with the Company, nor was it requested to consider, and its opinion did not address, the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to approve the merger.

The following is a brief summary of the material financial and comparative analyses that Lazard deemed appropriate for this type of transaction and that were performed by Lazard in connection with rendering its opinion as well as analyses that were presented to the Special Committee for informational purposes only but were not material to the rendering of the Lazard Opinion. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying the Lazard Opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all of the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In its analyses, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or business used in Lazard’s analyses as a comparison is identical to the Company, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial, operating, and geographical characteristics and other factors that could affect the public trading or other values of the companies analyzed. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses are inherently subject to substantial uncertainty.

The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.

Summary of the Valuation of the Company

Public Company Benchmarks

Lazard reviewed and analyzed selected public companies that it viewed as generally relevant in evaluating the Company. In performing these analyses, Lazard reviewed and analyzed publicly available financial information relating to the selected public companies, and compared such information to the corresponding information for the Company. Specifically, Lazard compared the Company to the following public companies (the “Selected Companies”):

U.S.-Listed, China-Based Industrial Companies

•	A-Power Energy Generation Systems, Ltd.

•	China Automotive Systems Inc.

•	China Fire & Security Group, Inc.

•	China Valves Technology, Inc.

•	Fushi Copperweld, Inc.

•	Hollysys Automation Technologies, Ltd.

•	SORL Auto Parts, Inc.

Although none of the Selected Companies is directly comparable to the Company, the companies included are U.S.-listed, China-based companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business that, for purposes of analysis, Lazard considered generally relevant in evaluating the Company.

Based on equity analysts’ estimates and other public information, Lazard reviewed, among other things, the enterprise value of each of the Selected Companies as a multiple of such company’s projected earnings before interest, taxes, depreciation and amortization, or EBITDA, for the calendar year ending December 31, 2011. A company’s enterprise value is equal to its short and long term debt plus the market value of its common equity and the value of any preferred stock (at liquidation value), minus its cash and cash equivalents. Lazard also reviewed the stock price of each of the Selected Companies as a multiple of its projected earnings for the calendar year ending December 31, 2011.

The results of the analyses were as follows:

	Enterprise Value / EBITDA CY 2011		Price / EPS CY 2011
Median	3.3	x	4.8	x
Mean	4.1	x	6.4	x

Lazard applied EBITDA multiples of 3.0x to 4.5x to the Company’s 2011 estimated EBITDA to calculate an implied equity value per share range, in each case using the April 2011 Case and the Sensitivity Ranges.  The results of the analyses implied an equity value per share range for the Company of $13.88 to 20.24 using the April 2011 Case and $12.89 to $19.58 using the Sensitivity Ranges.

Lazard applied earnings multiples of 4.5x to 6.5x to the Company’s 2011 estimated earnings to calculate an implied equity value per share range, in each case using the April 2011 Case and the Sensitivity Ranges. The results of the analyses implied an equity value per share range for Harbin of $13.97 to 20.12 using the April 2011 Case and $12.90 to $19.43 using the Sensitivity Ranges.

Discounted Cash Flow Analysis

Based on the April 2011 Case and the Sensitivity Ranges, Lazard performed a discounted cash flow analysis of the Company to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that the Company could generate during the fiscal years ending December 31, 2011 through 2015. Lazard also calculated terminal values for the Company by applying a revenue exit multiple range of 3.5x to 5.0x to the Company’s estimated EBITDA provided by the April 2011 Case and by the Sensitivity Ranges for its fiscal year ending December 31, 2015. The stand-alone, unlevered, after-tax free cash flows and terminal values were discounted to present value using discount rates ranging from 13.0% to 15.0%, which were based on a weighted average cost of capital analysis of the Selected Companies. The results of these analyses implied an equity value per share range for the Company of $24.87 to $34.68 using the April 2011 Case and $14.74 to $28.01 using the Sensitivity Ranges.

Additional Analyses of the Company

The analyses and data described below were presented to the Special Committee for informational purposes only, and were not material to the rendering of the Lazard Opinion.

Other Public Company Benchmarks – Trading Analysis

Lazard also reviewed and analyzed other selected public companies as potentially relevant to the Company. In performing these analyses, Lazard reviewed and analyzed publicly available financial information relating to the selected companies and compared such information to the corresponding information for the Company. Specifically, Lazard compared the Company to the following public companies:

U.S.-Listed, U.S.-Based Motor Companies

•	Altra Holdings, Inc.

•	AO Smith Corp.

•	Franklin Electric Co. Inc.

•	Regal Beloit Corporation;

HK-Listed, China-Based Industrials

•	Zhuzhou Csr Times Electric

•	China High Speed Transmission

•	Haitian International

•	Boer Power Holdings Ltd.

•	Tianneng Power International

•	Changfeng Axle China Co.

•	Sun King Power Electronics

•	Zhejiang Shibao Co. Ltd.

•	Greens Holdings Ltd.

•	China Titans Energy Technology

Based on equity analysts’ estimates and other public information, Lazard reviewed, among other things, the enterprise value of each company above as a multiple of such company’s projected EBITDA for the calendar year ending December 31, 2011.

The results of the analyses were as follows:

	Enterprise Value / EBITDA - CY 2011
	U.S. Listed Companies		HK Listed Companies
Median	8.3	x	6.7	x
Mean	8.6	x	7.9	x

Based on the foregoing, Lazard applied EBITDA multiples of 7.5x to 9.5x (for the U.S.-Listed Companies) and 6.0x to 8.0x (for the HK-Listed Companies) to the Company’s 2011 estimated EBITDA to calculate an implied equity value per share range, in each case using the management projections set forth in the April 2011 Case and the Sensitivity Ranges directed by the Special Committee.  With respect to the U.S.-Listed Companies, the results of the analyses implied an equity value per share range for the Company of $32.92 to $41.38 using the April 2011 Case and $30.47 to $39.99 using the Sensitivity Ranges.  With respect to the HK-Listed Companies, the results of the analyses implied an equity value per share range for the Company of $26.58 to $35.04 using the April 2011 Case and $24.62 to $33.87 using the Sensitivity Ranges.

Leveraged Buyout Analysis

Lazard performed an analysis of the equity return that an acquiror would theoretically receive if the Company were acquired in a going private transaction. For purposes of this analysis, Lazard used the projections set forth in the April 2011 Case and the Sensitivity Ranges. This analysis assumed a range of exit multiples of 3.5x to 5.0x of the last twelve months EBITDA, and a range of equity returns of 20% to 30%.  Using this analysis, Lazard derived a range of implied per share prices for the Company common stock of $20.70 to $30.21 using the April 2011 Case and $15.29 to $25.36 using the Sensitivity Ranges.

52-Week Trading Range

Lazard reviewed the historical price performance of the Company common stock for the 52-week period ending June 17, 2011. During this period, the trading price of the Company common stock ranged from approximately $6.98 per share to $23.41 per share.

Premiums Paid Analysis

Lazard performed a premiums paid analysis based on premiums paid in certain U.S. public merger and acquisition transactions in the past 48 months involving target companies with a transaction value between $250 million and $2 billion and between $500 million and $1.5 billion.

The implied premiums in this analysis were calculated by comparing the per share acquisition price to the target company’s (i) closing share price one day prior to announcement, (ii) average closing share price for the one-week period prior to announcement, and (iii) average closing share price for the one-month period prior to announcement. The median of premiums ranged from 27.2% to 38.7% and the mean of premiums ranged from 30.9% to 50.0%.

Lazard applied a 30.0% to 40.0% range of premiums to the share price for the Company as of October 1, 2010.  Lazard viewed October 1, 2010 as a significant date in its analysis because in Lazard’s view it was the last day that the stock was unaffected by the subsequent public announcement of Mr. Tianfu Yang’s and Baring’s offer for the Company. The results of the analyses implied an equity value per share range for Harbin common stock of $23.10 to $24.88.

Miscellaneous

As described above, the Lazard opinion was one of many factors taken into consideration by the Special Committee and the board of directors in making the determination to approve the merger agreement. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Special Committee and the board of directors.  The per share merger consideration was determined through extensive arms-length negotiations between the Company and the Buyer Group and was approved by the Special Committee and the board of directors. Lazard provided advice to the Company during these negotiations. Lazard did not, however, recommend any specific amount of consideration to the Special Committee or board or that any specific merger consideration constituted the only appropriate consideration for the merger.

Pursuant to a letter agreement dated April 19, 2011, the Company engaged Lazard to act as one of its financial advisors in connection with evaluating the merger proposed by Mr. Tianfu Yang.  Pursuant to the terms of this engagement letter, Harbin agreed to pay Lazard an aggregate fee of $2.25 million, of which $250,000 was payable upon execution of the engagement letter, $1 million was payable upon Lazard’s rendering of its opinion and $1 million will be payable upon the consummation of the merger. In addition, the Company has agreed to reimburse Lazard’s reasonable expenses, including expenses of legal counsel, in connection with this engagement and to indemnify Lazard and related persons against various liabilities, including certain liabilities under the U.S. federal securities laws.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, going-private transactions, and valuations for estate, corporate and other purposes. In the ordinary course of their respective business, Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and their respective affiliates may actively trade securities of the Company and its affiliates and affiliates of the Parent for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities and may also trade and hold securities on behalf of the Company and its affiliates and affiliates of the Parent. Lazard and/or LFCM Holdings LLC may in the future provide investment banking services to affiliates and lenders of the Buyer Group and would expect to receive customary fees.

Lazard is an internationally-recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as investment banker to the Company because of its qualifications, expertise, and reputation in investment banking and mergers and acquisitions.

Management’s Projected Financial Information

As part of its process, the Special Committee requested that the Company’s management team prepare long-term financial projections for the Company.  The Company does not, as a matter of course, create multi-year projections for submission to the Company’s board of directors or that are customarily relied on by the investor or financial community.  The November 2010 Case was provided by the Company’s management to the Special Committee on or about November 27, 2010, and is summarized below.  The November 2010 Case was revised and updated by the Company’s management in April 2011 and the resulting April 2011 Case was delivered to the Special Committee on April 6, 2011, and is summarized below.

At the direction of the Special Committee, the Special Committee’s independent financial advisors applied the Sensitivity Ranges (i.e., sensitivity adjustments to management’s projections based on the Special Committee’s assessment of the uncertainty and risks associated with those projections) to the April 2011 Case.  The Sensitivity Ranges reflected the Special Committee’s views regarding the effects of, among other things, increased labor costs in the PRC, higher raw material costs, higher R&D expenses, higher SG&A expenses, higher PRC tax rates, and a general slowdown in the PRC’s economy, including deceleration of industrial production, tightening of credit markets, and electricity shortages (the “Market Challenges”), on the Company’s business.  The resulting Sensitivity Case, presented as ranges of values derived by applying the Sensitivity Ranges to the April 2011 Case, is summarized below.

Summaries of the November 2010 Case, the April 2011 Case, and the Sensitivity Case are being included in this document not to influence your decision whether to vote for or against the proposal to approve the merger agreement, but because (i) all of such projected financial information was available to the Special Committee, Morgan Stanley, and Lazard, (ii) the November 2010 Case and the April 2011 Case were available to Mr. Tianfu Yang,  and Abax, and (iii) the November 2010 Case was available to all bidders that participated in the Special Committee’s process and also signed a non-disclosure agreement.  Projections of these types are based on estimates and assumptions that are inherently subject to significant economic, industry, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company’s control.  Because the projections cover multiple years, such information by its nature becomes less reliable with each successive year.  Accordingly, there can be no assurance that the projected results will be realized or that actual results would not significantly vary from projected results.  In light of the uncertainties inherent in forward-looking information of any kind, we caution against placing undue reliance on any of the information summarized below.

For information concerning the variety of factors which may cause the future financial results of the Company to materially vary from such projected results, see “Cautionary Statement Regarding Forward-Looking Information” on page 21.  The Company does not intend to update or revise any of the financial projections included herein to reflect circumstances existing after the date such projections were prepared or to reflect the occurrence of any particular events.  None of the financial projections included in the November 2010 Case, the April 2011 Case, or the Sensitivity Case should be viewed as a representation by the Company, the Special Committee, or any of their respective advisors or representatives that the forecasts reflected therein will be achieved.

The financial projections included in the November 2010 Case, the April 2011 Case, and the Sensitivity Case were prepared solely for internal use in connection with the proposed merger and not for publication or with a view of complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  The projected financial information included in this proxy statement has been prepared by, and is the responsibility of, the Company’s management.  The Company’s independent registered public accounting firm, Frazer Frost, LLP, has neither examined, compiled, nor performed any procedures with respect to the accompanying projected financial information and, accordingly, Frazer Frost, LLP does not express an opinion or any other form of assurance with respect thereto.  The Frazer Frost, LLP report incorporated by reference in this proxy statement relates to the Company’s historical financial information.  The Frazer Frost, LLP report does not extend to the projected financial information and should not be read to do so.  The projected financial information was prepared for use in connection with the proposed merger but does not reflect any predicted effect of the proposed merger on the Company.  There can be no assurance that the assumptions made in preparing the projections summarized below will prove accurate, and the future financial results of the Company as summarized below may differ materially from those reflected in such projections.

Financial Projections—November 2010 Case

At the request of the Special Committee, the Company’s management provided the November 2010 Case to the Special Committee on or about November 27, 2010, and it is summarized as follows:

Summary Projected Consolidated Financial data—November 2010 Case
(provided on or about November 27, 2010)

	Years Ended December 31,
	2010E	2011E	2012E	2013E	2014E	2015E
	($ in millions, except per share information)
Revenue	$430	$578	$719	$842	$987	$1,156
Revenue Growth	92%	34%	25%	17%	17%	17%
EBITDA	$110	$160	$206	$245	$287	$339
EBITDA Margin (%)	26%	28%	29%	29%	29%	29%
EPS*	$2.59	$3.72	$4.88	$5.89	$6.97	$8.29
Capital Expenditures	$81	$77	$49	$59	$71	$85
Capital Expenditures as a % of Revenue	19%	13%	7%	7%	7%	7%

*EPS (Earnings Per Share) is presented on a fully diluted basis.

Updated Financial Projections—April 2011 Case

The Company’s management was requested to prepare, and on April 6, 2011 delivered to the Special Committee, updated financial projections, or the April 2011 Case.  This forecast reflected (i) actual results through December 31, 2010, (ii) revisions to certain assumptions for the year ending December 31, 2011, which were made because the fourth quarter of 2010 was below, and the first quarter of 2011 was trending below, the projections made in the November 2010 Case, (iii) the impact of projected weaker results for 2011 on projections for 2012 through 2015, and (iv) the weakening economic climate in China.

The following table summarizes the April 2011 Case:

Summary Projected Consolidated Financial data—April 2011 Case
(updated as of April 6, 2011)

	Years Ended December 31,
	2011E	2012E	2013E	2014E	2015E
	($ in millions, except per share information)
Revenue	$512	$637	$745	$872	$1,021
Revenue Growth	20%	24%	17%	17%	17%
EBITDA	$134	$177	$216	$256	$303
EBITDA Margin (%)	26%	28%	29%	29%	30%
EPS*	$3.04	$4.00	$4.87	$5.73	$6.74
Capital Expenditures	$77	$49	$59	$71	$85
Capital Expenditures as a % of Revenue	15%	8%	8%	8%	8%

*EPS (Earnings Per Share) is presented on a fully diluted basis.

Updated Financial Projections—Sensitivity Case

As a matter of updated diligence and at the direction of the Special Committee, the Special Committee’s independent financial advisors contacted Company management to discuss the impact the Market Challenges were likely to have on the financial projections in the April 2011 Case.  During a call which took place on May 25, 2011, Mr. Tianfu Yang provided to the Special Committee’s independent financial advisors an update on the Company’s business outlook, discussing the weakening economic conditions, including increased commodity and labor costs, and the fact that the Company’s management believed the April 2011 Case no longer appropriately reflected management’s outlook.  The financial advisors each independently performed sensitivity analyses and discussed this work with the Special Committee on June 13, 2011.  At the Special Committee’s request, the analyses reflected the Special Committee’s views regarding the effects of the Market Challenges on the Company’s business.  After the June 13, 2011 discussion, the Special Committee instructed the financial advisors to utilize the Sensitivity Ranges in connection with their valuation work, requesting that the financial advisors utilize a range of compounded annual growth rates of revenue from 2010 to 2015 of 10% to 15%, and a range of EBITDA margin compression/expansion of negative 4% to positive 1% over the same period.  The following updated financial projections show the application of the Sensitivity Ranges to the April 2011 Case:

Summary Projected Consolidated Financial data—Sensitivity Case (updated as of June 2011)

Years Ended December 31,
	2011E	2012E	2013E	2014E	2015E
($ in millions, except per share information)
Revenue	$473–494	$545–595	$589–672	$636–759	$687–858
Revenue Growth	11%–16%	15%–20%	8%–13%	8%–13%	8%–13%
EBITDA	$124–129	$132–158	$135–181	$143–205	$152–233
EBITDA Margin (%)	26%–26%	24%–27%	23%–27%	23%–27%	22%–27%
EPS*	$2.80–2.93	$2.93–3.56	$2.92–4.04	$3.05–4.54	$3.20–5.11
Capital Expenditures	$71–74	$42–46	$47–53	$52–62	$57–71
Capital Expenditures as a % of Revenue	15%	8%	8%	8%	8%

*EPS (Earnings Per Share) is presented on a fully diluted basis.

Purposes and Reasons of the Buyer Group for the Merger

Under SEC rules governing “going-private” transactions, each member of the Buyer Group may be deemed to be an affiliate of the Company and required to express its reasons for the merger to the Company’s unaffiliated security holders.  Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.  For the Buyer Group, the purpose of the merger is to enable Parent to acquire control of the Company in a transaction in which the unaffiliated stockholders will receive $24.00 per share of the Company common stock.  After shares of Company common stock cease to be publicly traded, Parent will bear 100% of the risks and rewards of ownership of the Company.  In addition, the merger will allow the Buyer Group to maintain an investment in the Company through their equity investments in Holdco as described in this proxy statement under the section titled “Special Factors—Financing of the Merger—Rollover Financing” beginning on page 84, and at the same time enable Mr. Tianfu Yang to maintain a leadership role with the surviving corporation.

The Buyer Group believes that, as a privately-held entity, the Company’s management will have greater flexibility to focus on improving the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance.  As a privately-held entity, the Company will have greater flexibility to make decisions that might negatively affect short-term results, but that could increase the Company’s value over the long term.  In contrast, as a publicly-traded entity, the Company faces pressure from public stockholders and investment analysts to make decisions that might produce improved short-term results, but which are not necessarily beneficial in the long term.

As a privately-held entity, the Company will also be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and Sarbanes-Oxley Act of 2002.  The need for the management of the Company to be responsive to unaffiliated stockholders’ concerns and to engage in dialogue with unaffiliated stockholders can also at times distract management’s time and attention from the effective operation and improvement of the business.  Please see the section titled “Special Factors—Recommendation of the Special Committee and Board of Directors and their Reasons for the Merger” beginning on page 52.

The Buyer Group decided to undertake the going-private transaction at this time to take advantage of the benefits of the Company being a privately-held company as described above, and because Holdco and Parent were able to obtain debt and equity financing from China Development Bank and certain affiliates of Abax, in each case on terms satisfactory to the Buyer Group.

Position of the Buyer Group Regarding the Fairness of the Merger

Under SEC rules governing “going-private” transactions, each member of the Buyer Group may be deemed to be an affiliate of the Company and to be required to express its beliefs as to the fairness of the merger to the Company’s unaffiliated security holders.  The Buyer Group is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.  The views of the Buyer Group as to the fairness of the merger are not intended and should not be construed as a recommendation to any holder of the Company common stock as to how to vote on the proposal to approve the merger agreement.  The Buyer Group has interests in the merger that are different from those of the other stockholders of the Company by virtue of their continuing interests in the surviving company after the consummation of the merger.  These interests are described under the section titled “Special Factors—Interests of Certain Persons in the Merger” beginning on page 86.

The Buyer Group believes that the interests of the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) were represented by the Special Committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The Buyer Group attempted to negotiate a transaction that would be most favorable to it rather than the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group), and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively or procedurally fair to such stockholders. The Buyer Group did not participate in the deliberations of the Special Committee regarding, and did not receive any advice from the Special Committee’s independent legal or financial advisors as to, the fairness of the merger to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group).

Based on the Buyer Group’s knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Company’s board of directors discussed in the section titled “Special Factors—Recommendation of the Special Committee and Board of Directors and their Reasons for the Merger” beginning on page 52, the Buyer Group believes that the merger is substantively fair to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) based upon the following factors:

•
the current and historical market prices of the Company common stock, including the fact that the merger consideration of $24.00 per share offered to the Company’s unaffiliated stockholders represents a 186% premium over the closing price of $8.39 per share on June 17, 2011, the last trading day before the execution of the merger agreement, an 85% premium over the 30-day volume weighted average price as quoted by Bloomberg L.P. on June 17, 2011, the last trading day before the execution of the merger agreement, and a 60% premium over the 90-day volume weighted average price as quoted by Bloomberg L.P. on June 17, 2011;

•	the Company common stock traded as low as $6.98 per share during the 52-week period prior to the announcement of the execution of the merger agreement;

•
the merger consideration of $24.00 per share is payable entirely in cash, thus allowing the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) to immediately realize a determinate value for their shares;

•
the Special Committee determined, by the unanimous vote of all members of the Special Committee, and the Company’s board of directors determined, upon the unanimous vote of all members of the board of directors (other than Mr. Tianfu Yang and Ms. Lanxiang Gao, each of whom recused himself or herself from such determination), that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group);

•
certain affiliates of Abax have agreed to guarantee 25.6%, and Mr. Tianfu Yang has agreed to guarantee 74.4%, of the obligations of Parent under the merger agreement to pay, under certain circumstances, a termination fee to the Company and reimburse certain expenses of the Company;

•
Abax Global Capital (Hong Kong) Limited and Abax have entered into an equity commitment letter pursuant to which they will cause certain of the funds and/or entities that they manage or advise to purchase ordinary shares of Holdco, on the terms and conditions set forth in the equity commitment letter, for an aggregate amount of $38.8 million, which shall be used to fund the merger and pay certain fees and expenses contemplated by the merger agreement; and

•	the merger will provide liquidity for the Company’s stockholders (other than the Buyer Group, without incurring brokerage and other costs typically associated with market sales.

The Buyer Group did not consider net book value because it does not believe that net book value reflects or has any meaningful impact on the market price of the Company common stock or the fair market value of the Company’s assets or business. The Buyer Group notes, however, that the merger consideration of $24.00 per share is higher than the net book value of the Company per diluted share of $13.78 as of March 31, 2011.  The Buyer Group did not consider the Company’s liquidation value to be a relevant valuation method because they consider the Company to be a viable, going concern and because the Company will continue to operate its business following the merger.  The Buyer Group did not establish, and did not consider, a going concern value for the Company common stock as a public company to determine the fairness of the merger consideration to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) because, following the merger, the Company will have a significantly different capital structure.  However, the Buyer Group believes that merger consideration of $24.00 per share represented a premium to the per share going concern value of the Company.

The Buyer Group is not aware of, and thus did not consider in its fairness determination, any offers or proposals made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company’s assets, or the purchase of the Company voting securities that would enable the holder to exercise control over the Company.  The Buyer Group did not perform or receive any independent reports, opinions, or appraisals from any outside party related to the merger, and thus did not consider any such reports, opinions, or appraisals in determining the substantive and procedural fairness of the merger to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group).

The Buyer Group believes the merger is procedurally fair to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) based upon the following factors:

•
the Special Committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with the Buyer Group (other than Mr. Plowman, who served as a director of certain Abax affiliates until the Special Committee learned that Abax was a potential bidder, at which time he immediately tendered his resignation), was established and given absolute authority to, among other things, review, evaluate and negotiate the terms of the merger and to decide not to engage in the merger;

•
the members of the Special Committee are not officers or employees of the Company and do not have any interests in the merger different from, or in addition to, those of the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group), other than the members’ receipt of board and Special Committee compensation (which are not contingent upon the consummation of the merger or the Special Committee’s or the board’s recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement;

•
while each of Mr. Tianfu Yang and Ms. Lanxiang Gao is a director, officer or employee of the Company, because of their participation in the transaction as described under the section titled “Special Factors—Interests of Certain Persons in the Merger” beginning on page 86, neither of them served on the Special Committee, nor did any member of the Buyer Group participate in or have any influence over the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

•	the Special Committee retained and was advised by its independent legal and financial advisors who are experienced in advising committees such as the Special Committee in similar transactions;

•
the Special Committee and the Company’s board of directors had no obligation to recommend the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•	the merger was unanimously approved by the Special Committee;

•
the merger consideration and other terms and conditions of the merger agreement were the result of arm’s-length negotiations over an extended period of time between Mr. Tianfu Yang, Abax, Parent, Merger Sub, and their legal and financial advisors, on the one hand, and the Special Committee and its independent legal and financial advisors, on the other hand;

•
in addition to the statutory stockholder approval required under Nevada law of an affirmative vote of the majority of the outstanding shares of Company common stock, approval of the merger agreement is subject to the approval of a majority of the stockholders of the Company, other than the Buyer Group or any affiliate of the Buyer Group, giving such unaffiliated stockholders a meaningful opportunity to consider and vote upon the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•
each of Morgan Stanley and Lazard, the Special Committee’s independent financial advisors, rendered opinions, dated June 19, 2011, to the Special Committee that, as of such date and based on and subject to the assumptions, considerations, qualifications, and limitations set forth in the written opinion, the merger consideration of $24.00 per share to be received by the holders of shares of the Company common stock (other than the Buyer Group and their respective affiliates) was fair, from a financial point of view, to such holders (other than the Buyer Group and their respective affiliates);

•
under the terms of the merger agreement, in certain circumstances prior to obtaining the requisite stockholder approvals of the merger, the Company is permitted to provide information to and participate in discussions or negotiations with persons making takeover proposals and the board of directors of the Company is permitted to withdraw or modify its recommendation of the merger agreement; and

•	the ability of the Company to terminate the merger agreement (in accordance with the terms of the merger agreement) upon acceptance of a superior proposal.

The foregoing discussion of the information and factors considered and given weight by the Buyer Group in connection with its evaluation of the substantive and procedural fairness to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group) of the merger agreement and the transactions contemplated by the merger agreement, including the merger, is not intended to be exhaustive, but is believed by the Buyer Group to include all material factors considered by it.  The Buyer Group did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the substantive and procedural fairness of the merger agreement and the merger to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group).  Rather, the Buyer Group made the fairness determinations after considering all of the foregoing as a whole.

The Buyer Group believes these factors provide a reasonable basis for its belief that the merger is both substantively and procedurally fair to the Company’s stockholders (other than Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group).  This belief, however, is not intended to be and should not be construed as a recommendation by the Buyer Group to any stockholder of the Company as to how such stockholder should vote with respect to the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger.  Parent and Merger Sub attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated stockholders of the Company, and accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders.

Nature of Business Conducted

We are a holding company incorporated in Nevada with our principal place of business in the PRC.  Through our U.S. and China-based subsidiaries, we design, develop, manufacture, supply, and service a wide range of electric motors including linear motors, specialty micro-motors, and industrial rotary motors, with a focus on innovation, creativity, and value-added products.  We sell our products principally in China, but also to certain international markets.

We currently operate the following four manufacturing facilities in China:

•
Harbin Tech Full Electric Co., Ltd. (“Harbin Tech Full”), a wholly-owned subsidiary of the Company, is located in the government-designated Development Zone in the city of Harbin with approximately 50,000 square meters of land and manufactures linear motors and linear motor integrated systems.

•
Shanghai Tech Full Electric Co., Ltd. (“Shanghai Tech Full”), a wholly-owned subsidiary of the Company, is located in the Shanghai Zhuqiao Airport Industrial Zone with 40,800 square meters of land and manufactures specialty micro-motors.

•
Weihai Tech Full Simo Motor Co., Ltd. (“Weihai Tech Full”), a wholly-owned subsidiary of the Company, is located in Weihai with approximately 150,000 square meters of land and primarily manufactures small to medium sized industrial rotary motors.

•
Xi’an Tech Full Simo Motor Co., Ltd. (“Xi’an Tech Full Simo”), a wholly-owned subsidiary of the Company, was acquired in October 2009 and manufactures primarily medium to large sized industrial rotary motors. Xi’an Tech Full Simo is located in Xi’an city’s Economy and Technology Development Zone and occupies approximately 200,000 square meters of land.

We offer three major product lines: linear motors (“LMs”) and integrated systems, specialty micro-motors, and industrial rotary motors.  LMs operate on the same physical principles as a traditional motor, but the stator, or non-moving component, is flat, rather than cylindrical, producing linear, rather than rotational, force.  LMs can be configured into different sizes and shapes.  We believe that, for a variety of applications, our LMs have advantages over traditional electric motors, in terms of design, energy output, energy efficiency, and precision movement.  By obviating pneumatic stops, belts, pulleys, and gears that rotary motors require to move and position their loads, LMs can provide higher levels of performance in accuracy, resolution, repeatability, and speed, with less maintenance and down-time.  We sell our LMs to a broad range of customers in China and in the United States, including those involved in the energy industry, factory automation, food processing, packaging industries, power generation systems, and mass transportation and freight transportation systems.

Specialty micro-motors are used for various automation functions for automotives, precision instrument and machinery, office equipment, medical devices, consumer electronics, etc. We currently focus on developing products used for automobile interior automations.  We have developed many innovative products that are used for car seat automation, back seat folding, electric power steering (EPS), automated window, and automated trunk opening.  Our automobile specialty micro-motors are purchased by customers who are first-tier suppliers to the automobile industry.  We supply these products to domestic customers and also export them to OEM suppliers in North America.

We offer a wide range of industrial rotary motors including small, medium, and large-sized motors and some specialized motors such as high/low voltage motors and speed control motors. Our industrial rotary motors are widely used for trains, power plants, steel processing, agricultural machineries, heavy machineries, material industry, construction industry, chemical industry, HVAC, aviation, navigation, hi-tech fields, etc.  Our branded “Simo Motor” manufactured by Xi’an Tech Full Simo and “Wenbao Motor” manufactured by Weihai Tech Full are among the best-known motors in China and have received national awards.  These products are primarily purchased by domestic customers throughout China.

Plans for the Company after the Merger

If the merger is completed, all of our equity interests will be owned by Parent.  Except for certain members of the Buyer Group, none of our current stockholders will have any ownership interest in, or be a stockholder of, the Company after the completion of the merger.  As a result, our current stockholders (other than certain members of the Buyer Group) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value.  Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon completion of the merger, each share of Company common stock issued and outstanding immediately prior to the closing (other than shares owned, directly or indirectly, by Parent (including shares held in the treasury of the Company or owned by members of the Buyer Group and contributed to Parent as part of the Rollover Transactions), Merger Sub, or any of the Company’s wholly-owned subsidiaries) will be converted into the right to receive the merger consideration.  No merger consideration will be paid for shares owned by members of the Buyer Group.

After the effective time of the merger, Parent anticipates that the Company will continue its current operations, except that it will cease to be an independent public company and will instead be a wholly-owned subsidiary of Parent.  The Company will no longer be subject to the Exchange Act, the Sarbanes Oxley Act of 2002, or NASDAQ compliance and reporting requirements and the related direct and indirect costs and expenses.

Parent has advised the Company that, except for the transactions contemplated by the merger agreement, it does not have any current plans, proposals or negotiations that relate to or would result in any of the following:

•	an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

•	the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

•	any other material changes in the Company’s business.

Following consummation of the merger, Parent will directly or indirectly own 100% of our outstanding common stock and will have a corresponding interest in our net book value and net earnings. The table below sets forth the direct and indirect beneficial interest in our net book value and net earnings for Mr. Tianfu Yang, certain affiliates of Abax, and each other member of the Buyer Group before and after the merger in proportion to each such party’s direct and indirect beneficial ownership in the Company before and after the merger, based on our net income for the fiscal year ended December 31, 2010 of approximately $77 million and our net book value as of December 31, 2010 of approximately $420 million.

All dollar figures in the chart immediately below are in the thousands and rounded to the nearest dollar amount.

	Ownership of the Company Prior to the Merger			Fully Diluted Ownership of the Company After the Merger
	% Ownership	Net Earnings for the fiscal year ended December 31, 2010	Net Book Value for the fiscal year ended December 31, 2010	% Ownership	Net Earnings for the fiscal year ended December 31, 2010	Net Book Value for the fiscal year ended December 31, 2010
		($ thousands)	($ thousands)		($ thousands)	($ thousands)
Chairman and Management
Chairman Mr. Yang	30.6%	23,539	128,657	67.3%	51,705	282,604
Tianli Yang	1.6%	1,222	6,678	3.5%	2,684	14,668
Zedong Xu	1.1%	855	4,674	2.4%	1,879	10,268
Suofei Xu	1.3%	977	5,342	2.8%	2,147	11,734
Lanxiang Gao	0.4%	293	1,603	0.8%	644	3,521
Abax Global Capital and Affiliates
Abax Lotus Ltd	3.9%	2,995	16,368	8.6%	6,578	35,953
Abax Nai Xin A Ltd	1.5%	1,140	6,230	3.3%	2,504	13,684
Abax New Entity	0.0%	-	-	11.3%	8,676	47,420
Total	40.4%	31,021	169,552	100.0%	76,815	419,852

Financing of the Merger

The Buyer Group estimates that the total amount of funds necessary to consummate the merger and related transactions, including the payment of fees and expenses in connection with the merger, will be approximately $768.5 million.  The Buyer Group expects to fund this amount through a combination of the following:

•
the proceeds from the CDB Loan in an amount of $400 million pursuant and subject to the facility agreement between Parent and China Development Bank, which is described under the subheading “—Debt Financing—CDB Loan” in this section;

•
the proceeds from the issuance and sale of the Abax Notes in an amount of $25 million pursuant and subject to the note purchase agreement between Abax Emerald Ltd., as note purchaser, and Holdco, as note issuer, which is described under the subheading “—Debt Financing—Abax Notes” in this section;

•
the proceeds from a cash investment in ordinary shares of Holdco by certain affiliates of Abax in an amount of $38.8 million pursuant and subject to the equity commitment letter among Abax Global Capital (Hong Kong) Limited, Abax, and Holdco, which is described under the subheading “—Equity Financing” in this section; and

•
the contribution of 12,695,384 shares of Company common stock to Parent (the equivalent of an investment of approximately $304.7 million based upon the per share merger consideration of $24.00), and the issuance of ordinary shares by Holdco in consideration therefor, prior to the merger by Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group, which is described under the subheading “—Rollover Financing” in this section.

None of Holdco, Parent, or Merger Sub has entered into any alternative financing arrangements or alternative financing plans.

Debt Financing

CDB Loan

On June 9, 2011, Parent entered into the facility agreement with China Development Bank pursuant and subject to which China Development Bank has agreed to provide the CDB Loan in an aggregate amount of $400 million, to fund the merger and pay certain fees and expenses contemplated by the facility agreement and the merger agreement.

Conditions to Financing.  The funding of the CDB Loan is subject to the satisfaction or waiver of the following conditions:

•	receipt by China Development Bank of the documentary conditions precedent required under Schedule 1 of the facility agreement;

•	no major default (as defined in the facility agreement) that is continuing or would result from the proposed borrowing;

•	all of the major representations (as defined in the facility agreement) being true;

•
receipt by China Development Bank of a certified copy of the register of members of Parent evidencing that Holdco is the beneficial owner of the entire equity interest of Parent and that the shares of Parent issued to Holdco have been validly issued and fully paid up;

•
receipt by China Development Bank of the relevant bank receipt evidencing that Holdco and/or its affiliates have made an irrevocable wire transfer to Parent (as an equity capital contribution and/or subordinated indebtedness) in an aggregate principal amount of no less than $63.8 million; and

•
receipt by China Development Bank of a letter from Parent confirming that (a) all of the conditions precedent to the merger have been satisfied or waived in accordance with the terms of the merger agreement and the articles of merger has been filed with the Secretary of State of Nevada (and attaching the stamped articles of merger), (b) the merger agreement remains in full force and effect and has not been rescinded or repudiated by any party to it, and (c) the effective time of the merger has occurred.

Interest Rate.  The interest rate of the CDB Loan is LIBOR plus 3.5% per annum during the first thirty-six months of the facility and LIBOR plus 4.5% per annum at all times thereafter.

Prepayments and Amortization.  Parent may, if it gives China Development Bank not less than five business days’ prior notice, prepay the whole or any part of the CDB Loan (but, if in part, the amount paid must be an amount that reduces the amount of the CDB Loan by at least $10 million). Parent is required to make a mandatory prepayment upon the occurrence of any of the following:

•	a listing (as defined in the facility agreement);

•	a change of control (as defined in the facility agreement);

•	a currency event (as defined in the facility agreement); or

•	the sale of all or substantially all of the assets of Parent and its subsidiaries, as a group, or of the Company and its subsidiaries, as a group (other than the merger).

Parent is required to repay 20% of the total outstanding principal amount of the CDB Loan on each of the third, fourth, fifth and sixth anniversary of the initial drawdown, and the balance of the outstanding principal amount on the seventh anniversary of the initial drawdown. Currently, Parent does not have any plans or arrangements to refinance the CDB Loan.

Security.  The obligations of Parent under the facility agreement will be secured by:

•	a personal guarantee and a deed of undertaking by Mr. Tianfu Yang and Ms. Qian Luo, Mr. Tianfu Yang’s wife;

•	a pledge of 100% of the equity interest of Parent held by Holdco in favor of China Development Bank; and

•	a pledge of 100% of the equity interest of the surviving corporation by Parent in favor of China Development Bank.

Other Terms.  The facility agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, restrictions on indebtedness, disposal of assets, declaration of dividends and mergers and consolidations. The facility agreement also includes customary events of default.

Abax Notes

On June 19, 2011, Holdco entered into the note purchase agreement with Abax Emerald Ltd., pursuant and subject to which Abax Emerald Ltd. has agreed to purchase the Abax Notes in an aggregate amount of $25 million, the proceeds of which shall be applied to fund the merger and pay certain fees and expenses contemplated by the note purchase agreement, the merger agreement, and the Parent loan documents (as defined in the note purchase agreement). In connection with the issuance and sale of the Abax Notes, Holdco has agreed to issue to Abax Lotus Ltd. 832,964 warrants to purchase 832,964 ordinary shares of Holdco, at an exercise price of $30 per share (subject to adjustment), pursuant to a warrant agreement between Holdco and Abax Lotus Ltd. dated June 19, 2011.

Conditions to Financing.  Abax Emerald Ltd.’s obligation to purchase and pay for the Abax Notes is subject to the satisfaction or waiver of the following conditions:

•	receipt by Abax Emerald Ltd. of legal opinions from New York counsel, Cayman Islands counsel and Nevada counsel for Holdco;

•
the representations and warranties of Holdco and its subsidiaries contained in the note purchase agreement that are qualified as to materiality or material adverse effect being true and correct on and as of the effective time of the merger and the representations and warranties of Holdco and its subsidiaries contained in the note purchase agreement that are not so qualified being true and correct in all material respects on and as of the effective time of the merger; provided that the only representations and warranties relating to the Company the accuracy of which shall be a condition precedent to the consummation of the merger shall be (a) certain specified representations (as defined in the note purchase agreement) and (b) such representations and warranties made by or on behalf of the Company in the merger agreement as are material to the interests of Abax Emerald Ltd., but only to the extent Holdco (or its affiliates) has the right to terminate its obligations under the merger agreement as a result of a breach of such representations in the merger agreement;

•
receipt by Abax Emerald Ltd. of a certificate dated the effective time of the merger and signed by an officer of Holdco (a) certifying that (i) the conditions set forth in article III of the note purchase agreement have been satisfied on and as of such date and (ii) the representations and warranties of Holdco and its subsidiaries contained in the note purchase agreement that are qualified as to materiality or material adverse effect shall be true and correct on and as of the effective time of the merger and the representations and warranties of Holdco and its subsidiaries that are not so qualified shall be true and correct in all material respects on and as of the effective time of the merger, and (b) attaching updated disclosure schedules by Holdco as of the effective time of the merger;

•
receipt by Abax Emerald Ltd. of a certificate dated the effective time of the merger and signed by the secretary or assistant secretary of Holdco, certifying that (a) the resolutions of the board of directors of Holdco, (b) the charter, by-laws or other organizational documents of Holdco and (c) the incumbency certificate of Holdco are in full force and effect;

•	receipt by Abax Emerald Ltd. of a copy of an equitable share mortgage duly executed by the stockholders of Holdco in favor of Abax Emerald Ltd. in respect of all of the outstanding shares of Holdco;

•
receipt by Abax Emerald Ltd. of (a) a copy of the group structure chart (as defined in the facility agreement), (b) a copy of the original financial statements (as defined in the facility agreement), (c) a copy of the funds flow statement (as defined in the facility agreement), (d) a certificate of good standing issued by the Registrar of Companies in the Cayman Islands in respect of Holdco and Parent, (e) a copy of the register of members of Holdco annotated with the particulars of the charges created under the equitable share mortgage, (f) a copy of the register of charges of each of the stockholders of Holdco with the particulars of the charges created under the equitable share mortgage, and (g) evidence that the par value of shares of Holdco has been reduced to $0.001;

•	issuance and delivery by Holdco to Abax Emerald Ltd. of the Abax Notes in an amount of $25 million;

•	issuance and delivery by Holdco to Abax Lotus Ltd. of 832,964 warrants to purchase 832,964 ordinary shares of Holdco at an exercise price of $30 per share (subject to adjustment);

•	substantially concurrent receipt by Parent of the proceeds of the CDB Loan in an amount not less than $400 million; and

•
substantially concurrent consummation of all of the other transactions contemplated by the merger agreement, including the merger, and the Parent loan documents (as defined in the note purchase agreement).

Redemption and Repurchase.  Upon the exercise of any warrant under the warrant agreement, Holdco shall make a mandatory prepayment on the Abax Notes on a pro rata basis in cash in an amount equal to 100% of the principal amount together with interest accrued and unpaid thereon to the redemption date; provided, however, that any Abax Note that is applied toward payment of the exercise price (as defined in the warrant agreement) shall be deemed to be repaid in full.

Upon the consummation of a qualifying listing (as defined in the note purchase agreement), Holdco shall make an offer to repurchase the Abax Notes at a purchase price equal to an amount which, if such offer is accepted by the holder, will cause such holder to have a return of 19.5% per annum on the principal amount of the Abax Notes tendered by such holder for the period such holder is registered as the holder of such Abax Notes until the listing offer purchase date (as defined in the note purchase agreement). Currently, Holdco does not have any plans or arrangements to refinance the Abax Notes.

Security.  The obligations of Holdco under the note purchase agreement will be secured by a pledge of 100% of the equity interest of Holdco held by the shareholders of Holdco in favor of Abax Emerald Ltd.

Other Terms.  The note purchase agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, restrictions on incurrence of additional debt, restricted payments, liens, disposal of assets, mergers and consolidations, affiliated transactions, issuance or sale of capital stock of subsidiaries and business activities. The note purchase agreement also includes customary events of default.

Equity Financing

On June 19, 2011, Abax Global Capital (Hong Kong) Limited and Abax entered into an equity commitment letter with Holdco pursuant to which Abax Global Capital (Hong Kong) Limited and Abax committed, on a several but not joint basis, to cause certain of the funds and/or entities they manage or advise to purchase ordinary shares of Holdco at or immediately prior to the effective time of the merger for $38.8 million.  The equity commitment of the Abax affiliates is conditioned upon the satisfaction or waiver of each of the conditions to Holdco’s, Parent’s, and Merger Sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the effective time of the merger).  Unless otherwise agreed in writing by Abax Global Capital (Hong Kong) Limited and Abax, the equity commitment of $38.8 million is subject to reduction to a level sufficient to, in combination with the other financing arrangements contemplated by the merger agreement, fully fund the merger and other transactions contemplated by the merger agreement, including the payment of customary fees and expenses in connection with the merger, in a circumstance where Parent does not require the full amount of the $38.8 million to consummate the merger.  The equity commitments will terminate automatically and immediately upon the earliest to occur of (i) the effective time of the merger, (ii) the valid termination of the merger agreement in accordance with its terms, (iii) the funding of the equity commitments, and (iv) 60 days following March 8, 2012, unless Holdco has commenced enforcement actions against Abax Global Capital (Hong Kong) Limited and Abax and/or the funds and/or entities that Abax Global Capital (Hong Kong) Limited and Abax manage or advise by such date.

Rollover Financing

On June 19, 2011, Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group entered into the contribution agreement with Parent and Holdco pursuant and subject to which they collectively committed to contribute, prior to the consummation of the merger, an aggregate amount of 12,695,384 shares of Company common stock to Parent (the equivalent of an approximately $304.7 million investment based upon the per share merger consideration of $24.00) in exchange for newly issued ordinary shares of Holdco. Subject to the satisfaction or waiver of all of the conditions to the obligations of Parent and Merger Sub to complete the merger contained in the merger agreement (other than conditions that by their nature are to be satisfied at the effective time of the merger), the closing of the contribution and exchange contemplated by the contribution agreement shall take place within 48 hours prior to the consummation of the merger.  The Company is an express third-party beneficiary of the contribution agreement, and the Special Committee acting on the Company’s behalf will have the right directly to enforce the terms and provisions of the contribution agreement against Parent, Holdco, Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group that are parties to the contribution agreement.

Limited Guarantee

Concurrently with the execution of the merger agreement, Mr. Tianfu Yang, Abax Global Opportunities Fund, AGC Asia 5 Ltd., and Prosper Expand Ltd. entered into the limited guarantee in favor of the Company with respect to the $30 million termination fee that may become payable to the Company by Parent under certain circumstances as set forth in the merger agreement.  The guarantee is several, not joint or joint and several, with Mr. Tianfu Yang  guaranteeing only his pro rata share of any termination fee payment obligation, and each Abax-affiliated entity guaranteeing only its pro rata share of any termination fee payment obligation.  The limited guarantee will terminate immediately following the earliest of (i) the closing of the merger, (ii) termination of the merger agreement in accordance with its terms by mutual consent of the parties or under circumstances in which no termination fee is payable by Parent, and (iii) 90 days following the termination of the merger agreement under circumstances where Parent would be obligated to pay a termination fee to the Company, unless a claim for such a payment from Parent has previously been made.

Voting Support Agreement

Concurrently with the execution of the Merger Agreement, Parent, Mr. Tianfu Yang, certain affiliates of Abax, and certain other members of the Buyer Group entered into the voting support agreement with the Company under which they have agreed to, among other things, vote all shares of Company common stock beneficially owned by such persons and entities in favor of approval of the merger agreement and against any other acquisition proposal (other than an acquisition proposal adopted and recommended to the Company’s stockholders by the Company’s board of directors, acting upon the recommendation of the Special Committee).  Each stockholder who is a party to the agreement has granted to the Company, the Special Committee, and their designees, an irrevocable proxy to vote their shares.  The proxy granted automatically expires upon the termination of the voting support agreement.  The voting support agreement will terminate upon the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, and (iii) the written agreement of Parent and the Company to terminate the voting support agreement.

Closing and Effective Time of the Merger

The closing of the merger will take place at 9:00 a.m. (Pacific time) on the second business day following the satisfaction or waiver of the conditions to the closing of the merger (described in the section titled “—Conditions to the Merger” beginning on page 114) (other than those conditions that by their terms are to be satisfied at closing, but subject to the satisfaction or waiver of those conditions), unless another date and time is agreed to in writing by Parent and the Company.

The merger will be effective on the date and at the time the articles of merger are filed with the Nevada Secretary of State or on such other date as Parent and the Company agree to in writing.

Payment of Merger Consideration and Surrender of Stock Certificates

In the merger, each share of the Company common stock issued and outstanding will be converted into the right to receive $24.00 in cash, without interest, other than shares which are held in the treasury of the Company or owned directly or indirectly by Parent (including the shares contributed by certain members of the Buyer Group as part of the Rollover Transactions), Merger Sub or any wholly-owned subsidiary of the Company.  Any shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub, or any of the Company’s wholly-owned subsidiaries immediately prior to the effective time will be automatically cancelled and will cease to exist, but no consideration will be delivered in exchange for these shares.  Not more than two business days after the Articles of Merger are filed with the Nevada Secretary of State, Parent will deposit with the paying agent the amount of cash necessary to pay all stockholders of the Company, other than members of the Buyer Group, the merger consideration under the merger agreement.

Stockholders of Record

Not later than two business days following the effective time, the paying agent will mail each stockholder of record a letter of transmittal with instructions for delivering such stockholder’s stock certificates to the paying agent to be exchanged for the merger consideration.  Upon surrender of the certificate to the paying agent, together with the executed letter of transmittal, the holder of the certificate will be entitled to receive the merger consideration for each share formerly represented by the certificate and the certificate that was surrendered will be cancelled.

Stockholders who hold in “street name” through brokers or other nominees

Not later than two business days following the effective time, the paying agent will issue and deliver to each “street name” stockholder  a check or wire transfer for the amount of cash that the stockholder is entitled to receive, without the stockholder being required to deliver a certificate or executed letter of transmittal.  These book-entry shares will then be cancelled.

Payment for shares transferred after the record date

If payment of the merger consideration is made to a person other than the person to whom the surrendered certificate or book-entry share is registered, it is a condition of payment that the surrendered certificate or book-entry share is properly transferred and the person requesting payment will have paid all transfer and other taxes that may be required.

Until surrendered, each certificate or book-entry share will represent only the right to receive the merger consideration.

Interests of Certain Persons in the Merger

In considering the recommendation of the Special Committee and our board of directors with respect to the merger and the merger agreement, you should be aware that our directors, certain of our executive officers and employees and certain of our stockholders who are members of the Buyer Group have interests in the transaction that are different from, and/or in addition to, the interests of our stockholders generally.  The Company’s board of directors and Special Committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve the merger, and to approve the merger agreement and the other transactions contemplated thereby, and to recommend that our stockholders vote in favor of approval of the merger agreement and the transactions contemplated thereby, including the merger.

Interests of Continuing Stockholders

As a result of the merger, Mr. Tianfu Yang, our Chairman and Chief Executive Officer, Ms. Lanxiang Gao, a member of our board of directors, Mr. Zedong Xu, our Chief Financial Officer, Mr. Tianli Yang, our Vice President, Mr. Suofei Xu, a member of our management, Abax Lotus Ltd., and Abax Nai Xin A Ltd. will indirectly hold 67.3%, 0.8%, 2.4%, 3.5%, 2.8%, 8.6%, and 3.3%%, respectively, of the fully diluted equity interest of Parent, which will own 100% of the Company immediately following the completion of the merger.  Affiliates of Abax will indirectly hold an additional 11.3% of the fully diluted equity interest of Parent following the equity investment pursuant to the equity commitment letter.  Because of the indirect equity ownership of these continuing stockholders in Parent, each of them will enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by Parent as merger consideration to the Company’s stockholders who are not members of the Buyer Group in the merger.  These continuing stockholders will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company and they will have no certainty of any future opportunity to sell their shares in Parent at an attractive price, or that any dividends paid by Parent will be sufficient to recover their investment.

The merger may provide additional means to enhance stockholder value for the continuing stockholders, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to them, such as through dividends or other distributions.

Equity Compensation Awards

The Parent will not assume any Company stock options in connection with the merger. Immediately prior to the effective time of the merger, all company stock options outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and, in exchange therefor, the Company will pay to each former holder of any such cancelled Company stock option immediately following the merger an amount in cash (without interest, and subject to deduction for any required compensation-related withholding tax) equal to the number of shares subject to such Company stock option multiplied by the amount by which $24.00 exceeds the exercise price per share of such Company stock option.

The table below sets forth, as of July 11, 2011 (i) the number of Company stock options held by each of our directors and executive officers and (ii) the cash payment that may be made in respect of such Company stock options upon completion of the merger, calculated by multiplying (a) the excess of $24.00 over the respective per share exercise price of such Company stock option by (b) the number of shares subject to such Company stock options.  All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholdings.  The information assumes that all such Company stock options remain outstanding on the closing date of the merger.

Directors and Senior Executives	No. of the Shares Underlying Company Stock Options	Exercise Price	Resulting Consideration in the Form of Cash
Christy Shue	230,000	$15.60	$1,932,000
Boyd Plowman	30,000	$20.02	$119,400

Severance Arrangements

The Company entered into an employment agreement with Ms. Christy Shue, the Company’s Executive Vice President of Finance and Investor Relations, on November 26, 2007. In the event Ms. Shue’s employment is terminated without cause, she will be eligible to receive any base salary earned to the date of termination plus a severance amount equal three times her current base salary in effect on the date of termination.

Directors’ and Officers’ Indemnification and Insurance

The merger agreement contains indemnification provisions in favor of our directors and officers and provides for the purchase by Parent prior to the closing date of the merger of a fully prepaid, irrevocable, non-cancellable “tail” directors’ and officers’ liability insurance policy to cover current and former directors and officers.  Such “tail” policy is required to have an expiration date that is no earlier than the six-year anniversary of the effective date of the merger and to contain terms and conditions that are not less advantageous in the aggregate than the Company’s current policies, with respect to matters arising on or before the effective time of the merger including the transactions contemplated by the merger agreement. Please see the section titled “The Merger Agreement—Indemnification and Insurance.”  In addition, the Company entered into indemnification agreements, each dated as of February 21, 2011 with each of its directors and certain of its executive officers pursuant to which the Company agreed to indemnify each of these persons to the fullest extent permitted by Section 78.7502 of the NRS and the articles of incorporation and bylaws of the Company in effect as of the date of such agreements or as the NRS or the articles of incorporation and bylaws of the Company may from time to time be amended.  These indemnification agreements will continue to be binding on the Company after the closing of the merger.

The Special Committee

On October 10, 2010, our board of directors established the Special Committee, composed of Messrs. Boyd R. Plowman, David Gatton and Ching Chuen Chan, to consider the Yang-Baring Proposal and to take any actions it deems appropriate to assess the fairness and viability of such proposal.  Other than (i) their receipt of board and Special Committee compensation (as described below), neither of which is contingent upon the consummation of the merger or the Special Committee’s or board’s recommendation of the merger and (ii) the indemnification and liability insurance rights under the merger agreement and the indemnification agreements, none of the members of the Special Committee has a financial interest in the proposed merger or any of transactions contemplated thereby and none of them is related to any member of the Buyer Group.  Our board of directors did not place any limitations on the authority of the Special Committee regarding its investigation and evaluation of the proposed transaction.

We have compensated, and will continue to compensate, the members of the Special Committee in exchange for their service in such capacity.  Boyd R. Plowman received $45,000 as compensation for his services as Chairman of the Special Committee through February 28, 2011 and has received, and will continue to receive, an additional $9,000 for each month thereafter until the Special Committee reports to our board of directors that it has completed its work consistent with its purposes or upon a resolution of our board of directors disbanding the Special Committee (provided that the members of our board of directors who are also members of the Special Committee are eligible to vote on such a resolution).  David Gatton, and Ching Chuen Chan, have each received $30,000 as compensation for their services as members of the Special Committee through February 28, 2011, and have each received, and will continue to receive, an additional $6,000 for each month thereafter until the Special Committee reports to our board of directors that it has completed its work consistent with its purposes or upon a resolution of our board of directors disbanding the Special Committee (provided that the members of our board of directors who are also members of the Special Committee are eligible to vote on such a resolution).  In addition, the Company has agreed to pay the members of the Special Committee $1,500 per day for any services rendered relating to Special Committee matters following the termination of the Special Committee, including any related litigation matters.

Position with the Company Following Consummation of the Merger

After completion of the merger, Mr. Tianfu Yang expects to continue to serve as chairman of the board of directors and chief executive officer of the Company, and Ms. Lanxiang Gao expects to continue to serve as a member of the board of directors of the Company.  It is anticipated that Ms. Lanxiang Gao, Mr. Zedong Xu and Mr. Tianli Yang will continue to serve as executive officers of the Company.

Total Consideration for Our Common Stock

Our directors and executive officers, other than those who are members of the Buyer Group, will receive the same per share consideration for their shares of our common stock in the merger as all of our other stockholders.  The estimated aggregate amount of consideration that will be received in the merger by our directors and executive officers who are not members of the Buyer Group, for their shares and Company stock options is $2,051,400.

 Golden Parachute Compensation

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each “named executive officer” of the Company that is based on or otherwise relates to the merger.  This compensation is referred to as “golden parachute” compensation.  The golden parachute compensation payable by the Company is subject to a non-binding advisory vote of the Company’s stockholders, as described in the section titled “Advisory Vote on Golden Parachute Compensation” beginning on page 120.  Other than the golden parachute compensation payable to Ms. Christy Shue set forth in the table below, none of the other “named executive officers” of the Company is receiving compensation that is based on or otherwise relates to the merger.

Pursuant to an employment agreement by and between Ms. Christy Shue and the Company, dated November 26, 2007, as amended, in the event Ms. Shue’s employment is terminated without cause, she will be eligible to receive any base salary earned to the date of termination, a severance amount equal three times her current base salary in effect on the date of termination.

The following table sets forth the cash compensation that will be paid by the Company to Ms. Christy Shue following the merger.

Name	Cash ($)		Equity ($)		Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Christy Shue	360,000	(1)	1,932,000	(2)	–	–	–	–	2,292,000

(1)
Represents payment to Ms. Shue of cash severance equal to three times her current base salary in effect on the date of her termination pursuant to an employment agreement by and between Ms. Shue and the Company, dated November 26, 2007, as amended.  Such payment is a “single-trigger” payment, triggered by the executive’s termination without cause.

(2)
Ms. Shue received a stock option grant of 260,000 shares in December 2007 at an exercise price of $15.60 per share, 30,000 shares of which were vested and were exercised previously and 230,000 shares of which have vested and are currently exercisable.  Immediately prior to the effective time of the merger, Ms. Shue’s options to acquire Company common stock immediately prior to the effective time of the merger will automatically be cancelled and will be automatically converted into the right to receive an amount in cash (without interest, and subject to deduction for any required compensation-related withholding tax) equal to the product of (i) the excess of $24.00, the merger consideration, over the exercise price per share of her options and (ii) the number of shares subject to her option.

Estimated Fees and Expenses

Fees and expenses incurred or to be incurred by the Company and the Buyer Group in connection with the merger are estimated at the date of this proxy statement to be as follows:

Description	Amount
Financing fees and expenses and other professional fees	$	[•	]
Legal fees and expenses	$	[•	]
Independent committee fees	$	[•	]
Miscellaneous (including accounting fees, filing fees, printer, proxy solicitation and mailing costs; and depositary fees and expenses)	$	[•	]
Total	$	[•	]

These expenses will not reduce the merger consideration to be received by the Company stockholders (other than members of the Buyer Group).  If the merger is consummated, the party incurring any costs and expenses in connection with the merger and the merger agreement shall pay such costs and expenses.

Certain Material PRC Tax Consequences of the Merger for U.S. Holders

The following is a summary of certain material PRC tax consequences of the merger to beneficial owners of our common stock who are U.S. holders (as defined below in the section titled “—Certain Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders”).

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress passed the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on worldwide income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise. On April 22, 2009, the State Administration of Taxation (“SAT”) issued Circular 82, “Issues Concerning the Identification of China – Controlled Overseas-Incorporated Enterprises as Resident Enterprises on the Basis of the Standard of De Facto Management Bodies.” This Circular provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC.

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, gains realized by investors that are not tax residents of the PRC, including U.S. holders (“non-resident investors”) may be treated as income derived from sources within the PRC. In such event, any such gain derived by such investors on the sale or transfer of our common stock, including pursuant to the merger, may be subject to income tax under the PRC tax laws. Under the EIT Law and its implementing rules, non-resident investors that are enterprises (but not individuals) and that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, generally may be subject to a 10% PRC income tax on any gain realized on the sale or transfer of our common stock, including pursuant to the merger, if such gain is regarded as income derived from sources within the PRC.

Additionally, if we are determined to be a resident enterprise under the EIT Law, under the PRC Individual Income Tax Law and its implementing rules, any gain realized on the sale or transfer of our common stock, including pursuant to the merger, by non-resident investors who are individuals may be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC.

Accordingly, if non-resident investors as described under the PRC tax laws (including U.S. holders) realized any gain from the sale or transfer of our common stock pursuant to the merger and if such gain were considered as PRC-sourced income, such non-resident investors may be responsible for paying the applicable PRC income tax on the gain from the sale or transfer of our common stock. Under the PRC tax laws, however, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. holders) may realize from the sale or transfer of our common stock pursuant to the merger.

Moreover, the SAT released Circular Guoshuihan No. 698 (“Circular 698”) on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a non-resident investor who indirectly holds equity interests in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the equity interests of the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days from the date of the execution of the equity transfer agreement. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the non-resident investor to PRC tax on the capital gain from such transfer. Circular 698 also provides that where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income from the transaction. Since Circular 698 has a short history, there is uncertainty as to its application. A non-resident investor may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that such non-resident investor should not be taxed under Circular 698, including in respect of any gain from the sale or transfer of our common stock pursuant to the merger.

Certain Material U.S. Federal Income Tax Consequences of the Merger for U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the merger to beneficial owners of our common stock who are U.S. holders (as described below) and whose shares are converted into the right to receive cash in the merger.  This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings and court decisions, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations.  Any such change, which may or may not be retroactive, or differing interpretation could alter the U.S. federal income tax consequences to the U.S. holders of Company common stock as described herein. Company stockholders should be aware that this summary is not comprehensive with respect to U.S. federal income tax consequences.

This summary applies only to U.S. holders of our common stock who own such stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not apply to U.S. holders who are subject to special tax rules, including but not limited to U.S. holders who:

•
are brokers or dealers in securities or currencies, traders that mark-to-market, insurance companies, certain financial institutions, mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, or holders whose “functional currency” is not the U.S. dollar;

•	are subject to the alternative minimum tax provisions of the Code;

•	hold Company stock through individual retirement or other tax-deferred accounts, or who are tax-exempt organizations;

•	hold their shares through a partnership or through another pass-through entity;

•	acquired their Company stock in connection with an employee stock option or stock purchase plans or other employee plans or compensatory arrangements; or

•
hold Company stock as part of an integrated investment (including a “straddle,” pledge against currency risk, hedge, “constructive” sale or “conversion” transaction) comprised of shares of Company stock and one or more other positions.

This summary also does not address the U.S. federal income tax consequences of the merger to a U.S. holder who holds options or warrants to purchase our common stock or who receives merger consideration as the result of the vesting and/or the deemed exercise of equity awards.

In addition, this summary does not address the U.S. federal income tax consequences to a beneficial holder of our common stock who is not a U.S. holder, nor does it consider the effect of any state, local, foreign, estate, gift or other tax laws.

None of the Company, Holdco, Parent, or Merger Sub has requested a ruling from the Internal Revenue Service (“IRS”) in connection with the merger or related transactions.  Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position.  Furthermore, no opinion of counsel has been or will be rendered with respect to the U.S. federal income tax consequences of the merger or related transactions.

The U.S. federal income tax consequences summarized below are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, you are urged to consult your own tax advisor as to the particular tax consequences to you of the merger, including the application and effect of state, local, foreign, estate, gift and other tax laws, and any applicable tax treaties or tax reporting requirements.

For purposes of this discussion, “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of its partners generally will depend on a partner’s status and the activities of the partnership.  Partnerships and their partners should consult their tax advisors regarding the tax consequences to them of the merger.

The Merger.  The receipt by a U.S. holder of cash for our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  A U.S. holder who receives cash in exchange for our common stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the stock surrendered for cash pursuant to the merger.  Gain or loss will be determined separately for each block of stock (that is, stock acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. If the shares surrendered are held as capital assets, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such stock is more than one year at the time of completion of the merger.  If a U.S. holder’s holding period for such stock is one year or less at the time of the completion of the merger, any gain or loss will be short-term capital gain or loss.  The maximum U.S. federal income tax rate on net long-term capital gain recognized by non-corporate U.S. holders is 15% under current law.  Short-term capital gains recognized by non-corporate U.S. holders that are not offset with capital losses generally are subject to U.S. federal income tax at the same rate as ordinary income.  Corporate U.S. holders will be subject to U.S. federal income tax on capital gain recognized on our common stock at the same rate as ordinary income, regardless of how long they have held the common stock at the time the merger is completed.  The maximum U.S. federal income tax rate for U.S. corporations is 35% under current law.  There are limitations on the deductibility of capital losses.  Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individual U.S. holders are allowed to offset a limited amount of net capital loss against ordinary income, and may carry forward unused capital losses indefinitely.  U.S. corporations generally may carry back capital losses up to three taxable years and generally may carry forward capital losses up to five taxable years.  All tax rates are subject to change and may depend on the stockholder’s particular circumstances.

If a PRC income tax applies to any gain from the disposition of our common stock by a U.S. holder pursuant to the merger, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations).  In addition, if such PRC tax applies to any such gain, such U.S. holder may be entitled to certain benefits under the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the U.S.-PRC Tax Treaty.  U.S. holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Information Reporting and Backup Withholding.  The payment of cash to a U.S. holder in connection with the merger generally will be subject to information reporting and, unless certain requirements are satisfied, may also be subject to “backup withholding” for U.S. federal income tax purposes, currently at a rate of 28%.  In order to avoid backup withholding, a U.S. holder should complete an IRS Form W-9 in accordance with instructions that will be delivered to such holder by the paying agent, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the paying agent.  Backup withholding is not an additional tax.  Amounts withheld as backup withholding from payments to an exchanging U.S. holder will be creditable against the U.S. holder’s U.S. federal income tax liability or may be refundable, provided such holder timely furnishes the required information to the IRS. U.S holders should consult their own tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Regulatory Approvals and Notices

None of the parties is aware of any regulatory approvals or filings required for the completion of the merger, other than filing the Articles of the Merger with the Nevada Secretary of State and complying with the SEC proxy filing requirements.

Delisting and Deregistration of the Company’s Common Stock

Following the merger, our common stock, par value $0.00001 per share, will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act as soon as practicable.

Provisions for Stockholders Other than Members of the Buyer Group

No provision has been made to grant our stockholders who are not members of the Buyer Group access to the corporate files of the Company, any other party to the merger or any of their respective affiliates or to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.  Furthermore, the Special Committee believes that sufficient procedural safeguards were present, and will be present, to ensure the fairness of the merger to our stockholders who are not members of the Buyer Group without retaining an unaffiliated representative to act solely on behalf of such stockholders for purposes of negotiating a transaction or preparing a report concerning the fairness of the merger.  The Special Committee believes that the independence of the members of the Special Committee and the retention by the Special Committee of its own independent legal counsel and financial advisors permitted the Special Committee to effectively represent the interests of the stockholders who are not members of the Buyer Group.

Litigation Related to the Merger

In connection with the proposed merger, between October 13, 2010, and June 27, 2011, eight putative stockholder class action complaints were filed in state and federal courts in Nevada against the Company, members of the Company’s board of directors (including Mr. Tianfu Yang and members of the Special Committee), and, in some cases, Baring.

Five of the Nevada state cases were consolidated for all purposes on or about May 19, 2011, under the caption Luis Necuze v. Harbin Elec., Inc. et al. (Eighth Judicial District Court for Clark County, Case No. 10-627425-C).1  Lead counsel was appointed for the plaintiffs on or about May 23, 2011.  On or about June 10, 2011, plaintiffs’ counsel dismissed the Necuze action after determining that Mr. Necuze no longer owns stock in the Company.  On June 27, 2011, plaintiffs’ counsel filed a complaint in the Clark County court under the caption, Jack M. Ebner et al. v. Harbin Electric, Inc. et al. (Eighth Judicial District Court for Clark County, Case No. 11-644021-C).  The parties have agreed to consolidate the Ebner case with the other pending cases that have been consolidated in the Clark County court.  It is anticipated that the plaintiffs will file an amended complaint within 10 days following the Company’s filing of the preliminary proxy statement.

The two Nevada federal cases are captioned, Bertrand Sellier v. Harbin Electric, Inc., et al. (United States District Court for the District of Nevada, Case No. 10-cv-645, filed October 13, 2010); and Sweeney v. Harbin Elec. Inc., et al. (United States District Court for the District of Nevada, Case No. 10-cv-685, filed Nov. 1, 2010).  The plaintiff in the Sellier action voluntarily dismissed the case on March 11, 2011.  The Company has moved to dismiss the Sweeney action; that motion remains pending.

1
Those five Nevada state court cases are as follows:  (1) Kay Hurewitz v. Harbin Elec., Inc., et al. (First Judicial District for Carson City, Case No. 10-489-1B, filed October 13, 2010); (2) Luis Necuze v. Harbin Elec., Inc. et al. (Eighth Judicial District Court for Clark County, Case No. 10-627425-C, filed October 15, 2010); (3) Elliott v. Harbin Elec., Inc., et al. (Eighth Judicial District Court for Clark County, Case No. 10-627656, filed October 19, 2010); (4) Fisher v. Harbin Elec., Inc., et al. (First Judicial District for Carson City, Case No. 10-498, filed Oct. 22, 2010); and (5) Rosen v. Harbin Elec. Inc., et al. (Second Judicial District Court of the State of Nevada in and for the County of Washoe, Case No. CV10-03283, filed October 28, 2010).  The cases filed outside of Clark County were transferred to the Clark County court on motions of the Company.  Accordingly, all Nevada state cases have now been consolidated in Clark County.

In addition, between October 15, 2010, and October 25, 2010, three putative stockholder class action complaints were filed in state court in New York against Mr. Tianfu Yang, the Company, and, in one case, the members of the Special Committee.  On January 25, 2011, the plaintiffs in the New York actions filed a single consolidated complaint under the caption Norfolk County Retirement Sys. v. Yang, et. al. (now captioned, In re Harbin Shareholders Litigation, New York Supreme Court, Suffolk County, Case No. 10-35327).  The consolidated complaint names only Mr. Tianfu Yang and the Company as defendants.  Mr. Tianfu Yang and the Company have filed motions to dismiss or stay the New York actions; those motions remain pending.

The complaints in the Nevada and New York actions generally allege that Mr. Tianfu Yang and other directors breached their fiduciary duties to stockholders by agreeing to sell the company at a price that is unfair and inadequate, and by failing to inform the stockholders adequately concerning the proposed merger and thus precluding them from casting a fully informed vote.  In some cases, the complaints further allege that the Company aided and abetted the directors’ purported breaches of their fiduciary duties.  The complaints seek injunctive relief, rescission of the proposed merger to the extent already implemented, damages, and attorney’s fees.  The Company intends to deny these allegations and to vigorously defend itself and its directors.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement.  Because it is only a summary, it may not contain all of the information about the merger agreement that is important to you.  The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement.  We encourage you to read the entire merger agreement carefully.  This section is not intended to provide you with any factual information about us.  You can find such information elsewhere in this proxy statement and in the public filings we make with the SEC.  Please see the section titled “Where You Can Find More Information,” beginning on page 133.

Explanatory Note Regarding the Merger Agreement

We have included the merger agreement to provide you with information regarding its terms.  Among other things, the merger agreement contains representations, warranties, and covenants of the Company, Parent, and Merger Sub.  These representations, warranties, and covenants are subject to important limitations and qualifications agreed to by the contracting parties, such as qualifications of materiality and knowledge.  You should bear in mind that the representations and warranties in the merger agreement were negotiated for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from the standard generally applicable to public disclosures to stockholders and reports and documents filed with the SEC.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement.  Subsequent developments or new information qualifying a representation or warranty may be included in this proxy statement.  You should read the representations and warranties in the merger agreement and the description of them in this document together with the other information contained in public filings we make with the SEC.

Structure and Effects of the Merger

The merger agreement provides for the merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into the Company on the terms and subject to the conditions in the merger agreement.  After the merger, Merger Sub will no longer exist.  The Company will be the surviving corporation and will continue to exist as a wholly-owned subsidiary of Parent.

Closing and Effective Time of the Merger

The closing of the merger will take place at 9:00 a.m. (Pacific time) on the second business day after all of the conditions to the closing of the merger are satisfied or waived in accordance with the merger agreement.  Some conditions are designed by their terms to be satisfied or waived only at the closing.  (Please see the section titled “—Conditions to the Merger” on page 114 for a description of the conditions to completion of the merger.)  The merger will be effective when we file the articles of merger with the Secretary of State of the State of Nevada (or at a later date as may be agreed upon by the parties and specified in the articles of merger).

We are working to complete the merger as quickly as possible.  We cannot predict the exact effective time, because completion of the merger depends partly on conditions that are beyond our control.  However, we expect to complete the merger as promptly as possible after our stockholders approve the merger agreement at the special meeting, absent any unanticipated delay.

Articles of Incorporation, Bylaws, and Directors and Officers of the Surviving Corporation

At the effective time, the following will occur automatically:

•	our articles of incorporation will be amended in their entirety to read as set forth in Exhibit A to the merger agreement;

•	our bylaws will be amended in their entirety to read as set forth in Exhibit B to the merger agreement;

•	the directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation; and

•	the officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation.

Treatment of Capital Stock

At the effective time, each share of our common stock issued and outstanding immediately prior to the effective time will no longer be outstanding and will be cancelled and cease to exist and will be converted automatically into the right to receive the merger consideration of $24.00 in cash, without interest, other than shares which are held in the treasury of the Company or owned, directly or indirectly, by Parent (including the shares contributed by members of the Buyer Group as part of the Rollover Transactions), Merger Sub, or any wholly-owned subsidiary of the Company.  No merger consideration will be paid for shares owned by members of the Buyer Group that are contributed to Parent as part of the Rollover Transactions.  Any shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub, or any of our wholly-owned subsidiaries immediately prior to the effective time will be automatically cancelled and will cease to exist, but no consideration will be delivered in exchange for these shares.

At the effective time, each share of Merger Sub’s common stock issued and outstanding immediately prior to the effective time will be converted into one share of common stock of the surviving corporation.

Treatment of Stock Options, Equity-Based Awards, and Warrants

Options

At the effective time, each then-outstanding option to purchase shares of our common stock granted under our 2005 stock option plan, any employee or director stock option agreement, or any other stock purchase or equity compensation plan, arrangement, or agreement of the Company, whether vested or unvested, will be cancelled.  In exchange for each cancelled option, the surviving corporation will pay to each former holder of any such cancelled option a cash amount (without interest and subject to deduction of any taxes required to be withheld) equal to (1) the amount, if any, by which the merger consideration exceeds the exercise price of the cancelled option, multiplied by (2) the number of shares subject to the option.  If the exercise price per share of a stock option is equal to or greater than the merger consideration, the option will be cancelled without any cash payment.

Warrants

At the effective time, each then-outstanding warrant to purchase shares of our common stock will be cancelled.  In exchange for each cancelled warrant, the surviving corporation will pay the former holder of such cancelled warrant a cash amount (without interest) equal to (1) the amount, if any, by which the merger consideration exceeds the exercise price of the cancelled warrant, multiplied by (2) the number of shares subject to the warrant.  If the exercise price per share of a warrant is equal to or greater than the merger consideration, the warrant will be cancelled without any cash payment.

Exchange and Payment Procedures

Prior to the effective time of the merger, Merger Sub will enter into an agreement appointing our transfer agent to act as the paying agent responsible for distributing the merger consideration.  The surviving corporation will pay all expenses, including those of the paying agent, in connection with the exchange of shares for the merger consideration.

Within two full business days after the effective time, Parent will deposit (or cause to be deposited) with the paying agent sufficient funds to pay the merger consideration to eligible stockholders in accordance with the merger agreement.  In addition, within two full business days after the effective time, Parent will deposit or cause to be deposited, into a separately-designated account, cash sufficient to make any payments required by the merger agreement to holders of stock options and warrants.

If Parent fails to fund the payment fund within two full business days following the date of the effective time of the merger, and the transactions have not been consummated as contemplated in the merger agreement, the parties have agreed, at the Special Committee’s request, to take any and all steps as may be necessary or appropriate in order to unwind the merger and place all parties, including their respective stockholders and owners and all stockholders of the Company, in the same positions that they occupied prior to the filing of the articles of merger with the Secretary of State of the State of Nevada.

With respect to shares of our common stock held by the Depository Trust Company, or DTC, if the paying agent receives the aggregate merger consideration (a) at or prior to 11:30 a.m. (Pacific time) on the date of the closing of the merger, the paying agent will transmit to DTC on the closing date cash funds equal to the number of shares of our common stock held of record by DTC immediately prior to the effective time multiplied by the merger consideration, which we refer to as the DTC payment, or (b) after 11:30 a.m. (Pacific time) on the closing date of the merger, the paying agent will transmit the DTC payment to DTC on the next business day.

Promptly, and in any event not later than the second business day after the effective time, the surviving corporation will cause the paying agent to mail to each record holder of a certificate or certificates that, immediately prior to the effective time, represented outstanding shares of our common stock that were converted into the right to receive merger consideration (1) a letter of transmittal, and (2) instructions on how to surrender certificates in exchange for the merger consideration.  Promptly after the effective time of the merger, and not later than the second business day after the effective time, each record holder of uncertificated shares of our common stock represented by book-entry will receive a cash payment equal to the number of book-entry shares of our common stock held by such holder multiplied by the merger consideration.  We note, however, that the exchange and payment procedures described in this section do not apply to members of the Buyer Group that contribute their shares to Parent as part of the Rollover Transactions and will not receive the merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent until you receive a letter of transmittal with instructions for the surrender of your stock certificates.

If you are the record holder of certificated shares of our common stock, you will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent and surrender your stock certificate or certificates to the paying agent.  If you are the record holder of uncertificated shares of our common stock, you will receive the merger consideration by check or wire transfer promptly after completion of the merger.  If you hold uncertificated shares, you do not need to deliver a letter of transmittal or surrender any certificates to receive the merger consideration for your uncertificated shares.

If payment of the merger consideration is to be made to any person other than the person in whose name the surrendered certificate or book-entry share is registered, the surrendered certificate must be properly endorsed or otherwise in proper form for transfer, or such book-entry share must have been properly transferred.  In addition, you will need to pay any transfer or other taxes payable by reason of the transfer or establish to Parent’s satisfaction that any applicable stock transfer taxes have been paid or are not applicable.

No interest will be paid or accrued on the merger consideration.  Parent, the surviving corporation, and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration.  Any sum that is withheld will be treated as having been paid to the person in respect of whom it is withheld.

At the effective time of the merger, the stock transfer books of the Company will be closed.  There will be no further registration of transfer of shares of our common stock that were outstanding prior to the effective time of the merger.  If, after the effective time of the merger, stock certificates are presented to the surviving corporation for transfer, or if transfer is requested for book-entry shares, such stock certificates or book-entry shares will be cancelled and exchanged for the merger consideration.

Beginning 12 months after the effective time of the merger, the surviving corporation may require the paying agent to deliver to it any undisbursed funds still remaining in the payment fund (including any interest received with respect to those funds).  Subject to any applicable abandoned property, escheat, or other similar laws, after that point, holders of certificates formerly representing our common stock, or of shares of our common stock formerly represented by book-entry, will be entitled to look only to the surviving corporation, as general creditors, for payment of any merger consideration with respect to the shares formerly represented by such certificates or book entries.

If your certificate is lost, stolen, or destroyed, then, before you will be entitled to receive the merger consideration, you will have to comply with the paying agent’s replacement requirements and may be required to post a bond in a customary amount as indemnity against any claim that could be made against the paying agent or the surviving corporation with respect to the lost, stolen, or destroyed certificate.  The letter of transmittal you receive will describe these procedures.  You should read the entire letter of transmittal carefully.

Representations and Warranties

Representations and Warranties of the Company

We made certain representations and warranties in the merger agreement.  In some cases, these are subject to specified exceptions and qualifications contained in the merger agreement and in the disclosure letter we delivered in connection with the merger agreement.  Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ due organization, valid existence, and good standing;

•
our and our subsidiaries’ corporate or similar power and authority to own, lease, and operate our properties and to carry on our business as now being conducted, and due qualification or licensing and good standing to do business in every jurisdiction in which the nature of our business or the ownership, leasing, or operation of our properties makes such qualification or licensing necessary;

•	our and our subsidiaries’ articles of incorporation (or similar formational document) and bylaws (or similar governing document);

•
our capital structure, including that of our subsidiaries, the absence of certain obligations with respect to our equity, the absence of certain rights or interests with respect to our equity, the absence of liens on our subsidiaries’ equity interests, and certain related matters;

•	our subsidiaries;

•	our corporate power and authority to execute, deliver, and perform our obligations under, the merger agreement;

•	the enforceability of the merger agreement against the Company;

•
the vote of our stockholders required to approve the merger proposal and to complete the merger, including the approval of the majority of unaffiliated stockholders (please see the discussion in the section titled “—Conditions to the Merger” beginning on page 114);

•	the composition of the Special Committee and the recommendations by the Special Committee and by our board of directors that our stockholders approve the merger proposal;

•
the absence of violations of, or conflicts with or defaults under, our organizational documents, applicable law, and certain agreements as a result of our entering into and performing our obligations under the merger agreement;

•	the governmental consents, approvals, authorizations, permits, notices and filings, and the NASDAQ filings, required to complete the merger;

•	our SEC filings since January 1, 2010, and the financial statements included therein;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities;

•	the accuracy of the information we supplied for inclusion or incorporation by reference in this proxy statement and the Schedule 13E, and the compliance of those filings with applicable law;

•	the absence of certain changes to our business since December 31, 2010;

•	the absence of pending or threatened legal proceedings, claims, investigations, and governmental orders against us or our subsidiaries;

•	our and our significant subsidiaries’ compliance with applicable laws, and the adequacy and effectiveness of our and our significant subsidiaries’ governmental licenses and permits;

•
the absence of certain unlawful activities and payments by us or our subsidiaries (or any person acting on behalf of us or our subsidiaries), and the absence of violations by us or our subsidiaries of the United States Foreign Corrupt Practices Act of 1977, as amended, which we refer to as the FCPA;

•
the non-applicability to us and our subsidiaries (and to our and our subsidiaries’ directors, officers, employees, representatives, agents, and affiliates) of trade sanctions, and the absence of violations of certain export restrictions and related laws;

•	our employee benefit plans;

•	certain labor and employment matters;

•
certain environmental matters, including our and our significant subsidiaries’ compliance with applicable environmental laws and possession of and compliance with environmental permits, the absence of materials of environmental concern at our properties, and the absence of certain environmental notifications and of certain pending or threatened environmental proceedings;

•	tax matters, including our filing of timely tax returns, our payment of taxes, the absence of tax liens, and the absence of pending or threatened tax proceedings;

•	the absence of undisclosed material contracts, the force and effect of our material contracts, and the absence of any breach or default under any material contract;

•	the force and effect, and adequacy of, our and our subsidiaries’ insurance policies, and the absence of any breach or default under those policies;

•	good and valid title to our and our subsidiaries’ real property and personal property, and valid leasehold interests or land-use rights in all leased properties;

•	our ownership and lawful use of intellectual property, and other intellectual property matters;

•	the inapplicability of Nevada anti-takeover statutes to the merger;

•	the absence of certain transactions with our affiliates;

•	the absence of undisclosed broker’s or similar fees; and

•	the Special Committee’s receipt of fairness opinions delivered by Morgan Stanley and Lazard.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “material adverse effect.”  Representations and warranties that are qualified in this way will be deemed untrue, inaccurate, or incorrect due to the existence or absence of a circumstance, event, change, occurrence, effect, or development only if that circumstance, event, change, occurrence, effect, or development, individually or in the aggregate, has or is reasonably expected to have a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole.  However, a material adverse effect does not include any circumstance, event, change, occurrence, effect, or development resulting from:

•	changes in general economic, financial market, business, or geopolitical conditions;

•	general changes or developments in any of the industries or markets in which we or our subsidiaries operate;

•	changes in exchange rates or interest rates, or policy announcements or regulatory changes related to exchange rates or interest rates;

•	any action that the merger agreement requires to be taken in order to obtain any approval or authorization under applicable antitrust or competition laws;

•	changes in any applicable laws or accounting regulations or principles or interpretations thereof;

•
any change in the price or trading volume of our stock, in and of itself (provided that the facts or occurrences giving rise to or contributing to such a change may be taken into account in determining whether there has been a material adverse effect, if those facts or occurrences are not otherwise excluded from the material adverse effect definition);

•
any failure by us to meet any published analyst estimates or expectations of our revenue, earnings, or other financial performance or results of operations for any period, in and of itself, or any failure by us to meet our internal or published projections, budgets, plans, or forecasts of our revenues, earnings, or other financial performance or results of operations, in and of itself (provided that the facts or occurrences giving rise to or contributing to such failures may be taken into account in determining whether there has been a material adverse effect, if those facts and circumstances are not otherwise excluded from the material adverse effect definition);

•	any outbreak or escalation of hostilities or war, or any act of terrorism;

•
the announcement of the merger agreement and the transactions contemplated thereby, including the initiation of litigation by any person with respect to the merger agreement, and including any termination of, reduction in, or similar negative impact on relationships, contractual or otherwise (including loan agreements with China Development Bank or any other financing sources), with any of our or our subsidiaries’ customers, suppliers, lenders, distributors, partners, or employees due to the announcement and performance of the merger agreement or the identity of the parties to the merger agreement;

•
any action we take or do not take, or which we cause to be taken or not taken by any of our subsidiaries, in each case which is required by, results from, or arises in connection with the merger agreement; and

•	any actions we take or omit to take at the request of Parent.

In the case of the first, second, and fifth exceptions listed above, the exception to material adverse effect described does not apply to the extent such changes have a disproportionately adverse effect on us or our subsidiaries taken as a whole, relative to other companies in the industries in which we and our subsidiaries operate.  However, only the disproportionate portion of the impact will be considered in determining whether there has been a material adverse effect.

Representations and Warranties of Parent and Merger Sub

In the merger agreement, Parent and Merger Sub also make representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement.  The representations and warranties of Parent and Merger Sub relate to, among other things:

•	their due organization, existence, and good standing;

•
their corporate power and authority to own, lease, and operate their properties and to carry on their business as now being conducted, and due qualification or licensing and good standing to do business in every jurisdiction in which the nature of their business or the ownership, leasing, or operation of their properties makes such qualification or licensing necessary;

•	their organizational and governing documents and the absence of violations of those documents;

•	the purpose and history of Parent’s formation and conduct of business, as well as the capital structure and beneficial ownership of Parent;

•	their corporate power and authority to execute, deliver, and perform their obligations under, the merger agreement;

•	the enforceability of the merger agreement against Parent and Merger Sub;

•
the absence of violations of, or conflicts with or defaults under, their organizational documents, applicable law, and certain agreements as a result of their entering into and performing their obligations under the merger agreement;

•	the governmental consents, approvals, authorizations, permits, notices, and filings, and the NASDAQ filings, required to complete the merger;

•	the accuracy of the information Parent and Merger Sub supplied for inclusion or incorporation by reference in this proxy statement and the Schedule 13E;

•	the absence of pending or threatened legal proceedings, claims, investigations, and governmental orders against Parent or any of its subsidiaries;

•
the absence of certain unlawful activities and payments by Parent or Merger Sub or any of their respective subsidiaries (or their directors, executives, representatives, agents, or employees), and the absence of violations by Parent, Merger Sub, or their subsidiaries of the FCPA;

•	the purpose and history of Merger Sub’s formation and the ownership and capital structure of Merger Sub;

•
the availability on the closing date of sufficient cash or cash equivalent resources to consummate the merger, the other transactions contemplated by the merger agreement, and related expenses, and the sufficiency of the aggregate proceeds contemplated by the financing documents to satisfy all payment obligations of Parent, Merger Sub, and the surviving corporation contemplated by the merger agreement;

•
the delivery of true, correct, and complete copies of the executed senior financing agreement, the executed subordinated financing agreement, the executed equity commitment letter, and the executed contribution agreement;

•	the force, effect and validity of the financing documents and the contribution agreement, and the absence of amendments or modifications to those documents;

•	the absence of any breach or default under the contribution agreement, or any financing document, that would excuse or permit refusal to fund the parties’ obligations thereunder;

•
the absence of conditions precedent related to the funding of the financing or contribution of equity other than as set forth in the financing documents or the contribution agreement, and the absence of any reason to believe that each and every term and condition to closing under such documents will not be timely satisfied;

•	the absence of side letters or other agreements, or written or oral arrangements, related to the funding of the financing or the contribution of shares or issuance of new shares;

•
the fact that no vote or consent by any capital stock holder of Parent is required in order to approve the merger agreement or the merger, and the fact that no vote or consent by any capital stock holder of Merger Sub (other than the vote or consent of Parent as the sole stockholder of Merger Sub) is required to approve the merger agreement and the merger;

•
the fact that neither Parent, Merger Sub, nor any of Parent’s affiliates own any shares of our common stock, or hold any rights to acquire or vote any such shares, except as already disclosed to us or pursuant to the merger agreement;

•	the absence of undisclosed broker’s or similar fees;

•
the fact that, immediately following the effective time and after giving effect to the merger, the other transactions contemplated by the merger agreement, and related financing and transaction costs, Parent, the surviving corporation, and their subsidiaries will be solvent, will not have unreasonably small capital with which to engage in our business as conducted prior to the merger, and will have the ability to pay debts as they become due;

•
the fact that Parent and Merger Sub had access to the Company’s management, and to our books and records as they desired or requested, and that Parent and Merger Sub conducted their own independent investigation of us and our subsidiaries and relied only on our representations and warranties made in the merger agreement;

•	delivery of the executed limited guarantee, its force, effect, and enforceability, and the absence of any default thereunder;

•
delivery of a true, complete, and correct copy of the voting support agreement, its force, effect, and validity, and the absence of changes to the voting support agreement except as permitted thereunder;

•
the absence of certain agreements between Parent, Merger Sub, or any of their affiliates, on the one hand, and any of our or our subsidiaries’ directors, officers, employees, or stockholders, on the other hand, other than certain agreements in connection with the merger agreement;

•	the inapplicability of Nevada anti-takeover statutes to the merger; and

•	the non-reliance of Parent and Merger Sub on estimates, projections, forecasts, plans, and budgets furnished to them by us, our subsidiaries, or our respective affiliates or representatives.

Some of the Parent and Merger Sub representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Parent material adverse effect,” which means any event, change, occurrence or effect that would prevent, materially delay, or materially impede the performance by Parent or Merger Sub of their obligations under the merger agreement or the consummation of the transactions contemplated by the merger agreement (including the ability of Parent to obtain financing).  In addition, notwithstanding any other provision of the merger agreement, the parties expressly agreed that Parent’s ability to obtain financing is not a condition of its or Merger Sub’s obligation to complete the merger.  Thus, Parent’s failure to obtain financing does not entitle Parent to terminate the merger agreement.  Please see the discussion below in the section titled “—Termination.”

Conduct of Our Business Pending the Merger

We have agreed in the merger agreement that, from the date of the merger agreement until the effective time, we will conduct our business only in certain agreed-upon ways.  Except as permitted by the merger agreement, disclosed in the disclosure letter delivered by us in connection with the merger agreement, as required by law, or unless Parent consents in writing (which cannot be unreasonably withheld, conditioned or delayed), we and our subsidiaries will use our reasonable best efforts to:

•	conduct our businesses in the ordinary course; and

•	preserve substantially intact our business organizations and present relationships with customers, suppliers, and other persons with which we have material business relations.

We have also agreed that, from the date of the merger agreement until the effective time of the merger, except as permitted by the merger agreement, disclosed in the disclosure letter delivered by us in connection with the merger agreement, as required by law, or unless Parent consents in writing (which cannot be unreasonably withheld, conditioned or delayed), we and our subsidiaries will not (subject to certain exceptions):

•	make changes to our organizational documents;

•
issue, deliver, sell, pledge, authorize, dispose of, or encumber shares of our capital stock or grant any person any right to acquire shares of our capital stock, except in connection with already-outstanding stock options, warrants and other awards, company stock plans, or grants of stock options (and issuances of shares pursuant to such options) in the ordinary course and consistent with past practice;

•	declare, set aside, make, or pay any dividend or other distribution with respect to our capital stock, except for any dividend or distribution by a subsidiary to us or to our other subsidiaries;

•	adjust, split, combine, redeem, repurchase, or otherwise acquire any shares of our capital stock, subject to certain exceptions;

•
acquire any corporation, partnership, or other business organization, or any division thereof, or any assets of such an entity, which in each case are material to us and our subsidiaries as a whole, other than purchases of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to existing contracts;

•
sell, transfer, mortgage, encumber, or otherwise dispose of any corporation, partnership, or other business organization, or any division thereof, or any assets of such an entity, which in each case are material to us and our subsidiaries as a whole, other than sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to existing contracts;

•	other than in the ordinary course of business consistent with past practice, enter into, materially amend, or terminate any material contract;

•	commit to any new capital expenditures that in the aggregate exceed our capital expenditure budget as disclosed to Parent;

•
other than in the ordinary course of business consistent with practice or in amounts that do not exceed $250,000 individually and $1 million in the aggregate, make any loans, advances, capital contributions to, or investments in, any other person (other than one of our subsidiaries), incur any indebtedness for borrowed money or issue any debt securities, assume, guarantee, endorse, or otherwise become liable or responsible for another person’s indebtedness or obligations (other than a guarantee provided on behalf of our subsidiaries);

•
other than in the ordinary course of business consistent with past practice, materially increase the compensation or benefits of any of our or our subsidiaries’ directors or executive officers, amend or adopt any benefit plan that materially increases the cost to us or our subsidiaries of maintaining benefits, accelerate the vesting or lapsing of, or restrictions with respect to, stock options or other stock-based compensation, or enter into any employment agreement with any of our or our subsidiaries’ directors or officers;

•	make any material change in our accounting methods, except as appropriate to conform to changes in legal or regulatory rules or GAAP;

•
compromise, settle, or agree to settle any litigation (including actions relating to the merger agreement and the merger), other than compromises, settlements, or agreements in the ordinary course of business consistent with past practice that involve only payment of money damages not exceeding $250,000 individually or $1,000,000 in the aggregate, or that are consistent with the reserves reflected in our balance sheet at December 31, 2010; or

•	agree to take any of the foregoing actions.

Acquisition Proposals

No Solicitation

Subject to certain exceptions described below, which include in all cases the fiduciary duty obligations of the Special Committee and our board of directors, we and our subsidiaries will not, and we will not permit or authorize our or their officers, directors, employees, agents, and representatives, including any investment banker, attorney, or accountant, directly or indirectly, to:

•
initiate, solicit, endorse, knowingly encourage, induce, or facilitate (including by providing information), or provide access to our or our subsidiaries’ employees, business, properties, assets, books, or records with respect to, any inquiries, proposals, or offers relating to an acquisition proposal (as described below);

•
engage, continue, or otherwise participate in any negotiations or discussions (other than to state that they are not permitted to have discussions), or provide to any person any non-public information or data relating to us or our subsidiaries, in connection with an acquisition proposal;

•	approve, endorse, or recommend any acquisition proposal;

•
approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, or other similar agreement relating to an acquisition proposal; or

•	resolve or agree to do any of the foregoing.

We and our subsidiaries, and our and their representatives, will also immediately terminate any existing discussions or negotiations relating to any acquisition proposal and will use our reasonable best efforts to request the prompt return or destruction of all previously furnished confidential information.

Unsolicited Proposals

Notwithstanding the restrictions described above in the section titled “—Acquisition Proposals—No Solicitation,” if, prior to obtaining the stockholder approvals described below in the section titled “—Conditions to the Merger,” we receive an unsolicited bona fide written acquisition proposal that did not otherwise result from a breach of our non-solicitation obligations under the merger agreement and that the Special Committee determines in good faith (after consulting its outside legal and financial advisors) constitutes or may reasonably be expected to lead to a superior proposal (as described below), we may:

•
furnish information about us and our subsidiaries to the person making the acquisition proposal, pursuant to a customary confidentiality agreement containing terms (including with respect to “standstill” provisions) at least as restrictive as those contained in the confidentiality agreement by and between us and Abax Global Capital (Hong Kong) Limited, dated January 9, 2011 and amended February 22, 2011 (except for such changes necessary in order for us to be able to comply with our obligations under the merger agreement); and

•	participate through the Special Committee in discussions or negotiations regarding the acquisition proposal with the person making the acquisition proposal and its representatives.

We agreed to make available to Parent within 48 hours any material non-public information concerning us and our subsidiaries that we provide to the person making the acquisition proposal, if we did not previously provide that information or make it available to Parent.  Also, any definitive merger or similar agreement relating to an acquisition proposal must be subject to approval by our board of directors.

In this proxy statement, we use the term “acquisition proposal” to refer to any inquiry, proposal, indication of interest, or offer from any person or group of persons other than Parent or one of its subsidiaries, and other than the merger, for:

•
a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction (whether in a single transaction or a series of transactions) that involves an acquisition of the Company (or of Company assets, or of any of our subsidiaries’ businesses, which in either case constitute 20% of our and our subsidiaries’ net revenues, net income or assets taken as a whole); or

•	the acquisition in any manner, directly or indirectly, of beneficial ownership of 20% or more of our and our subsidiaries’ equity securities or consolidated total assets.

In this proxy statement, we use the term “superior proposal” to refer to any acquisition proposal (with references to “20%” in the definition of acquisition proposal being replaced by references to “50%”) that:

•
the Special Committee in its good faith judgment and in the good faith exercise of its fiduciary duties (after consulting with its independent legal and financial advisors) determines to be more favorable from a financial point of view to us and our stockholders than the merger, taking into account all the terms and conditions of the proposal and the merger agreement (including any adjustment to the merger agreement proposed by Parent in response to the acquisition proposal); and

•
the Special Committee believes is reasonably capable of being completed, taking into account all financial (including economic and financing terms), regulatory, legal, and other aspects of the acquisition proposal as the Special Committee, in the good faith exercise of its fiduciary duties, deems relevant.

Change in Board Recommendation

Except as described in this paragraph, our board of directors (and any committee thereof) will not:

•	withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation of the merger agreement or the merger;

•	adopt, approve, or recommend, or publicly propose to adopt, approve, or recommend, any acquisition proposal; or

•
adopt, approve, or recommend, or allow us or any of our subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, or other similar agreement constituting or related to, or that would reasonably be expected to result in, an acquisition proposal (except for certain confidentiality agreements).

We refer to the actions listed in the first two bullets above as “adverse recommendation changes.”  Notwithstanding our agreement not to make an adverse recommendation change, the Special Committee may recommend an adverse recommendation change to our board of directors at any time prior to obtaining the stockholder approval if the Special Committee determines in good faith (after consulting its outside legal and financial advisors) that failure to do so would be inconsistent with the discharge or exercise of its fiduciary duties under applicable law.  Upon receiving such a recommendation from the Special Committee, our board of directors may effect an adverse recommendation change or terminate the merger agreement (so long as we comply with the termination provisions in the merger agreement, including the payment of the termination fee discussed below in the section titled “—Termination Fees”) after we have fulfilled certain requirements described in the next paragraph.

Before our board of directors may effect an adverse recommendation change or terminate the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal:

•
we must notify Parent and Merger Sub in writing at least three business days in advance that our board of directors has determined in good faith, after consulting its outside legal and financial advisors, that the failure to make an adverse recommendation change or to terminate the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal would be inconsistent with the discharge and exercise of its fiduciary duties under applicable law;

•
we must inform Parent and Merger Sub of the terms and conditions of the superior proposal (including the identity of the third party making the superior proposal and any related financing materials, if any);

•
during the three-business-day period following Parent’s and Merger Sub’s receipt of our notice of recommendation change, we must negotiate and cause our representatives to negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make adjustments to the terms and conditions of the merger agreement and the financing documents as would permit our board of directors not to take action with respect to the superior proposal; and

•
after the three-business-day period, our board of directors and the Special Committee must determine in good faith after consulting with their outside legal counsel, taking into account any changes to the merger agreement and the financing documents proposed in writing by Parent and Merger Sub in response to our notice or otherwise, that the superior proposal continues to constitute a superior proposal.

We refer to the notice described above as a “notice of recommendation change.”  Any material amendment to the financial or other terms of a superior proposal will require a new notice of recommendation change, and we will be required to comply again with the procedures described in this paragraph.

We will promptly, and in any event within 48 hours after learning of an acquisition proposal, notify Parent in writing of (1) any acquisition proposal, (2) any request for non-public information relating to us or our subsidiaries (other than requests not reasonably expected to be related to an acquisition proposal), and (3) any inquiry or request for discussion or negotiation regarding an acquisition proposal received by the Special Committee or its agents or advisors, including in each case the identity of the person making the acquisition proposal, inquiry, or request and the material terms of any such acquisition proposal, inquiry, or request.  We are also required to keep Parent informed in all material respects of the status and details (including material amendments) of an acquisition proposal, inquiry, or request and to provide to Parent, as soon as practicable after we receive them, copies of all material written correspondence relating to the acquisition proposal or request between us or our subsidiaries and the person making that acquisition proposal or request.  However, our obligations with respect to correspondence apply only if and to the extent the Special Committee, its agents, and its advisors are aware of such information and documents.

Nothing in the merger agreement relating to acquisition proposals prevents our board of directors (after consultation with the Special Committee) or the Special Committee (after providing prior notice to our board of directors) from complying with our disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to our stockholders a position contemplated by Rules 14e-2(a), 14d-9, or Item 1012(a) of Regulation M-A under the Exchange Act or making any similar communication to our stockholders relating to the making or amendment of a tender offer or exchange offer.  In addition, our board of directors and the Special Committee are permitted to make any required disclosure to our stockholders if our board of directors or the Special Committee determines in good faith (after consulting their outside counsel) that failure to disclose such information would reasonably be expected to be inconsistent with their fiduciary duties or to violate their obligations under applicable law.  None of the foregoing actions described in this paragraph will constitute an adverse recommendation change.

Stockholders Meeting

We are required, as soon as reasonably practicable following confirmation by the SEC that it has no further comments regarding this preliminary proxy statement and our Schedule 13E, to take all action necessary to set a record date for, duly call, give notice of, convene, and hold a meeting of our stockholders for the purpose of approving the merger agreement and, except to the extent an adverse recommendation change has been effected as described above in the section titled “—Acquisition Proposals—Change in Board Recommendation,” to include in the statement our board of directors’ recommendation that our stockholders vote in favor of approval of the merger agreement and the merger.  However, we are permitted to delay, postpone, or cancel the stockholders meeting (but not beyond March 8, 2012) if our board of directors determines in its good faith judgment, acting on the recommendation of the Special Committee after consultation with their respective legal counsels, that a failure to so delay, postpone, or cancel would be inconsistent with the discharge or exercise of its or the Special Committee’s fiduciary duties under applicable law.

Access to Information; Confidentiality

Prior to the effective time of the merger or the earlier termination of the merger agreement, upon reasonable prior notice, we will, and will cause our subsidiaries, officers, directors, and representatives to, provide Parent with reasonable access during normal business hours to our officers, key management employees, properties, offices, other facilities and books and records.  During this period, we will also, and will cause our subsidiaries, officers, directors, and representatives to, furnish Parent with all financial, operating, and other data and information that Parent reasonably requests in writing.  Also, during this period, we, our significant subsidiaries, and Parent will make available to each other, to the extent not publicly available, a copy of each report, schedule, registration statement, and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, and Cayman Islands, PRC, and Hong Kong securities laws.  Parent and its representatives will conduct any such activities in a manner so as not to interfere unreasonably with our business or operations.

In addition, notwithstanding the obligations described above, we will not be obligated to provide access to or disclose information where such access or disclosure would breach any agreement with a third party, constitute a waiver of or jeopardize the attorney-client or other privileges held by us, or otherwise violate any applicable law.

Parent, Merger Sub, and their representatives will hold and treat in confidence all documents and information concerning us and our subsidiaries that we furnish to them in connection with the merger agreement.

Further Action; Efforts

We, Parent, and Merger Sub will use reasonable best efforts to take or cause to be taken all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper, or advisable under applicable law to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable.  This includes using their reasonable best efforts to effect the regulatory filings described under “The Merger—Regulatory Approvals and Notices” and obtain all required consents under any applicable law, defend all lawsuits and other proceedings before any governmental entity challenging the merger agreement or the consummation of the merger, resolve any objections asserted under applicable law with respect to the transactions contemplated by the merger agreement, and prevent or reverse any order or other action of a governmental entity that would prevent, prohibit, restrict, or delay consummation of the transactions contemplated by the merger agreement.

We, Parent, and Merger Sub agreed to respond (as soon as reasonably practicable after consulting with the other party) to any request any of us receives from a governmental entity seeking information or documentary material about the merger agreement or the transactions contemplated thereby, in a way that substantially complies with such request.

We, Parent, and Merger Sub agreed to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement and to work cooperatively to obtain any of the approvals of or clearances from each applicable governmental entity, including:

•
cooperating with each other in connection with filings required to be made by any party under applicable law and liaising with each other in relation to each step of the procedure before the relevant governmental entities and as to the contents of all notifications to such governmental entities;

•	furnishing to the other party all information within its possession that is required in connection with filings to be made by the other party under applicable law;

•
promptly notifying each other of any communications (and, unless precluded by applicable law, providing copies of them) from or with any governmental entity with respect to the transactions contemplated by the merger agreement, and ensuring to the extent permitted by law or governmental entity that each of the parties has the opportunity to attend any meeting with or other appearances before any governmental entity with respect to the transactions contemplated by the merger agreement; and

•
without prejudice to any rights of the parties under the merger agreement, consulting and cooperating with each other in defending all lawsuits and other proceedings by or before any governmental entity challenging the merger agreement or the consummation of the transactions contemplated thereby.

Notwithstanding any of the foregoing, a party will provide its commercially and/or competitively sensitive information and materials to the other party on an outside counsel-only basis while, to the extent feasible, making a redacted version available to the other party.

Finally, if two full business days elapse after the effective time of the merger and Parent has not made the deposits described above in the section titled “—Exchange and Payment Procedures,” the parties have agreed, at the Special Committee’s request, to take any and all steps as may be necessary or appropriate to unwind the effect of the filing of the articles of merger in order to place the parties and their respective stockholders and owners in the same positions they occupied prior to such filing.

Takeover Laws

If any state anti-takeover laws become applicable to the merger agreement, the merger, or any of the related transactions, we and Parent and our respective boards of directors will take all commercially reasonable actions necessary to render such laws inapplicable, to ensure that the merger can be consummated as promptly as practicable on the terms in the merger agreement, and otherwise to eliminate or minimize the effect of such laws.

Indemnification and Insurance

For six years after the effective time of the merger, Parent will or will cause the surviving corporation to indemnify and hold harmless our and our subsidiaries’ present and former officers and directors against all claims, losses, liabilities, damages, judgments, inquiries, fines, and reasonable fees, costs, and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding, or investigation, arising out of or pertaining to (1) the fact that such person is or was an officer or director of us or any of our subsidiaries or (2) matters existing or occurring at or prior to the effective time of the merger (including the merger agreement and the transactions and actions contemplated thereby), whether asserted or claimed prior to, at, or after the effective time of the merger, to the fullest extent permitted under applicable law and our organizational documents as of the date of the merger agreement.  Parent or the surviving corporation must also advance expenses incurred by the indemnified person in connection with the above matters (but the indemnified person must provide an unsecured undertaking, if required by Nevada law, the company organizational documents, or any indemnification agreement in effect prior to the effective time, to repay such advances if it is ultimately determined that the indemnified person is not entitled to indemnification), and neither Parent nor the surviving corporation will settle, compromise, or consent to the entry of any judgment for which indemnification could be sought unless the settlement, compromise, or consent includes an unconditional release of the indemnified person.  The surviving corporation will cooperate in the defense of any such matter.  Parent and the surviving corporation will be jointly and severally liable for the obligation to provide indemnification as described in this paragraph.

In addition, prior to the closing date of the merger, Parent will purchase for our benefit and the benefit of our current and former officers and directors a fully prepaid, irrevocable, non-cancellable directors’ and officers’ liability insurance and fiduciary liability insurance “tail policy” that expires at least six years after the effective time of the merger.  The “tail policy” must provide at least the same coverage and amounts as, and have terms and conditions no less advantageous in the aggregate than, our current policies, with respect to matters arising on or before the effective time.

The indemnification provisions of the merger agreement survive consummation of the merger, and our present and former directors and officers (and their heirs and legal representatives) will have the right to enforce the provisions of the merger agreement relating to their indemnification and are express third-party beneficiaries of the merger agreement for this purpose.

If any claim, action, suit, proceeding, or investigation is instituted against any indemnified party prior to the sixth anniversary of the effective date, the indemnification obligations set forth above will continue in effect until the final disposition of such action.  If the surviving corporation or Parent or any of their successors or assigns merges or consolidates with another person or entity and is not the surviving corporation, or transfers all or a majority of its properties and assets to any person or entity, the successors and assigns of the surviving corporation or Parent shall succeed to the indemnification obligations set forth above.

Financing; Equity Rollover

We agreed to use, and to cause our subsidiaries to use, reasonable best efforts to cooperate as reasonably requested by Parent and as necessary in connection with the debt financing.  This includes our agreement to participate in a reasonable number of meetings, presentations, and due diligence sessions, to furnish financial and other information regarding us and our subsidiaries as promptly as reasonably practical upon reasonable request of Parent, and to use reasonable best efforts to obtain customary legal opinions and other documentation relating to the debt financing as Parent reasonably requests.  All such cooperation will be at Parent’s sole expense.

In addition, neither we nor our subsidiaries will be required to pay any commitment or other similar fee prior to the effective time of the merger, incur any expense unless it is reimbursed promptly by Parent, or commit to take any action that is not contingent on the closing of the merger, or that would be effective prior to the effective time, or that would otherwise subject us to actual or potential liability in connection with the debt financing.  Parent will indemnify us and our subsidiaries and our respective representatives from and against any and all losses suffered or incurred in connection with (1) any action any of us takes at the request of Holdco, Parent, or Merger Sub in connection with the arrangement of any debt financing, or (2) any information utilized in connection therewith (other than information we or our subsidiaries provide).  We are not required to be an issuer or other obligor with respect to any debt financing prior to the effective time.

Holdco and Parent are each obligated to use their reasonable best efforts to complete the debt and equity financing at the closing of the merger on the terms and conditions described in the financing documents.  They also will not agree to amend, modify, or waive any provision or remedy under the financing documents without the prior written consent of both the Special Committee and our board of directors if such amendments, modifications, or waivers would or would reasonably be expected to:

•	reduce the aggregate amount of the debt and equity financing below the amount required to consummate the merger;

•	impose new or additional conditions to the receipt of the debt or equity financing;

•	prevent or materially delay the consummation of the transactions contemplated by the merger agreement; or

•	adversely impact the ability of Holdco, Parent, or Merger Sub to enforce their respective rights against the other parties to the financing documents.

However, notwithstanding the foregoing, Holdco may amend the subordinated financing agreement to add lenders or similar entities who had not executed that agreement as of the date of the merger agreement.  This must be on a non-exclusive basis until the closing date of the merger, and any such amendment may not result in a release or reduction of any of the existing funding commitments of the lenders already party thereto.

In connection with the covenants described above, Parent represented and warranted to us that all material documentation it is required to deliver in order to satisfy the conditions to funding set forth in the financing documents has been agreed as to form with the applicable counterparties.  In addition, Holdco and Parent are required to use their reasonable best efforts to negotiate definitive agreements with respect to the equity financing and to satisfy on a timely basis all conditions applicable to the debt financing.  If all conditions to funding under the financing documents (other than, with respect to the debt financing, the availability of equity financing) have been satisfied, Holdco and Parent are required to use their reasonable best efforts to cause the lenders and other persons to provide the debt and equity financing required to consummate the merger and related transactions on the closing date of the merger, including by taking enforcement actions to cause such lenders and other persons to provide the financing.

If any portion of the debt or equity financing becomes unavailable on the terms contemplated in the financing documents, Parent is required to promptly notify us, and Holdco and Parent must use their reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Holdco, Parent, and Merger Sub (in their reasonable judgment), in an amount sufficient to consummate the merger as promptly as possible but in any event no later than the earlier of 30 days after the originally contemplated closing date or March 8, 2012.

Holdco and Parent are also required to use their reasonable best efforts to consummate the transactions contemplated by the contribution agreement immediately prior to the closing of the merger on the terms and conditions described in the contribution agreement.  They may not agree to any amendment, modification, or waiver thereunder that would reasonably be expected to (in the Special Committee’s good faith judgment) prevent, materially delay, or materially impede the consummation of the transactions contemplated by the merger agreement.

Parent and Merger Sub acknowledge in the merger agreement that obtaining any financing is not a condition to the closing of the merger, such that if any financing (or any alternative financing) has not been obtained, Parent and Merger Sub will continue to be obligated, subject to satisfaction or waiver of the conditions to the closing of the merger specified in the merger agreement, to consummate the merger.

Delisting of Our Common Stock

As soon as practicable following the effective time of the merger, Parent will cause our securities to be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act.

Knowledge of Inaccuracies

Parent will not have any right to terminate the merger agreement on the basis of, or claim any damage or seek any other remedy for, any breach of or inaccuracy in any of our representations or warranties to the extent that Mr. Tianfu Yang and Abax Global Capital (Hong Kong) Limited (or any of its affiliates) had actual knowledge of the breach or inaccuracy as of the date of the merger agreement.

Conditions to the Merger

Conditions to Each Party’s Obligation

Each party’s obligation to complete the merger is subject to the satisfaction of the following conditions, which are non-waivable by either party:

•
the merger agreement must have been duly approved by (1) holders of at least a majority of the combined voting power of the outstanding shares of our common stock and (2) holders of a majority of the combined voting power of the outstanding shares of our common stock not beneficially owned by the Buyer Group or any affiliate of the Buyer Group (which includes, for purposes of the merger agreement, any person that our board of directors, upon recommendation by the Special Committee, reasonably believes has reached an agreement or understanding with the Buyer Group to receive, in connection with the consummation of the merger, some benefit or value other than and in addition to the merger consideration to be received for such person’s shares); and

•
there must be no temporary restraining order, preliminary or permanent injunction, or other judgment, order, or decree issued by any court of competent jurisdiction or other legal restraint or prohibition in effect, and there must not have been any law enacted, entered, promulgated, enforced, or deemed applicable that prohibits or makes illegal the consummation of the merger.

Conditions to Our Obligations

Our obligation to complete the merger is subject to the satisfaction or waiver by us at or prior to the effective time of the following additional conditions:

•
the representations and warranties of Parent and Merger Sub must be true and correct as of the date of the merger agreement and the closing date of the merger (or, in the case of representations and warranties that refer to a particular date, as of such date), except for inaccuracies as would not, individually or in the aggregate, reasonably be expected to have a parent material adverse effect;

•	Parent and Merger Sub must have performed in all material respects all their obligations under the merger agreement at or prior to the effective time of the merger; and

•
we must have received a certificate signed by an executive officer of Parent certifying that all of the above conditions with respect to representations and warranties and performance obligations of Parent and Merger Sub have been satisfied.

Conditions to the Obligations of Parent and Merger Sub

The obligation of Parent and Merger Sub to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•
our representations and warranties regarding (1) our organization, standing and power; (2) capitalization; (3) authority; (4) the absence of undisclosed liabilities; and (5) the absence of a material adverse effect must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger (or, in the case of representations and warranties that refer to a particular date, as of such date);

•
all of our other representations and warranties must be true and correct as of the date of the merger agreement and the closing date of the merger (or, in the case of representations and warranties that refer to a particular date, as of such date), except for inaccuracies as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect (it being understood that for purposes of determining whether the material adverse effect threshold has been met, all materiality, material adverse effect, and similar qualifiers set forth in specific representations and warranties will be disregarded in determining their accuracy);

•	we must have performed in all material respects all our obligations under the merger agreement at or prior to the effective time of the merger;

•	there must not have been a material adverse effect (as defined in the merger agreement); and

•
Parent must have received a certificate signed by one of our executive officers certifying that all of the above conditions with respect to our representations and warranties and performance obligations have been satisfied.

Termination

We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger, whether before or after our stockholders have approved the merger agreement.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

•	by either Parent or the Company, if:

o
the merger has not been consummated by March 8, 2012, except that this right will not be available to any party whose failure to comply with the merger agreement primarily causes or results in the failure of the merger to be consummated by that date;

o
any final, non-appealable governmental judgment, order, injunction rule, decree, or other action prohibits the completion of the merger, except that the party seeking to terminate must have used its reasonable best efforts to contest, appeal, and remove such judgment, order, injunction, rule, decree, or other action;

o	the special meeting has been held and completed but the stockholder approval has not been obtained at such meeting or any adjournment or postponement of such meeting;

•	by the Company, if:

o
Parent or Merger Sub have breached or failed to perform any of their representations, warranties, covenants, or agreements, such that a failure of the conditions to the obligations of the Company (described above in the section titled “—Conditions to the Merger) to close the merger cannot be cured by March 8, 2012, provided that we will not have this right to terminate unless we have given Parent at least 30 days’ written notice of our intention to terminate, or, if the breach or failure occurs within 30 days of March 8, 2012, within seven days of such breach or the date such performance was due, and provided further that we will not have this right to terminate if we are then in material breach of any of our covenants or agreements contained in the merger agreement;

o
at any time, the limited guarantee or the financing documents are not in full force and effect in all material respects (with respect to the commitment to pay or fund thereunder) and such condition continues until the earlier of March 8, 2012 or five business days following our written notice to Parent; however, we will not have this right to terminate if we are then in material breach of any of our covenants or agreements contained in the merger agreement;

o
in order to enter into a definitive written agreement with respect to a superior proposal, if prior to receipt of the stockholder approval the Special Committee has received a superior proposal that did not result from a breach of our non-solicitation obligations under the merger agreement described above under the subheadings “—Acquisition Proposals—No Solicitation” and “—Acquisition Proposals—Unsolicited Proposals,” we have complied with the provisions described above under the subheading “—Acquisition Proposals—Change in Board Recommendation,” and, prior to or concurrently with such termination, we pay the fee due to Parent as described under “—Termination Fees” below; or

o
all of the conditions to the obligations of Parent and Merger Sub have been satisfied or are capable of being satisfied and Parent fails to fund the payment fund within one business day following the date the closing of the merger should have occurred;

•	by Parent, if:

o
we have breached or failed to perform any of our representations, warranties, covenants, or agreements, such that a failure of the conditions to the obligations of Parent and Merger Sub (described in the section titled “—Conditions to the Merger) to close the merger cannot be cured by March 8, 2012, provided that Parent will not have this right to terminate unless Parent has given us at least 30 days’ written notice of its intention to terminate, or if the breach or failure occurs within 30 days of March 8, 2012, within seven days of such breach or the date such performance was due, and provided further that Parent will not have this right to terminate if Parent or Merger Sub is then in material breach of any of their covenants or agreements contained in the merger agreement; or

o	our board of directors makes an adverse recommendation change.

If the merger agreement is terminated in accordance with its terms, then the merger agreement (other than specified sections which survive the termination of the merger agreement) will become void and have no effect, and there will be no liability on the part of Parent, Merger Sub, or the Company.  Sections of the merger agreement concerning brokers, public announcements, the effect of termination, fees and expenses, notices, the entirety of the agreement, parties in interest, governing law, submission to jurisdiction, assignment and successors, enforcement, severability, the parties’ waiver of a jury trial, and the inapplicability of any presumption against a drafting party will survive any termination of the merger agreement.  Notwithstanding anything to the contrary in the merger agreement, if Parent and Merger Sub fail to complete the merger or otherwise are in breach of the merger agreement, then their aggregate liability (including that of their former, current, and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, or assignees) will be limited to the amount of the termination fee described below under “—Termination Fees” and, in the case of such persons who are party to the limited guarantee, the costs to enforce the limited guarantee.  No person will have any rights under the equity commitment letter.

Expenses

Except as otherwise described below under “—Termination Fees,” each party to the merger agreement will bear its own fees and expenses incurred in connection with the merger agreement, the merger, and the other transactions contemplated thereby, whether or not the merger is consummated.  However, expenses incurred in connection with the filing, printing, and mailing of the proxy statement and filing of the Schedule 13E, and the solicitation of the stockholder approval, will be shared equally by Parent and the Company.

In addition, if either we or Parent fail promptly to pay the applicable termination fee described below in the section titled “—Termination Fees,” and the other party commences a suit that results in a judgment for the amount of the applicable termination fee, then the party owing a termination fee will also pay the other party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the suit, plus interest on any amounts due.

Termination Fees

Company Termination Fee

We are required to pay Parent a termination fee of $22.5 million if any of the following circumstances occur:

•
either Parent or we terminate the merger agreement because the merger has not been consummated on or before March 8, 2012 (only if the stockholders meeting has not been held by such date), except that this right will not be available to any party whose failure to comply with the merger agreement primarily causes or results in the failure of the merger to be consummated by this date, or because the stockholder approval is not obtained at the stockholders meeting (or any adjournment or postponement thereof) and, in either case:

o
at any time after the date of the merger agreement and prior to the termination described in the immediately preceding bullet or the taking of a vote to approve the merger agreement at the stockholders meeting (or any adjournment or postponement thereof), we have publicly announced an acquisition proposal that has not been withdrawn prior to such termination or vote, and within 12 months after such termination, we have entered into a definitive agreement with respect to, or have consummated, such acquisition proposal (provided, that references to “20% or more” in the definition of “acquisition proposal” will be deemed to refer to “more than 50%”);

•	we terminate the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal; or

•	Parent terminates the merger agreement because our board of directors has made an adverse recommendation change.

If the termination fee is payable pursuant to the first solid bullet above, we must pay that fee on the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an acquisition proposal.  If our termination fee is payable pursuant to the second or third solid bullets above, we must pay the termination fee as promptly as reasonably practicable, and in any event within five business days after such termination.

Parent Termination Fee

Parent must pay us a termination fee of $30 million in the event we terminate the merger agreement because:

•
Parent or Merger Sub have breached or failed to perform any of their representations, warranties, covenants, or agreements, such that a failure of the conditions described in the section titled “—Conditions to Each Party’s Obligation” and in the first two bullets above under the subheading “—Conditions to Our Obligations” cannot be cured by March 8, 2012 (provided that we must give written notice of our intention to terminate at least 30 days prior to such termination, or, if the breach or failure occurs within 30 days of March 8, 2012, within seven days of such breach or the date such performance was due); and

•	at the time of the termination, no other facts or circumstances exist that would otherwise cause the conditions to the obligations of the parties not to be satisfied on or prior to March 8, 2012; or

•
all of the conditions to the obligations of Parent and Merger Sub have been satisfied or are capable of being satisfied and Parent fails to fund the payment fund within one business day following the date the closing of the merger should have occurred.

In case of termination pursuant to either bullet above, Parent must pay us the $30 million termination fee as promptly as practicable and in any event within five business days after such termination.

Amendment; Waiver

At any time prior to the effective time, we, Parent, or Merger Sub may amend, modify, or supplement the merger agreement by action taken or authorized by our respective boards of directors.  However, after the stockholder approval has been obtained, the parties may not amend the merger agreement without further approval of our stockholders (if applicable law requires such approval).  All amendments, modifications, and supplements must be in writing and signed by the parties.

Also, at any time prior to the effective time, we, Parent, or Merger Sub may waive the other parties’ compliance with certain provisions of the merger agreement, waive any inaccuracies in the representations or warranties of the other parties, or extend the time for performance of certain obligations, by action taken or authorized by our respective boards of directors.  However, after the stockholder approval has been obtained, the parties may not waive any provision of the merger agreement without further approval of our stockholders (if applicable law requires such approval).  Waivers must be made in a signed writing.

Enforcement

Parent and Merger Sub are entitled to seek specific performance by us of the terms of the merger agreement, including an injunction against us to prevent breaches.  We further agreed to waive certain defenses in an action for specific performance.  We do not have a reciprocal right to seek specific performance to compel Parent and Merger Sub to perform their obligations under the merger agreement.  Our sole and exclusive remedy against Parent and Merger Sub for any breaches by them of the merger agreement is our right to terminate the merger agreement and receive a termination fee of $30 million (and, if applicable, payment for our expenses in connection with a suit to obtain that fee).  Please the discussion in the sections entitled “—Termination,” “—Expenses,” and “—Termination Fees.”

DISSENTER’S RIGHTS

You are not entitled to dissenter’s rights or other statutory rights of objection in connection with the merger under Nevada law.  Section 92A.390 of the NRS does not provide any right of dissent with respect to a plan of merger under criteria described in that section of the NRS, which the Company satisfies.

ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

Golden Parachute Compensation Proposal

Recently adopted Section 14A of the Exchange Act requires that the Company provide its stockholders with the opportunity to approve, on a non-binding advisory basis, the golden parachute compensation that may be payable to the Company’s named executive officers in connection with the merger.  In accordance with Section 14A of the Exchange Act, we are requesting our stockholders’ approval, on a non-binding advisory basis, of the compensation that may be payable to the Company’s named executive officers in connection with the merger.  Therefore, we are asking the Company’s stockholders to adopt the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the section titled “Special Factors—Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

Vote Required and Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to approve the merger agreement.  Accordingly, you may vote not to approve this proposal on golden parachute compensation and vote to approve the merger agreement and vice versa.  Because the vote is advisory in nature, it will not be binding on either the Company or Parent regardless of whether the merger agreement is approved. Approval of the non-binding advisory proposal with respect to the compensation that may be received by the Company’s named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger agreement.  Because the golden parachute compensation to be paid in connection with the merger is based on contractual arrangements with the named executives, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is approved (subject only to the contractual conditions applicable thereto).

The proposal to approve the golden parachute compensation that may be received by the Company’s named executive officers in connection with the merger will be approved if a majority of the votes cast on such proposal in person or by proxy vote “FOR” the proposal (assuming the presence of a quorum at the special meeting).

Our board of directors recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation that may be received by the Company’s named executive officers in connection with the merger.

IMPORTANT INFORMATION REGARDING THE COMPANY

Directors and Executive Officers of the Company

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. Executive officers are evaluated annually by our board of directors.  Each executive officer holds his office until he resigns, is removed by the board or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

The following persons are the directors and executive officers of the Company:

Name	Age	Title	Since
Tianfu Yang	50	Chief Executive Officer and Chairman of the Board of Directors	January 24, 2005
Zedong Xu	41	Chief Financial Officer	January 24, 2005
Ching Chuen Chan (1)(2)(3)(4)	75	Independent Director	February 1, 2005
Boyd Plowman (1)(2)(3)(4)	68	Independent Director	December 1, 2009
David Gatton (1)(2)(3)(4)	58	Independent Director	February 1, 2005
Yunyue Ye	60	Independent Director	October 12, 2006
Tianli Yang	48	Vice President	January 24, 2005
Lanxiang Gao	59	Director	September 26, 2008
Christy Shue	48	Executive Vice President & Corporate Secretary	December 15, 2007

(1)	Serves as a member of the Audit Committee.

(2)	Serves as a member of the Compensation Committee.

(3)	Serves as a member of the Nominating and Corporate Governance Committee.

(4)	Serves as a member of the Special Committee.

Tianfu Yang, Chairman & Chief Executive Officer - Mr. Tianfu Yang is, and has been since 2003, the Chairman and CEO of the Company.  Since 2000, he has been the Chairman and CEO of Harbin Tech Full Industry Co., Ltd. From 1994 to 2000, he was President of Harbin Tianheng Wood Industry Manufacture Co., Ltd. From 1991 to 1994, Mr. Tianfu Yang was the President of Hong Kong Lianfa Real Estate Company. From 1988 to 1991, he was the President of Hong Kong Property Management Development.  From 1986-1988, he was the President of Heilongjiang Cultural Development Company and Guangzhou Subsidiary Company. Mr. Tianfu Yang graduated from Zhejiang University with a master’s degree in electric motor automation and control.  Mr. Tianfu Yang is currently the commissioner of the China Electro-Technical Society (CES) in the linear motor and electromagnetism eradiation specialist committees.  Mr. Tianfu Yang is also a deputy representing Heilongjiang Province to the 11th National People’s Congress (NPC).

Zedong Xu, Chief Financial Officer - Since 2003, Mr. Xu has been the Chief Financial Officer of Harbin Tech Full Electric Co, Ltd. From September 1998 to 2000, he was employed as the Chief Financial Officer for Harbin WanDa Electrical home appliances.  From 1996 to 1998, Mr. Xu worked as a financial manager for Harbin High Technology Torch Daya Real Estate Co., Ltd. Mr. Xu is a qualified CPA under China’s accountancy program.  He graduated in 1992 from Harbin Electrical Engineering College with a BA in project management.

Ching Chuen Chan, Board Member, Chairman of Nominating Committee - Mr. Chan is an Honorary Professor at Hong Kong University’s department of electrical and electronics engineering.  Since 1976, Mr. Chan has earned many professorships in honorary, visiting and guest roles at world renowned institutions including UC Berkeley, MIT, University of Hong Kong, and Tsing Hua University.  He is a fellow of the Royal Academy of Engineering, U.K., the Chinese Academy of Engineering, the Ukraine Academy of Engineering Sciences and a fellow and past vice president of Hong Kong Academy of Engineering Sciences.  He is also a fellow of IEEE, IEE and HKIE, and past president of the Hong Kong Institution of Engineers.  He was awarded the IEE international lecture medal in 2000 and lectures on electric vehicles worldwide.  In 2001, he was selected as one of Asia’s best technology pioneers by Asiaweek.  During his career, Mr. Chan has advised on various consultancy projects for large corporations such as Ford Motor Company, Honda R & D Co. Ltd., National Institute of Environmental Studies, Japan, Sumitomo Corporation and Mitsubishi Electric Corporation as well as serving as an advisor to government agencies.  Since September 2005, Mr. Chan had been serving as an independent director of Rotoblock Corporation, listed on the over-the-counter bulletin Board.  He resigned from this position effective February 21, 2011.  From 2003 to 2007, he served as Chairman of the advisory board of ZAP (OTCBB) and from 2006 to 2008 as a member of the advisory board of Altair Nanotechnologies, Inc. (NASDAQ).  Since February 2008, Mr. Chan has been serving as an independent director of Azeus Systems Holdings Ltd., a provider of IT consultancy services based in Hong Kong that is listed on Singapore Exchange Mainboard.

Boyd Plowman, Board Member, Chairman of Audit Committee and Special Committee - Mr. Plowman joined the Company’s board of directors on December 1, 2009 as an independent board member.  Mr. Plowman is a retired Executive Vice President and Chief Financial Officer of Fleetwood Enterprises, Inc. (“Fleetwood”) where he was employed from 1969 until 1987 and from 1997 until 2008.  Fleetwood was the world’s largest producer of recreational vehicles and manufactured housing.  During his career with Fleetwood, Mr. Plowman held numerous leadership positions including controller, Treasurer, and Financial Vice President.  During his second stint with Fleetwood, he served as Executive Vice President and Chief Financial Officer until his retirement in 2008.  On March 9, 2009, Fleetwood filed a voluntary Chapter 11 petition for itself and for certain of its subsidiaries in the U.S. Bankruptcy Court for the Central District of California.  He also served as President and Chief Executive Officer of Lee & Associates (inland empire region).  Lee & Associates is one of the leading commercial real estate brokerage firms in the United States.  Prior to that, Mr. Plowman served as a director and Chairman of the audit committee for Corporate Insurance and Reinsurance Company Limited (CIRCL), a Bermuda-based company reinsuring risks for captive insurance companies.  Earlier in his career, Mr. Plowman worked as a senior auditor then tax accountant at Arthur Andersen & Co. and Ernst & Ernst and was a certified public accountant.  Mr. Plowman is the co-founder and President of Boyd Plowman & Associates, Inc., a firm involved in merchant banking and consulting services regarding real estate, capital formation, and financial services.

David Gatton, Board Member, Chairman of Compensation Committee - Since 1985, Mr. Gatton has served as the Chairman and President of Development Initiatives, Inc, a Washington, D.C.-based government relations firm specializing in urban affairs, business development and marketing, serving a variety of public and private clients.  Mr. Gatton advises cities, organizations, and companies on business development strategies, public/private partnerships and marketing initiatives.  He has advised various organizations on tax reform, economic development initiatives, energy policy, climate protection strategies, and a variety of environmental laws, including the reauthorization of the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, Superfund and the Clean Air Act.  From May 2004 to February 2008, Mr. Gatton served as an independent director of Bodisen Biotech, Inc., a public company that was listed on AMEX and was engaged in developing, manufacturing and selling organic fertilizers, liquid fertilizers, pesticides and insecticides in China and is currently quoted on the over-the-counter bulletin board.  Mr. Gatton’s major accomplishments include: development of U.S.-Sino memorandum of cooperation between U.S. and China Association of mayors, development of a national brownfield redevelopment initiative, development of several multifamily low- and moderate-income housing developments, business development strategies for various private firms, and assistance in development of economic development and energy projects for numerous cities.

Yunyue Ye, Board Member - Mr. Ye is currently a professor in electrical engineering at Zhejiang University, where he has taught since 1978.  Mr. Ye also serves as director of the Aerospace Electric and Electrical Motor Institute of Zhejiang University and Director of the Linear Motor Institute of the Chinese Electrotechnical Society.

Tianli Yang, Vice President - Since January 2005, Mr. Tianli Yang has been Vice President of the Company.  He currently serves as the General Manager of Harbin Tech Full Electric Co., Ltd. From 1985-2000 he was employed in the China State Construction Engineering Corporation (“CSCEC”), in various positions, including post of Chief Administration Officer.  Mr. Tianli Yang graduated from Heilongjiang University in 1985 with a BA in Chinese language and literature.

Lanxiang Gao, Board Member - Ms. Gao joined the Company in September 2007 as Chief Operating Officer of Shanghai Tech Full Electric Co., Ltd., a wholly-owned subsidiary of the Company. Ms. Gao worked as an engineer for Shanghai No.21 Research Institute, a research and development institution under the state-owned China Electronics Technology Group for over 30 years.  She managed a development and production project of office automation motors in collaboration with Sankyo Seiki, Inc. of Japan for 10 years and served as the senior engineer managing micro motor research and development, with a focus on the development of specialty micro-motors of automobile seats for two years.

Christy Y. Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary - Ms. Shue joined the Company on December 15, 2007. Prior to joining the Company, she was a Vice President and a senior investor relations consultant at Christensen, an investor relations advisory firm, advising U.S. listed Chinese companies on managing capital market related issues including investor relations, corporate governance, disclosure, and investor communications.  Prior to joining Christensen, Ms. Shue was manager, investor relations for International Paper, serving as one of the company’s spokespersons since 2003 to craft and communicate the company’s messages to the financial community.  Ms. Shue also has extensive experience in financial analysis and planning, financial accounting, and marketing research, having worked in various divisions and functions during her career with International Paper.  Ms. Shue holds a Ph.D. in chemistry from Purdue University and an M.B.A. in finance/international business from the Stern School of Business, New York University.  She earned her Bachelor of Science degree from Sichuan University, China.

Use of Officers, Employees, and Corporate Assets in Connection with the Transaction

This proxy solicitation is being made and paid for by us on behalf of our board.  In addition, we have retained MacKenzie to assist in the solicitation. We will pay MacKenzie a retainer fee of $25,000, applicable toward a final fee of $40,000 to $75,000.  The fee would be increased to an amount to be mutually agreed upon by the Company and MacKenzie based on the nature of the services and the additional work required to be performed by MacKenzie.  The Company has also agreed to reimburse MacKenzie for reasonable out-of-pocket expenses and to indemnify MacKenzie against certain losses arising out of its proxy solicitation services.  Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Financial Statements and Supplementary Financial Information

Our audited consolidated financial statements for the years ended December 31, 2010, 2009 and 2008, along with supplementary financial information, are included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is attached hereto as Annex H.  Our unaudited consolidated financial statements for three months ended March 31, 2011 are included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which is attached hereto as Annex I.

Signed Accountant’s Report

The report of Frazer Frost, LLP, our independent registered public accounting firm, with respect to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 is included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is attached hereto as Annex H.

Historical Selected Financial Data

The following sets forth summary historical consolidated financial information of the Company as of the dates and for the periods indicated.  The consolidated statement of operations data for each of the years in the three-year period ended December 31, 2010 and the consolidated balance sheet data for each of the years ended December 31, 2009 and 2010 have been derived from our audited financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2010 (attached hereto as Annex H) and are incorporated by reference into this proxy statement, and which include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such data.  The consolidated statement of operations data for each of the three-month periods ended March 31, 2011 and 2010, and the consolidated balance sheet data as of March 31, 2011, have been derived from our unaudited financial statements, which are included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011 (attached hereto as Annex I) and are also incorporated by reference into this proxy statement, and which include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such data.  The information set forth below is not necessarily indicative of future results and should be read in conjunction with the consolidated financial statements, related notes, and other financial information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (attached hereto as Annex H), and Quarterly Report on Form 10-Q for the three months ended March 31, 2011 (attached hereto as Annex I), which are incorporated into this proxy statement by reference.  Our Historical Selected financial Data for the years ended December 31, 2007 and 2006 is included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is attached hereto as Annex H.

Consolidated Statement of Operations Data

	Three Months (Unaudited) Ended March 31,		Year Ended December 31,
	2011	2010	2010(a)	2009(b)(c)(d)	2008(c)
Revenue	$103,829,424	$105,485,157	$426,481,250	$223,234,394	$120,820,302
Cost of revenue	(73,625,636)	(69,743,087)	(290,768,312)	(146,622,220)	(73,343,521)
Gross profit	30,203,788	35,742,070	135,712,938	76,612,174	47,476,781
Selling, R&D, general and administrative expenses	(13,951,910)	(8,010,953)	(42,397,533)	(20,764,873)	(13,083,604)
Income from operations	16,251,878	27,731,117	93,315,405	55,847,301	34,393,177
Net income attributable to controlling interest	$10,805,672	$20,553,688	$76,815,346	$19,646,781	$25,378,699
Basic earnings per share attributable to controlling interest	$0.35	$0.66	$2.47	$0.77	$1.25
Diluted earnings per share attributable to controlling interest	$0.34	$0.66	$2.46	$0.77	$1.19
Dividends declared per share	—	—	—	—	—
Weighted average number of shares outstanding
Basic	31,250,820	31,067,471	31,102,634	25,568,936	20,235,877
Diluted	31,364,025	31,353,863	31,282,065	25,672,420	21,323,660

Consolidated Balance Sheet Data

	Three Months (Unaudited) Ended March 31,	As of December 31,
	2011	2010	2009(e)

Cash	$122,826,445	$98,753,870	$92,902,400
Accounts receivable, net	80,398,060	85,899,332	93,322,885
Inventories, net	55,888,992	62,843,556	74,913,877
Property, plant and equipment, net	183,934,350	173,074,138	156,364,548
Total assets	615,150,178	574,317,379	530,954,232
Total current liabilities	126,855,041	100,016,056	171,433,316
Total liabilities	179,065,326	151,612,586	180,457,874
Total stockholders’ equity	433,217,840	419,852,050	329,196,517
Noncontrolling interests	2,867,012	2,852,743	21,299,841

Footnotes to Historical Selected Financial Statements

(a)
In October 2009, the Company acquired Xi’an Tech Full Simo, a PRC corporation.  The 2010 results reflected a full-year contribution from this acquisition compared to only a three-month contribution in 2009.

(b)
In October 2009, the Company acquired Xi’an Tech Full Simo, a PRC corporation.  The acquisition contributed $44.1 million to total sales and $4.6 million to net income attributable to controlling interest in 2009 and only included the operations for the three months ended December 31, 2009.

(c)
Net income attributable to controlling interest in 2009 included special non-cash and non-recurring items totaling a net loss of $24.2 million or $(0.94) per diluted share.  Excluding these non-recurring and non-cash charges, the adjusted net income attributable to controlling interest was $43.4 million.

(d)
In July 2008, the Company acquired Weihai Hengda Electric Motor (Group) Co., Ltd., a PRC corporation.  The acquisition contributed $27.6 million to total sales and $1.7 million to net income in 2008.  The 2009 results reflected a full-year contribution from this acquisition compared to only a six-month contribution in 2008.

(e)	The significant increase in accounts receivable and inventories was mainly due to the acquisition of Xi’an Tech Full Simo in October 2009.

Ratio of Earnings to Fixed Charges

	Three months ended March 31,	Years ended December 31,
	2011	2009	2010

Ratio of Earnings to Fixed Charges(1)	8.69	2.40	17.99

(1)	In calculating the ratio of earnings to fixed charges, we used the following definitions:

For the years ended December 31, 2009 and 2010, and the three months ended March 31, 2011, fixed charges amounted to $16,684,538, $5,362,417, and $1,951,080 respectively.  Consequently, the ratios of earnings to fixed charges for the years ended December 31, 2009 and 2010, and the three months ended March 31, 2011, were 2.40, 17.99, and 8.69 respectively.

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts, and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

The term “earnings” is the amount resulting from adding the following items:  (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) the Company’s share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, and subtracting the following items:  (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries, and (iii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The Ratio of Earnings to Fixed Charges should be read in conjunction with the consolidated financial statements, related notes and other financial information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three months ended March 31, 2011, attached to this proxy statement as Annex H and Annex I, respectively.

Net Book Value Per Share

The net book value per basic share of our common stock as of March 31, 2011 was $13.86.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our management’s discussion and analysis of our financial condition and results of operations are included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is attached hereto as Annex H, and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which is attached hereto as Annex I.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Quantitative and Qualitative Disclosures About Market Risk

Our quantitative and qualitative disclosures about market risk are included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is attached hereto as Annex H, and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which is attached hereto as Annex I.

Description of Business

For a description of our business, please see our Annual Report on Form 10-K for the year ended December 31, 2010, which is attached hereto as Annex H.

Description of Property

For a description of our property, please see our Annual Report on Form 10-K for the year ended December 31, 2010, which is attached hereto as Annex H.

Legal Proceedings

Please see the section titled “Special Factors—Litigation Related to the Merger” beginning on page 94.

Transactions in Common Stock

On November 11, 2009, each of Mr. Tianli Yang, Mr. Zedong Xu and Mr. Suofei Xu purchased 20,000 shares of Company common stock through exercise of company stock options at the exercise price of $8.10 per share.  On the same day, Ms. Lanxiang Gao purchased 7,613 shares of Company common stock through exercise of company stock options at the exercise price of $8.10 per share.

The following table shows purchases of the Company’s shares during the past two years effected by affiliates of Abax, showing the number of Company shares purchased, the range of prices paid for those shares and the average price paid per quarter.

Quarter	Amount	Minimum Price (US$)	Maximum Price (US$)	Average Price (US$)
Quarter ended September 30, 2009	-	-	-	-
Quarter ended December 31, 2009	-	-	-	-
Quarter ended March 31, 2010	139,698	16.9759	25.0000	19.0388
Quarter ended June 30, 2010	177,000	18.4044	22.5000	19.7987
Quarter ended September 30, 2010	93,246	15.4320	18.8992	16.7067
Quarter ended December 31, 2010	791,567	16.0839	22.9522	17.0149
Quarter ended March 31, 2011	-	-	-	-
Quarter ended June 30, 2011	-	-	-	-

Other than the transactions listed above in this section, there have been no prior stock purchases by any member of the Buyer Group in shares of Company common stock during the past two years.

Ownership of Common Stock by Certain Beneficial Owners and Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of our shares, as of the date of this proxy statement, by:

•	each of our directors and executive officers;

•	each of our directors and executive officers as a group; and

•	each person known to us to own beneficially more than 5.0% of our Shares

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o the Company, No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, People’s Republic of China, 150060.

Shares Beneficially Owned (1)(2)

Directors and Executive Officer	Number		Percentage
Tianfu Yang	12,695,384	(3)	40.62%
Tianli Yang	500,000	(4)	1.60%
Zedong Xu	350,000	(5)	1.12%
Ching Chuen Chan	18,000		*
Boyd Plowman	22,500	(6)	*
David Gatton	15,268	(7)	*
Yunyue Ye	45,000		*
Lanxiang Gao	120,010	(8)	*
Christy Shue	230,000	(9)	*
Shares of all directors and executive officers as a group (9 persons)	13,026,152	(10)	41.69%

Principal Stockholders	Number		Percentage
Abax Global Capital (Hong Kong) Limited Suite 6708, 67/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong SAR	1,692,020	(11)	5.4%
Pentwater Capital Management LP	2,906,500	(12)	9.3%

*	The person beneficially owns less than 1.0% of our outstanding shares.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act, and includes voting or investment power with respect to the securities and outstanding share options exercisable within 60 days of this proxy statement.

(2)
The number of the shares outstanding in calculating the percentages for each listed person includes the shares underlying options held by such person. Percentage of beneficial ownership of each listed person is based on 31,250,820 shares outstanding as of the date of this proxy statement, and includes the shares underlying share options exercisable by such person within 60 days of this proxy statement.

(3)
Includes (i) 7,000,000 shares of Company common stock over which Mr. Tianfu Yang has sole voting and dispositive power, (ii) 2,633,354 shares of Company common stock owned by Hero Wave Investments Limited, a British Virgin Islands company, over which Mr. Tianfu Yang shares voting and dispositive control through his ownership of the entire equity of Hero Wave Investments Limited, (iii) 1,692,020 shares of Company common stock owned by Abax, over which  Mr. Tianfu Yang shares voting power through the voting support agreement, (iv) 500,000 shares of Company common stock beneficially owned by Mr. Tianli Yang and Sea Giant Investments Limited, a British Virgin Islands company, a British Virgin Islands company, over which Mr. Tianfu Yang shares voting power through the voting support agreement, (v) 350,000 shares of Company common stock owned by Zedong Xu and Victory Lake Investments Limited, a British Virgin Islands company, over which Mr. Tianfu Yang shares voting power through the voting support agreement, (vi) 400,000 shares of common stock owned by Mr. Suofei Xu and Broad Globe Investments Limited, a British Virgin Islands company, over which Mr. Tianfu Yang shares voting power through the voting support agreement, and (vii) 120,010 shares of Company common stock owned by Lanxiang Gao and Acme Winner Group Limited, a British Virgin Islands company, over which Mr. Tianfu Yang shares voting power through the voting support agreement.  Mr. Tianfu Yang shares dispositive power with respect to 12,695,384 shares of Company common stock with Hero Wave Investments Limited, Holdco, and Parent.  This information has been derived from the Schedule 13D filed on June 20, 2011.

(4)
Owned by Sea Giant Investments Limited.  Mr. Tianli Yang is the sole owner of the equity of Sea Giant Investments Limited and has voting and dispositive control over the shares of Company common stock held by Sea Giant Investments Limited.

(5)
Owned by Victory Lake Investments Limited.  Mr. Zedong Xu is the sole owner of the equity of Victory Lake Investments Limited and has voting and dispositive control over the shares of Company common stock held by Victory Lake Investments Limited.

(6)	Includes options to acquire 22,500 shares of Company common stock exercisable within 60 days of July 11, 2011.

(7)	Includes 8,260 shares of Company common stock owned by Mr. Gatton’s wife, Jillian F. McNamara.

(8)
Owned by Acme Winner Group Limited.  Ms. Lanxiang Gao is the sole owner of the equity of Acme Winner Group Limited and has voting and dispositive control over the shares of Company common stock held by Acme Winner Group Limited.

(9)	Includes options to acquire 230,000 shares of Company common stock exercisable within 60 days of July 11, 2011.

(10)	Includes aggregate options to acquire 252,500 shares of Company common stock in each case exercisable within 60 days of July 11, 2011.

(11)
The Schedule 13D filed on June 20, 2011 was jointly filed by each of the following persons pursuant to Rule 13d-1 promulgated by the SEC pursuant to Section 13 of the Exchange Act, Abax Lotus Ltd., Abax Global Opportunities Fund, Abax Upland Fund LLC, Abax Arhat Fund, Abax Claremont Ltd., Abax, Abax Global Capital (Hong Kong) Limited, Abax Nai Xin A Ltd., Prosper Expand Ltd., Abax Emerald Ltd., and Mr. Xiang Dong Yang with respect to shares of Company common stock (and/or warrants to purchase such stock).  Abax Global Opportunities Fund is the sole shareholder of Abax Lotus Ltd. and Abax Nai Xin.  Abax Arhat Fund and Abax Upland Fund LLC together hold 100% of Abax Global Opportunities Fund.  Abax is the managing shareholder of Abax Arhat Fund and Abax Global Capital (Hong Kong) Limited, while Abax Claremont Ltd. is the managing member of Abax Upland Fund LLC.  Abax Global Capital (Hong Kong) Limited is the investment advisor to Abax, Abax Arhat Fund, Abax Upland Fund LLC, and Abax Global Opportunities Fund.  Mr. Xiang Dong Yang is the controlling person of Abax and Abax Claremont Ltd., and may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) all shares that are owned beneficially and directly by Abax Nai Xin A Ltd. and Abax Lotus Ltd.  Mr. Xiang Dong Yang is the ultimate controlling shareholder of Abax Global Capital (Hong Kong) Limited.  Each of Abax Arhat Fund, Abax Upland Fund LLC, Abax, Abax Claremont Ltd., Abax Global Capital (Hong Kong) Limited, Abax Global Opportunities Fund, and Mr. Xiang Dong Yang disclaims beneficial ownership of such shares for all other purposes.

(12)	Based on a Schedule 13G filed by Pentwater Capital Management LP (“Pentwater”) on June 20, 2011, the address for Pentwater is 227 West Monroe Suite 4000, Chicago, IL 60606.

Market Price of the Company’s Common Stock and Dividend Information

Our common stock commenced trading on the NASDAQ Global Market on January 31, 2007 under the ticker symbol “HRBN” and was upgraded to NASDAQ Global Select Market effective on January 4, 2010.  The following table sets forth the high and low sales prices for our common stock from January 1, 2009 to July 11, 2011, as reported by the NASDAQ Global Market, and the NASDAQ Global Select Market, respectively.  The closing price for shares of our common stock on July 12, 2011 was $17.40.

2011	High ($)	Low ($)
First Quarter	20.84	16.00
Second Quarter	21.50	5.82
Third Quarter*	17.41	15.04

2010	High ($)	Low ($)
First Quarter	26.00	16.79
Second Quarter	24.28	15.46
Third Quarter	20.50	15.26
Fourth Quarter	25.05	14.95

2009	High ($)	Low ($)
First Quarter	8.90	$4.25
Second Quarter	16.89	6.00
Third Quarter	18.55	12.11
Fourth Quarter	22.91	15.36

*	Through July 11, 2011.

Holders of Record

As of July 11, 2011, we had 31,250,820 shares of common stock issued and outstanding held of record by 27 record holders.  The transfer agent for the common stock is Broadridge Corporate Issuer Solutions, Inc. (formerly known as StockTrans, Inc.).  The transfer agent’s address is 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, telephone +1 (610)~~-~~ 649-7300.

Dividends

We have not paid any cash dividends on our common stock, and we do not currently intend to pay cash dividends in the foreseeable future.

Delisting and Deregistration of the Company’s Common Stock

As soon as practicable following the merger, our common stock, par value $0.00001 per share, will be de-listed from the NASDAQ Global Select Market and deregistered under the Exchange Act.

OTHER MATTERS

Other Matters for Action at the Special Meeting

The Company is not aware of any matters to be presented for action at the special meeting, except matters discussed in this proxy statement. If any other matters properly come before the special meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

Future Stockholder Proposals in the Event the Merger is Not Consummated

If the proposed merger is completed, we will not have public stockholders and there will be no public participants in any future stockholders meeting.  However, if the proposed merger is not completed, we plan to hold an annual meeting on December 15, 2011.

Stockholders Sharing the Same Address

Only one copy of this proxy statement will be delivered to any given address unless we have received contrary instructions from one or more of the stockholders sharing that address indicating that they would like additional copies sent to the that address.  Upon written or oral request, the Company will deliver a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered.  If you wish to receive a separate copy of this proxy statement, please notify the Company by calling or sending a letter to the Secretary of the Company, Harbin Electric, Inc., at No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, 150060, People’s Republic of China.  The Company’s telephone number is +1 (631) 312-8612 or +(86) 451-8611-6757.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act.  We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.  You also may obtain free copies of the documents we file with the SEC on our website (www.harbinelectric.com) under the heading “SEC Filings,” which can be accessed by clicking on “Investors” on the home page of the site. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.  Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Harbin Electric, Inc., No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, 150060, People’s Republic of China, Secretary, on our website at www.harbinelectric.com or from the SEC through the SEC’s website at http://www.sec.gov.

Because the merger is a “going private” transaction, the Company and the Buyer Group have filed with the SEC a Schedule 13E-3 with respect to the merger.  The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above.  The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit or annex hereto.

Requests for copies of our SEC filings should be directed to our proxy solicitor, MacKenzie Partners, Inc., at the address and phone numbers provided in this proxy statement.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED ____ ___, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

TECH FULL ELECTRIC COMPANY LIMITED,

TECH FULL ELECTRIC ACQUISITION, INC.

and

HARBIN ELECTRIC, INC.

Dated as of June 19, 2011

A-i

(Continued)

A-ii

(Continued)

A-iii

(Continued)

		Page
Section 8.15	Facsimile or Electronic Signature	53
Section 8.16	No Presumption Against Drafting Party	53
Section 8.17	Parent Guarantee	53
Section 8.18	Payment of Sales, Use, or Similar Taxes	53
Section 8.19	Personal Liability	54

A-iv

INDEX OF DEFINED TERMS

Definition	Location

2005 Stock Option Plan	8.3(a)
2006 Warrant Agreement	8.3(b)
2011 Warrant Agreement	4.8(e)
Abax Commitment Letter	4.8(b)
Abax Debt Financing	4.8(b)
Abax Equity Financing	4.8(b)
Abax Financing	4.8(b)
Abax Funds	4.8(b)
Acquisition Proposal	8.3(c)
Action	3.9
Adverse Recommendation Change	5.4(c)
Affiliate	8.3(d)
Agreement	Preamble
Articles of Merger	1.3
Bank Lender	4.8(b)
Book-Entry Shares	2.3(b)
Business Day	8.3(e)
CDB Debt Financing	4.8(b)
Certificates	2.3(b)
Closing	1.2
Closing Date	1.2
Code	2.4
Company	Preamble
Company Board	Recitals
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Disclosure Letter	Article III
Company Registered IP	3.20(a)
Company SEC Documents	3.5(a)
Company Stock Option	2.2(a)
Company Stock Plans	2.2(a)
Company Stockholder Approval	3.3(a)
Company Stockholders’ Meeting	5.5(b)
Company Termination Fee	7.3(b)
Company Warrant	2.2(b)
Confidentiality Agreement	5.6(b)
Contract	3.4(a)
Contribution Agreement	4.8(b)
control	8.3(f)
Costs	5.10(a)

A-v

INDEX OF DEFINED TERMS
(Continued)

Definition	Location

Debt Financing	4.8(b)
DTC	2.3(e)
DTC Payment	2.3(e)
Effective Time	1.3
Environmental Laws	8.3(g)
Environmental Permits	8.3(h)
Evaluation Date	3.5(c)
Exchange Act	3.4(b)
FCPA	3.11
Financing Documents	4.8(b)
GAAP	3.5(b)
Governmental Entity	3.4(b)
Guarantee	4.14
Holdco	4.8(b)
Indemnified Parties	5.10(a)
Intellectual Property	3.20(c)
knowledge	8.3(i)
Law	3.4(a)
Liens	3.2(c)
Majority of the Minority Approval	3.3(a)
Majority Outstanding Approval	3.3(a)
Material Adverse Effect	8.3(j)
Material Contract	3.17
Materials of Environmental Concern	8.3(k)
Merger	Recitals
Merger Consideration	2.1(a)(i)
Merger Shareholder	2.1(a)(i)
Merger Sub	Preamble
NASDAQ	3.4(b)
Nevada Secretary of State	1.3
Nevada Takeover Laws	3.21
Notice of Recommendation Change	5.4(c)
NRS	Recitals
Option Payments	2.2(a)
Parent	Preamble
Parent Material Adverse Effect	8.3(l)
Parent Termination Fee	7.3(c)
Paying Agent	2.3(a)
Payment Fund	2.3(a)
Permits	3.10
Person	8.3(m)
Plan	8.3(n)

A-vi

INDEX OF DEFINED TERMS
(Continued)

Definition	Location

Proxy Statement	3.7
Representatives	5.4(a)
Schedule 13E	3.7
SEC	3.5(a)
Securities Act	3.2(a)
Senior Financing Agreement	4.8(b)
Shares	2.1(a)(i)
Significant Subsidiary	8.3(o)
Special Committee	Recitals
Subordinated Financing Agreement	4.8(b)
Subsidiaries’ Bylaws	3.1(c)
Subsidiaries’ Charters	3.1(c)
Subsidiary	8.3(p)
Superior Proposal	8.3(q)
Surviving Corporation	1.1
Tax Returns	8.3(r)
Taxes	8.3(s)
Termination Date	7.1(b)(i)
Voting Support Agreement	4.14
Warrant Payments	2.2(b)

A-vii

EXHIBIT LIST

Exhibit A                                Amended and Restated Articles of Incorporation of the Company

Exhibit B                                Amended and Restated Bylaws of the Company

A-viii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 19, 2011, between Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”), Tech Full Electric Acquisition, Inc., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”) and Harbin Electric, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the recommendation of a special committee comprising solely independent and disinterested directors (the “Special Committee”) thereof, has determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), are advisable to, and in the best interests of, the Company and its stockholders;

WHEREAS, the Company Board, acting upon the recommendation of the Special Committee, has adopted resolutions approving the acquisition of the Company by Parent, the execution of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, adopted this Agreement and recommended to the Company’s stockholders that they approve this Agreement in accordance with the Nevada Revised Statutes (the “NRS”) on the terms and conditions set forth herein;

WHEREAS, the board of directors of Parent has approved this Agreement and declared it advisable for Parent to enter into this Agreement;

WHEREAS, the board of directors of Merger Sub has approved and adopted this Agreement and recommended to Merger Sub’s sole stockholder that it approve this Agreement in accordance with the NRS on the terms and conditions set forth herein; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1                      The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company.  Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

Section 1.2                      Closing.  The closing of the Merger (the “Closing”) shall take place at 9:00 a.m., Pacific time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067, unless another date, time or place is agreed to in writing by Parent and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3                      Effective Time.  Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the articles of merger (the “Articles of Merger”) with respect to the Merger to be filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), in such form as is required by, and executed in accordance with the relevant provisions of the NRS, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the NRS.  The Merger shall become effective on the date and at the time that the Articles of Merger are duly filed with the Nevada Secretary of State or on such other date as Parent and the Company shall agree in writing that, in each case, shall be specified in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).

Section 1.4                      Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NRS.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5                      Articles of Incorporation; Bylaws.

(a)           At the Effective Time, and without any further action on the part of either the Company or Merger Sub, the articles of incorporation of the Company shall be amended and restated so that they read in their entirety as set forth in Exhibit A hereto, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law.

(b)           At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company shall be amended and restated so that they read in their entirety as set forth in Exhibit B hereto, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and as provided by applicable Law.

Section 1.6                      Directors.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Section 1.7                      Officers.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.1                      Conversion of Capital Stock.

(a)           At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(i)           Each share of common stock, par value $0.00001 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(a)(ii)) shall thereupon be converted automatically into and shall thereafter represent the right of the holder of such Share (the “Merger Shareholder”) to receive $24.00 in cash, without interest (the “Merger Consideration”).  As of the Effective Time, each such Share shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right of the Merger Shareholder to receive the Merger Consideration in respect of such Share to be issued or paid in accordance with Section 2.3, without interest.

(ii)           Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub, or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iii)           Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation.

(b)           If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to reflect such change.

Section 2.2                      Treatment of Options, Equity-Based Awards, and Warrants.

(a)           At the Effective Time, each option to purchase Shares (each, a “Company Stock Option”) granted under the 2005 Stock Option Plan, any employment agreement, director agreement, or any other stock purchase or equity compensation plan, arrangement or agreement of the Company (the “Company Stock Plans”), whether vested or unvested, that is outstanding at the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Stock Option immediately following the Effective Time an amount in cash (without interest, and subject to deduction for any required compensation-related withholding Tax) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share of such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option (such payments, collectively, the “Option Payments”); provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled without any cash payment being made in respect thereof.

(b)           At the Effective Time, each warrant to purchase Shares (each, a “Company Warrant”) granted under the 2006 Warrant Agreement that is outstanding at the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Warrant immediately following the Effective Time an amount in cash (without interest) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share of such Company Warrant and (ii) the number of Shares subject to such Company Warrant (such payments, collectively, the “Warrant Payments”); provided, that if the exercise price per Share of any such Company Warrant is equal to or greater than the Merger Consideration, such Company Warrant shall be cancelled without any cash payment being made in respect thereof.

(c)           Prior to the Effective Time, the Company shall adopt such resolutions as may be reasonably required to effectuate the provisions of this Section 2.2.

Section 2.3                      Exchange and Payment.

(a)           Prior to the Effective Time, Merger Sub shall enter into an agreement (in a form reasonably acceptable to the Company) with the Company’s transfer agent to act as agent for the Merger Shareholders in connection with the Merger (the “Paying Agent”) to receive the Merger Consideration to which the Merger Shareholders shall become entitled pursuant to Article II.  Not more than two full Business Days after the Effective Time, Parent shall deposit (or cause to be deposited) (i) with the Paying Agent cash in immediately available funds in an amount sufficient to make all payments to Merger Shareholders required pursuant to Article II (such cash being hereinafter referred to as the “Payment Fund”) and (ii) in an account designated by Parent not fewer than two Business Days prior to the Effective Time, cash in immediately available funds in an amount equal to the sum of the Option Payments and Warrant Payments to be used by the Surviving Corporation solely to make the payments required by Section 2.2.  If Parent does not make the deposits called for by the preceding sentence within two full Business Days of the Effective Time, the parties shall immediately act to give effect to the provisions of Section 5.7(e).  The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Article II, except as provided in this Agreement.  The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Merger Consideration and other actions contemplated by Article II.

(b)           Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a)(i), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.1(a)(i).  Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled.  Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Paying Agent shall issue and deliver to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a)(i) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled.  No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.

(c)           If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

(d)           Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a)(i), without any interest thereon.

(e)           Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. Pacific time on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. Pacific time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(f)           All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares.  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.

(g)           The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively.  If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit cash in immediately available funds into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.  Any interest and other income resulting from such investments shall be payable to the Surviving Corporation.

(h)           At any time following the date that is 12 months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditor thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares.  The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(i)           If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

Section 2.4                      Withholding Rights.  Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Stock Options pursuant to this Agreement such amount of compensation-related withholding Tax that Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law.  No withholding shall be made with respect to the consideration payable to any holder of Shares or Company Warrants except to the extent the Paying Agent is required to “backup withhold” because the Paying Agent has not received an appropriate IRS Form W-8 or W-9 from such holder.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed or reflected in the Company SEC Documents filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” and any disclosure of risks included in any “forward-looking statements” disclaimer, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any particular section of the Company Disclosure Letter shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1                      Organization, Standing and Power.

(a)           Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to be so organized, existing and in good standing, to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s articles of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.  The Company is not in violation of any provision of the Company Charter or Company Bylaws in any material respect.

(c)           The Company has previously furnished or otherwise made available to Parent a true and complete copy of the articles of incorporation or similar formational document (the “Subsidiaries’ Charters”) and bylaws or similar governing document (the “Subsidiaries’ Bylaws”) of each Subsidiary of the Company, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.  No Subsidiary of the Company is in violation of any provision of its Subsidiary Charter or Subsidiary Bylaws in any material respect.

Section 3.2                      Capital Stock.

(a)           The authorized capital stock of the Company consists of 100,000,000 Shares.  As of June 16, 2011, (i) 31,250,820 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) no Shares were held in treasury, and (iii) an aggregate of 260,000 Shares were subject to or otherwise deliverable in connection with outstanding equity-based awards or the exercise of outstanding Company Stock Options issued pursuant to the Company Stock Plans, and (iv) an aggregate of 183,348 Shares were subject to or otherwise deliverable in connection with outstanding Company Warrants issued pursuant to the 2006 Warrant Agreement.  No shares of preferred stock are issued and outstanding.  The Shares are covered securities under Section 18(b)(1)(A) of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           Except as set forth in Section 3.2(a), and except for changes since June 16, 2011 resulting from the exercise or settlement of Company Stock Options or Company Warrants outstanding on such date, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company (except for securities reserved for issuance under any Company Stock Plan) or (C) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (except for securities reserved for issuance under any Company Stock Plan), (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party.  The Company does not have 200 or more “stockholders of record” as such term is defined by NRS 78.010(k).

(c)           Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances (collectively, “Liens”) of any nature whatsoever, except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company’s Subsidiaries has complied with all relevant Laws and regulations regarding the contribution and payment of its registered share capital, the payment schedules of which have been approved by the relevant Governmental Entity.  Section 3.2(c) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company and its jurisdiction of incorporation or organization.  Neither the Company nor any of its Subsidiaries directly or indirectly owns any securities or beneficial security interests in any other Person (including any joint venture) or has any investment in any other Person.

Section 3.3                      Authority.

(a)           The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the adoption of this Agreement and the approval of the principal terms of the Merger by (i) the holders of at least a majority in combined voting power of the outstanding Shares (the “Majority Outstanding Approval”), and (ii) the holders of a majority in combined voting power of the outstanding Shares not owned by Parent, Merger Sub, or any of their respective Affiliates (such approval, the “Majority of the Minority Approval,” and together with the Majority Outstanding Approval, the “Company Stockholder Approval”).  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).  The Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

(b)           The Special Committee is composed of three members of the Company Board who are not affiliated with Parent or Merger Sub and are not members of the Company’s management.  The Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend to the Company’s stockholders that they adopt this Agreement.  The Company Board, acting upon the unanimous recommendation of the Special Committee, has directed that this Agreement be submitted to the Company’s stockholders for their approval.

Section 3.4                      No Conflict; Consents and Approvals.

(a)           The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Charter, Company Bylaws, any Subsidiary’s Charter, or any Subsidiary’s Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment, decree, or similar requirement (collectively, “Law”) applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Except as set forth in Section 3.4(b) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state, local, or municipal, or foreign country or province, or other governmental or regulatory authority (including any stock exchange), agency, court, commission, or other governmental body (each, a “Governmental Entity”), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” Laws, (ii) such filings as necessary to comply with the applicable requirements of The NASDAQ Stock Market LLC (“NASDAQ”), (iii) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS and such filings with Governmental Entities to satisfy the applicable Laws of U.S. states in which the Company and its Subsidiaries are qualified to do business, and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5                      SEC Reports; Financial Statements.

(a)           The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2010 (all such forms, reports, statements, certificates and other documents filed since January 1, 2010 and prior to the date hereof, collectively, the “Company SEC Documents”) on a timely basis or has received a valid extension of such filing deadline and has filed any such Company SEC Documents prior to the expiration of any such extension.  As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed.  As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated.  The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since December 31, 2010 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments).

(c)           The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and related forms, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, as applicable, to allow timely decisions regarding required disclosure.  The Company’s management, including its principal executive officer and principal financial officer, have evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of March 31, 2011 (the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.6                      No Undisclosed Liabilities.  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, except for liabilities and obligations (a) reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2010 included in the Company SEC Documents, (b) incurred in the ordinary course of business since the date of such balance sheet, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to the transactions contemplated by this Agreement, or (e) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.7                      Certain Information.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholders’ Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) or (b) the Exchange Act Rule 13e-3 transaction statement on Schedule 13E-3 (as amended or supplemented from time to time, the “Schedule 13E”) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, with respect to the Proxy Statement, on the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, and with respect to the Schedule 13E, on the date the Schedule 13E (including any amendments or supplements thereto) is filed with the SEC.  Each of the Proxy Statement and the Schedule 13E will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E.

Section 3.8                      Absence of Certain Changes or Events.  Since December 31, 2010 through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and there has not been any event, development or state of circumstances that, individually or in the aggregate, has had a Material Adverse Effect.

Section 3.9                      Litigation.  Except as disclosed in the Company SEC Documents and in Section 3.9 of the Company Disclosure Letter, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity, and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, ruling or decree of any Governmental Entity.

Section 3.10                      Compliance with Laws.  Except with respect to Materials of Environmental Concern, and Taxes (which are the subjects of Sections 3.15 and 3.16, respectively), the Company and each of the Significant Subsidiaries are in compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any noncompliance would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect.  Except with respect to Environmental Laws (which are the subject of Section 3.15), the Company and the Significant Subsidiaries have in effect all permits, registrations, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11                      Certain Payments.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries (nor any of their directors, executives, representatives, agents or employees or any other Persons acting on their behalf) (a) has used or is using any corporate funds for any illegal contributions, payments, gifts, entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) has used or is using any corporate or other funds for any direct or indirect unlawful contributions, payments, gifts or entertainment to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate or other monies or other properties, or (e) has made, accepted or received any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful contribution, payment, expenditure or gift of any nature.

Section 3.12                      OFAC and Trade Sanctions. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor any director, officer, employee, representative, agent or Affiliate of the Company or any of its Subsidiaries (a) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, or (b) has violated, or operated not in compliance with, any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

Section 3.13                      Benefit Plans.  No material liability has been incurred or can reasonably be expected to be incurred by the Company or any of its Subsidiaries in connection with or under the Employee Retirement Income Security Act of 1974, as amended.  Except as set forth in Section 3.13 of the Company Disclosure Letter or as described in the Company SEC Documents, neither the Company nor any of its Subsidiaries maintains or contributes to any Plan and there are no agreements or commitments to create any such Plan or to modify or change any existing Plan of the Company or any of its Subsidiaries.

Section 3.14                      Labor Matters.  Neither the Company nor any of the Significant Subsidiaries is a party to, or is bound by, any collective bargaining agreement with any labor union or labor organization.  There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of the Significant Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.15                      Environmental Matters.

(a)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth in the environmental assessments previously made available to Parent and Merger Sub:  (i) the Company and each of the Significant Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern at any property owned or operated by the Company or any of the Significant Subsidiaries, except under circumstances that are not reasonably likely to result in liability of the Company or any of the Significant Subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of the Significant Subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither the Company nor any of the Significant Subsidiaries has received any written claim or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws and, to the knowledge of the Company, no such matter has been threatened in writing.

(b)           Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.15 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

Section 3.16                      Taxes.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)           all Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed (after giving effect to any extensions of time in which to make such filings);

(b)           neither the Company nor any of its Subsidiaries is delinquent in the payment of any material Tax;

(c)           no material Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable, or the amount or validity of which is being contested in good faith by appropriate proceedings; and

(d)           as of the date of this Agreement, there are no proceedings now pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any material Tax.

Section 3.17                      Contracts.  Except for this Agreement and except as filed with the SEC, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each such Contract as described in this Section 3.17, a “Material Contract”).  Each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no breach or default under any Material Contract by the Company or any of its Subsidiaries party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries party thereto.  As of the date of this Agreement, to the knowledge of the Company, no other party to any Material Contract is in material breach or material default under any Material Contract.

Section 3.18                      Insurance.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all material insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as management has determined to be prudent in accordance with industry practices, and (b) neither the Company nor any of its Subsidiaries is in breach of or default under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

Section 3.19                      Real Property; Personal Property.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries owns and has good and valid title to all of their respective owned real property described in the Company SEC Documents and good title to all of their respective owned tangible personal property and has valid leasehold interests or land-use rights, as applicable, in all of their respective leased properties described in the Company SEC Documents, in each case as necessary to conduct their respective businesses as currently conducted, free and clear of all Liens (except in all cases for those permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used), assuming the timely discharge of all obligations owing under or related to the owned real property, the tangible personal property and the leased property.  No representation is made under this Section 3.19 with respect to any intellectual property or intellectual property rights, which are the subject of Section 3.20.

Section 3.20                      Intellectual Property.

(a)           Section 3.20(a) of the Company Disclosure Letter sets forth a true and complete list of all registered trademarks, service marks or tradenames, patents, patent applications, registered copyrights, applications to register copyright and domain names owned by the Company or any of its Subsidiaries on the date hereof and that are material to the businesses of the Company and its Subsidiaries, taken as a whole (collectively, “Company Registered IP”).  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP, (ii) all Company Registered IP is owned by the Company or one of its Subsidiaries free and clear of all Liens, and (iii) neither the Company nor any of its Subsidiaries has received any written notice or claim in the 12-month period prior to the date hereof challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved.

(b)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain the confidentiality of all information of the Company or its Subsidiaries that derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks.

(c)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are not infringing upon or misappropriating any patents, copyrights, trademarks, service marks, trade secrets or other intellectual property (“Intellectual Property”) of any third party in connection with the conduct of their respective businesses, and neither the Company nor any of its Subsidiaries has received in the 12-month period prior to the date hereof any written notice or claim asserting that any such infringement or misappropriation is occurring, which notice or claim remains pending or unresolved, (ii) to the knowledge of the Company, no third party is misappropriating or infringing any Intellectual Property owned by the Company or any of its Subsidiaries, and (iii) to the knowledge of the Company, no Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Company or any of its Subsidiaries.

Section 3.21                      Nevada Takeover Statutes.  None of the requirements or restrictions of (a) the Nevada Combinations With Interested Stockholders law, NRS 78.411-78.444 or (b) the Nevada Control Share Act, NRS 78.378-78.3793 (collectively, the “Nevada Takeover Laws”) would apply to prevent the consummation of any of the transactions contemplated hereby, including the Merger.

Section 3.22                      Affiliate Transactions.  Except as disclosed in the Company SEC Documents or filed or incorporated by reference as an exhibit to a Company SEC Document filed by the Company prior to the date hereof, as of the date hereof, no executive officer or director of the Company is a party to any agreement with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months which is required to be disclosed in the Company SEC Documents.

Section 3.23                      Brokers.  No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.24                      Opinions of Financial Advisors.  Each of Morgan Stanley & Co. Incorporated and Lazard Freres & Co. LLC has delivered to the Special Committee and the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be received by the Merger Shareholders pursuant to this Agreement, other than Mr. Tianfu Yang and any other Company officers, directors, and employees who are party to the Contribution Agreement, is fair, from a financial point of view, to such holders.

Section 3.25                      No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty to Parent or Merger Sub.  Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1                      Organization, Standing and Power.

(a)           Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to be so organized, existing and good standing, to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)           Parent has previously furnished to the Company a true and complete copy of the memorandum and articles of association of Parent and the articles of incorporation and bylaws of Merger Sub, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.  Neither Parent nor Merger Sub is in violation of any provision of its memorandum and articles of association, with respect to Parent, or articles of incorporation or bylaws, with respect to Merger Sub, in any material respect.

(c)           Parent was formed solely for the purpose of engaging in the transactions contemplated hereby and has not conducted any business prior to the date of this Agreement and, prior to the Effective Time, will not have engaged in any business activities or conducted any operations, other than pursuant to this Agreement.  As of the date hereof, the duly authorized share capital of Parent consists of $50,000 divided into 50,000 shares of a nominal or par value of $1.00 per share, of which one share is validly issued and outstanding, fully paid and nonassessable.  As of the date hereof, all of the issued and outstanding capital stock of Parent is beneficially owned indirectly by Mr. Tianfu Yang. At the Effective Time, all of the issued and outstanding capital stock of Parent will be beneficially owned directly or indirectly by Mr. Tianfu Yang, funds and/or entities that are managed or advised by Abax Global Capital (Hong Kong) Limited or Abax Global Capital and other stockholders of the Company listed on Schedule A to the Contribution Agreement.

Section 4.2                      Authority.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the boards of directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the filing of the Articles of Merger with the Nevada Secretary of State as required by the NRS.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 4.3                      No Conflict; Consents and Approvals.

(a)           The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not (i) conflict with or violate the memorandum and articles of association of Parent or the articles of incorporation or bylaws of Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)           The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” Laws, (ii) such filings as necessary to comply with the applicable requirements of NASDAQ, (iii) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS, and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Adverse Material Effect.

Section 4.4                      Certain Information.  None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, with respect to the Proxy Statement, on the date the Proxy Statement is first mailed to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, with respect to the Schedule 13E, on the date the Schedule 13E (including any amendments or supplements thereto) is filed with the SEC.  Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representations or warranties with respect to any information supplied by the Company or any of the Company’s Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E.

Section 4.5                      Litigation.  Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity, and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

Section 4.6                      Certain Payments.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither Parent, Merger Sub, nor any of their respective Subsidiaries (nor any of their respective directors, executives, Representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the FCPA, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 4.7                      Ownership and Operations of Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.  The duly authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value per share, all of which are validly issued and outstanding, fully paid and nonassessable.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

Section 4.8                      Financing; Equity Rollover.

(a)           Parent will have, available on the Closing Date, sufficient cash and cash equivalent resources to consummate the Merger and the other transactions contemplated by this Agreement, and to pay all reasonable related fees and expenses, including legal, accounting, and advisory fees and expenses.  Subject to the terms and conditions of the Financing Documents, and subject to the terms and conditions of this Agreement, the aggregate proceeds contemplated by the Financing Documents will be sufficient for Parent and Merger Sub to consummate the Merger upon the terms contemplated by this Agreement, to pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the Debt Financing and to satisfy all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereunder.

(b)           Parent has delivered to the Company true, complete and correct copies of (i) an executed Facility Agreement, dated as of June 9, 2011 (the “Senior Financing Agreement”), between Parent and China Development Bank Corporation Hong Kong Branch (the “Bank Lender”) pursuant to which the Bank Lender has agreed, subject to the terms and conditions thereof, to provide the term loans described therein (the “CDB Debt Financing”), (ii) an executed Note Purchase Agreement, dated as of June 19, 2011 (as the same may be hereafter amended pursuant to Section 5.14(b), the “Subordinated Financing Agreement”), between Tianfu Investments Limited, a Cayman Islands exempted company with limited liability (“Holdco” ), and Abax Emerald Ltd., pursuant to which Abax Emerald Ltd. has agreed, subject to the terms and conditions thereof, to provide the debt financing amounts set forth therein (the “Abax Debt Financing,” and together with the CDB Debt Financing, the “Debt Financing”), (iii) an executed equity commitment letter (the “Abax Commitment Letter,” and together with the Senior Financing Agreement and the Subordinated Financing Agreement, the “Financing Documents”), pursuant to which Abax Global Capital and/or Abax Global Capital (Hong Kong) Limited on behalf of certain of the funds and/or entities that they manage or advise (collectively, the “Abax Funds”) have committed, subject to the terms and conditions thereof, to provide the equity investment set forth therein (the “Abax Equity Financing,” and together with the Abax Debt Financing, the “Abax Financing”) and (iv) an executed contribution agreement (the “Contribution Agreement”), pursuant to which Mr. Tianfu Yang and certain other stockholders of the Company listed on Schedule A thereto have agreed, subject to the terms and conditions thereof, to contribute the Shares owned by them to Parent in exchange for newly issued shares of Holdco prior to the consummation of the Merger.

(c)           Each of the Abax Commitment Letter and the Subordinated Financing Agreement is in full force and effect and is a legal, valid and binding obligation of Holdco and of the other parties thereto.  The Senior Financing Agreement is in full force and effect and is the legal, valid and binding obligations of Parent and, to the knowledge of Parent, the Bank Lender.  The Contribution Agreement is in full force and effect and is a legal, valid and binding obligation of Holdco, Parent, Mr. Tianfu Yang, and the other parties thereto.  None of the Financing Documents has been or will be amended or modified, except as consistent with Section 5.14, and the respective commitments contained in the Financing Documents have not been withdrawn or rescinded in any respect as of the date hereof.  The Contribution Agreement has not been nor will it be amended or modified.

(d)           No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach under the Contribution Agreement or any Financing Document or that would otherwise excuse or permit the Bank Lender, Abax Emerald Ltd. or any of the Abax Funds to refuse to fund their respective obligations under the Financing Documents to which each is party; and subject to the accuracy of the representations and warranties of the Company set forth in Article III hereof and the satisfaction of the conditions set forth in Sections 6.1 and 6.3 hereof, none of Parent, Holdco or Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis each and every term or condition of closing to be satisfied by it in any of the Financing Documents or the Contribution Agreement, on or prior to the Closing Date.  There are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Debt Financing and the Abax Equity Financing other than as expressly set forth in or contemplated by the Financing Documents as in effect on the date hereof.  There are no conditions precedent related to the contribution of Shares or issuance of new shares of Holdco contemplated by the Contribution Agreement or the Abax Commitment Letter other than as expressly set forth therein or contemplated thereby.

(e)           There are no side letters or other agreements, contracts, or arrangements (written or oral) related to the funding or investing, as applicable, of the full amount of (i) the CDB Debt Financing other than as expressly set forth in or contemplated by the Senior Financing Agreement, (ii) the Abax Debt Financing other than as expressly set forth in or contemplated by the Subordinated Financing Agreement and the Warrant Agreement dated as of June 19, 2011 between Holdco and Abax Lotus Ltd. (the “2011 Warrant Agreement”) and (iii) the Abax Equity Financing other than as expressly set forth or contemplated in the Abax Commitment Letter.  There are no side letters or other agreements, contracts or arrangements related to the contribution of the Shares or issuance of new shares of Parent or Holdco other than as expressly set forth in or contemplated by the Contribution Agreement, the Abax Commitment Letter or the 2011 Warrant Agreement.

Section 4.9                      Vote/Approval Required.  No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.  The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement and the Merger and the other transactions contemplated hereby.

Section 4.10                      Ownership of Shares.  Other than as set forth on Schedule 4.9 hereto, neither Parent nor Merger Sub nor any of Parent’s Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement.

Section 4.11                      Brokers.  No broker, investment banker, financial advisor or other Person, other than Goldman Sachs (Asia) L.L.C., is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.12                      Solvency of Parent and the Surviving Corporation.  Immediately following the Effective Time and after giving effect to the Merger and taking into account the financing and related transaction costs necessary in order to consummate the Merger, Parent, the Surviving Corporation and each of its Subsidiaries will not (i) be insolvent (either because their respective financial conditions are such that the sum of their debts is greater than the fair market value of their assets or because the fair saleable value of their assets is less than the amount required to pay their probable liability on their existing debts as such debts mature); (ii) have unreasonably small capital with which to engage in the business of the Company as conducted immediately prior to the consummation of the Merger; or (iii) have incurred debts beyond their ability to pay such debts as such debts become due, taking into account the timing of and amounts of cash to be received by them and the timing of and amounts of cash to be payable on or in respect of their respective indebtedness, in each case after giving effect to the transactions contemplated by this Agreement.

Section 4.13                      Access to Information.  Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the Business with the management of the Company, (b) has had access to the books and records of the Company, the “data room” maintained by the Company for purposes of the transactions contemplated by this Agreement and such other information as it has desired or requested to review, and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby, and has not relied on any representation, warranty, or other statement by any Person regarding the Company and its Subsidiaries, except as expressly set forth in Article III.

Section 4.14                      Guarantee.  Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a guarantee (the “Guarantee”), dated as of the date hereof, from Mr. Tianfu Yang, Abax Lotus Ltd., Abax Nai Xin A Limited and the other Abax Funds, in respect of certain obligations of Parent and Merger Sub under this Agreement.  The Guarantee is in full force and effect and is the valid, binding and enforceable obligation of Mr. Tianfu Yang, Abax Lotus Ltd., Abax Nai Xin A Limited and the other Abax Funds, respectively, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of Mr. Tianfu Yang, Abax Lotus Ltd., Abax Nai Xin A Limited or any of the other Abax Funds, as applicable, thereunder.

Section 4.15                      Voting Support Agreement.  Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a true, complete and correct copy of a voting support agreement (the “Voting Support Agreement”), to be executed concurrently herewith by the Company and the other parties thereto, pursuant to which all Persons contributing shares pursuant to the Contribution Agreement have agreed, among other things, to vote all Shares owned by them at the time of the Company Stockholders’ Meeting in favor of the Merger.  The Voting Support Agreement shall be in full force and effect as of the date of this Agreement and is and shall remain a legal, valid and binding obligation of Parent and the other parties thereto for so long as it is in full force and effect.  The Voting Support Agreement has not been nor will it be amended or modified, except as permitted thereunder to allow Affiliates of Parent who initially acquire Shares subsequent to the date hereof to execute joinders to the Voting Support Agreement.

Section 4.16                      No Other Agreements.  As of the date of this Agreement, other than the Contribution Agreement, the Guarantee, the Voting Support Agreement and the 2011 Warrant Agreement, there are no oral or written agreements or undertakings (a) between Holdco, Parent, Merger Sub or any of their Affiliates (excluding the Company and its Subsidiaries), on the one hand, and any of the Company’s or its Subsidiaries’ directors, officers, employees, or stockholders, on the other hand, that relate in any way to the transactions contemplated hereby, or (b) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different form or amount than the Merger Consideration.

Section 4.17                      Nevada Takeover Statutes.  Assuming the representations in Sections 3.2(b) and 3.3(a) are true and correct, neither Parent nor Merger Sub has any reason to believe that any of the requirements or restrictions of the Nevada Takeover Laws would apply to prevent the consummation of any of the transactions contemplated hereby, including the Merger.

Section 4.18                      Non-Reliance on Company Estimates.  The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections, forecasts, plans and budgets for the business of the Company and its Subsidiaries.  Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other.  Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, its Subsidiaries or their respective Affiliates and Representatives, and, absent fraud or willful misconduct on the part of the Company, neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such Person liable with respect thereto.

Section 4.19                      No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty to the Company.

ARTICLE V
COVENANTS AND OTHER AGREEMENTS

Section 5.1                      Conduct of Business.

(a)           The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1 of the Company Disclosure Letter, (iii) as required by applicable Law, or (iv) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall, and shall cause each of its Subsidiaries to use reasonable best efforts to conduct its business in the ordinary course of business, to preserve substantially intact its business organization and to preserve its present relationships with customers, suppliers and other Persons with which it has material business relations; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 5.1(b).

(b)           Between the date of this Agreement and the Effective Time, except (w) as contemplated or permitted by this Agreement, (x) as disclosed in Section 5.1 of the Company Disclosure Letter, (y) as required by applicable Law, or (z) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed), neither the Company nor any of its Subsidiaries shall:

(i)           amend or otherwise change its articles of incorporation or bylaws or any similar governing instruments;

(ii)           issue, deliver, sell, pledge, authorize, dispose of or encumber any shares of its capital stock, or grant to any Person any right to acquire any shares of its capital stock, except (A) pursuant to the exercise of Company Stock Options, Company Warrants or settlement of other awards outstanding as of the date hereof (or permitted hereunder to be granted after the date hereof) and in accordance with the terms of such instruments, (B) issuances in accordance with the Company Stock Plans, or (C) the grant of Company Stock Options (and issuances of Shares pursuant thereto) made in the ordinary course of business consistent with past practice;

(iii)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries);

(iv)           adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company (except in connection with cashless exercises or similar transactions pursuant to the exercise of Company Stock Options, Company Warrants or settlement (including settlement of tax withholding obligations) of other awards or obligations outstanding as of the date hereof or permitted to be granted after the date hereof), or directly or indirectly reclassify, combine, split, subdivide, repurchase, or otherwise amend the terms of its capital stock;

(v)           (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to the Company and its Subsidiaries taken as a whole, other than purchases of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to existing agreements; or (B) sell, transfer, mortgage, encumber, or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, in each case, which is or are material to the Company and its Subsidiaries taken as a whole, other than sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to existing agreements;

(vi)           other than in the ordinary course of business consistent with past practice, enter into, materially amend or terminate any Material Contract;

(vii)           commit to any material new capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth on Section 5.1(b)(vii) of the Company Disclosure Letter;

(viii)           (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (B) incur any indebtedness for borrowed money or issue any debt securities, or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guarantee by the Company on behalf of its Subsidiaries), in each case, (1) in excess of $250,000 individually or $1,000,000 in the aggregate, or (2) other than in the ordinary course of business consistent with past practice;

(ix)           other than in the ordinary course of business consistent with past practice, (A) materially increase the compensation or benefits of any director or executive officer of the Company or any of its Subsidiaries, (B) amend or adopt any Plan (other than any such adoption or amendment that does not materially increase the cost to the Company or any of its Subsidiaries of maintaining the applicable Plan) with or for the benefit or its employees or directors, (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, or (D) enter into any employment agreement with any director or officer of the Company or its Subsidiaries;

(x)           implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in Law or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xi)           compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages (A) not in excess of $250,000 individually or $1,000,000 in the aggregate, or (B) consistent with the reserves reflected in the Company’s balance sheet at December 31, 2010; or

(xii)           agree to take any of the actions described in Sections 5.1(b)(i) through 5.1(b)(xi).

Section 5.2                      Conduct of Business of Parent and Merger Sub Pending the Merger.  From and after the date hereof and prior to the Effective Time, and except as may otherwise be required by applicable Law, each of Parent and Merger Sub agrees that it shall not, directly or indirectly, take any action which is intended to or which would reasonably be expected to (a) materially adversely affect or materially delay the ability of Parent or Merger Sub to obtain any approvals of any Governmental Entity necessary for the consummation of the transactions contemplated hereby, (b) prevent it from performing its covenants or agreements, (c) cause its representations and warranties set forth in Article IV to be untrue in any material respect, or (d) otherwise, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.3                      No Control of Other Party’s Business.  Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time.  Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.4                      Acquisition Proposals.

(a)           Except as set forth in this Section 5.4, from and after the date of this Agreement, the Company agrees that neither it, nor any of its Subsidiaries shall, and that it shall not authorize or knowingly permit its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant (collectively, “Representatives”) retained by the Company or any of its Subsidiaries to, directly or indirectly, (i) initiate, solicit, endorse or knowingly encourage, induce, or facilitate (including by providing information) any inquiries, proposals or offers or afford access to the employees, business, properties, assets, books, or records of the Company or any of its Subsidiaries with respect to, or the making or completion of, an Acquisition Proposal, (ii) engage, continue, or otherwise participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal, (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or (v) resolve or agree to take any of the actions described in clauses (i), (ii), (iii) or (iv); provided, however, it is understood and agreed that any determination or action by the Company, the Special Committee, or the Company Board permitted under Section 5.4(b) or (c) or Section 7.1(c)(ii) shall not be deemed to be a breach of this Section 5.4(a).  Upon the execution of this Agreement, the Company agrees, and the Special Committee will direct, that the Company and its Subsidiaries and its and their Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and use reasonable best efforts to request the prompt return or destruction of all copies of confidential information previously furnished to any such Person, subject to the terms of the confidentiality agreements entered into by such Persons, on the one hand, and the Company, on the other hand.

(b)           Notwithstanding anything to the contrary in Section 5.4(a), at any time after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company may, in response to a bona fide written Acquisition Proposal that did not result from a breach of Section 5.4(a) and that the Special Committee, which shall have full, sole, and exclusive authority to make such decision determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, constitutes or may reasonably be expected to lead to a Superior Proposal, (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms, including with respect to the “standstill” provisions thereof, at least as restrictive as those contained in the Confidentiality Agreement (except for such changes necessary in order for the Company to be able to comply with its obligations under this Agreement), and (ii) participate, through the Special Committee, in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, however, that the Company shall promptly (and in any event, within 48 hours) provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously or concurrently provided or made available to Parent; provided, further, however, that any definitive merger or similar agreement with respect to any Acquisition Proposal shall be subject to approval by the Company Board.

(c)           In all cases, subject to the permitted actions contemplated by Section 7.1(c)(ii) and the next sentence of this Section 5.4(c), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation of this Agreement or the Merger, (ii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal (any of such actions described in clauses (i) or (ii) being referred to as an “Adverse Recommendation Change”) or (iii) adopt, approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement constituting or related to, or that would reasonably be expected to result in, any Acquisition Proposal (other than a confidentiality agreement in accordance with Section 5.4(b)).  Notwithstanding anything to the contrary in this Section 5.4, if, prior to obtaining the Company Stockholder Approval, the Special Committee, which shall have full, sole, and exclusive authority to make such decision determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the discharge or exercise of its fiduciary duties under applicable Law, may recommend an Adverse Recommendation Change to the Company Board, which, upon receiving such recommendation from the Special Committee, may effect an Adverse Recommendation Change in accordance with this Section 5.4(c). The Company Board shall not be entitled to effect an Adverse Recommendation Change or terminate this Agreement as permitted under Section 7.1(c)(ii) unless (i) the Company has provided written notice (a "Notice of Recommendation Change") at least three Business Days in advance to Parent and Merger Sub advising Parent that the Company Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make an Adverse Recommendation Change or to terminate this Agreement, as applicable, would be inconsistent with the discharge or exercise of its fiduciary duties under applicable Law.  In the event that the basis of such proposed action by the Company is in connection with a Superior Proposal, the Notice of Recommendation Change shall include the terms and conditions of such Superior Proposal (including the identity of the third party making the Superior Proposal and any financing materials related thereto, if any); (ii) during the three Business Day period following receipt by Parent and Merger Sub of the Notice of Recommendation Change, the Company shall, and shall cause its Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Financing Documents so that such Superior Proposal ceases to constitute a Superior Proposal; and (iii) following the end of the three Business Day period, the Company Board and the Special Committee shall have determined in good faith after consultation with their outside legal counsel, taking into account any changes to this Agreement and the Financing Documents proposed in writing by Parent and Merger Sub in response to the Notice of Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Recommendation Change continues to constitute a Superior Proposal. Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Recommendation Change and the Company shall be required to comply again with the requirements of this Section 5.4(c).

(d)           The Company promptly (and in any event within 48 hours of knowledge thereof) shall notify Parent in writing of (i) any Acquisition Proposal, (ii) any request for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal, and (iii) any inquiry or request for discussion or negotiation regarding an Acquisition Proposal, including in each case the identity of the Person making any such Acquisition Proposal, inquiry or request and the material terms of any such Acquisition Proposal, inquiry or request; provided, in each case, that such Acquisition Proposal, request or inquiry is received by the Special Committee, its agents or its advisors. The Company shall (x) keep Parent informed in all material respects of the status and details (including material amendments to the terms thereof) of such Acquisition Proposal, inquiry or request and (y) provide to Parent as soon as practicable after receipt thereof copies of all material written correspondence relating to such Acquisition Proposal or request exchanged between the Company or any of its Subsidiaries, on the one hand, and the Person making such Acquisition Proposal or request, on the other hand, concerning the material terms and conditions thereof; provided that this obligation shall be excused if and to the extent that the Special Committee, its agents and its advisors shall be unaware of such information and documents.

(e)           Nothing set forth in this Agreement shall prevent the Company Board, after consultation with the Special Committee, or the Special Committee, after providing prior notice to the Company Board, from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or from (ii) making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board or Special Committee, as applicable, after consultation with their respective outside counsels, failure to disclose such information would reasonably be expected to be inconsistent with the Company Board’s or Special Committee’s, as applicable, fiduciary duties or violate their respective obligations under applicable Law and none of such actions or communications shall constitute an Adverse Recommendation Change.

Section 5.5                      Preparation of Proxy Statement and Schedule 13E; Stockholders’ Meeting.

(a)           As promptly as reasonably practicable following the date of this Agreement, the Company shall, with the assistance of Parent, prepare and file the Proxy Statement with the SEC.  Concurrently with filing the Proxy Statement with the SEC, the Company and Parent shall prepare and file the Schedule 13E with the SEC.  Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement and the Schedule 13E.  Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company in writing the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in each of the Proxy Statement and the Schedule 13E.  Each of Parent, Merger Sub, and the Company shall use all commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement and the Schedule 13E as promptly as practicable after receipt thereof.  Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in either the Proxy Statement or the Schedule 13E which shall have become false or misleading.  Each of Parent, Merger Sub, and the Company shall as soon as reasonably practicable notify the others of the receipt of any comments from the SEC with respect to either the Proxy Statement or the Schedule 13E and any request by the SEC for any amendment to either the Proxy Statement or the Schedule 13E or for additional information with respect to either the Proxy Statement or the Schedule 13E and provide Parent with copies of all correspondence between the Company and the SEC with respect to the Proxy Statement and Schedule 13E.  Prior to filing or mailing (as applicable) the Proxy Statement and Schedule 13E (or any amendment of supplement thereto), or responding to any comments from the SEC with respect thereto, Parent and its counsel shall be given seven Business Days to review and comment on the Proxy Statement, Schedule 13E and any proposed responses to any SEC comments or communications, and the Company shall consider all additions, deletions or changes suggested thereto by Parent and its counsel in good faith.

(b)           As promptly as reasonably practicable following the clearance of the Proxy Statement and Schedule 13E by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to establish a record date, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”), and mail the Proxy Statement to all of the Company’s stockholders as of the record date established for the Company Stockholders’ Meeting, and (ii) except to the extent that an Adverse Recommendation Change shall have been effected in accordance with Section 5.4(c), include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of the approval of this Agreement and the Merger; provided, however, that the Company shall be permitted to delay, postpone, or cancel the Company Stockholders’ Meeting (but not beyond the Termination Date) if in the good faith judgment of the Company Board, acting upon the recommendation of the Special Committee (after consultation with their respective legal counsels), a failure to effect such delay, postponement, or cancellation would be inconsistent with the discharge or exercise of their respective fiduciary duties under applicable Law.

Section 5.6                      Access to Information; Confidentiality.

(a)           From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall cause its Subsidiaries, officers, directors and Representatives to, afford to Parent reasonable access during normal business hours, consistent with applicable Law, to its officers, key management employees, properties, offices, other facilities and books and records, and shall furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing (it being agreed, however, that the foregoing shall not permit Parent or its officers, employees or Representatives to conduct any environmental testing or sampling or other invasive testing) and, during such period, each of Parent and the Company shall, and the Company shall cause its Significant Subsidiaries to, make available to the other party, to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of applicable United States federal and state securities Laws, and Cayman, PRC, and Hong Kong securities Laws.  Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties.  Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company, or (iii) otherwise violate any applicable Law.

(b)           Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the non-disclosure letter agreement, dated January 9, 2011 as amended February 22, 2011, between Abax Global Capital (Hong Kong) Limited and the Company, (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms, and which Parent and Merger Sub agree would be binding upon them, the terms of this Section 5.6(b) notwithstanding.

Section 5.7                      Further Action; Efforts.

(a)           Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement at the earliest practicable date, including:  (i) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent under any applicable Law; (ii) defending all Actions by or before any Governmental Entity challenging this Agreement or the consummation of the Merger; and (iii) resolving any objection asserted with respect to the transactions contemplated under this Agreement under any applicable Law raised by any Governmental Entity and preventing the entry of any court order, and vacating, lifting, reversing, or overturning any injunction, decree, ruling, order or other action of any Governmental Entity that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

(b)           If a party receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby, then such party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response which is, at a minimum, in substantial compliance with such request.

(c)           The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity, including:

(i)           cooperating with each other in connection with filings required to be made by any party under applicable Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities.  In particular, to the extent permitted by Law or appropriate Governmental Entity, no party will make any notification in relation to the transactions contemplated hereunder without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider and take account of all reasonable comments timely made by the other party in this respect;

(ii)           furnishing to the other party all information within its possession that is required for any application or other filing to be made by the other party pursuant to applicable Law in connection with the transactions contemplated by this Agreement;

(iii)           promptly notifying each other of any communications (and, unless precluded by Law, providing copies of any such communications that are in writing) from or with any Governmental Entity with respect to the transactions contemplated by this Agreement and ensuring to the extent permitted by Law or Governmental Entity that each of the parties is entitled to attend any meetings with or other appearances before any Governmental Entity with respect to the transactions contemplated by this Agreement; and

(iv)           without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)           Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a party will be provided to the other party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other party.

(e)           If (i) two full Business Days have elapsed since the Effective Time and (ii) Parent has not made the deposits called for by Section 2.3(a),  the parties agree they shall, at the Special Committee's request, take any and all steps as may be necessary or appropriate in order to unwind the effect of the filing of the Articles of Merger in order to place the parties, and their respective shareholders and owners, in the same positions they occupied prior to the filing of the Articles of Merger.

Section 5.8                      Takeover Laws.  If any of the Nevada Takeover Laws is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective boards of directors shall take such commercially reasonable actions as may be necessary to render such Nevada Takeover Law inapplicable to all of the foregoing or to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Nevada Takeover Laws on this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.9                      Notification of Certain Matters.  The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation or Parent, (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not (i) cure any breach of, or noncompliance with, any other provision of this Agreement, or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to clause (c) shall not constitute a failure of a condition to the Merger set forth in Article VI except to the extent that the underlying fact or circumstance not so notified would, standing alone, constitute such a failure.  The parties agree and acknowledge that the Company’s compliance or failure of compliance with this Section 5.9 shall not be taken into account for purposes of determining whether the condition referred to in Section 6.3(b) shall have been satisfied.

Section 5.10                      Indemnification, Exculpation and Insurance.

(a)           Without limiting any additional rights that any employee may have under any agreement or Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer or director of the Company and its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof.  In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof within 10 Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an unsecured undertaking, if and only to the extent required by the NRS, the Company Charter, the Company Bylaws, or any indemnification agreement in effect immediately prior to the Effective Time, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim and does not include an admission of fault or wrongdoing by any Indemnified Party or such Indemnified Party otherwise consents, and (C) the Surviving Corporation shall cooperate in the defense of any such matter.  Parent and the Surviving Corporation shall be jointly and severally liable for the obligation to provide indemnification to the Indemnified Parties.

(b)           Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Company Charter or Company Bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(c)           Prior to the Closing Date, Parent shall purchase for the benefit of the Company and the current and former officers and directors of the Company a fully prepaid, irrevocable, non-cancellable directors’ and officers’ liability insurance and fiduciary liability insurance “tail policy” with an expiration date not earlier than the date that is six years after the date of the Effective Time of at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate than the Company’s current policies, with respect to matters arising on or before the Effective Time including the transactions contemplated hereby.  Parent shall not take any steps, nor shall it permit the Company to take any steps, to cause such “tail policy” to lapse or be terminated prior to its expiration date.

(d)           Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.10 shall continue in effect until the final disposition of such Action.

(e)           The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.  The provisions of this Section 5.10 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(f)           In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.10.

Section 5.11                      Rule 16b-3.  Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.12                      Public Announcements.  Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.  Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company.

Section 5.13                      Obligations of Merger Sub.  Parent shall take all commercially reasonable actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

Section 5.14                      Financing; Equity Rollover.

(a)           Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives to, at Parent’s sole expense, provide to Holdco, Parent and Merger Sub such cooperation reasonably requested by Parent that is necessary in connection with the Debt Financing (provided that such requested cooperation is consistent with applicable Law and does not unreasonably interfere with the operations of the Company and its Subsidiaries), including (i) participation in a reasonable number of meetings, presentations, and due diligence sessions; (ii) as promptly as reasonably practical, furnishing Holdco, Parent and, as applicable, the Bank Lender and lenders party to the Subordinated Financing Agreement with financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent; and (iii) using reasonable best efforts to obtain, at the expense of Parent, customary legal opinions and other documentation and items relating to the Debt Financing as reasonably requested by Parent and, if requested by Holdco, Parent or Merger Sub, to cooperate with and assist Holdco, Parent or Merger Sub, at the expense of Parent, in obtaining such documentation and items.  Neither the Company nor any of its Subsidiaries shall be required, under the provisions of this Section 5.14 or otherwise in connection with any Debt Financing (x) to pay any commitment or other similar fee prior to the Effective Time, (y) to incur any expense unless such expense is reimbursed by Parent promptly after incurrence thereof, or (z) to commit to take any action that is not contingent upon the Closing (including the entry into any agreement) or that would be effective prior to the Effective Time or that would otherwise subject it to actual or potential liability in connection with any Debt Financing.  Parent shall indemnify, defend, and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with (1) any action taken by them at the request of Holdco, Parent or Merger Sub pursuant to this Section 5.14 or in connection with the arrangement of any Debt Financing or (2) any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries).  Nothing contained in this Section 5.14 or otherwise shall require the Company to be an issuer or other obligor with respect to any Debt Financing prior to the Effective Time.  All material, non-public information regarding the Company and its Subsidiaries provided to Holdco, Parent, Merger Sub or their respective Representatives pursuant to this Section 5.14 shall be kept confidential by them in accordance with the Confidentiality Agreement.

(b)           Holdco and Parent shall each use their respective reasonable best efforts to complete the Debt Financing and the Abax Equity Financing at Closing on the terms and conditions described in the Financing Documents and shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy under, the Financing Documents without the prior written consent of both the Special Committee and the Company Board if such amendments, modifications or waivers would or would reasonably be expected to (i) reduce the aggregate amount of the Debt Financing and the Abax Equity Financing below the amount required to consummate the Merger, (ii) impose new or additional conditions to the receipt of the Debt Financing or the Abax Equity Financing, (iii) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (iv) adversely impact the ability of Holdco, Parent or Merger Sub to enforce their respective rights against the other parties to the Financing Documents; provided that, the foregoing notwithstanding, Holdco may amend the Subordinated Financing Agreement to add lenders or similar entities who had not executed the Subordinated Financing Agreement as of the date of this Agreement (each on a non-exclusive basis until the Closing Date and so long as any such amendment does not result in a release, or reduction, of any of the funding commitments of the lenders party to the Subordinated Financing Agreement as in effect on the date hereof).  In connection with the foregoing, Parent hereby represents and warrants that all material documentation required to be delivered to the Bank Lender, Abax Emerald Ltd. or the Abax Funds in order to satisfy the conditions to funding set forth in the Financing Documents to which each is party have been agreed as to form with the Bank Lender, Abax Emerald Ltd. or the Abax Funds, as the case may be.  In addition, Holdco and Parent shall each use their respective reasonable best efforts to (A) negotiate definitive agreements with respect to the Abax Equity Financing on the terms and conditions contained in the Abax Commitment Letter, or on other terms reasonably acceptable to Parent and Holdco and not in violation of this Section 5.14, and (B) satisfy on a timely basis all conditions applicable to the Debt Financing (x) in the case of the CDB Debt Financing, set forth in the Senior Financing Agreement, and (y) in the case of the Abax Debt Financing, set forth in the Subordinated Financing Agreement.  In the event that all conditions to funding under the Financing Documents (other than, with respect to the Debt Financing, the availability of equity financing) have been satisfied, Holdco and Parent shall each use their respective reasonable best efforts to cause the lenders and other Persons to fund the Debt Financing and Abax Equity Financing required to consummate the Merger and related transactions on the Closing Date (including taking enforcement actions to cause such lenders and other Persons to provide such financing).  In the event any portion of the Debt Financing or the Abax Equity Financing becomes unavailable on the terms and conditions contemplated in the Financing Documents, (1) Parent shall promptly notify the Company, and (2) Holdco and Parent shall each use their respective reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Holdco, Parent and Merger Sub (as determined in the reasonable judgment of Holdco and/or Parent, as applicable), in an amount sufficient to consummate the Merger as promptly as possible, but in any event no later than the earlier of (1) 30 days after the originally contemplated Closing Date, or (2) the Termination Date.  Except as provided elsewhere in this Section 5.14, nothing contained in this Agreement shall prohibit Holdco, Parent or Merger Sub from entering into agreements relating to the Debt Financing, the Abax Equity Financing or the operation of Holdco, Parent, Merger Sub or, as of the Effective Time, the Surviving Corporation, including adding other equity providers or operating partners (so long as any such agreements or entering into such agreements would not reasonably be expected to materially impair or delay the Closing).

(c)           Holdco and Parent shall each use their respective reasonable best efforts to consummate the transactions contemplated by the Contribution Agreement immediately prior to the Closing on the terms and conditions described in the Contribution Agreement and shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy under, the Contribution Agreement that would reasonably be expected to (in the Special Committee’s good faith judgment) prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

Section 5.15                      Delisting.  Parent shall cause the Company’s securities to be de-listed from NASDAQ and deregistered under the Exchange Act at or as soon as practicable following the Effective Time.

Section 5.16                      Knowledge of Inaccuracies.  It is agreed that Parent shall not have any right to (a) terminate this Agreement under Section 7.1(d)(i) or (b) claim any damage or seek any other remedy at Law or in equity for any breach of or inaccuracy in any representation or warranty made by the Company in Article III to the extent both (i) Mr. Tianfu Yang and (ii) Abax Global Capital (Hong Kong) Limited or any of its Affiliates had actual knowledge of such breach of or inaccuracy in such representation or warranty as of the date hereof.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.1                      Conditions to Each Party’s Obligation to Effect the Merger.  The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)           Stockholder Approval.  The Company Stockholder Approval shall have been obtained.

(b)           No Injunctions or Legal Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

Section 6.2                      Conditions to the Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining whether such Parent Material Adverse Effect threshold has been met, all materiality, “Parent Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded in determining the accuracy of such representations and warranties).

(b)           Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c)           Officer’s Certificate.  The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

Section 6.3                      Conditions to the Obligations of Parent and Merger Sub.  The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company (i) set forth in Sections 3.1, 3.2, 3.3, 3.6, and 3.8 shall be true and correct in all respects, and (ii) set forth in each other Section or subsection of this Agreement shall be true and correct, except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining whether such Material Adverse Effect threshold has been met, all materiality, “Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded in determining the accuracy of such representations and warranties), in the case of each of clauses (i) and (ii), as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

(b)           Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)           No Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Material Adverse Effect.

(d)           Officer’s Certificate.  Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Sections 6.3(a), 6.3(b), and 6.3(c).

Section 6.4                      Frustration of Closing Conditions.  None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

Section 6.5                      No Financing Condition.  For the avoidance of doubt, the obtaining of financing is not a condition to the obligations of Parent and Merger Sub to effect the Merger.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1                      Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company:

(i)           if the Merger shall not have been consummated on or before March 8, 2012 (the “Termination Date”); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the primary cause of, or resulted primarily in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement.

(ii)           if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, or decree, ruling or other action in accordance with Section 5.7; or

(iii)           if the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

(c)           by the Company:

(i)           if (A) Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach of failure to perform (1) would result in the failure of a condition set forth in Section 6.1 or 6.2, and (2) cannot be cured by the Termination Date; provided, that the Company shall have given Parent written notice, delivered at least 30 days prior to such termination (or if such breach or failure to perform occurs within 30 days of the Termination Date, delivered within 7 days of such breach or of the date such performance was due), stating the Company’s intention to terminate this Agreement pursuant to Section 7.1(c)(i)(A) and the basis for such termination, or (B) at any time, the guarantees described in Section 4.14, or the Financing Documents, are not in full force and effect in all material respects (with respect to the commitment to pay or fund thereunder) and such condition continues until the earlier of (1) the Termination Date or (2) five Business Days following written notice to Parent; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

(ii)           in order to enter into a definitive written agreement with respect to a Superior Proposal, if prior to the receipt of the Company Stockholder Approval, (A) the Special Committee has received a Superior Proposal not in violation or contravention of any of the provisions of Section 5.4(a) or Section 5.4(b), (B) the Company has complied with the provisions of Section 5.4(c), and (C) prior to or concurrently with such termination, the Company pays the fee due under Section 7.3; or

(iii)           if all the closing conditions contained in Section 6.1 and 6.3 have been satisfied (or are capable of being satisfied) and Parent fails to fund the Payment Fund within one Business Day following the date the Closing should have occurred;

(d)           by Parent:

(i)           if (subject to Section 5.16) the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.3, and (B) cannot be cured by the Termination Date; provided, that Parent shall have given the Company written notice, delivered at least 30 days prior to such termination (or if such breach or failure to perform occurs within 30 days of the Termination Date, delivered within 7 days of such breach or of the date such performance was due), stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii)           if an Adverse Recommendation Change shall have been effected.

The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party, specifying the basis for such termination.

Section 7.2                      Effect of Termination.  In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 3.23 and 4.11 (Brokers), Section 5.12 (Public Announcements), Section 7.2 (Effect of Termination), Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.5 (Entire Agreement), Section 8.6 (Parties in Interest), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section  8.9 (Assignment; Successors), Section 8.10 (Enforcement), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.16 (No Presumption Against Drafting Party) of this Agreement shall survive the termination hereof.  Notwithstanding anything to the contrary in this Agreement, if Parent and Merger Sub fail to effect the Merger or otherwise are in breach of this Agreement, then the aggregate liability of Parent, Merger Sub and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall be limited to the amount of the Parent Termination Fee and, in the case of the foregoing persons party to the Guarantee, the costs of enforcement thereon and no Person shall have any rights under the Abax Commitment Letter, whether at law or equity, in contract, in tort or otherwise.  None of Parent, Merger Sub or any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement except as expressly provided herein (including Section 8.10).

Section 7.3                      Fees and Expenses.

(a)           Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and filing of the Schedule 13E (including, in each case, applicable SEC filing fees) and the solicitation of the Company Stockholder Approval shall be shared equally by Parent and the Company.

(b)           If:

(i)           this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) (but only if the Company Stockholders’ Meeting has not been held by the Termination Date) or Section 7.1(b)(iii) and, in either case, (A) at any time after the date of this Agreement and prior to the termination under Section 7.1(b)(i) or the taking of a vote to approve this Agreement at the Company Stockholders’ Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 7.1(b)(iii)), an Acquisition Proposal shall have been publicly announced by the Company and not withdrawn prior to such termination under Section 7.1(b)(i) or such vote to adopt this Agreement, as applicable, and (B) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to, or shall have consummated, such Acquisition Proposal (provided, that for purposes this Section 7.3(b)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);

(ii)           this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

(iii)           this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii)

then, in any such case, the Company shall pay Parent a termination fee of $22,500,000 (the “Company Termination Fee”), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c)           If the Company terminates this Agreement pursuant to Section 7.1(c)(i), and at the time of such termination, there is no state of facts or circumstances (other than such state of facts or circumstances as gave rise to the Company’s right to terminate this Agreement pursuant to Section 7.1(c)(i)) that would cause the conditions in Sections 6.1, 6.2, and 6.3 not to be satisfied on or prior to the Termination Date, or pursuant to Section 7.1(c)(iii), then Parent shall pay a termination fee to the Company in an amount equal to $30,000,000 (the “Parent Termination Fee” ), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.  The parties agree that the payment of the Parent Termination Fee shall constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the transactions contemplated hereby in the event any such payment becomes due and payable and, upon payment of the Parent Termination Fee, that Parent (and its Subsidiaries, including Merger Sub, and their Representatives) shall have no further liability to the Company (or its Subsidiaries or Representatives) hereunder.

(d)           Payment of the Company Termination Fee or Parent Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by Parent or the Company, as applicable by (A) the Company (i) on the earlier of the execution of a definitive agreement with respect to or consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(i), or (ii) as promptly as reasonably practicable (and in any event within five Business Days) after termination, in the case of termination by the Company pursuant to Section 7.1(c)(ii) or by Parent pursuant to Section 7.1(d)(ii), or (B) Parent, as promptly as practicable (and in any event within five Business Days) after termination, in the case of termination by the Company pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii).

(e)           Each of the Company and Parent acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and, therefore, the amounts payable pursuant to Sections 7.3(b) and 7.3(c) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company or Parent, as applicable, fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or the Company commences a suit that results in a judgment against the Company or Parent, as the case may be, for the amounts set forth in this Section 7.3, the Company or Parent, as applicable, shall pay to the other party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

Section 7.4                      Amendment or Supplement.  This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 7.5                      Extension of Time; Waiver.  At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto, or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1                      Nonsurvival of Representations and Warranties.  None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)           if to Parent, Merger Sub or the Surviving Corporation, to:

c/o Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu,
Harbin Kai Fa Qu, Harbin, PRC 150060
Attention:  Mr. Tianfu Yang
Facsimile:  +86 (451) 8611 6769
E-mail:  manager@tech-full.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLC
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention:  Michael V. Gisser
                   Peter X. Huang
Facsimile:  +86 10 6535 5577
E-mail:  Michael.Gisser@skadden.com
              Peter.Huang@skadden.com

(ii)           if to Company, to:

Harbin Electric, Inc.
No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China 150060
Attention:  Mr. Tianfu Yang and Ms. Christy Shue
Facsimile:  +86 451 8611 676
E-mail:  manager@tech-full.com
              cshue@harbinelectric.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
Attention:  Jonathan K. Layne
Facsimile:  (310) 552-7053
E-mail:  JLayne@gibsondunn.com

and

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention:  Angela M. Dowd and Mitchell S. Nussbaum
Facsimile:  (212) 407-4990
E-mail:  adowd@loeb.com and mnussbaum@loeb.com

Section 8.3                      Certain Definitions.  For purposes of this Agreement:

(a)           “2005 Stock Option Plan” means the Harbin Electric Inc. 2005 Stock Option Plan;

(b)           “2006 Warrant Agreement” means the warrant agreement between the Company and The Bank of New York, as collateral agent, dated August 30, 2006;

(c)           “Acquisition Proposal” means any inquiry, proposal, indication of interest, or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction (whether in a single transaction or a series of transactions) involving an acquisition of the Company (or assets of the Company which, or any Subsidiary or Subsidiaries of the Company whose business, constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), or (ii) the acquisition in any manner, directly or indirectly, of beneficial ownership of 20% or more of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger;

(d)           “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, that for the avoidance of doubt, for all purposes under this Agreement, Mr. Tianfu Yang shall be deemed to be an Affiliate of Parent; provided, further, that with respect to the definition of the Majority of the Minority Approval, the following shall be deemed to be Affiliates of Parent:  (i) each party to the Contribution Agreement, (ii) each officer, director, or employee of the Company or its Subsidiaries who has entered into an agreement (whether written or oral) to contribute any Shares to Parent in lieu of receiving the Merger Consideration for such Shares, (iii) all other Persons who have entered into an agreement, arrangement, or understanding (whether written or oral) with Parent or any Affiliate of Parent to contribute Shares to Parent in lieu of receiving Merger Consideration for such Shares, and (iv) all Persons who the Company Board, upon the recommendation of the Special Committee and upon due inquiry, reasonably believes have reached an agreement or understanding (whether written or oral) with Parent or any Affiliate of Parent to receive, in connection with the consummation of the Merger, some benefit or value other than and in addition to the Merger Consideration to be received in respect of their Shares; provided that in no event shall the continued employment of any employee of the Company or any of its Subsidiaries with the Surviving Corporation or any of its Subsidiaries after the Effective Time, and the continued payment of compensation to such employee by the Surviving Corporation or any of its Subsidiaries after the Effective Time on terms substantially comparable to the compensation paid to such employee by the Company or any of its Subsidiaries as of the date of this Agreement, alone, in and of itself, be deemed to be a benefit or value other than and in addition to the Merger Consideration to be received in respect of Shares;

(e)           “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;

(f)           “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(g)           “Environmental Laws” means all foreign, federal, state, or local statutes, regulations, ordinances, codes, or decrees protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement;

(h)           “Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws;

(i)           “knowledge” of the Company means the actual knowledge of the individuals listed on Section 8.3(j) of the Company Disclosure Letter;

(j)           “Material Adverse Effect” means any circumstance, event, change, occurrence, effect or development that, individually or in the aggregate has or is reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence, or development resulting from (i) changes in general economic, financial market, business or geopolitical conditions, (ii) general changes or developments in any of the industries or markets in which the Company or its Subsidiaries operate, (iii) changes in exchange rates or interest rates or policy announcements or regulatory changes related to exchange rates or interest rates, (iv) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition Laws for the consummation of the Merger, (v) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (vi) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (viii) any outbreak or escalation of hostilities or war or any act of terrorism, (ix) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise (including loan agreements with the Bank Lender or any other financing sources), with any customers, suppliers, lenders, distributors, partners or employees of the Company and its Subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (x) any action taken or not taken by the Company, or which the Company causes to be taken or not taken by any of its Subsidiaries, in each case which is required by, resulting from or arising in connection with this Agreement, or (xi) any actions taken (or omitted to be taken) at the request of Parent; provided that, in the case of the foregoing clauses (i), (ii), and (v), the impact of such circumstance, event, change, occurrence, effect, or development is not disproportionately adverse to the Company and its Subsidiaries taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate; provided, further that only the disproportionate portion of the impact referenced in the preceding proviso shall be considered in determining whether there has been a Material Adverse Effect;

(k)           “Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act;

(l)           “Parent Material Adverse Effect” means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the transactions contemplated hereby (including the ability of Parent to obtain financing);

(m)           “Person” means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including any Governmental Entity;

(n)           “Plan”  means any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock-purchase, stock option, or other fringe benefit plan, arrangement, or practice;

(o)           “Significant Subsidiary” means any “significant subsidiary” (other than any such subsidiary which is not more than 50% owned by the Company) of the Company within the meaning of Rule 1-02(w) of Regulation S-X of the SEC;

(p)           “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

(q)           “Superior Proposal” means any Acquisition Proposal (A) on terms which the Special Committee, which shall have full, sole, and exclusive authority to make such decision determines, in its good faith judgment and in the good faith performance, discharge and exercise of its fiduciary duties, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to the Company and the holders of Shares than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any adjustment to this Agreement proposed by Parent in response to such Acquisition Proposal), and (B) that the Special Committee believes is reasonably capable of being completed, taking into account all financial (including economic and financing terms), regulatory, legal and other aspects of such proposal as the Special Committee, in the good faith performance, discharge and exercise of its fiduciary duties, deems relevant; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%;”

(r)           “Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns required to be filed with any Governmental Entity relating to Taxes, including any amendments thereto; and

(s)           “Taxes” means federal, state, provincial, local or foreign taxes of whatever kind imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

Section 8.4                      Interpretation.  When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 8.5                      Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), the Company Disclosure Letter, the Confidentiality Agreement, and the Voting Support Agreement constitute the entire agreement of the parties, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

Section 8.6                      Parties in Interest.  This Agreement is not intended to, and shall not, confer upon any Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.10 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof, (b) from and after the Effective Time, the rights of holders of Shares to receive the Merger Consideration set forth in Article II, and (c) from and after the Effective Time, the rights of holders of Company Stock Options or Company Warrants to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement.  The rights granted to Company stockholders pursuant to this Section 8.6 shall be enforceable on behalf of Company stockholders only by the Special Committee in its sole and absolute discretion, as agent for the Company stockholders, it being understood and agreed that any and all interests in such claims shall attach to the Shares and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (i) distributed, in whole or in part, by the Company to the record holders of Shares as of any date determined by the Company, or (ii) retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit.  The representations and warranties in this Agreement are the product of negotiations among the parties hereto.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties.  Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7                      Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Nevada, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

Section 8.8                      Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada or the federal courts of the United States of America located in Clark County, Nevada.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the exclusive jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9                      Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.10                      Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached.  Accordingly, each of Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Nevada located in Clark County, Nevada or any federal court located in Clark County, Nevada, this being in addition to any other remedy to which such party is entitled at Law or in equity.  The Company further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub or any remedy to enforce specifically the terms and provisions of this Agreement (other than the remedies for failure to fund the Merger Consideration set forth in Section 5.7(e)) and that the Company’s sole and exclusive remedies with respect to any such breach shall be the remedies set forth in Sections 7.1, 7.2 and 7.3 (which shall be in addition to the remedies set forth in Section 5.7(e), if applicable).

Section 8.11                      Currency.  All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement, unless otherwise stated.

Section 8.12                      Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.13                      Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY DOCUMENTS OR INSTRUMENTS REFERRED TO HEREIN, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE PARTIES HERETO AND THEIR AFFILIATES IN NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT.

Section 8.14                      Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.15                      Facsimile or Electronic Signature.  This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

Section 8.16                      No Presumption Against Drafting Party.  Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8.17                      Parent Guarantee.  Parent agrees to take all commercially reasonable actions necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement, including those to be performed from and after the Effective Time.  Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement.  This is a guarantee of payment and performance and not of collectability.  Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 8.17.

Section 8.18                      Payment of Sales, Use, or Similar Taxes.  Except as provided in Section 2.3(c), all sales, use, transfer, intangible, recordation, documentary stamp, or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Parent.

Section 8.19                      Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Parent, Merger Sub (other than Parent), or any officer, director, employee, agent, representative or investor of or in any party hereto.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TECH FULL ELECTRIC COMPANY LIMITED

By:	/s/ Tianfu Yang
Name : Tianfu Yang
Title: Director

TECH FULL ELECTRIC ACQUISITION, INC.

By:	/s/ Tianfu Yang
Name : Tianfu Yang
Title: Director

TECH FULL ELECTRIC ACQUISITION, INC.

By:	/s/ Boyd R. Plowman
Name : Boyd R. Plowman
Title: Chairman, Special Committee of the Board of Directors

040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: HARBIN ELECTRIC, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: PARACORP INCORPORATED
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 1,000 | Par value per share: $ NO PAR | Number of shares *without par value:* 1,000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) TIANFU YANG
Name
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

DAVE HINNANT
Name

X
Incorporator Signature

ONE ARIZONA CENTER | PHOENIX | AZ | 85004
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State NRS 78 Articles
Revised: 3-10-11

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of TECH FULL ELECTRIC ACQUISITION, INC.
Name of Represented Business Entity

I, PARACORP INCORPORATED am a:
Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on APRIL 11, 2011 (Date) I accepted the appointment as registered agent for the above named business entity.

X Nancy Gaches for Paracorp
Authorized Signature of R.A. or On Behalf of R.A. Company

Date 4/11/11

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-13-10

EXHIBIT B

BYLAWS

OF

HARBIN ELECTRIC, INC.,
a Nevada Corporation

Adopted [●], 2011

(continued)

(continued)

		Page

7.4	Transfers of Stock	16
ARTICLE VIII	GENERAL PROVISIONS	16
8.1	Dividends	16
8.2	Reserves	16
8.3	Checks	16
8.4	Fiscal Year	16
8.5	Seal	16
8.6	Captions	16
8.7	Interpretations	17
8.8	Seniority	17
8.9	Computation of Time	17
ARTICLE IX	ANTI-TAKEOVER STATUTES	17
9.1	Acquisition of Controlling Interest	17
9.2	Combinations with Interested Stockholders	17
ARTICLE X	AMENDMENTS	17
10.1	Amendments	17

BYLAWS

OF

HARBIN ELECTRIC, INC.,
a Nevada Corporation

ARTICLE I

OFFICES

1.1           Registered Office.  In accordance with the applicable provisions of the Nevada Revised Statutes (“NRS”), including, without limitation, NRS 78.090, the registered office of Harbin Electric, Inc. (the “Corporation”) shall be maintained at such place within the State of Nevada as the board of directors (the “Board of Directors”) of the Corporation shall determine from time to time.

1.2           Other Offices.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

2.1           Place of Meetings.  Subject to Section 2.2 below, all meetings of stockholders, for any purpose, may be held at such time and place, within or without the State of Nevada, as shall be determined by the Board of Directors in its sole discretion.  The place of each such meeting shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

2.2           Remote Communications.  The Board of Directors may, in its sole discretion determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in any manner permitted by Nevada law.  Such means of remote communication include participation by telephone conference or similar method of communication by which all persons participating in the meeting can hear one another.  Participation in such meeting shall constitute presence in person at the meeting. For the sake of clarity, this Section 2.2 is intended to constitute a restriction authorized by NRS 78.320(4).

2.3           Annual Meeting.  The annual meeting of stockholders shall be held on the day and at the time set by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next regular business day following, at the hour set forth in the notice thereof.  A majority of the Board of Directors shall have authority to set the agenda for the annual meeting and to establish the deadline by which requests for the addition of items to the agenda shall be received.  A majority of the Board of Directors may grant such requests.  At the annual meeting, the stockholders shall elect, by a plurality vote, members of the Board of Directors (each such member, a “Director” and collectively, the “Directors”) and transact such other business as may properly be brought before the meeting.  Notwithstanding the foregoing, in the event that the Directors are elected by written consent of the stockholders in accordance with Section 2.11 of these Bylaws (as amended from time to time in accordance with the terms hereof, and in accordance with the Corporation’s Articles of Incorporation as then in effect and applicable law, the “Bylaws”) and NRS 78.320, an annual meeting of stockholders shall not be required to be called or held for such year for such purpose, but the Board of Directors may call and notice an annual meeting for any other purpose or purposes.

2.4           List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote for the election of Directors of the Corporation, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, and the list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any stockholder who may be present.

The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication as permitted under Section 2.2 above, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.5           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of stockholders entitled to exercise a majority of the voting power of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.  If any person(s) other than the Board of Directors calls a special meeting, the request shall:

(i)           be in writing;

(ii)           specify the time of such meeting and the general nature of the business proposed to be transacted; and

(iii)           be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board of Directors, the President or the Secretary of the Corporation.

2.6           Notice of Meetings.  Whenever stockholders are required or authorized to take any action at a meeting, a written notice of such meeting shall be given.  Such written notice must be signed by the Corporation’s President, a Vice President, the Secretary, an Assistant Secretary or by such other natural person or persons as the Bylaws may prescribe or permit, or as the Board of Directors may designate.  In addition, such written notice shall include the following:

(i)           the purpose or purposes for which the meeting is called;

(ii)           the time when the meeting will be held;

(iii)           the place where the meeting will be held; and

(iv)           if participation by means of telephone conference or similar methods of communication is going to be permitted for such meeting, the notice shall include a statement to that effect, including instructions as to how a stockholder may so participate.

Such written notice shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting.  Such written notice shall be delivered in accordance with NRS 78.370 and Article IV below.

2.7           Limitation on Business.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.8           Quorum.  Stockholders of the Corporation holding at least a majority of the voting power of the Corporation, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9           Voting Required for Action.  When a quorum is present at any meeting, the stockholders holding a majority of the voting power of the Corporation present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, these Bylaws, or an express agreement in writing, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting for directors shall be in accordance with Section 2.2 above.

Except as may be otherwise provided in the Corporation’s Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder that has voting power upon the matter in question.  Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by Nevada law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote thereon that are present in person or by proxy at such meeting.  If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission (as defined in Section 5.2 below); provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

2.10           Proxies.  Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with NRS 78.1955, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but, pursuant to NRS 78.355, no proxy shall be valid after the expiration of six months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven years from the date of its execution.

2.11           Action by Written Consent.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Unless otherwise prohibited by the NRS, an electronic transmission (as defined in Section 5.2 below) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this section; provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board of Directors shall have instructed the officers of the Corporation (the “Officers”) to solicit the vote or written consent of the stockholders of the Corporation, unless otherwise prohibited by the NRS, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Corporation or to a person designated by the Secretary or the President.  The Secretary or the President of the Corporation or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

2.12           Closing of Transfer Books/Record Date.  The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding 60 days in connection with obtaining the consent of stockholders for any purpose.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date, not more than 60 days or less than 10 days before the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

2.13           Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of the shares.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE III

DIRECTORS

3.1           Management of Business.  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2           Number; Election.  The number of Directors that shall constitute the whole Board of Directors shall be fixed by resolution of the Board of Directors, unless the Articles of Incorporation fix the number; provided, however, that the number of Directors shall be at least one and no more than seven.  The Directors shall either be elected by written consent in accordance with Section 2.11 above and NRS 78.320, or at the annual meeting of the stockholders, except as provided in Sections 3.3 and 3.4 below.  Each Director so elected shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation or removal.  Directors need not be stockholders, unless required by the Articles of Incorporation or these Bylaws.  If, for any reason, Directors are not elected pursuant to NRS 78.320 or at the annual meeting of the stockholders, they may be elected at a special meeting of the stockholders called and held for that purpose.

3.3           Resignation and Vacancies.  Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon the Director failing to receive a specified vote for reelection as a Director may provide that it is irrevocable.

Unless otherwise provided in the Articles of Incorporation, the Bylaws or the NRS, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

Unless otherwise provided in the Articles of Incorporation or these Bylaws:

(i)           Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

(ii)           Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any Officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws for the sole purpose of electing Directors.

If, at the time of filling any vacancy or any newly created directorship, the Directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), a court of competent jurisdiction sitting in the State of Nevada may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid.

A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office and until such Director’s successor is elected and qualified, or until such Director’s earlier death, resignation or removal.

3.4           Removal by Stockholders.  Any Director or one or more of the incumbent Directors of the Corporation may be removed from office by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, in which event the vacancy or vacancies so created shall be filled in accordance with Section 3.3.

3.5           Meetings.  The Board of Directors may hold meetings, both regular and special, at such locations, either within or without the State of Nevada, as the Board of Directors may determine its sole discretion.

3.6           Annual and Regular Meetings.  The first meeting of each newly-elected Board of Directors may be held immediately following, and at the time and place as, the annual meeting of stockholders or, if not so held, at such time and place as shall be fixed by such newly-elected Board of Directors.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as from time to time shall be determined by the Board of Directors.

3.7           Special Meetings.  Special meetings of the Board of Directors may be called at any time by either (a) the Chairperson of the Board of Directors, (b) the President, (c) the Secretary or (d) any two directors, in each case, on 24 hours notice to each Director.  Such notice of the time and place of any special meeting shall be:

(i)           delivered personally by hand, by courier or by telephone;

(ii)           sent by U.S. first-class mail, postage prepaid;

(iii)           sent by facsimile; or

(iv)           sent by electronic mail,

in each case, directed to each Director at such Director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (x) delivered personally by hand, by courier or by telephone, (y) sent by facsimile or (z) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least 4 days before the time of the holding of the meeting.  Any oral notice may be communicated to the Director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8           Quorum and Voting.  A majority of the Directors then in office, at a meeting duly assembled, shall constitute a quorum of the Board of Directors for the transaction of business, and the act of the Directors constituting a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  If the Articles of Incorporation provide that one or more Directors shall have more or less than one vote per Director on any matter, every reference in these Bylaws to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of the Directors.

3.9           Consent Without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed or approved by electronic transmission by all members of the Board of Directors or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10           Telephonic Meetings.  Members of the Board of Directors or any  committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other.  Participation in such meeting by such means constitutes presence in person at such meeting.

3.11           Committees; Subcommittees.  Unless otherwise provided in the Articles of Incorporation, the Board of Directors, by resolution or as set forth in these Bylaws, may designate one or more committees, which, to the extent provided in such resolution or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee must include at least one Director.  Subject to the preceding sentence, and unless the Articles of Incorporation or these Bylaws otherwise provide, the Board of Directors may appoint natural persons who are not Directors to serve on any committee.  Each committee must have the name or names as may be designated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.  Any such committee may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by statute to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as and when required.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. However:

(i)           the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee;

(ii)           special meetings of committees may also be called by resolution of the Board of Directors; and

(iii)           notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws, the Articles of Incorporation and NRS 78.125.

Any provision in the Articles of Incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the Articles of Incorporation or these Bylaws.

Unless otherwise provided in the Articles of Incorporation, these Bylaws or the resolution(s) of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.12           Compensation.  Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors shall have the authority to determine and fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, as the Board of Directors may determine from time to time by resolution.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

4.1           General.  The Officers shall be chosen by the Board of Directors and shall consist of a President, a Secretary and a Treasurer.  The Board of Directors may also choose a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including Executive or Assistant Vice Presidents), one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem necessary.  Two or more offices may be held by the same person.

4.2           Appointment, Resignation and Removal.  The Board of Directors shall appoint the Officers who shall hold office at the pleasure of the Board of Directors.  No Officer need be a member of the Board of Directors.

Any Officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in this Article IV.

4.3           Subordinate Officers.  The Board of Directors may appoint, or empower the President to appoint, such other officers and agents as the business of the Corporation may require.  Each of such Officers and agents shall hold office for such period, have such authority and person such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.  Any such officer or agent may be removed at any time, with or without cause, by the Board of Directors unless otherwise agreed in writing.

4.4           Compensation.  The salaries and other compensation of all Officers shall be fixed by the Board of Directors unless otherwise agreed in writing.

4.5           Duties of President.  The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He or she shall vote or execute, in the name of the Corporation, proxies for any securities pursuant to which the Corporation has voting rights, unless some other person is designated by the Board of Directors to execute such proxies.

Unless otherwise directed by the Board of Directors, the President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.6           Duties of Chairperson of the Board.  The Chairperson of the Board, if and when elected by the Board of Directors, will preside at all meetings of the Board of Directors and of the stockholders, and will perform such other duties as may be prescribed from time to time by the Board of Directors.

4.7           Duties of Vice President.  The Vice President, if any, or if there shall be more than one, the Vice Presidents, in the order or seniority determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

4.8           Duties of Secretary.  The Secretary shall attend all meetings of the Board of Directors (unless otherwise determined by the Board of Directors) and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

4.9           Duties of Assistant Secretaries.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

4.10           Duties of Treasurer.  The Treasurer shall be the chief financial officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or at any time when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer is authorized to execute and file on behalf of the Corporation all federal and state tax returns and all elections under federal and state tax laws.  If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control, belonging to the Corporation. The Treasurer shall also perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

4.11           Duties of Assistant Treasurers.  The Assistant Treasurer, or if there shall be more than one , the Assistant Treasurers, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.  The Assistant Treasurer is also authorized to execute and file on behalf of the Corporation all federal and state tax returns and all elections under federal and state tax laws.

ARTICLE V

NOTICES

5.1           General.  Notice of any meeting of stockholders, if mailed, is given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation‘s records.  Notice to Directors may also be given by facsimile or by other media, including electronic mail, to an address as it appears on the Corporation’s records if the sending of notice by such other media may be verified or confirmed.  An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

5.2           Notice to Stockholders by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the Articles of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(i)           the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii)           (such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

 However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to this Section 5.2 shall be deemed given:

(a)     if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b)  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c)      if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (I) such posting and (II) the giving of such separate notice; and

(d)      if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient of the communication; and may be directly reproduced in paper form by the recipient through an automated process.

5.3           Notice to Person with Whom Communication is Unlawful.  Whenever notice is required to be given under the provisions of the NRS, the Articles of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate or other document, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

5.4           Waiver of Notice.  Whenever any notice is required to be given under the provisions of the NRS, the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Whenever all persons entitled to vote at any meeting, whether of Directors or stockholders, consent, either by:

(i)           a writing on the records of the meeting or filed with the Secretary or an Assistant Secretary of the Corporation;

(ii)           presence at such meeting and oral consent entered on the minutes; or

(iii)           taking part in the deliberations at such meeting without objection,

then the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.  At such meeting, any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1           Indemnity for Claims Not in the Name of Corporation.  The Corporation must indemnify, to the maximum extent permitted by Nevada law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), except an action by or in the right of the Corporation (which is governed by Section 6.2 below), by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Notwithstanding the foregoing, no indemnification shall be required if it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a Director or Officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to NRS 78.138.

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

6.2           Indemnity for Claims in the Name of Corporation.  The Corporation must indemnify, to the maximum extent permitted by Nevada law, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit unless it is proven his or her act, or failure to act, constituted a breach of his or her fiduciary duties as a Director or Officer, and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him or her liable pursuant to NRS 78.138; provided, however, that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

6.3           Indemnification of Employees and Agents.  To the extent determined by the Board of Directors in its sole discretion and as otherwise authorized or required under Nevada law, the Articles of Incorporation and these Bylaws, the Corporation shall have the power (but not the obligation) to indemnify its employees and agents to the extent not prohibited by the NRS or other applicable law.  The Board of Directors shall have the power to delegate to such person or persons it deems appropriate the determination of whether employees or agents shall be indemnified.

6.4           Success on Merits.  To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or in connection with such defense.

6.5           Advancement of Expenses.  Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such person to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VI and/or Nevada law.

6.6           Limitation on Indemnification.  Subject to the requirements in Section 6.4 and Nevada law, the Corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(i)           for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)           for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)           for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)           initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its Directors, Officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law or (c) otherwise required by applicable law; or

(v)           if prohibited by applicable law.

6.7           Indemnity Not Exclusive.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, written agreement, vote of stockholders or Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

6.8           Insurance Indemnification.  The Corporation shall have the power, to the extent determined by the Board of Directors, to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.  No financial arrangement made pursuant to this Section 6.8 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

6.9           Conflicts.  No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:  (a) that it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.10           Right to Bring Suit.  If a claim under this Article VI is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the NRS for the Corporation to indemnify the claimant for the claim.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

6.11           Indemnity Agreements.  The Board of Directors is authorized to enter into a written contract with any Director, Officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by Nevada law, greater than, those provided for in this Article VI.

6.12           Survival.  The rights to indemnification and advancement of expenses conferred by this Article VI shall continue as to a person who has ceased to be a Director, Officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.13           Repeal or Modification.  Any amendment, repeal or modification of this Article VI shall be prospective only, and shall not adversely affect any indemnification or limitations on the personal liability of a Director or an Officer of the Corporation for acts or omissions prior to such repeal or modification.  Further, neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

CERTIFICATES OF STOCK

7.1           Certificates.  Unless the Board of Directors authorizes the issuance of uncertificated shares of some or all of the shares of any or all if the Corporation’s classes or series of stock as permitted under NRS 78.235(4), every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President and either (i) the Treasurer or an Assistant Treasurer or (ii) the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation.  When such certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and registrar, the signature of any such President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile.  In case any Officer or Officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such Officer or Officers of the Corporation.

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.2           Special Designation on Certificates.  If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to these Bylaws or applicable law a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

7.3           Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond or other security sufficient (as determined by the Corporation) to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

7.4           Transfers of Stock.  Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VIII

GENERAL PROVISIONS

8.1           Dividends.  Subject to any restrictions contained in the Articles of Incorporation or applicable law, the Board of Directors may declare and pay dividends upon the capital stock of the Corporation out of funds legally available therefor at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation subject to the provisions of the Articles of Incorporation.

8.2           Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

8.3           Checks.  All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

8.4           Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.5           Seal.  The Corporation may, but is not required to, adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board of Directors. The Corporation may use such corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.  The corporate seal, if there be one, shall have inscribed thereon the words, “State of Nevada.”

8.6           Captions.  Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

8.7           Interpretations.  To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

8.8           Seniority.  Nevada law and the Articles of Incorporation (in that order of precedence) will and in all respects be considered senior and superior to these Bylaws, with any inconsistency or conflict to be resolved in favor of Nevada law and such Articles of Incorporation (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any inconsistency which may then exist.

8.9           Computation of Time.  The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour, as the case may be.

ARTICLE IX

ANTI-TAKEOVER STATUTES

9.1           Acquisition of Controlling Interest.  Unless the Articles of Incorporation expressly provide to the contrary, the provisions of Nevada law pertaining to the acquisition of a controlling interest (currently set forth in NRS 78.378 to 78.3793, inclusive), as the same now exists or may hereafter be amended or supplemented, do not and shall not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

9.2           Combinations with Interested Stockholders.  Unless the Articles of Incorporation expressly provide to the contrary, it is the express intention of the Corporation not to be governed by the provisions of Nevada law pertaining to the restrictions on business combinations with interested stockholders (currently set forth in NRS 78.411 to 78.444, inclusive), as the same now exists or may hereafter be amended or supplemented.

ARTICLE X

AMENDMENTS

10.1           Amendments.                                Except as otherwise restricted in the Articles of Incorporation or these Bylaws, any provision of these Bylaws may be altered, amended or repealed by the Board of Directors.  Except as otherwise restricted in the Articles of Incorporation, these Bylaws may also be altered, amended or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of the Corporation entitled to vote on such matter.  Except as otherwise provided in the Articles of Incorporation, the stockholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.  Any amendment of the Bylaws adopted by the stockholders that specifies the votes that shall be necessary for the election of Directors shall not be further amended or repealed by the Board of Directors, unless authorized by the vote of stockholders or by the Articles of Incorporation then in effect.

[Remainder of this page intentionally left blank.]

SECRETARY’S CERTIFICATE

The undersigned duly appointed Secretary of the Harbin Electric, Inc. does hereby certify that the foregoing Bylaws were adopted by the Board of Directors and stockholders of the Corporation and are effective as of the ____ day of ___________, 2011.

___________________________
Print Name ___________________________
Title:  Secretary ___________________________

ANNEX B

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of June 19, 2011 (this “Limited Guarantee”), by Mr. Tianfu Yang (“Mr. Yang”), Abax Global Opportunities Fund, AGC Asia 5 Ltd. and Prosper Expand Ltd. (collectively “Abax” and, together with Mr. Yang, the “Guarantors” and each, a “Guarantor”) in favor of Harbin Electric, Inc., a Nevada corporation (the “Guaranteed Party”).

1.           GUARANTEE.  (a) To induce the Guaranteed Party to enter into that certain Agreement and Plan of Merger, dated as of June 19, 2011 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among the Guaranteed Party, Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”) and Tech Full Electric Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Guaranteed Party, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, severally but not jointly nor jointly and severally, as a primary obligor and not merely as a surety, the due and punctual performance and discharge of all of the payment obligations of Parent and Merger Sub pursuant to Section 7.3(c) of the Merger Agreement (the “Obligations”); provided that, notwithstanding anything to the contrary contained in this Limited Guarantee, in no event shall a Guarantor’s aggregate liability under this Limited Guarantee exceed such Guarantor’s respective percentage, as set forth opposite its name on Annex A hereto, of US$30,000,000 (the “Maximum Amount”).  The Guaranteed Party hereby agrees that the provisions of Section 7.3(c) of the Merger Agreement shall, for purposes of this Limited Guarantee, be construed as such Section is in effect on the date hereof, unless, in any case, any modifications thereto are consented to by each Guarantor.  No Guarantor shall have any obligations or liability to any Person relating to, arising out of or in connection with this Limited Guarantee other than as expressly set forth herein.  Capitalized terms used but not defined in this Limited Guarantee shall have the meanings assigned to such terms in the Merger Agreement.

(b)           Subject to the terms and conditions of this Limited Guarantee, if Parent or Merger Sub fails to pay the Obligations when due, then all of the Guarantor’s liabilities to the Guaranteed Party hereunder in respect of such Obligations shall become immediately due and payable and the Guaranteed Party may, at the Guaranteed Party’s option, take any and all actions available hereunder or under applicable Law to collect such Obligations from the Guarantors (subject to each Guarantor’s Maximum Amount).  In furtherance of the foregoing, the Guarantors acknowledge that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantors for the full amount of the Obligations (subject to each Guarantor’s Maximum Amount), regardless of whether any action is brought against Parent or Merger Sub.  Each Guarantor agrees, severally but not jointly nor jointly and severally, to pay on demand its pro rata portion (based on the percentages set forth on Annex A hereto) of all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, which amounts, if paid, will be in addition to the Obligations and not included within a determination of the Maximum Amount.

2.           NATURE OF GUARANTEE.  The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligations hereunder.  In the event that any payment to the Guaranteed Party in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to such Obligations as if such payment had not been made.  This is an unconditional guarantee of payment and not of collectibility.  Each Guarantor reserves the right to assert defenses which Parent or Merger Sub may have to payment of any Obligations, other than defenses arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby.

3.           CERTAIN WAIVERS.  Each Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with the Parent or the Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party, the Parent or the Merger Sub without in any way impairing or affecting each Guarantor’s obligations under this Limited Guarantee.  Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Parent, the Merger Sub, or any other person interested in the transactions contemplated by the Merger Agreement; (b) change in the time, place or manner of payment of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by the Parent, the Merger Sub and the Guaranteed Party in connection with the Obligations; (c) any change in the corporate existence, structure or ownership of the Parent, the Merger Sub, or any other person interested in the transactions contemplated by the Merger Agreement; (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Parent, the Merger Sub or any other person interested in the transactions contemplated by the Merger Agreement; (e) any lack of validity or enforceability of the Merger Agreement or any agreement or instrument relating thereto; (f) the existence of any claim, set-off or other right which such Guarantor may have at any time against the Parent, the Merger Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise; or (g) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations.  To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party.   Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Obligations and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of any person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally, including, without limitation, any event, condition or circumstance that might be construed to constitute, an equitable or legal discharge of such Guarantor’s obligations hereunder.  Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

Each Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to (i) the effects of insolvency, bankruptcy, reorganization or other similar proceedings and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

The Guaranteed Party hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause all of its Related Persons (as defined below) not to institute, any proceeding or bring any other claim (whether in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement, the Abax Equity Financing or the transactions contemplated thereby against the Guarantors or any Non-Recourse Party (as defined below), except for claims against the Guarantors under this Limited Guarantee (subject to the limitations contained herein).

4.            NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.  Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

5.           REPRESENTATIONS AND WARRANTIES.  Each Guarantor (other than, in the case of the representation and warranties contained in Sections 5(a) and 5(b)(i), Mr. Yang) hereby represents and warrants to the Guaranteed Party that:

(a)           such Guarantor is a legal entity duly organized and validly existing under the laws of its jurisdiction of organization;

(b)           the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene (i) any provision of such Guarantor’s charter documents, partnership agreement, operating agreement or similar organizational documents or (ii) any law, regulation, rule, decree, order, judgment or contractual restriction binding on such Guarantor or its assets;

(c)           all consents, approvals, authorizations and permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required from such Guarantor in connection with the execution, delivery or performance of this Limited Guarantee;

(d)           this Limited Guarantee constitutes a legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(e)            (i) each Guarantor is solvent and shall not be rendered insolvent as a result of its execution and delivery of this Limited Guarantee or the performance of its obligations hereunder, (ii) each Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and (iii) all funds necessary for each Guarantor to fulfill its obligations under this Limited Guarantee shall be available to such Guarantors for so long as this Limited Guarantee shall remain in effect in accordance with Section 8 hereof.

6.           NO ASSIGNMENT.  Neither the Guarantors nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the other party hereto; provided, however, that each Guarantor may assign all or a portion of its obligations hereunder, with prior written notice to the Guaranteed Party accompanied by a guarantee in the form identical to this Limited Guarantee duly executed and delivered by the assignee, to an affiliate or to an entity managed or advised by an affiliate of such Guarantor; provided, further, that no such assignment shall relieve such Guarantor of any liability or obligations hereunder except to the extent actually performed or satisfied by the assignee.

7.           NOTICES.  All notices, requests and other communications to any party hereunder shall be given in the manner specified in the Merger Agreement (and shall be deemed given as specified therein) as follows:

If to Mr. Yang, to:

Attention: Mr. Tianfu Yang

Address: c/o Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060

Facsimile No.: +86 (451) 8611 6794

with a copy to:

Attention: Michael V. Gisser / Peter X. Huang

Address:  c/o Skadden, Arps, Slate, Meagher & Flom LLP
    30th Floor, China World Office 2
    1 Jianguomenwai Avenue
                Beijing 100004, PRC

Facsimile No.: +86 10 6535 5577

If to Abax, to:

Attention: Donald Xiang Dong Yang
Address:   c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F, Two International Finance Centre
8 Finance Street
Central, Hong Kong

Facsimile No.: +852 3602 1700

with a copy to:

Attention: Mark J. Lehmkuhler

Address:  c/o Davis Polk & Wardwell
                18th Floor, The Hong Kong Club Building
                3A Chater Road
                Central, Hong Kong

Facsimile No.: +852 2533 3388

or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Merger Agreement.  All notices to the Guaranteed Party hereunder shall be given as set forth in the Merger Agreement.

8.           CONTINUING GUARANTEE.  This Limited Guarantee shall remain in full force and effect and shall be binding on each Guarantor, its successors and assigns until the Obligations have been satisfied in full.  This Limited Guarantee will terminate, and be of no further force or effect, immediately following the earliest of (i) the Closing, (ii) the termination of the Merger Agreement in accordance with its terms by mutual consent of the parties thereto or under circumstances in which Parent would not be obligated to make any payment under the Merger Agreement and (iii) 90 days following the termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to make a payment pursuant to Section 7.3(c) of the Merger Agreement unless a claim for such a payment has been made in writing prior thereto (unless tendering such a writing would expressly violate, or would be prohibited by, any applicable requirement of law, in which case, the foregoing period shall toll for so long as such violation or prohibition is in effect).  Notwithstanding the foregoing, (1) the parties hereto acknowledge and agree that this Limited Guarantee shall not terminate for so long as a claim made in accordance with clause (iii) above remains unresolved, and (2) in the event that the Guaranteed Party or any of its controlled affiliates asserts in any litigation or other proceeding that the provisions of this Limited Guarantee limiting each Guarantor’s liability to the Maximum Amount are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against any Non-Recourse Party or, other than its rights to recover from the Guarantors with respect to the Obligations, the Guarantors, Parent or Merger Sub with respect to the transactions contemplated by the Merger Agreement, then (x) the obligations of the Guarantors under this Limited Guarantee shall terminate ab initio and be null and void, (y) if a Guarantor has previously made any payments under this Limited Guarantee, such Guarantor shall be entitled to recover such payment(s) and (z) neither the Guarantors nor any Non-Recourse Party shall have any liability to the Guaranteed Party with respect to the Merger Agreement and the transactions contemplated thereby, the Abax Equity Financing or under this Limited Guarantee.

9.           NO RECOURSE.

(a)           The Guaranteed Party acknowledges that the sole assets of Parent and Merger Sub are its rights under the Merger Agreement and the Financing Documents, and that no funds are expected to be contributed to either Parent or Merger Sub unless and until the Closing occurs.  Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, agrees and acknowledges that no Person (other than the Guarantors and any permitted assignees thereof) have any obligations under this Limited Guarantee and that, notwithstanding that the Guarantors may be partnerships or limited liability companies, the Guaranteed Party has no right of recovery under this Limited Guarantee, or any claim based on such obligations against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, members, or affiliates of the Guarantors, Merger Sub or Parent, or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, members, or affiliates of any of the foregoing, excluding however any such persons that constitute a Guarantor hereunder or an assignee thereof (collectively, each of the non-excluded parties, a “Non-Recourse Party”), through Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent or Merger Sub against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except in each case for its right to recover from the Guarantors and any permitted assignees under and to the extent provided in this Limited Guarantee and subject to the limitations set forth herein.

(b)           Recourse against the Guarantors and their permitted assignees under and pursuant to the terms of this Limited Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its Related Persons against the Guarantors and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Abax Financing Commitment or the transactions contemplated thereby.  Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Guaranteed Party under the Merger Agreement or otherwise or give or shall be construed to confer or give to any person other than the Guaranteed Party any rights or remedies against any person, except as expressly set forth in this Limited Guarantee.

(c)           For the purposes of this Limited Guarantee, pursuit of a claim against a Person by the Guaranteed Party or any Related Person of the Guarantee Party shall be deemed to be pursuit of a claim by the Guaranteed Party.  A Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such second Person, adds such second Person to an existing legal proceeding or otherwise asserts a legal claim of any nature against such second Person.

(d)           For the purposes of this Limited Guarantee, the term “Related Person” shall mean, with respect to any person, any controlled affiliate of such person, but shall not include Parent, Merger Sub or any of their controlled affiliates.

10.           RELEASE.  By its execution of this Limited Guarantee, the Guaranteed Party hereby covenants and agrees that (a) neither the Guaranteed Party nor any of its Related Persons, and the Guaranteed Party agrees to the maximum extent permitted by law, none of its officers, directors, security holders or representatives, has or shall have any right of recovery against any Guarantor or any Non-Recourse Party under the Merger Agreement, or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by law, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, the Guarantor and each Non-Recourse Party from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby or hereby, whether by or through attempted piercing of the corporate (limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent, Merger Sub or any other person against any Non-Recourse Party, or otherwise under any theory of law or equity (the “Released Claims”), other than (i) claims against the Parent and the Merger Sub and (ii) claims against the Guarantors and their permitted assignees pursuant to this Limited Guarantee (subject to the limitations set forth herein) and (b) recourse against the Guarantors and their permitted assignees under this Limited Guarantee (subject to the limitations set forth herein) shall be the sole and exclusive remedy of the Guaranteed Party against the Guarantors or any Non-Recourse Party (other than Parent and Merger Sub) with respect to the Released Claims.

11.           AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by each Guarantor and the Guaranteed Party, or in the case of waiver, by the party against whom the waiver is to be effective.  No waiver by any party of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.           ENTIRE AGREEMENT. This Limited Guarantee constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantors or any of their respective affiliates on the one hand, and the Guaranteed Party or any of its affiliates on the other hand.

13.           GOVERNING LAW; SUBMISSION TO JURISDICTION.  This Limited Guarantee and all claims and defenses arising out of or relating to this Limited Guarantee or the breach, termination or validity of this Limited Guarantee, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  The parties hereto hereby (a) submit for itself and its property to the exclusive jurisdiction of any state court sitting in New York City or any federal court sitting in the Southern District of New York for the purpose of any action arising out of or relating to this letter agreement brought by any party hereto, (b) consents that any such action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in such court or that such court is an inconvenient forum for the action and agrees not to assert, plead or claim the same; (c) agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant party or any of its assets; (d) irrevocably waives any right to remove any such action from the state court sitting in New York City or any federal court sitting in the Southern District of New York to any other court; (e) agrees that service of process in any such action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the address set forth in Section 7 of this Limited Guarantee); and (vi) agrees that nothing in this Limited Guarantee shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.

14.           WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS LIMITED GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 14.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS LIMITED GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15.           NO THIRD PARTY BENEFICIARIES.   Except for the rights of Non-Recourse Parties provided hereunder, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee and the Merger Agreement, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

16.           COUNTERPARTS.  This Limited Guarantee may be signed in any number of counterparts and may be executed and delivered by facsimile, email or other electronic transmission, and each counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Limited Guarantee shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Limited Guarantee shall have no effect and no party shall have any right or obligations hereunder (whether by virtue of any other oral or written agreement or other communication).

17.           SEVERABILITY.  If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, however, that this Limited Guarantee may not be enforced against any Guarantor without giving effect to the Maximum Amount of such Guarantor or the provisions set forth in Sections 3, 9 and 10. No party hereto shall assert, and each party shall cause its respective Related Persons not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable.  Upon a determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

18.           HEADINGS.  Headings are used for reference purposes only and do not affect the meaning or interpretation of this Limited Guarantee.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the Guarantors and the Guaranteed Party have caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

Mr. TIANFU YANG

By:	/s/ Tianfu Yang

ABAX GLOBAL OPPORTUNITIES FUND

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Director

AGC ASIA 5 LTD.

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Director

PROSPER EXPAND LTD.

By:	Abax Global Capital, its Investment Mana

By:	/s/ Donald Xiang Dong Yang
Name: Donald Xiang Dong Yang
Title: Authorized Signatory

Accepted and Agreed to:

HARBIN ELECTRIC, INC.

By:	/s/ Boyd R. Plowman
Name: Boyd R. Plowman
Title: Chairman, Special Committee of the Board of Directors

Annex B

Guarantor	Percentage of Obligations

Mr. Tianfu Yang	74.4%
Abax Global Opportunities Fund	13.1%
AGC Asia 5 Ltd.	9.2%
Prosper Expand Ltd.	3.3%
Total	100%

ANNEX C

VOTING SUPPORT AGREEMENT

This VOTING SUPPORT AGREEMENT is dated as of June 19, 2011 (this “Agreement”) and by and among Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”), Harbin Electric, Inc., a Nevada corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).  Capitalized terms used but not defined herein shall have the meanings ascribed them in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, Tech Full Electric Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, each Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such shares of common stock, par value $0.00001 per share, of the Company (“Shares”) as set forth opposite such Stockholder’s name on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”) and agrees hereby to take certain actions with respect to the Owned Shares and any additional Shares of which such Stockholder acquires beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities (such additional Shares, together with such Stockholder’s Owned Shares, such Stockholder’s “Covered Shares”);

WHEREAS, certain Stockholders party hereto intend and are obligated to contribute their Covered Shares to Parent in exchange for newly issued shares of Tianfu Investments Limited, a Cayman Islands exempted company with limited liability and the parent company of Parent, prior to the consummation of the Merger pursuant to the contribution agreement entered into in connection with the Merger Agreement (the “Contribution Agreement”);

WHEREAS, in order to induce Parent, the Company, and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that Parent, the Company, and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company, and the Stockholders hereby agree as follows:

1.           Agreement to Vote.  Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that he, she, or it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (a) when a meeting is held, appear at such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company or Special Committee for written consent, if any, (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all such Stockholder’s Covered Shares in favor of the adoption of the Merger Agreement and approval of the principal terms of the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (c) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all such Stockholder’s Covered Shares against (1) any Acquisition Proposal (other than an Acquisition Proposal adopted and recommended to the Company's stockholders by the Company Board, acting upon the recommendation of the Special Committee) or (2) any action, proposal, transaction or agreement that would, based on advice of counsel, reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement, in each case, except as required in accordance with the terms and conditions of the Merger Agreement.

2.           Grant of Irrevocable Proxy; Appointment of Proxy.

(a)           EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, THE COMPANY, THE SPECIAL COMMITTEE, AND ANY OTHER DESIGNEE OF THE COMPANY, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1.  EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTIONS OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b)           The proxy granted in Section 2(a) shall automatically expire upon the termination of this Agreement.

3.           No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, neither such Stockholder nor any of his, her, or its Affiliates (a) has entered into, nor shall any of them enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has granted, nor shall any of them grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

4.           Termination.  This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the written agreement of Parent and the Company to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 12 to 27 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5.           Representations and Warranties of Stockholders.  Each Stockholder, severally and not jointly, hereby represents and warrants to the Company and Parent as follows:

(a)           Such Stockholder is the beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement or the Contribution Agreement.  Such Stockholder has sole voting power, sole power of disposition, sole power to demand dissenter's rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the State of Nevada and Laws of the People’s Republic of China and the terms of this Agreement and the Contribution Agreement.  As of the date hereof, other than the Owned Shares, such Stockholder does not own, beneficially or of record, any securities of the Company or any direct or indirect interest in any such securities (including by way of derivative securities).  The Covered Shares are not subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Covered Shares other than the Contribution Agreement.  Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

(b)           Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural Person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).  If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent and the Company, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(c)           Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

(d)           There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Stockholder of its obligations under this Agreement.

(e)           Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

6.           Representations and Warranties of the Company and Parent.

(a)           The Company hereby represents and warrants to Parent and each Stockholder that (i) the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and (iii) no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby.

(b)           Parent hereby represents and warrants to the Company and each Stockholder that (i) Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent, and (iii) no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby.

7.           Certain Covenants of Stockholder.  Each Stockholder, severally and not jointly, hereby covenants and agrees as follows:

(a)           Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) tender any Covered Shares into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding (other than the Contribution Agreement) with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares, or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.  Any purported Transfer in violation of this provision shall be void.  Such Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares.  If so requested by the Company, such Stockholder agrees that the certificates representing the Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2(a).

(b)           Prior to the Termination Date, such Stockholder shall promptly notify the Company of the number of any new Shares with respect to which beneficial ownership is acquired by such Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof.  Any such Shares shall automatically become subject to the terms of this Agreement, and Schedule A shall be deemed adjusted accordingly.

8.           Stockholder Capacity.  This Agreement is being entered into by each Stockholder solely in his, her, or its capacity as a stockholder of the Company, and nothing in this Agreement shall restrict or limit the ability of any Stockholder who is a director or officer of the Company from discharging (in his or her capacity as a director or officer) his or her fiduciary duties to the other stockholders of the Company under applicable Law; provided that nothing in this Section 8 shall relieve or be deemed to relieve such Stockholder from his or her obligations under Section 1.

9.           Waiver of Dissenter’s Rights.  Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under the NRS.

10.           Disclosure.  Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

11.           Further Assurances.  From time to time, at the request of the Company and without further consideration, each Stockholder shall take such further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

12.           Non-Survival of Representations and Warranties.  The representations and warranties of the Stockholders contained herein shall not survive the Closing.

13.           Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein, and to admit as Stockholder-parties to this Agreement any persons who become party to the Contribution Agreement after the date hereof, which admissions shall be effective, with no further action required on the part of any other party hereto, on execution by such persons of signature pages to the Contribution Agreement.

14.           Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

15.           Notices.  All notices and other communications hereunder shall be in writing (in both the English and Chinese languages) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below or, with respect to the Stockholders, on Schedule A, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)           If to a Stockholder, in accordance with the contact information set forth next to such Stockholder’s name on Schedule A.

(ii)           If to Parent:

c/o Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu,
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu,
Harbin,
People’s Republic of China

150060

Attention: Mr. Tianfu Yang

Facsimile: +86 (451) 8611 6769

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention: Michael V. Gisser
     Peter X. Huang
Facsimile: +86 10 6535 5577
E-mail:      Michael.Gisser@skadden.com
 Peter.Huang@skadden.com

(iii)           If to the Company:

Harbin Electric, Inc.
No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China 150060
Attention:  Mr. Tianfu Yang and Ms. Christy Shue
Facsimile:  +86 451 8611 6769
E-mail:  manager@tech-full.com
              cshue@harbinelectric.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
Attention:  Jonathan K. Layne
Facsimile:  (310) 552-7053
E-mail:  JLayne@gibsondunn.com

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Angela Dowd
Facsimile: (646) 514-2919
E-mail: ADowd@loeb.com

16.           Entire Agreement.  This Agreement (together with the Merger Agreement and the Contribution Agreement to the extent referred to in this Agreement) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

17.           No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement.

18.           Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Nevada, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

19.           Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada or the federal courts of the United States of America located in Clark County, Nevada.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

20.           Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

21.           Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Nevada located in Clark County, Nevada or any federal court located in Clark County, Nevada, this being in addition to any other remedy to which such party is entitled at Law or in equity.  Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law that a party seeking equitable relief hereunder post security as a prerequisite to obtaining such equitable relief.  The rights of the Company hereunder may be enforced by the Special Committee.

22.           Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

23.           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Stockholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

25.           Confidentiality.  The Stockholders (other than Abax Lotus Ltd. and Abax Nai Xin A Ltd.) agree (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by Law or legal process not to divulge any such non-public information to any third Person.

26.           Headings. The section headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

27.           No Presumption Against Drafting Party.  Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Parent, the Company, and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

PARENT

TECH FULL ELECTRIC COMPANY LIMITED,
a Cayman Islands exempted company

By:  /s/ Tianfu Yang
Name:  Tianfu Yang
Title:    Director

COMPANY

HARBIN ELECTRIC, INC.

By:  /s/ Boyd R. Plowman
Name:  Boyd R. Plowman
Title:    Chairman, Special Committee of the Board of Directors

STOCKHOLDERS:

/s/ Tianfu Yang
Tianfu Yang

/s/ Tianli Yang
Tianli Yang

/s/ Zedong Xu
Zedong Xu

/s/ Suofei Xu
Suofei Xu

/s/ Lanxiang Gao
Lanxiang Gao

HERO WAVE INVESTMENTS LIMITED

By:  /s/ Yang Tianfu
Name:  Yang Tianfu
Title:    Director

ABAX LOTUS LTD.

By:  /s/ Donald Xiang Dong Yang
Name:  Donald Xiang Dong Yang
Title:    Director

ABAX NAI XIN A LTD.

By:  /s/ Donald Xiang Dong Yang
Name:  Donald Xiang Dong Yang
Title:    Director

Schedule A

Stockholder Name	Address Facsimile	Owned Shares
Tianfu Yang	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	7,000,000
Hero Wave Investments Limited	Xi Yuan 17-5, Wan Cheng Hua Fu, Wan Liu Xi Lu, Hai Dian Qu, Beijing, China 100089 +86 (451) 8611 6769	2,633,354
Tianli Yang	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	500,000
Zedong Xu	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	350,000
Suofei Xu	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	400,000
Lanxiang Gao	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	120,000
Abax Lotus Ltd.	c/o Abax Global Capital (Hong Kong) Limited Attention: Donald Xiang Dong Yang Two International Finance Centre Suite 6708, 8 Finance St., Central, Hong Kong +(852) 3602 1700	1,225,553
Abax Nai Xin A Ltd.	c/o Abax Global Capital (Hong Kong) Limited Attention: Donald Xiang Dong Yang Two International Finance Centre Suite 6708, 8 Finance St., Central, Hong Kong +(852) 3602 1700	466,467

ANNEX D

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of June 19, 2011 by and among Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”), Tianfu Investments Limited, a Cayman Islands exempted company with limited liability ("Holdco") and the stockholders of Harbin Electric, Inc., a Nevada corporation (the “Company”), listed on Schedule A (each, a “Rollover Stockholder” and collectively, the “Rollover Stockholders”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, Tech Full Electric Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, each Rollover Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such shares of common stock, par value $0.00001 per share, of the Company (the “Shares”) as set forth opposite such Rollover Stockholder’s name on Schedule A (with respect to each Rollover Stockholder, the “Rollover Shares”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Stockholders each desire to contribute their respective Rollover Shares to Parent in exchange for newly issued ordinary shares of Holdco (the “Holdco Shares”);

WHEREAS, in order to induce Parent, the Company, and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Rollover Stockholders are entering into this Agreement; and

WHEREAS, the Rollover Stockholders acknowledge that Parent, the Company, and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Rollover Stockholders set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Holdco and the Rollover Stockholders hereby agree as follows:

1.           Contribution of Rollover Shares.  Subject to the conditions set forth herein, immediately prior to the Closing and without further action by the Rollover Stockholders, all of each Rollover Stockholder’s right, title and interest in and to the Rollover Shares shall be contributed, assigned, transferred and delivered to Parent.

2.           Issuance of Holdco Shares.  As consideration for the indirect benefit received by Holdco as a result of the contribution, assignment, transfer and delivery of the Rollover Shares to Parent, a wholly-owned Subsidiary of Holdco, pursuant to Section 1, Holdco shall issue Holdco Shares in the name of each Rollover Stockholder (or, if designated by such Rollover Stockholder in writing, in the name of an affiliate of such Rollover Stockholder) in the amount set forth opposite such Rollover Stockholder’s name on Schedule A.  Each Rollover Stockholder hereby acknowledges and agrees that (i) delivery of such Holdco Shares shall constitute complete satisfaction of all obligations towards or sums due such Rollover Stockholder by Parent and Holdco with respect to the applicable Rollover Shares, and (ii) on receipt of such Holdco Shares, such Rollover Stockholder shall have no right to any Merger Consideration with respect to the Rollover Shares contributed to Parent by such Rollover Stockholder.

3.           Closing.  Subject to the satisfaction in full (or waiver) of all of the conditions set forth in Article VI of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction of such conditions), the closing of the contribution and exchange contemplated hereby (the “Contribution Closing”) shall take place within 48 hours prior to the Closing.

4.           Deposit of Rollover Shares.  As promptly as practicable (but in no event more than five Business Days) following the execution of this Agreement, the Rollover Stockholders and any agent of the Rollover Stockholders holding certificates evidencing any Rollover Shares (including, without limitation, any broker holding securities in “street name”) shall deliver or cause to be delivered to Parent all certificates representing Rollover Shares in such Persons’ possession, (i) duly endorsed for transfer or (ii) with executed stock powers, both reasonably acceptable in form to Parent and sufficient to transfer such shares to Parent, for disposition in accordance with the terms of this Agreement (the “Share Documents”).  The Share Documents shall be held by Parent or any agent authorized by Parent until the Contribution Closing.

5.           Irrevocable Election.

(a)           The execution of this Agreement by the Rollover Stockholders evidences, subject to Section 9 and the proviso in Section 23, the irrevocable election and agreement by the Rollover Stockholders to contribute their respective Rollover Shares in exchange for Holdco Shares at the Contribution Closing on the terms and conditions set forth herein.  In furtherance of the foregoing, each Rollover Stockholder covenants and agrees, severally and not jointly, that from the date hereof until any termination of this Agreement pursuant to Section 9, such Rollover Stockholder shall not, directly or indirectly, (i) tender any Rollover Shares into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Rollover Shares or any right, title or interest thereto or therein (including by operation of Law), (iii) deposit any Rollover Shares into a voting trust or grant any proxy or power of attorney or enter into a voting agreement (other than that certain Voting Support Agreement of even date herewith by and among Parent, the Company, and certain of the Rollover Stockholders (the “Voting Agreement”)) with respect to any Rollover Shares, (iv) knowingly take any action that would make any representation or warranty of such Rollover Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such Rollover Stockholder from performing any of his, her, or its obligations under this Agreement, or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iv).  Any purported Transfer in violation of this paragraph shall be void.

(b)           Each Rollover Stockholder covenants and agrees, severally and not jointly, that such Rollover Stockholder shall promptly (and in any event within 48 hours) notify Parent of any new Shares with respect to which beneficial ownership is acquired by such Rollover Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof.  Any such Shares shall automatically become subject to the terms of this Agreement, and Schedule A shall be deemed amended accordingly.

6.           Representations and Warranties of the Rollover Stockholders.  To induce Parent to accept the Rollover Shares, and Holdco to issue the Holdco Shares, each Rollover Stockholder makes the following representations and warranties, severally and not jointly, to Parent and Holdco, each and all of which shall be true and correct as of the date of this Agreement and as of the Contribution Closing, and shall survive the execution and delivery of this Agreement:

(a)           Ownership of Shares.  Such Rollover Stockholder is the beneficial owner of, and has good and valid title to, the Rollover Shares, free and clear of Liens other than as created by this Agreement, the Voting Agreement, or the Letter Agreement, dated January 9, 2011, by and between the Company and Abax Global Capital (Hong Kong) Limited, as amended on February 22, 2011, and the Standstill Agreement, dated January 9, 2011, by and between the Company and Abax Global Capital (Hong Kong) Limited (such Letter Agreement and Standstill Agreement, collectively, the “NDA”).  Such Rollover Stockholder has sole voting power, sole power of disposition, sole power to demand dissenter’s rights (if applicable) and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Rollover Shares, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities Laws, Laws of the State of Nevada, Laws of the People’s Republic of China and the terms of this Agreement, the Voting Agreement, and the NDA.  As of the date hereof, other than the Rollover Shares, such Rollover Stockholder does not own, beneficially or of record, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities).  The Rollover Shares are not subject to any voting trust agreement or other Contract to which such Rollover Stockholder is a party restricting or otherwise relating to the voting or Transfer of the Rollover Shares other than this Agreement, the Voting Agreement, and the NDA.  Such Rollover Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Rollover Shares, except as contemplated by this Agreement or the Voting Agreement.

(b)           Organization, Standing and Authority.  Each such Rollover Stockholder which is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Rollover Stockholder who is a natural Person has full legal power and capacity to execute and deliver this Agreement and to perform such Rollover Stockholder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Rollover Stockholder and, assuming due authorization, execution and delivery by Parent and Holdco, constitutes a legal, valid and binding obligation of such Rollover Stockholder, enforceable against such Rollover Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).  If such Rollover Stockholder is married, and any of the Rollover Shares of such Rollover Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Rollover Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent and Holdco, constitutes a legal, valid and binding obligation of such Rollover Stockholder’s spouse, enforceable against such Rollover Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(c)           Consents and Approvals; No Violations.  Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Rollover Stockholder for the execution, delivery and performance of this Agreement by such Rollover Stockholder or the consummation by such Rollover Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Rollover Stockholder nor the consummation by such Rollover Stockholder of the transactions contemplated hereby, nor compliance by such Rollover Stockholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of any such Rollover Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such Rollover Stockholder pursuant to any Contract to which such Rollover Stockholder is a party or by which such Rollover Stockholder or any property or asset of such Rollover Stockholder is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Rollover Stockholder or any of such Rollover Stockholder’s properties or assets.

(d)           Litigation.  There is no action, suit, investigation, complaint or other proceeding pending against any such Rollover Stockholder or, to the knowledge of such Rollover Stockholder, any other Person or, to the knowledge of such Rollover Stockholder, threatened against any Rollover Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such Rollover Stockholder of its obligations under this Agreement.

(e)           Reliance.  Such Rollover Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Rollover Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Rollover Stockholder contained herein.

(f)           Receipt of Information.  Such Rollover Stockholder has been afforded the opportunity to ask such questions as he, she, or it has deemed necessary of, and to receive answers from, representatives of Parent and Holdco concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning the Holdco Shares.  Such Rollover Stockholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Rollover Stockholder’s representations and warranties in this Agreement and the transactions contemplated hereby.

7.           Representations and Warranties of Parent.  Parent represents and warrants to each Rollover Stockholder that:

(a)           Organization, Standing and Authority.  Parent is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by Holdco and the Rollover Stockholders (subject to the proviso in Section 23), constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b)           Consents and Approvals; No Violations.  Except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which such Parent or any property or asset of Parent is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent’s properties or assets.

8.           Representations and Warranties of Holdco.  Holdco represents and warrants to each Rollover Stockholder that:

(a)           Organization, Standing and Authority.  Holdco is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by Holdco and, assuming due authorization, execution and delivery by Parent and the Rollover Stockholders (subject to the proviso in Section 23), constitutes a legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

(b)           Consents and Approvals; No Violations.  Except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Holdco for the execution, delivery and performance of this Agreement by Holdco or the consummation by Holdco of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Holdco nor the consummation by Holdco of the transactions contemplated hereby nor compliance by Holdco with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Holdco, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Holdco pursuant to, any Contract to which Holdco is a party or by which such Holdco or any property or asset of Holdco is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Holdco or any of Holdco' properties or assets.

Issuance of Holdco Shares.  The Holdco Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under any agreements entered into at the Contribution Closing by all of the Rollover Stockholders) when issued.

9.           Termination.  This Agreement, and the obligation of the Rollover Stockholders to contribute, transfer, assign and deliver the Rollover Shares, will terminate immediately upon the valid termination of the Merger Agreement in accordance with Section 7.1 thereof; provided, however, that the Rollover Stockholders shall continue to have liability for breaches of this Agreement prior to the termination of this Agreement.  If for any reason the Merger contemplated by the Merger Agreement fails to occur but the Contribution Closing has already taken place, then Parent shall promptly return the Share Documents to the Rollover Stockholders at their respective addresses set forth on Schedule A and take all such actions as are necessary to restore each such Rollover Stockholder to the position he, she, or it was in with respect to ownership of the Company’s Shares prior to the Contribution Closing.

10.           Further Assurances.  Each Rollover Stockholder hereby covenants that, from time to time, such Rollover Stockholder will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments, powers of attorney and assurances necessary to convey, transfer to and vest in Parent, and to put Parent in possession of, all of the applicable Rollover Shares.

11.           Amendments and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party hereto and otherwise as expressly set forth herein.

12.           Waiver.  No failure or delay of any party or of the Company in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties and of the Company hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of a party or the Company to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party or the Company.

13.           Survival of Representations and Warranties.  All representations and warranties of the Rollover Stockholders or by or on behalf of Parent or Holdco in connection with the transactions contemplated by this Agreement contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Parent, Holdco or the Rollover Stockholders, and the issuance of the Holdco Shares.

14.           Notices.  All notices and other communications hereunder shall be in writing (in both the English and Chinese languages) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below or, with respect to the Rollover Stockholders, on Schedule A, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)           If to a Rollover Stockholder, in accordance with the contact information set forth next to such Rollover Stockholder’s name on Schedule A.

(ii)           If to Parent or Holdco:

c/o Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu,
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu,
Harbin,
People’s Republic of China 150060
Attention: Mr. Tianfu Yang
Facsimile: +86 (451) 8611 6769

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention: Michael V. Gisser
     Peter X. Huang
Facsimile: +86 10 6535 5577
E-mail:      Michael.Gisser@skadden.com
 Peter.Huang@skadden.com

15.           Entire Agreement.  This Agreement (together with the Merger Agreement and the Voting Agreement to the extent referred to in this Agreement) constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.  For the avoidance of doubt, this Agreement supersedes the Rollover Commitment Letters, each dated April 19, 2011, between Parent and each of (a) Tianfu Yang, (b) Tianli Yang, (c) Zedong Xu, (d) Suofei Xu, (e) Lanxiang Gao and (f) Abax Lotus Ltd. and Abax Nai Xin A Ltd.

16.           Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement.  The parties hereby agree that the Company is an express third-party beneficiary hereof and shall, and the Special Committee acting on the Company’s behalf shall, have the right directly to enforce specifically the terms and provisions of this Agreement against Parent, Holdco and the Rollover Stockholders.

17.           Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Nevada, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

18.           Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates, or by the Company against any party or its Affiliates, shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada or the federal courts of the United States of America located in Clark County, Nevada.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

19.           Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

20.           Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties and the Company shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Nevada located in Clark County, Nevada or any federal court located in Clark County, Nevada, this being in addition to any other remedy to which such party or the Company is entitled at Law or in equity.  Each of the parties and the Company hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law that a party seeking equitable relief hereunder post security as a prerequisite to obtaining such equitable relief.  The rights of the Company hereunder may be enforced by the Special Committee.

21.           Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

22.           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23.           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Rollover Stockholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

24.           Headings.  The section headings in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

25.           No Presumption Against Drafting Party.  Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Holdco and the Rollover Stockholders have caused to be executed or executed this Agreement as of the date first written above.

TECH FULL ELECTRIC COMPANY LIMITED,
a Cayman Islands exempted company

By:  /s/ Tianfu Yang
Name:  Tianfu Yang
Title:    Director

TIANFU INVESTMENTS LIMITED,
a Cayman Islands exempted company

By:  /s/ Tianfu Yang
Name:  Tianfu Yang
Title:    Director

ROLLOVER STOCKHOLDERS:

/s/ Tianfu Yang
Tianfu Yang

HERO WAVE INVESTMENTS LIMITED

By:  /s/ Yang Tianfu
Name:  Tianfu Yang
Title:    Director

/s/ Tianli Yang
Tianli Yang

/s/ Zedong Xu
Zedong Xu

/s/ Suofei Xu
Suofei Xu

/s/ Lanxiang Gao
Lanxiang Gao

ABAX LOTUS LTD.

By:  /s/ Donald Xiang Dong Yang
Name:  Donald Xiang Dong Yang
Title:    Director

ABAX NAI XIN A LTD.

By:  /s/ Donald Xiang Dong Yang
Name:  Donald Xiang Dong Yang
Title:    Director

Schedule A

Rollover Stockholder Name	Address Facsimile	Rollover Shares	Holdco Shares
Tianfu Yang	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	7,000,000	7,000,000
Hero Wave Investments Limited	Xi Yuan 17-5, Wan Cheng Hua Fu, Wan Liu Xi Lu, Hai Dian Qu, Beijing, China 100089 +86 (451) 8611 6769	2,633,354	2,633,354
Tianli Yang	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	500,000	500,000
Zedong Xu	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	350,000	350,000
Suofei Xu	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	400,000	400,000
Lanxiang Gao	c/o Harbin Electric, Inc. No. 9, Ha Ping Xi Lu Ha Ping Lu Ji Zhong Qu, Harbin, PRC 150060 +86 (451) 8611 6769	120,010	120,010
Abax Lotus Ltd.	c/o Abax Global Capital (Hong Kong) Limited Attention: Donald Xiang Dong Yang Two International Finance Centre Suite 6708, 8 Finance St., Central, Hong Kong +(852) 3602 1700	1,225,553	1,225,553
Abax Nai Xin A Ltd.	c/o Abax Global Capital (Hong Kong) Limited Attention: Donald Xiang Dong Yang Two International Finance Centre Suite 6708, 8 Finance St., Central, Hong Kong +(852) 3602 1700	466,467	466,467

ANNEX E

June 19, 2011

Tianfu Investments Limited

Offices of Offshore Incorporations (Cayman) Limited
Scotia Centre
4th Floor, P.O. Box 2804
George Town, Grand Cayman KY1-1112
Cayman Islands
Attn:           Tianfu Yang

Re:          Abax Commitment Letter

Ladies and Gentlemen:

This letter agreement sets forth the commitment of each of the undersigned (the “Investors”) on a several and not joint or joint and several basis, subject to (i) the terms and conditions contained herein, (ii) the terms and conditions contained in an agreement and plan of merger (the “Merger Agreement”) to be entered into by and among Tech Full Electric Company Limited, a Cayman Islands exempted company with limited liability (“Parent”), Tech Full Electric Acquisition, Inc., a Nevada corporation, all of the outstanding shares of which are owned by Parent (“Merger Sub”), and Harbin Electric, Inc., a Nevada corporation (the “Company”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), and (iii) the terms and conditions contained in a definitive subscription agreement to be entered into by and between Tianfu Investments Limited, a Cayman Islands exempted company with limited liability and the parent company of Parent (“Holdco”), on the one side, and affiliates of the Investors, on the other side.  This letter agreement is the “Abax Commitment Letter” under and defined in the Merger Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

1.             Commitment.   The Investors hereby commit, subject to the terms and conditions set forth herein, to cause certain of the funds and/or entities that they manage or advise (collectively, the “Funds”) to, severally but not jointly nor jointly and severally, purchase ordinary shares of Holdco at or immediately prior to the Effective Time for an aggregate cash purchase price in immediately available funds equal to US$38.8 million (such sum, the “Commitment”), which will be (i) contributed by Holdco to Parent in exchange for ordinary shares of Parent and (ii) applied by Parent to (x) fund a portion of the Payment Fund and any other amounts required to be paid by Parent to consummate the Merger pursuant to the Merger Agreement and (y) pay related fees and expenses incurred by Parent pursuant to the Merger Agreement.  The Investors agree to fully allocate the Commitment among the Funds prior to the Effective Date.  Notwithstanding anything to the contrary contained herein, the Funds shall not, under any circumstances, be obligated to contribute more than the Commitment to Holdco.  In the event Parent does not require the full amount of the Commitment in order to consummate the Merger, the amount to be funded under this letter agreement shall, unless otherwise agreed in writing by the Investors, be reduced by Holdco to the level sufficient to, in combination with the other financing arrangements contemplated by the Merger Agreement, fully fund the Payment Fund and pay related fees and expenses incurred by Parent pursuant to the Merger Agreement.

2.             Conditions to Commitment.  The Commitment shall be subject to the satisfaction, or waiver by Holdco, of each of the conditions to Holdco’s, Parent’s and the Merger Sub’s obligations to effect the Merger set forth in Section 6.1 and Section 6.3 of the Merger Agreement as in effect from time to time, but without giving effect to any waiver or amendment thereof or any consent thereunder that would be materially adverse to the Investors  (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

3.             Termination.  The obligation of the Investors to cause the Funds to fund the Commitment will terminate automatically and immediately to the extent described below upon the earliest to occur of (i) the Effective Time following the consummation of the Merger in accordance with the terms of the Merger Agreement, at which time the obligation will be discharged but subject to the performance of such obligation, (ii) the valid termination of the Merger Agreement in accordance with its terms, (iii) the Funding of the Commitment, and (iv) sixty (60) days following the Termination Date, unless Holdco has commenced enforcement actions against the Investors and/or the Funds by such date.  Upon termination of this letter agreement, the Investors shall not have any further obligations or liabilities hereunder.

4.             Confidentiality.  This letter agreement shall be treated as confidential and is being provided to Holdco solely in connection with the Merger.  Unless required by applicable laws, regulations or rules (including rules promulgated by either the U.S. Securities and Exchange Commission or the NASDAQ Stock Exchange), this letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except the Merger Agreement or otherwise with the written consent of the Investors.  Notwithstanding the foregoing, a copy of this letter agreement may be provided to the Company if the Company agrees to treat this letter agreement as confidential.  If provided to the Company, the Company may disclose the existence and content of this letter agreement (i) to its affiliates and representatives who need to know the existence of this letter agreement and are subject to confidentiality obligations; (ii) to the extent required by applicable law; and (iii) in connection with any litigation relating to the Merger, the Merger Agreement, and the transactions contemplated thereby as permitted by or provided for in the Merger Agreement.

5.             No Modification.  Neither this letter agreement nor any provision hereof may be amended, modified, supplemented, terminated or waived except by an agreement in writing signed by the Investors and Holdco.  No transfer of any rights or obligations hereunder shall be permitted without the consent of Holdco and the Investors.

6.             Third Party Beneficiaries. This letter agreement shall inure to the benefit of and be binding upon Holdco and the Investors. Nothing in this letter agreement, express or implied, is intended to, nor does it, confer upon any person (other than Holdco and the Investors) any rights or remedies under, or by reason of, or any rights (i) to enforce the Commitment or any provisions of this letter agreement or (ii) to confer upon any person any rights or remedies against any person other than the Investors under or by reason of this letter agreement. Without limiting the foregoing, this letter agreement may only be enforced by Holdco. In no event shall any of Holdco’s creditors or any other person have any right to enforce this letter agreement.

7.             Governing Law.  This letter agreement shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  The parties hereto hereby (i) submit to the exclusive jurisdiction of any state court sitting in New York City or any federal court sitting in the Southern District of New York for the purpose of any action arising out of or relating to this letter agreement brought by any party hereto and (ii) irrevocably waive, in any such action, any claim of improper venue or any claim that such courts are an inconvenient forum.

8.             Counterparts.  This letter agreement may be executed in counterparts and by facsimile, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

9.             Warranties.  The Investors hereby represent and warrant that they have the requisite authority to enter into agreements, bind, commit and make investment decisions on behalf of the Funds.  In addition, each of the Investors severally, but not jointly or jointly and severally, represents and warrants with respect to itself to Holdco that (i) it has all requisite corporate or similar power and authority to execute, deliver and perform this letter agreement; (ii) the execution, delivery and performance of this letter agreement by the Investor has been duly and validly authorized and approved by all necessary corporate or other organizational action by it; (iii) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (iv) for so long as this letter agreement shall remain in effect in accordance with its terms, the Funds shall have the cash on hand and/or capital commitments required to fund the Commitment; (v) the amount of the Commitment is less than the maximum cumulative amount permitted to be invested collectively by the Funds in any one portfolio investment pursuant to the terms of their respective constituent documents; (vi) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental entity necessary for the due execution, delivery and performance of this letter agreement by the Investor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental entity is required in connection with the execution, delivery or performance of this letter agreement; and (vii) the execution, delivery and performance by the Investor of this letter agreement do not (x) violate the organizational documents of the Investor or any Fund managed or advised by the Investor, (y) violate any applicable law binding on the Investor, any Fund managed or advised by the Investor or the assets of any them or (z) conflict with any material agreement binding on the Investor or any Fund managed or advised by the Investor.

10.             No Recourse.  Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this letter agreement, Holdco covenants, agrees and acknowledges that no person (other than the Investors and the Funds) has any obligation hereunder and that, notwithstanding that the Investors and/or certain investment managers, managers or general partners of the Investors or their affiliates may be partnerships or limited liability companies, Holdco has no right of recovery under this letter agreement, or any claim based on such obligations against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates (other than the Investors and Funds) including, for the avoidance of doubt, members, managers or general or limited partners of the Investors, Merger Sub, Parent or Holdco, or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate (other than the Investors) or agent of any of the foregoing (collectively, each of the foregoing but not including the Investors, the Funds, Holdco or their respective assignees themselves, a “Non-Recourse Party”), through Holdco or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company, Parent or Holdco against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

11.             Notices.  Any notice, request, instruction or other communication required or permitted hereunder shall be in writing and delivered personally, sent by reputable overnight courier service (charges paid by sender), sent by registered or certified mail (postage prepaid), or sent by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one business day after being sent, if sent by reputable overnight courier service; at the time receipted for (or refused) on the return receipt, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile:

in the case of Holdco:

c/o Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu,
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu,
Harbin,
People’s Republic of China 150060
Fax No: +86 (451) 8611 6769
Attention: Mr. Tianfu Yang

in the case of Investors:

c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F, Two International Finance Centre
8 Finance Street
Central, Hong Kong
Fax No:  +852 3602 1700
Attention: Donald Xiang Dong Yang

12.             WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF.

13.             Complete Agreement.  This letter agreement, together with the Guarantee and the applicable portions of the Merger Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all contemporaneous or prior agreements or understandings, both written and oral, between the parties with respect to the subject matter hereof.

14.             Severability.  Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this letter agreement in any other jurisdiction. If any provision of this letter agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

[Remainder of page intentionally left blank; signature page follows]

ANNEX E

Very truly yours,

ABAX GLOBAL CAPITAL (HONG KONG) LIMITED

By:           /s/ Donald Xiang Dong Yang
Name:           Donald Xiang Dong Yang
Title:           Authorized Signatory

ABAX GLOBAL CAPITAL

By:           /s/ Donald Xiang Dong Yang
Name:           Donald Xiang Dong Yang
Title:           Authorized Signatory

  Agreed to and acknowledged
  as of the date first written above:

  TIANFU INVESTMENTS LIMITED

By:        /s/ Tianfu Yang
Name:           Tianfu Yang
Title:           Director

ANNEX F
June 19, 2011

Special Committee of the Board of Directors,
and the Board of Directors
Harbin Electric, Inc.
No. 9, Ha Ping Xi Lu

Ha Ping Lu Ji Zhong Qu

Harbin Kai Fa Qu

Harbin, P.R. China 150060

Members of the Special Committee of the Board and the Board of Directors:

We understand that Harbin Electric, Inc. (“Harbin Electric” or the “Company”), Tech Full Electric Company Limited (“Tech Full” or the “Buyer”), and Tech Full Electric Acquisition, Inc., a wholly-owned subsidiary of the Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 19, 2011 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into Harbin Electric. Pursuant to the Merger, Harbin Electric will become a wholly-owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.00001 per share, of Harbin Electric (“Harbin Electric Common Stock”), other than shares held in treasury or owned, directly or indirectly, by Buyer, Merger Sub or any wholly-owned subsidiary of the Company (including, without limitation, any shares contributed to Buyer by the Rollover Shareholders (as defined below)), will be converted into the right to receive $24 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.  We further understand that Mr. Tianfu Yang and affiliates thereof, Abax Lotus Ltd., Abax Nai Xin A Ltd. and certain other shareholders of the Company (the “Rollover Shareholders”) will contribute their shares of Harbin Electric Common Stock in exchange for ordinary shares of the Buyer pursuant to their Contribution Agreement (as defined in the Merger Agreement) immediately prior to the effective time of the Merger.  Concurrently with the execution of the Merger Agreement and as an inducement to the Buyer and Merger Sub’s willingness to enter into the Merger Agreement, the Rollover Shareholders and certain other shareholders of the Company holding shares constituting approximately 41% of the total issued and outstanding shares of the Harbin Electric Common Stock will enter into Voting Support Agreements (each, a “Support Agreement”), pursuant to which they agree, subject to certain conditions and limitations, to vote all of their shares of Harbin Electric Common Stock as provided in the Support Agreements.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Harbin Electric Common Stock (other than the Rollover Shareholders, the Buyer and their respective affiliates) pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Rollover Shareholders, the Buyer and their respective affiliates).

For purposes of the opinion set forth herein, we have:

1)	reviewed certain publicly available financial statements and other business and financial information of Harbin Electric;

F-1

2)	reviewed certain internal financial statements and other financial and operating data concerning Harbin Electric;

3)
reviewed certain financial projections prepared by the management of Harbin Electric (the “Financial Projections”) as well as certain sensitivity adjustments thereto prepared at the direction of the Special Committee (the “Sensitivities”);

4)	discussed the past and current operations and financial condition and the prospects of Harbin Electric with senior executives of Harbin Electric;

5)	reviewed the reported prices and trading activity for Harbin Electric Common Stock;

6)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

7)
compared the financial performance of Harbin Electric and the prices and trading activity of Harbin Electric Common Stock with that of certain other publicly-traded companies comparable with Harbin Electric and its securities;

8)	participated in certain discussions and negotiations among representatives of the Special Committee, the Buyer and their financial and legal advisors;

9)	reviewed the Vendor Due Diligence report prepared by Ernst & Young dated February 8, 2011 (“Ernst & Young VDD Report”);

10)
reviewed the Merger Agreement, a draft Support Agreement dated June 19, 2011, a draft Contribution Agreement dated June 19, 2011, the Facility Agreement dated June 9, 2011 between the Buyer and China Development Bank Corporation Hong Kong Branch (the “Facility Agreement”), a draft Note Purchase Agreement dated June 19, 2011 among Tianfu Investments Limited and Abax Emerald Limited (the “Note Purchase Agreement”), and certain related documents; and

11)	performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Harbin Electric, and formed a substantial basis for this opinion. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Harbin Electric of the future financial performance of Harbin Electric.  With respect to the Sensitivities, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Special Committee of the future financial performance of Harbin Electric. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that (i) the Buyer and Merger Sub will obtain financing in accordance with the terms set forth in the Facility Agreement and Note Purchase Agreement, and (ii) the transactions and actions contemplated by the Contribution Agreement and Support Agreement will be consummated in accordance with each of their terms.  Morgan Stanley has also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger.  We are not legal, tax, accounting or regulatory advisors.  We are financial advisors only and have relied upon, without independent verification, the assessment of Harbin Electric and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters.  We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Harbin Electric Common Stock in the Merger.  Our opinion does not address the fairness of any consideration to be received by the Rollover Shareholders pursuant to the Merger Agreement or the Contribution Agreement.  Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.  We have not made any independent valuation or appraisal of the assets or liabilities of Harbin Electric, nor have we been furnished with any such valuations or appraisals.  As you know, we are not legal experts, and for purposes of our analysis, we have not made any assessment of the status of any outstanding litigation involving the Buyer and the Company and have excluded the effects of any such litigation in our analysis.  Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

F-2

We have acted as financial advisor to the Special Committee of the Board of Directors of Harbin Electric in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger.  Morgan Stanley may seek to provide financial advisory and financing services to the Company and the Buyer in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses.  Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services.  Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Harbin Electric, the Buyer and its affiliates, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.  Affiliates of Morgan Stanley & Co. LLC have an investment of approximately $48,000,000 of proprietary funds in investment funds administered by affiliates of Abax Global Capital and Abax Global Capital China Ltd, and hold a 19.99% passive ownership stake in each of Abax Global Capital and Abax Global Capital China Ltd..  In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by the Buyer and its affiliates.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice.  This opinion is for the information of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Harbin Electric is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law.  In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Harbin Electric should vote at the shareholders' meeting to be held in connection with the Merger.

F-3

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Harbin Electric Common Stock (other than the Rollover Investors, the Buyer and their respective affiliates) pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Rollover Shareholders, the Buyer and their respective affiliates).

Very truly yours, MORGAN STANLEY & CO. LLC

By:	/s/ Jeffrey N. Hogan
Jeffrey N. Hogan Managing Director

F-4

ANNEX G

June 19, 2011

The Special Committee of the Board of Directors
Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu,
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu,
Harbin,
People’s Republic of China 150060

Dear Members of the Special Committee:

We understand that Harbin Electric, Inc., a Nevada corporation (the “Company”), Tech Full Electric Company Limited, a Cayman Islands excepted company (“Parent”), and Tech Full Electric Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), intend to enter into an Agreement and Plan of Merger, dated as of June 19, 2011 (the “Agreement”), pursuant to which Parent will acquire the Company (the “Transaction”).  Pursuant to the Agreement, Merger Sub will be merged with and into the Company and each outstanding share of the common stock, par value $0.00001 per share, of the Company (“Company Common Stock”), other than shares of Company Common Stock held by: (i) holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock, (ii) the Company, Merger Sub or any wholly-owned subsidiary of the Company and (iii) Mr. Tianfu Yang or any other Company officers, directors and employees or other persons who are a party to the Contribution Agreement, dated as of June 19, 2011, by and among Parent, Parent’s owner and the stockholders named therein (the “Contribution Agreement”) (such holders referred to in clauses (i)-(iii) above, collectively, the “Excluded Holders”), will be converted into the right to receive $24.00 in cash (the “Consideration”).  The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than the Excluded Holders) of the Consideration to be paid to such holders provided for in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft of the Agreement dated June 18, 2011;

(ii)	Reviewed certain publicly available historical business and financial information relating to the Company (including the press release issued by the Company on June 17, 2011);

(iii)
Reviewed various financial forecasts and other data provided to us by management of the Company relating to the business of the Company, as well as modifications to such forecasts as directed by the Special Committee (described below);

(iv)	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)	Reviewed historical stock prices and trading volumes of Company Common Stock;

(vii)	Reviewed the report, dated February 8, 2011, prepared for the Special Committee by Ernst & Young, and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information.  We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal.  The Special Committee directed us, based on its assessment of the uncertainty and risks associated with the most recent forecasts prepared by the Company’s management (the “April Case”), to utilize various sensitivity ranges with respect to the April Case for purposes of this opinion.  We have assumed, with the consent of the Special Committee, that the forecasts and  the modifications thereto have been reasonably prepared in good faith and the forecasts, as modified by such sensitivity ranges utilized in our analyses, reflect the best currently available estimates and judgments as to the future financial performance of the Company.  We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.  With respect to an analysis of the financial terms of any business combinations involving comparable companies in similar lines of business, we ultimately concluded that there were no such precedent transactions relevant to our analysis.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.   We have assumed and relied upon the assurances of the management of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us.   We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.  We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction.  Although we understand that the Special Committee’s other financial advisor has solicited indications of interest from third parties, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with the Company, nor were we requested to consider, and our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Special Committee, that the representations and warranties set forth in the Agreement are accurate and complete and that the Transaction (and any related transactions) will be consummated on the terms described in the Agreement (and any related agreements), without any waiver or modification of any material terms or conditions.  Representatives of the Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects.  We further note that Parent and its lenders (and other financing providers) have executed and delivered definitive agreements with respect to the financing required to consummate the Transaction and we assume that financing necessary to fund the Transaction will be provided pursuant thereto.  We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction.  We do not express any opinion as to any tax or other consequences that might result from the Transaction.  We have made no independent investigation of, and our opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand that the Special Committee obtained such advice as it deemed necessary from qualified professionals.  We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction (including without limitation the Contribution Agreement or the voting and support agreements to be entered into by officers, directors, employees and certain stockholders of the Company).  In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Freres & Co. LLC (“Lazard”) is acting as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction.  We may in the future provide certain investment banking services to affiliates and lenders of Parent for which we may receive compensation.  In addition, in the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and their respective affiliates may actively trade securities of the Company and its affiliates and affiliates of Parent for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company and \its affiliates and affiliates of Parent.  The issuance of this opinion was approved by the Opinion Committee of Lazard.

The opinion expressed herein is for the benefit of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company (each in its capacity as such) and our opinion is rendered to the Special Committee of the Board of Directors of the Company in connection with its evaluation of the Transaction.  Our engagement and opinion are not on behalf of, and are not intended to confer rights or remedies upon, any stockholders of the Company or any other person and may not be disclosed or otherwise referred to, nor may our opinion be used or relied upon by any third party for any purpose, without our prior written consent. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than the Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders (other than the Excluded holders).

Very truly yours,

LAZARD FRERES & CO. LLC

By /s/ Jean S. Greene
Jean S. Greene
Managing Director

ANNEX H

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2010

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____ to _____

COMMISSION FILE NO. 000-51006

HARBIN ELECTRIC, INC.
(Name of Business Issuer in Its Charter)

NEVADA	98-0403396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060
(Address of principal executive offices)

86-451-8611-6757
(Issuer’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act:

Common Stock, Par Value $0.00001 Per Share	The NASDAQ Stock Market LLC
(Title of Class)	(Name of exchange on which registered)

Securities Registered Pursuant to Section 12(g) of the Act: None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes   ☐      No    ☒

Check whether the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.    Yes   ☐      No    ☒

Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.    Yes    ☒      No    ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes   ☐     No   ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).     Yes   ☐      No    ☒

The aggregate market value of the voting stock held on June 30, 2010 by non-affiliates of the registrant was $312,783,670 based on the closing price of $16.65 per share as reported on The NASDAQ Stock Market LLC on June 30, 2010, the last business day of the registrant’s most recently completed second fiscal quarter (calculated by excluding all shares held by executive officers, directors and holders known to the registrant of five percent or more of the voting power of the registrant’s common stock, without conceding that such persons are “affiliates” of the registrant for purposes of the federal securities laws).

As of March 11, 2011, 31,250,820 shares of the registrant’s Common Stock, $0.00001 par value were outstanding.

Documents Incorporated by Reference: None.

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding our future financial position, business strategy and plans and objectives of management for future operations. When used in this Annual Report on Form 10-K, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to the risks discussed under the heading “Risk Factors”. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Annual Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements.

PART I.

ITEM 1. BUSINESS

Overview

Harbin Electric, Inc. (“Harbin Electric”) is a holding company incorporated in Nevada with its principal place of business based in the People’s Republic of China (“PRC”). Through our U.S. and China-based subsidiaries, we design, develop, manufacture, supply, and service a wide range of electric motors including linear motors, specialty micro-motors, and industrial rotary motors, with a focus on innovation, creativity, and value-added products. We sell our products principally in China, but also to certain international markets. The terms “Harbin,” “Harbin Electric,” “we,” “Company,” “us” and “our” and similar terms refer to Harbin Electric and its subsidiaries, unless otherwise expressly stated or the context requires otherwise.

We currently operate the following four manufacturing facilities in China:

•
Harbin Tech Full Electric Co., Ltd. (“Harbin Tech Full”), a wholly owned subsidiary of the Company, is located in the government-designated Development Zone in the city of Harbin with approximately 50,000 square meters of land and manufactures linear motors and linear motor integrated systems.

•
Shanghai Tech Full Electric Co., Ltd. (“Shanghai Tech Full”), a wholly owned subsidiary of the Company, is located in the Shanghai Zhuqiao Airport Industrial Zone with 40,800 square meters of land and manufactures specialty micro-motors.

•
Weihai Tech Full Simo Motor Co., Ltd. (“Weihai Tech Full”), a wholly owned subsidiary of the Company, is located in Weihai with approximately 150,000 square meters of land and primarily manufactures small to medium sized industrial rotary motors.

•
Xi’an Tech Full Simo Motor Co., Ltd. (“Xi’an Tech Full Simo”), a wholly owned subsidiary of the Company, was acquired in October 2009 and manufactures primarily medium to large sized industrial rotary motors. Xi’an Tech Full Simo is located in Xi’an city’s Economy and Technology Development Zone and occupies approximately 200,000 square meters of land.

We offer three major product lines: linear motors (“LMs”) and integrated systems, specialty micro-motors, and industrial rotary motors. LMs operate on the same physical principles as a traditional motor, but the stator, or non-moving component, is flat, rather than cylindrical, producing linear, rather than rotational, force. LMs can be configured into different sizes and shapes. We believe that, for a variety of applications, our LMs have advantages over traditional electric motors, in terms of design, energy output, energy efficiency, and precision movement. By obviating pneumatic stops, belts, pulleys, and gears that rotary motors require to move and position their loads, LMs can provide higher levels of performance in accuracy, resolution, repeatability, and speed, with less maintenance and down-time. We sell our LMs to a broad range of customers in China and in the United States, including those involved in the energy industry, factory automation, food processing, packaging industries, power generation systems, and mass transportation and freight transportation systems.

3

Specialty micro-motors are used for various automation functions for automotives, precision instrument and machinery, office equipment, medical devices, consumer electronics, etc. We currently focus on developing products used for automobile interior automations. We have developed many innovative products that are used for car seat automation, back seat folding, electric power steering (EPS), automated window, and automated trunk opening. Our automobile specialty micro-motors are purchased by customers who are first-tier suppliers to the automobile industry. We supply these products to domestic customers and also export them to OEM suppliers in North America.

We offer a wide range of industrial rotary motors including small, medium, and large-sized motors and some specialized motors such as high/low voltage motors and speed control motors. Our industrial rotary motors are widely used for trains, power plants, steel processing, agricultural machineries, heavy machineries, material industry, construction industry, chemical industry, HVAC, aviation, navigation, hi-tech fields, etc. Our branded “Simo Motor” manufactured by Xi’an Tech Full Simo and “Wenbao Motor” manufactured by Weihai Tech Full are among the best-known motors in China and have received national awards. These products are primarily purchased by domestic customers throughout China.

Significant Developments

On October 10, 2010, our Board of Directors received a proposal from its Chairman and Chief Executive Officer, Mr. Tianfu Yang (“Mr. Yang”) and Baring Private Equity Asia Group Limited (“Baring”) for Mr. Yang and an investment fund advised by Baring (the "Baring Fund") to acquire all of the outstanding shares of Common Stock of Harbin not currently owned by Mr. Yang and his affiliates in a going private transaction for $24.00 per share in cash, subject to certain conditions. Mr. Yang owns 30.9% of our Common Stock. The proposal letter stated that Mr. Yang and Baring intended to form an acquisition vehicle for the purpose of completing the acquisition and that they intended to finance the acquisition with a combination of debt and equity capital. The proposal letter also stated that Goldman Sachs (Asia) LLC (“Goldman”) is acting as financial advisor to the acquisition vehicle to be formed by Mr. Yang and Baring and that Goldman had informed Mr. Yang and Baring that it is highly confident that the underwriting and arranging of commitments for the debt financing needed to complete the transaction can be done. The proposal letter further stated that the equity portion of the financing would be provided by Mr. Yang, the Baring Fund and related sources. On October 10, 2010, our Board of Directors formed a special committee of independent directors (the “Special Committee”) to evaluate and consider this proposal and any other alternative proposals or other strategic alternatives that may be available to the Company.

On November 19, 2010, Mr. Yang submitted to our Board a non-binding modification letter (the “Modification Letter”) modifying the proposal presented to the Board on October 10, 2010.  The Modification Letter stated that Mr. Yang would no longer have an exclusive relationship with Baring, thereby allowing Mr. Yang to pursue alternative financing for the proposed going private transaction; and that Baring would have the opportunity (but not the obligation) to provide up to 10% of the financing for the proposed going private transaction. The Modification Letter stated that it was the intent of Mr. Yang that the alternative financing would be in place by the time the definitive transaction agreement was executed.

Since being formed, the Special Committee has engaged legal and financial advisors.  The Special Committee’s process is ongoing and the Special Committee intends to continue with its work, including evaluating any proposal presented by Mr. Yang as well as other proposals which the Company may receive, for as long as the Special Committee, in consultation with its advisors, deems necessary. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated.

On October 2, 2009, Harbin Tech Full entered into an Equity Acquisition Agreement (the “Agreement”) with Xi’an Simo Electric Co. Ltd. (“Simo”) and Shaanxi Electric Machinery Association (“Shaanxi Electric” and collectively with Simo, the “Selling Shareholders”) whereby Harbin Tech Full agreed to acquire (i) 100% of the outstanding shares of Xi’an Simo Motor Incorporation (Group) (“Simo Motor”), which is 99.94% owned by Simo and 0.06% owned by Shaanxi Electric, and (ii) all corresponding assets of Simo Motor, including but not limited to, all of the manufacturing equipment, real estate, land use rights, stocks, raw materials, automobiles, intellectual property, receivables, other receivables, payables, business contracts and external investments owned by Simo Motor for an aggregate price of up to RMB 763,179,799 (approximately US$112 million) payable in cash. The acquisition also included 15 wholly-owned and 8 partially-owned subsidiaries by Simo Motor. As a result, the Company’s ownership to Simo Motor and all subsidiaries averaged to 87.2%. The remaining 12.8% was owned by noncontrolling shareholders. The transaction was closed on October 13, 2009 and the name of Simo Motor was changed to Xi’an Tech Full Simo Motor Co., Ltd.

On October 22, 2009, Harbin Tech Full paid RMB 572,700,000 (approximately US$84 million) to the selling shareholders of Simo Motor. On January 25, 2010, after verification of the assets and capital of Simo Motor, Harbin Tech Full paid an additional RMB 190.5 million (approximately US$27.9 million) to the selling shareholders of Simo Motor pursuant to the Agreement. The acquisition of Xi’an Tech Full Simo had been fully paid for after this payment pursuant to the Agreement.

On June 3, 2010, Simo Motor entered into four Share Purchase Agreements, each dated as of June 3, 2010 with certain shareholders of four subsidiaries of Simo Motor pursuant to which Simo Motor agreed to acquire all of the equity interests of these subsidiaries that were not currently held by Simo Motor.  Pursuant to these Share Purchase Agreements, effective April 1, 2010, Simo Motor owns 100% of the outstanding equity of Xi’an Tech Full Lamination Co., Ltd. (“Lamination”), Xi’an Simo A’Da Motor Co., Ltd. (“A’Da Motor”), Xi’an Tech Full Simo Moulds Co., Ltd. (“Moulds”) and Xi’an Tech Full Simo Transportation Co., Ltd. (“Transportation”).  The aggregate purchase price paid by Simo Motor for these equity interests in Lamination, A’Da Motor, Moulds and Transportation is RMB188.2 million (US$27.60 million).

4

In addition, on June 3, 2010, Simo Motor entered into three Share Purchase Agreements, each dated as of June 3, 2010 with certain shareholders of three subsidiaries of Simo Motors pursuant to which Simo Motor agreed to sell its equity interests in such subsidiaries to these shareholders.  Pursuant to these Share Purchase Agreements, effective April 1, 2010, Simo Motor no longer owns any of the outstanding equity of Tianjin Simo Electric Co., Ltd. (“Electric”), Xi’an Simo Science and Technology Development Co., Ltd. (“Science and Technology”) and Xi’an Simo Imports and Exports Co., Ltd. (“Imports and Exports”).  The aggregate sales price received by Simo Motor for these equity interests in Electric, Science and Technology and Imports and Exports is RMB12.55 million (US$1.84 million).

On April 9, 2007, the Company entered into an Agreement (the “Original Agreement”) with Shelton Technology, LLC (“Shelton”), whereby the Company and Shelton agreed to work together through the Company’s newly formed, wholly-owned subsidiary, Advanced Automation Group, LLC (“AAG”) to design, develop and manufacture customized industrial automation controllers. The initial term of the arrangement ran from April 9, 2007 to August 31, 2008. During the initial term, Shelton was entitled to receive 49% of the profits earned by AAG. Pursuant to the terms of the Letter Agreement, Shelton had assigned to AAG all of its existing customer accounts and granted to AAG an exclusive royalty free worldwide license to its technology and intellectual property related to precision servo motor controllers for industrial automation, while the Company was required to invest a total of $3 million in installments in AAG by March 31, 2009. On December 11, 2008, the Company and Shelton entered into a first amendment to the Original Agreement to extend the term of the Original Agreement from August 31, 2008 to December 31, 2008. On April 21, 2009, the Company and Shelton entered into a second amendment to the Original Agreement to extend the term to June 30, 2009.  On December 7, 2009, the Company and Shelton entered into a third amendment to the Original Agreement to further extend the Original Agreement to December 31, 2009.

On August 25, 2010, the Company, AAG, Shelton, and Ms. Julie Chen, entered into an Option Exercise Agreement (“Option Agreement”) dated as of August 25, 2010 and effective as of July 1, 2010, pursuant to which the Company exercised the right, previously granted to the Company under the Original Agreement between the Company and Shelton, as amended on December 11, 2008, April 21, 2009 and December 7, 2009, to require Shelton to contribute all right, title and interest in and to its proprietary technologies, product designs, electric assembly manufacturing techniques and U.S. customer accounts (“Intellectual Properties”) to AAG in consideration for a limited liability company interest in AAG entitling Shelton to a 49% share of AAG’s profits, losses, and distributions of its assets, in accordance with AAG’s limited liability company agreement.

In connection with the Option Agreement, on August 25, 2010, Advanced Electric Motors, Inc., a Delaware corporation (“AEM”) and a wholly owned subsidiary of the Company, entered into an Amended and Restated Limited Liability Company Agreement (“Restated Agreement”) dated as of August 25, 2010 and effective as of July 1, 2010, with Shelton whereby (i) Shelton agreed to contribute all right, title and interest in and to its Intellectual Properties to AAG in consideration for a membership interest in AAG entitling Shelton to receive 49% of any profits earned by AAG through the terms of the Restated Agreement; and (ii) AEM agreed to contribute all of AAG’s assets (subject to all of the liabilities of AAG) with fair market value of $3 million in consideration for a membership interest in AAG entitling AEM to receive 51% of any profits earned by AAG through the terms of the Restated Agreement. The Intellectual Properties have been valued at $2,882,353 and the Company, through AEM, has previously contributed a total of $2 million to AAG with the remaining $1 million to be paid by AEM to AAG prior to December 31, 2011.

INDUSTRY OVERVIEW

The linear motor (“LM”) industry is a fast-growing industry in China. Historically, traditional rotary motors have been used in various industries throughout China, but performance and efficiency issues associated with traditional rotary motors have spurred an interest in the industry to consider alternative technologies such as LMs. Compared with traditional rotary motors, we believe that LMs are simpler to control, easier to operate, more reliable and capable of reducing operating costs in the long term.

 Unlike rotary motors that rely on centrifugal rotation, or torque, a linear motor is an electric motor that transmits force through a magnetic field without the need for a mechanical linkage. An axis driven by a linear motor requires little or no contact between moving parts. Reduced contact between moving surfaces translates to reduced friction and reduced vibration. As a result, there is no backlash, windup, wear or maintenance that is normally associated with traditional rotary motors. Many applications that require some sort of linear motion can benefit from the use of LMs.  We believe that, for a variety of applications, LMs have advantages over traditional rotary motors, in terms of design, energy output, energy efficiency, and precision movement. By obviating pneumatic stops, belts, pulleys, and gears that rotary motors require to move and position their loads, LMs can provide higher levels of performance in accuracy, resolution, repeatability, and speed, with less maintenance and down-time.

Micro-motors are widely used in applications such as automobile interior automation, medical devices, communication equipment, information systems, home appliances, defense industry, and many other industrial applications. While China has become a leading micro-motor supplier in the world, we believe that China is still at the early stage of its industrialization and the demand for micro-motors will continue to grow in many areas.  Currently the Company is focusing on growing its automobile specialty micro-motors business, however, is also interested in expanding into other application areas.

Automobile specialty micro-motors are used for various automation functions in an automobile. In order to stay competitive and attract customers, automakers have been trying to keep their cost down while offering enhanced functionality and automation features in an automobile, which drives up the degree of automation in an automobile.  The automobile’s interior automation is increasingly becoming a standard package, which was once only seen in high-end, luxury passenger cars.  This trend has created a new market for new types of automobile specialty micro-motors that automate different parts of an automobile including car seats, front and back, windows, trunks, door locks, mirrors, sliding doors, roofs, etc. We believe that the worldwide demand for automobile specialty micro-motors with low cost and high quality is rapidly growing. Global automakers are increasingly sourcing auto parts from low cost countries including China.

5

Traditional rotary motors have historically dominated China’s and the world’s electric motor market. Industrial rotary motors are widely used to power machinery and equipment in all industries such as petrochemical and chemical, metallurgical and mining, textile, ventilation, machine tools, to name just a few.  Traditional rotary motor market is highly fragmented in China, with a few large state-owned manufacturers and many smaller private operators.  The Company entered the industrial rotary motor business through the acquisition of Weihai Tech Full in July 2008 and further expanded this business and strengthened our competitive position in the industry through the acquisition of Xian Tech Full Simo in October 2009.  These business expansions allowed the Company to become one of the largest and most diversified developer and manufacturer of electric motors in China.

OUR STRATEGY

Our objective is to develop a global brand and to be a world class enterprise that develops and manufactures a broad range of electric motors from linear motors, to specialty micro-motors, to industrial rotary motors with a focus on highly specialized, energy-efficient, customized, and value-added products for domestic and international customers. We expect that our scale and size will grow and our product offerings will be broadened. To achieve this objective, we plan to execute the following key business strategies:

•
Strengthen Our Design and Development Capabilities. To meet the changing needs of our customers, we intend to continue to improve and strengthen our in-depth product development and design capabilities. We will continue to recruit talents world-wide to strengthen our research and development team and expand collaborations with other research and engineering institutions. We intend to capitalize on the strength of our research and development capability and focus on developing energy efficient and environmentally friendly electric motors in all of our product lines: linear motors, automotive motors, and industrial rotary motors;

•
Further Grow Market Share in Linear Motor Market. We are expanding our customer base by developing new products for existing and new customers. We successfully developed a “Tower Type Oil Pump” driven by permanent magnetic linear motors for the oil industry. We also designed the Cylinder Permanent Magnetic Linear Servo Motor which can be applied in many different applications including printers, air compressors and food slicers. We have participated in a joint project to build China’s first coal transportation line using the linear motor propelled freight train. We have successfully developed a LM propulsion system for the first “Made in-China” LM driven metro train to support the build-up of urban mass transportation system across China;

•
Expand Customer Base and Product Offering in Micro Motor Market. We have constructed a brand new facility in Shanghai that is close to the network of auto parts OEM suppliers around Shanghai. This new facility is focused on serving the market for automotive applications and has annual capacity of 10 million unit automotive motors. We believe it is the largest manufacturing facility of automotive motors integrated with product development and design capabilities in China. It began production in October 2009. This will allow us to serve many international and domestic customers and produces variety of products at the same time and in the same place.  We intend to supply the fast growing domestic automobile industry and capture the international auto markets that increasingly source auto parts from China. We are also interested in expanding into other industrial applications;

•
Grow Industrial Rotary Motors Business with Focus on High Efficient Specialized Products. We entered the industrial rotary motors business through an acquisition in July 2008. We further expanded the business and strengthened our leading position in the electric motor industry through another acquisition in October 2009.  These expansions have provided us a solid manufacturing platform and access to a broad base of industrial customers. With continued economic growth and accelerated industrialization and urbanization in China, as well as the global efforts to reduce energy consumption and protect the environment, we expect the demand for high efficiency and high quality industrial rotary motors to continue to grow in China. We intend to capitalize on our research and product development capability and become an industry leader in China in developing and offering high efficient, high quality industrial rotary motors;

•
Maintain Our Competitive Strength – Offer High Quality and Low Cost Products with High Content of Technology.  We compete with global competitors that offer high quality products and with domestic competitors that offer low cost products. However, customers are increasingly focusing on high engineering content and quality of products with low cost. We intend to differentiate ourselves from other competitors by providing high quality and low cost products with high content of technology supported by our own development and design capabilities and low cost production; and

•
Focus on Organic Growth Effectively Mixed with Acquisitions When Opportunities Arise. We intend to grow our business through penetrating different markets at different stages of our development and effectively mix organic growth with acquisitions when opportunities arise.

6

PRODUCTS AND SERVICES

We design, develop, manufacture, supply, and service a wide range of electric motors, with a focus on innovation, creativity, and value-added products. We develop products according to our customers’ specifications using our proprietary process technology and expertise. With close customer relationships, in depth understanding of local markets and customer needs, fast development cycle, assurance of high quality products, and low development and production costs, we hope to be able to outperform our international and domestic peers.

Presently, we offer three key product lines:

1.	Linear motors and their integrated application systems

A linear motor is an electric motor that converts the electric energy through a magnetic field into linear motion without the need for a mechanical linkage. An axis driven by a linear motor requires little or no contact between moving parts. Reduced contact between moving surfaces translates to reduced friction and reduced vibration. As a result, there is no backlash, windup, wear or maintenance that is normally associated with industrial rotary motors. Many applications that require some sort of linear motion can benefit from the use of linear motors.

Compared to rotary motors, the advantages of linear motors include simplicity, reliability, and low maintenance due to fewer moving parts; precision movement; compact size; quiet motor operation; energy-efficient; easy customization due to simplicity.

Linear motors can be designed in different sizes and shapes such as flat, pancake, cylindrical, round, etc. Our primary linear motor products include the following:

A. Flat linear asynchronous motor series (self-cooled)

The flat linear asynchronous motor series is widely applied in transmission systems such as the production transportation line, the crane, postal service sorting machine, baggage sorting machine, printed matter sorting machine, automatic linear door, and revolving door applications. The flat linear asynchronous motor series is self-cooling using the ambient environment.

B. Flat three-phase linear asynchronous motor (forced ventilation)

 The flat three-phase linear asynchronous motor is also used in transmission systems such as the production transportation line, the crane, postal service sorting machine, baggage sorting machine, printed matter sorting machine, automatic linear door, and revolving door applications. Unlike the self-cooling design of our flat linear asynchronous motor series, our flat three-phase linear asynchronous motor uses forced ventilation, which is loaded with radiator, bottom board, and air blower to reduce and dissipate heat.

C. Integrated linear motor application systems

An integrated linear motor application system consists of one or more linear motors, controllers, and other auxiliary components. We have developed linear motors and their integrated application systems used in the oil industry, factory automation, packaging, logistic systems, and food industry. Applications mainly include production transportation conveyor line, the postal service mail sorting machine, the baggage sorting machine, the printed matter sorting machine, food and meat slicer, oil pump machine of oilfield, and automated power switch. We are developing a LM propulsion system to drive freight trains for China’s first coal transportation line built on LM technology.

We have successfully developed a high efficiency linear motor propulsion system powering China’s first domestically developed and manufactured LM driving metro train. Compared to the traditional rotary motor propelled metro transit system widely in use in the world, the LM driving metro train provides higher performance efficiency with lower energy consumption.  It can negotiate steep grades and cope with tight curves and corners, lower maintenance cost, provide a safer ride under severe weather conditions such as rain and snow, and it is quieter and more comfortable. It is environmentally friendly and contributes to making cities “greener”.  Additionally, due to the simplicity of the LM propulsion system, the vehicle body is more compact, reducing the cross section of underground tunnels by about 40%, thus accelerating construction of the tracks and providing significant cost savings.

2.	Automobile specialty micro-motors

Automobile specialty micro-motors are used for various automation functions in an automobile. We have developed products that are used for car seat automation, back seat folding, EPS (electric power steering), automated windows, and automated trunk opening. Several other types of specialty micro-motors are under development including micro-motors used for door locks, gas pedals, ABS, gas pumps, and engine gas jets.

3.	Industrial rotary motors

We manufacture various industrial rotary motors such as high/low voltage motors, AC/DC motors and speed control motors including small, medium and large sized. Our industrial rotary motors are used mainly for the following applications:

7

•	Freight train driving motors

•	Power plants

•	Metallurgical and mining industry

•	Chemical and petrochemical industry

•	Construction machinery

•	Agricultural equipment and machinery

•	Transportation machinery

•	Machine tools

•	Medical devices

•	Ventilation equipment

•	Air compressors

•	Electric pumps

MANUFACTURING PROCESS

We employ state-of-the-art manufacturing equipment, production lines, inspection and testing equipment, and quality control systems at our manufacturing facilities. Our Harbin and Shanghai manufacturing facilities are constructed following the international standards that enable us to meet the demands of high quality engineering to ensure product reliability and durability. We are expanding and upgrading our acquired Weihai and Xi’an facilities by constructing new factories and adding new and more efficient production equipment in these facilities. All of our facilities in the PRC have extra spaces that can accommodate capacity expansion.

Generally, there are two stages of design and development before the main production process. In the first process stage, the technical design of the motor is drawn based on customer defined parameters such as the speed, force, heat output and size of the motor. In the second process stage, the working prototype is produced, and testing and validation of the prototype are conducted. The main production process can be carried out only after the working prototype passes the various testing and validation protocols. The actual manufacturing process consists of winding the coils, laminating the primary and secondary elements, and hermetic casing for protection and durability among other procedures. The last stage is testing and validation.

SERVICES

We provide after-sale services to our customers. For our linear motor and specialty micro-motor businesses, our products are customized products which are customer specific. We typically offer a warranty on our products, only in the event of defects, for two years from the date of shipment, and expect to absorb the costs of servicing if our products fail within the two-year warranty period. For our industrial rotary motor business, our products are standardized products. We provide product warranty for repair one year from the date of shipment. Historically, the returns and defects have not been material. We generally provide on-site services at a client location within 24 hours to fix problems during the warranty period. After the warranty period expires, we offer after-sale services for a fee.

MARKETING

In our linear motor and specialty micro-motor businesses, we receive proposals and contracts mostly through referrals. We have a marketing and sales team that focuses on providing support and consultancy to customers. We target our products to the global original equipment manufacturers (“OEMs”) as components or in integrated systems. We also collaborate with major system integrators to jointly develop and market new products. We have a close involvement with our customers to jointly develop and customize products for customers’ specific needs. We believe this active working relationship with customers has allowed us to win repeat business, create visibility and enhance our growth.

In our industrial rotary motor business, we have a well established sales network and distribution channel across the country at each of our Weihai and Xi’an facility. We provide sales incentives to the sales team and encourage them to cross sell products produced by other facilities.  Sometimes, we offer promotions according to the market trend.

We also participate in industry trade shows, technical conferences, professional seminars and exhibitions, and use these events to promote our products, generate sales, and build brand awareness.

8

We are actively exploring the international markets for our products and developing business outside of China. We have established a majority-owned subsidiary in the U.S. - Advance Automation Group, LLC. This subsidiary serves as the company’s research and development center that is specialized in industrial automation controller technology. Through this subsidiary, we believe that we can capitalize on the U.S.-based world class development expertise and a China-based electric motor manufacturing capability, expand our business into the industrial automation controller market, and enhance Harbin Electric’s existing R&D projects. We expect that this project will also provide us greater reach into the U.S. and international markets. We also have an executive office in the U.S. that supports our sales and customer relationship management.

See Note 17 to our Consolidated Financial Statements for information with respect to the geographic markets in which we operate and generate revenue.

SOURCES AND AVAILABILITY OF RAW MATERIALS (VENDORS)

The raw materials used by us are mainly semi-finished products and component materials including fans, radiators, silicon steel sheet, cast iron, aluminum, enameled copper wire, metal plating, and control cabinets. We believe that alternative sources are available for such materials other than our current suppliers.

No vendor provided more than 10% of the Company’s raw materials for the year ended December 31, 2010. One major vendor provided approximately 16% of the Company’s raw materials for the year ended December 31, 2009. Two major vendors provided approximately 39% of the Company’s raw materials for the year ended December 31, 2008, individually accounting for 23% and 16%, respectively. The Company’s accounts payable to these vendors was $0, $0, and $1,055,730 at December 31, 2010, 2009, and 2008, respectively.

CUSTOMERS

No customer accounted for more than 10% of the total revenues for the fiscal year ended December 31, 2010. Two major customers accounted for approximately 22% of the net revenue for the fiscal year ended December 31, 2009, individually accounting for 12% (Daqing Xinchengtai Technology Co., Ltd.) and 10% (Jiangsu Liyang Car Seat Adjuster Factory), respectively.   At December 31, 2009, the total receivable balance due from these two customers was $22,835,846, representing 24% of total accounts receivable. Three major customers accounted for 43% of the net revenue for the fiscal year ended December 31, 2008, with each customer individually accounting for 16% (Jiangsu Liyang Car Seat Adjuster Factory), 15% (Daqing Xinchengtai Technology Co., Ltd.) and 12% (Guiyang Putian Logistic Co., Ltd.), respectively. At December 31, 2008, the total receivable balance due from these customers was $26,253,907, representing 87% of total accounts receivable.

RESEARCH AND DEVELOPMENT

We recruit talent world-wide. Our in-house Research & Development team is made of top researchers and engineers with diverse experience and specializations in linear motors, micro motors, automotive motors, automations and controllers, as well as in manufacturing technologies and processes. We have developed many new products and own numerous patents in China including twenty patents related to our LM and automobile specialty micro-motors products as of December 31, 2010. Our product design and development work includes both the development of new products and the modification of existing products. Development work is also conducted to improve manufacturing processes. Our strategy is to leverage the in-house product research and development capability with outside research from China’s scientific research institutions.

We collaborate closely with various scientific research institutions to advance development of new products and manufacturing processes. For example, one of our joint research and development projects was the program with Zhejiang University where we jointly developed a Permanent Magnetic Synchronization Servo Motor used for a meat and food slicer in the food industry. We have also successfully developed a high efficiency LM propulsion system for LM propelled metro train working jointly with the Institute of Electrical Engineering of the Chinese Academy of Sciences (“IEECAS”) and Changchun Railway Vehicles Co. Ltd. (“CRC”), Changchun, China. We have on-going relationships with Zhejiang University, Shanghai Micro-Motors Research Institute, and IEECAS.

Costs associated exclusively with research, new product development, and product improvements are treated as expenses when incurred and amounted to $3,423,386, $2,093,366, and $1,170,169 for the years ended December 31, 2010, 2009 and 2008, respectively.

EMPLOYEES

As of December 31, 2010, the Company had a total of approximately 4430 employees. We believe that we have good working relationships with our employees, most of whom are located in Harbin, the capital of Heilongjiang Province, Weihai, a coastal city in Shandong Province, Xi’an, the capital of Shaanxi Province, and Shanghai. We are not a party to any collective bargaining agreements, and none of our employees are subject to collective bargaining agreements.

We have employment contracts with most of our employees. Employment contracts are designed to adhere to both State and Provincial employment and social security regulations under applicable Chinese or the U.S. law. We have signed confidentiality agreements with all of our employees.

9

COMPETITION

We believe that the principal factors affecting the Company’s competitive position include:

•	understanding our customers’ time-to-market, technology and cost requirements;
•	access to industrial supply chain and raw material providers;
•	price and cost;
•	product quality;
•	design capabilities and development efficiency;
•	customer relationships; and
•	technical support.

In our customized linear motor and specialty micro-motor business, we believe that we compete favorably with respect to each of these criteria. We do not believe that there are any direct competitors of any meaningful size that operate using the same business model as ours within the PRC.

The market in the industrial rotary motor product line is large and fragmented and is very competitive in China. Our products are in competition with similar products produced by other large state-owned manufacturers and many smaller privately-owned operators.

Globally, we also compete with many foreign companies. Some of our global competitors are larger in size or are divisions of large diversified companies and have substantially greater financial resources and technical capabilities.

PRC REGULATIONS

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), or the Rules, as amended and adopted on August 1, 2008. Under the Rules, once certain procedural requirements are met, Renminbi (“RMB”) is convertible for current account transactions, including trade and service-related foreign exchange transactions and dividend payments, but not for capital account transactions, including direct investment, loans or investments in securities outside China, without prior approval of the State Administration of Foreign Exchange of the People’s Republic of China, or its local counter-parts. Since a significant amount of our future revenues will continue to be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in China to fund our business activities outside of China, if any, or expenditures denominated in foreign currencies, or our ability to meet our foreign currency obligations, which could have a material adverse effect on our business, financial condition and results of operations. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of RMB with respect to foreign exchange transactions.

In addition, regulations were promulgated by the State Development and Reform Commission, or SDRC, the Ministry of Commerce of the People’s Republic of China, or MOFCOM and the State Administration of Foreign Exchange, or SAFE, that requires registration with, and approval from, PRC government authorities in connection with direct or indirect offshore investment activities by individuals who are PRC residents and PRC corporate entities. These regulations may apply to future offshore or cross-border acquisitions, if any, as well as to the equity interests in offshore companies held by our PRC stockholders who are considered PRC residents. We intend to make all required application and filings, and will require the stockholders of the offshore entities in our corporate group who are considered PRC residents to make the application and filings, as required under these regulations and under any implementing rules or approval practices that may be established under these regulations. However, because these regulations are relatively new and lacking implementing rules or reconciliation with other approval requirements, it remains uncertain how these regulations and any future legislation concerning offshore or cross-border transactions, will be interpreted and implemented by the relevant government authorities. The approval criteria by SDRC and MOFCOM agencies for outbound investment by PRC residents are not provided under the relevant SDRC and MOFCOM regulations. Also, the criteria for registration with SAFE agencies, and whether such registration procedure is discretionary, are still uncertain as the criteria, if any, are not provided for under relevant SDRC regulations. Furthermore, there is a lack of relevant registration precedents for us to determine the registration criteria in practice. Accordingly, we cannot provide any assurances that we will be able to comply with, qualify under or obtain any registration or approval as required by these regulations or other related legislations. Further, we cannot assure you that our stockholders would not be considered PRC residents, given uncertainties as to what constitutes a PRC resident for the purposes of the regulation, or that if they are deemed PRC residents, they would or would be able to comply with the requirements. Our failure or the failure of our PRC resident stockholders to obtain these approvals or registrations may restrict our ability to acquire a company outside of China or use our entities outside of China to acquire or establish companies inside of China, which could negatively affect our business and future prospects.

10

With respect to our subsidiaries in the PRC and to the extent that we form any additional subsidiaries in the PRC, the ability of any PRC operating subsidiary to make dividend and other payments to us may be restricted by factors such as changes in applicable foreign exchange and other laws and regulations. For example, under the SAFE regulations discussed above, the foreign exchange activities of a PRC subsidiary are conditioned upon the compliance with the SAFE registration requirements by the stockholders of any offshore entities who are PRC residents. Failure to comply with these SAFE registration requirements may substantially restrict or prohibit the foreign exchange inflow to and outflow from a PRC subsidiary, including, remittance of dividends and foreign-currency-denominated borrowings by a PRC subsidiary. In addition, a PRC operating subsidiary is required, where applicable, to allocate a portion of their net profit to certain funds before distributing dividends, including at least 10% of their net profit to certain reserve funds until the balance of such fund has reached 50% of their registered capital. These reserves can only be used for specific purposes, including making-up cumulative losses of previous years, conversion to equity capital, and application to business expansion, and are not distributable as dividends. A PRC operating company is also required, where applicable, to allocate an additional 5% to 10% of their net profits to a statutory common welfare fund. The net profit available for distribution from a PRC operating company is determined in accordance with generally accepted accounting principles in China, which may materially differ from a determination performed in accordance with U.S. GAAP. As a result, we may not receive sufficient distributions or other payments from these entities to enable us to make dividend distributions to our stockholders in the future, even if our U.S. GAAP financial statements indicate that our operations have been profitable.

The address of our corporate headquarters is No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, China, 150060. Our telephone number is: 86-451-8611-6757. Our internet address is www.harbinelectric.com. You can find on our website, free of charge, our Annual and Quarterly Reports on Forms 10-K and 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act.

Item 1A. Risk Factors

An investment in our common stock is very risky. You should carefully consider the risk factors described below, together with all other information in this Form 10-K, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not currently foreseeable to us may also impair our business operations.

GENERAL RISKS RELATING TO OUR BUSINESS

Our rapid growth may strain our resources.

Our revenues increased by 91% for the year ended December 31, 2010 versus the year ended December 31, 2009, and 85% in 2009 over 2008. However, it is unlikely that we will maintain such growth in the long term and cannot assure any growth of our business for any period. Our rapid expansion will place significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively hire, train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the profits we expect.

Our debt may constrict our operations, and cash flows and capital resources may be insufficient to make required payments on our indebtedness and future indebtedness.

As of December 31, 2010, we had a USD$35 million loan facility and an RMB100 million (approximately USD$15 million) loan facility under a Term Loan Facility Agreement with China Development Bank Corporation Hong Kong Branch as lender (“CDB”). Additionally, our PRC subsidiaries had a total of approximately $29.5 million short term loans outstanding as of December 31, 2010. These loans were obtained from local PRC banks and unrelated third parties.  These obligations could have important consequences to you. For example, they could:

•	reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our ability to obtain additional financing for working capital, capital expenditures, and other general corporate requirements;

•	Increase our vulnerability to general adverse economic and industry conditions;

•	Require us to sell assets to reduce indebtedness or influence our decisions about whether to do so;

•	expose us to interest rate fluctuations because the interest rates for the two loan facilities are variable; and

•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows, and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business, and other factors, many of which are beyond our control. If our cash flows and capital resources are insufficient to fund our debt obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital, restructure our debt, or declare bankruptcy. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, we may be forced to sell at an unfavorable price. We may be unable to obtain financing or sell assets on satisfactory terms, or at all, which could cause us to default on our debt service obligations and be subject to foreclosure on such loans.

11

Additionally, we could incur additional indebtedness in the future and, if new debt is added to our current debt levels, the risks above could intensify.

Covenants in the CDB Agreement may restrict our ability to engage in or enter into a variety of transactions.

The Term Loan Facility Agreement (the “CDB Agreement”), dated as of November 22, 2010, between us and CDB   as lender, contains various covenants that may limit our discretion in operating our business. In particular, we are limited in our ability to, among other things, create liens on our assets, merge, consolidate, transfer substantially all of our assets, give guarantees or indemnities, engage in any transaction that results in Mr. Yang and certain of his affiliates being the beneficial owner of less than 30% of our outstanding common stock, and engage in certain transactions that result in a change in the majority of our Board of Directors from those in office on the date of the CDB Agreement. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities.

A covenant in the CDB Agreement may cause the facility be cancelled upon 30 days notice at the discretion of the Lender.

Pursuant to the CDB Agreement, if a Change of Control of our company occurs, at the discretion of CDB, the facilities may be cancelled and all outstanding amounts under such facilities may become immediately due and payable with no less than 30 days notice.  For purposes of the CDB Agreement, a Change of Control shall be deemed to occur if (i) our chairman and chief executive officer, Mr. Tianfu Yang, ceases to be the beneficial owner, directly or indirectly, of at least thirty percent of our outstanding capital stock (ii) we merge, consolidate, sell substantially all of our assets in a transaction other than with Mr. Tianfu Yang and certain of his affiliates, (iii) individuals who on the date of the CDB Agreement constitute our Board of Directors  (together with any  new directors  whose election  or appointment by such board or whose nomination for election by our shareholders is approved by a vote of not less than three-fourths of the directors then still in office who are either directors on the date of the CDB Agreement or whose election or nomination for election has been previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office or (iv) our shareholders approve a plan of liquidation or dissolution.

A default in our Term Loan Facility Agreement may cause CDB to foreclose on the pledge of common stock made by Mr. Yang as security for our obligations under the Term Loan Agreement, which could result in a change of control of our company.

Our obligations under the CDB Agreement are secured by a pledge of shares of common stock of the Company owned by its Chairman and Chief Executive Officer, Tianfu Yang.  On November 22, 2010, Mr. Yang entered into a Security and Pledge Agreement (the “Pledge Agreement”) with CDB, pursuant to which, Mr. Yang agreed to pledge 7,000,000 shares of common stock to CDB to secure the loans.  Under the Pledge Agreement, Mr. Yang may also be obliged to pledge to CDB, under certain circumstances, additional shares of common stock owned by him and, to the extent such additional shares are not sufficient, cash.  In the event that we were to default on the CDB Agreement and CDB were to foreclose on the shares pledged by Mr. Yang and cause such shares to be sold in order to satisfy our obligations under the CDB Agreement, this could result in a change of control of our company.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued service of the members of our senior management. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. We do not carry key person life insurance on any of our officers or employees. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support.

Because of the rapid growth of the economy in China, competition for qualified personnel is intense. We cannot assure you that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future.

We depend on the supply of raw materials and key component parts, and any adverse changes in such supply or the costs of raw materials may adversely affect our operations.

No vendor accounted for more than 10% of the raw material purchases for the year ended December 31, 2010. One and two major vendors provided approximately 16% and 39% of the Company’s purchases of raw materials for the years ended December 31, 2009 and 2008, respectively. Any material change in the spot and forward rates could have a material adverse effect on the cost of our raw materials and on our operations. In addition, if we need alternative sources for key component parts for any reason, these component parts may not be immediately available to us. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and production of these components may be delayed. We may not be able to find an adequate alternative supplier in a reasonable time period or on commercially acceptable terms, if at all. Shipments of affected products have been limited or delayed as a result of such problems in the past, and similar problems could occur in the future. An inability to obtain our key source supplies for the manufacture of our products might require us to delay shipments of products, harm customer relationships or force us to curtail or cease operations.

12

We may experience material disruptions to our manufacturing operation.

While we seek to operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities, a material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial results. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	unscheduled maintenance outages;
•	prolonged power failures;
•	an equipment failure;
•	disruptions in the transportation infrastructure including roads, bridges, railroad tracks;
•	fires, floods, earthquakes, or other catastrophes; and
•	other operational problems.

We may not be able to adequately protect and maintain our intellectual property, which could weaken our competitive position.

Our success will depend on our ability to continue to develop and market electric motor products. We have been granted 20 patents in China relating to linear motor and automobile specialty micro-motor applications. No assurance can be given that such patents will not be challenged, invalidated, infringed or circumvented, or that such intellectual property rights will provide a competitive advantage to us. The implementation and enforcement of PRC intellectual property laws historically have not been vigorous or consistent, primarily because of ambiguities in the PRC laws and a relative lack of developed enforcement mechanisms. Accordingly, intellectual property rights and confidentiality protections in the PRC are not as effective as in the United States and other countries. Policing the unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation will require significant expenditures of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, competitive position, business prospects and reputation. In addition, since we have chosen to secure patents only in China, we may not be in a position to protect our inventions and technology in other countries in which we sell our product, which could result in increased competition and lower pricing for our products.

RISKS RELATING TO DOING BUSINESS IN THE PEOPLE’S REPUBLIC OF CHINA

China’s economic policies could adversely affect our business.

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth in the past 30 years, it has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.

The economy of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing market forces for economic reform, reduction of state ownership of productive assets, and establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may harm our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business, and the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We are considered foreign persons or foreign funded enterprises under PRC laws and, as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

13

Inflation in the PRC could negatively affect our profitability and growth.

The PRC economy has experienced rapid growth. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the cost of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such policies can lead to a slowing of economic growth. Rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

PRC regulations relating to mergers, offshore companies, and Chinese stockholders, if applied to us, may limit our ability to operate our business as we see fit.

Regulations govern the process by which we may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the new regulation will require Chinese parties to make a series of applications and supplemental applications to various government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the PRC regulations, our ability to engage in business combination transactions in China through our Chinese subsidiaries has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate transactions that are acceptable to us or sufficiently protective of our interests in a transaction.

If preferential tax concessions granted by the PRC government change or expire, our financial results and results of operations would be materially and adversely affected.

Our results of operation may be adversely affected by changes to or expiration of preferential tax concessions that our Chinese subsidiaries currently enjoy. The statutory tax rate generally applicable to domestic Chinese companies was 33% before January 1, 2008. On January 1, 2008, the new Chinese Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”), such as Weihai Tech Full and Xi’an Tech Full Simo, and Foreign Invested Enterprises (“FIEs”), such as Harbin Tech Full, Shanghai Tech Full, and Advanced Automation Group Shanghai, Ltd. The new standard EIT rate of 25% is now applicable to both DES and FIEs. The PRC government provides reduced tax rates for productive foreign investment enterprises in the Economic and Technological Development Zones and for enterprises engaged in production or business operations in the Special Economic Zones.  These preferential tax rates are generally graduated, starting at 0% and increasing to the standard EIT rate of 25% over time.  Our operations under Harbin Tech Full were subject to a 10% preferential tax rate for the fiscal year ended December 31, 2009 and 2010. Our operations under Shanghai Tech Full were subject to 0% preferential tax rate from 2008 to 2009 and 11% in 2010. Our operations under Xi’an Tech Full Simo are subject to a 15% preferential tax rate. Weihai Tech Full has been subject to the standard 25% tax rate. As a result, the estimated tax savings for the year ended December 31, 2010, 2009, and 2008 amounted to approximately $9.9 million, $8.6 million, and $6.0 million, respectively. Tax laws in China are subject to interpretations by relevant tax authorities. Preferential tax rates may not remain in effect or may change, in which case we may be required to pay the higher income tax rate generally applicable to Chinese companies, or such other rate as is required by the laws of China.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. We do not have any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

14

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

Our ability to operate in China may be harmed by changes in its laws and regulations, including those related to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations and interpretations. Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

We are subject to environmental laws and regulations in the PRC.

We are subject to environmental laws and regulations in the PRC. Any failure by us to comply fully with such laws and regulations will result in us being subject to penalties and fines or being required to pay damages. Although we believe we are currently in compliance with the environmental regulations in all material respects, any change in the regulations may require us to acquire equipment or incur additional capital expenditure or costs in order to comply with such regulations. Our profits will be adversely affected if we are unable to pass on such additional costs to our customers.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may be adversely affected.

We and our independent registered public accounting firm, in connection with management's assessment of and the audit of our internal control over financial reporting as of December 31, 2010, identified five material weaknesses in our internal control over financial reporting. The material weakness identified were attributable to Xi’an Simo, a former State-Owned-Enterprise ("SOE") the Company acquired in October 2009, which rendered our internal control over financial reporting ineffective on the consolidated level.  Despite significant improvements achieved in its internal control systems, due to its very short history of being part of a U.S. public company, large size, many subsidiaries located away from its headquarters, and limited time to integrate it with the Company, material weaknesses in its internal control over financial reporting were not completely eliminated at Xi’an Simo as of December 31, 2010. The material weaknesses identified by the management at Xi’an Simo are described below.

•
Control activities related to bank reconciliation – At Xi’an Simo, the bank reconciliation for various bank accounts were not prepared accurately which impacted the valuation and existence of the cash in bank as of December 31, 2010.

•
Control activities related to the reconciliation and classification of notes receivable – At Xi’an Simo, notes receivables endorsed as payment to third parties were not properly recorded, resulting in a discrepancy between the physical notes receivables on hand and the general ledger. Additionally, the improper classifications of transactions has impacted the completeness, and valuation of accounts payable / advance to suppliers and notes receivable balances at the year ended December 31, 2010 at Xi’an Simo.

•
Control activities related to the calculation of provision of income tax – At Xi’an Simo, due to ambiguities in the PRC tax rules, the temporary and permanent differences in tax amounts were not properly identified.

•	Control activities related to valuation of inventory allowance – At Xi’an Simo, slow moving inventories that had not been used over a year were not properly evaluated for inventory allowance.

•	Control activities related to inventory recording –– At Xi’an Simo, inventory movement between manufacturing facilities and sales entities were not timely and properly recorded on the general ledger.

A "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. We have taken measures and plan to continue to take measures to remedy these deficiencies. However, the implementation of these measures may not fully address the control deficiencies in our internal control over financial reporting. Our failure to address any control deficiency could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our common stock, may be materially and adversely affected.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in the PRC.

Because most of our executive officers and several of our directors, including our chairman of the Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States. Also, because the majority of our assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against us in the U.S. court.

The legal system in China has inherent uncertainties that may limit the legal protections available in the event of any claims or disputes with third parties.

The legal system in China is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the central government has promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. As China’s foreign investment laws and regulations are relatively new and the legal system is still evolving, the interpretation of many laws, regulations and rules is not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit the remedies available in the event of any claims or disputes with third parties. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

15

RISKS ASSOCIATED WITH OUR COMMON STOCK

There can be no assurance that any definitive offer will be made with respect to the proposal made by Mr. Yang to acquire all of our outstanding common stock not held by Mr. Yang and his affiliates, that any agreement will be executed or that this or any other transaction will be approved or consummated. The absence of a proposal to acquire our common stock would likely have an effect on the market price of our common stock.

On October 10, 2010, our Board of Directors received a proposal from its Chairman and Chief Executive Officer, Mr. Tianfu Yang (“Mr. Yang”) and Baring Private Equity Asia Group Limited (“Baring”) for Mr. Yang and an investment fund advised by Baring (the "Baring Fund") to acquire all of the outstanding shares of Common Stock of Harbin not currently owned by Mr. Yang and his affiliates in a going private transaction for $24.00 per share in cash, subject to certain conditions. Mr. Yang owns 30.9% of our Common Stock. The proposal letter stated that Mr. Yang and Baring intended to form an acquisition vehicle for the purpose of completing the acquisition and that they intended to finance the acquisition with a combination of debt and equity capital. The proposal letter also stated that Goldman Sachs (Asia) LLC (“Goldman”) is acting as financial advisor to the acquisition vehicle to be formed by Mr. Yang and Baring and that Goldman had informed Mr. Yang and Baring that it is highly confident that the underwriting and arranging of commitments for the debt financing needed to complete the transaction can be done. The proposal letter further stated that the equity portion of the financing would be provided by Mr. Yang, the Baring Fund and related sources.

On October 10, 2010, our Board of Directors formed a special committee of independent directors (the “Special Committee”) to evaluate and consider this proposal and any other alternative proposals or other strategic alternatives that may be available to the Company. The public announcement of the receipt of this proposal affected our stock price.

On November 19, 2010, Mr. Yang submitted to our Board a non-binding modification letter (the “Modification Letter”) modifying the proposal presented to the Board on October 10, 2010.  The Modification Letter stated that Mr. Yang would no longer have an exclusive relationship with Baring, thereby allowing Mr. Yang to pursue alternative financing for the proposed going private transaction; and that Baring would have the opportunity (but not the obligation) to provide up to 10% of the financing for the proposed going private transaction.  The Modification Letter stated that it was the intent of Mr. Yang that the alternative financing would be in place by the time the definitive transaction agreement was executed.

Since being formed, the Special Committee has engaged legal and financial advisors.  The Special Committee’s process is ongoing and the Special Committee intends to continue with its work, including evaluating any proposal presented by Mr. Yang as well as other proposals which the Company may receive, for as long as the Special Committee, in consultation with its advisors, deems necessary. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. The absence of a proposal to acquire our common stock, or changes in the proposal, as well as the commencement of the litigation regarding the proposal described herein in “Legal Proceedings” would likely have an effect on the market price of our common stock.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Global Select Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our stockholders’ ability to sell our common stock in short time periods, or at all. In addition, sales of substantial amounts of our common stock in the public market could harm the market price of our common stock. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future. Presently, we intend to retain all of our earnings, if any, to finance development and expansion of our business. The Indenture pursuant to which the Notes were issued prohibits us from paying any dividends on our capital stock while the Notes remain outstanding. PRC capital and currency regulations may also limit our ability to pay dividends. Consequently, the only opportunity for investors to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

Our directors and officers control approximately one third of our common stock and, as a result, they may exercise some voting control and be able to take actions that may be adverse to your interests.

Our directors and executive officers, directly or through entities that they control, beneficially owned, as a group, approximately 34.98% of our issued and outstanding common stock as of December 31, 2010. This concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders. Furthermore, our directors and officers, as a group, have the ability to significantly influence the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. This concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Subject to any applicable stockholder approval requirements imposed by the Nasdaq Stock Market, our board of directors has the authority to issue all or any part of our authorized but unissued shares of common stock. Issuances of common stock would reduce your influence over matters on which our stockholders vote.

16

Item 1B. Unresolved Staff Comments

Not applicable.

ITEM 2. Description of Property

Our corporate headquarters are located at No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, 150060. We currently operate four manufacturing facilities in China.

•
Our Harbin facility is located in the government-designated Development Zone in the city of Harbin and occupies approximately 50,000 square meters of land with state-of-the-art production equipment primarily dedicated to our linear motor products.

•	Weihai Tech Full is located in the coastal city of Weihai, Shandong Province, and occupies approximately 150,000 square meters of land.

•	Shanghai Tech Full is located in the Shanghai Zhuqiao Airport Industrial Zone and occupies approximately 40,800 square meters of land.

•	Xi’an Tech Full Simo, acquired in October 2009, is located in Xi’an city’s Economy and Technology Development Zone and occupies approximately 200,000 square meters of land.

ITEM 3. Legal Proceedings

Ten shareholder class action lawsuits have been filed against the Company and/or certain officers and the members of its Board of Directors (the “Board”), in connection with the October 10, 2010 non-binding proposal made by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang, and Baring Private Equity Asia Group Limited to acquire all of the outstanding shares of the Company’s Common Stock not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, as further described in the Schedule 13D/A and Exhibits thereto filed on October 12, 2010 (the “Proposal”). Five actions were filed in Nevada state court (Carson City, Clark County, or Washoe County); two actions were filed in Nevada federal district court; and three actions were filed in New York state court. All of the actions assert claims against the Company and/or members of the Board for allegedly breaching their fiduciary duties in connection with the Proposal, as described further below.

On or about October 19, 2010, the Company became aware that the first of the shareholder class actions had been filed against the Company and its Board members in connection with the Proposal. Plaintiffs allege, among other things, that the proposed buyout price and the process of evaluating the Proposal are unfair and inadequate. Plaintiffs seek, among other relief, to enjoin defendants from consummating the Proposal and to direct defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of the Company’s shareholders.

The Company has moved, or will move, to dismiss Plaintiffs' claims in their entirety. The Company has reviewed the allegations contained in the complaints and believes they are without merit.  The Company intends to defend the litigation vigorously.

The pending cases are listed below.

Kay Hurewitz v. Harbin Electric, Inc. et al., No. 10-OC-00489-1B (“Hurewitz”), filed in the First Judicial District Court of the State of Nevada in and for Carson City on October 13, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

Bertrand Sellier v. Harbin Electric, Inc. et al., No. 3:10-CV-00645 (“Bertrand”), filed in the United States District Court for the District of Nevada on October 13, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

Norfolk County Retirement System v. Harbin Electric, Inc. and Tianfu Yang (“Norfolk”), No. 10-35327, filed in the Supreme Court of the State of New York, Suffolk County on October 15, 2010. The complaint named the Company and Tianfu Yang as defendants.

Luis Necuze v. Harbin Electric, Inc. et al., No. A-10-627425 (“Necuze”), filed in the Eighth Judicial District Court for the State of Nevada in and for Clark County on October 15, 2010. The complaint named the Company, Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao, and Baring Private Equity Asia Group, Ltd. as defendants.

Jacqueline Elliott v. Harbin Electric, Inc. et al., No. A-10-627656-C (“Elliott”), filed in the Eighth Judicial District Court for the State of Nevada in and for Clark County on October 19, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

17

George Yun v. Harbin Electric, Inc. et al., No. 10-39805 (“Yun”), filed in the Supreme Court of the State of New York, Suffolk County) on October 22, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

Randolph Fisher v. Harbin Electric, Inc. et al., No. 10-OC-00498-1B (“Fisher”), filed in the First Judicial District Court for the State of Nevada in and for Carson City on October 22, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

Gerald Gould v. Tianfu Yang, No. 10-40004 (“Gould”), filed in the Supreme Court of the State of New York Suffolk County on October 25, 2010. The complaint named Tianfu Yang as a defendant..

Mark Rosen v. Harbin Electric, Inc. et al., No. 11-OC-00036-1B (“Rosen”), filed in the Second Judicial District Court for the State of Nevada in and for Washoe County on October 28, 2010. The complaint named the Company, Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao, and Baring Private Equity Asia Group, Ltd. as defendants. Plaintiff voluntarily dismissed the Company from this action and moved to transfer the action to the Eighth Judicial District Court of the State of Nevada in and for Carson City, which motion was granted.

Patrick Sweeney v. Harbin Electric, Inc. et al., No. 3:10-CV-00685 (“Sweeney”), filed in the United States District Court for the District of Nevada on November 11, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

The Company's motions to transfer the Carson City actions to Clark County, were granted. As a result, the Hurewitz, Fisher, and Rosen actions will be transferred to Clark County, where the Necuze and Elliott actions are pending.  Following this ruling, Plaintiff Sellier voluntarily dismissed his federal district court action. The Sweeney action is the only remaining Nevada action that has not been transferred to Clark County. The Company has moved to dismiss or stay the Sweeney action, which motion is pending.

The New York actions (Yun, Gould and Norfolk) have been consolidated. Plaintiffs’ counsel has filed a consolidated amended complaint naming only the Company and Tianfu Yang as defendants.

ITEM 4. [Removed and Reserved]

18

PART II

ITEM 5. Market For Common Equity and Related Stockholder Matters

Our common stock commenced trading on the Nasdaq Global Market on January 31, 2007 under the ticker symbol “HRBN” and was upgraded to Nasdaq Global Select Market effective on January 4, 2010. The following table sets forth the high and low sales prices for our common stock from January 1, 2009 to March 11, 2011, as reported by the Nasdaq Global Market, and the Nasdaq Global Select Market, respectively. The closing price for shares of our common stock on March 11, 2011 was $18.40.

2011	High	Low
First Quarter*	19.74	17.10

2010	High	Low
First Quarter	26.00	16.79
Second Quarter	24.28	15.46
Third Quarter	20.50	15.26
Fourth Quarter	25.05	14.95

2009	High	Low
First Quarter	8.90	4.25
Second Quarter	16.89	6.00
Third Quarter	18.55	12.11
Fourth Quarter	22.91	15.36

* Through March 11, 2011.

Holders of Record

As of March 11, 2011, there were 27 holders of record of our common stock. The transfer agent for the common stock is StockTrans, Inc. The transfer agent’s address is 44 West Lancaster Avenue, Ardmore, PA 19003, telephone (610)-649-7300.

Dividends

We have not paid any cash dividends on our common stock, and we do not currently intend to pay cash dividends in the foreseeable future.

 Stock Price Performance Graph

The following chart compares the cumulative total stockholder return on the Company’s shares of Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Exchange Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 3621 (Motors & Generators):

19

The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this Annual Report on Form 10-K and irrespective of any general incorporation language in such filing.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2010.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	355,000	$13.97	403,334	(1)
Total	355,000	$13.97	403,334	(1)
(1) Includes securities available as a result of forfeited options.

Equity Repurchases

None.

20

Issuance of Unregistered Shares

The Company has sold the following securities within the past three years that were not registered under the Securities Act of 1933:

On June 24, 2008, the Company entered into a Purchase Agreement with certain investors pursuant to which, on June 25, 2008, the Company sold to the investors 3.5 million shares of our common stock, par value $0.00001 per share at $14.13 per share solely to purchasers that qualified as accredited investors without any general solicitation, as defined in Regulation D, for a total aggregate purchase price of $49,455,000. The proceeds were used to pay for the acquisition by Harbin Tech Full Electric Co. Ltd., our wholly-owned subsidiary and a PRC company, of Weihai Hengda Electric Motor (Group) Co. Ltd., a PRC corporation.

ITEM 6. Selected Financial Data

The consolidated statement of operations data for the years ended December 31, 2010, 2009, 2008, 2007, and 2006 and the consolidated balance sheet data presented below as of December 31, 2010, 2009, 2008, 2007, and 2006 are derived from our audited consolidated financial statements and related notes, included elsewhere in this Annual Report on Form 10-K. These audited consolidated financial statements and notes have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, and have been audited by Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP), an independent registered public accounting firm.

This data should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this Annual Report on Form 10-K.

Consolidated Statement of Operations Data:

	Year ended December 31,
	2010(a)	2009(b)(c)(d)	2008(c)	2007(e)	2006(f)
Revenue	$426,481,250	$223,234,394	$120,820,302	$65,402,864	$40,415,777
Cost of revenue	(290,768,312)	(146,622,220)	(73,343,521)	(32,967,887)	(20,754,282)

Gross profit	135,712,938	76,612,174	47,476,781	32,434,977	19,661,495
Selling, R&D, General and administrative expenses	(42,397,533)	(20,764,873)	(13,083,604)	(8,723,685)	(5,667,260)

Income (loss) from operations	93,315,405	55,847,301	34,393,177	23,711,292	13,994,235

Net Income attributable to controlling interest	$76,815,346	$19,646,781	$25,378,699	$16,902,684	$18,438,512

Basic earnings per share attributable to controlling interest	$2.47	$0.77	$1.25	$0.99	$1.11

Diluted earnings per share attributable to controlling interest	$2.46	$0.77	$1.19	$0.91	$1.01

Dividends declared per share	—	—	—	—	—

Weighted average number of shares outstanding

Basic	31,102,634	25,568,936	20,235,877	17,082,300	16,600,451

Diluted	31,282,065	25,672,420	21,323,660	18,634,739	18,306,569

Consolidated Balance Sheet Data:

	As of December 31,
	2010	2009(g)	2008	2007	2006
Cash	$98,753,870	$92,902,400	$48,412,263	$45,533,893	$67,313,919
Accounts receivable, net	85,899,332	93,322,885	30,284,080	23,216,543	8,827,799
Inventories, net	62,843,556	74,913,877	21,960,084	2,570,929	583,287
Property, plant and equipment, net	173,074,138	156,364,548	94,931,999	23,858,035	9,219,534
Total assets	574,317,379	530,954,232	235,488,303	132,649,253	92,958,821
Total current liabilities	100,016,056	171,433,316	22,711,515	4,066,575	2,770,898
Total liabilities	151,612,586	180,457,874	60,838,968	48,032,678	47,928,577
Total stockholders’ equity	419,852,050	329,196,517	174,649,335	84,616,575	45,030,244
Noncontrolling interests	2,852,743	21,299,841	—	—	—

21

Footnotes to Five-Year Financial Summary

(a) In October 2009, the Company acquired Xi’an Tech Full Simo, a PRC corporation.  The 2010 results reflected a full-year contribution from this acquisition compared to only a three-month contribution in 2009.

(b) In October 2009, the Company acquired Xi’an Tech Full Simo, a PRC corporation.  The acquisition contributed $44.1 million to total sales and $4.6 million to net income attributable to controlling interest in 2009 and only included the operations for the three months ended December 31, 2009.

(c) Net income attributable to controlling interest in 2009 included special non-cash and non-recurring items totaling a net loss of $24.2 million or $(0.94) per diluted share. See Management Discussions and Analysis. Excluding these non-recurring and non-cash charges, the adjusted net income attributable to controlling interest was $43.4 million.

(d) In July 2008, the Company acquired Weihai Hengda Electric Motor (Group) Co., Ltd., a PRC corporation.  The acquisition contributed $27.6 million to total sales and $1.7 million to net income in 2008. The 2009 results reflected a full-year contribution from this acquisition compared to only six-month contribution in 2008.

(e) In June 2007, the Company acquired Harbin Taifu Auto Electric Co., Ltd., a PRC corporation through an Asset Purchase Agreement.  The acquisition contributed to the results of operations starting in the quarter ended September 30, 2007.

(f) Net income in 2006 included non-cash gains of $6.4 million “Change in Fair Value of Warrants” due to an accounting adjustment.

(g) The significant increase in accounts receivable and inventories was mainly due to the acquisition of Xi’an Tech Full Simo in October 2009.

ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements appearing elsewhere in this Annual Report on Form 10-K. This discussion contains forward-looking statements that involve significant risks and uncertainties. As a result of many factors, such as those set forth under “Forward Looking Statements” and “Item 1A. Business—Risk Factors” and elsewhere in this Annual Report on Form 10-K, our actual results may differ materially from those anticipated in these forward-looking statements.

As used in this report, the terms “Company”, “we”, “our”, “us” and “Harbin” refer to Harbin Electric, Inc., a Nevada corporation.

FORWARD-LOOKING STATEMENTS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited and unaudited consolidated financial statements and the notes to those financial statements set forth commencing on page F-1 of this report. In addition to historical information, this discussion and analysis contains forward-looking statements that relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied in the forward-looking statements.

Company Overview

We were incorporated under the laws of the state of Nevada and, along with our wholly-owned subsidiaries, are headquartered in Harbin, China. We design, develop, manufacture, supply, and service a wide range of electric motors, with a focus on innovation, creativity, and value-added products. Our major product lines include linear motors, specialty micro-motors, and industrial rotary motors. Our products are purchased by a broad range of customers including those customers in the energy industry, factory automation, food processing, packaging industries, power generation systems, and mass transportation and freight transportation systems, petrochemical, metallurgical, mining, textile, and agricultural industries. We supply domestic China and certain other international markets. We operate four major manufacturing facilities in China, covering approximately 450,000 meters of land, and have an employee base of approximately 4430 workers, engineers, production technicians and other employees.

22

Recent Events

On October 10, 2010, our Board of Directors (the “Board”) received a non-binding proposal from Mr. Tianfu Yang (“Mr. Yang”) and Baring Private Equity Asia Group Limited (“Baring”) for Mr. Yang and an investment fund advised by Baring (the "Baring Fund") to acquire all of the outstanding shares of Common Stock of Harbin Electric not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, subject to certain conditions (“Going Private Proposal”). Mr. Yang owns 31.1% of our Common Stock. According to the proposal letter, Mr. Yang and Baring intended to form an acquisition vehicle for the purpose of completing the acquisition and that they intend to finance the acquisition with a combination of debt and equity capital.  The proposal letter stated that Goldman Sachs (Asia) LLC (“Goldman”) is acting as financial advisor to the acquisition vehicle to be formed by Mr. Yang and Baring and that Goldman has informed Mr. Yang and Baring that it is highly confident that the underwriting and arranging of commitments for the debt financing needed to complete the transaction can be done. The proposal letter stated that the equity portion of the financing would be provided by Mr. Yang, the Baring Fund and related sources.

On November 22, 2010, the Board received a new letter from Mr. Yang regarding his previously announced proposal to take the Company private (the “Yang Proposal”). In this letter, Mr. Yang advised the Board that, by mutual agreement, Mr. Yang and Baring Private Equity Asia Group Limited (“Baring”) had amended and restated their previously announced Consortium Agreement, pursuant to which they had agreed to work together exclusively on the Yang Proposal. The amended and restated agreement between Baring and Mr. Yang provides that Baring’s participation in the Yang Proposal will consist solely of a right (but not an obligation) to provide up to 10% of the financing for the transaction, in the form of debt and/or equity and that Mr. Yang will not be restricted from seeking alternative sources of financing, in the form of debt and/or equity, for the transaction.  Mr. Yang further advised the Company that he intends to proceed with a proposal to take the Company private at the previously announced proposed price of $24.00 per share, that he would seek alternative sources of financing for the transaction, and that Goldman Sachs (Asia) LLC would continue to act as financial advisor to Mr. Yang in connection with the transaction.

Our Board of Directors has formed a special committee of independent directors to evaluate and consider this proposal and any other alternative proposals or other strategic alternatives that may be available to the Company. Since being formed, the Special Committee has engaged legal and financial advisors.  The Special Committee’s process is ongoing and the Special Committee intends to continue with its work, including evaluating any proposal presented by Mr. Yang as well as other proposals which the Company may receive, for as long as the Special Committee, in consultation with its advisors, deems necessary. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated. See Part I, Item 1A. “Risk Factors” of this Annual Report on Form 10-K.

Results of Operations

Management uses non-GAAP adjusted net earnings to measure the performance of the Company’s business internally by excluding non-recurring items as well as special non-cash charges.  The Company’s management believes that these non-GAAP adjusted financial measures allow the management to focus on managing business operating performance because these measures reflect the essential operating activities of Harbin Electric and provide a consistent method of comparison to historical periods. The Company believes that providing the non-GAAP measures that management uses internally to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Harbin Electric's financial performance in comparison to historical periods without variation of non-recurring items and non-operating related charges. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by the management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, the management of Harbin Electric compensates for these limitations by providing the relevant disclosure of the items excluded.

The following is a discussion of our results of operations for the year ended December 31, 2010, and the major factors affecting these results compared to 2009 and 2008.

2010 Financial Performance Highlights

The following are some financial highlights for 2010:

•	Revenues increased $203.2 million, or 91%, to $426.5 million in 2010, from $223.2 million in 2009.
•	Gross margin was 31.8% in 2010, compared to 34.3% in 2009.
•	Income from operations increased $37.5 million, or 67%, to $93.3 million in 2010, from $55.8 million in 2009.
•	Operating margin (the ratio of income from operations to revenues, expressed as a percentage) was 21.9% in 2010, compared to 25.0% in 2009.
•	Net income attributable to controlling interest rose $57.2 million, or 291%, to $76.8 million in 2010, from $19.6 million in 2009.
•	Fully diluted net income per share attributable to controlling interest was $2.46 in 2010, as compared to $0.77 in 2009.
•	Non-GAAP adjusted net income attributable to controlling interest totaled $85.2 million, or $2.72 per diluted share, compared to $43.8 million, or $1.71 per diluted share, in 2009.
•	Net margin (the ratio of net income to revenues, expressed as a percentage) was 18.0% in 2010, compared to 8.8% in 2009.
•	Non-GAAP adjusted net margin was 20.0% in 2010, compared to 19.6% in 2009.

23

The following table sets forth the amounts and the percentage relationship to revenues in our consolidated statements of income for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31
	2010	2009	2008
Revenues	$426,481,250	$223,234,394	$120,820,302
Gross Profit	135,712,938	76,612,174	47,476,781

Gross Profit Margin	31.8%	34.3%	39.3%

Operating Income	93,315,405	55,847,301	34,393,177
Operating Margin	21.9%	25.0%	28.5%

Net Income attributable to controlling interest	76,815,346	19,646,781	25,378,699
Net Profit Margin	18.0%	8.8%	21.0%

Income Per Share attributable to controlling interest
Basic	$2.47	$0.77	$1.25

Diluted	$2.46	$0.77	$1.19

Revenue

For the year ended December 31, 2010, total revenues were $426.5 million, compared with $223.2 million in 2009 and $120.8 million in 2008. This reflects a $203.2 million or 91% year-over-year growth from 2009 to 2010, following a $102.4 million or 85% year-over-year growth from 2008 to 2009.

Years ended December 31, 2010 and 2009:

From 2009 to 2010, the $203.2 million year-over-year revenue growth was attributable to $15.7 million growth in linear motors, $20.5 million growth in specialty micro motors, $165.4 million growth in industrial rotary motors, and $1.6 million growth in sales of other products.

The $165.4 million higher revenue in industrial rotary motors in 2010 versus 2009 was due to the following factors: (i) a $144.4 million increase in sales at Xi’an Tech Full Simo reflecting full year results in 2010 versus only one quarter results in 2009 as Xi’an Tech Full Simo was acquired in October 2009; and (ii) a $21.0 million increase in sales driven by higher volume and price at Weihai Tech Full Simo. Since Xi’an Tech Full Simo was acquired in October 2009, its 2009 sales reflected only sales from the fourth quarter of that year, while its 2010 sales reflected sales from the full year. In the first three quarters of 2010, Xi’an Tech Full Simo contributed $138.5 million in sales compared to no contribution in the same period of 2009. Sales at Xi’an Tech Full Simo rose by $5.9 million in the fourth quarter of 2010 from the same period of 2009, driven by higher volume.

Linear motor sales were up $15.7 million from 2009 due to the following factors: (i) higher volume in oil pump sales (562 units in 2010 compared to 540 units in 2009, approximately $1.2 million higher sales), (ii) a $12.4 million sales increase in linear motor propulsion system for coal transportation reflecting full year results in 2010 versus only one quarter results in 2009, and (iii) higher sales volume in other linear motors. During the fourth quarter of 2009, Harbin Tech Full started to deliver linear motor propulsion systems newly developed for coal transportation trains and recorded revenue of $7.3 million. These linear motor propulsion systems contributed a total of $19.7 million in sales in 2010.

Sales of specialty micro motors in 2010 were up $20.5 million from 2009, driven primarily by higher sales volume. We also expanded our customer base and gained several new customers which contributed to the total sales increase in 2010. The overall economy was stronger in 2010 compared to 2009 with the recovery of the auto industry in China and in the world from a historical low in 2009, which increased the demand in micro-motors for auto applications.

Years ended December 31, 2009 and 2008:

The $102.4 million year-over-year revenue growth from 2008 to 2009 was attributable to $10.9 million growth in linear motors, $6.0 million growth in special micro motors, and $88.7 million growth in industrial rotary motors, which were partially offset by a $3.2 million decline in sales of other products such as armatures.

24

The $88.7 million higher revenues in industrial rotary motors reflect a $44.1 million contribution to revenues from Xi’an Tech Full Simo and a $44.6 million increase in sales at Weihai Tech Full Simo. Since Weihai Tech Full Simo was acquired in July 2008, its 2008 sales reflected only sales from the second half of that year while its 2009 sales reflected a full year of sales. In the first half of 2009, Weihai Tech Full Simo contributed $28 million in sales compared to no contribution in the first half of 2008. In the second half of 2009, Weihai Tech Full Simo sales grew by $16.0 million over the second half of 2008 driven by volume growth due to a strong economic recovery in China.

Linear motor sales were up $10.9 million from 2008 due to higher volumes in oil pumps sales (540 units in 2009 compared to 214 units in 2008, approximately $14.5 million higher) and new sales of $7.3 million from our linear motor propulsion systems developed for coal transportation trains. These increases were partially offset by lower volumes in other linear motors.

2009 sales of specialty micro motors were up $6.0 million from 2008 due to higher volumes driven by a strong economic recovery in China in 2009.

The following table presents the revenue contribution by percentage by each of our product line in 2010, 2009, and 2008.

	Percent of Total Revenues
Product Line	2010	2009	2008
Linear Motors and Related Systems	18%	27%	41%
Specialty Micro-Motors	14%	18%	28%
Rotary Motors	66%	52%	23%
Weihai	22%	32%	23%
Xi'an	44%	20%	0%
Others	2%	3%	8%
Total	100.0%	100.0%	100.0%

Net Income

The Company recorded a net income attributable to controlling interest of $76.8 million, or $2.46 per diluted share in 2010. This compared with a net income of $19.6 million, or $0.77 per diluted share in 2009, and $25.4 million, or $1.19 per diluted share in 2008.

The GAAP net income attributable to controlling interest in 2010 included the following non-recurring and non-cash items:

(1) During the second quarter, Xi’an Tech Full Simo sold its equity interests in three of its non-wholly-owned subsidiaries. As a result of the dispositions, a net loss of $0.6 million was recorded in loss from disposal of subdivisions, net of income taxes, in the Company’s Consolidated Statements of Operations.

(2) During the second half of 2010, Xi’an Tech Full Simo recorded $7.2 million provision for bad debts primarily associated with aging accounts receivables prior to the Company’s acquisition in October 2009.

(3) In 2010, the Company also recorded a gain of $0.6 million due to changes in fair value of warrants.

(4) During the fourth quarter, the Company incurred total expenses of $1.4 million related to the Going Private Proposal.

(5) During the fourth quarter, we received $0.3 million (RMB 1.8 million) government grant, which was awarded to the Company by Xi’an municipal government to support the Company’s engagement in China’s advanced industrialization.

Excluding these non-recurring and non-cash items, the adjusted non-GAAP net income in 2010 amounted to $85.2 million, or $2.72 per diluted share.

The GAAP net income attributable to controlling interest in 2009 included the following non-recurring and non-cash items:

(1) During the second quarter, we received $1.2 million (RMB 8 million) government grant, which was awarded to the Company by the Harbin municipal government to support the Company’s subway train project that qualifies as engaging in China’s advanced industrialization.

(2) During the third quarter, the Company repurchased $26.5 million 2012 Notes at a discount of 15% and the outstanding $6 million 2010 Notes at a discount of 3%, which resulted in a total gain of $4.2 million. As a result of the debt repurchase, the Company recorded a $7.3 million additional amortization of debt discount and debt issuance costs associated with the repurchased portion of the debt.

25

(3) During the third quarter, the Company also paid $9.0 million cash to terminate the cross currency interest rate swap agreement that was intended as a cash flow hedge on the scheduled payments of the $38 million 2012 Notes. As a result, $9.0 million was transferred from the accumulated other comprehensive loss into earnings as a loss from termination of the swap.

(4) In 2009, the Company recorded a loss of $13.2 million due to changes in fair value of warrants.

Excluding these non-recurring and non-cash items, the adjusted non-GAAP net income in 2009 amounted to $43.8 million, or $1.71 per diluted share.

The non-GAAP adjusted net margin was 20.0% in 2010, 19.6% in 2009, and 21.0% in 2008.

The following table provides the non-GAAP financial measure and a reconciliation of the non-GAAP measure to the GAAP net income.

	Year Ended December 31,
	2010	2009	2008
Net Income Attributable to Controlling Interest	$76,815,346	$19,646,781	$25,378,699
Add back (deduct):
Expenses related to Going Private Proposal	$1,403,113	$0	$0
Other Income - Government Grant	$(270,730)	$(1,172,560)	$0
Gain on debt repurchase	$0	$(4,155,000)	$0
Amortization associated with debt repurchase	$0	$7,279,487	$0
Loss on cross currency swap settlement	$0	$9,000,000	$0
Loss from disposal of subdivision	$623,158	$0	$0
Provision for bad debts	$7,178,055	$0	$0
Change in fair value of warrant	$(574,131)	$13,214,525	$0
Adjusted Net Income Attributable to Controlling Interest	$85,174,811	$43,813,233	$25,378,699

Diluted EPS	$2.46	$0.77	$1.19
Add back (deduct):
Expenses related to Going Private Proposal	$0.04	$0	$0
Other Income - Government Grant	$(0.01)	$(0.05)	$0.00
Gain on debt repurchase	$0.00	$(0.16)	$0.00
Amortization associated with debt repurchase	$0.00	$0.28	$0.00
Loss on cross currency swap settlement	0.00	0.35	0.00
Loss from disposal of subdivision	$0.02	$0.00	$0.00
Provision for bad debts	$0.23	$0.00	$0.00
Change in fair value of warrant	$(0.02)	$0.52	$0.00
Adjusted Diluted EPS Attributable to Controlling Interest	$2.72	$1.71	$1.19

Gross Profit

The following table presents the gross profit margin by each product line and the corporate average gross margin for the years ended December 31, 2010, 2009 and 2008.

	Gross Profit Margin
Product Line	2010	2009	2008
Linear Motors and Related Systems	60.2%	59.3%	54.0%
Specialty Micro-Motors	34.2%	39.2%	40.0%
Rotary Motors	23.5%	18.9%	11.2%
Weihai	11.6%	11.2%	11.2%
Xi'an	29.4%	31.6%	N/A %
Others	37.1%	46.1%	44.7%
Corporate Average	31.8%	34.3%	39.3%

26

The year-over-year decreases in the Company’s overall gross profit margin are mainly due to changes in the product mix from 2008 to 2010 as sales of lower-margin industrial rotary motors expanded as a result of the acquisition of Weihai Tech Full in July 2008 and Xi’an Tech Full Simo in October 2009. Additionally, gross margin for specialty micro-motors also declined from 2008 to 2010 each year, which contributed to the lower overall gross profit margin. Escalating prices of the raw material used to produce our products such as copper, silicon carbon steel, and cast iron also hurt the margin.

By product line, gross profit margin for linear motors and related systems expanded slightly from 2008 to 2010 as each year we sold more higher-margin products such as permanent magnetic linear motor driven oil pumps and linear motor driven propulsion systems for coal transportation. Gross profit margin for each type of linear motors remained stable as we believe we continue to be the leader in linear motor technology in China and has maintained a competitive edge in our product development and production in linear motor technology.

For specialty micro-motors, gross profit margin declined significantly to 34.2% in 2010 as compared to 39.2% in 2009, primarily as a result of the following factors: (i) moving the production from Harbin to the new plant in Shanghai, where manufacturing costs such as labor and fixed costs are relatively higher, particularly at the start-up stage since our Shanghai plant only started up in fourth quarter 2009 and continued the ramp-up in 2010; (ii) increased raw material prices; (iii) declining average sales price as a result of changing product mix; and (iv) higher cost associated with new product launch.

For rotary motor product line at our Xi’an Tech Full Simo, gross profit margin declined to 29.4% in 2010 as compared to 31.6% in 2009, reflecting the following factors: (i) higher raw material cost; and (ii) higher costs associated with some operational changes initiated by management since the acquisition. Gross profit margin at Weihai Tech Full Simo remained relatively stable throughout the historical period compared, as increasing raw material costs were offset by improved manufacturing efficiency and we were able to pass some of the higher raw material costs on to customers.

Operating Expenses

Selling, general and administrative expenses (SG&A) amounted to $39.0 million, $18.7 million, and $11.9 million in 2010, 2009, and 2008, respectively, or 9.1%, 8.4%, and 9.9% as a percentage of each year’s total revenue.

Increases in SG&A from 2009 to 2010 primarily reflected the following factors:

•
The full year impact of Xi’an Tech Full Simo as it was acquired in October 2009. SG&A at Xi’an Tech Full Simo totaled $16.6 million (excluding bad debt allowance) in the full year of 2010 as compared to $4.0 million in 2009.

•
Xi’an Tech Full Simo recorded a total of $7.2 million bad debt allowance in 2010, which was mainly associated with historical aging accounts receivable prior to the acquisition. At the time of acquisition, management did not have sufficient information about Xi’an Tech Full Simo’s customers and the payment pattern of the customers to determine the collectability of accounts receivable at Xi’an Tech Full Simo. Therefore, reserves for accounts receivable were taken conservatively at the beginning. After a year of integration and with over one year of hands-on experience in managing the operations at Xi’an Tech Full Simo, management reviewed and analyzed the accounts receivable and was sufficiently knowledgeable to determine the likelihood of collection of the aging accounts receivable.

•
Expenses related to the Going Private Proposal submitted by the Company’s Chairman and CEO, Mr. Tianfu Yang (see Recent Events section) totaled approximately $1.4 million. This amount included legal fees associated with the class action law suits (see Item 3 Legal Proceedings), fees associated with legal and financial advisors for the Special Committee of the Board of Directors, and other related expenses, all of which was incurred in the fourth quarter of 2010.

Excluding the $7.2 million in bad debt expense and $1.4 million expenses related to the Going Private Proposal, the SG&A in 2010 would have been $30.4 million, or 7.1% of total revenue, reflecting greater operating efficiency compared with the previous two years.

In 2009, SG&A of $18.7 million was higher than the $11.9 million in 2008, reflecting the following factors: (i) higher costs associated with increased sales activities such as shipping and handling costs; (ii) addition of administrative costs from the newly acquired company Xi’an Tech Full Simo; (iii) start up of Shanghai Tech Full, and (iv) higher depreciation expense; (v) increased auditing expense related to the Sarbanes-Oxley 404 compliance; and (vi) consulting expense related to the acquisition of Xi’an Tech Full Simo. However, as a percentage of total sales, the Company’s total operating expense declined year-over-year to 8.4% in 2009 from 9.9% in 2008.

Operating profits were $93.3 million, $55.8 million, and $34.4 million in 2010, 2009, and 2008, respectively, with the operating margin at 21.9%, 25.0%, and 28.5%, respectively for these three years. Excluding the $7.2 million in bad debt expense and $1.4 million expenses related to the Going Private Proposal, the operating margin would have been 23.9% in 2010. The decline in operating margin from 2008 to 2010 was primarily caused by the decline in gross profit margin, since, as a percentage of total revenues, operating expenses were down during the three year period.

Interest Expense (net)

Net interest expense was $4.6 million in 2010, $12.3 million in 2009, and $6.1 million in 2008.

27

Net interest expense in 2010 included $1.4 million amortization of debt discount and $0.4 million amortization of debt issuance costs. Net interest expense in 2009 included $10.9 million amortization of debt discount and $1.3 million amortization of debt issuance costs, of which $7.9 million was associated with debt repurchase. Net interest expense in 2008 included $4.5 million amortization of debt discount and $0.5 million amortization of debt issuance costs.

Interest expense was $3.4 million in 2010 as compared to $0.9 million in 2009 and $1.3 million in 2008. The higher interest expense in 2010 versus 2009 was mainly due to increase in our short-term debt and higher interest rate paid on certain of our short term debt in 2010. Lower interest expense in 2009 versus 2008 was mainly due to lower debt amount while we repurchased a large part of our Notes issued in 2006.

Interest income earned on cash deposit included in the net interest expense was $0.7 million in 2010, $0.9 million in 2009, and $0.8 million in 2008.

See Note 14 for a breakdown of interest expense.

Other Income (net)

Other income (net) totaled $5.5 million in 2010, $5.5 million in 2009, and $1.6 million in 2008.  This item consists primarily of income from recycling scrap materials and selling production waste in 2010 and in 2009. The government grant also contributed $1.1 million to other income in 2009. Other income in 2008 mainly consists of income tax rebate from the local government and income from recycling scrap materials and selling production waste.

Income Tax

As our net income grew each year, provision for income tax also increased. Provision for income tax was $14.9 million in 2010, $7.8 million 2009, and $4.5 million in 2008. Some of our subsidiaries receive preferential tax treatment either due to its location in an economic development zone or due to its approved status as engaging in the development of high technology. Harbin Tech Full was subject to 10% preferential tax rate from 2008 to 2010. Our operations under Shanghai Tech Full were subject to 0% preferential tax rate from 2008 to2009 and 11% in 2010. Xi’an Tech Full Simo was subject to a 15% preferential tax rate in 2009 and 2010. Weihai Tech Full was subject to the 25% standard income tax rate throughout the historical period.

Liquidity and Capital Resources

Overview
A major factor in the Company’s liquidity and capital resource planning is its generation of operating cash flow, which is strongly dependent on the demand for our products.  This is supplemented by our financing activities in the capital markets including potential debt and equity, which support major acquisitions and capital investments for business growth.

Our liquidity position remains adequate, with $98.8 million in cash and cash equivalents as of December 31, 2010, compared to $92.9 million as of December 31, 2009. Cash provided by operating activities totaled $93.2 million in 2010 compared to $62.5 million in 2009. Net proceeds from the Term Loan Facility totaled $49.6 million. Capital spending from operations for 2010 totaled approximately $57.5 million, compared to $16.5 million for 2009. The capital spending in both periods reflects primarily the investments in the construction and upgrading of our facilities and purchases of new production and testing equipment.

At December 31, 2010, several items under our current assets and current liabilities including accounts receivables, inventories, accounts payables, and short term loans changed significantly compared with the levels at December 31, 2009. Accounts receivables decreased by $7.4 million primarily due to additional provision for accounts receivables in 2010.  Inventories decrease by $12.1 million due to reduction of inventory held in consignment. Accounts payables decreased by $20.2 million. Short term loans decreased by $14.9 million due to loan repayment.

Cash Position

As of December 31, 2010, we had cash and cash equivalents of $98.8 million. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report.

	Years Ended December 31,
	2010	2009	2008
Net cash provided by operating activities	$93,282,848	$62,516,753	$42,305,045
Net cash used in investing activities	(111,457,700)	(89,122,339)	(81,099,041)
Net cash provided by financing activities	22,788,733	71,225,137	39,202,227
Effect of exchange rate changes on cash	1,237,589	(129,414)	2,470,139
INCREASE IN CASH	$5,851,470	$44,490,137	$2,878,370

28

Operating Activities

The major components of cash provided by operating activities are consolidated net income (net income attributable to both controlling and non-controlling interest) adjusted for non-cash income and expense items and changes in operating assets and liabilities.

Net cash provided by operating activities was $93.3 million in 2010, as compared to net cash provided by operating activities of $62.5 million in 2009. The increase in net cash provided by operating activities in 2010 was primarily due to increases in operating earnings and decreases in accounts receivables and inventories, which was offset by the decrease in the accounts payable.

Investing Activities

Our main uses of cash for investing activities during the year ended December 31, 2010 were for acquisitions, construction of plants, purchase of production equipment, and prepayment for equipment.

On October 13, 2009, the Company completed the acquisition of Simo Motor. On October 22, 2009, the Company paid approximately $84.0 million (RMB 572.7 million) to the Selling Shareholders. As of the closing date, Harbin Tech Full had completed the registration of the share transfer with the requisite PRC authorities and had obtained the required business registration and transfer of licenses of Simo Motor, all as contemplated by the Agreement. On October 13, 2009, Simo Motor changed its name to Xi’an Tech Full Simo Motor Co. Ltd.

During the first quarter of 2010, the Company made an additional cash payment in an amount of $27.2 million (RMB 190.5 million) to the Selling Shareholders representing the unpaid portion for the acquisition of Xi’an Tech Full Simo. The acquisition of Xi’an Tech Full Simo has been fully paid for after this payment pursuant to the Agreement.

On June 3, 2010, Xi’an Tech Full Simo entered into four Share Purchase Agreements, each dated as of June 3, 2010 with certain shareholders of four subsidiaries of Xi’an Tech Full Simo pursuant to which Xi’an Tech Full Simo agreed to acquire all of the equity interests of these subsidiaries that were not held by Xi’an Tech Full Simo. Pursuant to these Share Purchase Agreements, effective April 1, 2010, Xi’an Tech Full Simo would own 100% of the outstanding equity of the four subsidiaries. These transactions were closed in the months of June and July 2010. The aggregate purchase price paid by Xi’an Tech Full Simo for these equity interests is $27.60 million (RMB188.2 million), of which $26.50 million was paid in May and June 2010 with remaining $1.1 million paid in July 2010.

In addition, on June 3, 2010, Xi’an Tech Full Simo entered into three Share Purchase Agreements, each dated as of June 3, 2010 with certain shareholders of three subsidiaries of Xi’an Tech Full Simo pursuant to which Xi’an Tech Full Simo agreed to sell its equity interests in such subsidiaries to these shareholders. Pursuant to these three Share Purchase Agreements, effective April 1, 2010, Xi’an Tech Full would no longer own any of the outstanding equity of the three subsidiaries. These transactions were closed in the months of June and July 2010. The aggregate sales price received by Xi’an Tech Full Simo for these equity interests is $1.84 million (RMB12.55 million). We received $0.72 million in June 2010 and the remaining $1.12 million in July 2010.

Financing Activities

Net cash provided by financing activities in 2010 totaled $22.8 million, decreased from net cash provided by financing activities of $71.2 million in 2009. The net cash provided by financing activities in 2010 was mainly attributable to net proceeds of $34.5 million and RMB100 million under a Term Loan Facility Agreement with China Development Bank Corporation, Hong Kong Branch, partially offset by debt repayment.

In 2010, the Company repaid a total of $9.1 million principal amount of the 2012 Notes. As of December 31, 2010, the 2012 Notes were completely paid off.

In October 2010, a total of 183,349 warrants were exercised in consideration for an exercise price paid in cash. The Company received net cash proceeds of $1,987,503 as a result of such exercise. As of December 31, 2010, a total of 183,348 Second Tranche 2012 Warrants remained outstanding.

On July 28, 2010, the Company entered into a Loan Agreement, dated July 28, 2010 (the “Loan Agreement”) with Abax Emerald Ltd., a Cayman Islands limited company (“Abax”), pursuant to which Abax agreed to provide the Company with up to $15,000,000 in loans (“Abax Loan”). The Abax Loan was to be  made pursuant to one or more borrowings (each, an “Advance”) from time to time from the Closing Date (July 28, 2010) to the date falling on the expiration of five (5) months after the Closing Date upon delivering a notice from us to Abax. In lieu of payment of interest in cash on each Advance, the outstanding principal amount thereof  accreted in value for the period commencing on the Borrowing Date (the date on which any Advance is made from us to Abax) for such Advance and ending on the day on which such Advance is repaid, at a rate equal to 10% per annum, computed as described in the Agreement. The Loan Agreement provided that we could  voluntarily prepay any Advance (or portion thereof in an integral multiple of $100,000) at its accreted value at any time upon written notice to Abax. On the Maturity Date (six months after the date of the Agreement), we were obligated to  repay the remaining outstanding loan not theretofore paid, together with all fees and other amounts payable under the Loan. On July 29, 2010, the Company received the $15 million loan from Abax. The Abax Loan was used to pay down certain debt and to support our capital expenditures and working capital.

29

On November 22, 2010, the Company entered into a Term Loan Facility Agreement, dated November 22, 2010 (the “CDB Agreement”) with China Development Bank Corporation, Hong Kong Branch (“CDB”) pursuant to which CDB has agreed to provide a USD$35,000,000 loan facility (“Facility A”) and an RMB100,000,000 loan facility (“Facility B,” and collectively with Facility A, the “Facilities”) to the Company (the loans made under Facility A shall be referred to herein as “Facility A Loans” and the loans made under Facility B shall be referred to herein as “Facility B Loans”). The Facility A Loans and the Facility B Loans shall be made pursuant to one or more borrowings from time to time during the period of time from the date of the CDB Agreement to the date falling on the expiration of six (6) months after the date of the CDB Agreement upon delivering a utilization request from the Company to CDB. Interest on Facility A Loans shall be 3% per annum plus LIBOR (as defined in the CDB Agreement). Interest on Facility B Loans shall be 2.5% per annum plus SHIBOR (as defined in the CDB Agreement). The Company is required to repay the Facility A Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan. The Company is required to repay the Facility B Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan.

The CDB Agreement provides that the Company may, upon not less than one month’s prior notice prepay on an Interest Payment Date (as defined in the CDB Agreement) or a Repayment Date (as defined in the CDB Agreement) all or part of any loan (but if in part, in an amount that is an integral multiple of UDS$500,000 in the case of a Facility A Loan or RMB 2,000,000 in the case of Facility B Loan). The CDB Agreement also provides that upon a Change of Control (as defined in the CDB Agreement) of the Company, CDB may, by not less than 30 days notice to the Company, cancel the Facilities and declare all outstanding loans, together with accrued interest and all other amounts to be immediately due and payable.

The Company’s obligations under the CDB Agreement are secured by a pledge of shares of common stock of the Company owned by its Chairman and Chief Executive Officer, Tianfu Yang. On November 22, 2010, Mr. Yang entered into a Security and Pledge Agreement (the “Pledge Agreement”) with CDB, pursuant to which, Mr. Yang has agreed to pledge 7,000,000 shares of common stock to CDB to secure the loans. Under the Pledge Agreement, Mr. Yang may also be obliged to pledge to CDB, under certain circumstances, additional shares of common stock owned by him and, to the extent such additional shares are not sufficient, cash.

In December 2010, the Company received net cash proceeds of USD$34.5 million and RMB100 million from CDB under the CDB Agreement. On December 27, 2010, we paid off the $15 million Abax Loan using a portion of the proceeds from CDB.

Contractual Obligations

The Company enters into non-cancelable purchase commitments with its vendors. As of December 31, 2010 2009, the Company was obligated under the non-cancelable commitments to purchase materials totaling to $12,000,496 and $456,174, respectively. These commitments are short-term and expire within one year. The Company has experienced no losses on these purchase commitments over the years.

On September 8, 2006, HTFE entered into an agreement (“Land Use Agreement”) with Shanghai Lingang Investment and Development Company Limited (“Shanghai Lingang”) with respect to HTFE’s lease and use of 40,800 square meters of State-owned land in the Shanghai Zhuqiao Airport Industrial Zone (the “Site”). The term of the land use agreement is 50 years. In June 2009, the Land Use Agreement was revised with the land size increased to a total of approximately 53,000 square meters. The aggregate amount HTFE shall pay to Shanghai Lingang is approximately $6.28 million (RMB42.84 million) ("Fee"), approximately 96.8% or $6.08 million (RMB 41.56 million) had been paid as of December 31, 2010 with the balance payable in installments.

On August 25, 2010, the Company entered into an agreement with Shelton Technology, LLC.  Under the terms of the agreement, the Company is required to contribute a total of $1 million to AAG prior to December 31, 2011.

The following table discloses aggregate information about our contractual obligations as of December 31, 2010 and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands).

Harbin Electric Inc. and Subsidiaries
As of December 31, 2010 (in thousands)

Contractual obligations	Total	Less than 1yr	1-3 yrs	3-5 yrs	More than 5 yrs
Long-Term Bank Loans	$50,070	$0	$50,070	$0	$0
Short-Term Loans	$29,490	$29,490	$0	$0	$0
Purchase Obligations	$12,000	$12,000	$0	$0	$0
Investment commitment	$1,000	$1,000	$0	$0	$0
Land Use Agreement	$200	$200	$0	$0	$0
Total	92,760	42,690	50,070	0	0

30

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Critical Accounting Policies and Estimates

We believe that the application of the following accounting policies, which are important to our financial position and results of operations, require significant judgments and estimates on the part of management. Our critical accounting policies and estimates present an analysis of the uncertainties involved in applying a principle, while the accounting policies note to the financial statements (Note 2) describe the method used to apply the accounting principle.

Accounts Receivable

Accounts receivable are presented net of an allowance for bad debts account. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to evaluate the adequacy of these reserves. The estimated loss rate is based on our historical loss experience and also considerations of current market conditions. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable, and known bad debts are written off against allowance for doubtful accounts when identified.

Inventories

Inventories are valued at the lower of cost or market value, as determined on a first-in, first-out basis, using the weighted average method. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventory to its market value, if lower than cost. On an ongoing basis, inventories are reviewed for potential write-down for estimated obsolescence or unmarketable inventories equal to the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. When inventories are written-down to the lower of cost or market, it is not marked up subsequently based on changes in underlying facts and circumstances.  Inventories are composed of raw material for manufacturing electrical motors, work in process, and finished goods within the Company’s warehouse premise or consigned at a customer site.

Revenue Recognition

The Company recognizes sales when title and risk of ownership are passed to the customer (which is at the date of shipment),  when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist, and collectability is reasonably assured. For products that are required to be examined by customers, sales revenue is recognized after the customer examination is passed. Payments received before all of the relevant criteria for revenue recognition are satisfied, are recorded as customer deposits.

In addition, revenue recognition could be negatively impacted by returns. For our linear motor and specialty micro-motor businesses, our products are custom products which are customer specific, and no returns are allowed. We warrant our product for repair, only in the event of defects for two years from the date of shipment.  We charge such costs to cost of goods sold. For our industrial rotary motor business, our products are standardized products and returns are allowed within three days upon receipt of products by customers. We provide product warranty for repair one year from the date of shipment. Historically, the returns and defects have not been material. Should returns increase in the future it would be necessary to adjust the estimates, in which case recognition of revenues could be delayed.

The Company also provides after-sale services to our customers. Service revenue is recognized as services are rendered, the customers have approved the completion of the services and invoices have been issued and collectability is reasonably assured. Customer billings for services not yet rendered are deferred and recognized as revenue as the services are rendered and the associated deferred revenue is included in current liabilities or long-term liabilities, as appropriate.

The Company recognizes revenues with regards to the sales of consigned inventories when the title and risks of ownership have been transferred to customers; customers provide a persuasive evidence to notify the Company, and upon receipt of the notification form from customers. The Company also performs periodic inventory counts to confirm the inventory quantities held on consignment.

Stock-Based Compensation

We record share-based compensation expense based upon the grant date fair value of share-based awards. The value of the award is principally recognized as expense ratably over the requisite service periods. We use the Black-Scholes Merton (“BSM”) option-pricing model, which incorporates various assumptions including volatility, expected life and interest rates to determine fair value. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock. The expected life assumption is primarily based on the simplified method of the terms of the options. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

31

The Company is required to measure the cost of the equity instruments issued in exchange for the receipt of goods or services from other than employees at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services.

Stock compensation expense is recognized based on awards expected to vest. GAAP requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.  There were no estimated forfeitures as the Company has a short history of issuing options.

Derivative Financial Instruments

The Company has used a cross currency interest rate swap, a derivative financial instrument, to hedge the risk of rising interest rates on its variable interest rate debt.  This type of derivative financial instrument is known as a cash flow hedge.  Cash flow hedges are defined by GAAP as derivative instruments designated as and used to hedge the exposure to variability in expected future cash flows that is attributable to a particular risk. For derivative instruments that are designated and qualify as a cash flow hedge, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income, net of income taxes and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivatives representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

At the inception of the transaction, the Company documents the relationship between hedging instruments and hedged items, as well as its risk management objective and the strategy for undertaking various hedge transactions. This process includes linking all derivatives designated to specific firm commitments of forecast transactions. The Company also documents its assessment, both at inception and on an ongoing basis, of whether the derivative financial instruments that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Any portion deemed ineffective is recorded in earnings with the effective portion reflected in accumulated other comprehensive income.

The Company terminated the cross-currency interest rate swap agreement during the third quarter of 2009. Therefore, this derivative financial instrument is no longer recognized in the financial statements as a liability beginning in the third quarter of 2009.

Fair Value of Financial Instruments

On January 1, 2008, the Company began recording financial assets and liabilities subject to recurring fair value measurement at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. On January 1, 2009, the Company began recording non-recurring financial as well as all non-financial assets and liabilities subject to fair value measurement under the same principles. These fair value principles prioritize valuation inputs across three broad levels. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Adoption of New Accounting Standards

Effective January 1, 2009, a total of 2,030,158 warrants previously treated as equity pursuant to the derivative treatment exemption are no longer afforded equity treatment because the strike price of the warrants is denominated in US dollar, a currency other than the Company’s functional currency, the Chinese Renminbi.  As a result, the warrants are not considered indexed to the Company’s own stock, and as such, all future changes in the fair value of the warrants outstanding will be recognized currently in earnings until such time as the warrants are exercised or expired.

As such, effective January 1, 2009, the Company reclassified the fair value of these warrants from equity to liability, as if these warrants were treated as a derivative liability since their issuance in August 2006. On January 1, 2009, the Company reclassified from additional paid-in capital, as a cumulative effect adjustment, $6.1 million to beginning retained earnings and $7.4 million to warrant liabilities to recognize the fair value of such warrants. As of December 31, 2009, the Company has 366,697 warrants outstanding. The fair value of the outstanding warrants was $4.6 million.  The Company recognized a total of $13.2 million loss from the change in fair value of the warrants for the year ended December 31, 2009. The Company uses the Black-Scholes Option Pricing Model to value its options and warrants, and considering certain key input, including the trading price on reporting date, volatility of its stock, conversion price, remaining term of the warrants , dividend rate , and the risk-free interest rate for the warrant life.

32

Recently Adopted Accounting Standards

In September 2009, the FASB issued new accounting guidance related to the revenue recognition of multiple element arrangements. The new guidance states that if vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, companies will be required to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. The accounting guidance will be applied prospectively and became effective during the first quarter of 2011. Early adoption was allowed. The Company adopted this guidance beginning January 1, 2011 and does not expect this accounting guidance to materially impact its financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification, which affects accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. This ASU also affects accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts ASU 810-10, Consolidations. If an entity has previously adopted ASU 810-10 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted ASU 810-10. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06 Fair Value Measurement and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This guidance provides for the following new required disclosures related to fair value measurements: 1) the amounts of and reasons for significant transfers in and out of level one and level two inputs and 2) separate presentation of purchases, sales, issuances, and settlements on a gross basis rather than as one net number for level three reconciliations. The guidance also clarifies the existing disclosures as follows: 1) provide fair value measurement disclosures for each class of assets and liabilities and 2) provide disclosures about the valuation techniques and inputs used for both recurring and nonrecurring level two or level three inputs. The Company has adopted this standard, but it did not have a material effect on the Company's consolidated balance sheet or required financial statement disclosures.

In April 2010, the FASB issued ASU 2010-13, Compensation -Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial porting of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In September 2010, the FASB issued Accounting Standard Update 2010-25, Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans. This ASU clarifies how loans to participants should be classified and measured by defined contribution plans and how International Financial Reporting Standards compare to these provisions. The amendments in this update are effective for fiscal years ending after December 15 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU modified Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. For public entities, the amendments in the ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company`s adoption of this ASU is not expected to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU specifies that, if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company`s adoption of this ASU is not expected to have a material impact on its consolidated financial statements.

33

Item 7A. Quantitative and Qualitative Disclosures about Market Risk

The Company's operations are exposed to a variety of global market risks, including the effect of changes in foreign currency exchange rates and interest rates. These exposures are managed, in part, with the use of a financial derivative. The Company uses financial derivatives only to hedge exposures in the ordinary course of business and does not invest in derivative instruments for speculative purposes.

Foreign Exchange Risk

We currently conduct substantially all of our operations through our PRC subsidiaries. The functional currency of our PRC subsidiaries is the Chinese RMB. The financial statements of our Chinese subsidiary are translated to United States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues, expenses, and cash flows. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

As the majority of our net revenue, consolidated costs and expenses, and substantially all of our assets are denominated in RMB, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, if the RMB depreciates against the U.S. dollar, the value of our RMB revenues, earnings, and assets, as expressed in our U.S. dollar financial statements could decline. In addition, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for business purposes, the U.S. dollar equivalent of the RMB we convert would be reduced. On the other hand, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could reduce the amount of the U.S. dollars available. In addition, the appreciation of the RMB could make our customers’ products more expensive to purchase, because some of our customers are involved in the export of goods, which may have an adverse impact on their sales. A decrease in sales by our customers could have an adverse effect on our operating results.

The local currencies in the countries in which we sell our products may fluctuate in value in relation to other currencies. Such fluctuations may affect the costs of our products sold and the value of our local currency profits. While we are not conducting any meaningful operations in countries other than China at the present time, we may expand to other countries and may then have an increased risk of exposure of our business to currency fluctuation.

The PRC government imposes control over the conversion of RMB, into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of RMB into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in China. Conversion of RMB into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in China, including FIEs, which require foreign exchange for transactions relating to current account items, if within a certain limited amount may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Between 1994 and 2004, the exchange rate for RMB against the U.S. dollar remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the RMB against a number of currencies, rather than just the U.S. dollar.

34

Since a significant amount of our future revenues are expected to be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in China to fund our business activities outside of China, if any, or expenditures denominated in foreign currencies, or our ability to meet our foreign currency obligations, which could have a material adverse effect on our business, financial condition and results of operations. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of RMB with respect to foreign exchange transactions.

Adjustments resulting from foreign currency translation amounted to $ 11,911,339, $(70,011), and $9,513,907 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively. The balance sheet amounts with the exception of equity as of December 31, 2010, 2009, and 2008 were translated 6.59 RMB to $1.00, 6.84 RMB to $1.00, and 6.85 RMB to $1.00, respectively.  The equity accounts were stated at their historical exchange rate. The average translation rates applied to the revenues, expenses and cash flows statement amounts for the fiscal years ended December 31, 2010, 2009, and 2008 were 6.76 RMB, 6.84 RMB, and 6.96 RMB to $1.00, respectively.

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to the bank loan under the Term Loan Facility Agreement with China Development Bank Corporation Hong Kong Branch, as described under Liquidity and Capital Resources. Our future interest expense will fluctuate in line with any change in our borrowing rates and therefore affect our cash flows and results of operations.

Derivative Instrument

To mitigate our exposure to volatility in interest rates and foreign currency exchange rates fluctuation associated with the 2012 Notes, in 2007, the Company entered a cross-currency interest rate swap agreement, which was terminated in September 2009, as described under Liquidity and Capital Resources – Cross-currency interest rate hedge.

Inflation

According to the National Bureau of Statistics of China, the change in Consumer Price Index in China was 3.3%, (0.7%), and 5.9%, in 2010, 2009, and 2008, respectively.

Our most liquid assets are cash and cash equivalents. Because of their liquidity, these assets are not directly affected by inflation. Because we intend to retain and continue to use our equipment, furniture and fixtures and leasehold improvements, we believe that the incremental inflation related to replacement costs of such items will not materially affect our operations.

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of our products do not increase with these increased costs.

Concentration of Credit Risks

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with banks within the PRC and banks in the United States. Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the Unites States. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of December 31, 2010 and 2009, the Company had deposits in excess of federally insured limits totaling $98,989,404 and $92,701,730, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

No customer accounted for more than 10% of the net revenue for the year ended December 31, 2010. Two major customers accounted for approximately 22% of the net revenue for the year ended December 31, 2009, individually accounting for 12% and 10%, respectively.   At December 31, 2009, the total receivable balance due from this customer was $22,835,846, representing 24% of total accounts receivable. Three major customers accounted for approximately 43% of the net revenue for the year ended December 31, 2008, individually accounting for 16%, 15% and 12%, respectively.  At December 31, 2008, the total receivable balance due from these customers was $26,253,907, representing 87% of total accounts receivable.

35

We depend on a few key suppliers to provide the raw materials and key component parts for the manufacture of our products. And adverse changes in such supply or the costs of raw materials may adversely affect our operations. In addition, if we need alternative sources for key component parts for any reason, these component parts may not be immediately available to us. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and production of these components may be delayed. We may not be able to find an adequate alternative supplier in a reasonable time period, or on commercially acceptable terms, if at all. Shipments of affected products have been limited or delayed as a result of such problems in the past, and similar problems could occur in the future. Our inability to obtain our key source supplies for the manufacture of our products may require us to delay shipments of products, harm customer relationships or force us to curtail or cease operations. No vendor provided more than 10% of the Company’s raw materials for the year ended December 31, 2010. One major vendor provided approximately 16% of the Company’s raw materials for the year ended December 31, 2009. Two major vendors provided approximately 39% of the Company’s raw materials for the period ended December 31, 2008, accounting for 23% and 16%, respectively. The Company’s accounts payable to these vendors was $0, $0, and $1,055,730 at December 31, 2010, 2009 and 2008, respectively.

ITEM 8. Financial Statements and Supplementary Data

The management of the Company is responsible for the preparation of the consolidated financial statements in this Annual Report on Form 10-K and for establishing and maintaining adequate internal controls over financial reporting. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, which are considered appropriate to present fairly the Company’s consolidated financial position, results of operations and cash flows on a consistent basis. Management has also prepared the other information in this report and is responsible for its accuracy and consistency with the consolidated financial statements.

As can be expected in a complex and dynamic business environment, some financial statement amounts are based on estimates and judgments. Even though estimates and judgments are used, measures have been taken to provide reasonable assurance of the integrity and reliability of the financial information contained in this annual report on Form 10-K.

The consolidated financial statements for the years ended December 31, 2010, 2009, and 2008 prepared in response to this item are included in a separate section of this Report. See “Index to Consolidated Financial Statements” on Page F-1. They have been audited by Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP), an independent registered public accounting firm. During its audits, Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP),  was given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders and the board of directors and all committees of the board. Management believes that all representations made to the independent auditors during their audits were valid and appropriate.

ITEM 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosures

We were notified that, effective January 1, 2010, certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) and Frost, PLLC (“Frost”) formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost and Frost, each of MSWFT and Frost contributed substantially all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming MSWFT’s engagement letter with us and becoming our new independent accounting firm. Frazer Frost is currently registered with the Public Company Accounting and Oversight Board (PCAOB).

The audit reports of MSWFT on the financial statements of the Company as of and for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to engage Frazer Frost, as successor to MSWFT, was approved by the audit committee of the board of directors.

ITEM 9 A. Controls and Procedures

(a) Evaluation of Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, regulations and related forms, and that such information is accumulated and communicated to our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the Company conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2010, as such term is defined in Exchange Act Rules 13a-15(e) and 15d-15(e). Based on this evaluation, our principal executive officer and principal financial officer have concluded that during the period covered by this report, the Company’s disclosure controls and procedures were effective. Management believes that, as of December 31, 2010, our disclosure controls and procedures provided a reasonable assurance to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

36

(b) Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act, for the Company. These controls are designed under the supervision of the Company's Chief Executive Officer and Chief Financial Officer to provide reasonable assurance to the management and the Board of Directors regarding the reliability of financial reporting and the preparation of the Company's financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

1.  Pertain to the maintenance of records that in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

2. Provide reasonable assurance that transactions are recorded properly to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorization of our management and directors; and

3. Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of our assets that could have a material effect on the financial statements.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

As of December 31, 2010, management has made a comprehensive review, evaluation and assessment of the effectiveness of the Company's internal control over financial reporting. In making its assessment of the effectiveness of the Company’s internal control over financial reporting, management used the criteria issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Based on this review, evaluation, and assessment, our principal executive officers have concluded that, as a result of material weaknesses identified at our newly acquired subsidiary Xi’an Tech Full Simo Co., Ltd., as of December 31, 2010, our internal controls over financial reporting were not effective.

Our assessment of the effectiveness of the Company’s internal control over financial reporting covered seven areas including corporate function, four major subsidiaries and manufacturing operations which are Harbin Tech Full Electric Co., Ltd. (“Harbin”), Shanghai Tech Full Electric Co., Ltd. (“Shanghai”), Weihai Tech Full Simo Motor Co., Ltd. (“Weihai”), and Xi’an Tech Full Simo Motor Co., Ltd. (“Xi’an Simo”) and two small subsidiaries, which are Advanced Electric Motors, Inc, and Advanced Automation Group, LLC.  Through our evaluation process, management concluded that, as of December 31, 2010, we generally maintained effective controls over financial reporting in six of the seven areas we assessed, however, management identified material weaknesses attributable to Xi’an Simo, a former State-Owned-Enterprise (“SOE”) the Company acquired in October 2009, which rendered our internal control over financial reporting ineffective on the consolidated level.

Xi’an Simo is a former SOE with more than 30 years of operating history and more than twenty subsidiaries, the majority of which are small sales offices, across China. When the Company acquired Xi’an Simo in October 2009, management recognized some control weaknesses inherent in a typical SOE and understood that it would be a challenging and time consuming process to integrate a former SOE into compliance within the Company in its internal controls over financial reporting. Since the beginning of 2010, management has engaged a leading independent accounting advisory firm to assist us in evaluating, developing and validating internal control systems over financial reporting at Xi’an Simo. With the assistance of a professional team from the advisory firm, management developed and implemented processes and procedures to enhance and improve the internal control systems at Xi’an Simo. Our work and efforts were given priority to address major issues in major operations at Xi’an Simo, and time was not sufficient to work through all smaller subsidiaries including sales offices.

Despite significant improvements achieved in its internal control systems, due to its very short history of being part of a U.S. public company, large size, many subsidiaries located away from its headquarters, and limited time to integrate it with the Company, material weaknesses in its internal control over financial reporting were not completely eliminated at Xi’an Simo as of December 31, 2010. The material weaknesses identified by the management at Xi’an Simo are described below.

1-
Control activities related to bank reconciliation – At Xi’an Simo, the bank reconciliation for various bank accounts were not prepared accurately which impacted the valuation and existence of the cash in bank as of December 31, 2010.

2-
Control activities related to the reconciliation and classification of notes receivable – At Xi’an Simo, notes receivables endorsed as payment to third parties were not properly recorded, resulting in a discrepancy between the physical notes receivables on hand and the general ledger. Additionally, the improper classifications of transactions has impacted the completeness, and valuation of accounts payable / advance to suppliers and notes receivable balances at the year ended December 31, 2010 at Xi’an Simo.

37

3-
Control activities related to the calculation of provision of income tax – At Xi’an Simo, due to ambiguities in PRC tax rules, the temporary and permanent differences in tax amounts were not properly identified.

4-	Control activities related to valuation of inventory allowance – At Xi’an Simo, slow moving inventories that had not been used over a year were not properly evaluated for inventory allowance.

5-	Control activities related to inventory recording –– At Xi’an Simo, inventory movement between manufacturing facilities and sales entities were not timely and properly recorded on the general ledger.

These material weaknesses resulted in several material adjustments to our financial statements for the year ended December 31, 2010. Management has evaluated and recorded these adjustments. Our financial statements for the year ended December 31, 2010 filed with this Annual Report on Form 10-K fully reflects these adjustments.

Notwithstanding these material weaknesses in our internal control over financial reporting, we believe that the consolidated financial statements included in this report fairly represent our consolidated financial position as of December 31, 2010, and consolidated results of operations for the year ended December 31, 2010.

Improvement Plans

Management is committed to continuing its efforts to further strengthen the internal control systems of the Company. Our analysis and evaluation indicate that, with the assistance of the independent accounting advisory firm engaged by the Company in the past year, we have been able to implement adequate control procedures and processes in many areas, and to identify the areas in which we still need to make substantial improvements in our procedures and processes. The remediation measures that we have undertaken, or plan to undertake, have focused on these efforts, in conjunction with a corporate restructuring plan that consolidates the accounting functions at these remote sales offices to the corporate level, and as a result, substantially decreases the probability of accounting errors at the sales office level.

Management plans to take the measures described below to further strengthen our internal controls over financial reporting, especially at our Xi’an Simo operation. Management has discussed and reviewed this remediation plan with the Audit Committee of the Board of Directors of the Company:

•
Given Xi’an Simo’s history of being a SOE for more than 30 years and the inherent control weaknesses associated with SOEs, we have worked to change the culture, mindset and habits of our accounting personnel at Xi’an Simo. To that end, we have been restructuring the accounting team at Xi’an Simo and nurturing a culture that understands both the technical aspects as well as the importance to the Company of good internal control. We plan to continue to provide training to local management, accounting staff, and other relevant personnel, with respect to certain corporate governance and public company matters, and educate them to fully understand the meaning of being a public company in the U.S. and the importance of maintaining effective internal controls over financial reporting.

•
We plan to recruit more experienced accounting and finance personnel at the management level and staff level and at both the corporate and subsidiary levels so that we can maintain a skilled and competent accounting team across the entire company.

•
We plan to invest in more resources and expand our corporate internal audit group by adding more professionals experienced with audit to enhance our internal audit team. The internal audit group assists the top management in the assessment of the effectiveness of our internal controls over financial reporting. The internal audit group prepares audit plans, performs field testing periodically based on our design of the internal controls over financial reporting, summarizes issues identified through field testing, develops remediation plans, and submits the plans to our Chief Financial Officer and Chief Executive Officer for approval. Currently, there are four full-time members including the audit manager in our internal audit group. We plan to add three more members in 2011 and expand the group further if needed.

•
We plan to increase the frequency of field testing at Xi’an Simo and maintain adequate levels of field testing at our other operations so that we will be in a position to identify and address any weaknesses in a timely manner.

•
We plan to continue to recruit high quality management professionals and enhance the management team at Xi’an Simo. With a stronger management team, we believe that we will be able to more effectively enforce our policies and procedures, enhance our review processes and increase oversight.

•
We plan to enhance the accountability of our management and staff and to restructure our management and staff incentive system so that it is linked to not only with operational performance but also the effectiveness of internal controls each respective responsible area.

38

•
We plan to consolidate the accounting functions at the remote sales offices of Xi’an Simo to those at Xi’an Simo’s headquarters in order to simplify the processes and substantially decrease the likelihood of accounting errors at the sales office level.

We will continue to monitor and assess the effectiveness of these measures and to make any changes that management deems necessary.

(c) Management Process to Assess the Effectiveness of Internal Control over Financial Reporting

To comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, the Company followed a comprehensive compliance process across our major operations to evaluate our internal control over financial reporting, engaging employees at all levels of the organization. Our internal control environment includes a corporate-wide attitude of integrity and control consciousness. This is exemplified by our ethics education program that includes long-standing principles and policies on ethical business conduct that require employees to maintain the highest ethical and legal standards in the conduct of our business. We have distributed the Board of Directors approved policy on ethics and code of business conduct to all employees and required them to study and abide by the policy. We encourage any employee to report suspected violations of law or of our policy. The internal control system further includes careful selection and training of supervisory and management personnel, appropriate delegation of authority and division of responsibility, dissemination of accounting and business policies throughout the Company, and an extensive program of internal audits with management follow-up. Our Board of Directors, assisted by the Audit Committee, monitors the integrity of our financial statements and financial reporting procedures, the performance of our internal audit function and independent auditors, and other matters set forth in its charter. The Audit Committee, which currently consists of three independent directors, meets regularly with representatives of management, and with the independent auditors and the Internal Auditor, with and without management representatives in attendance, to review their activities.

(d) Changes in Internal Control over Financial Reporting

Other than the material weaknesses noted above, there were no changes in the Company’s internal controls over financial reporting that occurred during the fiscal year covered by this Annual Report on Form 10-K. While there were no changes in the Company’s overall internal control systems, material weaknesses discovered during the annual audit at our recently acquired Xi’an Simo operation has led management to conclude that internal controls over financial reporting in certain areas need further improvement.

Our independent registered public accounting firm, Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP), with direct access to our Board of Directors through our Audit Committee, has audited our consolidated financial statements and independently assessed the effectiveness of our internal control over financial reporting as of December 31, 2010, as stated in their report which is included in this Annual Report on Form 10-K.

Attestation Report of the Registered Public Accounting Firm

To the Board of Directors and Stockholders of Harbin Electric, Inc.

We have audited Harbin Electric, Inc.’s and Subsidiaries’ (the “Company”) internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

39

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment:

1-
Control activities related to bank reconciliation – At Xi’an Tech Full Simo Motor Co., Ltd. (“Simo Motor”), the bank reconciliation for various bank accounts were not prepared accurately which impacted the valuation and existence of the cash in bank as of December 31, 2010.

2-
Control activities related to the reconciliation and classification of notes receivable – At Simo Motor, notes receivables endorsed as payment to third parties were not properly recorded, resulting in a discrepancy between the physical notes receivables on hand and the general ledger. Additionally, the improper classifications of transactions have impacted the completeness and valuation of accounts payable/advance to suppliers and notes receivable balances at the year ended December 31, 2010 at Simo Motor.

3-
Control activities related to the calculation of provision of income tax – At Simo Motor, due to ambiguities in the PRC tax rules, the temporary and permanent differences in tax amounts were not properly identified.

4-	Control activities related to valuation of inventory allowance – At Simo Motor, slow moving inventories that had not been used over a year were not properly evaluated for inventory allowance.

5-	Control activities related to inventory recording –– At Simo Motor, inventory movement between manufacturing facilities and sales entities were not timely and properly recorded on the general ledger.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2010 financial statements, and this report does not affect our report dated March 15, 2011 on those financial statements.

In our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the COSO.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets and the related statements of income, stockholders’ equity and comprehensive income, and cash flows of the Company, and our report dated March 15, 2011 expressed an unqualified opinion on those financial statements.

/S/ Frazer Frost, LLP

Brea, CA

March 15, 2011

ITEM 9B. Other Information.

None.

40

PART III

ITEM 10. Directors, Executive Officers and Corporate Governance

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. Executive officers are evaluated annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

The following persons are the directors and executive officers of our company:

Name	Age	Title	Since
Tianfu Yang	49	Chief Executive Officer and Chairman of the Board of Director	January 24, 2005
Zedong Xu	41	Chief Financial Officer	January 24, 2005
Ching Chuen Chan (1)(2)(3)(4)	75	Independent Director	February 1, 2005
Boyd Plowman (1)(2)(3)(4)	67	Independent Director	December 1, 2009
David Gatton (1)(2)(3)(4)	57	Independent Director	February 1, 2005
Yunyue Ye	59	Independent Director	October 12, 2006
Tianli Yang	47	Vice President	January 24, 2005
Lanxiang Gao	58	Director	September 26, 2008
Christy Shue	47	Executive Vice President & Corporate Secretary	December 15, 2007

(1) Serves as a member of the Audit Committee.

(2) Serves as a member of the Compensation Committee.

(3) Serves as a member of the Nominating and Corporate Governance Committee.

(4) Serves as a member of the Special Committee.

Tianfu Yang, Chairman & Chief Executive Officer – Since May 2003, Mr. Yang has been the Chairman and CEO of Harbin Tech Full Electric Co., Ltd. From 2000 until now, he has been the Chairman and CEO of Harbin Tech Full Industry Co., Ltd. From 1994 to 2000, he was President of Harbin Tianheng Wood Industry Manufacture Co., Ltd. From 1991 to 1994, Mr. Yang was the President of Hong Kong Lianfa Real Estate Company. From 1988 to 1991, he was the President of Hong Kong Property Management Development. From 1986-1988, he was the President of Heilongjiang Cultural Development Company and Guangzhou Subsidiary Company. Mr. Yang graduated from Zhejiang University with a Masters degree in Electric Motor Automation and Control. Mr. Yang is currently the commissioner of the China Electro-Technical Society (CES) in the Linear Motor and Electromagnetism Eradiation Specialist Committees. Mr. Yang is also a Deputy representing Heilongjiang Province to the 11th National People’s Congress (NPC). As the founder of the Company and a successful entrepreneur, Mr. Yang’s leadership vision, diverse business management experience, in-depth knowledge in electric motors, deep understanding of the market and government policy have enabled him to develop a thorough understanding of all aspects of Harbin Electric’s business and development and best qualify him as the leader of the Company and Chairman of the Board.

Zedong Xu, Chief Financial Officer – Since 2003, Mr. Xu has been the Chief Financial Officer of Harbin Tech Full Electric Co, Ltd. From September 1998 to 2000, he was employed as the Chief Financial Officer for Harbin WanDa Electrical home appliances. From 1996 to 1998, Mr. Xu worked as a financial manager for Harbin High Technology Torch Daya Real Estate Co., Ltd. Mr. Xu Zedong is a qualified CPA under China’s accountancy program. He graduated in 1992 from Harbin Electrical Engineering College with a BA in Project Management.

41

Ching Chuen Chan, Board Member, Chairman of Nominating Committee - Mr. Chan is an Honorary Professor at Hong Kong University's Department of Electrical and Electronics Engineering. From 1976 through present, Mr. Chan earned many professorships in honorary, visiting and guest roles at world renowned institutions including UC Berkeley, MIT, University of Hong Kong, and Tsing Hua University. He is a Fellow of the Royal Academy of Engineering, U.K., the Chinese Academy of Engineering, the Ukraine Academy of Engineering Sciences and a Fellow and Past Vice President of Hong Kong Academy of Engineering Sciences. He is also a Fellow of IEEE, IEE and HKIE, Past President of the Hong Kong Institution of Engineers. He was awarded the IEE International Lecture Medal in 2000 and lecturing on electric vehicles worldwide. In 2001, he was selected as one of Asia's Best Technology Pioneers by Asiaweek. During his career, Mr. Chan has advised on various consultancy projects for large corporations such as Ford Motor Company, Honda R & D Co Ltd., National Institute of Environmental Studies, Japan, Sumitomo Corporation and Mitsubishi Electric Corporation as well as serving as an advisor to government agencies. Since September 2005, Mr. Chan had been serving as an independent director of Rotoblock Corporation listed on Over-the-Counter Bulletin Board. He resigned from this position effective February 21, 2011. From 2003 to 2007, he served as Chairman of Advisory Board of ZAP (OTCBB) and from 2006 to 2008 as a Member of Advisory Board of Altair Nanotechnologies, Inc. (Nasdaq). Since February 2008, Mr. Chan has been serving as an independent director of Azeus Systems Holdings Ltd., a provider of IT consultancy services based in Hong Kong that is listed on Singapore Exchange Mainboard. Mr. Chan’s outstanding academic achievements in electrical engineering, extensive expertise in technological advancement, and close collaboration with world-renowned manufacturers allow him to bring insights in technology and management practice of industrial companies to the Board. Mr. Chan serves as Chairman of Nominating and Corporate Governance Committee of our Board.

Boyd Plowman, Board Member, Chairman of Audit Committee and Special Committee - Mr. Plowman joined Harbin Electric’s Board of Directors on December 1, 2009 as an independent board member. Mr. Plowman is a retired Executive Vice President and Chief Financial Officer of Fleetwood Enterprises, Inc. (“Fleetwood”) where he was employed from 1969 until 1987 and from 1997 until 2008. Fleetwood was the world’s largest producer of recreational vehicles and manufactured housing. During his career with Fleetwood, Mr. Plowman held numerous leadership positions including Controller, Treasurer, and Financial Vice President. During his second stint with Fleetwood, he served as Executive Vice President and Chief Financial Officer until his retirement in 2008. On March 9, 2009, Fleetwood filed a voluntary Chapter 11 petition for itself and for certain of its subsidiaries in the U.S. Bankruptcy Court for the Central District of California. He also served as President and Chief Executive Officer of Lee & Associates (Inland Empire Region). Lee & Associates is one of the leading commercial real estate brokerage firms in the United States. Prior to that, Mr. Plowman served as a Director and Chairman of the Audit Committee for Corporate Insurance and Reinsurance Company Limited (CIRCL), a Bermuda-based company reinsuring risks for captive insurance companies. Earlier in his career, Mr. Plowman worked as a senior auditor then tax accountant at Arthur Andersen & Co. and Ernst & Ernst and was a certified public accountant. Mr. Plowman is the co-founder and President of Boyd Plowman & Associates, Inc., a firm involved in merchant banking and consulting services regarding real estate, capital formation, and financial services. Mr. Plowman’s strong finance and accounting background and many years of CFO experience at a manufacturing company enable him to be an effective member of our Board, which needs financial and finance expertise and make him well qualified to serve as Chairman of our Audit Committee.

David Gatton, Board Member, Chairman of Compensation Committee - Since 1985 Mr. Gatton has served as the Chairman and President of Development Initiatives, Inc, a Washington, D.C.-based government relations firm specializing in urban affairs, business development and marketing, serving a variety of public and private clients. Mr. Gatton advises cities, organizations, and companies on business development strategies, public/private partnerships and marketing initiatives. He has advised various organizations on tax reform, economic development initiatives, energy policy, climate protection strategies, and a variety of environmental laws, including the reauthorization of the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, Superfund and the Clean Air Act. From May 2004 to February 2008, Mr. Gatton served as an independent director of Bodisen Biotech, Inc., a public company that was listed on AMEX and was engaged in developing, manufacturing and selling organic fertilizers, liquid fertilizers, pesticides and insecticides in China and is currently quoted on the Over-the-Counter Bulletin Board. Mr. Gatton’s major accomplishments include: development of U.S.-Sino Memorandum of Cooperation between U.S. and China Association of Mayors, development of a national brownfield redevelopment initiative, development of several multifamily low- and moderate-income housing developments, business development strategies for various private firms, and assistance in development of economic development and energy projects for numerous cities. Mr. Gatton’s deep understanding of public and government policy as well as his knowledge in regulatory affairs and business development enable him to be an effective director of the Board. His consulting experience with many business and government entities gives him insights from which he can draw as a member of the Board and as Chairman of our Compensation Committee.

Yunyue Ye, Board Member - Mr. Ye is currently a professor in Electrical Engineering at Zhejiang University, where he has taught since 1978. Mr. Ye also serves as Director of the Aerospace Electric and Electrical Motor Institute of Zhejiang University and Director of the Linear Motor Institute of the Chinese Electrotechnical Society. Mr. Ye was also Council Member of the Chinese Electrotechnical Society. Mr. Ye’s extensive expertise in the research and development of electric motors, especially in linear motors, brings intellectual horse power to the Board of Harbin Electric with a focus on technology and innovation.

Tianli Yang, Vice President - Since January 2005, Tianli Yang has been Vice President of Harbin Electric. He currently serves as the General Manager of Harbin Tech Full Electric Co., Ltd. From 1985-2000 he was employed in the China State Construction Engineering Corporation (“CSCEC”), in various positions, including post of Chief Administration Officer. Mr. Yang graduated from Heilongjiang University in 1985 with a BA in Chinese Language & Literature.

42

Lanxiang Gao, Board Member – Ms. Gao joined the Company in September 2007 as Chief Operating Officer of Shanghai Tech Full Electric Co., Ltd., a wholly owned subsidiary of the Company. Ms. Gao worked as an engineer for Shanghai No.21 Research Institute, a research and development institution under the state-owned China Electronics Technology Group for over 30 years. She managed a development and production project of office automation motors in collaboration with Sankyo Seiki, Inc. of Japan for 10 years and served as the Senior Engineer managing micro motor research and development, with a focus on the development of specialty micro-motors of automobile seats for two years. Ms. Gao has won numerous government sponsored Science & Technology Progress Awards including a First Place Prize due to her outstanding contributions in the research and development of electric motors. Ms. Gao’s extensive technical and management expertise in motor technology and manufacturing of micro motors make her an invaluable addition to the Board and bring to the Board the business knowledge in the area of micro motors, a business line of strategic importance to the Company.

Christy Y. Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary – Ms. Shue joined Harbin Electric on December 15, 2007. Prior to joining the Company, she was a Vice President and a Senior Investor Relations Consultant at Christensen, an Investor Relations advisory firm, advising U.S. listed Chinese Companies on managing capital market related issues including investor relations, corporate governance, disclosure, and investor communications. Prior to joining Christensen, Ms. Shue was Manager, Investor Relations for International Paper, serving as one of the company's spokespersons since 2003 to craft and communicate the company's messages to the financial community. Ms. Shue also has extensive experience in financial analysis and planning, financial accounting, and marketing research, having worked in various divisions and functions during her career with International Paper. Ms. Shue holds a Ph.D. in chemistry from Purdue University and an M.B.A. in finance/international business from the Stern School of Business, New York University. She earned her Bachelor of Science degree from Sichuan University, China.

CORPORATE GOVERNANCE

We believe that good corporate governance is critical to achieving business success. Our Board of Directors (the "Board") has adopted Corporate Governance Guidelines that reflect its commitment to sound governance practices. A copy of our Corporate Governance Guidelines can be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it. In addition, each of our Board committees has its own charter to assure that our Board fully discharges its responsibilities to our stockholder. Our Board reviews its Corporate Governance Guidelines and committee charters annually and makes changes from time to time to reflect developments in the law and the corporate governance area. Our Board is currently comprised of six members and four standing committees, each of which is described in detail in this section.

Code of Ethics and Business Conduct

We adopted a Code of Ethics and Business Conduct that applies to our directors, officers, and all employees to ensure that we conduct business in a legal and ethical manner. A copy of our Code of Ethics and Business Conduct is filed as Exhibit 14.1 to our 2005 Annual Report on Form 10-KSB and is available on our website www.harbinelectric.com. Our Code of Ethics and Business Conduct can be made available in print free of charge to any shareholders who requests it. Our Code of Ethics and Business Conduct is intended to be a codification of the business and ethical principles which guide us, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this Code.

Our Board of Directors

We have six members serving on our Board. Each board member is nominated for election at our annual meeting to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. If there is a vacancy left by unexpected event such as death or sickness, our Board will appoint a new member as necessary to fill the vacancy.

Board Leadership Structure

Our Board has no policy with respect to the separation of the officers of Chairman and Chief Executive Officer. We currently combine the role of Chairman and Chief Executive Officer. The Board believes that Mr. Yang’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Yang possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers and suppliers.

The Company’s Board has not designated a lead director. Given the limited number of directors comprising the board, the independent directors call and plan their executive sessions collaboratively and, between board meetings, communicate with management and one another directly and frequently. In the circumstances, the directors believe that formalizing a lead director to oversee functions in which they all participate might detract from rather than enhance the performance of their responsibilities as directors.

43

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses.  We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion.  We also seek directors who have the ability and commitment to devote significant time and energy to service on the Board and its committees.  We believe that all of our directors meet the foregoing qualifications.

Our Board and the Nominating and Corporate Governance Committee have assembled a Board compromised of experienced directors who are currently, or have recently been, leaders of their respective companies or institutions, are independent thinkers and have a wide range of expertise and skills. All committees of the Board are comprised entirely of independent directors. The Board, through its Nominating and Corporate Governance Committee, seeks directors with a mix of backgrounds and experiences that will enhance the quality of its deliberations and decisions. The criteria considered by the Board and Nominating and Corporate Governance Committee include a person’s skills, current and previous occupations, other board memberships and professional experiences in the context of the needs of the Board.

The Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying nominees for director. The Board and the Committee does, however, consider the diversity of potential nominees in a broad sense, recognizing the benefits of cultural and gender diversity and the breadth of backgrounds, skills, and experiences that directors and candidates may bring to our Board. Particularly, the Board believes that its membership should maintain a mix that includes the following backgrounds:

•	Senior management level leadership in a manufacturing company
•	Strategic planning
•	Manufacturing
•	Marketing
•	Finance
•	Accounting
•	Research and development
•	Technology
•	Regulatory and public policy

Certain of our directors have strong technological backgrounds that are relevant to our industry.  Certain of our directors have backgrounds in accounting, public company reporting, compliance and management.  We believe that the backgrounds and skills of our directors bring a diverse range of perspectives to the Board.

We describe below for each director the specific experience, qualifications, attributes or skills that led our Board to conclude that such person should serve as a director of the Company in light of the Company’s business.

Director	Qualification Highlights	Rationale
David Gatton	• Strategic Planning • Public & Government Policy • Regulatory Affairs • Business Development • Marketing
Since 1985 Mr. Gatton has served as the Chairman and President of Development Initiatives, Inc, a Washington, D.C.-based government relations firm specializing in urban affairs, business development and marketing, serving a variety of public and private clients. Mr. Gatton advises cities, organizations, and companies on business development strategies, public/private partnerships and marketing initiatives. He has advised various organizations on tax reform, economic development initiatives, energy policy, climate protection strategies, and a variety of environmental laws, including the reauthorization of the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, Superfund and the Clean Air Act. From May 2004 to February 2008, Mr. Gatton served as an independent director of Bodisen Biotech, Inc., a public company that was listed on AMEX and was engaged in developing, manufacturing and selling organic fertilizers, liquid fertilizers, pesticides and insecticides in China and is currently quoted on the Over-the-Counter Bulletin Board. Mr. Gatton’s major accomplishments include: development of U.S.-Sino Memorandum of Cooperation between U.S. and China Association of Mayors, development of a national brownfield redevelopment initiative, development of several multifamily low- and moderate-income housing developments, business development strategies for various private firms, and assistance in development of economic development and energy projects for numerous cities.

Mr. Gatton’s deep understanding of public and government policy as well as his knowledge in regulatory affairs and business development enable him to be an effective director of the Board. His consulting experience with many business and government entities gives him insights from which he can draw as a member of the Board and as Chairman of our Compensation Committee.

44

Ching Chuen Chan	• Expertise in Electrical Engineering • Academy Member • Technology • Academic Leadership • Strategic Planning • Manufacturing
Mr. Chan is an Honorary Professor at Hong Kong University's Department of Electrical and Electronics Engineering. From 1976 through present, Mr. Chan earned many professorships in honorary, visiting and guest roles at world renowned institutions including UC Berkeley, MIT, University of Hong Kong, and Tsing Hua University. He is a Fellow of the Royal Academy of Engineering, U.K., the Chinese Academy of Engineering, the Ukraine Academy of Engineering Sciences and a Fellow and Past Vice President of Hong Kong Academy of Engineering Sciences. He is also a Fellow of IEEE, IEE and HKIE, Past President of the Hong Kong Institution of Engineers. He was awarded the IEE International Lecture Medal in 2000 and lecturing on electric vehicles worldwide. In 2001, he was selected as one of Asia's Best Technology Pioneers by Asiaweek. During his career, Mr. Chan has advised on various consultancy projects for large corporations such as Ford Motor Company, Honda R & D Co Ltd., National Institute of Environmental Studies, Japan, Sumitomo Corporation and Mitsubishi Electric Corporation as well as serving as an advisor to government agencies. Since September 2005, Mr. Chan had been serving as an independent director of Rotoblock Corporation listed on Over-the-Counter Bulletin Board. He resigned from this position effective February 21, 2011. From 2003 to 2007, he served as Chairman of Advisory Board of ZAP (OTCBB) and from 2006 to 2008 as a Member of Advisory Board of Altair Nanotechnologies, Inc. (Nasdaq). Since February 2008, Mr. Chan has been serving as an independent director of Azeus Systems Holdings Ltd., a provider of IT consultancy services based in Hong Kong that is listed on Singapore Exchange Mainboard.

Mr. Chan’s outstanding academic achievements in electrical engineering, extensive expertise in technological advancement, and close collaboration with world-renowned manufacturers allow him to bring insights in technology and management practice of industrial companies to the Board. Mr. Chan serves as Chairman of Nominating and Corporate Governance Committee of our Board.

Lanxiang Gao	• Current Subsidiary COO • More than 30 years of Expertise in Micro Motors • Experience in Manufacturing Processes • R&D and Manufacturing Management
Ms. Gao joined the Company in September 2007 as Chief Operating Officer of Shanghai Tech Full Electric Co., Ltd., a wholly owned subsidiary of the Company. Ms. Gao worked as an engineer for Shanghai No.21 Research Institute, a research and development institution under the state-owned China Electronics Technology Group for over 30 years. She managed a development and production project of office automation motors in collaboration with Sankyo Seiki, Inc. of Japan for 10 years and served as the Senior Engineer managing micro motor research and development, with a focus on the development of specialty micro-motors of automobile seats for two years. Ms. Gao has won numerous government sponsored Science & Technology Progress Awards including a First Place Prize due to her outstanding contributions in the research and development of electric motors.

Ms. Gao’s extensive technical and management expertise in motor technology and manufacturing of micro motors make her an invaluable addition to the Board and bring to the Board the business knowledge in the area of micro motors, a business line of strategic importance to the Company.

Boyd Plowman	• Former CFO • Finance • Accounting • Tax • Strategic Planning • Manufacturing • Corporate Governance
Mr. Plowman joined Harbin Electric’s Board on December 1, 2009 as an independent board member. Mr. Plowman is a retired Executive Vice President and Chief Financial Officer of Fleetwood Enterprises, Inc. (“Fleetwood”) where he was employed from 1969 until 1987 and from 1997 until 2008. Fleetwood was the world’s largest producer of recreational vehicles and manufactured housing. During his career with Fleetwood, Mr. Plowman held numerous leadership positions including Controller, Treasurer, and Financial Vice President. During his second stint with Fleetwood, he served as Executive Vice President and Chief Financial Officer until his retirement in 2008. On March 9, 2009, Fleetwood filed a voluntary Chapter 11 petition for itself and for certain of its subsidiaries in the U.S. Bankruptcy Court for the Central District of California. He also served as President and Chief Executive Officer of Lee & Associates (Inland Empire Region). Lee & Associates is one of the leading commercial real estate brokerage firms in the United States. Prior to that, Mr. Plowman served as a Director and Chairman of the Audit Committee for Corporate Insurance and Reinsurance Company Limited (CIRCL), a Bermuda-based company reinsuring risks for captive insurance companies. Earlier in his career, Mr. Plowman worked as a senior auditor then tax accountant at Arthur Andersen & Co. and Ernst & Ernst and was a certified public accountant. Mr. Plowman is the co-founder and President of Boyd Plowman & Associates, Inc., a firm involved in  merchant banking and consulting services regarding real estate, capital formation, and financial services.

45

Mr. Plowman’s strong finance and accounting background and many years of CFO experience at a manufacturing company enable him to be an effective member of our Board, which needs financial and finance expertise and make him well qualified to serve as Chairman of our Audit Committee.

Tianfu Yang	• Founder • Current CEO • Leadership Vision • Strategic Planning • Manufacturing • Supply Chain • Marketing • Electrical Engineering • Public Policy • Public Service
Since May 2003, Mr. Yang has been the Chairman and CEO of Harbin Tech Full Electric Co., Ltd. From 2000 until now, he has been the Chairman and CEO of Harbin Tech Full Industry Co., Ltd. From 1994 to 2000, he was President of Harbin Tianheng Wood Industry Manufacture Co., Ltd. From 1991 to 1994, Mr. Yang was the President of Hong Kong Lianfa Real Estate Company. From 1988 to 1991, he was the President of Hong Kong Property Management Development. From 1986-1988, he was the President of Heilongjiang Cultural Development Company and Guangzhou Subsidiary Company. Mr. Yang graduated from Zhejiang University with a Masters degree in Electric Motor Automation and Control. Mr. Yang is currently the commissioner of the China Electro-Technical Society (CES) in the Linear Motor and Electromagnetism Eradiation Specialist Committees. Mr. Yang is also a Deputy representing Heilongjiang Province to the 11th National People’s Congress (NPC).

As the founder of the Company and a successful entrepreneur, Mr. Yang’s leadership vision, diverse business management experience, in-depth knowledge in electric motors, deep understanding of the market and government policy have enabled him to develop a thorough understanding of all aspects of Harbin Electric’s business and development and best qualify him as the leader of the Company and Chairman of the Board.

Yunyue Ye	• Expertise in Electric Motors • Academic Leadership • Technology • Manufacturing Processes
Mr. Ye is currently a professor in Electrical Engineering at Zhejiang University, where he has taught since 1978. Mr. Ye also serves as Director of the Aerospace Electric and Electrical Motor Institute of Zhejiang University and Director of the Linear Motor Institute of the Chinese Electrotechnical Society. Mr. Ye was also Council Member of the Chinese Electrotechnical Society.

Mr. Ye’s extensive expertise in the research and development of electric motors, especially in linear motors, brings intellectual horse power to the Board of Harbin Electric with a focus on technology and innovation.

Meetings of the Board and Committees

The Board held five (5) meetings during 2010.   The Audit Committee held eight (8) meetings in 2010.  The Compensation Committee held three (3) meetings in 2010.  The Nominating and Corporate Governance Committee held three (3) meeting in 2010.  The Special Committee held ten (10) meetings in 2010. Each director is expected to attend meetings of our Board and meetings of committees of our Board of which he is a member, and to spend the time necessary to properly discharge his respective duties and responsibilities. No director attended less than 75% of the meetings of any committee of which the director was a member. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders. Tianfu Yang, Lanxiang Gao, David Gatton, Boyd Plowman, Ching Chuen Chan, and Yunyue Ye attended the Company’s previous annual meeting in person.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. The Board has four standing committees. Our three standing committees are: (i) Nominating and Corporate Governance; (ii) Compensation; (iii) Audit; and (iv) Special Committee. Each committee has its own charter, and each charter is reviewed annually by each committee to assure ongoing compliance with applicable law and sound governance practices.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist and advise the Board with respect to identifying individuals qualified to become members of the Board, evaluating the overall functioning and performance of the Board and its committees and developing and overseeing a set of corporate governance guidelines for the Company. Ching Chuen Chan, David Gatton, and Boyd Plowman are members of the Nominating and Corporate Governance Committee. There have been no changes to the procedures by which the stockholders of the Company may recommend nominees to the Board since the filing of the Company’s Definitive Proxy Statement on June 24, 2010 for its Annual Meeting of Stockholders, which was held on July 26, 2010. A copy of our Nominating and Corporate Governance Committee Charter can be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it.

46

The Nominating and Corporate Governance Committee evaluates all nominees, including current directors who may be up for re-election, based on several different professional criteria and in accordance with the minimum requirements as established in its charter and in the Company’s Articles of Incorporation and Bylaws. Among other things, the Nominating and Corporate Governance Committee takes into account, when acting upon nominees, factors such as familiarity with the industry in which the Company operates, experience in working with China-based companies, the relevant expertise of its directors and director nominees, whether the director or nominee would be considered independent, the time that the director or nominee will be able to devote to Company matters, experience with US public companies, language skills and other factors. The Nominating and Corporate Governance Committee believes that it is appropriate to include representation of senior management on the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent,” as such term is defined in the Marketplace Rules of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board, c/o Harbin Electric, Inc., No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060.

Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying nominees for director. The Committee does, however, consider the diversity of potential nominees in a broad sense, recognizing the benefits of cultural and gender diversity and the breadth of backgrounds, skills, and experiences that directors and candidates may bring to our Board. Our Board is diversified across genders, races, nationalities (Chinese and American) and professional expertise, the latter including technical, financial and managerial expertise. We believe that our board indeed represents a well balanced mix of diversity, particularly considering the nature of our business and its geographical characteristics.

Compensation Committee

The Compensation Committee evaluates and determines the salaries and incentive compensation for our Named Executive Officers. The function of the Compensation Committee is to evaluate and determine the compensation levels of the Company’s Named Executive Officers, including the Chief Executive Officer; and the equity allocations relating to the Company’s equity programs. David Gatton, Ching Chuen Chan, and Boyd Plowman are members of our Compensation Committee. The Compensation Committee Charter was amended on January 22, 2009. A copy of our Amended and Restated Compensation Committee Charter can also be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it. No member of our Compensation Committee has at any time been an officer or employee of ours or our subsidiaries. No interlocking relationship exists between our Board or Compensation Committee and the Board or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Audit Committee

The Company has a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee members for the year ended December 31, 2010 consisted of Boyd Plowman, David Gatton, and Ching Chuen Chan. Each of these members are considered “independent” under the current independence standards of NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board. The Audit Committee Charter was amended on February 9, 2011. A copy of our Amended and Restated Audit Committee Charter is filed with this Annual Report on Form 10-K as Exhibit 99.2 and can also be found on our website at www.harbinelectric.com and can be made available in print free of charge to any shareholder who requests it. The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Audit Committee is directly responsible for the appointment, retention and termination of the independent accountants. The Audit Committee reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants.

Our Board has determined that we have at least one audit committee financial expert, as defined in the Exchange Act, serving on our Audit Committee. Boyd Plowman is the “audit committee financial expert” and is an independent member of our Board.

47

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management, and has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on the review and discussions referred above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Boyd Plowmans (Chairman)
David Gatton
Ching Chuen Chan

Special Committee

On October 10, 2010, the Board established a Special Committee. The purpose of the Special Committee is to (i) evaluate and consider for recommendation to the full Board the recent proposal by Mr. Tianfu Yang, our Chief Executive Officer, and Baring Private Equity Asia Group Limited to acquire the Company (the “Yang Proposal”) and (ii) explore and consider for recommendation to the full Board alternatives to the Yang Proposal, including: (x) remaining independent, (y) evaluating offers or bids received with respect to an alternative transaction, including a merger, tender offer or sale of substantially all of our assets, and (z) evaluating offers or bids with respect to an alternative transaction, including a merger, tender offer or sale of substantially all of our assets, that may be obtained through the solicitation by the Special Committee (all matters set out in sub clauses (y) and (z) collectively or individually an "Alternative Proposal").

David Gatton, Ching Chuen Chan, and Boyd Plowman are members of our Special Committee and Boyd Plowman serves as the Chairman of the Special Committee. Each of these members are considered “independent” under the current independence standards of NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board. The members of the Special Committee will not participate in the Yang Proposal or any Alternative Proposal.

The Special Committee’s specific responsibilities include the following:

1. to (a) evaluate the terms of the Yang Proposal, (b) discuss with the parties to the Yang Proposal and their respective representatives any terms of the Yang Proposal and its implementation as the Committee deems appropriate, (c) negotiate with the parties to the Yang Proposal and their respective representatives any terms of the Yang Proposal as the Special Committee deems appropriate, (d) report to the Board the recommendations of the Special Committee with respect to the Yang Proposal, and (e) negotiate definitive agreements with respect to the Yang Proposal, the execution and delivery of any such agreements being subject, however, to the final approval of the Board;

48

2. to consider other alternatives and Alternative Proposals available to us, including but not limited to whether to remain independent or whether to solicit Alternative Proposals from other bidders;

3. with respect to any Alternative Proposals, to (a) solicit Alternative Proposals, (b) receive and evaluate the terms of any Alternative Proposal, (c) discuss with the parties to any Alternative Proposal and their respective representatives any terms of any Alternative Proposal and its implementation as the Special Committee deems appropriate, (d) negotiate with the parties to the Alternative Proposal any terms of the Alternative Proposal as the Special Committee deems appropriate, (e) report to the Board the recommendations of the Special Committee with respect to any Alternative Proposal, and (f) negotiate definitive agreements with respect to any Alternative Proposal, the execution and delivery of any such agreements being subject, however, to the final approval of the Board;

4. to make such investigation of the Company, the subsidiaries of the Company, the Yang Proposal, any Alternative Proposal and/or any matters relating thereto as the Special Committee, in its sole discretion, deems appropriate;

5. to take any and all such action as is necessary, advisable or appropriate in the Special Committee's discretion in connection with the Yang Proposal, any Alternative Proposal or other alternative available to us, including but not limited to (a) making recommendations to the Board and the stockholders regarding the Yang Proposal or any Alternative Proposal, (b) disclosing to the stockholders of the Company by means of press releases information regarding material developments related to the Yang Proposal or any Alternative Proposals, (c) making recommendations to us as to the disclosure to be included in our proxy statement to stockholders pursuant to which we may seek the approval of its stockholders to the Yang Proposal or any Alternative Proposal, (d) recommending to the full Board the taking of defensive measures, such as adopting a rights plan, to allow the Special Committee adequate time to discharge its duties, and (e) consulting with the Board and us during the negotiation process described in paragraphs 1 and 3 of this section regarding certain terms of the definitive agreements to the extent and in such manner as the Special Committee deems appropriate with sufficient time to enable the Board to comply with its obligations under the Nevada General Corporation Law; and

6. to establish, approve, modify, monitor and direct the process and procedures of the Special Committee relating to the foregoing.

The Special Committee Charter was adopted on November 3, 2010. A copy of our Special Committee Charter is filed with this Annual Report on Form 10-K as Exhibit 99.1.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

Based on the Company’s review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission (the “SEC”) or written representations from certain reporting persons, we believe that during fiscal year 2010, all of the executive officers and Board complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ITEM 11. Executive Compensation

Compensation Discussion and Analysis

This compensation discussion describes the overall compensation practices at the Company and specifically describes the compensation for the following named executive officers (“Named Executive Officers”):

•	Tianfu Yang, Chairman and Chief Executive Officer
•	Zedong Xu, Chief Financial Officer
•	Tianli Yang, Vice President
•	Christy Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary

Compensation Philosophy and Objectives

Our primary goal with respect to our compensation programs has been to attract and retain the most talented and dedicated employees in key positions in order to compete effectively in the market place, successfully execute our growth strategies, and create lasting shareholder value. The Compensation Committee evaluates both individual and Company performance when determining the compensation of our executives. Our executives’ overall compensation is tied to the Company financial and operational performance, as measured by revenues and net income, as well as to accomplishing strategic goals such as merger and acquisitions and fund raising. The Compensation Committee believes that a significant portion of our executive’s total compensation should be at-risk compensation that is linked to stock-based incentives to align their interests with those of shareholders.

Additionally, the Compensation Committee has determined that an executive officer who is a Chinese national and is based in China will be entitled to a locally competitive package and an executive officer who is an expatriate or who is based in the U.S. will be paid a salary commensurate with those paid to the executives in the U.S. The Compensation Committee evaluates the appropriateness of the compensation programs annually and may make adjustments after taking account the subjective evaluation described previously.

49

We apply our compensation policies consistently for determining compensation of our Chief Executive Officer as we do with the other executives. The Compensation Committee assesses the performance of our Chief Executive Officer annually and determines the base salary and incentive compensation of our chief executive officer.

Our Chief Executive Officer is primarily responsible for the assessment of our other executive officers’ performance. Ultimately, it is the Compensation Committee’s evaluation of the chief executive officer’s assessment along with competitive market data that determines each executive’s total compensation.

The Compensation Committee has determined that an executive officer who is a Chinese national and is based in China will be entitled to a locally competitive package and an executive officer who is an expatriate or who is based in the U.S. will be paid a salary commensurate with those paid to executives in the U.S. Among the named four executive officers, Ms. Shue is the only executive who is an American citizen, resides and works in the U.S. while the other three named executive officers are Chinese citizens working and living in China. Therefore, Ms. Shue is compensated based on the market compensation in the U.S. and received the highest salary while the other officers are compensated consistent with market compensation practices in China. The salary difference between Ms. Shue and the other officers is purely due to differences in living standards and compensation practices between China and the U.S. The number of stock options awarded to Ms. Shue as part of her compensation was determined when Ms. Shue was recruited to join the Company as Executive Vice President of Finance and Investor Relations. This position needs someone who has senior management experience and has expertise in corporate finance, accounting, investor relations, as well as having good communication skills and is fluent in both English and Chinese. A talent such as Ms. Shue, who holds a Ph.D. and MBA degree and has all the qualifications mentioned above, is not easy to find and attract, especially for a small cap Chinese company. The Compensation Committee determined that a compensation package relying on an average base salary and cash bonus needed a competitive option award in order to secure the services of a professional with Ms. Shue’s qualifications. The Compensation Committee believes that Ms. Shue’s compensation package is consistent with common compensation practices in the U.S. for her qualifications.

Elements of Our Executive Compensation Programs

Base Salary. All full time executives are paid a base salary. Base salaries for our named executives are set based on their professional qualifications and experiences, education background, scope of their responsibilities, taking into account competitive market compensation levels paid by other similar sized companies for similar positions and reasonableness and fairness when compared to other similar positions of responsibility within the Company. Base salaries are reviewed annually by the Compensation Committee, and may be adjusted annually as needed.

Annual Bonuses. The Company does not pay guaranteed annual bonuses to our executives or to employees at any level because we emphasize pay-for-performance. The Compensation Committee determines cash bonuses towards the end of each fiscal year to award our executive officers including our Chief Executive Officer and Chief Financial Officer based upon a subjective assessment of the Company’s overall performance and the contributions of the executive officers during the relevant period.

Equity Incentive Compensation. A key element of our pay-for-performance philosophy is our reliance on performance-based equity awards through the Company’s stock option plan. This program aligns executives’ and shareholders’ interests by providing executives an ownership stake in the Company. Our Compensation Committee has the authority to award equity incentive compensation, i.e. stock options, to our executive officers in such amounts and on such terms as the Compensation Committee determines in its sole discretion. The Compensation Committee reviews each executive’s individual performance and his or her contribution to our strategic goals and determines the amount of stock options to be awarded towards the end of the fiscal year. The Compensation Committee grants equity incentive compensation at times when there are not material non-public information to avoid timing issues and the appearance that such awards are made based on any such information. The exercise price is the closing market price on the date of the grant.

Service-Based Stock Option Awards and Severance Plan. In certain circumstances, the Compensation Committee makes service-based stock option awards to retain key employees, recruit new senior-level executives, or recognize a significant promotion. Service based stock option awards are used infrequently and can be awarded any time during the year. Occasionally a severance plan is provided to retain or recruit a top executive talent at the sole discretion of the Compensation Committee.

Other Compensation. We provide our executives with certain other benefits, including reimbursement of business and entertainment expenses, health insurance, vacation and sick leave plan. The Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits as it deems necessary. We believe that these benefits are typically provided to senior executives of similar companies in China and in the U.S.

50

Risk Analysis of Our Compensation Programs

The Compensation Committee has reviewed the Company’s compensation plans as generally applicable to our executives and completed a risk assessment of the Company’s compensation plans in 2010. Based on this evaluation, the Compensation Committee concluded that our programs appropriately align compensation with long−term shareowner value creation and avoid short−term rewards for decisions that could pose long−term risks to the Company. The Compensation Committee believes that our plans do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-term and long-term goals of the Company. For example:

•	Our compensation mix is appropriately balanced with long-term equity incentive, short-term cash incentive bonus, and base salary;

•
Our cash bonus plans to executives measure performance on an annual basis and need to be approved by the Compensation Committee annually; the Company in its history has rarely granted cash bonuses to its executives;

•
The Compensation Committee maintains strict controls over the Company’s equity granting practices and the Company in its history has only granted very limited amount of stock options to its executives and employees;

•
Our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Summary Compensation Table

The following table sets forth all cash compensation paid or to be paid by the company, as well as certain other compensation paid or accrued, for each of the last three fiscal years of our company to each Named Executive Officer.

	Year	Salary (Cash) ($)	Bonus (Cash) (1) ($)	Option Awards ($)	All other Compensation (2) ($)	Total ($)

Tianfu Yang, CEO (3)	2010	26,470	6,767	-	-	26,470
	2009	26,470	-	-	-	26,470
	2008	26,470	-	-	-	26,470

Zedong Xu, CFO (3)	2010	15,882	4,060	-	-	15,882
	2009	15,882	-	-	-	15,882
	2008	15,882	-	-	-	15,882

Tianli Yang, Vice President (3)	2010	15,882	4,060	-	-	15,882
	2009	15,882	-	-	-	15,882
	2008	15,882	-	-	-	15,882

Christy Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary (4)	2010	77,842	27,500	-	41,758	147,100
	2009	76,290	27,500	-	40,810	144,600
	2008	70,360	-	-	39,240	109,600

(1) The Compensation Committee determined to award each named executive officer a bonus equivalent to 25% of each named executive officer’s total compensation for 2010 based on the following achievements by the management team: (i) Delivered a strong operational performance in 2010, achieving 91% revenue growth and 67% operating earnings growth in 2010 as compared to 2009; (ii) Integration of Xi’an Tech Full Simo with the Company’s operations; (iii) Successfully completed $50 million debt financing.

(2) Such amount represented reimbursement of health insurance, apartment and leased car expenses.

(3) Chinese citizen residing in China and compensated according to compensation practices in China.

(4) The Company had an outstanding performance in 2009, with highlights including a successful $115 million equity financing and completion of the largest acquisition in the Company’s history. Ms. Shue led the successful equity financing and played an important role in the acquisition. The Compensation Committee determined to award Ms. Shue a bonus of $27,500 for her outstanding contribution to the Company’s performance in 2009.

51

Grant of Plan Based Awards

No grant of any award pursuant to the Company’s 2005 Stock Option Plan was made in 2010 to any Named Executive Officer.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Tianfu Yang, CEO (1)	30,000	-	$8.10	2/ 6/11
Christy Shue, Executive Vice President of Finance and Investor Relations and Corporate Secretary (2)	230,000	-	15.60	12/15/12

(1) Mr. Tianfu Yang received a stock option grant of 30,000 shares in February 2006 at an exercise price of $8.10 per share, all of which were vested and were exercisable as of December 31, 2010. However, these options were expired on February 6, 2011.

(2) Ms. Christy Shue received a stock option grant of 230,000 shares in December 2007 at an exercise price of $15.60 per share, all of which vested and were exercisable as of December 31, 2010.

Aggregate Option Exercises In Last Fiscal Year and Value Realized on Exercise

None.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Employment Contract

We have employment contracts with our employees. Employment contracts are designed to adhere to both State and Provincial employment and social security regulations under applicable Chinese or the U.S. law. We have signed confidentiality agreements with all of our employees.

Potential Payment Upon Termination of Change in Control

On November 26, 2007, the Company and Christy Young Shue, the Company’s Executive Vice President of Finance and Investor Relations, entered into the Employment Agreement dated November 27, 2007. In the event Ms. Shue's employment is terminated without cause, she will be eligible to receive any base salary earned to the date of termination, a severance amount equal three (3) times her current base salary in effect on the date of termination and the immediate vesting of any unvested options.

Director Compensation

The following table summarizes compensation that our directors earned during 2010 for services as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)	All Other Compensation ($)	Total ($)
Ching Chuen Chan (1)	66,000	-	-	66,000
David Gatton (2)	66,000	-	-	66,000
Boyd Plowman(3)	81,000	-	-	81,000
Yunyue Ye	-	-	-	-
Lanxiang Gao	-	-	-	-

(1)
Ching Chuen Chan received $36,000 for his service as a director of the Board and $30,000 for his service as a member to the Special Committee of the Board formed on October 10, 2010 to consider, among other things, a proposal by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang to take the Company private.

52

(2)
Dave Gatton received $36,000 for his service as a director of the Board and $30,000 for his service as a member to the Special Committee of the Board formed on October 10, 2010 to consider, among other things, a proposal by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang to take the Company private.

(3)
Boyd Plowman received $36,000 for his service as a director of the Board and $45,000 for his service as the Chairman of the Special Committee of the Board formed on October 10, 2010 to consider, among other things, a proposal by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang to take the Company private.

STOCK INCENTIVE PLAN

Our long term incentives are in the form of stock options to directors, executives, employees and consultants under the 2005 Stock Option Plan (the “Plan”). The objective of these awards is to advance the longer term interests of our Company and our stockholders and complement incentives tied to annual performance. These awards provide rewards to directors, executives and other key employees and consultants upon the creation of incremental stockholder value and attainment of long-term earnings goals. Stock option awards under the Plan produce value to participants only if the price of our stock appreciates, thereby directly link the interests of the participants with those of the stockholders.

On January 31, 2005, the Company granted a total of 150,000 stock options to purchase shares of its common stock to three directors of the Company under the Company’s 2005 Stock Option Plan, pursuant to written agreements (the “Agreements”). Each of these options terminates five (5) years from the date of grant. Per each of the Agreements, options shall become exercisable during the term that Optionee serves as a Director of the Company as follows: (i) 50% of the shares of Stock subject to each of these Options became exercisable immediately as of the date of the Agreements; and (ii) the balance of the shares of stock subject to these Options shall become exercisable in eight (8) equal quarterly installments of three thousand one hundred twenty five (3,125) shares of stock subject to this Option. The first such installment became exercisable as of the last day of the first quarter of calendar year 2005, with an additional 3,125 of such shares becoming exercisable as of such date. An additional 3,125 of such shares became exercisable on the last day of each of the second, third and fourth quarters of 2005 and on the last day of each of the first, second and third quarters of 2006. The Company granted to Optionee the right to purchase the number of shares of Stock set forth in the Agreement, for cash (or other consideration as is authorized under the Plan and acceptable to the Board of the Company, in their sole and absolute discretion) at $3.10 per share (the “Exercise Price”), such price being not less than eighty-five percent (85%) of the fair market value per share of the Shares covered by this Option as of the date of the Agreement.

On September 26, 2005, in connection with an employment agreement, the Company granted options (the “Options”) to purchase 250,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price $3.93, the closing price on September 23, 2005. One-fifth (1/5) of the Options (50,000 shares) has vested immediately upon granting. The remaining Options shall vest over a 3-year period, with 13.33% (33,333 shares) vesting on the 180th day from September 26, 2005, and the balance vesting thereafter on a semi-annual basis, proportionately over the course of the following three (3) years. Due to the termination of this employment agreement, 66,667 shares of these options have been forfeited.

On February 6, 2006, the Company granted options to purchase 500,000 shares of the Company’s Common Stock at an exercise price of $8.10, the closing price on February 6, 2006. These options will vest in twelve equal quarterly installments over a three year period commencing on May 6, 2006. These options will expire on February 6, 2011.

On February 26, 2007, the Company granted options to purchase 25,000 shares of the Company’s Common Stock to certain employees at an exercise price of $12.40, the closing price on February 26, 2006. These options will vest per employee agreement dated February 26, 2006.

On November 26, 2007, in connection with the Employment Agreement dated November 27, 2007 between the Company and Christy Young Shue, the Company’s Executive Vice President of Finance and Investor Relations, the Company granted options (the “Options”) to purchase 260,000 shares of the Company’s Common Stock, at an exercise price $15.60, the closing price on November 26, 2007. One-fifth (1/5) of the options (52,000 shares) shall vest immediately. The remaining options shall vest over a 3-year period, with 13.33% shares vesting on the 180th day of the effective date of the Employment Agreement, December 15, 2007, and the balance vesting thereafter on a semi-annual basis over the course of the following three (3) years.

On December 1, 2009, in connection with the Independent Director Agreement (the “Agreement”) dated November 30, 2009 between the Company and Boyd Plowman, the Company granted options (the “Options”) to Mr. Plowman to purchase an aggregate of 30,000 shares of the Company's common stock, at an exercise price of $20.02 per share, the closing price of the Company’s common stock on November 30, 2009.  Fifty percent of the options (15,000 shares) shall vest immediately.  The remaining options shall become exercisable in twelve (12) equal quarterly installments of one thousand two hundred and fifty (1,250) options, with the first installment to be exercisable as of the last day of the first quarter of calendar year 2010, with an additional 1,250 of options becoming exercisable as of the last day of each subsequent quarter until fully-vested.

Compensation Committee Interlocks and Insider Participation

Members of our Compensation Committee of the Board were David Gatton, Ching Chuen Chan, and Boyd Plowman. No member of our Compensation Committee was, or has been, an officer or employee of the Company or any of our subsidiaries.

53

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of the Company or another entity.

Compensation Committee Report

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers.

The Compensation Committee has reviewed and discussed the discussion and analysis of the Company’s compensation which appears above with management, and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board that the above disclosure be included in this Annual Report on Form 10-K for the year ended December 31, 2010.

The members of the Compensation Committee are:

David Gatton, Chairman
Ching Chuen Chan
Boyd Plowman

ITEM 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock by:

(i) each person known to beneficially own more than five percent of our common stock;

(ii) each of our directors, nominees, and executive officers; and

(iii) all of our directors and executive officers as a group.

The number of shares beneficially owned by each director, nominee or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days of March 11, 2011. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly) shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

Title of Class	Name and Address of Beneficial Owner**	Amount of Beneficial Ownership		Percentage of Class (1)
Common Stock	Tianfu Yang	9,633,354	(2)	30.83%

Common Stock	Tianli Yang	500,000	(3)	1.60%

Common Stock	Zedong Xu	350,000	(4)	1.12%

Common Stock	Ching Chuen Chan	18,000		*

Common Stock	Boyd Plowman	21,250	(5)	*

Common Stock	David Gatton	15,268	(6)	*

Common Stock	Yunyue Ye	45,000		*

Common Stock	Lanxiang Gao	120,010		*

Common Stock	Christy Shue	230,000	(7)	*

Common Stock	Shares of all directors and executive officers as a group (9 persons)	10,932,882	(8)	34.98%

Common Stock	Abax Global Capital (Hong Kong) Limited, Suite 6708, 67/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong SAR	1,692,020	(9)	5.41%

54

* Indicates less than one percent.
** The address of each director, nominee, and executive officer is c/o Harbin Electric, Inc., No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu, Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060.

(1)	Based on 31,250,820 shares of common stock outstanding as of March 11, 2011.

(2)
Includes 2,633,354 shares of common stock owned by Hero Wave Investments Limited, a British Virgin Islands company (“Hero”). Mr. Yang is the sole owner of the equity of Hero and has voting and dispositive control over the shares of common stock held by Hero.

(3)
Owned by Sea Giant Investments Limited, a British Virgin Islands company (“Sea Giant”). Mr. Yang is the sole owner of the equity of Sea Giant and has voting and dispositive control over the shares of common stock held by Sea Giant.

(4)
Owned by Victory Lake Investments Limited, a British Virgin Islands company (“Victory Lake”). Mr. Xu is the sole owner of the equity of Victory Lake and has voting and dispositive control over the shares of common stock held by Victory Lake.

(5)	Includes options to acquire 21,250 shares of common stock exercisable within 60 days of March 11, 2011.

(6)	Includes 8,260 shares of common stock owned by Mr. Gatton’s wife, Jillian F. McNamara.

(7)	Includes options to acquire 230,000 shares of common stock exercisable within 60 days of March 11, 2011.

(8)	Includes aggregate options to acquire 290,000 shares of common stock in each case exercisable within 60 days of March 11, 2011.

(9)
The Schedule 13G filed on December 9, 2010, was jointly filed by each of the following persons pursuant to Rule 13d-1 promulgated by the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended: (i) Abax Lotus Ltd. (“Abax Lotus ”), (ii) Abax Jade Ltd. (“Abax Jade”), (iii) Abax Global Opportunities Fund (“Global Fund”), (iv) Abax Upland Fund (“Upland”), (v) Abax Arhat Fund (“Arhat”), (vi) Abax Claremont Ltd. (“Upland Managing Member”), (xii) Abax Global Capital (“AGC”), (viii) AGC Asia 3 Ltd. (“AGC Asia 3”), (ix) Abax Global Capital (Hong Kong) Limited (“Abax HK”), (x) Abax Nai Xin A Ltd. (“Abax Nai Xin”), and (xi) Mr. Xiang Dong Yang (collectively with Abax Lotus, Abax Jade, Global Fund, Upland, Arhat, Upland Managing Member, AGC, AGC Asia 3, Abax HK, and Abax Nai Xin, the “Reporting Persons”) with respect to shares of Common Stock of the Company (and/or warrants to purchase such stock) owned by Abax Nai Xin, a Cayman Islands domiciled exempted company, Abax Jade, a Cayman Islands domiciled exempted company, Abax Lotus, a Cayman Islands domiciled exempted company, and AGC Asia 3, a Cayman Islands domiciled exempted company. The Global Fund is the sole shareholder of Abax Lotus, Abax Nai Xin and Abax Jade. Arhat and Upland together hold 100% of the Global Fund. AGC is the managing shareholder of Arhat and Abax HK while Upland Managing Member is the managing member of Upland. Abax HK is the investment advisor to AGC, Arhat, Upland, the Global Fund, and AGC Asia 3. Mr. Xiang Dong Yang is the controlling person of AGC and Upland Managing Member, and may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) all Shares that are owned beneficially and directly by Abax Nai Xin, Abax Jade, Abax Lotus. Mr. Xiang Dong Yang is the ultimate controlling shareholder of Abax HK and may be deemed to beneficially own the shares owned by AGC Asia 3. Each of Arhat, Upland, AGC, Upland Managing Member, Abax HK, the Global Fund, and Mr. Xiang Dong Yang disclaims beneficial ownership of such shares for all other purposes. The information was derived from a Schedule 13G filed on December 9, 2010.

ITEM 13. Certain Relationships and Related Transactions, and Director Independence

On December 28, 2010, the Company made an advance of $1,517,000 to Tai Fu Industrial Co., Ltd., an entity owned by Tianfu Yang, the Company’s Chairman. The purpose of the advance was to accommodate an urgent cash need of a transaction for this related entity under a guarantee to repay the Company within a few days. As of December 31, 2010, the money was repaid in full.
.
Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

The Company does not have a formal policy regarding approval of transactions required to be disclosed under item 404 of the SEC’s Regulation S-K.

55

A majority of our Board members is independent from the Company, its management and its independent registered public accounting firm. Based on our Nominating and Corporate Governance Committee’s review of our current directors, our Board has determined that all of our non-employee directors, listed below, are considered “independent” under the current independence standards of NASDAQ Marketplace Rule 4200(a)(15) and meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, as determined by the Board.

Ching Chuen Chan
Dave Gatton
Boyd Plowman
Yunyue Ye

As a technology-focused Company, we often collaborate with universities and research institutions on certain technologies that are of interests of the Company and that potentially could advance the products of the Company. Zhejiang University located in Hangzhou, China (the “University”) is one of many such universities and institutions with which we have established collaborations. Yunyue Ye, a director of our Board, is a professor employed at the University. The Board concluded that Yunyue Ye qualifies as an independent director under 407(a)(3) of Regulation S-K based on the following:

•	The collaboration agreement was signed with the University, not with Mr. Ye himself.

•	The research grant provided by the Company went to the University research fund, not to Mr. Ye himself.

•	The University is a State-Owned university. Mr. Ye has neither any ownership position of the University nor any control position with respect to the University.

•
The University is one of the largest universities in China. The total number of faculty and staff members of the University is 8,434 and Mr. Ye’s personal influence on the University’s decisions is very limited.

ITEM 14. Principal Accounting Fees and Services

The Audit Committee is responsible for engaging the Company's independent registered public accounting firm, and has evaluated the qualifications, performance and independence of Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP). Based on this evaluation, the Audit Committee has approved and selected, and stockholders have ratified, Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP) as the Company's independent registered public accounting firm for 2010.

Audit Fees

The Audit Committee engaged Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP) to perform an annual audit of the Company's financial statements, which includes an audit of the Company's internal controls over financial reporting, for the years ended December 31, 2010 and December 31, 2009. The aggregate fees, including out of pocket expenses, for each of the last two years for professional services rendered by the principal accountant for our audits of our annual financial statements and interim reviews of our financial statements included in our fillings with Securities and Exchange Commission on Form 10-Ks and 10-Qs services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years were approximately:

2010:	$836,232	Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)

2009:	$560,700	Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)

Audit Related Fees

This category consists of services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. This category includes accounting consultations on transaction and proposed transaction related matters. We incurred these fees in connection with registration statements, financing, and acquisition transaction.

2010:	$29,500	Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)

2009:	$515,000	Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)

56

Tax Fees

The aggregate fees in each of the last two years for the professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were approximately:

2010:	$30,000	Frazer Frost, LLP, (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)

2009:	$25,000	Frazer Frost, LLP, (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)

All Other Fees

There are no other fees to disclose.

All of the fees paid to Frazer Frost, LLP (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP) for the fiscal years ended December 31, 2010 and 2009 described above were pre-approved by the audit committee.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The audit committee may also pre-approve particular services on a case-by-case basis.

57

PART IV

ITEM 15. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this Annual Report on Form 10-K:

Exhibit Number	Description	Method of Filing

1.1	Underwriting Agreement, dated July 30, 2009, between the Company and Roth Capital Partners, LLC.	Filed as Exhibit 1.1 to the current report on Form 8-K filed with the Commission on July 30, 2009 and incorporated herein by reference.

3.1	Articles of Incorporation of the Company	Filed as Exhibit 3.1 to the registration statement on Form SB-2 filed with the Commission on October 10, 2003 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of the Company	Filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Commission on October 20, 2008 and incorporated by reference.

3.3	Amendment to the Bylaws of the Company	Filed as Exhibit 4.1 to the current report on Form 8-K filed with the Commission on December 20, 2006 and incorporated herein by reference.
3.4	Articles of Merger dated as of January 27, 2005 byand between the Company and Torch Executive Services Ltd., a Nevada corporation.	Filed as Exhibit 3.1 to the quarterly report on Form 10-Q filed with the Commission on May 8, 2009 and incorporated herein by reference.

10.1	Registration Rights Agreement dated as of August 31, 2005	Filed as Exhibit 10.1 to the registration statement on Form SB-2 filed with the Commission on April 27, 2006 and incorporated herein by reference.

10.2	Common Stock Purchase Agreement dated as of August 31, 2005	Filed as Exhibit 10.2 to the registration statement on Form SB-2 filed with the Commission on April 27, 2006 and incorporated herein by reference.

10.3	Option Agreement dated as of August 31, 2005	Filed as Exhibit 10.3 to the registration statement on Form SB-2 filed with the Commission on April 27, 2006 and incorporated herein by reference.

10.4	Term Sheet dated August 2, 2006	Filed as Exhibit 10.5 to the current report on Form 8-K filed with the Commission on August 2, 2006 and incorporated herein by reference.

10.5	Agreement on Cooperation between Harbin Tech Full Electric Co., Ltd. and Institute of Electrical Engineering of the Chinese Academy of Sciences	Filed as Exhibit 10.6 to the current report on Form 8-K filed with the Commission on August 25, 2006 and incorporated herein by reference.

10.6	Purchase Agreement among the Company, Advanced Electric Motors, Inc., Citadel Equity Fund Ltd. and Merrill Lynch International, dated August 29, 2006	Filed as Exhibit 4.1 to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.7	Indenture among the Company, Advanced Electric Motors, Inc. and The Bank of New York, as trustee, dated August 30, 2006	Filed as Exhibit 4.2 to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.8(a)	2010 Global Note	Filed as Exhibit 4.3(a) to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

58

10.8(b)	2012 Global Note	Filed as Exhibit 4.3(b) to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.9	Registration Rights Agreement between the Company and the Investors, dated August 30, 2006	Filed as Exhibit 4.4 to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.10	Share Pledge Agreement between the Company and The Bank of New York, as collateral agent, dated August 30, 2006	Filed as Exhibit 4.5 to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.11	Warrant Agreement between the Company and The Bank of New York, as warrant agent, dated August 30, 2006	Filed as Exhibit 4.6 to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.12(a)	Global First Tranche 2012 Warrants	Filed as Exhibit 4.7(a) to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.12(b)	Global Second Tranche 2012 Warrants	Filed as Exhibit 4.7(b) to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.12(c)	Global 2009 Warrants	Filed as Exhibit 4.7(c) to the current report on Form 8-K filed with the Commission on September 1, 2006 and incorporated herein by reference.

10.13	Voting Agreement among the Company, Tianfu Yang and Citadel Equity Fund Ltd., dated August 30, 2006	Filed as Exhibit 4.8 to the current report on Form 8-K filed with the Commission on September 1, 2001 and incorporated herein by reference.

10.14	Noncompetition Covenant and Agreement among Citadel Equity Fund Ltd., Merrill Lynch International and Tianfu Yang, dated August 30, 2006	Filed as Exhibit 10.15 to the Registration Statement on SB-2 filed with the Commission on October 4, 2006 and incorporated herein by reference.

10.15	Agreement between Harbin Tech Full Electric Co., Ltd. and Shanghai Lingang Investment and Development Company Limited, dated September 8, 2006	Filed as Exhibit 10.15 to the Registration Statement on SB-2 filed with the Commission on October 4, 2006 and incorporated herein by reference.

10.16	Letter Agreement dated April 9, 2007 by and among Harbin Electric, Inc, Shelton Technology LLC, Shaotang Chen and Xioagang Luo	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on April 13, 2007 and incorporated herein by reference.

10.17	License Agreement dated as of April 9, 2007 by and among Advanced Automation Group. LLC, Shelton Technology, LLC, Shaotang Chen and Xiaogang Luo	Filed as Exhibit 10.2 to the current report on Form 8-K filed with the Commission on April 13, 2007 and incorporated herein by reference.

10.18	Employment Agreement dated April 9, 2007 by and between Advanced Automation Group, LLC and Shaotang Chen	Filed as Exhibit 10.3 to the current report on Form 8-K filed with the Commission on April 13, 2007 and incorporated herein by reference.

10.19	Employment Agreement dated April 9, 2007 by and between Advanced Automation Group, LLC and Xiaogang Luo.	Filed as Exhibit 10.4 to the current report on Form 8-K filed with the Commission on April 13, 2007 and incorporated herein by reference.

59

10.20
Asset Purchase Agreement dated June 16, 2007, by and between the Company, Harbin Tech Full Electric Co., Ltd., Harbin Taifu Auto Electric Co., Ltd., Tianfu Yang, Tianli Yang, Suofei Xu, Zedong Xu and Harbin Tech Full Industry Co., Ltd.
Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on June 19, 2007 and incorporated herein by reference.

10.21	Equity Registration Rights Agreement, dated October 17, 2007, by and between the Company, Hero Wave Investment Limited a British Virgin Islands company, and Tianfu Yang, as guarantor.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on October 23, 2007 and incorporated herein by reference.

10.22	Employment Agreement dated November 27, 2007 by and between the Company and Ms. Christy Young Shue	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on November 30, 2007 and incorporated herein by reference.

10.23
Letter of Intent dated March 27, 2008, by and among Harbin Tech Full Electric Co., Ltd., Wendeng Second Electric Motor Factory, The Committee of Labor Union of Wendeng Second Electric Motor Factory and The People’s Government of Zhangjiachan Town, Wendeng County.
Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on March 31, 2008 and incorporated herein by reference.

10.24	Purchase Agreement, dated June 24, 2008, by and among the Company and the investors party thereto.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on June 26, 2008 and incorporated herein by reference.

10.25	Registration Rights Agreement, dated June 24, 2008, by and among the Company and the investors party thereto.	Filed as Exhibit 10.2 to the current report on Form 8-K filed with the Commission on June 26, 2008 and incorporated herein by reference.

10.26
Equity and Assets Transfer Agreement, dated July 10, 2008, by and between Harbin Tech Full Electric Co. Ltd., Weihai Hengda Electric Motor (Group) Co. Ltd., Wendeng Second Electric Motor Factory, the Committee of Labor Union of Wendeng Second Electric Motor Factory, the People’s Government of Zhangjiachan Town and Wendeng County.
Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on July 11, 2008 and incorporated herein by reference.

10.27	Amendment to Letter Agreement, dated as of December 11, 2008 between the Company and Shelton Technology, LLC.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on December 16, 2008 and incorporated herein by reference.

10.28	Second Amendment to Letter Agreement , dated as of April 21, 2009 between the Company and Shelton Technology, LLC..	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on April 24, 2009 and incorporated herein by reference.

10.29	Amendment to Employment Agreement, dated April 1, 2009 by and between the Company and Ms. Christy Young Shue.	Filed as Exhibit 10.1 to the quarterly report on Form 10-Q filed with the Commission on May 8, 2009 and incorporated herein by reference.

10.30	Letter Agreement between the Company and Citadel Equity Fund Ltd. dated June 1, 2009.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on June 5, 2009 and incorporated herein by reference.

10.31	Merrill Lynch International (“Merrill”) and ABN AMRO Bank N.V., London Branch (“ABN”) Letter Agreement among the Company, Merrill and ABN dated July 14, 2009.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on July 20, 2009 and incorporated herein by reference.

60

10.32	Abax Letter Agreement among the Company, Abax Jade and Abax Nai Xin dated July 14, 2009.	Filed as Exhibit 10.2 to the current report on Form 8-K filed with the Commission on July 20, 2009 and incorporated herein by reference.

10.33	Equity Acquisition Agreement between Harbin Tech Full Electric Co. Ltd., Xi’an Simo Electric Co. Ltd. and Shaanxi Electric Machinery Association dated October 2, 2009.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on October 7, 2009 and incorporated herein by reference.

10.34	SWAP Termination Agreement between the Company and Merrill Lynch International, dated as of September 16, 2009.	Filed as Exhibit 10.5 to the quarterly report on Form 10-Q filed with the Commission on November 9, 2009 and incorporated herein by reference.

10.35	Independent Director Agreement dated November 30, 2009, between the Company and Boyd R. Plowman.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on December 2, 2009 and incorporated herein by reference.

10.36	Third Amendment to the Letter Agreementbetween the Company and Shelton Technology, LLCdated as of December 7, 2009.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on December 8, 2009 and incorporated herein by reference.

10.37	Share Purchase Agreement by and between Xi’an Tech Full Simo Motor Co., Ltd. and Zhejiang Ximen Punching Co., Ltd. dated June 3, 2010.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on June 9, 2010 and incorporated herein by reference.

10.38	Share Purchase Agreement by and among Xi’an Tech Full Simo Motor Co., Ltd. and Xi’an Simo Imports and Exports Co., Ltd., and Fu Nong, dated June 3, 2010.	Filed as Exhibit 10.2 to the current report on Form 8-K filed with the Commission on June 9, 2010 and incorporated herein by reference.

10.39	Share Purchase Agreement by and among Xi’an Tech Full Simo Motor Co., Ltd. and Certain PRC Individuals, dated June 3, 2010.	Filed as Exhibit 10.3 to the current report on Form 8-K filed with the Commission on June 9, 2010 and incorporated herein by reference.

10.40	Share Purchase Agreement by and among Xi’an Tech Full Simo Motor Co., Ltd. and Certain PRC Individuals, dated June 3, 2010.	Filed as Exhibit 10.4 to the current report on Form 8-K filed with the Commission on June 9, 2010 and incorporated herein by reference.

10.41	Share Purchase Agreement by and between Xi’an Tech Full Simo Motor Co., Ltd. and Pingan Duan, dated June 3, 2010.	Filed as Exhibit 10.5 to the current report on Form 8-K filed with the Commission on June 9, 2010 and incorporated herein by reference.

10.42	Share Purchase Agreement by and among Xi’an Tech Full Simo Motor Co., Ltd. and Certain PRC Individuals, dated June 3, 2010.	Filed as Exhibit 10.6 to the current report on Form 8-K filed with the Commission on June 9, 2010 and incorporated herein by reference.

10.43	Share Purchase Agreement by and between Xi’an Tech Full Simo Motor Co., Ltd. and Guoping Cui, dated June 3, 2010.	Filed as Exhibit 10.7 to the current report on Form 8-K filed with the Commission on June 9, 2010 and incorporated herein by reference.

10.44	Loan Agreement dated July 28, 2010, by and between the Company and Abax Emerald Ltd.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on July 30, 2010 and incorporated herein by reference.

10.45	Option Exercise Agreement dated as of August 25, 2010 and effective as of July 1, 2010, by and between the Company, Advance Automation Group, LLC, Shelton Technology, LLC and Ms. Julie Chen.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on August 27, 2010 and incorporated herein by reference.

61

10.46	Amended and Restated Limited Liability Company Agreement dated as of August 25, 2010 and effective as of July 1, 2010, by and between Advanced Electric Motors, Inc. and Shelton Technology, LLC.	Filed as Exhibit 10.2 to the current report on Form 8-K filed with the Commission on August 27, 2010 and incorporated herein by reference.

10.47	Term Loan Facility Agreement dated November 22, 2010, by and between the Company and China Development Bank Corporation, Hong Kong Branch.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on November 23, 2010 and incorporated herein by reference.

10.48	Indemnification Agreement, dated as of February 21, 2011, between the Company and Ching Chuen Chan.	Filed as Exhibit 10.1 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.49	Indemnification Agreement, dated as of February 21, 2011, between the Company and David Gatton.	Filed as Exhibit 10.2 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.50	Indemnification Agreement, dated as of February 21, 2011, between the Company and Boyd R. Plowman.	Filed as Exhibit 10.3 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.51	Indemnification Agreement, dated as of February 21, 2011, between the Company and Lanxiang Gao.	Filed as Exhibit 10.4 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.52	Indemnification Agreement, dated as of February 21, 2011, between the Company and Yunyue Ye.	Filed as Exhibit 10.5 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.53	Indemnification Agreement, dated as of February 21, 2011, between the Company and Tianfu Yang.	Filed as Exhibit 10.6 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.54	Indemnification Agreement, dated as of February 21, 2011, between the Company and Tianli Yang.	Filed as Exhibit 10.7 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.55	Indemnification Agreement, dated as of February 21, 2011, between the Company and Zedong Xu.	Filed as Exhibit 10.8 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

10.56	Indemnification Agreement, dated as of February 21, 2011, between the Company and Christy Shue.	Filed as Exhibit 10.9 to the current report on Form 8-K filed with the Commission on February 25, 2011 and incorporated herein by reference.

14.1	Code of Ethics and Business Conduct	Previously filed.

21.1	List of subsidiaries	Filed herewith.

23.1	Consent of Frazer Frost, LLP, (a successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)	Filed herewith.

31.1	Certification by the Chief Executive Officer pursuant to Rule 13a-14(a) or 15d-14(a)	Filed herewith.

31.2	Certification by the Chief Financial Officer pursuant to Rule 13a-14(a) or 15d-14(a)	Filed herewith.

62

32.1	Certification of the Chief Executive Officer and the Chief Financial Officer pursuant 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith.

99.1	Special Committee Charter	Filed herewith.

99.2	Amended and Restated Audit Committee Charter	Filed herewith.

63

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Harbin Electric, Inc.

Date: March 16, 2011	By:	/s/ Tianfu Yang
	By:	Tianfu Yang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

NAME	TITLE

/s/ Tianfu Yang	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 16, 2011
Tianfu Yang

/s/ Zedong Xu	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2011
Zedong Xu

/s/ Lanxiang Gao	Director	March 16, 2011
Lanxiang Gao

/s/ Ching Chuen Chan	Director	March 16, 2011
Ching Chuen Chan

/s/ Boyd Plowman	Director	March 16, 2011
Boyd Plowman

/s/ David Gatton	Director	March 16, 2011
David Gatton

/s/ Yunyue Ye	Director	March 16, 2011
Yunyue Ye

64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Harbin Electric, Inc.

We have audited the accompanying balance sheets of Harbin Electric, Inc. and Subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 15, 2011 expressed a qualified opinion.

/S/ Frazer Frost, LLP

Brea, CA

March 15, 2011

HARBIN ELECTRIC, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009

	2010	2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$98,753,870	$92,902,400
Restricted cash	1,061,900	3,522,009
Notes receivable	1,845,883	1,086,929
Accounts receivable, net	85,899,332	93,322,885
Inventories, net	62,843,556	74,913,877
Other assets, current	2,501,695	5,828,453
Advances on inventory purchases	15,893,866	11,718,544
Total current assets	268,800,102	283,295,097

PLANT AND EQUIPMENT, net	173,074,138	156,364,548

OTHER ASSETS:
Debt issuance costs, net	496,804	359,255
Advances on plant and equipment purchases	48,830,831	10,532,902
Advances on intangible assets	3,645,361	3,133,512
Goodwill	54,919,738	54,073,754
Other intangible assets, net	23,147,079	21,472,471
Other assets, non-current	1,403,326	1,722,693
Total other assets	132,443,139	91,294,587

Total assets	$574,317,379	$530,954,232

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable - short term	$2,123,800	$4,533,268
Accounts payable	26,881,540	47,099,135
Short term loans	29,490,480	44,439,629
Customer deposits	14,621,882	18,455,842
Accrued liabilities and other payables	17,934,047	12,329,394
Taxes payable	8,205,807	8,233,862
Amounts due to original shareholders	758,500	28,681,976
Current portion of notes payable, net	-	7,660,210
Total current liabilities	100,016,056	171,433,316

LONG TERM LIABILITIES:
Long term loans	50,070,000	4,401,000
Warrant liability	1,526,530	4,623,558

Total liabilities	151,612,586	180,457,874

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Common Stock, $0.00001 par value, 100,000,000 shares authorized,
31,250,820 and 31,067,471 shares issued and outstanding
as of December 31, 2010 and December 31, 2009, respectively	312	310
Paid-in-capital	218,212,343	218,094,374
Retained earnings	136,149,513	69,594,111
Statutory reserves	33,129,367	22,869,423
Accumulated other comprehensive income	32,360,515	18,638,299
Total shareholders' equity	419,852,050	329,196,517

NONCONTROLLING INTERESTS	2,852,743	21,299,841

Total liabilities and shareholders' equity	$574,317,379	$530,954,232

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated financial statements.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008

REVENUES	$426,481,250	$223,234,394	$120,820,302

COST OF SALES	290,768,312	146,622,220	73,343,521

GROSS PROFIT	135,712,938	76,612,174	47,476,781

RESEARCH AND DEVELOPMENT EXPENSE	3,423,386	2,093,366	1,170,169

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	38,974,147	18,671,507	11,913,435

INCOME FROM OPERATIONS	93,315,405	55,847,301	34,393,177

OTHER EXPENSE (INCOME), NET
Other income, net	(5,489,629)	(5,462,148)	(1,575,224)
Interest expense, net	4,593,099	12,315,645	6,065,814
Loss on currency hedge settlement	-	9,000,000	-
Gain on debt repurchase	-	(4,155,000)	-
Loss from disposal of subdivision	623,158	-	-
Change in fair value of warrants	(574,131)	13,214,525	-
Total other (income) expense, net	(847,503)	24,913,022	4,490,590

INCOME BEFORE PROVISION FOR INCOME TAXES	94,162,908	30,934,279	29,902,587

PROVISION FOR INCOME TAXES	14,915,151	7,796,084	4,523,888

NET INCOME BEFORE NONCONTROLLING INTEREST	79,247,757	23,138,195	25,378,699

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	2,432,411	3,491,414	-

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	76,815,346	19,646,781	25,378,699

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	13,721,482	(70,011)	9,513,907
Foreign currency translation adjustment attributable to noncontrolling interest	(22,826)	683
Change in fair value of derivative instrument	-	(3,237,042)	5,081,414

COMPREHENSIVE INCOME	$90,514,002	$16,340,411	$39,974,020

EARNINGS PER SHARE
Basic
Weighted average number of shares	31,102,634	25,568,936	20,235,877
Earnings per share before noncontrolling interest	$2.55	$0.90	$1.25
Earnings per share attributable to controlling interest	$2.47	$0.77	$-
Earnings per share attributable to noncontrolling interest	$0.08	$0.13	$-

Diluted
Weighted average number of shares	31,282,065	25,672,420	21,323,660
Earnings per share before noncontrolling interest	$2.53	$0.90	$1.19
Earnings per share attributable to controlling interest	$2.46	$0.77	$-
Earnings per share attributable to noncontrolling interest	$0.07	$0.13	$-

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated financial statements.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Common stock		Additional	Retained earnings		Accumulated other
		Par	paid-in	Unrestricted	Statutory	comprehensive	Noncontrolling
	Shares	value	capital	earnings	reserves	income (loss)	interest	Total

BALANCE, January 1, 2008	18,143,156	$181	$44,970,589	$32,281,312	$9,014,462	$(1,649,969)	$-	$84,616,575

Exercise of stock warrants at $3.50	322,298	3	1,128,040					1,128,043
Exercise of stock options at $3.10	25,000		77,500					77,500
Non cash exercise of stock options at $3.10	11,624							-
Exercise of stock warrants at $7.8	100,000	1	779,999					780,000
Stock issuance for cash at $14.13	3,500,000	35	46,290,708					46,290,743
Amortization of stock compensation			1,782,454					1,782,454
Net Income				25,378,699				25,378,699
Adjustment to statutory reserves				(5,559,532)	5,559,532			-
Foreign currency translation gain						9,513,907		9,513,907
Net change related to cash flow hedge						5,081,414		5,081,414

BALANCE, December 31, 2008	22,102,078	220	95,029,290	52,100,479	14,573,994	12,945,352	-	174,649,335

Cumulative effect of reclassification of warrants			(13,613,718)	6,142,280				(7,471,438)

BALANCE, January 1, 2009 as adjusted	22,102,078	220	81,415,572	58,242,759	14,573,994	12,945,352	-	167,177,897

Exercise of stock warrants at $7.80	1,428,846	14	26,122,124					26,122,138
Amortization of stock compensation			1,211,037					1,211,037
Non cash exercise of warrants at $12.25	85,227	1	1,055,266					1,055,267
Stock issuance for cash at $16	7,187,500	72	107,521,878					107,521,950
Noncontrolling interest in acquiree							17,957,815	17,957,815
Net income				19,646,781			3,491,414	23,138,195
Exercise of stock options at $3.10	65,000	1	201,499					201,500
Exercise of stock options at $8.10	70,000	1	566,999					567,000
Cashless exercise of options	128,820	1	(1)					-
Adjustment to statutory reserves				(8,295,429)	8,295,429			-
Dividend distribution							(150,071)	(150,071)
Foreign currency translation gain						(70,011)	683	(69,328)
Net change related to cash flow hedge						(3,237,042)		(3,237,042)
Reclassification of change in cash flow hedge to earnings						9,000,000		9,000,000
								-
BALANCE, December 31, 2009	31,067,471	310	218,094,374	69,594,111	22,869,423	18,638,299	21,299,841	350,496,358

Amortization of stock compensation			994,779					994,779
Exercise of stock warrants at $10.84	183,349	2	4,510,398					4,510,400
Net income				76,815,346			2,432,411	79,247,757
Adjustment to statutory reserve				(10,259,944)	10,259,944			-
Deconsolidation of subsidiaries						23	(1,604,613)	(1,604,590)
Acquisition of noncontrolling interest			(5,387,208)			711	(22,134,423)	(27,520,920)
Increase in noncontrolling interest							2,882,353	2,882,353
Foreign currency translation gain						13,721,482	(22,826)	13,698,656
								-
BALANCE, December 31, 2010	31,250,820	$312	$218,212,343	$136,149,513	$33,129,367	$32,360,515	$2,852,743	$422,704,793

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated financial statements.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attibutable to noncontrolling interest	$2,432,411	$3,491,414	$-
Net income attibutable to controlling interest	76,815,346	19,646,781	25,378,699
Consolidated net income	79,247,757	23,138,195	25,378,699
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	8,027,525	3,563,602	1,608,724
Amortization of intangible assets	1,638,801	1,166,304	1,032,674
Amortization of debt issuance costs	362,451	1,313,024	542,438
Amortization of debt discount	1,439,790	10,949,344	4,489,135
Provision for (recovery of) accounts receivable	7,205,988	(437,191)	(1,899)
Provision for inventory reserve	1,549,882	-	-
Share-based compensation	994,779	1,211,037	1,782,454
Loss on derivative instrument	-	-	541,018
Realized loss on extinguishment of derivative liability	-	9,000,000	-
Realized gain on repurchase of notes payable	-	(4,155,000)	-
Loss on disposal of equipment	792,417	1,305,831	-
Gain on disposal of intangiable assets	-	(89,955)	-
Change in fair value of warrants	(574,131)	13,214,525	-
Loss on sale of subdivision	623,158	-	-
Change in operating assets and liabilities
Notes receivable	(1,203,746)	352,233	(1,076,669)
Accounts receivable	2,714,677	69,474	(1,174,801)
Inventories	11,576,990	12,174,305	9,605,737
Other assets, current	2,604,927	(1,321,224)	1,313,578
Advances on inventory purchases	(3,697,854)	(151,787)	(730,043)
Other assets, non-current	330,641	98,624	8,920
Accounts payable	(20,776,901)	(1,660,309)	591,620
Customer deposits	(3,769,686)	(4,052,825)	(1,277,737)
Accrued liabilities & other payables	4,519,337	(2,483,281)	(1,627,632)
Taxes payable	(323,954)	(688,173)	1,298,829
Net cash provided by operating activities	93,282,848	62,516,753	42,305,045

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired through acquisition	-	11,092,963	5,061,757
Payment for advances on non-current assets	-	(4,317,899)	(403,620)
Payment for advances on intangible assets	(395,009)	-	-
Payment for advances on equipment purchases	(36,983,064)	-	-
Purchase of intangible assets	(94,373)	(9,969)	-
Purchase of plant and equipment	(19,510,180)	(8,478,159)	(16,035,159)
Proceeds from disposal of plant and equipment	206,509	282,877	-
Additions to construction-in-progress	(1,010,284)	(3,733,692)	(16,386,519)
Payment to original shareholders for acquisition	(27,230,236)	(83,958,460)	(53,335,500)
Payment to acquire noncontrolling interests	(27,684,220)	-	-
Deconsolidation of cash held in disposed subdivisions	(602,948)	-	-
Proceeds from sale of controlling interests in subsidiaries	1,846,105	-	-
Net cash used in investing activities	(111,457,700)	(89,122,339)	(81,099,041)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease (increase) in restricted cash	2,516,199	(2,992,096)	(504,525)
Net proceeds from stock issuance	-	107,491,950	46,290,743
Proceeds received from exercise of warrants and options	1,987,503	11,913,499	1,985,543
Deposit to secure investment in cross currency hedge	-	1,000,000	-
Payment on cross currency hedge	-	(9,000,000)	(365,032)
Payment to related party	(1,517,000)	-	-
Proceeds from related party	1,517,000	-	-
Proceeds from cross currency hedge	-	-	145,945
Payment on notes payable	(9,100,000)	(32,745,000)	(4,000,000)
Proceeds from notes payable-short term	1,913,542	6,151,756	-
Payment on notes payable-short term	(4,413,968)	(5,125,486)	(3,315,450)
Proceeds from short term loan-bank	23,374,520	15,020,201	-
Repayment of short term loan-bank	(37,786,835)	(18,872,916)	(1,034,997)
Proceeds from short term loan-other	1,076,807	-	-
Repayment of short term loan-other	(6,349,035)	-	-
Repayment of long term loan-bank	-	(1,466,700)	-
Proceeds from long term loan-bank	49,570,000	-	-
Dividend payment to shareholders	-	(150,071)	-
Net cash provided by financing activities	22,788,733	71,225,137	39,202,227

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	1,237,589	(129,414)	2,470,139

INCREASE IN CASH	5,851,470	44,490,137	2,878,370

Cash and cash equivalents, beginning of period	92,902,400	48,412,263	45,533,893

Cash and cash equivalents, end of period	$98,753,870	$92,902,400	$48,412,263

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated financial statements.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Note 1 - Nature of Business

Harbin Electric, Inc. (the “Company” or “Harbin Electric”) is a Nevada Corporation, incorporated on July 9, 2003. Through its subsidiaries, the Company designs, develops, engineers, manufactures, sells and services a wide array of electric motors including linear motors, specialty micro-motors, and industrial rotary motors, with focus on innovation, creativity, and value-added products.  Products are sold in China and to certain international markets.

Recent development

In October 2009, Harbin Electric acquired Xi’an Tech Full Simo Motor Co., Ltd. (“Simo Motor”). Simo Motor formerly known as Xi’an Simo Motor Incorporation (Group), was initially established in 1955 as a State-Owned Enterprise and one of the major foundation companies of China’s electric motor industry. In January 2004, Simo Motor was privatized as a shareholding company from the former Xi’an Electric Motor Works under the corporate laws of the People’s Republic of China (“PRC”). Simo Motor develops and manufactures various industrial motors. Simo Motor sells its products primarily in China and also in certain international markets. Simo Motor had developed to a large enterprise group which consisted of 15 wholly-owned and 8 majority owned subsidiaries mainly engaged in manufacturing and selling of electric motors. As a result, the Company’s ownership to Simo Motor and all subsidiaries averaged to 87.2% at the time of the acquisition. The remaining 12.8% was owned by noncontrolling shareholders. See Note 18 for further discussion.

On June 3, 2010, Simo Motor entered into four Share Purchase Agreements, each dated as of June 3, 2010 with certain shareholders of four subsidiaries of Simo Motor pursuant to which Simo Motor agreed to acquire all of the equity interests of these subsidiaries that are not currently held by Simo Motor.  Following consummation of the transactions contemplated by these Share Purchase Agreements, Simo Motor owns 100% of the outstanding equity of Xi’an Tech Full Lamination Co., Ltd. (“Lamination”), Xi’an Simo A’Da Motor Co., Ltd. (“A’Da Motor”), Xi’an Tech Full Simo Moulds Co., Ltd. (“Moulds”) and Xi’an Tech Full Simo Transportation Co., Ltd. (“Transportation”).  The aggregate purchase price paid by Simo Motor for these equity interests in Lamination, A’Da Motor, Moulds and Transportation is RMB188.2 million (US$27.60 million).

In addition, on June 3, 2010, Simo Motor entered into three Share Purchase Agreements, each dated as of June 3, 2010 with certain shareholders of three subsidiaries of Simo Motors pursuant to which Simo Motor agreed to sell its equity interests in such subsidiaries to these shareholders.  Following consummation of the transactions contemplated by these three Share Purchase Agreements, Simo Motor no longer owns any of the outstanding equity of Tianjin Simo Electric Co., Ltd. (“Electric”), Xi’an Simo Science and Technology Development Co., Ltd. (“Science and Technology”) and Xi’an Simo Imports and Exports Co., Ltd. (“Imports and Exports”).  The aggregate sales price received by Simo Motor for these equity interests in Electric, Science and Technology and Imports and Exports is RMB12.55 million (US$1.84 million).

On August 25, 2010, Advanced Automation Group, LLC, a Delaware limited liability company (“AAG”) and an indirect wholly owned subsidiary of Harbin Electric, Inc., the Company, Shelton Technology, LLC, a Michigan limited liability company (“Shelton”) and Ms. Julie Chen, entered into an Option Exercise Agreement (“Option Agreement”) dated as of August 25, 2010 and effective as of July 1, 2010, pursuant to which the Company exercised the right, previously granted to the Company under a letter agreement dated April 9, 2007 between the Company and Shelton, as amended on December 11, 2008, April 21, 2009 and December 7, 2009, to require Shelton to contribute all right, title and interest in and to its proprietary technologies, product designs, electric assembly manufacturing techniques and U.S. customer accounts (“Intellectual Properties”) to AAG in consideration for a limited liability company interest in AAG entitling Shelton to a 49% share of AAG’s profits, losses, and distributions of its assets, in accordance with AAG’s limited liability company agreement.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

In connection with the Option Agreement, on August 25, 2010, Advanced Electric Motors, Inc., a Delaware corporation (“AEM”) and a wholly owned subsidiary of the Company, entered into an Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) dated as of August 25, 2010 and effective as of July 1, 2010, with Shelton whereby (i) Shelton agreed to contribute all right, title and interest in and to its Intellectual Properties to AAG in consideration for a membership interest in AAG entitling Shelton to receive 49% of any profits earned by AAG through the terms of the LLC Agreement; and (ii) AEM agreed to contribute all of AAG’s assets (subject to all of the liabilities of AAG) with fair market value of $3 million in consideration for a membership interest in AAG entitling AEM to receive 51% of any profits earned by AAG through the terms of the LLC Agreement. The Intellectual Properties have been valued at $2,882,353 and the Company, through AEM, has previously contributed a total of $2 million to AAG with the remaining $1 million to be paid by AEM to AAG prior to December 31, 2011.

On October 10, 2010, our Board of Directors (the “Board”) received a non-binding proposal from Mr. Tianfu Yang (“Mr. Yang”) and Baring Private Equity Asia Group Limited (“Baring”) for Mr. Yang and an investment fund advised by Baring (the "Baring Fund") to acquire all of the outstanding shares of Common Stock of Harbin Electric not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, subject to certain conditions, and to take the Company private. On November 19, 2010, Mr. Yang submitted to our Board a non-binding modification letter (the “Modification Letter”) modifying the proposal presented to the Board on October 10, 2010.  The Company’s Board of Directors has formed a special committee of independent directors to evaluate and consider this proposal and any other alternative proposals or other strategic alternatives that may be available to the Company.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The consolidated financial statements of Harbin Electric Inc. reflect the activities of the following subsidiaries.  All material intercompany transactions have been eliminated.
	Place incorporated	Ownership percentage
Advanced Electric Motors, Inc. (“AEM”)	Delaware, USA	100%
Harbin Tech Full Electric Co., Ltd. (“HTFE”)	Harbin, China	100%
Advanced Automation Group, LLC (“AAG”)	Delaware, USA	51%
Advanced Automation Group Shanghai Co., Ltd. (“SAAG”)	Shanghai, China	51%
Shanghai Tech Full Electric Co., Ltd. (“STFE”)	Shanghai, China	100%
Weihai Tech Full Simo Motor Co., Ltd. (“Weihai”)	Weihai, China	100%
Xi’an Tech Full Simo Motor Co., Ltd. (“Simo Motor”)	Xi’an, China	100%

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of all directly and indirectly owned subsidiaries listed above.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures about contingent assets and liabilities. Such estimates and assumptions by management affect accrued expenses, the valuation of accounts receivable, inventories, and long-lived assets, legal contingencies, lives of plant and equipment, lives of intangible assets, business combinations, goodwill, calculation of warranty accruals, taxes, share-based compensation and others.

Although the Company regularly assesses these estimates, actual results could materially differ. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Foreign currency transactions

Our reporting currency is the US dollar.  The functional currency of PRC subsidiaries is the Chinese Renminbi (“RMB”). Our results of operations and financial position of the PRC subsidiaries are translated to United States dollars using the end of period exchange rates as to assets and liabilities and weighted average exchange rates as to revenues, expenses and cash flows. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. The resulting currency translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity.  As a result, translation adjustments amount related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding consolidated balances on the balance sheet. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process amounted to a gain of $13,721,482, a loss of $70,011, and a gain of $9,513,907 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively. The balance sheet amounts with the exception of equity at December 31, 2010 and 2009 were translated at 6.59 RMB to $1.00 and 6.84 RMB to $1.00, respectively.  The equity accounts were stated at their historical exchange rate.  The average translation rates applied to the revenues, expenses and cash flows statement amounts for the fiscal years ended December 31, 2010, 2009 and 2008 were 6.76 RMB to $1.00, 6.84 RMB to $1.00 and 6.96 RMB to $1.00, respectively.

Transaction loss of $220,235, $88,993, and $358,460 were recognized which were included in the other income for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

Concentration of risks

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes.  Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC and with banks in the United States. The Company maintains balances at financial institutions which typically exceed Federal Deposit Insurance Corporation insured limits for the banks located in the Unites States. Balances at financial institutions or state owned banks within the PRC are not insured. As of December, 2010 and 2009, the Company had deposits in excess of federally insured limits totaling $98,989,404 and $92,701,730, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

No customer accounted for more than 10% of the net revenue for the fiscal year ended December 31, 2010.  Two major customers accounted for approximately 22% of the net revenue for the fiscal year ended December 31, 2009, individually accounting for 12% and 10%, respectively. At December 31, 2009, the total accounts receivable balance due from these two customers was $22,835,846, representing 24% of total accounts receivable.  Three major customers accounted for 43% of the net revenue for the fiscal year ended December 31, 2008, individually accounting for 16%, 15%, and 12%, respectively.

No vendor provided more than 10% of the Company’s purchases of raw materials for the fiscal year ended December 31, 2010. One major vendor provided approximately 16% of the Company’s purchases of raw materials for the year ended December 31, 2009.  Two major vendors provided 39% of the Company’s purchase of raw materials for the year ended December 31, 2008, individually accounting for 23% and 16%, respectively. The Company’s accounts payable to these vendors was $0 and $0 at December 31, 2010 and 2009, respectively.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Restricted cash

Restricted cash represent amounts set aside by the Company in accordance with the Company’s debt agreements with certain financial institutions.  These cash amounts are designated for the purpose of paying down the principal amounts owed to the financial institutions, and these amounts are held at the same financial institutions with which the Company has debt agreements in the PRC.  Due to the short-term nature of the Company’s debt obligations to these banks, the corresponding restricted cash balances have been classified as current in the consolidated balance sheets.

Notes receivable

Notes receivable arose from sale of goods and represented commercial drafts issued by customers to the Company that were guaranteed by banks of the customers.  Notes receivables are interest-free with maturity dates of three or six months from date of issuance. The Company has the ability to submit request for payment to the customer’s bank earlier than the scheduled payment date, but will incur an interest charge and a processing fee.

Accounts receivable

Accounts receivable are presented net of an allowance for bad debts account. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The estimated loss rate is based on our historical loss experience and also contemplates current market conditions. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable, and known bad debts are written off against allowance for doubtful accounts when identified.

Inventories

Inventories are valued at the lower of cost or market value, as determined on a first-in, first-out basis, using the weighted average method. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventories to its market value, if lower than cost. On an ongoing basis, inventories are reviewed for potential write-down for estimated obsolescence or unmarketable inventories equal to the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. When inventories are written-down to the lower of cost or market, they are not marked up subsequently based on changes in underlying facts and circumstances.  Inventories are composed of raw material for manufacturing electrical motors, work in process and finished goods within the Company’s warehouse premise or consigned at a customer site. The inventory allowance is made when the inventory’s market value is lower than the cost. The recovery of the reserve is only made through sale or disposition of such inventory items.

Plant and equipment

Plant and equipment are stated at cost, net of depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated Useful Life
Buildings	20-40 years
Vehicle	5-10 years
Office equipment	5-6 years
Production equipment	10-12 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities.  No depreciation is provided for construction in progress until such time as the assets are completed and placed into service. Maintenance, repairs and minor renewals are charged directly to expense as incurred. Major additions and betterment to buildings and equipment are capitalized. Interest incurred during construction is capitalized into construction in progress. All other interest is expensed as incurred.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The Company recognizes an impairment loss when estimated cash flows generated by those assets are less than the carrying amounts of the asset. Based on management review, the Company believes that there were no impairments as of December 31, 2010.

Goodwill and other intangible assets

Goodwill – the excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed shall be recognized as goodwill.  Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in the fourth quarter or more frequently if there are indicators of impairment exist. For purposes of our goodwill impairment test, a two-step test is used to identify the potential impairment and to measure the amount of goodwill impairment, if any. The first step is to compare the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is considered not impaired. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. Under step two, the impairment loss is measured by comparing the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

General intangibles other than goodwill

Intangible assets that are acquired individually or as part of a group of assets, other than those acquired in a business combination are initially recorded at their fair value. The cost of a group of assets acquired in a transaction is allocated to the individual assets based on their relative fair values. Goodwill does not arise in such a transaction. Intangible assets that are acquired in a business combination are accounted for in accordance with ASC Topic 805, Business Combinations. The costs of intangible assets that are developed internally, as well as the costs of maintaining or restoring intangible assets that have indeterminate lives or that are inherent in a continuing business and related to the entity as a whole, are expensed as incurred.

The accounting for intangible assets, other than goodwill, subsequent to acquisition is based on the asset’s useful life. The useful life of the intangible asset is the period over which the asset is expected to contribute directly or indirectly to the entity’s future cash flows. An asset for which no legal, regulatory, contractual, competitive, economic, or other factors limit its useful life is considered to have an indefinite useful life.

The Company evaluates intangible assets for impairment, at least annually and whenever events or changes in circumstances indicate that the assets might be impaired.  We perform our annual impairment test in the fourth quarter.

Our impairment test consists of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to the excess.  As of December 31, 2010, management believes there was no impairment.

Accounting for long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flow the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flow expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When we identify an impairment, we reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values.  As of December 31, 2010, management believes there was no impairment.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Stock-based compensation

We record share-based compensation expense based upon the grant date fair value of share-based awards. The value of the award is principally recognized as expense ratably over the requisite service periods. We use the Black-Scholes Merton (“BSM”) option-pricing model, which incorporates various assumptions including volatility, expected life and interest rates to determine fair value. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock. The expected life assumption is primarily based on the simplified method of the terms of the options. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company is required to measure the cost of the equity instruments issued in exchange for the receipt of goods or services from other than employees at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services.

Stock compensation expense is recognized based on awards expected to vest.  GAAP requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, when actual forfeitures differ from those estimates.  There were no estimated forfeitures as the Company has a short history of issuing options and the actual forfeitures during the history of issuing options were minimal.

Revenue recognition

The Company recognizes sales when title and risk of ownership are passed to the customer (which is at the date of shipment), when a formal arrangement exists, the price is fixed or determinable, no other significant obligations exist and collectability is reasonably assured. For products that are required to be examined by customers, sales revenue is recognized after the customer examination is passed. Payments received before all of the relevant criteria for revenue recognition are satisfied, are recorded as customer deposits.

In addition, revenue recognition could be negatively impacted by returns. For our linear motor and specialty micro-motor businesses, our products are custom products which are customer specific, and no returns are allowed. We warrant our product for repair, only in the event of defects for two years from the date of shipment.  We charge such costs to cost of goods sold. For our industrial rotary motor business, our products are standardized products and returns are allowed within three days upon receipt of products by customers. We provide product warranty for repair one year from the date of shipment. Historically, the returns and defects have not been material. Should returns increase in the future it would be necessary to adjust the estimates, in which case recognition of revenues could be delayed.

The Company also provides after-sale services to our customers. Service revenue is recognized as services are rendered, the customers have approved the completion of the services and invoices have been issued and collectability is reasonably assured. Customer billings for services not yet rendered are deferred and recognized as revenue as the services are rendered and the associated deferred revenue is included in current liabilities or long-term liabilities, as appropriate.

The Company recognizes revenues with regards to the sales of consigned inventories when the title and risks of ownership have been transferred to customers; customers provide a persuasive evidence to notify the Company, and upon receipt of the notification form from customers. The Company also performs periodic inventory counts to confirm the inventory quantities held on consignment.

Shipping and handling costs are included in selling, general and administrative costs and totaled $4,682,704, $2,896,231 and $1,665,628 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Income taxes

The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  GAAP also requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. As of January 1, 2007, income tax positions must meet a more-likely-than-not recognition threshold to be recognized.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  Deferred tax assets of $377,727 and $0 mainly due to the temporary differences of commission expenses and warranty expenses between the financial statement and tax basis were recorded at December 31, 2010 and December 31, 2009, respectively. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.  No significant penalties or interest relating to income taxes have been incurred during the fiscal years ended December 31, 2010, 2009 and 2008.  GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Company’s operating subsidiaries located in PRC are subject to PRC income tax. Under the Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments. HTFE is located in a specially designated region where HTFE is subject to a 10% EIT rate from January 1, 2008 to December 31, 2010. Weihai is currently at the standard 25% income tax rate.  Our operations under STFE was  income tax exempt from 2008 to 2009 and is subject to preferential income tax rate of 11% in 2010 since its located in an economic development zone.  Simo Motor is located in the Province of Shaanxi which is in the mid-west region of China, a specially designated region where the government grants special income tax rates to qualified entities.  Simo Motor qualifies for the “Go-west” special income tax rate of 15% promulgated by the government and therefore is subject to a 15% EIT rate from year 2007 to 2010.

The Company’s subsidiaries were paying the following tax rate for the fiscal years ended December 31:

	2010		2009		2008
Subsidiaries	Income Tax Exemption	Effective Income Tax Rate	Income Tax Exemption	Effective Income Tax Rate	Income Tax Exemption	Effective Income Tax Rate
HTFE	15%	10%	15%	10%	15%	10%

Weihai (a)	-	25%	-	25%	-	25%

STFE (b)	14%	11%	25%	-	25%	-

Simo Motor (c)	10%	15%	10%	15%	n/a	n/a

(a) Weihai was acquired in July 2008 and the tax rate only applied to its results of operations included in the consolidated financial statements, which is the six months period ended December 31, 2008 and the fiscal years ended December 31, 2010 and 2009.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

(b) STFE was income tax exempt for the years ended December 31, 2009 and 2008, and no operational income was generated for the year ended December 31, 2008.

(c) Simo Motor was acquired in October 2009 and the tax rate only applied to its results of operations included in the consolidated financial statements, which is the three months ended December 31, 2009 and the fiscal year ended December 31, 2010.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the fiscal years ended December 31:

	2010	2009	2008
U.S. Statutory rates	34%	34%	34%
Foreign income not recognized in USA	-34	-34	-34
China income taxes	25	25	25
Tax exemption	-10	-14	-14
Other items (d)	1	14	4
Effective income taxes	16%	25%	15%

(d)  The 1 % represents the $6,497,359 of expenses incurred by the Company, and its US subsidiaries AEM and AAG that are not subject to PRC income tax for the year ended December 31, 2010.

The 14 % represents the $34,762,948 of expenses incurred by the Company, and its US subsidiaries AEM and AAG that are not subject to PRC income tax for the year ended December 31, 2009.

The 4 % represents the $12,182,478 of expenses incurred by the Company, and its US subsidiaries AEM and AAG that are not subject to PRC income tax for the year ended December 31, 2008.

The estimated tax savings for the fiscal years ended December 31, 2010, 2009 and 2008 amounted to $9,868,735, $8,638,041 and $6,007,426, respectively. The net effect on earnings per share attributable to controlling interest had the income tax been applied would decrease earnings per share from $2.47 to $2.15 in 2010, $0.77 to $0.43 in 2009 and $1.25 to $0.95 in 2008.

Harbin Electric, AEM and AAG were organized in the United States and have incurred net operating losses for income tax purposes for the fiscal year ended December 31, 2010.  The net operating loss carry forwards for United States income taxes for Harbin Electric and AEM amounted to approximately $34.7 million which may be available to reduce future years’ taxable income. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history and continuing losses for United States income tax purposes.  Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit to reduce the asset to zero.  The net change in the valuation allowance for the fiscal year ended December 31, 2010 was an increase of approximately $1.8 million. Management will review this valuation allowance periodically and make adjustments accordingly. AAG started to use the net operating loss carry forwards from previous years in the amount of $288,404 to reduce its taxable income generated in 2010. The remaining carry forwards will expire, if not utilized, starting from 2027 through 2030.

The Company has cumulative undistributed earnings of foreign subsidiaries of approximately $240 million as of December 31, 2010, which is included in consolidated retained earnings and will continue to be indefinitely reinvested in international operations.  Accordingly, no provision has been made for U.S. deferred taxes related to future repatriation of these earnings, nor is it practicable to estimate the amount of income taxes that would have to be provided if we concluded that such earnings will be remitted in the future.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Value added tax

Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT Payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

VAT on sales and VAT on purchases amounted to $78,709,318 and $53,307,583 for the fiscal year ended December 31, 2010, respectively.  VAT on sales and VAT on purchases amounted to $40,292,224 and $25,943,303 for the fiscal year ended December 31, 2009, respectively. VAT on sales and VAT on purchases amounted to $12,278,874 and $7,217,430 for the fiscal year ended December 31, 2008, respectively.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Advertising costs

The Company expenses the cost of advertising as incurred in selling, general and administrative costs. The Company incurred $86,463, $139,252 and $230,307 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

Research and development costs

Research and development costs are expensed as incurred.  The costs of material and equipment that are acquired or constructed for research and development activities and have alternative future uses are classified as plant and equipment and depreciated over their estimated useful lives.

Noncontrolling interest

The Company owns 100% of Simo Motor. The 0.05% of noncontrolling interest was indirectly from Simo Motor’s subsidiary Qishan Simo Moulding Co, Ltd.  Effective July 1, 2010, 49% of AAG and SAAG was owned by noncontrolling interests, Shelton Technology, LLC, a Michigan limited liability company.

Fair value of financial instruments

On January 1, 2008, the Company began recording financial assets and liabilities subject to recurring fair value measurement at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. On January 1, 2009, the Company began recording non-recurring financial as well as all non-financial assets and liabilities subject to fair value measurement under the same principles. These fair value principles prioritize valuation inputs across three broad levels. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Effective January 1, 2009, a total of 2,030,158 warrants previously treated as equity pursuant to the derivative treatment exemption is no longer afforded equity treatment because the strike price of the warrants is denominated in US dollar, a currency other than the Company’s functional currency, the Chinese RMB.  As a result, the warrants are not considered indexed to the Company’s own stock, and as such, all future changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expired. The Company reclassified the fair value of these warrants from equity to liability, as if these warrants were treated as a derivative liability since their issuance in August 2006. On January 1, 2009, the Company reclassified from additional paid-in capital, as a cumulative effect adjustment, $6.1 million to beginning retained earnings and $7.4 million to warrant liabilities to recognize the fair value of such warrants. As of December 31, 2010 and 2009, the Company has 183,348 and 366,697 warrants outstanding. The fair value of the outstanding warrants was approximately $1.5 million and $4.6 million, respectively.  The Company recognized a total of $574,131 gain and a total of $13,214,525 loss from the change in fair value of the warrants for the fiscal years ended December 31, 2010 and 2009, respectively.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes Option Pricing Model using the following assumptions:

	December 31, 2010	December 31, 2009	January 1, 2009
			(Unaudited)
Annual dividend yield	-	-	-
Expected life (years)	1.67	2.67	3.67
Risk-free interest rate	0.51%	1.51%	1.20%
Expected volatility	61%	68%	66%

Expected volatility is based primarily on historical volatility. Historical volatility was computed using daily pricing observations for recent periods that correspond to the term of the warrants. We believe this method produces an estimate that is representative of our expectations of future volatility over the expected term of these warrants. We have no reason to believe future volatility over the expected remaining life of these warrants likely to differ materially from historical volatility. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities according to the remaining term of the warrants.

	Carrying Value as of December 31, 2010	Fair Value Measurements at December 31, 2010 Using Fair Value Hierarchy
	(Unaudited)	Level 1	Level 2	Level 3

Fair value of warrant liabilities	$1,526,530		$1,526,530

Other than the warranty liabilities, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Recent accounting pronouncements

In September 2009, the FASB issued new accounting guidance related to the revenue recognition of multiple element arrangements. The new guidance states that if vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, companies will be required to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. The accounting guidance will be applied prospectively and became effective during the first quarter of 2011. Early adoption was allowed. The Company adopted this guidance beginning January 1, 2011 and does not expect this accounting guidance to materially impact its financial statements.

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

In January 2010, the FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification, which affects accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. This ASU also affects accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts ASU 810-10, Consolidations. If an entity has previously adopted ASU 810-10 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted ASU 810-10. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update ("ASU") 2010-06 Fair Value Measurement and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This guidance provides for the following new required disclosures related to fair value measurements: 1) the amounts of and reasons for significant transfers in and out of level one and level two inputs and 2) separate presentation of purchases, sales, issuances, and settlements on a gross basis rather than as one net number for level three reconciliations. The guidance also clarifies the existing disclosures as follows: 1) provide fair value measurement disclosures for each class of assets and liabilities and 2) provide disclosures about the valuation techniques and inputs used for both recurring and nonrecurring level two or level three inputs. The Company has adopted this standard, but it did not have a material effect on the Company's consolidated balance sheet or required financial statement disclosures.

In April 2010, the FASB issued ASU 2010-13, Compensation -Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial porting of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In September 2010, the FASB issued Accounting Standard Update 2010-25, Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans. This ASU clarifies how loans to participants should be classified and measured by defined contribution plans and how International Financial Reporting Standards compare to these provisions. The amendments in this update are effective for fiscal years ending after December 15 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU modified Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. For public entities, the amendments in the ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company`s adoption of this ASU is not expected to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU specifies that, if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company`s adoption of this ASU is not expected to have a material impact on its consolidated financial statements.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications have no effect on net income or cash flows.

Note 3 – Disposal of subdivisions

Effective April 1, 2010, Simo Motor, a PRC subsidiary of the Company, sold its equity interests in its three subsidiaries, Tianjin Simo, Science and Technology and Imports and Exports, to certain shareholders of these three subsidiaries.  As a result of the above dispositions, Simo Motor no longer owns any of the outstanding equity of these three subsidiaries.  The Company evaluates the impact of the disposal of the above entities, which results in the Company failing the test in ASC 205-20-45.  The failure of this test therefore does not require the classification of the disposal of the above entities as a discontinued operation.  The aggregate sales price for the equity interests in Tianjin Simo, Science and Technology and Imports and Exports is RMB12.55 million (US$1.84 million).  A net loss of $623,158 was recorded in loss from disposal of subdivisions, net of income taxes in the Company’s Consolidated Statement of Operations.

Note 4 – Acquisition of the noncontrolling interests

Effective April 1, 2010, Simo Motor, a PRC subsidiary of the Company, acquired all of the equity interests in its four subsidiaries, Lamination, A’Da Motor, Moulds, and Transportation. As a result of the above acquisitions, Simo Motor now owns 100% of the outstanding equity of these four subsidiaries. The aggregate purchase price for the equity interests in these four subsidiaries is $27.60 million and it was fully paid as of December 31, 2010.

The effects of changes in the Company’s ownership interest in its subsidiaries are below:

2010

Net income attributable to controlling interest	$76,815,346
Transfer (to) from the noncontrolling interest
Decrease in Paid-in Capital for purchase of noncontrolling interests	(5,387,208)
Change from net income attributable to controlling interest and transfers (to) from noncontrolling interest	71,428,138

Note 5 – Supplemental disclosure of cash flows

The Company prepares its statements of cash flows using the indirect method as defined under the ASC Topic 230. The following information relates to non-cash investing and financing activities for the years ended December 31, 2010, 2009 and 2008.

Total interest paid amounted to $3,466,261, $4,581,551 and $4,441,698 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

Total income tax paid amounted to $14,383,934, $7,612,524 and $4,509,648 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

For the year ended December 31, 2010, accounts payable in the amount of $394,053, other payable in the amount of $1,209,712, other receivable in the amount of $552,316, and notes receivable in the amount of $449,730  were used for plant and equipment purchases.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

For the year ended December 31, 2010, accounts receivable in the amount of $605,945, accounts payable in the amount of $200,449 and other payable in the amount of $173,701 were received as proceeds from disposal of equipments.

For the year ended December 31, 2010, plant and equipment in the amount of $574,668 and accumulated depreciation in the amount of $529,739 was transferred to asset held for sale and construction-in-progress in the amount of $94,665 was transferred into plant.

For the fiscal year ended December 31, 2010, intangible assets in the amount of $2,882,353 was contributed to AAG in exchange for 49% of ownership interest.

Note 6 – Accounts receivable

Accounts receivable consisted of the following:

	December 31,	December 31,
	2010	2009

Accounts receivable	$92,994,103	$93,437,360
Less: allowance for bad debts	(7,094,771)	(114,475)
Accounts receivable, net	$85,899,332	$93,322,885

The following table consists of allowance for bad debts:
Allowance for bad debts at January 1, 2009	$153,155
Recovery of bad debts	(38,656)
Accounts receivable write off	-
Effect of foreign currency translation	(24)
Allowance for bad debts at December 31, 2009	114,475
Increase in allowance	7,238,932
Recovery of bad debts	(188,276)
Accounts receivable write off
Effect of foreign currency translation	(70,360)
Allowance for bad debts at December 31, 2010	$7,094,771

Note 7 – Inventories

The following is a summary of inventories by major category:

	December 31,	December 31,
	2010	2009

Raw and packing materials	$8,673,719	$8,923,098
Work in process	20,819,664	25,176,195
Finished goods	29,252,978	23,447,325
Finished goods - consignment	6,421,301	18,077,870
Inventory valuation allowance	(2,324,106)	(710,611)
Total inventories, net	$62,843,556	$74,913,877

As of December 31, 2010 and December 31, 2009, total inventory valuation allowance amounted to $2,324,106 and $710,611.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Allowance for inventory valuation at January 1, 2009	$-
Additional reserves	710,175
Recovery of reserves	-
Effect of foreign currency translation	436
Allowance for inventory valuation at December 31, 2009	710,611
Additional reserves	3,940,870
Recovery of reserves	(2,340,118)
Effect of foreign currency translation	12,743
Allowance for inventory valuation at December 31, 2010	$2,324,106

Note 8 – Advances on inventory purchases

The Company makes advances to certain vendors for inventory purchases.  The advances on inventory purchases were $15,893,866 and $11,718,544 as of December 31, 2010 and 2009, respectively.

Note 9 – Plant and equipment

The following table presents details of our property and equipment:

	December 31,	December 31,
	2010	2009

Buildings	$90,434,596	$88,081,895
Office equipment	3,380,045	1,437,761
Production equipment	45,564,179	28,801,414
Vehicles	2,335,906	3,633,367
Assets held for sale	46,071	-
Construction in progress	43,172,049	40,504,272
Total	184,932,846	162,458,709
Less: accumulated depreciation	(11,858,708)	(6,094,161)
Property and equipment, net	$173,074,138	$156,364,548

Construction in progress represents labor costs, material, capitalized interest incurred in connection with the construction of the new plant facility in Shanghai and the construction and installation of manufacturing equipment in HTFE, Weihai and Simo Motor.  Construction in progress as of December 31, 2010, consisted of the following:

No.	Project Description	December 31, 2010	Commencement Date	Expected completion date

1	Building construction for STFE facility	$6,492,317	5/13/2009	5/30/2011
2	Manufacturing machinery and equipment for STFE	34,853,892	12/12/2008	7/31/2011
3	Building construction for Weihai facility	1,015,939	8/20/2010	12/31/2011
4	Building construction for Simo facility	809,901	11/30/2010 & 12/29/2010	12/31/2011
	Total	$43,172,049

Depreciation expense for the fiscal years ended December 31, 2010, 2009, and 2008 amounted to $8,027,525, $3,563,602, and $1,608,724, respectively.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

For the fiscal years ended December 31, 2010 and 2009, a total of $161,584 and $3,540,156 of interest were capitalized into construction in progress, respectively.

Note 10 – Advances on non-current assets

Advance for intangible assets

The advances for intangible assets consisted of land use right prepayment. As of December 31, 2010 and 2009, advances for intangible assets amounted to $3,645,361 and $3,133,512, respectively.

On September 8, 2006, HTFE entered into an agreement ("Land Use Agreement") with Shanghai Lingang Investment and Development Company Limited ("Shanghai Lingang") with respect to HTFE’s use of 40,800 square meters of State-owned land in the Shanghai Zhuqiao Airport Industrial Zone (the "Site").  The size of the land used by HTFE was later revised to a total of approximately 53,000 square meters. The term of the land use agreement is 50 years and the aggregate amount HTFE shall pay to Shanghai Lingang is approximately $6.28 million (RMB 42,840,000) ("Fee"), approximately 96.8% or $6.08 million (RMB 41,452,020) has been paid, as of December 31, 2010. HTFE shall register a Sino-foreign joint venture company at the location of Shanghai Lingang, with taxes payable at the same location. HTFE has agreed to compensate Shanghai Lingang for certain local taxes due to the local tax authority in connection with applicable tax generation requirements.

Advance on plant and equipment purchases

The Company makes advances to certain vendors for equipments and construction projects.  The advances on equipment and construction amounted to $48,830,831 and $10,532,902 as of December 31, 2010 and 2009, respectively.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Note 11 – Goodwill and other intangible assets

Net intangible assets consist of the following at:

	December 31, 2010	December 31, 2009

Goodwill on 2008 Acquisition of Weihai	$12,692,107	$12,273,778
Goodwill on 2009 Acquisition of Simo Motor	42,227,631	41,799,976
Total goodwill	54,919,738	54,073,754
Land use rights	17,794,376	17,481,972
Patents	6,940,543	6,702,983
Software	16,648	95,110
Intellectual property	2,594,118	-
Customer lists	288,235	-
Total goodwill and other intangible assets	82,553,658	78,353,819
Less: accumulated amortization	(4,486,841)	(2,807,594)
Intangible assets, net	$78,066,817	$75,546,225

Amortization expense for the fiscal years ended December 31, 2010, 2009 and 2008 amounted to $1,638,801, $1,166,304 and $1,032,674, respectively.

The Company uses the purchase method of accounting for business combinations. Annual testing for impairment of goodwill is performed during the fourth quarter of each year unless events or circumstances indicate earlier impairment testing is required. No impairment loss was recognized for the fiscal years ended December 31, 2010, 2009 and 2008. As a result of the disposition of the three subdivisions, effective April 1, 2010, Simo Motor no longer owns any of the outstanding equity of Tianjin Simo, Science and Technology, and Imports and Exports (see Note 3 for more discussion). Goodwill of these three subdivisions in the amount of $964,159 was included in the carrying amount of the reporting unit in determining the gain or loss on disposal.

	Weihai	Simo Motor	Total

Goodwill, as of December 31, 2009	$12,273,778	$41,799,976	$54,073,754

Disposal of subsidiaries	-	(964,159)	(964,159)

Effect of foreign currency translation	418,329	1,391,814	1,810,143

Goodwill, as of December 31, 2010	$12,692,107	$42,227,631	$54,919,738

Note 12 – Taxes payable

Taxes payable consisted of the following:
	December 31, 2010	December 31, 2009

VAT tax payable	$1,930,544	$3,473,092
Individual income tax withholding payable	84,965	71,563
Corporation income tax payable	3,672,511	2,825,545
Others miscellaneous tax payable	2,517,787	1,863,662
Total	$8,205,807	$8,233,862

Note 13 – Financing

On August 29, 2006, the Company, Citadel Equity Fund Ltd. (“Citadel”) and Merrill Lynch International (“Merrill Lynch” and, together with Citadel, the “Investors”) entered into a purchase agreement (the “Purchase Agreement”) relating to the purchase and sale of (a) $50 million aggregate principal amount of the Company's Guaranteed Senior Secured Floating Rate Notes (collectively, the “Notes”) and (b) fully detachable warrants (the “Warrants”) to purchase an aggregate of 3,487,368 shares of our common stock. The transaction closed on August 30, 2006.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

On June 1, 2009, the Company and Citadel entered into a Letter Agreement (the “Citadel Agreement”). Pursuant to the Citadel Agreement, the Company was granted the option to repurchase, all (but not part), of the $26.5 million 2012 Notes held by Citadel before August 31, 2009 (“the Proposed 2012 Notes Repurchase”).  On August 4, 2009, the Company notified Citadel that pursuant to the Citadel Agreement (i) the Company was exercising its option to consummate the Proposed 2012 Notes Repurchase and (ii) the Proposed 2012 Notes Repurchase shall be consummated on August 11, 2009 (the “Citadel Repurchase Date”) at an aggregate Citadel Repurchase Price of $23,131,997 to be paid in cash, which Repurchase Price shall be comprised of $22,525,000 representing 85% of the $26,500,000 aggregate principal amount of the 2012 Notes held by Citadel (the “Citadel Notes”) plus $606,997 representing accrued and unpaid interest on the Citadel Notes to but excluding the Repurchase Date. On August 11, 2009, the Company made cash payment in accordance with terms of the Citadel Agreement and recorded a gain of $3,975,000 from the repurchase transaction.  Subsequently, the Company made principal payment of $2,400,000 in September 2009, $3,800,000 in March 2010, and $5,300,000 in September 2010. Thus, the 2012 Notes was fully paid off in September 2010.

On July 14, 2009, the Company entered into a Letter Agreement with Merrill Lynch International and ABN AMRO Bank N.V., London Branch (the “Merrill Agreement”). Pursuant to the Merrill Agreement, the Company was granted the option to repurchase, all (but not part),  of the remaining $6 million 2010 Notes held by Merrill Lynch International ($3 million) and ABN AMRO Bank N.V., London Branch  ($3 million) before July 31, 2009.  On July 31, 2009, the Company paid a total of $5,983,844 to repurchase the 2010 Notes, which amount was comprised of $5,820,000 representing 97% of the $6,000,000 aggregate principal amount of the 2010 Notes held by the Holders plus $163,844 representing accrued and unpaid interest on the 2010 Notes to but excluding the Repurchase Date. As of August 5, 2009, the repurchase have been completed and the 2010 Notes were cancelled and the Company recorded a gain of $180,000 from the repurchase transaction.

The Warrants are governed by a warrant agreement, dated August 30, 2006, between AEM and The Bank of New York, as warrant agent. The Warrants consist of (i) six-year warrants to purchase an aggregate of 2,192,308 shares of our common stock, at an exercise price of $7.80 per share (the “First Tranche 2012 Warrants”), (ii) six-year warrants to purchase an aggregate of 525,830 shares of our common stock at an exercise price of $10.84 per share (the “Second Tranche 2012 Warrants”) and (iii) three-year warrants to purchase an aggregate of 769,230 shares of our common stock at an exercise price of $7.80 per share (the “2009 Warrants”).

The First Tranche 2012 Warrants and the Second Tranche 2012 Warrants were issued to Citadel, and the 2009 Warrants were issued to Merrill. Each Warrant is exercisable at the option of the Warrant holder at any time through the maturity date of such Warrant.

The warrant agreements contain a cashless exercise provision.  During the year ended December 31, 2009, 234,615 of 2009 Warrants outstanding were exercised by cashless transaction and 85,227 shares of common stock were issued upon this exercise.  In addition, the remaining 1,428,846 of the First Tranche 2012 Warrants were exercised at price of $7.80.  During the year ended December 31, 2010, 183,349 of the Second Tranche 2012 Warrants were issued and 183,349 shares of common stock were issued upon this exercise.

The fair value of the warrants upon issuance totaled $22,921,113, was treated as a discount on the carrying value of the debt, and is being amortized over the life of the loan using the effective interest method. $1,439,790 and $10,949,344 and $4,489,135 were amortized to interest expense for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.   As of December 31, 2010 and December 31, 2009, the unamortized discounts totaled $0 and $1,439,790, respectively.

Debt issuance costs of the $50 million Notes received in 2006, initially $2,954,625, are carried in other assets and are amortized over the life of the loan using the effective interest method. A total of $359,255 and $1,313,024 and $542,438 were amortized to interest expense for the fiscal years ended December 31, 2010, 2009 and 2008, respectively. As of December 31, 2010 and December 31, 2009, unamortized debt issuance costs totaled $0 and $359,255, respectively.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

On July 28, 2010, the Company entered into a Loan Agreement, dated July 28, 2010 (the “Loan Agreement”) with Abax Emerald Ltd., a Cayman Islands limited company (“Abax”), pursuant to which Abax agreed to provide the Company with up to $15,000,000 in loans (“Abax Loan”). The Abax Loan was to be made pursuant to one or more borrowings (each, an “Advance”) from time to time from the Closing Date (July 28, 2010) to the date falling on the expiration of five (5) months after the Closing Date upon delivering a notice from us to Abax. In lieu of payment of interest in cash on each Advance, the outstanding principal amount thereof accreted in value for the period commencing on the Borrowing Date (the date on which any Advance is made from us to Abax) for such Advance and ending on the day on which such Advance is repaid, at a rate equal to 10% per annum, computed as described in the Agreement. The Loan Agreement provided that the Company could voluntarily prepay any Advance (or portion thereof in an integral of $100,000) at its accreted value at any time upon written notice to Abax. On the Maturity Date (six months after the date of the Agreement), obligated to  repay the remaining outstanding loan not theretofore paid, together with all fees and other amounts payable under the Loan. On July 29, 2010, the company received the $15 million loan from Abax. The Loan was used to pay down certain debt and to support the Company's capital expenditures and working capital. The Abax Loan was fully paid off on December 27, 2010.

On November 22, 2010, the Company entered into a Term Loan Facility Agreement, dated November 22, 2010 (the “CDB Agreement”) with China Development Bank Corporation, Hong Kong Branch (“CDB”) pursuant to which CDB has agreed to provide a USD$35,000,000 loan facility (“Facility A”) and an RMB100,000,000 loan facility (“Facility B,” and collectively with Facility A, the “Facilities”) to the Company (the loans made under Facility A shall be referred to herein as “Facility A Loans” and the loans made under Facility B shall be referred to herein as “Facility B Loans”). The Facility A Loans and the Facility B Loans shall be made pursuant to one or more borrowings from time to time during the period of time from the date of the CDB Agreement to the date falling on the expiration of six (6) months after the date of the CDB Agreement upon delivering a utilization request from the Company to CDB. Interest on Facility A Loans shall be 3% per annum plus LIBOR (as defined in the CDB Agreement). Interest on Facility B Loans shall be 2.5% per annum plus SHIBOR (as defined in the CDB Agreement). The Company is required to repay the Facility A Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan. The Company is required to repay the Facility B Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan.

The CDB Agreement provides that the Company may, upon not less than one month’s prior notice prepay on an Interest Payment Date (as defined in the CDB Agreement) or a Repayment Date (as defined in the CDB Agreement) all or part of any loan (but if in part, in an amount that is an integral multiple of UDS$500,000 in the case of a Facility A Loan or RMB 2,000,000 in the case of Facility B Loan). The CDB Agreement also provides that upon a Change of Control (as defined in the CDB Agreement) of the Company, CDB may, by not less than 30 days notice to the Company, cancel the Facilities and declare all outstanding loans, together with accrued interest and all other amounts to be immediately due and payable.

The Company’s obligations under the CDB Agreement are secured by a pledge of shares of common stock of the Company owned by its Chairman and Chief Executive Officer, Tianfu Yang. On November 22, 2010, Mr. Yang entered into a Security and Pledge Agreement (the “Pledge Agreement”) with CDB, pursuant to which, Mr. Yang has agreed to pledge 7,000,000 shares of common stock to CDB to secure the loans. Under the Pledge Agreement, Mr. Yang may also be obliged to pledge to CDB, under certain circumstances, additional shares of common stock owned by him and, to the extent such additional shares are not sufficient, cash.

Debt issuance costs of $500,000, resulting from the Term Loan Facility Agreement the Company entered into with CDB, are carried in other assets and are amortized over the life of the loan using the straight-line amortization method. A total of $3,196 was amortized to interest expense for the fiscal years ended December 31, 2010. As of December 31, 2010, unamortized debt issuance costs totaled $496,804.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Note 14 -Short and long term loans

The Company’s short term loans are comprised of the following:

	December 31, 2010	December 31, 2009

Short term loan – bank	$29,369,120	$38,291,634
Short term loan – noncontrolling shareholders	-	918,342
Short term loan – others	121,360	5,229,653
Total short term loans	$29,490,480	$44,439,629
Short term loans – bank

	December 31, 2010	December 31, 2009

Loan from Citic Bank in city of Wendeng, due June 2010. Monthly interest-only payments at 5.310% per annum, secured by assets	$-	$3,080,700

Loan from Citic Bank in city of Wendeng, due from various dates from May to June 2011. Monthly interest-only payments at 5.310% per annum, secured by assets	3,185,700	-

Loan from Commercial Bank in city of Weihai, due from various dates from August to September 2011. Monthly interest-only payments at 6.107% per annum, secured by assets	1,213,600	-

Loan from Xi'an City Commercial Bank, due September 2010. Monthly interest-only payment at 5.31% per annum, guaranteed loan	-	1,173,600

Loan from Huaxia Bank, due various dates from April to October 2010. Monthly interest-only payment at 6.480% per annum, secured by assets	-	8,802,000

Loan from Bank of Communications, due December 2011. Monthly interest-only payment at 6.116% per annum, guaranteed loan	1,517,000	2,995,614

Loan From Weihai City Commercial Bank, due various dates from August to September 2010. Monthly interest-only payment at 5.841% per annum, secured by assets	-	1,173,600

Loan from Citic Bank, due in January 2011 through December 2011. Average interest from 5.810% per annum, secured by assets and guaranteed loan	6,523,100	6,161,400

Loan from China Merchant Bank, due various dates in June 2011. Monthly interest-only payments from 5.841% to 6.972% per annum, secured by assets and guaranteed by third party	8,495,200	8,215,200

Loan from Bank of Communications, due in June 2011. Benchmark interest rate up by 10%, approximate rate of 6.391% , third party guaranteed loan	1,517,000	1,467,000

Loan from China Zheshang Bank, due in various dates from June to July 2010. Monthly interest-only payment at 5.841% per annum, guaranteed loan.	-	4,401,000

Loan from Bank of China. Monthly interest-only payment at 4% per annum, unsecured, and due upon demand.	849,520	821,520

Loan from China Commercial Bank, due in November 2011. Monthly interest-only payment at 5.097% per annum, guaranteed loan	1,517,000	-

Loan from Huaxia Bank in city of Xi’an, due various dates from February to March 2011. Interest-only payments at 6.972% per annum, secured by assets.	4,551,000

Short term loan – bank	$29,369,120	$38,291,634

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Short term loan – noncontrolling shareholders represent borrowing from its minority shareholders or officers and amounted to $0 and $918,342 as of December 31, 2010 and December 31, 2009, respectively. All amounts are due within one year, uncollaterized and the amount was paid in the form of cash.

The Company’s long term bank loan (see Note 13 for more discussion) as December 31, 2010 and 2009 are as follows:

	December 31, 2010	December 31, 2009

Loan from China Development Bank (see preceding paragraph for detail discussion of the Term Loan Facility terms)	50,070,000	-

Loan from Huaxia Bank in city of Xi’an, due various dates from February 2011 to March 2011. Interest-only payments at 6.48% per annum, secured by assets.	-	4,401,000
	$50,070,000	$4,401,000

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The above loans are secured by the Company's plants, buildings, land use rights and inventories located within PRC, with carrying net value as follows:

	December 31, 2010	December 31, 2009

Plant in Xi’an, Shaanxi, China	$22,373,129	$18,424,465
Buildings in Xi’an and Weihai, China	2,166,868	6,037,376
Land use rights in Xi’an and Weihai, China	1,122,435	4,742,161
Inventories in Xi’an, Shaanxi, China	9,102,000	8,802,000
Total assets pledged as collateral for bank loans	$34,764,432	$38,006,002

Net interest expense for the fiscal years ended December 31 was comprised of the following:

	2010	2009	2008
Amortization of debt discount	$1,439,790	$10,949,344	$4,489,135
Amortization of debt issuance costs	359,255	1,313,024	542,438
Interest expense	3,401,788	882,014	1,323,761
Interest earned on cash deposits	(718,149)	(917,730)	(830,538)
Interest expense on derivative instrument	-	-	541,018
Foreign currency transaction loss	110,415	88,993	-
Interest expense, net	$4,593,099	$12,315,645	$6,065,814

Note 15 – Due to original shareholders

Due to original shareholders represent the amount that was unpaid for the acquisition of Simo Motor and Weihai, which consisted of the following:
	December 31, 2010	December 31, 2009

Amount due to Simo Motor original shareholders	$-	$27,948,476
Amount due to Weihai original shareholders	758,500	733,500
	$758,500	$28,681,976

The amount due to Simo Motor original shareholders was paid in January 2010 in full. Amount due to Weihai original shareholders is due on demand.

Note 16 – Derivative instrument

The Company's operations are exposed to a variety of global market risks, including the effect of changing currency exchange rates and interest rates. The Company has used a financial derivative to manage these exposures in the past. The Company uses financial derivatives only to hedge exposures in the ordinary course of business and does not invest in derivative instruments for speculative purposes.

Effective April 17, 2007, the Company entered into a cross currency interest rate swap agreement with Merrill Lynch exchanging the LIBOR plus 3.35% variable rate interest payable on the $38 million principle amount or 2012 Notes for a 7.2% (3.6% semi-annually) RMB fixed rate interest.  The agreement required semi-annual payments on March 1 and September 1 through the maturity of the agreement on September 1, 2012.  Merrill Lynch required the Company to deposit $1,000,000 with them to secure the agreement.  The deposit may be increased to $2,500,000 if the exchange rate for RMB to USD falls below 6.5, and to $4,000,000 if the exchange rate falls below 5.5. This swap was designated and qualified as a cash flow hedge. The fair value of this swap agreement at April 02, 2007 (inception date) was a payable of $5,387,487, and on September 16, 2009 (the termination date), was a payable of $9,003,322, respectively. Changes in the fair values of derivative instruments accounted for as cash flow hedges, to the extent they qualify for hedge accounting, are recorded in accumulated other comprehensive income.  For the fiscal year ended December 31, 2009, the Company recorded $3,237,042 as loss on the derivative instrument, respectively, in other comprehensive income (loss).

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Effective September 1, 2009, the whole original swap, with outstanding USD notional of 35,600,000 and outstanding CNY notional of 281,240,000 was unwound with a $9,000,000 premium payment made to Merrill Lynch.  As a result, $9,000,000 was transferred from the accumulated other comprehensive loss into earnings as a loss from termination of the swap.  There were no amounts recorded in the consolidated statements of income in relation to ineffectiveness of this interest swap prior to unwind.

During the fiscal year ended December 31, 2009, the Company paid $1,299,764 as hedging payment and the Company recognized $1,123,778 of loss from derivative transactions.

Changes of cross currency hedge are as follows:

Cross currency hedge payable balance at January 1, 2009	$175,986
Proceeds from cross currency hedge	-
Loss from derivative transactions	1,123,778
Payments for cross currency hedge	(1,299,764)
Cross currency hedge payable balance at December 31, 2009	-
Proceeds from cross currency hedge	-
Loss from derivative transactions	-
Payments for cross currency hedge	-
Cross currency hedge payable balance at December 31, 2010	$-

Note 17 – Additional product sales information

The Company has a single operating segment. The majority of the Company’s revenue was generated from domestic PRC sales.

Summarized financial information concerning the Company’s revenues based on geographic areas for the years ended December 31, 2010, 2009 and 2008 are as follows:

	2010	2009	2008
China	$406,070,348	$201,611,075	$100,574,378
International	20,410,902	21,623,319	20,245,924
Total sales	426,481,250	223,234,394	120,820,302
Cost of sales - China	277,336,729	133,360,464	62,247,605
Cost of sales - International	13,431,583	13,261,756	11,095,916
Total cost of sales	290,768,312	146,622,220	73,343,521
Gross profit	$135,712,938	$76,612,174	$47,476,781

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The following tables present the revenue and cost of sales by each major product line in the fiscal year ended December 31, 2010 in comparison with the fiscal year ended December 31, 2009 and 2008.

	Revenues
Product Line	2010	2009	2008
Linear Motors and Related Systems	$76,334,053	$60,640,554	$49,785,537
Specialty Micro-Motors	60,766,922	40,231,091	34,195,658
Rotary Motors
Weihai	93,249,223	72,240,555	27,609,487
Xi’an	188,464,807	44,068,683	-
Others	7,666,245	6,053,511	9,229,620
Total	$426,481,250	$223,234,394	$120,820,302

	Cost of Sales
Product Line	2010	2009	2008
Linear Motors and Related Systems	$30,400,634	$24,684,185	$23,035,347
Specialty Micro-Motors	39,964,248	24,451,557	20,605,970
Rotary Motors
Weihai	82,440,427	64,182,822	24,578,224
Xi’an	133,137,128	30,128,005	-
Others	4,825,875	3,175,651	5,123,980
Total	$290,768,312	$146,622,220	$73,343,521

Note 18 – Business combinations

Acquisition of Xi’an Tech Full Simo Motor Co. Ltd.

On October 2, 2009, HTFE entered into an Equity Acquisition Agreement (the “Agreement”) with Xi’an Simo Electric Co. Ltd. (“Xi’an Simo”) and Shaanxi Electric Machinery Association (“Shaanxi Electric” and collectively with Xi’an Simo, the “Selling Shareholders”) whereby HTFE agreed to acquire (i) 100% of the outstanding shares of Simo Motor, which is 99.94% owned by Xi’an Simo and 0.06% owned by Shaanxi Electric, and (ii) all corresponding assets of Simo Motor, including but not limited to, all of the manufacturing equipment, real-estate, land use rights, stocks, raw materials, automobiles, intellectual property, receivables, other receivables, payables, business contracts and external investments owned by Simo Motor for an aggregate price of approximately $111.6 million (RMB 763.2 million), payable in cash.  The acquisition also included 15 wholly-owned and 8 majority-owned subsidiaries by Simo Motor. As a result, the Company’s ownership to Simo Motor and all subsidiaries averages to 87.2%. The remaining 12.8% is owned by noncontrolling shareholders. On October 13, 2009, the Company completed the acquisition of Simo Motor. As of the closing date, HTFE had completed the registration of the share transfer with the requisite PRC authorities and had obtained the required business registration and transfer of licenses of Simo Motor, all as contemplated by the Agreement. On October 13, 2009, Simo Motor changed its name to Xi’an Tech Full Simo Motor Co. Ltd.

The following table summarizes the net book value and the fair value of the assets acquired and liabilities assumed at the date of acquisition:
	Net Book Value	Fair Value
Cash and cash equivalents	$11,092,963	$11,092,963
Restricted cash	15,641	15,641
Accounts receivable, net	61,945,058	61,945,058
Inventories	65,133,441	65,133,441
Advances on inventory purchases	8,036,296	8,036,296
Other assets, current	4,695,563	4,695,563
Current assets	150,918,962	150,918,962
Property, plant and equipment, net	53,417,013	54,331,338
Intangible assets	5,919,862	13,146,349
Other noncurrent assets	970,465	970,465
Goodwill	-	41,799,976
Total assets	211,226,302	261,167,090

Accounts payable	42,156,368	42,156,368
Short term loan – bank and others	44,088,679	44,088,679
Customer deposits	21,264,239	21,264,239
Tax payable	6,825,557	6,825,557
Accrued liabilities and other liabilities, current	11,047,957	11,047,957
Long term loan, bank	5,868,000	5,868,000
Total liabilities	131,250,800	131,250,800
Noncontrolling interest	17,957,814	17,957,814
Net assets	$62,017,688	$111,958,476

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

The Company accounts for business combinations using the purchase method of accounting. The total consideration paid in an acquisition is allocated to the fair value of the acquired company’s identifiable assets and liabilities. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. The goodwill recognized in conjunction with the acquisition of Simo Motor in October 2009 represents intangible values that Simo has built over its more than 40 years of history, which do not qualify for separate recognitions, or other factors. These values include but are not limited to:

(i)	Expected synergies from combining operations of Simo and the Company;

(ii)	The experienced work force;

(iii)	Thousands of product models and related proprietary technologies; and

(iv)	The proprietary manufacturing processes.

Effective April 1, 2010, as a result of the disposition of the three subdivisions, Simo Motor no longer owns any of the outstanding equity of Tianjin Simo, Science and Technology, Imports and Exports (see Note 3 for more discussion). Goodwill of these three subdivisions in the amount of $964,159 was included in the carrying amount of the reporting unit in determining the gain or loss on disposal.

Goodwill, at the date of the acquisition of Simo Motor, (audited)	$41,799,976
Goodwill, disposed subsidiaries	(964,159)
Effect of foreign currency translation	1,391,814
Goodwill, as of December, 2010 (audited)	$42,227,631

For the above acquisition, the acquirer, HTFE and the acquired subsidiaries of the Company, engaged a third party independent appraiser to evaluate and determine the fair value of major assets acquired. The third party independent appraiser is a certified public accountant under the laws of PRC (the “PRC CPA”). The assets evaluated by the independent appraiser included fixed assets (equipment and buildings), construction in progress, and intangible assets (land use rights).  The PRC CPA conducted an on-site visit, inspected each item, conducted market research and investigation and provided an evaluation report based on certain asset evaluation policies and regulations issued by the Chinese government. The Company’s management used the PRC CPA’s appraisal reports as a reference to assess the fair value of these assets and reported in the financial statements. For current assets, however, the management used the carrying value on the acquisition date.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Pro Forma

The following unaudited pro forma condensed income statement for the fiscal years ended December 31, 2010, 2009 and 2008 were prepared under generally accepted accounting principles, as if the acquisition of Simo Motor had occurred the first day of the respective periods. The pro forma information may not be indicative of the results that actually would have occurred if the acquisition had been in effect from and on the date indicated.

For the years ended December 31,	2010	2009	2008
Sales	$426,481,250	$349,056,029	$307,128,770
Cost of Goods Sold	290,768,312	239,165,818	216,340,795
Gross Profit	135,712,938	109,890,211	90,787,975
Operating Expenses	42,397,533	33,426,912	32,046,804
Income from Operations	$93,315,405	$76,463,299	$58,741,171
Other expense (Income), net	(847,503)	28,647,572	1,622,183
Income Tax	14,915,151	10,670,392	8,202,957
Net Income before noncontrolling interest	$79,247,757	$37,145,335	$48,916,031
Net Income attributable to controlling interest	$76,815,346	$27,886,504	$44,050,034

Note 19 – Commitments and contingencies

Commitments

The Company enters into non-cancelable purchase commitments with some of its vendors. As of December 31, 2010 and December 31, 2009, the Company was obligated under the non-cancelable commitments to purchase materials totaling to $12,000,496 and $456,174, respectively. These commitments are short-term and expire within one year. The Company has not experienced losses on these purchase commitments over the years.

On August 25, 2010, the Company entered into an agreement with Shelton Technology, LLC.  Under the terms of the agreement, the Company is required to contribute a total of $1 million to AAG prior to December 31, 2011.

On September 8, 2006, HTFE entered into an agreement (“Land Use Agreement”) with Shanghai Lingang Investment and Development Company Limited (“Shanghai Lingang”) with respect to HTFE’s lease and use of 40,800 square meters of State-owned land in the Shanghai Zhuqiao Airport Industrial Zone (the “Site”). The size of the land used by HTFE was later revised to a total of approximately 53,000 square meters. The term of the Land Use Agreement is 50 years and totaled $6.28 million (RMB 42.84 million) (“Fee”), approximately 96.8% or $6.08 million (RMB 41,556,000) of which has been paid with the balance to be paid in installments.

Contingencies

Ten shareholder class action lawsuits have been filed against the Company and/or certain officers and the members of its Board of Directors (the “Board”), in connection with the October 10, 2010 non-binding proposal made by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang, and Baring Private Equity Asia Group Limited to acquire all of the outstanding shares of the Company’s Common Stock  not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, as further described in the Schedule 13D/A and Exhibits thereto filed on October 12, 2010 (the “Proposal”). Five actions were filed in Nevada state court (Carson City, Clark County, or Washoe County); two actions were filed in Nevada federal district court, and three actions were filed in New York state court.  All of the actions assert claims against the Company and/or members of the Board for allegedly breaching their fiduciary duties in connection with the Proposal, as described further below.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Guarantee of Third-Party Indebtedness—No Liability Is Recorded

As China only began its economic reform and development of a market economy in the 1980s, its credit evaluation system has had only a very short history and is far less sophisticated than that in the developed countries. Therefore, when an enterprise applies for a loan from a commercial bank, it is difficult for the bank to evaluate the credit risk of the applicant. As an alternative tool, it is a common practice in China for commercial banks to require the applicant find an unrelated third-party in its local economy to provide a loan guarantee for the applicant, which very much serves as a credit check for the bank. In return, and also to avoid risk of having to make payments under the guarantee, such guarantors often require the counterparty to provide similar guarantees on their own debt. Therefore, this type of guarantee is usually cross-guarantee.

For mutual benefit, the Company reached agreements with one third party to provide such cross-guarantee on bank loans as of December 31, 2010.

As of December 31, 2010, the Company is contingently liable as guarantor with respect to $3,034,000 of indebtedness of Baoji Zhongcheng Machinery Co. Ltd. (“Baoji”). The term of the guarantee is through April 2011. At any time through that date, should Baoji be over six months delinquent on its debt payments, the Company will be obligated to perform under the guarantee by primarily making the required payments, including late fees and penalties. The maximum potential amount of future payments that the Company is required to make under the guarantee is the entire default amount, not exceed the loan amount. Baoji is also contingently liable as guarantor for the Company with respect to $4,551,000 of indebtedness. The term of the guarantee is through June 2011.

The Company has evaluated the guarantee and concluded that the likelihood of having to make payments under the guarantee is remote.

Note 20 – Earnings per share

FASB requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. The following is a reconciliation of the basic and diluted earnings per share computations:

For the years ended December 31:
	2010	2009	2008
Net income before noncontrolling interest	79,247,757	23,138,195	-
Less: Net income attributable to noncontrolling interest	2,432,411	3,491,414	-
Net income attributable to controlling interest	$76,815,346	$19,646,781	$25,378,699

Weighted average shares used in basic computation	31,102,634	25,568,936	20,235,877
Diluted effect of stock options and warrants	179,431	103,484	1,087,783
Weighted average shares used in diluted computation	31,282,065	25,672,420	21,323,660

Earnings per share - Basic:
Net income before noncontrolling interest	2.55	0.90	1.25
Less: Net income attributable to noncontrolling interest	0.08	0.13	-
Net income attributable to controlling interest	2.47	0.77	1.25
Earnings per share - Diluted:
Net income before noncontrolling interest	2.53	0.90	1.19
Less: Net income attributable to noncontrolling interest	$0.07	$0.13	$-
Net income attributable to controlling interest	$2.46	$0.77	$1.19

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Except for 30,000 stock options at $20.02 per share, all stock options and warrants have been included in the diluted earnings per share calculation for the years ended December 31, 2010, 2009 and 2008.

Note 21 – Shareholders’ equity

Statutory reserves

The laws and regulations of the People’s Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserve.

Surplus reserve fund

The Company is required to transfer 10%-15% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The transfer to this reserve must be made before distribution of any dividend to shareholders. The Company will transfer at year end 10%-15% of the year’s net income determined in accordance with PRC accounting rules and regulations.

For the fiscal years ended December 31, 2010, 2009 and 2008, the Company transferred $10,259,944, $8,295,429 and $5,559,532, respectively, representing 10% -15% of the net income generated by the Company’s subsidiaries located within PRC determined in accordance with PRC accounting rules and regulations, to this reserve. The remaining reserve to fulfill the 50% registered capital requirement amounted to approximately $38.7 million and $49.7 million as of December 31, 2010 and 2009, respectively.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Warrants

Following is a summary of warrant activity:

Outstanding as of January 1, 2009	2,030,158
Granted	-
Forfeited	-
Exercised	(1,663,461)
Outstanding as of December 31, 2009	366,697
Granted	-
Forfeited	-
Exercised	(183,349)
Outstanding as of December 31, 2010	183,348

Following is a summary of the status of warrants outstanding at December 31, 2010:

Outstanding Warrants			Exercisable Warrants
Exercise Price	Number of Shares	Average Remaining Contractual Life	Average Exercise Price	Number of Shares	Average Remaining Contractual Life
$10.84	183,348	1.67	$10.84	183,348	1.67
Total	183,348			183,348

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

Options

On November 30, 2009, the Company granted options to an independent director to purchase an aggregate of 30,000 shares of the Company's common stock, at an exercise price of $20.02 per share, the closing price of the Company’ s common stock on November 30, 2009. The fair values of stock options granted to employees and the independent directors were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Expected	Expected	Dividend	Risk Free	Grant Date
	Life	Volatility	Yield	Interest Rate	Fair Value
Employees - 2006	5.0 yrs	66%	0%	4.13%	$8.10
Directors - 2006	5.0 yrs	66%	0%	4.13%	$8.10
Executives - 2007	3.0 yrs	77%	0%	4.50%	$15.60
Directors - 2009	3.0 yrs	70%	0%	1.15%	$20.02

Following is a summary of stock option activity:

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2008	694,583	$10.27	$-
Granted	30,000	20.02	-
Forfeited	(25,000)	12.40	-
Exercised	(344,583)	7.15	-
Outstanding as of December 31, 2009	355,000	$13.97	$2,333,600
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding as of December 31, 2010	355,000	$13.97	$1,199,900

Following is a summary of the status of options outstanding at December 31, 2010:

Outstanding Options			Exercisable Options
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Average Remaining Contractual Life
$8.10	95,000	0.10	$8.10	95,000	0.10
$15.60	230,000	1.96	$15.60	230,000	1.96
$20.02	30,000	3.92	$20.02	20,000	3.92
Total	355,000			345,000

On July 12, 2007, the Company’s CEO transferred 280,000 of his own shares to the Company employees and consultants. The shares vest over 5 to 10 years starting July 12, 2007. The Company valued the shares at $13.73 per share, based on the average price for the immediately preceding fifteen consecutive trading days before June 16, 2007, the date when the Company and HTFE entered into the asset purchase agreement with Harbin Taifu Auto Electric Co., Ltd., the trading price of the stock on the date of transfer, as a capital contribution totaling $3,844,904 by the CEO, the value was amortized over the vesting period.

See report of independent registered public accounting firm.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

For the Fiscal years ended December 31, 2010, 2009 and 2008, stock compensation expense related to options issued amounted to $994,779, $1,211,037 and $1,782,454, respectively.

Note 22 – Employee pension

Regulations in the People’s Republic of China require the Company to contribute to a defined contribution retirement plan for all employees. All Joint Venture employees are entitled to a retirement pension amount calculated based upon their salary at their date of retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to the retired staff. The employee pension in Harbin generally includes two parts: the first part to be paid by the Company is 20% of the employees’ actual salary in the prior year. If the average salary falls below $1,165 for each individual, $1,165 will be used as the basis. The other part, paid by the employees, is 8% of actual salary with the same minimum requirement. The Company made contributions to employment benefits, including pension, of $3,640,677, $334,394, and $261,847 for the fiscal years ended December 31, 2010, 2009 and 2008, respectively.

Note 23 - Related party transaction

The Company made an advance of $1,517,000 to an entity, Tai Fu Industrial, Co., Ltd., owned by the Company’s Chairman on December 28, 2010. The purpose of the advance was to accommodate an urgent cash need of a transaction for this related entity. As of December 31, 2010, the advances had been repaid to the Company.

Note 24 – Subsequent events

The Company has performed an evaluation of subsequent events through the date these consolidated financial statements were issued to determine whether the circumstances warranted recognition and disclosure of those events or transactions in the consolidated financial statements as of December 31, 2010.

Note 25 – Quarterly Data (Unaudited)

Year ended December 31, 2010	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year (audited)
(in $,000s except earnings per share)
Revenue	$105,485	$105,436	$109,354	$106,206	$426,481
Gross profit	$35,742	$35,332	$33,574	$31,065	$135,713
Net income	$22,906	$25,676	$17,862	$12,804	$79,248
Basic net income per share	$0.74	$0.83	$0.57	$0.44	$2.55
Diluted net income per share	$0.73	$0.82	$0.57	$0.44	$2.53
Net income attributable to controlling interest	$20,554	$25,675	$17,873	$12,713	$76,815
Basic net income per share	$0.66	$0.83	$0.58	$0.44	$2.47
Diluted net income per share	$0.66	$0.82	$0.57	$0.44	$2.46

Year ended December 31, 2009	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year (audited)
(in $,000s except earnings per share)
Revenue	$30,725	$38,363	$46,932	$107,214	$223,234
Gross profit	$10,924	$12,863	$16,761	$36,064	$76,612
Net income	$8,654	$(5,419)	$(1,908)	$21,811	$23,138
Basic net income (loss) per share	$0.39	$(0.24)	$(0.07)	$0.71	$0.90
Diluted net income (loss) per share	$0.39	$(0.24)	$(0.07)	$0.70	$0.90
Net income (loss) attributable to controlling interest	$8,654	$(5,419)	$(1,908)	$18,320	$19,647
Basic net income (loss) per share	$0.39	$(0.24)	$(0.07)	$0.59	$0.77
Diluted net income (loss) per share	$0.39	$(0.24)	$(0.07)	$0.59	$0.77

See report of independent registered public accounting firm.

ANNEX I

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2011

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to ________

Commission file number   000-51006

HARBIN ELECTRIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0403396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

 No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, People’s Republic of China 150060
(Address of principal executive offices) (Zip Code)

Telephone: 86-451-86116757
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer’s classes of common equity, as of May 9, 2011: 31,250,820 shares of common stock, par value $0.00001 per share.

1

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements (Unaudited)

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,826,445	$98,753,870
Restricted cash	15,516,875	1,061,900
Notes receivable	8,670,460	1,845,883
Accounts receivable, net	80,398,060	85,899,332
Inventories, net	55,888,992	62,843,556
Other assets, current	3,032,428	2,501,695
Advances on inventory purchases	22,670,251	15,893,866
Total current assets	309,003,511	268,800,102

PLANT AND EQUIPMENT, net	183,934,350	173,074,138

OTHER ASSETS:
Debt issuance costs, net	455,137	496,804
Advances on plant and equipment purchases	36,128,919	48,830,831
Advances on intangible assets	3,912,302	3,645,361
Goodwill	55,209,362	54,919,738
Other intangible assets, net	22,796,478	23,147,079
Other assets, non-current	3,710,119	1,403,326
Total other assets	122,212,317	132,443,139

Total assets	$615,150,178	$574,317,379

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable - short term	$31,033,750	$2,123,800
Accounts payable	21,605,725	26,881,540
Short term loans	30,615,900	29,490,480
Customer deposits	20,082,582	14,621,882
Accrued liabilities and other payables	12,806,811	17,934,047
Taxes payable	9,947,773	8,205,807
Amounts due to original shareholders	762,500	758,500
Total current liabilities	126,855,041	100,016,056

LONG TERM LIABILITIES:
Long term loans	50,250,000	50,070,000
Warrant liability	1,960,285	1,526,530

Total liabilities	179,065,326	151,612,586

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Common Stock, $0.00001 par value, 100,000,000 shares authorized,
31,250,820 shares issued and outstanding as of March 31, 2011
and December 31, 2010	312	312
Paid-in-capital	218,323,640	218,212,343
Retained earnings	145,481,692	136,149,513
Statutory reserves	34,602,860	33,129,367
Accumulated other comprehensive income	34,809,336	32,360,515
Total shareholders' equity	433,217,840	419,852,050

NONCONTROLLING INTERESTS	2,867,012	2,852,743

Total liabilities and shareholders' equity	$615,150,178	$574,317,379

The accompanying notes are an integral part of these consolidated financial statements.

2

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Unaudited)

	2011	2010
REVENUES	$103,829,424	$105,485,157

COST OF SALES	73,625,636	69,743,087

GROSS PROFIT	30,203,788	35,742,070

RESEARCH AND DEVELOPMENT EXPENSE	3,878,528	594,195

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,073,382	7,416,758

INCOME FROM OPERATIONS	16,251,878	27,731,117

OTHER EXPENSE (INCOME)
Other income, net	(1,121,201)	(1,119,286)
Interest expense, net	1,923,950	1,646,923
Change in fair value of warrants	433,755	234,078
Total other expense, net	1,236,504	761,715

INCOME BEFORE PROVISION FOR INCOME TAXES	15,015,374	26,969,402

PROVISION FOR INCOME TAXES	4,195,433	4,063,361

NET INCOME BEFORE NONCONTROLLING INTEREST	10,819,941	22,906,041

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	14,269	2,352,353

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	10,805,672	20,553,688

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	2,448,821	91,596
Foreign currency translation adjustment attributable to noncontrolling interest	-	(802)

COMPREHENSIVE INCOME	$13,254,493	$20,644,482

EARNINGS PER SHARE
Basic
Weighted average number of shares	31,250,820	31,067,471
Earnings per share before noncontrolling interest	$0.35	$0.74
Earnings per share attributable to controlling interest	$0.35	$0.66
Earnings per share attributable to noncontrolling interest	$-	$0.08

Diluted
Weighted average number of shares	31,364,025	31,353,863
Earnings per share before noncontrolling interest	$0.34	$0.73
Earnings per share attributable to controlling interest	$0.34	$0.66
Earnings per share attributable to noncontrolling interest	$-	$0.07

The accompanying notes are an integral part of these consolidated financial statements.

3

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Common stock		Additional	Retained earnings		Accumulated other
		Par	paid-in	Unrestricted	Statutory	comprehensive	Noncontrolling
	Shares	value	capital	earnings	reserves	income (loss)	interest	Total
BALANCE, January 1, 2010	31,067,471	$310	$218,094,374	$69,594,111	$22,869,423	$18,638,299	$21,299,841	$350,496,358

Amortization of stock compensation			254,670					254,670
Net income				20,553,688			2,352,353	22,906,041
Adjustment to statutory reserve				(2,302,999)	2,302,999			-
Foreign currency translation gain						90,794	802	91,596
								-
BALANCE, March 31, 2010 (Unaudited)	31,067,471	310	218,349,044	87,844,800	25,172,422	18,729,093	23,652,996	373,748,665

Amortization of stock compensation			740,109					740,109
Exercise of stock warrants at $10.84	183,349	2	4,510,398					4,510,400
Noncontrolling interest in acquiree								-
Net income				56,261,658			80,058	56,341,716
Adjustment to statutory reserve				(7,956,945)	7,956,945			-
Deconsolidation of subsidiaries						23	(1,604,613)	(1,604,590)
Acquisition of noncontrolling interest			(5,387,208)			711	(22,134,423)	(27,520,920)
Increase in noncontrolling interest							2,882,353	2,882,353
Foreign currency translation gain						13,630,688	(23,628)	13,607,060
								-
BALANCE, December 31, 2010	31,250,820	312	218,212,343	136,149,513	33,129,367	32,360,515	2,852,743	422,704,793

Amortization of stock compensation			111,297					111,297
Net income				10,805,672			14,269	10,819,941
Adjustment to statutory reserve				(1,473,493)	1,473,493			-
Foreign currency translation gain						2,448,821		2,448,821

BALANCE, March 31, 2011 (Unaudited)	31,250,820	$312	$218,323,640	$145,481,692	$34,602,860	$34,809,336	$2,867,012	$436,084,852

The accompanying notes are an integral part of these consolidated financial statements.

4

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(Unaudited)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to noncontrolling interest	$14,269	$2,352,353
Net income attributable to controlling interest	10,805,672	20,553,688
Consolidated net income	10,819,941	22,906,041
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	2,387,899	1,888,108
Amortization of intangible assets	457,261	365,848
Amortization of debt issuance costs	41,667	140,968
Amortization of debt discount	-	910,535
Provision for accounts receivable and other receivable	1,722,518	45,384
Provision for inventory reserve	641,455	-
Share-based compensation	111,297	254,669
Loss on disposal of equipment	14,541	45,880
Change in fair value of warrants	433,755	234,078
Foreign exchange loss	180,000	-
Change in operating assets and liabilities
Notes receivable	(6,796,655)	(104,501)
Accounts receivable	4,201,653	(11,637,766)
Inventories	6,690,949	(665,548)
Other assets, current	(609,383)	1,044,592
Advances on inventory purchases	(6,670,625)	699,662
Other assets, non-current	(2,303,088)	371,477
Accounts payable	(5,399,547)	2,039,115
Customer deposits	5,365,939	(786,773)
Other payables & accrued liabilities	(5,256,274)	(1,599,798)
Taxes payable	2,695,385	1,192,964
Net cash provided by operating activities	8,728,688	17,344,935

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for advances on intangible assets	(246,905)	-
Payment for advances on equipment purchases	(5,528)	22,623
Purchase of intangible assets	-	(68,236)
Purchase of plant and equipment	(278,296)	(1,466,942)
Disposal of plant and equipment	26,152	10,467
Additions to construction-in-progress	(77,681)	121,648
Payment to original shareholders for acquisition	-	(27,938,951)
Net cash provided by (used in) investing activities	(582,258)	(29,319,391)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Increase) decrease in restricted cash	(14,402,000)	516,941
Payment on notes payable	-	(3,800,000)
Proceeds from notes payable-short term	30,400,000	1,019,218
Payment on notes payable-short term	(1,596,000)	(2,053,100)
Proceeds from short term loan-bank	9,120,000	3,372,950
Repayment of short term loan-bank	(8,056,000)	(2,199,750)
Proceeds from short term loan-other	-	35,531
Net cash provided by (used in) financing activities	15,466,000	(3,108,210)

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	460,145	(2,637)

INCREASE (DECREASE) IN CASH	24,072,575	(15,085,303)

Cash and cash equivalents, beginning of period	98,753,870	92,902,400

Cash and cash equivalents, end of period	$122,826,445	$77,817,097

The accompanying notes are an integral part of these consolidated financial statements.

5

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 1 - Nature of Business

Harbin Electric, Inc. (the “Company” or “Harbin Electric”) is a Nevada Corporation, incorporated on July 9, 2003. Through its subsidiaries, the Company designs, develops, engineers, manufactures, sells and services a wide array of electric motors including linear motors, specialty micro-motors, and industrial rotary motors, with focus on innovation, creativity, and value-added products.  Products are sold in China and to certain international markets.

Recent development

On October 10, 2010, our Board of Directors (the “Board”) received a non-binding proposal from Mr. Tianfu Yang (“Mr. Yang”) and Baring Private Equity Asia Group Limited (“Baring”) for Mr. Yang and an investment fund advised by Baring (the "Baring Fund") to acquire all of the outstanding shares of Common Stock of Harbin Electric not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, subject to certain conditions (“Going Private Proposal”). Mr. Yang owns 31.1% of our Common Stock. According to the proposal letter, Mr. Yang and Baring intended to form an acquisition vehicle for the purpose of completing the acquisition and that they intend to finance the acquisition with a combination of debt and equity capital. The proposal letter stated that Goldman Sachs (Asia) LLC (“Goldman”) is acting as financial advisor to the acquisition vehicle to be formed by Mr. Yang and Baring and that Goldman has informed Mr. Yang and Baring that it is highly confident that the underwriting and arranging of commitments for the debt financing needed to complete the transaction can be done. The proposal letter stated that the equity portion of the financing would be provided by Mr. Yang, the Baring Fund and related sources.

On November 22, 2010, the Board received a new letter from Mr. Yang regarding his previously announced proposal to take the Company private (the “Yang Proposal”). In this letter, Mr. Yang advised the Board that, by mutual agreement, Mr. Yang and Baring Private Equity Asia Group Limited (“Baring”) had amended and restated their previously announced Consortium Agreement, pursuant to which they had agreed to work together exclusively on the Yang Proposal. The amended and restated agreement between Baring and Mr. Yang provides that Baring’s participation in the Yang Proposal will consist solely of a right (but not an obligation) to provide up to 10% of the financing for the transaction, in the form of debt and/or equity and that Mr. Yang will not be restricted from seeking alternative sources of financing, in the form of debt and/or equity, for the transaction. Mr. Yang further advised the Company that he intends to proceed with a proposal to take the Company private at the previously announced proposed price of $24.00 per share, that he would seek alternative sources of financing for the transaction, and that Goldman Sachs (Asia) LLC would continue to act as financial advisor to Mr. Yang in connection with the transaction.

Pursuant to a Schedule 13D/A (the “Schedule 13D/A”) filed jointly on May 2, 2011 by Mr. Tianfu Yang, Hero Wave Investments Limited (“Hero”), Tech Full Electric Company Limited (“Tech Full”), Abax Lotus Ltd. (“Abax Lotus”), Abax Nai Xin A Ltd. (“Abax Nai Xin”), Abax Global Opportunities Fund (“Global Fund”), Abax Upland Fund LLC (“Upland”), Abax Arhat Fund (“Arhat”), Abax Claremont Ltd. (“Upland Managing Member”), Abax Global Capital (“AGC”), Abax Global Capital (Hong Kong) Limited (“Abax HK”), and Xiang Dong Yang (“Mr. Xiang Dong Yang”, collectively with Abax Lotus, Global Fund, Upland, Arhat, Upland Managing Member, AGC, AGC Asia 3, Abax HK and Abax Nai Xin, the “Abax Parties”) with the Securities and Exchange Commission on May 2, 2011 (Mr. Yang, Hero, Tech Full and the Abax Parties are collectively referred to herein as the “Reporting Persons”), the Reporting Persons disclosed that on April 20, 2011, Mr. Tianfu Yang and AGC (acting on behalf of certain funds it manages and/ or advises), on behalf of themselves, submitted a proposal (the “Proposal”) to the Special Committee of the Company’s board of directors for the acquisition of all of the Publicly Held Shares (as defined below) for US$24.00 per share (the “Proposed Transaction”). According to the Schedule 13D/A, financing for the Proposed Transaction will include both debt and equity components, as well as rollover equity from certain members of the management and certain Abax Parties (the “Rollover Commitments”). AGC and Abax HK, on behalf of certain of the funds and/or entities that they manage or advise, will also provide equity and debt financing through certain such funds in connection with the Proposed Transaction, and the Abax Parties may bring in one or more additional third party investors to fund a portion of such equity and/ or debt financing.

6

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Our Board of Directors has formed a special committee of independent directors to evaluate and consider this proposal and any other alternative proposals or other strategic alternatives that may be available to the Company. Since being formed, the Special Committee has engaged legal and financial advisors. The Special Committee’s process is ongoing and the Special Committee intends to continue with its work, including evaluating any proposal presented by Mr. Yang as well as other proposals which the Company may receive, for as long as the Special Committee, in consultation with its advisors, deems necessary.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The consolidated financial statements of Harbin Electric Inc. reflect the activities of the following subsidiaries.  All material intercompany transactions have been eliminated.

	Place incorporated	Ownership percentage
Advanced Electric Motors, Inc. (“AEM”)	Delaware, USA	100%
Harbin Tech Full Electric Co., Ltd. (“HTFE”)	Harbin, China	100%
Advanced Automation Group, LLC (“AAG”)	Delaware, USA	51%
Advanced Automation Group Shanghai Co., Ltd. (“SAAG”)	Shanghai, China	51%
Shanghai Tech Full Electric Co., Ltd. (“STFE”)	Shanghai, China	100%
Weihai Tech Full Simo Motor Co., Ltd. (“Weihai”)	Weihai, China	100%
Xi’an Tech Full Simo Motor Co., Ltd. (“Simo Motor”)	Xi’an, China	100%

The accompanying consolidated financial statements include the accounts of all directly and indirectly owned subsidiaries listed above.

The interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP, for interim financial information and with the instructions to Securities and Exchange Commission, or SEC, Form 10-Q and Article 10 of SEC Regulation S-X and consistent with the accounting policies stated in the Company’s 2010 Annual Report on Form 10-K. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Therefore, these financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the SEC.

The interim consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly our consolidated financial position as of March 31, 2011 and 2010, and our consolidated results of operations and cash flows for the three months ended March 31, 2011 and December 31, 2010. The results of operations for the three months ended March 31, 2011 are not necessarily indicative of the results to be expected for future quarters or the full year.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures about contingent assets and liabilities. Such estimates and assumptions by management affect accrued expenses, the valuation of accounts receivable, inventories, and long-lived assets, legal contingencies, lives of plant and equipment, lives of intangible assets, business combinations, goodwill, calculation of warranty accruals, taxes, share-based compensation and others.

7

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Although the Company regularly assesses these estimates, actual results could materially differ. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances.

Foreign currency transactions

Our reporting currency is the US dollar.  The functional currency of PRC subsidiaries is the Chinese Renminbi (“RMB”). Our results of operations and financial position of the PRC subsidiaries are translated to United States dollars using the end of period exchange rates as to assets and liabilities and weighted average exchange rates as to revenues, expenses and cash flows. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. The resulting currency translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity.  As a result, translation adjustments amounts related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding consolidated balances on the balance sheet. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process amounted to a gain of $2,448,821 and $91,596 for the three months ended March 31, 2011 and 2010, respectively. The balance sheet amounts with the exception of equity at March 31, 2011 and December 31, 2010 were translated at 6.56 RMB to $1.00 and 6.59 RMB to $1.00, respectively.  The equity accounts were stated at their historical exchange rate.  The average translation rates applied to the revenues, expenses and cash flows statement amounts for the three months ended March 31, 2011 and 2010 were 6.58 RMB to $1.00, and 6.84 RMB to $1.00, respectively.

Transaction losses of $192,733 and $2,682 were recognized which were included in the other income for the three months ended March 31, 2011 and 2010, respectively.

Concentration of risks

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes.  Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC and with banks in the United States. The Company maintains balances at financial institutions which typically exceed Federal Deposit Insurance Corporation insured limits for the banks located in the United States. Balances at financial institutions or state owned banks within the PRC are not insured. As of March 31, 2011 and December 31, 2010, the Company had deposits in excess of federally insured limits totaling $122,078,755 and $98,989,404, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

No customer accounted for more than 10% of the net revenue for the three months ended March 31, 2011 and 2010.

One vendor provided approximately 13% of the Company’s purchases of raw materials for the three months ended March 31, 2011. The Company’s accounts payable to this vendor was $0 at March 31, 2011.  No vendor accounted for more than 10% of the Company’s purchases of raw materials for the three months ended March 31, 2010.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

8

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Restricted cash

Restricted cash represents amounts set aside by the Company in accordance with the Company’s debt agreements with certain financial institutions.  These cash amounts are designated for the purpose of paying down the principal amounts owed to the financial institutions, and these amounts are held at the same financial institutions with which the Company has debt agreements in the PRC.  Due to the short-term nature of the Company’s debt obligations to these banks, the corresponding restricted cash balances have been classified as current in the consolidated balance sheets.

Notes receivable

Notes receivable arose from sale of goods and represent commercial drafts issued by customers to the Company that were guaranteed by banks of the customers.  Notes receivables are interest-free with maturity dates of three or six months from date of issuance. The Company has the ability to submit request for payment to the customer’s bank earlier than the scheduled payment date, but will incur an interest charge and a processing fee.

Accounts receivable

Accounts receivable are presented net of an allowance for bad debts account. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The estimated loss rate is based on our historical loss experience and also contemplates current market conditions. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable, and known bad debts are written off against allowance for doubtful accounts when identified.

Inventories

Inventories are valued at the lower of cost or market value, as determined on a first-in, first-out basis, using the weighted average method. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventories to its market value, if lower than cost. On an ongoing basis, inventories are reviewed for potential write-down for estimated obsolescence or unmarketable inventories equal to the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. When inventories are written-down to the lower of cost or market, they are not marked up subsequently based on changes in underlying facts and circumstances.  Inventories are composed of raw material for manufacturing electrical motors, work in process and finished goods within the Company’s warehouse premise or consigned at a customer site. The inventory allowance is made when the inventory’s market value is lower than the cost. The recovery of the reserve is only made through sale or disposition of such inventory items.

Plant and equipment

Plant and equipment are stated at cost, net of depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated Useful Life
Buildings	20-40 years
Vehicle	5-10 years
Office equipment	5-6 years
Production equipment	10-12 years

9

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities.  No depreciation is provided for construction in progress until such time as the assets are completed and placed into service. Maintenance, repairs and minor renewals are charged directly to expense as incurred. Major additions and betterment to buildings and equipment are capitalized. Interest incurred during construction is capitalized into construction in progress. All other interest is expensed as incurred.

The Company recognizes an impairment loss when estimated cash flows generated by those assets are less than the carrying amounts of the asset. Based on management review, the Company believes that there were no impairments as of March 31, 2011.

Goodwill and other intangible assets

Goodwill – the excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed shall be recognized as goodwill.  Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis in the fourth quarter or more frequently if there are indicators of impairment. For purposes of our goodwill impairment test, a two-step test is used to identify the potential impairment and to measure the amount of goodwill impairment, if any. The first step is to compare the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill is considered not impaired. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. Under step two, the impairment loss is measured by comparing the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

General intangibles other than goodwill

Intangible assets that are acquired individually or as part of a group of assets, other than those acquired in a business combination are initially recorded at their fair value. The cost of a group of assets acquired in a transaction is allocated to the individual assets based on their relative fair values. Goodwill does not arise in such a transaction. Intangible assets that are acquired in a business combination are accounted for in accordance with ASC Topic 805, Business Combinations. The costs of intangible assets that are developed internally, as well as the costs of maintaining or restoring intangible assets that have indeterminate lives or that are inherent in a continuing business and related to the entity as a whole, are expensed as incurred.

The accounting for intangible assets, other than goodwill, subsequent to acquisition is based on the asset’s useful life. The useful life of the intangible asset is the period over which the asset is expected to contribute directly or indirectly to the entity’s future cash flows. An asset for which no legal, regulatory, contractual, competitive, economic, or other factors limit its useful life is considered to have an indefinite useful life.

The Company evaluates intangible assets for impairment, at least annually and whenever events or changes in circumstances indicate that the assets might be impaired.  We perform our annual impairment test in the fourth quarter.

Our impairment test consists of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount of an intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to the excess.  As of March 31, 2011, management believes there was no impairment.

Accounting for long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flow the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flow expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When we identify an impairment, we reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values.  As of March 31, 2011, management believes there was no impairment.

10

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Stock-based compensation

We record share-based compensation expense based upon the grant date fair value of share-based awards. The value of the award is principally recognized as expense ratably over the requisite service periods. We use the Black-Scholes Merton (“BSM”) option-pricing model, which incorporates various assumptions including volatility, expected life and interest rates to determine fair value. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock. The expected life assumption is primarily based on the simplified method of the terms of the options. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company is required to measure the cost of the equity instruments issued in exchange for the receipt of goods or services from other than employees at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services.

Stock compensation expense is recognized based on awards expected to vest.  GAAP requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, when actual forfeitures differ from those estimates.  There were no estimated forfeitures as the Company has a short history of issuing options and the actual forfeitures during the history of issuing options were minimal.

Revenue recognition

The Company recognizes sales when title and risk of ownership are passed to the customer (which is at the date of shipment), when a formal arrangement exists, the price is fixed or determinable, no other significant obligations exist and collectability is reasonably assured. For products that are required to be examined by customers, sales revenue is recognized after the customer examination is passed. Payments received before all of the relevant criteria for revenue recognition are satisfied, are recorded as customer deposits.

In addition, revenue recognition could be negatively impacted by returns. For our linear motor and specialty micro-motor businesses, our products are custom products which are customer specific, and no returns are allowed. We warrant our product for repair, only in the event of defects for two years from the date of shipment.  We charge such costs to cost of goods sold. For our industrial rotary motor business, our products are standardized products and returns are allowed within three days upon receipt of products by customers. We provide product warranty for repair one year from the date of shipment. Historically, the returns and defects have not been material. Should returns increase in the future it would be necessary to adjust the estimates, in which case recognition of revenues could be delayed.

The Company also provides after-sale services to our customers. Service revenue is recognized as services are rendered, the customers have approved the completion of the services and invoices have been issued and collectability is reasonably assured. Customer billings for services not yet rendered are deferred and recognized as revenue as the services are rendered and the associated deferred revenue is included in current liabilities or long-term liabilities, as appropriate.

The Company recognizes revenues with regards to the sales of consigned inventories when the title and risks of ownership have been transferred to customers; customers provide a persuasive evidence to notify the Company, and upon receipt of the notification form from customers. The Company also performs periodic inventory counts to confirm the inventory quantities held on consignment.

11

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Customers who purchase industrial rotary motors are divided into two major categories: distributors and non-distributors. Non-distributors consist of OEM users, traders and end users. Except for the annual sales target for distributors, the sales arrangements are the same with distributors and non-distributors.

Distributors are committed to annual purchase target and entitled to a sales rebate. The Company periodically provides incentive offers to its distributors to encourage purchases. Such offers include inducement offers (e.g., offers for future discounts subject to its annual purchase target), and other similar offers. Inducement offers, when accepted by customers, are treated as a reduction to purchase price based on estimated future redemption rates. Redemption rates are estimated using the Company’s historical experience for similar inducement offers. Inducement offers are presented as a net amount in “net sales.”

Shipping and handling costs are included in selling, general and administrative costs and totaled $1,459,368 and $832,415 for the three months ended March 31, 2011 and 2010, respectively.

Income taxes

The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  GAAP also requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. As of January 1, 2007, income tax positions must meet a more-likely-than-not recognition threshold to be recognized.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  Deferred tax assets of $380,565 and $377,727 mainly due to the temporary differences of commission expenses and warranty expenses between the financial statement and tax basis were recorded at March 31, 2011 and December 31, 2010, respectively. The deferred tax assets (see Note 12 for more discussion) were included in the Consolidated Balance Sheets under other assets, net. The deferred tax activity consisted of the following:

Amount
Deferred tax assets at January 1, 2010	$-
Additions to deferred tax assets	-
Decrease of deferred tax assets	-
Effect of foreign currency translation	-
Deferred tax assets at March 31, 2010 (unaudited)	-
Additions to deferred tax assets	368,365
Decrease of deferred tax assets	-
Effect of foreign currency translation	9,362
Deferred tax assets at December 31, 2010	377,727
Additions to deferred tax assets	43,396
Decrease of deferred tax assets	(42,552)
Effect of foreign currency translation	1,994
Deferred tax assets at March 31, 2011 (unaudited)	$380,565

12

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.  No significant penalties or interest relating to income taxes have been incurred during the three months ended March 31, 2011 and 2010.  GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Company’s operating subsidiaries located in PRC are subject to PRC income tax. Under the Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments. The PRC government provides reduced tax rates for productive foreign investment enterprises in the Economic and Technological Development Zones and for enterprises engaged in production or business operations in the Special Economic Zones.  These preferential tax rates are generally graduated, starting at 0% and increasing to the standard EIT rate of 25% over time. HTFE was granted a 10% preferential tax rate from 2008 to 2010 due to its located in a specially designated economic region. This 10% preferential tax rate expired on December 31, 2010. While applying for the next level of 15% preferential tax treatment, HTFE is currently using 25% standard income tax rate until the application is approved. STFE was income tax exempt from 2008 to 2009 and was granted a preferential income tax rate of 11% in 2010 and 12% in 2011 due to its located in an economic development zone.  Simo Motor enjoyed a 15% preferential tax rate from 2009-2010 as it is located in the Province of Shaanxi which is in the mid-west region of China, and qualified for the government’s “Go-West” program. This “Go-West” preferential tax rate expired on December 31, 2010. However, Simo Motor also qualifies for a 15% preferential tax rate applying to enterprises in high/new technology industries singled out for special support by the State and therefore is subject to a 15% EIT rate in 2011. Weihai has been subject to 25% standard income tax rate.

The Company’s subsidiaries were paying the following tax rate for the three months ended March 31:

	2011 (Unaudited)		2010 (Unaudited)
Subsidiaries	Income Tax Exemption	Effective Income Tax Rate	Income Tax Exemption	Effective Income Tax Rate
HTFE	-	25%	15%	10%
Weihai	-	25%	-	25%
STFE	13%	12%	14%	11%
Simo Motor	10%	15%	10%	15%

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the three months ended March 31:

	2011 (Unaudited)	2010 (Unaudited)
U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in USA	-34.0	-34.0
China income taxes	25.0	25.0
Tax exemption	-0.9	-16.4
Other items (a)	3.8	6.5
Effective income taxes	27.9%	15.1%

13

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

(a)  The 3.8% represents the $2,642,668 of expenses incurred by the Company, and its US subsidiaries AEM and AAG that are not subject to PRC income tax for the three months ended March 31, 2011.

The 6.5% represents the $1,765,674 of expenses incurred by the Company, and its US subsidiaries AEM and AAG that are not subject to PRC income tax for the three months ended March 31, 2010.

The estimated tax savings for the three months ended March 31, 2011 and 2010 amounted to $163,133 and $3,120,440, respectively. The net effect on earnings per share attributable to controlling interest had the income tax been applied would decrease earnings per share from $0.35 to $0.34 for the three months ended March 31, 2011, $0.66 to $0.57 for the three months ended March 31, 2010.

Harbin Electric, AEM and AAG were organized in the United States and have incurred net operating losses for income tax purposes for the three months ended March 31, 2011.  The net operating loss carry forwards for United States income taxes for Harbin Electric and AEM amounted to approximately $36.7 million which may be available to reduce future years’ taxable income. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history and continuing losses for United States income tax purposes.  Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit to reduce the asset to zero.  The net change in the valuation allowance for the three months ended March 31, 2011 was an increase of approximately $0.7 million. Management will review this valuation allowance periodically and make adjustments accordingly. AAG started to use the net operating loss carry forwards from previous years in the amount of $168,421 to reduce its taxable income generated in 2011. The remaining carry forwards will expire, if not utilized, starting from 2027 through 2030.

The Company has cumulative undistributed earnings of foreign subsidiaries of approximately $252 million as of March 31, 2011, which is included in consolidated retained earnings and will continue to be indefinitely reinvested in international operations.  Accordingly, no provision has been made for U.S. deferred taxes related to future repatriation of these earnings, nor is it practicable to estimate the amount of income taxes that would have to be provided if we concluded that such earnings will be remitted in the future.

Value added tax

Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT Payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

VAT on sales and VAT on purchases amounted to $19,288,580 and $12,849,885 for the three months ended March 31, 2011, respectively.  VAT on sales and VAT on purchases amounted to $17,983,171 and $11,313,713 for the three months ended March 31, 2010, respectively.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Advertising costs

The Company expenses the cost of advertising as incurred in selling, general and administrative costs. The Company incurred $32,284 and $32,449 for the three months ended March 31, 2011 and 2010, respectively.

Research and development costs

Research and development costs are expensed as incurred.  The costs of material and equipment that are acquired or constructed for research and development activities and have alternative future uses are classified as plant and equipment and depreciated over their estimated useful lives. The Company’s total research and development expenses for the three months ended March 31, 2011 and 2010 are $3,878,528 and $594,195, respectively.

14

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

In March 2010, the Company entered into a research and development contract with a research institute to develop the linear motor automated control system. The total contracted amount was $4.8 million with a 3-year term. For the three months ended March 31, 2011, $3,145,385 was incurred and expensed as research and development costs.

Noncontrolling interest

The Company owns 100% of Simo Motor. The 0.05% of noncontrolling interest was indirectly from Simo Motor’s subsidiary Qishan Simo Moulding Co, Ltd.  Effective July 1, 2010, 49% of AAG and SAAG was owned by noncontrolling interests, Shelton Technology, LLC, a Michigan limited liability company.

Fair value of financial instruments

The Company measures and reports its financial assets and liabilities on a fair value basis in accordance with ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or the price paid to transfer a liability (the exit price) in the principal and most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 requires the classification of assets and liabilities carried at fair value using a three-tier hierarchy based upon observable and unobservable inputs as follows:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market based inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

As of March 31, 2011 and December 31, 2010, the Company has 183,348 warrants outstanding. The fair value of the outstanding warrants was approximately $1.96 million and $1.53 million, respectively.  The Company recognized a total of $433,755 loss and a total of $234,078 loss from the change in fair value of the warrants for the three months ended March 31, 2011 and 2010, respectively.

These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the BSM using the following assumptions:

	March 31, 2011	December 31, 2010
	(Unaudited)
Annual dividend yield	-	-
Expected life (years)	1.42	1.67
Risk-free interest rate	0.55%	0.51%
Expected volatility	54%	61%

Expected volatility is based primarily on historical volatility. Historical volatility was computed using daily pricing observations for recent periods that correspond to the term of the warrants. We believe this method produces an estimate that is representative of our expectations of future volatility over the expected term of these warrants. We have no reason to believe future volatility over the expected remaining life of these warrants likely to differ materially from historical volatility. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities according to the remaining term of the warrants.

15

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

	Carrying Value as of March 31, 2011	Fair Value Measurements at March 31, 2011 Using Fair Value Hierarchy
	(Unaudited)	Level 1	Level 2	Level 3
Fair value of warrant liabilities	$1,960,285		$1,960,285

Other than the warranty liabilities, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Recent accounting pronouncements

In April 2010, the FASB issued ASU 2010-13, Compensation -Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial porting of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In September 2010, the FASB issued Accounting Standard Update 2010-25, Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans. This ASU clarifies how loans to participants should be classified and measured by defined contribution plans and how International Financial Reporting Standards compare to these provisions. The amendments in this update are effective for fiscal years ending after December 15, 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU modified Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. For public entities, the amendments in the ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company`s adoption of this ASU did not have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU specifies that, if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company`s adoption of this ASU did not have a material impact on its consolidated financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications have no effect on net income or cash flows.

16

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 3 – Disposal of subdivisions

Effective April 1, 2010, Simo Motor, a PRC subsidiary of the Company, sold its equity interests in its three subsidiaries, Tianjin Simo Electric Co., Ltd. (“Tianjin Simo”), Xi’an Simo Science and Technology Development Co., Ltd. (“Science and Technology”) and Xi’an Simo Imports and Exports Co., Ltd. (“Imports and Exports”), to certain shareholders of these three subsidiaries.  As a result of the foregoing dispositions, Simo Motor no longer owns any of the outstanding equity of these three subsidiaries.

Note 4 – Acquisition of the noncontrolling interests

Effective April 1, 2010, Simo Motor, a PRC subsidiary of the Company, acquired all of the equity interests in its four subsidiaries, Tech Full Lamination Co., Ltd. (“Lamination”), Xi’an Simo A’Da Motor Co., Ltd. (“A’Da Motor”), Xi’an Tech Full Simo Moulds Co., Ltd. (“Moulds”) and Xi’an Tech Full Simo Transportation Co., Ltd. (“Transportation”). As a result of the above acquisitions, Simo Motor now owns 100% of the outstanding equity of these four subsidiaries.

Note 5 – Supplemental disclosure of cash flows

The Company prepares its statements of cash flows using the indirect method as defined under the ASC Topic 230. The following information relates to non-cash investing and financing activities for the three months ended March 31, 2011 and 2010.

Total interest paid amounted to $1,333,209 and $872,884 for the three months ended March 31, 2011 and 2010, respectively.

Total income tax paid amounted to $3,148,890 and $3,078,707 for the three months ended March 31, 2011 and 2010, respectively.

For three months ended March 31, 2011, other payable in the amount of $17,279, and notes receivable in the amount of $4,157 were used for plant and equipment purchases. Other receivables in the amount of $98,758 were used for increase for construction-in-progress. Other payables in the amount of $23,100 were reduced against proceeds from disposal of equipment. Construction-in-progress in the amount of $745,522 was transferred into plant and equipment. Advances on plant and equipment purchases in the amount of $6,024,672 and $5,895,547 were transferred into construction-in-progress and plant and equipments, respectively.

For the three months ended March 31, 2010, notes receivable in the amount of $98,871 was transferred as payment for purchase of equipment. Equipment in the amount of $243,100 was transferred as payment to accounts payable for $170,866 and as payment to other payables for the amount of $72,234.

Note 6 – Accounts receivable

Accounts receivable consisted of the following:

	March 31,	December 31,
	2011	2010
	(Unaudited)
Accounts receivable	$89,667,029	$93,392,999
Less: allowance for bad debts	(9,268,969)	(7,493,667)
Accounts receivable, net	$80,398,060	$85,899,332

17

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

The following table consists of allowance for bad debts:
Allowance for bad debts at January 1, 2010	$114,475
Increase in allowance	45,384
Negative provisions for allowance	-
Accounts receivable write off	-
Effect of foreign currency translation	(106)
Allowance for bad debts at March 31, 2010 (Unaudited)	159,753
Increase in allowance	7,640,918
Negative provisions for allowance	(233,660)
Accounts receivable write off	-
Effect of foreign currency translation	(73,344)
Allowance for bad debts at December 31, 2010	$7,493,667
Increase in allowance	1,777,709
Negative provisions for allowance	(44,931)
Accounts receivable write off	(2,686)
Effect of foreign currency translation	45,210
Allowance for bad debts at March 31, 2011 (Unaudited)	$9,268,969

For the Simo Motor acquisition, the Company recorded acquired accounts receivables at the acquisition-date fair value. However, the fair value was disclosed on the Company’s Form 10K filing of 2009 with the original book value, reduced by a separate valuation allowance. Based on accounting guidance related to Business Combination, Paragraphs 805-20-30-1, a separate valuation allowance is not recognized for assets that are recorded at fair value at the acquisition date. Topic 805 requires assets, which include receivables and loans, to be measured at their acquisition-date fair value without a separate valuation allowance. As a result, the Company made a reclassification as follows as of December 31, 2009. No financial statement captions were impacted as only net numbers were stated on the balance sheet.

	December 31, 2009	Reclassification	December 31, 2009
			Revised
Accounts receivable	$97,302,153	$(3,864,793)	$93,437,360
Less: allowance for bad debts	(3,979,268)	3,864,793	(114,475)
Accounts receivable, net	$93,322,885	$-	$93,322,885

Note 7 – Inventories

The following is a summary of inventories by major category:
	March 31,	December 31,
	2011	2010
	(Unaudited)
Raw and packing materials	$9,145,275	$8,673,719
Work in process	20,651,443	20,819,664
Finished goods	29,005,406	29,252,978
Finished goods - consignment	66,794	6,421,301
Inventory valuation allowance	(2,979,926)	(2,324,106)
Total inventories, net	$55,888,992	$62,843,556

18

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

As of March 31, 2011 and December 31, 2010, inventory valuation allowance amounted to $2,979,926 and $2,324,106, respectively.

Allowance for inventory valuation at January 1, 2010	$710,611
Additional reserves	-
Recovery of reserves	-
Effect of foreign currency translation	-
Allowance for inventory valuation at March 31, 2010 (Unaudited)	710,611
Additional reserves	3,940,870
Recovery of reserves	(2,340,118)
Effect of foreign currency translation	12,743
Allowance for inventory valuation at December 31, 2010	$2,324,106
Additional reserves	824,085
Recovery of reserves	(182,630)
Effect of foreign currency translation	14,365
Allowance for inventory valuation at March 31, 2011 (Unaudited)	$2,979,926

For the Simo Motor acquisition, the Company recorded acquired inventory at the acquisition-date fair value. However, the fair value was disclosed on the Company’s Form 10K filing of 2009 with the original book value, reduced by a separate valuation allowance. Based on accounting guidance related to Business Combination, Paragraphs 805-20-30-1, a separate valuation allowances are not recognized for assets that are recorded at fair value at the acquisition date. Topic 805 requires assets, which include receivables and loans, to be measured at their acquisition-date fair value without a separate valuation allowance. As a result, the Company made a reclassification as follows as of December 31, 2009. No financial statement captions were impacted as only net numbers were stated on the balance sheet.

	December 31, 2009	Reclassification	December 31, 2009
			Revised
Raw and packing materials	$11,826,804	$(2,903,706)	$8,923,098
Work in process	28,434,522	(3,258,327)	25,176,195
Finished goods	25,471,544	(2,024,219)	23,447,325
Finished goods - consignment	18,077,870	-	18,077,870
Inventory valuation allowance	(8,896,863)	8,186,252	$(710,611)
Total inventory, net	$74,913,877	$-	$74,913,877

Note 8 – Advances on inventory purchases

The Company makes advances to certain vendors for inventory purchases.  The advances on inventory purchases were $22,670,251 and $15,893,866 as of March 31, 2011 and December 31, 2010, respectively.

19

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 9 – Plant and equipment

The following table presents details of our property and equipment:

	March 31,	December 31,
	2011	2010
	(Unaudited)
Buildings	$91,512,835	$90,434,596
Office equipment	3,416,793	3,380,045
Production equipment	52,118,080	45,564,179
Vehicles	2,331,886	2,335,906
Assets held for sale	45,960	46,071
Construction in progress	48,811,285	43,172,049
Total	198,236,839	184,932,846
Less: accumulated depreciation	(14,302,489)	(11,858,708)
Property and equipment, net	$183,934,350	$173,074,138

Construction in progress represents labor costs, material, capitalized interest incurred in connection with the construction of the new plant facility in Shanghai and the construction and installation of manufacturing equipment in HTFE, Weihai and Simo Motor.  Construction in progress as of March 31, 2011, consisted of the following:

No.	Project Description	March 31, 2011	Commencement Date	Expected completion date
		(Unaudited)
1	Building construction for STFE facility	$6,530,623	5/13/2009	5/30/2011
2	Manufacturing machinery and equipment for STFE	35,026,374	12/12/2008	7/31/2011
3	Building construction and Manufacturing machinery and equipment for Weihai facility	7,087,049	8/20/2010	12/31/2011
4	Building construction and Manufacturing machinery and equipment for Simo facility	167,239	11/30/2010 & 12/29/2010	12/31/2011
	Total	$48,811,285

Depreciation expense for the three months ended March 31, 2011 and 2010 amounted to $2,387,899 and $1,888,108, respectively.

For the three months ended March 31, 2011 and 2010, a total of $0 and $78,328 of interest were capitalized into construction in progress, respectively.

Note 10 – Advances on non-current assets

Advance for intangible assets

The advances for intangible assets consisted of land use right prepayment. As of March 31, 2011 and December 31, 2010, advances for intangible assets amounted to $3,912,302 and $3,645,361, respectively.

On September 8, 2006, HTFE entered into an agreement ("Land Use Agreement") with Shanghai Lingang Investment and Development Company Limited ("Shanghai Lingang") with respect to HTFE’s use of 40,800 square meters of State-owned land in the Shanghai Zhuqiao Airport Industrial Zone (the "Site").  The size of the land used by HTFE was later revised to a total of approximately 53,000 square meters. The term of the land use agreement is 50 years and the aggregate amount HTFE shall pay to Shanghai Lingang is approximately $6.28 million (RMB 42,840,000) ("Fee"), approximately 96.8% or $6.08 million (RMB 41,452,020) has been paid, as of March 31, 2011. HTFE shall register a Sino-foreign joint venture company at the location of Shanghai Lingang, with taxes payable at the same location. HTFE has agreed to compensate Shanghai Lingang for certain local taxes due to the local tax authority in connection with applicable tax generation requirements.

20

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Advance on plant and equipment purchases

The Company makes advances to certain vendors for equipments and construction projects.  The advances on equipment and construction amounted to $36,128,919 and $48,830,831 as of March 31, 2011 and December 31, 2010, respectively.

Note 11 – Goodwill and other intangible assets

Net intangible assets consist of the following at:

	March 31, 2011	December 31, 2010
	(Unaudited)
Goodwill on 2008 Acquisition of Weihai	$12,759,040	$12,692,107
Goodwill on 2009 Acquisition of Simo Motor	42,450,322	42,227,631
Total goodwill	55,209,362	54,919,738
Land use rights	17,888,216	17,794,376
Patents	6,977,145	6,940,543
Software	16,735	16,648
Intellectual property	2,594,118	2,594,118
Customer lists	288,235	288,235
Total goodwill and other intangible assets	82,973,811	82,553,658
Less: accumulated amortization	(4,967,971)	(4,486,841)
Intangible assets, net	$78,005,840	$78,066,817

Amortization expense for the three months ended March 31, 2011 and 2010 amounted to $457,261 and $365,848, respectively.

The Company uses the purchase method of accounting for business combinations. Annual testing for impairment of goodwill is performed during the fourth quarter of each year unless events or circumstances indicate earlier impairment testing is required. No impairment loss was recognized for the three months ended March 31, 2011 and 2010. As a result of the disposition of the three subdivisions, effective April 1, 2010, Simo Motor no longer owns any of the outstanding equity of Tianjin Simo, Science and Technology, and Imports and Exports (see Note 3 for more discussion). Goodwill of these three subdivisions in the amount of $964,159 was included in the carrying amount of the reporting unit in determining the gain or loss on disposal.

	Weihai	Simo Motor	Total
Goodwill, as of January 1, 2010	$12,273,778	$41,799,976	$54,073,754
Disposal of subsidiaries	-	-	-
Effect of foreign currency translation	-	-	-
Goodwill, as of March 31, 2010 (unaudited)	12,273,778	41,799,976	54,073,754
Disposal of subsidiaries	-	(964,159)	(964,159)
Effect of foreign currency translation	418,329	1,391,814	1,810,143
Goodwill, as of December 31, 2010	12,692,107	42,227,631	54,919,738
Effect of foreign currency translation	66,933	222,691	289,624
Goodwill, as of March 31, 2011 (unaudited)	$12,759,040	$42,450,322	$55,209,362

21

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 12 – Other assets

Other assets, current consisted of the following:

	March 31, 2011	December 31, 2010
	(Unaudited)
Other receivable, net	$1,657,105	$1,620,638
Prepaid expenses	376,812	503,330
Prepaid consulting service fee, current	617,946	-
Deferred tax assets	380,565	377,727
Total	$3,032,428	$2,501,695

Other assets, non-current consisted of the following:

	March 31, 2011	December 31, 2010
	(Unaudited)
Security deposit	$1,500	$1,500
Long term deferred expenses	1,387,513	1,401,826
Prepaid consulting service fee, non-current	2,321,106	-
Total	$3,710,119	$1,403,326

In February 2011, the Company entered into a consulting service agreement with a third party which agreed to provide advisory and consulting services to obtain financing in Chinese Capital Market for a period of 5 years from 2011 to 2015. The service fee is non-refundable and amounted to $3 million. For the three month ended March 31, 2011, $60,948 was amortized as professional fees. As of March 31, 2011, prepayment of $617,946 and $2,321,106 were included in current and non-current prepaid consulting service fee, respectively.

Note 13 – Taxes payable

Taxes payable consisted of the following:
	March 31, 2011	December 31, 2010
	(Unaudited)
VAT tax payable	$2,303,861	$1,930,544
Individual income tax withholding payable	88,801	84,965
Corporation income tax payable	4,740,058	3,672,511
Other miscellaneous tax payable	2,815,053	2,517,787
Total	$9,947,773	$8,205,807

22

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 14 – Financing

On July 28, 2010, the Company entered into a Loan Agreement, dated July 28, 2010 (the “Loan Agreement”) with Abax Emerald Ltd., a Cayman Islands limited company (“Abax”), pursuant to which Abax agreed to provide the Company with up to $15,000,000 in loans (“Abax Loan”). The Abax Loan was to be made pursuant to one or more borrowings (each, an “Advance”) from time to time from the Closing Date (July 28, 2010) to the date falling on the expiration of five (5) months after the Closing Date upon delivering a notice from us to Abax. In lieu of payment of interest in cash on each Advance, the outstanding principal amount thereof accreted in value for the period commencing on the Borrowing Date (the date on which any Advance is made from us to Abax) for such Advance and ending on the day on which such Advance is repaid, at a rate equal to 10% per annum, computed as described in the Agreement. The loan agreement provided that the Company could voluntarily prepay any Advance (or portion thereof in an integral multiple of $100,000) at its accreted value at any time upon written notice to Abax. On the Maturity Date (six months after the date of the Agreement), we were obligated to repay the remaining outstanding loan not theretofore paid, together with all fees and other amounts payable under the Loan. On July 29, 2010, the Company received the $15 million loan from Abax. The loan was used to pay down certain debt and to support the Company’s capital expenditures and working capital. The Abax Loan was fully paid off on December 27, 2010.

On November 22, 2010, the Company entered into a Term Loan Facility Agreement, dated November 22, 2010 (the “CDB Agreement”) with China Development Bank Corporation, Hong Kong Branch (“CDB”) pursuant to which CDB has agreed to provide a USD$35,000,000 loan facility (“Facility A”) and an RMB100,000,000 loan facility (“Facility B,” and collectively with Facility A, the “Facilities”) to the Company (the loans made under Facility A shall be referred to herein as “Facility A Loans” and the loans made under Facility B shall be referred to herein as “Facility B Loans”). The Facility A Loans and the Facility B Loans shall be made pursuant to one or more borrowings from time to time during the period of time from the date of the CDB Agreement to the date falling on the expiration of six (6) months after the date of the CDB Agreement upon delivering a utilization request from the Company to CDB. Interest on Facility A Loans shall be 3% per annum plus LIBOR (as defined in the CDB Agreement). Interest on Facility B Loans shall be 2.5% per annum plus SHIBOR (as defined in the CDB Agreement). The Company is required to repay the Facility A Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan. The Company is required to repay the Facility B Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan.

The CDB Agreement provides that the Company may, upon not less than one month’s prior notice prepay on an Interest Payment Date (as defined in the CDB Agreement) or a Repayment Date (as defined in the CDB Agreement) all or part of any loan (but if in part, in an amount that is an integral multiple of UDS$500,000 in the case of a Facility A Loan or RMB 2,000,000 in the case of Facility B Loan). The CDB Agreement also provides that upon a Change of Control (as defined in the CDB Agreement) of the Company, CDB may, by not less than 30 days notice to the Company, cancel the Facilities and declare all outstanding loans, together with accrued interest and all other amounts to be immediately due and payable.

The Company’s obligations under the CDB Agreement are secured by a pledge of shares of common stock of the Company owned by its Chairman and Chief Executive Officer, Tianfu Yang. On November 22, 2010, Mr. Yang entered into a Security and Pledge Agreement (the “Pledge Agreement”) with CDB, pursuant to which, Mr. Yang has agreed to pledge 7,000,000 shares of common stock to CDB to secure the loans. Under the Pledge Agreement, Mr. Yang may also be obliged to pledge to CDB, under certain circumstances, additional shares of common stock owned by him and, to the extent such additional shares are not sufficient, cash.

Debt issuance costs of $500,000, resulting from the Term Loan Facility Agreement the Company entered into with CDB, are carried in other assets and are amortized over the life of the loan using the straight-line amortization method. A total of $41,667 was amortized to interest expense for the three months ended March 31, 2011. As of March 31, 2011, unamortized debt issuance costs totaled $455,137.

23

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 15 -Short and long term loans

The Company’s short term loans are comprised of the following:

	March 31, 2011	December 31, 2010
	(Unaudited)
Short term loan – bank	$30,591,500	$29,369,120
Short term loan – others	24,400	121,360
Total short term loans	$30,615,900	$29,490,480

Short term loans – bank
	March 31, 2011	December 31, 2010
	(Unaudited)
Loan from Citic Bank in city of Wendeng, due from various dates from May to June 2011. Monthly interest-only payments at 5.310% per annum, secured by assets	$3,202,500	$3,185,700
Loan from Commercial Bank in city of Weihai, due from various dates from August to September 2011. Monthly interest-only payments at 0.509% per annum, secured by assets	1,220,000	1,213,600
Loan from Bank of Communications, due in December 2011. Benchmark interest rate up by 10%, approximate rate of 6.116% per annum, guaranteed loan	1,525,000	1,517,000
Loan from Bank of Communications, due in June 2011. Benchmark interest rate up by 10%, approximate rate of 5.84% per annum, guaranteed loan	1,525,000	1,517,000
Loan from Citic Bank, due in January through February 2012. Average interest from 8.48% per annum, secured by assets and guaranteed loan	4,575,000	6,523,100
Loan from Citic Bank, due in December 2011. Average interest from 5.81% per annum, secured by assets and guaranteed loan	3,050,000	-
Loan from China Merchant Bank, due various dates in June through September 2011. Monthly interest-only payments from 6.37% to 6.39% per annum, secured by assets and guaranteed by third party	8,540,000	8,495,200
Loan from Bank of China. Monthly interest-only payment at 4% per annum, unsecured, and due upon demand.	854,000	849,520
Loan from Bank of China, due in March 2012. Monthly interest-only payment at 6.06% per annum, secured by assets	4,575,000	-
Loan from China Commercial Bank, due in November 2011. Monthly interest-only payment at 6.0% per annum, guaranteed loan	1,525,000	1,517,000
Loan from Huaxia Bank in city of Xi’an, due various dates from February to March 2011. Interest-only payments at 6.12% per annum, secured by assets.	-	4,551,000
Short term loan - bank	$30,591,500	$29,369,120

24

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

The Company’s long term bank loan (see Note 14 for more discussion) as of March 31, 2011 and December 31, 2010 are as follows:

	March 31, 2011	December 31, 2010
	(Unaudited)
Loan from China Development Bank (see Note 14 for detail discussion of the Term Loan Facility terms)	$50,250,000	$50,070,000
	$50,250,000	$50,070,000

The above loans are secured by the Company's plants, buildings, land use rights and inventories located within PRC, with carrying net value as follows:

	March 31, 2011	December 31, 2010
	(Unaudited)
Buildings in Xi’an, China	$22,341,800	$22,373,129
Buildings in Weihai, China	2,178,295	2,166,868
Land use rights in Xi’an and Weihai, China	12,266,888	1,122,435
Inventories in Xi’an, China	9,288,529	9,102,000
Total assets pledged as collateral for bank loans	$46,075,512	$34,764,432

Net interest expense for the three months ended March 31 was comprised of the following:

	2011 (Unaudited)	2010 (Unaudited)
Amortization of debt discount	$-	$910,535
Amortization of debt issuance costs	41,667	140,968
Interest expense	1,910,133	795,217
Interest earned on cash deposits	(220,583)	(202,479)
Foreign currency transaction loss	192,733	2,682
Interest expense, net	$1,923,950	$1,646,923

Note 16 – Due to original shareholders

Due to original shareholders represent the amount that was unpaid for the acquisition of Weihai, which consisted of the following:
	March 31, 2011	December 31, 2010
	(Unaudited)
Amount due to Weihai original shareholders	$762,500	$758,500
	$762,500	$758,500

Amount due to Weihai original shareholders is due on demand.

25

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 17 – Additional product sales information

The Company has a single operating segment. The majority of the Company’s revenue was generated from domestic PRC sales.

Summarized financial information concerning the Company’s revenues based on geographic areas for the three months ended March 31, 2011 and 2010 are as follows:

	2011 (Unaudited)	2010 (Unaudited)
China	$100,097,842	$98,421,710
International	3,731,582	7,063,447
Total sales	103,829,424	105,485,157
Cost of sales - China	71,035,425	65,280,189
Cost of sales - International	2,590,211	4,462,898
Total cost of sales	73,625,636	69,743,087
Gross profit	$30,203,788	$35,742,070

The following tables present the revenue and cost of sales by each major product line for the three months ended March 31, 2011 and 2010:

	Revenues
Product Line	2011 (Unaudited)	2010 (Unaudited)
Linear Motors and Related Systems	$19,261,483	$19,831,210
Specialty Micro-Motors	15,532,331	16,244,714
Rotary Motors
Weihai	21,769,699	22,468,338
Xi’an	46,304,677	45,042,162
Others	961,234	1,898,733
Total	$103,829,424	$105,485,157

	Cost of Sales
Product Line	2011 (Unaudited)	2010 (Unaudited)
Linear Motors and Related Systems	$10,477,955	$7,970,388
Specialty Micro-Motors	10,549,510	10,034,233
Rotary Motors
Weihai	19,232,429	19,604,859
Xi’an	32,815,610	31,019,050
Others	550,132	1,114,556
Total	$73,625,636	$69,743,087

26

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 18 – Commitments and contingencies

Commitments

The Company enters into non-cancelable purchase commitments with some of its vendors. As of March 31, 2011 and December 31, 2010, the Company was obligated under the non-cancelable commitments to purchase materials totaling to $ 9,768,422 and $12,000,496, respectively. These commitments are short-term and expire within one year. The Company has not experienced losses on these purchase commitments over the years.

On August 25, 2010, the Company entered into an agreement with Shelton Technology, LLC.  Under the terms of the agreement, the Company is required to contribute a total of $1 million to AAG prior to December 31, 2011.

On September 8, 2006, HTFE entered into an agreement (“Land Use Agreement”) with Shanghai Lingang Investment and Development Company Limited (“Shanghai Lingang”) with respect to HTFE’s lease and use of 40,800 square meters of State-owned land in the Shanghai Zhuqiao Airport Industrial Zone (the “Site”). The size of the land used by HTFE was later revised to a total of approximately 53,000 square meters. The term of the Land Use Agreement is 50 years and totaled $6.28 million (RMB 42.84 million) (“Fee”), approximately 96.8% or $6.08 million (RMB 41,556, 000) of which has been paid with the balance to be paid in installments.

Contingencies

Ten shareholder class action lawsuits were filed against the Company and/or certain officers and the members of its Board of Directors (the “Board”), in connection with the October 10, 2010 non-binding proposal made by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang, and Baring Private Equity Asia Group Limited to acquire all of the outstanding shares of the Company’s Common Stock not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, as further described in the Schedule 13D/A and Exhibits thereto filed on October 12, 2010 (the “Proposal”). Five actions were filed in Nevada state court (Carson City, Clark County, or Washoe County); two actions were filed in Nevada federal district court, and three actions were filed in New York state court. All of the actions assert claims against the Company and/or members of the Board for allegedly breaching their fiduciary duties in connection with the Proposal.

Guarantee of Third-Party Indebtedness—No Liability Is Recorded

As China only began its economic reform and development of a market economy in the 1980s, its credit evaluation system has had only a very short history and is far less sophisticated than that in the developed countries. Therefore, when an enterprise applies for a loan from a commercial bank, it is difficult for the bank to evaluate the credit risk of the applicant. As an alternative tool, it is a common practice in China for commercial banks to require the applicant find an unrelated third-party in its local economy to provide a loan guarantee for the applicant, which very much serves as a credit check for the bank. In return, and also to avoid risk of having to make payments under the guarantee, such guarantors often require the counterparty to provide similar guarantees on their own debt. Therefore, this type of guarantee is usually cross-guarantee.

For mutual benefit, the Company reached agreements with one third party to provide such cross-guarantee on bank loans as of March 31, 2011.

As of March 31, 2011, the Company is contingently liable as guarantor with respect to $3,050,000 of indebtedness of Baoji Zhongcheng Machinery Co. Ltd. (“Baoji”). The term of the guarantee is through April 2011 and is not extended. At any time through that date, should Baoji be over six months delinquent on its debt payments, the Company will be obligated to perform under the guarantee by primarily making the required payments, including late fees and penalties. The maximum potential amount of future payments that the Company is required to make under the guarantee is the entire default amount, not exceed the loan amount. Baoji is also contingently liable as guarantor for the Company with respect to $4,575,000 of indebtedness. The term of the guarantee is through June 2011.

The Company has evaluated the guarantee and concluded that the likelihood of having to make payments under the guarantee is remote.

27

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Note 19 – Earnings per share

FASB requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. The following is a reconciliation of the basic and diluted earnings per share computations:

For the three months ended March 31:
	2011 (Unaudited)	2010 (Unaudited)
Net income before noncontrolling interest	$10,819,941	$22,906,041
Less: Net income attributable to noncontrolling interest	14,269	2,352,353
Net income attributable to controlling interest	$10,805,672	$20,553,688
Weighted average shares used in basic computation	31,250,820	31,067,471
Diluted effect of stock options and warrants	113,205	286,392
Weighted average shares used in diluted computation	31,364,025	31,353,863
Earnings per share - Basic:
Net income before noncontrolling interest	$0.35	$0.74
Less: Net income attributable to noncontrolling interest	$-	$0.08
Net income attributable to controlling interest	$0.35	$0.66
Earnings per share - Diluted:
Net income before noncontrolling interest	$0.34	$0.73
Less: Net income attributable to noncontrolling interest	$-	$0.07
Net income attributable to controlling interest	$0.34	$0.66

Except for 30,000 stock options at $20.02 per share, all stock options and warrants have been included in the diluted earnings per share calculation for the three months ended March 31, 2011.  All stock options and warrants have been included in the diluted earnings per share calculation for the three months ended March 31, 2010.

Note 20 – Shareholders’ equity

Statutory reserves

The laws and regulations of the People’s Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserve.

28

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Surplus reserve fund

The Company is required to transfer 10%-15% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The transfer to this reserve must be made before distribution of any dividend to shareholders. The Company will transfer at year end 10%-15% of the year’s net income determined in accordance with PRC accounting rules and regulations.

For the three months ended March 31, 2011 and 2010, the Company transferred $1,473,493, and $2,302,999, respectively, representing 10% -15% of the net income generated by the Company’s subsidiaries located within PRC determined in accordance with PRC accounting rules and regulations, to this reserve. The remaining reserve to fulfill the 50% registered capital requirement amounted to approximately $37.2 million and $38.7 million as of March 31, 2011 and December 31, 2010, respectively.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Warrants

Following is a summary of warrant activity:

Outstanding as of January 1, 2010	366,697
Granted	-
Forfeited	-
Exercised	-
Outstanding as of March 31, 2010 (Unaudited)	366,697
Granted	-
Forfeited	-
Exercised	(183,349)
Outstanding as of December 31, 2010	183,348
Granted	-
Forfeited	-
Exercised	-
Outstanding as of March 31, 2011 (Unaudited)	183,348

Following is a summary of the status of warrants outstanding at March 31, 2011:

Outstanding Warrants			Exercisable Warrants
Exercise Price	Number of Shares	Average Remaining Contractual Life	Average Exercise Price	Number of Shares	Average Remaining Contractual Life
$10.84	183,348	1.42	$10.84	183,348	1.42
Total	183,348			183,348

29

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2011
(UNAUDITED)

Options

On November 30, 2009, the Company granted options to an independent director to purchase an aggregate of 30,000 shares of the Company’s common stock, at an exercise price of $20.02 per share, the closing price of the Company’s common stock on November 30, 2009. The fair values of stock options granted to employees and the independent directors were estimated at the date of grant using the BSM with the following assumptions:

	Expected	Expected	Dividend	Risk Free	Grant Date
	Life	Volatility	Yield	Interest Rate	Fair Value
Executives - 2007	3.0 yrs	77%	0%	4.50%	$15.60
Directors - 2009	3.0 yrs	70%	0%	1.15%	$20.02

Following is a summary of stock option activity:
	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2009	355,000	$13.97	$2,333,600
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding as of March 31, 2010 (Unaudited)	355,000	$13.97	$2,706,350
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding as of December 31, 2010	355,000	$13.97	$1,199,900
Granted	-	-	-
Forfeited	(95,000)	8.10	1,043,100
Exercised	-	-	-
Outstanding as of March 31, 2011 (Unaudited)	260,000	$16.11	$1,190,800

Following is a summary of the status of options outstanding at March 31, 2011:

Outstanding Options			Exercisable Options
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Average Remaining Contractual Life
$15.60	230,000	1.71	$15.60	230,000	1.71
$20.02	30,000	3.67	$20.02	21,250	3.67
Total	260,000			251,250

On July 12, 2007, the Company’s CEO transferred 280,000 of his own shares to the Company employees and consultants. The shares vest over 5 to 10 years starting July 12, 2007. The Company valued the shares at $13.73 per share, based on the average price for the immediately preceding fifteen consecutive trading days before June 16, 2007, the date when the Company and HTFE entered into the asset purchase agreement with Harbin Taifu Auto Electric Co., Ltd., the trading price of the stock on the date of transfer, as a capital contribution totaling $3,844,904 by the CEO, the value was amortized over the vesting period.

For the three months ended March 31, 2011 and 2010, stock compensation expense related to options issued amounted to $111,297 and $254,669, respectively.

Note 21 – Employee pension

Regulations in the People’s Republic of China require the Company to contribute to a defined contribution retirement plan for all employees. All Joint Venture employees are entitled to a retirement pension amount calculated based upon their salary at their date of retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to the retired staff. The employee pension in Harbin generally includes two parts: the first part to be paid by the Company is 20% of the employees’ actual salary in the prior year. If the average salary falls below $1,165 for each individual, $1,165 will be used as the basis. The other part, paid by the employees, is 8% of actual salary with the same minimum requirement. The Company made contributions to employment benefits, including pension, of $1,018,974 and $213,763 for the three months ended March 31, 2011 and 2010, respectively.

30

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

The following is management’s discussion and analysis of certain significant factors that have affected aspects of our financial position and results of operations during the periods included in the accompanying unaudited financial statements. You should read this in conjunction with the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K and the unaudited consolidated financial statements and notes thereto set forth in Item 1 of this Quarterly Report. In addition to historical information, this discussion and analysis contains forward-looking statements that relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “targets,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied in the forward-looking statements.

OVERVIEW

Harbin Electric, Inc. (“Harbin Electric” or the “Company”) is incorporated under the laws of the state of Nevada and, along with our wholly-owned subsidiaries, is headquartered in Harbin, China. We design, develop, manufacture, supply, and service a wide range of electric motors, with a focus on innovation, creativity, and value-added products. Our major product lines include linear motors, specialty micro-motors, and industrial rotary motors. Our products are purchased by a broad range of customers including those customers in the energy industry, factory automation, food processing, packaging industry, power generation systems, mass transportation and freight transportation systems, chemical, petrochemical, metallurgical, mining, textile, agricultural, and machinery industries. We primarily supply domestic markets in China and also certain international markets.

We currently operate the following four manufacturing facilities in China with an employee base of approximately 3,970 engineers, production technicians, and other employees:

•
Harbin Tech Full Electric Co., Ltd. (“Harbin Tech Full”) is located in the government-designated Development Zone in the city of Harbin with approximately 50,000 square meters of land and manufactures linear motors and linear motor integrated systems.

•	Shanghai Tech Full Electric Co., Ltd. (“Shanghai Tech Full”) is located in the Shanghai Zhuqiao Airport Industrial Zone with 40,800 square meters of land and manufactures specialty micro-motors.

•
Weihai Tech Full Simo Motor Co., Ltd. (“Weihai Tech Full Simo”) is located in Weihai with approximately 150,000 square meters of land and primarily manufactures small to medium sized industrial rotary motors.

•
Xi’an Tech Full Simo Motor Co., Ltd. (“Xi’an Tech Full Simo”) was acquired in October 2009 and manufactures primarily medium to large sized industrial rotary motors. Xi’an Tech Full Simo is located in Xi’an city’s Economy and Technology Development Zone and occupies approximately 200,000 square meters of land.

We are subject to risks common to companies operating in China, including risks inherent in our distribution and commercialization efforts, uncertainty of foreign regulatory and marketing approvals and laws, reliance on key customers, enforcement of patent and proprietary rights, the need for future capital, and retention of key employees. We cannot provide assurance that we will generate revenues or achieve and sustain profitability in the future.

RECENT EVENTS

On October 10, 2010, our Board of Directors (the “Board”) received a non-binding proposal from Mr. Tianfu Yang (“Mr. Yang”) and Baring Private Equity Asia Group Limited (“Baring”) for Mr. Yang and an investment fund advised by Baring (the "Baring Fund") to acquire all of the outstanding shares of Common Stock of Harbin Electric not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, subject to certain conditions (“Going Private Proposal”). Mr. Yang owns 31.1% of our Common Stock. According to the proposal letter, Mr. Yang and Baring intended to form an acquisition vehicle for the purpose of completing the acquisition and that they intend to finance the acquisition with a combination of debt and equity capital. The proposal letter stated that Goldman Sachs (Asia) LLC (“Goldman”) is acting as financial advisor to the acquisition vehicle to be formed by Mr. Yang and Baring and that Goldman has informed Mr. Yang and Baring that it is highly confident that the underwriting and arranging of commitments for the debt financing needed to complete the transaction can be done. The proposal letter stated that the equity portion of the financing would be provided by Mr. Yang, the Baring Fund and related sources.

On November 22, 2010, the Board received a new letter from Mr. Yang regarding his previously announced proposal to take the Company private (the “Yang Proposal”). In this letter, Mr. Yang advised the Board that, by mutual agreement, Mr. Yang and Baring Private Equity Asia Group Limited (“Baring”) had amended and restated their previously announced Consortium Agreement, pursuant to which they had agreed to work together exclusively on the Yang Proposal. The amended and restated agreement between Baring and Mr. Yang provides that Baring’s participation in the Yang Proposal will consist solely of a right (but not an obligation) to provide up to 10% of the financing for the transaction, in the form of debt and/or equity and that Mr. Yang will not be restricted from seeking alternative sources of financing, in the form of debt and/or equity, for the transaction. Mr. Yang further advised the Company that he intends to proceed with a proposal to take the Company private at the previously announced proposed price of $24.00 per share, that he would seek alternative sources of financing for the transaction, and that Goldman Sachs (Asia) LLC would continue to act as financial advisor to Mr. Yang in connection with the transaction.

31

Our Board of Directors has formed a special committee of independent directors to evaluate and consider this proposal and any other alternative proposals or other strategic alternatives that may be available to the Company. Since being formed, the Special Committee has engaged legal and financial advisors. The Special Committee’s process is ongoing and the Special Committee intends to continue with its work, including evaluating any proposal presented by Mr. Yang as well as other proposals which the Company may receive, for as long as the Special Committee, in consultation with its advisors, deems necessary.

Pursuant to a Schedule 13D/A (the “Schedule 13D/A”) filed jointly by Mr. Tianfu Yang, Hero Wave Investments Limited (“Hero”), Tech Full Electric Company Limited (“Tech Full”), Abax Lotus Ltd. (“Abax Lotus”), Abax Nai Xin A Ltd. (“Abax Nai Xin”), Abax Global Opportunities Fund (“Global Fund”), Abax Upland Fund LLC (“Upland”), Abax Arhat Fund (“Arhat”), Abax Claremont Ltd. (“Upland Managing Member”), Abax Global Capital (“AGC”), Abax Global Capital (Hong Kong) Limited (“Abax HK”), and Xiang Dong Yang (“Mr. Xiang Dong Yang”, collectively with Abax Lotus, Global Fund, Upland, Arhat, Upland Managing Member, AGC, AGC Asia 3, Abax HK and Abax Nai Xin, the “Abax Parties”) with the Securities and Exchange Commission on May 2, 2011 (Mr. Yang, Hero, Tech Full and the Abax Parties are collectively referred to herein as the “Reporting Persons”), the Reporting Persons disclosed that on April 20, 2011, Mr. Tianfu Yang and AGC (acting on behalf of certain funds it manages and/ or advises), on behalf of themselves, submitted a proposal (the “Proposal”) to the Special Committee of the Company’s board of directors for the acquisition of all of the Publicly Held Shares(as defined below) through a Nevada corporation wholly owned by Tech Full for US$24.00 per share (the “Proposed Transaction”). According to the Schedule 13D/A, financing for the Proposed Transaction will include both debt and equity components, as well as rollover equity from certain members of the management and certain Abax Parties (the “Rollover Commitments”). AGC and Abax HK, on behalf of certain of the funds and/or entities that they manage or advise, will also provide equity and debt financing through certain such funds in connection with the Proposed Transaction, and the Abax Parties may bring in one or more additional third party investors to fund a portion of such equity and/ or debt financing.  With respect to the Rollover Commitments, certain members of management, including Mr. Tianfu Yang, Tianli Yang, Zedong Xu, Suofei Xu and Lanxiang Gao, have committed to roll all of their shares of Common Stock into Tech Full in connection with the Proposed Transaction. In addition, Abax Lotus and Abax Nai Xin have also committed to roll over all of their shares of Common Stock into Tech Full in connection with the Proposed Transaction. According to the Schedule 13D/A, the Reporting Persons anticipate that approximately US$463.8 million will be expended in acquiring 18,525,436 outstanding shares of Common Stock owned by shareholders of the Company other than certain senior managers of the Company (the “Rollover Shareholders”) and the Reporting Persons (“Publicly Held Shares”). This amount includes (a) the estimated funds required by Reporting Persons to (i) purchase the Publicly Held Shares, (ii) pay for the outstanding options to purchase Common Stock, and (iii) pay for the outstanding warrants to purchase Common Stock, and (b) the estimated transaction costs associated with the purchase of the Publicly Held Shares.

According to the Schedule 13D/A, in connection with the Proposal, AGC and Abax HK, on behalf of certain of the funds and/or entities that they manage or advise, issued on April 20, 2011 a financing commitment letter and committed to provide equity and debt financing of an aggregate amount of up to US$63.8 million. The source of funds for such equity and debt financing will come from the investors in such funds. In addition, the Abax Parties may bring in one or more additional third party investors to fund a portion of such equity and/ or debt financing.

In addition, according to the Schedule 13D/A, on April 29, 2011, Tech Full received a debt commitment letter (the “Debt Commitment Letter”) issued by China Development Bank Corporation (“CDB”) for a US$400,000,000 term loan facility to fund the proposed purchase of the Publicly Held Shares, subject to execution of mutually acceptable definitive documents for the facility. CDB’s commitment under the Debt Commitment Letter will terminate on April 2, 2012 unless CDB receives a written confirmation prior to the expiration date.

There can be no assurance that any definitive agreement will be executed with respect to the Proposed Transaction or that this or any other transaction will be approved or consummated. See Part II, Item 1A. “Risk Factors” of this Quarterly Report on Form 10-Q.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We believe that the application of the following accounting policies, which are important to our financial position and results of operations, require significant judgments and estimates on the part of management. Our critical accounting policies and estimates present an analysis of the uncertainties involved in applying a principle, while the accounting policies note to the financial statements (Note 2) describe the method used to apply the accounting principle.

Accounts Receivable

Accounts receivable are presented net of an allowance for bad debts account. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to evaluate the adequacy of these reserves. The estimated loss rate is based on our historical loss experience and also considerations of current market conditions. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable, and known bad debts are written off against allowance for doubtful accounts when identified.

32

Inventories

Inventories are valued at the lower of cost or market value, as determined on a first-in, first-out basis, using the weighted average method. Management compares the cost of inventories with the market value and an allowance is made for writing down the inventories to its market value, if lower than cost. On an ongoing basis, inventories are reviewed for potential write-down for estimated obsolescence or unmarketable inventories equal to the difference between the costs of inventories and the estimated net realizable value based upon forecasts for future demand and market conditions. When inventories are written-down to the lower of cost or market, they are not marked up subsequently based on changes in underlying facts and circumstances.  Inventories are composed of raw material for manufacturing electrical motors, work in process and finished goods within the Company’s warehouse premise or consigned at a customer site. The inventory allowance is made when the inventory’s market value is lower than the cost. The recovery of the reserve is only made through sale or disposition of such inventory items.

Revenue Recognition

The Company recognizes sales when title and risk of ownership are passed to the customer (which is at the date of shipment), when a formal arrangement exists, the price is fixed or determinable, no other significant obligations exist and collectability is reasonably assured. For products that are required to be examined by customers, sales revenue is recognized after the customer examination is passed. Payments received before all of the relevant criteria for revenue recognition are satisfied, are recorded as customer deposits.

In addition, revenue recognition could be negatively impacted by returns. For our linear motor and specialty micro-motor businesses, our products are custom products which are customer specific, and no returns are allowed. We warrant our product for repair, only in the event of defects for two years from the date of shipment.  We charge such costs to cost of goods sold. For our industrial rotary motor business, our products are standardized products and returns are allowed within three days upon receipt of products by customers. We provide product warranty for repair one year from the date of shipment. Historically, the returns and defects have not been material. Should returns increase in the future it would be necessary to adjust the estimates, in which case recognition of revenues could be delayed.

The Company also provides after-sale services to our customers. Service revenue is recognized as services are rendered, the customers have approved the completion of the services and invoices have been issued and collectability is reasonably assured. Customer billings for services not yet rendered are deferred and recognized as revenue as the services are rendered and the associated deferred revenue is included in current liabilities or long-term liabilities, as appropriate.

The Company recognizes revenues with regards to the sales of consigned inventories when the title and risks of ownership have been transferred to customers; customers provide a persuasive evidence to notify the Company, and upon receipt of the notification form from customers. The Company also performs periodic inventory counts to confirm the inventory quantities held on consignment.

Customers who purchase industrial rotary motors are divided into two major categories: distributors and non-distributors. Non-distributors consist of OEM users, traders and end users. Except for the annual sales target for distributors, the sales arrangements are the same with distributors and non-distributors.

Distributors are committed to annual purchase target and entitled to a sales rebate. The Company periodically provides incentive offers to its distributors to encourage purchases. Such offers include inducement offers (e.g., offers for future discounts subject to its annual purchase target), and other similar offers. Inducement offers, when accepted by customers, are treated as a reduction to purchase price based on estimated future redemption rates. Redemption rates are estimated using the Company’s historical experience for similar inducement offers. Inducement offers are presented as a net amount in “net sales.”

Stock-Based Compensation

We record share-based compensation expense based upon the grant date fair value of share-based awards. The value of the award is principally recognized as expense ratably over the requisite service periods. We use the Black-Scholes Merton (“BSM”) option-pricing model, which incorporates various assumptions including volatility, expected life and interest rates to determine fair value. The Company’s expected volatility assumption is based on the historical volatility of Company’s stock. The expected life assumption is primarily based on the simplified method of the terms of the options. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company is required to measure the cost of the equity instruments issued in exchange for the receipt of goods or services from other than employees at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably determinable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services.

33

Stock compensation expense is recognized based on awards expected to vest.  GAAP requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, when actual forfeitures differ from those estimates.  There were no estimated forfeitures as the Company has a short history of issuing options and the actual forfeitures during the history of issuing options were minimal.

Fair Value of Financial Instruments

On January 1, 2008, the Company began recording financial assets and liabilities subject to recurring fair value measurement at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. On January 1, 2009, the Company began recording non-recurring financial as well as all non-financial assets and liabilities subject to fair value measurement under the same principles. These fair value principles prioritize valuation inputs across three broad levels. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Recent Accounting Pronouncement

In April 2010, the FASB issued ASU 2010-13, Compensation -Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial porting of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In September 2010, the FASB issued Accounting Standard Update 2010-25, Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans. This ASU clarifies how loans to participants should be classified and measured by defined contribution plans and how International Financial Reporting Standards compare to these provisions. The amendments in this update are effective for fiscal years ending after December 15 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU modified Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. For public entities, the amendments in the ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

In December 2010, the FASB issued Accounting Standard Update 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU specifies that, if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company’s adoption of this ASU did not have a material impact on its consolidated financial statements.

RESULTS OF OPERATIONS

Revenues

For the first quarter of 2011, total revenues were $103.8 million, down slightly compared to $105.5 million in the first quarter of 2010. Marginally lower sales in linear motors and specialty micro motors were partially offset by slightly higher sales in industrial rotary motors. In the linear motor product line, sales were down $0.6 million year-over-year. Lower sales volume in oil pumps (75 units in the first quarter of 2011, compared with 105 units in the first quarter of 2010, a $1.4 million decrease in sales) and in propulsion systems for coal transportation trains (a $1.4 million decrease) were largely offset by higher volumes in other linear motors. In the specialty micro motor product line, sales declined by $0.7 million. A decrease in sales volume of existing products was partially compensated by sales of new products. Rotary motor sales at Xi’an Tech Full Simo were up $1.3 million driven by higher volumes, while rotary motor sales at Weihai Tech Full Simo were down $0.7 million due to lower volumes. Sales of other products dropped $0.9 million due to lower volume.

34

The following table presents the revenue contribution by percentage for each major product line in the first quarter of 2011 in comparison with the first quarter of 2010.

	Percent of Total Revenues
Product Line	1Q11	1Q10
Linear Motors and Related Systems	18.5%	18.8%
Specialty Micro-Motors	15.0%	15.4%
Rotary Motors	65.6%	64.0%
Weihai	21.0%	21.3%
Xi’an	44.6%	42.7%
Others	0.9%	1.8%
Total	100%	100%

Net Income

The Company recorded a net income attributable to controlling interest of $10.8 million, or $0.34 per diluted share in the first quarter of 2011, compared with a net income attributable to controlling interest of $20.6 million, or $0.66 per diluted share in the same period of 2010. The net income attributable to controlling interest was 47.4% lower than in the first quarter of 2010 primarily due to the following factors:

1.	Lower gross profit margin (see section titled “Gross Profit Margin”);
2.	Higher research & development expenses (see section titled “Operating Expenses”);
3.	Higher selling, general and administrative expenses (see section titled “Operating Expenses”);
4.
Higher other expenses including expense related to change in fair value of warrant ($0.4 million and $0.2 million in the first quarter of 2011 and 2010, respectively) and net interest expense ($1.9 million and $1.6 million in the first quarter of 2011 and 2010, respectively); and

5.	Higher income tax rate (see section titled “Income Tax”).

The net profit margin (net income attributable to controlling interest as a percentage of total revenues) was 10.4% and 19.5% in the first quarter of 2011 and 2010, respectively.

Gross Profit Margin

The following table presents the average gross profit margin by product line for the three months ended March 31, 2011, compared with the same period in 2010.

	Gross Profit Margin
Product Line	1Q11	1Q10
Linear Motors and Related Systems	45.6%	59.8%
Specialty Micro-Motors	32.1%	38.2%
Rotary Motors	23.5%	25.0%
Weihai	11.7%	12.7%
Xi’an	29.1%	31.1%
Others	42.8%	41.3%
Corporate Average	29.1%	33.9%

The decline in overall gross margin was primarily due to margin decline in linear motors and specialty micro-motors. Higher raw material costs and labor costs contributed to higher cost of goods sold across all product lines. Although the Company anticipates passing on a portion of the higher costs through increased selling prices, it is expected that higher raw material prices will continue to pressure gross margin.

In linear motors, margin compression was mainly attributable to the following factors in addition to higher raw material and labor costs:

1.
Changes in product mix. Sales volume of higher margin products – oil pumps and propulsion systems for coal transportation trains – declined in the first quarter of 2011 compared with the same period a year ago, while sales volume of lower margin products increased.

2.	Lower unit selling prices for some products. In order to expand our customer base and gain market share, we lowered the selling prices for some products.

35

In the specialty micro motors, lower gross margin was primarily attributable to the following factors in addition to higher raw material and labor costs:

1.
Several new products were added compared to the first quarter of last year. New product launch generally experiences higher manufacturing costs at the start-up stage due to higher costs associated with training of workforce, more test runs, and smaller orders, which resulted in reduced production efficiency.

2.	Changes in product mix. Sales volume of existing higher-margin products declined while sales volume of new lower-margin products increased.

Gross margin in rotary motors remained relatively stable year-over-year, driven by improved manufacturing efficiency offset by higher raw material and labor costs.

Operating Expenses

Research and development (R&D) expenses increased to $3.9 million in the three months ended March 31, 2011 from $0.6 million in the three months ended March 31, 2010. As technology and R&D are the Company’s long term strategic focus, we have been making every effort to enhance our R&D projects and invest in product and technology development in order to capture additional market share and position the Company well for further growth. The $3.9 million R&D expense in the first quarter of 2011 was primarily associated with a new development project to develop an automated control system for linear servo motors. This development project was initiated in March 2010 in collaboration with a research institute. It has received extensive interest from potential customers. This project is near a successful completion and a total of $3.1 million was incurred during this quarter. We expect to launch the production of this newly developed linear servo motor during 2011.

In subsequent quarters this year, we expect R&D expenses to be lower and expect that total R&D expenses in the entire year will remain below 3% of total revenues.

Selling, general and administrative expenses (SG&A) amounted to $10.1 million and $7.4 million in first quarter of 2011 and 2010, respectively, or 9.7% and 7.0% as a percentage of each quarter’s total revenues. The year-over-year increase in SG&A primarily reflected the following contributors:

1.	Xi’an Tech Full Simo recorded $1.7 million incremental provision for bad debts in the first quarter of 2011 versus in the first quarter of 2010 reflecting the accounts receivable aging analysis.

2.
Expenses in the first quarter of 2011 related to the Going Private Proposal submitted by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang (see section titled “Recent Events”) totaled approximately $0.9 million. This amount included legal fees associated with the class action law suits (see Part II, Item 1 “Legal Proceedings”), fees associated with legal and financial advisors for the Special Committee of the Board of Directors, and other related expenses. The Company expects to recover some of the legal expenses related to the class action law suits pursuant to its insurance policy.

3.
Shipping and handling costs increased to $1.5 million from $0.8 million in the same quarter of last year. The higher shipping and handling costs were mainly attributable to higher fuel costs and further geographical expansion of our customer base.

Operating profits were $16.3 million and $27.7 million in the first quarter of 2011 and 2010, respectively, with the operating margin at 15.7% and 26.3%, respectively.

Other Income (net)

Other income remained stable at $1.1 million year over year. Other income mainly consisted of income from recycling scrap materials and selling production waste.

Interest expense (net)

Net interest expense was $1.9 million in the first quarter of 2011, compared with $1.6 million in the first quarter of 2010. Net interest expense in the first quarter of 2011 mainly included $1.9 million interest expense, $0.2 million of foreign currency transaction loss and $0.2 million interest income. Net interest expense in the first quarter of 2010 mainly included $1.1 million amortization of debt discount and debt issuance cost, $0.8 million interest expense and $0.2 million interest income.

See Note 15 for a breakdown of interest expense.

Income Taxes

The income tax provision was $4.2 million and $4.1 million in the first quarter of 2011 and 2010, respectively.

36

The corporate income tax rates in 2011 for some of our PRC subsidiaries are higher than in 2010 due to expiration of the previous preferential tax rates approved by the government. Harbin Tech Full was subject to a 10% preferential tax rate in 2010 and this preferential tax treatment expired at the end of 2010. Harbin Tech Full is in the process of applying for a new preferential income tax rate from the Chinese government. Management believes that it is highly likely that Harbin Tech Full will be approved for a 15% preferential income tax rate for 2011. However, the approval process may take six months or longer. For the first quarter of 2011, before obtaining government approval, management of Harbin Tech Full used a 25% standard income tax rate to calculate the provision for income tax. The 25% income tax rate for Harbin Tech Full has caused the provision for income tax at Harbin Tech Full significantly higher in the first quarter of 2011 than in the first quarter of 2010. The 10% preferential tax rate as opposed to the 25% standard rate resulted in a $1.6 million saving on tax in the first quarter of 2010. Shanghai Tech Full was subject to an 11% preferential tax rate in 2010 and is granted a 12% preferential tax rate in 2011. Xi’an Tech Full Simo remains at a 15% preferential tax rate in 2011. Weihai Tech Full has been subject to the standard 25% tax rate.

LIQUIDITY AND CAPITAL RESOURCES

Overview

A major factor in the Company’s liquidity and capital resource planning is its generation of operating cash flow, which is strongly dependent on the demand for our products.  This is supplemented by our financing activities in the capital markets including potential debt and equity, which support major acquisitions and capital investments for business growth.

Our liquidity position remains adequate, with $122.8 million in cash and cash equivalents as of March 31, 2011, compared with $98.8 million as of December 31, 2010. Cash provided by operating activities totaled $8.7 million in the current quarter, compared with $17.3 million in the first quarter of 2010. The decreases are mainly due to a decrease in operating earnings and an increase in cash used for inventory purchases and cash used to reduce notes receivables. Net cash provided by financing activities totaled $15.5 million, mainly from increased bank notes, partially offset by an increase in restricted cash amount required by the banks. Capital spending from operations for the current quarter was approximately $0.3 million.

At March 31, 2011, several items under our current assets and current liabilities including restricted cash, accounts receivable, inventories, advance on inventory purchase, notes payable - short term, and customer deposits changed significantly in the first quarter of 2011. The $14.4 million increases in restricted cash were due to the $28.8 million increases in short-term notes payable provided by the bank. Banks in general requires a 50% restricted cash amount to secure the notes payable. Accounts receivables decreased by $4.2 million, and $1.7 million were reserved on accounts receivable allowance. Inventories decreased by $6.7 million mainly due to reduction of inventory held in consignment. Advance on inventory purchases were increased by $6.7 million in preparation for anticipated higher production activities. Customers increased deposits by $5.4 million to secure current selling price in anticipation of an increase in future selling price.

Cash Position

As of March 31, 2011, we had cash and cash equivalents of $122.8 million. The following table provides detailed information about our net cash flow for this quarter, compared to the first quarter of 2010.

	Three Months Ended March 31,
	2011	2010
Net cash provided by operating activities	$8,728,688	$17,344,935
Net cash used in investing activities	(582,258)	(29,319,391)
Net cash provided by financing activities	15,466,000	(3,108,201)
Effect of exchange rate changes on cash	460,145	(2,637)
INCREASE (DECREASE) IN CASH	$24,072,575	$(15,085,303)

Operating Activities

The major components of cash provided by operating activities are consolidated net income (net income attributable to both controlling and non-controlling interest) adjusted for non-cash income and expense items and changes in operating assets and liabilities.

Net cash provided by operating activities was $8.7 million in the first quarter of 2011, as compared to net cash provided by operating activities of $17.3 million in the first quarter of 2010. The decrease is mainly due to decreases in operating earnings, increases in cash used for inventory purchases, and cash used to reduce notes receivable.

Investing Activities

Our main uses of cash for investing activities during the first quarter of 2011 were for equipment purchase. Capital spending by operations for the current quarter was approximately $0.3 million. Generally, capital spending in the first quarter is seasonally lower as major capital spending usually starts in the second quarter after Chinese New Year. The Company expects the capital spending to go up in the subsequent quarters of the year when we continue to invest in upgrading the manufacturing capabilities, improving production efficiency, and expanding the capacity.

37

Financing Activities

Net cash provided by financing activities totaled $15.5 million during the quarter, mainly from increased bank notes, partially offset by the increases in restricted cash required by the banks. In the first quarter of 2010, cash was used to repay debt.

On November 22, 2010, the Company entered into a Term Loan Facility Agreement, dated November 22, 2010 (the “CDB Agreement”) with China Development Bank Corporation, Hong Kong Branch (“CDB”) pursuant to which CDB has agreed to provide a USD$35,000,000 loan facility (“Facility A”) and an RMB100,000,000 loan facility (“Facility B,” and collectively with Facility A, the “Facilities”) to the Company (the loans made under Facility A shall be referred to herein as “Facility A Loans” and the loans made under Facility B shall be referred to herein as “Facility B Loans”). The Facility A Loans and the Facility B Loans shall be made pursuant to one or more borrowings from time to time during the period of time from the date of the CDB Agreement to the date falling on the expiration of six (6) months after the date of the CDB Agreement upon delivering a utilization request from the Company to CDB. Interest on Facility A Loans shall be 3% per annum plus LIBOR (as defined in the CDB Agreement). Interest on Facility B Loans shall be 2.5% per annum plus SHIBOR (as defined in the CDB Agreement). The Company is required to repay the Facility A Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan. The Company is required to repay the Facility B Loans in two (2) equal installments on (i) the date which falls twenty four (24) months after the first utilization date of any loan and (ii) the date which falls thirty six (36) months after the first utilization date of any loan.

The CDB Agreement provides that the Company may, upon not less than one month’s prior notice prepay on an Interest Payment Date (as defined in the CDB Agreement) or a Repayment Date (as defined in the CDB Agreement) all or part of any loan (but if in part, in an amount that is an integral multiple of UDS$500,000 in the case of a Facility A Loan or RMB 2,000,000 in the case of Facility B Loan). The CDB Agreement also provides that upon a Change of Control (as defined in the CDB Agreement) of the Company, CDB may, by not less than 30 days notice to the Company, cancel the Facilities and declare all outstanding loans, together with accrued interest and all other amounts to be immediately due and payable.

The Company’s obligations under the CDB Agreement are secured by a pledge of shares of common stock of the Company owned by its Chairman and Chief Executive Officer, Tianfu Yang. On November 22, 2010, Mr. Yang entered into a Security and Pledge Agreement (the “Pledge Agreement”) with CDB, pursuant to which, Mr. Yang has agreed to pledge 7,000,000 shares of common stock to CDB to secure the loans. Under the Pledge Agreement, Mr. Yang may also be obliged to pledge to CDB, under certain circumstances, additional shares of common stock owned by him and, to the extent such additional shares are not sufficient, cash.

The Company has maintained compliance with the covenants pursuant to the CDB Agreement.

Contractual Obligations

On September 8, 2006, HTFE entered into an agreement (“Land Use Agreement”) with Shanghai Lingang Investment and Development Company Limited (“Shanghai Lingang”) with respect to HTFE’s lease and use of 40,800 square meters of State-owned land in the Shanghai Zhuqiao Airport Industrial Zone (the “Site”). The term of the land use agreement is 50 years. In June 2009, the Land Use Agreement was revised with the land size increased to a total of approximately 53,000 square meters. The aggregate amount HTFE shall pay to Shanghai Lingang is approximately $6.28 million (RMB42.84 million) ("Fee"), approximately 96.8% or $6.1 million (RMB 41.56 million) had been paid as of March 31, 2011 with the balance payable in installments.

On August 25, 2010, the Company entered into an agreement with Shelton Technology, LLC.  Under the terms of the agreement, the Company is required to contribute a total of $1 million to AAG prior to December 31, 2011.

The Company enters into non-cancelable purchase commitments with some of its vendors. As of March 31, 2011 and December 31, 2010, the Company was obligated under the non-cancelable commitments to purchase materials totaling to $9,768,422 and $12,000,496, respectively. These commitments are short-term and expire within one year. The Company has not experienced losses on these purchase commitments over the years.

Off-balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Information relating to quantitative and qualitative disclosures about market risk is provided in the Company’s 2010 Annual Report on Form 10-K, which information is incorporated herein by reference. There have been no material changes in the Company’s exposure to market risk since December 31, 2010.

38

Item 4. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, regulations and related forms, and that such information is accumulated and communicated to our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, the Company conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2011, as such term is defined in Exchange Act Rules 13a-15(e) and 15d-15(e). Based on this evaluation, our principal executive officer and principal financial officer have concluded that during the period covered by this report, the Company’s disclosure controls and procedures are effective as of such date at a reasonable assurance level to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(b) Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the first quarter of 2011 covered by this Quarterly Report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

39

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

Ten shareholder class action lawsuits were filed against the Company and/or certain officers and the members of its Board of Directors (the “Board”), in connection with the October 10, 2010 non-binding proposal made by the Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang, and Baring Private Equity Asia Group Limited to acquire all of the outstanding shares of the Company’s Common Stock not currently owned by Mr. Yang and his affiliates for $24.00 per share in cash, as further described in the Schedule 13D/A and Exhibits thereto filed on October 12, 2010 (the “Proposal”). Five actions were filed in Nevada state court (Carson City, Clark County, or Washoe County); two actions were filed in Nevada federal district court; and three actions were filed in New York state court. All of the actions assert claims against the Company and/or members of the Board for allegedly breaching their fiduciary duties in connection with the Proposal, as described further below.

On or about October 19, 2010, the Company became aware that the first of the shareholder class actions had been filed against the Company and its Board members in connection with the Proposal. Plaintiffs allege, among other things, that the proposed buyout price and the process of evaluating the Proposal are unfair and inadequate. Plaintiffs seek, among other relief, to enjoin defendants from consummating the Proposal and to direct defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of the Company’s shareholders.

The Company has moved, or will move, to dismiss, transfer, or stay Plaintiffs’ actions. The Company has reviewed the allegations contained in the complaints and believes they are without merit.  The Company intends to defend the litigation vigorously.

The pending cases are listed below.

Kay Hurewitz v. Harbin Electric, Inc. et al., No. 10-OC-00489-1B (“Hurewitz”), filed in the First Judicial District Court of the State of Nevada in and for Carson City on October 13, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

Bertrand Sellier v. Harbin Electric, Inc. et al., No. 3:10-CV-00645 (“Bertrand”), filed in the United States District Court for the District of Nevada on October 13, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants. The plaintiff has filed a notice of voluntary dismissal of his action without prejudice.

Norfolk County Retirement System v. Harbin Electric, Inc. and Tianfu Yang (“Norfolk”), No. 10-35327, filed in the Supreme Court of the State of New York, Suffolk County on October 15, 2010. The complaint named the Company and Tianfu Yang as defendants.

Luis Necuze v. Harbin Electric, Inc. et al., No. A-10-627425 (“Necuze”), filed in the Eighth Judicial District Court for the State of Nevada in and for Clark County on October 15, 2010. The complaint named the Company, Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao, and Baring Private Equity Asia Group, Ltd. as defendants.

Jacqueline Elliott v. Harbin Electric, Inc. et al., No. A-10-627656-C (“Elliott”), filed in the Eighth Judicial District Court for the State of Nevada in and for Clark County on October 19, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

George Yun v. Harbin Electric, Inc. et al., No. 10-39805 (“Yun”), filed in the Supreme Court of the State of New York, Suffolk County) on October 22, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

Randolph Fisher v. Harbin Electric, Inc. et al., No. 10-OC-00498-1B (“Fisher”), filed in the First Judicial District Court for the State of Nevada in and for Carson City on October 22, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

Gerald Gould v. Tianfu Yang, No. 10-40004 (“Gould”), filed in the Supreme Court of the State of New York Suffolk County on October 25, 2010. The complaint named Tianfu Yang as a defendant.

Mark Rosen v. Harbin Electric, Inc. et al., No. 11-OC-00036-1B (“Rosen”), filed in the Second Judicial District Court for the State of Nevada in and for Washoe County on October 28, 2010. The complaint named the Company, Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao, and Baring Private Equity Asia Group, Ltd. as defendants. Plaintiff voluntarily dismissed the Company from this action and moved to transfer the action to the Eighth Judicial District Court of the State of Nevada in and for Carson City, which motion was granted.

Patrick Sweeney v. Harbin Electric, Inc. et al., No. 3:10-CV-00685 (“Sweeney”), filed in the United States District Court for the District of Nevada on November 11, 2010. The complaint named the Company and Board members Tianfu Yang, Ching Chuen Chan, Boyd Plowman, David Gatton, Yunyue Ye, and Lanxiang Gao as defendants.

The Company's motions to transfer the Carson City actions to Clark County, were granted. As a result, the Hurewitz, Fisher, and Rosen actions have been transferred to Clark County and consolidated with, Necuze and Elliott actions pending there.

40

Plaintiff Sellier voluntarily dismissed his federal district court action. The Sweeney action is the only remaining Nevada action that has not been transferred to Clark County. The Company has moved to dismiss or stay the Sweeney action, which motion is pending.

The New York actions (Yun, Gould and Norfolk) have been consolidated. Plaintiffs’ counsel thereafter filed a consolidated amended complaint naming only the Company and Tianfu Yang as defendants. The Company and Mr. Yang have moved to dismiss or, in the alternative, to stay the New York action.

Item 1A. Risk Factors

An investment in our common stock is very risky. You should carefully consider the risk factors described below before making an investment decision. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not currently foreseeable to us may also impair our business operations.

GENERAL RISKS RELATING TO OUR BUSINESS

Our rapid growth may strain our resources.

Our revenues in the first quarter of 2011 declined slightly compared to the first quarter of 2010. Our revenues increased by 91% for the year ended December 31, 2010 versus the year ended December 31, 2009, and 85% in 2009 over 2008. However, it is unlikely that we will maintain such growth in the long term and cannot assure any growth of our business for any period. Our rapid expansion will place significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively hire, train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the profits we expect.

Our debt may constrict our operations, and cash flows and capital resources may be insufficient to make required payments on our indebtedness and future indebtedness.

As of March 31, 2011, we had a $35 million loan facility and an RMB100 million (approximately $15 million) loan facility under a Term Loan Facility Agreement with China Development Bank Corporation Hong Kong Branch as lender (“CDB”). Additionally, our PRC subsidiaries had a total of approximately $30.6 million short term loans outstanding as of March 31, 2011. These loans were obtained from local PRC banks and unrelated third parties.  These obligations could have important consequences to you. For example, they could:

•	reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our ability to obtain additional financing for working capital, capital expenditures, and other general corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to sell assets to reduce indebtedness or influence our decisions about whether to do so;

•	expose us to interest rate fluctuations because the interest rates for the two loan facilities are variable; and

•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows, and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business, and other factors, many of which are beyond our control. If our cash flows and capital resources are insufficient to fund our debt obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital, restructure our debt, or declare bankruptcy. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, we may be forced to sell at an unfavorable price. We may be unable to obtain financing or sell assets on satisfactory terms, or at all, which could cause us to default on our debt service obligations and be subject to foreclosure on such loans.

Additionally, we could incur additional indebtedness in the future and, if new debt is added to our current debt levels, the risks above could intensify.

41

Covenants in the CDB Agreement may restrict our ability to engage in or enter into a variety of transactions.

The Term Loan Facility Agreement (the “CDB Agreement”), dated as of November 22, 2010, between us and CDB   as lender, contains various covenants that may limit our discretion in operating our business. In particular, we are limited in our ability to, among other things, create liens on our assets, merge, consolidate, transfer substantially all of our assets, give guarantees or indemnities, engage in any transaction that results in Mr. Yang and certain of his affiliates being the beneficial owner of less than 30% of our outstanding common stock, and engage in certain transactions that result in a change in the majority of our Board of Directors from those in office on the date of the CDB Agreement. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities.

A covenant in the CDB Agreement may cause the facility be cancelled upon 30 days notice at the discretion of the Lender.

Pursuant to the CDB Agreement, if a Change of Control of our company occurs, at the discretion of CDB, the facilities may be cancelled and all outstanding amounts under such facilities may become immediately due and payable with no less than 30 days notice.  For purposes of the CDB Agreement, a Change of Control shall be deemed to occur if (i) our chairman and chief executive officer, Mr. Tianfu Yang, ceases to be the beneficial owner, directly or indirectly, of at least thirty percent of our outstanding capital stock, (ii) we merge, consolidate, sell substantially all of our assets in a transaction other than with Mr. Tianfu Yang and certain of his affiliates, (iii) individuals who on the date of the CDB Agreement constitute our Board of Directors  (together with any  new directors  whose election  or appointment by such board or whose nomination for election by our shareholders is approved by a vote of not less than three-fourths of the directors then still in office who are either directors on the date of the CDB Agreement or whose election or nomination for election has been previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office or (iv) our shareholders approve a plan of liquidation or dissolution.

A default in our Term Loan Facility Agreement may cause CDB to foreclose on the pledge of common stock made by Mr. Yang as security for our obligations under the Term Loan Agreement, which could result in a change of control of our company.

Our obligations under the CDB Agreement are secured by a pledge of shares of common stock of the Company owned by its Chairman and Chief Executive Officer, Tianfu Yang.  On November 22, 2010, Mr. Yang entered into a Security and Pledge Agreement (the “Pledge Agreement”) with CDB, pursuant to which, Mr. Yang agreed to pledge 7,000,000 shares of common stock to CDB to secure the loans.  Under the Pledge Agreement, Mr. Yang may also be obliged to pledge to CDB, under certain circumstances, additional shares of common stock owned by him and, to the extent such additional shares are not sufficient, cash.  In the event that we were to default on the CDB Agreement and CDB were to foreclose on the shares pledged by Mr. Yang and cause such shares to be sold in order to satisfy our obligations under the CDB Agreement, this could result in a change of control of our company.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued service of the members of our senior management. The loss of the services of one or more of our key personnel could impede implementation of our business plan and result in reduced profitability. We do not carry key person life insurance on any of our officers or employees. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified technical sales and marketing customer support.

Because of the rapid growth of the economy in China, competition for qualified personnel is intense. We cannot assure you that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain qualified personnel in the future.

We depend on the supply of raw materials and key component parts, and any adverse changes in such supply or the costs of raw materials may adversely affect our operations.

One vendor provided approximately 13% of the Company’s purchases of raw materials for the three months ended March 31, 2011. The Company’s accounts payable to this vendor was $0 at March 31, 2011. No vendor accounted for more than 10% of the raw material purchases for the three months ended March 31, 2010. Any material change in the spot and forward rates could have a material adverse effect on the cost of our raw materials and on our operations. In addition, if we need alternative sources for key component parts for any reason, these component parts may not be immediately available to us. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and production of these components may be delayed. We may not be able to find an adequate alternative supplier in a reasonable time period or on commercially acceptable terms, if at all. Shipments of affected products have been limited or delayed as a result of such problems in the past, and similar problems could occur in the future. An inability to obtain our key source supplies for the manufacture of our products might require us to delay shipments of products, harm customer relationships or force us to curtail or cease operations.

42

We may experience material disruptions to our manufacturing operation.

While we seek to operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities, a material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and/or negatively impact our financial results. Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	unscheduled maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	disruptions in the transportation infrastructure including roads, bridges, railroad tracks;

•	fires, floods, earthquakes, or other catastrophes; and

•	other operational problems.

We may not be able to adequately protect and maintain our intellectual property, which could weaken our competitive position.

Our success will depend on our ability to continue to develop and market electric motor products. We have been granted 20 patents in China relating to linear motor and automobile specialty micro-motor applications. No assurance can be given that such patents will not be challenged, invalidated, infringed or circumvented, or that such intellectual property rights will provide a competitive advantage to us. The implementation and enforcement of PRC intellectual property laws historically have not been vigorous or consistent, primarily because of ambiguities in the PRC laws and a relative lack of developed enforcement mechanisms. Accordingly, intellectual property rights and confidentiality protections in the PRC are not as effective as in the United States and other countries. Policing the unauthorized use of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation will require significant expenditures of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, competitive position, business prospects and reputation. In addition, since we have chosen to secure patents only in China, we may not be in a position to protect our inventions and technology in other countries in which we sell our product, which could result in increased competition and lower pricing for our products.

RISKS RELATING TO DOING BUSINESS IN THE PEOPLE’S REPUBLIC OF CHINA

China’s economic policies could adversely affect our business.

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth in the past 30 years, it has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.

The economy of China has been changing from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing market forces for economic reform, reduction of state ownership of productive assets, and establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may harm our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business, and the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We are considered foreign persons or foreign funded enterprises under PRC laws and, as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

43

Inflation in the PRC could negatively affect our profitability and growth.

The PRC economy has experienced rapid growth. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the cost of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such policies can lead to a slowing of economic growth. Rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

PRC regulations relating to mergers, offshore companies, and Chinese stockholders, if applied to us, may limit our ability to operate our business as we see fit.

Regulations govern the process by which we may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the new regulation will require Chinese parties to make a series of applications and supplemental applications to various government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the PRC regulations, our ability to engage in business combination transactions in China through our Chinese subsidiaries has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate transactions that are acceptable to us or sufficiently protective of our interests in a transaction.

If preferential tax concessions granted by the PRC government change or expire, our financial results and results of operations would be materially and adversely affected.

Our results of operation may be adversely affected by changes to or expiration of preferential tax concessions that our Chinese subsidiaries currently enjoy. The statutory tax rate generally applicable to domestic Chinese companies is generally 25%. The PRC government provides reduced tax rates for productive foreign investment enterprises in the Economic and Technological Development Zones and for enterprises engaged in production or business operations in the Special Economic Zones.  These preferential tax rates are generally graduated, starting at 0% and increasing to the standard EIT rate of 25% over time.  Harbin Tech Full was granted a 10% preferential tax rate from 2008 to 2010 due to its located in a specially designated economic region. This 10% preferential tax rate expired on December 31, 2010. While applying for the next level of 15% preferential tax treatment, Harbin Tech Full is currently using 25% standard income tax rate until the application is approved. Shanghai Tech Full was subject to an 11% preferential tax rate in 2010 and is granted a 12% preferential tax rate in 2011. Xi’an Tech Full Simo remains at a 15% preferential tax rate in 2011. Weihai Tech Full has been subject to the standard 25% tax rate. As a result, the estimated tax savings for the three months ended March 31, 2011 and 2010 amounted to $163,133 and $3,120,440, respectively. Tax laws in China are subject to interpretations by relevant tax authorities. Preferential tax rates may not remain in effect or may change, in which case we may be required to pay the higher income tax rate generally applicable to Chinese companies, or such other rate as is required by the laws of China.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. We do not have any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

44

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

Our ability to operate in China may be harmed by changes in its laws and regulations, including those related to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations and interpretations. Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

We are subject to environmental laws and regulations in the PRC.

We are subject to environmental laws and regulations in the PRC. Any failure by us to comply fully with such laws and regulations will result in us being subject to penalties and fines or being required to pay damages. Although we believe we are currently in compliance with the environmental regulations in all material respects, any change in the regulations may require us to acquire equipment or incur additional capital expenditure or costs in order to comply with such regulations. Our profits will be adversely affected if we are unable to pass on such additional costs to our customers.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may be adversely affected.

We and our independent registered public accounting firm, in connection with management's assessment of and the audit of our internal control over financial reporting as of December 31, 2010, identified five material weaknesses in our internal control over financial reporting. The material weakness identified were attributable to Xi’an Simo, a former State-Owned-Enterprise ("SOE") the Company acquired in October 2009, which rendered our internal control over financial reporting ineffective on the consolidated level.  Despite significant improvements achieved in its internal control systems, due to its very short history of being part of a U.S. public company, large size, many subsidiaries located away from its headquarters, and limited time to integrate it with the Company, material weaknesses in its internal control over financial reporting were not completely eliminated at Xi’an Simo as of December 31, 2010. The material weaknesses identified by the management at Xi’an Simo are described below.

•
Control activities related to bank reconciliation – At Xi’an Simo, the bank reconciliation for various bank accounts were not prepared accurately which impacted the valuation and existence of the cash in bank as of December 31, 2010.

•
Control activities related to the reconciliation and classification of notes receivable – At Xi’an Simo, notes receivables endorsed as payment to third parties were not properly recorded, resulting in a discrepancy between the physical notes receivables on hand and the general ledger. Additionally, the improper classifications of transactions has impacted the completeness, and valuation of accounts payable / advance to suppliers and notes receivable balances at the year ended December 31, 2010 at Xi’an Simo.

•
Control activities related to the calculation of provision of income tax – At Xi’an Simo, due to ambiguities in the PRC tax rules, the temporary and permanent differences in tax amounts were not properly identified.

•	Control activities related to valuation of inventory allowance – At Xi’an Simo, slow moving inventories that had not been used over a year were not properly evaluated for inventory allowance.
•	Control activities related to inventory recording –– At Xi’an Simo, inventory movement between manufacturing facilities and sales entities were not timely and properly recorded on the general ledger.

A "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. We have taken measures and plan to continue to take measures to remedy these deficiencies. However, the implementation of these measures may not fully address the control deficiencies in our internal control over financial reporting. Our failure to address any control deficiency could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our common stock, may be materially and adversely affected.

45

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in the PRC.

Because most of our executive officers and several of our directors, including our chairman of the Board of Directors, are Chinese citizens, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a stockholder or group of stockholders in the United States. Also, because the majority of our assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against us in the U.S. court.

The legal system in China has inherent uncertainties that may limit the legal protections available in the event of any claims or disputes with third parties.

The legal system in China is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the central government has promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. As China’s foreign investment laws and regulations are relatively new and the legal system is still evolving, the interpretation of many laws, regulations and rules is not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit the remedies available in the event of any claims or disputes with third parties. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There can be no assurance that any agreement will be executed with respect to the Proposal made by Mr Yang, the Abax Parties and certain of their affiliates or that this or any other transaction will be approved or consummated. The absence of a proposal to acquire our common stock would likely have an effect on the market price of our common stock.

On October 10, 2010, our Board of Directors received a proposal from its Chairman and Chief Executive Officer, Mr. Tianfu Yang (“Mr. Yang”) and Baring Private Equity Asia Group Limited (“Baring”) for Mr. Yang and an investment fund advised by Baring (the "Baring Fund") to acquire all of the outstanding shares of Common Stock of Harbin not currently owned by Mr. Yang and his affiliates in a going private transaction for $24.00 per share in cash, subject to certain conditions. Mr. Yang owns 30.9% of our Common Stock. The proposal letter stated that Mr. Yang and Baring intended to form an acquisition vehicle for the purpose of completing the acquisition and that they intended to finance the acquisition with a combination of debt and equity capital. The proposal letter also stated that Goldman Sachs (Asia) LLC (“Goldman”) is acting as financial advisor to the acquisition vehicle to be formed by Mr. Yang and Baring and that Goldman had informed Mr. Yang and Baring that it is highly confident that the underwriting and arranging of commitments for the debt financing needed to complete the transaction can be done. The proposal letter further stated that the equity portion of the financing would be provided by Mr. Yang, the Baring Fund and related sources.

On October 10, 2010, our Board of Directors formed a special committee of independent directors (the “Special Committee”) to evaluate and consider this proposal and any other alternative proposals or other strategic alternatives that may be available to the Company. The public announcement of the receipt of this proposal affected our stock price.

On November 22, 2010, Mr. Yang submitted to our Board a non-binding modification letter (the “Modification Letter”) modifying the proposal presented to the Board on October 10, 2010.  The Modification Letter stated that Mr. Yang would no longer have an exclusive relationship with Baring, thereby allowing Mr. Yang to pursue alternative financing for the proposed going private transaction; and that Baring would have the opportunity (but not the obligation) to provide up to 10% of the financing for the proposed going private transaction.  The Modification Letter stated that it was the intent of Mr. Yang that the alternative financing would be in place by the time the definitive transaction agreement was executed.

Since being formed, the Special Committee has engaged legal and financial advisors.  The Special Committee’s process is ongoing and the Special Committee intends to continue with its work, including evaluating any proposal presented by Mr. Yang as well as other proposals which the Company may receive, for as long as the Special Committee, in consultation with its advisors, deems necessary.

According to a Schedule 13D/A (the “Schedule 13D/A”) filed jointly by Mr. Tianfu Yang, Hero,, Tech Full  and the Abax Parties, on May 2,2011, on April 20, 2011, Mr. Tianfu Yang and AGC (acting on behalf of certain funds it manages and/ or advises), on behalf of themselves, submitted a Proposal, to the Special Committee of the Company’s board of directors for the acquisition of all of the Publicly Held Shares through a Nevada corporation wholly owned by Tech-Full  for US$24.00 per share. According to the Schedule 13D/A, financing for the Proposed Transaction will include both debt and equity components, as well as rollover equity from certain members of the management and certain Abax Parties. AGC and Abax HK, on behalf of certain of the funds and/or entities that they manage or advise, will also provide equity and debt financing through certain such funds in connection with the Proposed Transaction, and the Abax Parties may bring in one or more additional third party investors to fund a portion of such equity and/ or debt financing.

46

With respect to the Rollover Commitments, certain members of management, including Mr. Tianfu Yang, Tianli Yang, Zedong Xu, Suofei Xu and Lanxiang Gao, have committed to roll all of their shares of Common Stock into Tech Full in connection with the Proposed Transaction. In addition, Abax Lotus and Abax Nai Xin have also committed to roll over all of their shares of Common Stock into Tech Full in connection with the Proposed Transaction.

According to the Schedule 13D/A, in connection with the Proposal, AGC and Abax HK, on behalf of certain of the funds and/or entities that they manage or advise, issued on April 20, 2011 a financing commitment letter and committed to provide equity and debt financing of an aggregate amount of up to US$63.8 million. The source of funds for such equity and debt financing will come from the investors in such funds. In addition, the Abax Parties may bring in one or more additional third party investors to fund a portion of such equity and/ or debt financing.

In addition, according to the Schedule 13D/A, on April 29, 2011, Tech Full received a debt commitment letter (the “Debt Commitment Letter”) issued by China Development Bank Corporation (“CDB”) for a US$400,000,000 term loan facility to fund the proposed purchase of the Publicly Held Shares, subject to execution of mutually acceptable definitive documents for the facility. CDB’s commitment under the Debt Commitment Letter will terminate on April 2, 2012 unless CDB receives a written confirmation prior to the expiration date.

There can be no assurance that any definitive agreement will be executed with respect to the Proposed Transaction or that this or any other transaction will be approved or consummated. The absence of a proposal to acquire our common stock, or changes in the proposal, as well as the commencement of the litigation regarding the proposal described herein in “Legal Proceedings” would likely have an effect on the market price of our common stock.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Global Select Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our stockholders’ ability to sell our common stock in short time periods, or at all. In addition, sales of substantial amounts of our common stock in the public market could harm the market price of our common stock. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future. Presently, we intend to retain all of our earnings, if any, to finance development and expansion of our business. The Indenture pursuant to which the Notes were issued prohibits us from paying any dividends on our capital stock while the Notes remain outstanding. PRC capital and currency regulations may also limit our ability to pay dividends. Consequently, the only opportunity for investors to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

Our directors and officers control approximately one third of our common stock and, as a result, they may exercise some voting control and be able to take actions that may be adverse to your interests.

Our directors and executive officers, directly or through entities that they control, beneficially owned, as a group, approximately 34.98% of our issued and outstanding common stock as of March 31, 2011. This concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders. Furthermore, our directors and officers, as a group, have the ability to significantly influence the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. This concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Subject to any applicable stockholder approval requirements imposed by the Nasdaq Stock Market, our board of directors has the authority to issue all or any part of our authorized but unissued shares of common stock. Issuances of common stock would reduce your influence over matters on which our stockholders vote.

47

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults upon Senior Securities

None.

Item 4. (Removed and Reserved)

Item 5. Other Information

Item 6. Exhibits.

The exhibits listed on the Exhibit Index are being furnished with this report.

48

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Harbin Electric, Inc.

Date: May 10, 2011	By:	/s/ Tianfu Yang
Tianfu Yang
Chief Executive Officer, Director and Chairman of the Board
(Principal Executive Officer)

Date: May 10, 2011	By:	/s/ Zedong Xu
Zedong Xu
Chief Financial Officer
(Principal Financial and Accounting Officer)

49

EXHIBIT INDEX

Exhibits:

Exhibit Number	Description	Method of Filing
31.1	Certification by the Chief Executive Officer pursuant to Rule 13a-14(a) or 15d-14(a)	Filed herewith as Exhibit 31.1.

31.2	Certification by the Chief Financial Officer pursuant to Rule 13a-14(a) or 15d-14(a)	Filed herewith as Exhibit 31.2.

32.1	Certification of the Chief Executive Officer and the Chief Financial Officer pursuant 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith as Exhibit 32.1.

50

ANNEX J

Consent of Independent Registered Public Accounting Firm

To The Board of Directors

Harbin Electric, Inc.

We consent to the incorporation by reference in this Schedule 14A Preliminary Proxy Statement (the “Proxy Statement”), and also attached as Annex H to the Proxy Statement and in the Schedule 13E-3, of our report dated March 15, 2011, relating to the consolidated balance sheets of Harbin Electric, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, which appears in the Annual Report on Form 10-K for the year ended December 31, 2010 and the related consolidated statements of income and other comprehensive income, changes in equity, and cash flows for the years then ended.

/s/ Frazer Frost, LLP

Brea, California

July 12, 2011

J-1

ANNEX K

HARBIN ELECTRIC, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2011

The undersigned stockholder of Harbin Electric, Inc., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby appoints [●] and [●], or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at [●] on [●], 2011 at [●] (local time), or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

The Board of Directors recommends that you vote “FOR” each proposal.

1.
Proposal to approve the Agreement and Plan of Merger, dated as of June 19, 2011, as it may be amended from time to time, by and among Tech Full Electric Company Limited, Tech Full Electric Acquisition, Inc., and Harbin Electric, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Proposal to approve the following non-binding resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the section entitled “Special Factors—Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
Proposal to adjourn the Company’s Special Meeting of Stockholders in order to take such actions as the Company’s Board of Directors determines are necessary or appropriate, including, without limitation, to solicit additional proxies if there are insufficient votes at the time of the Company’s Special Meeting to approve the proposal to approve the Agreement and Plan of Merger.

The proxies are also authorized to vote your shares as they deem appropriate, in their sole discretion, upon such other business as may properly be presented at the Company’s Special Meeting of Stockholders or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date: _____________, 2011

PLEASE DATE WHERE INDICATED AND SIGN ABOVE exactly as your name appears at the left, indicating, where proper, official position or representative capacity.  If shares are held jointly, each holder should sign.

K-1